    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2001



                                                      REGISTRATION NO. 333-51464

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 1



                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   4911                                  52-2154847
      (State or other jurisdiction             (Primary Standard Industrial                   (I.R.S. Employer
   of incorporation or organization)           Classification Code Number)                  Identification No.)

                                                                                  JAMES E. HAMMELMAN
                      1111 LOUISIANA                                                1111 LOUISIANA
                   HOUSTON, TEXAS 77002                                          HOUSTON, TEXAS 77002
                      (713) 207-3200                                                (713) 207-3200
    (Address, including zip code, and telephone number,        (Name, address, including zip code, and telephone number,
 including area code, of registrant's principal executive             including area code, of agent for service)
                         offices)

                                    Copy to:
                                  JOE S. POFF
                               BAKER BOTTS L.L.P.
                                ONE SHELL PLAZA
                                 910 LOUISIANA
                           HOUSTON, TEXAS 77002-4995
                                 (713) 229-1410

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act of 1933 (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
     If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                        TABLE OF ADDITIONAL REGISTRANTS

                                                                                        PRIMARY STANDARD        I.R.S. EMPLOYER
                                                           STATE OF INCORPORATION   INDUSTRIAL CLASSIFICATION   IDENTIFICATION
NAME                                                          OR ORGANIZATION              CODE NUMBER              NUMBER
----                                                       ----------------------   -------------------------   ---------------
Reliant Energy Maryland Holdings, LLC....................      Delaware                       4991                13-4052402
1111 Louisiana
Houston, Texas 77002
(713) 207-3200
Reliant Energy Northeast Management Company..............    Pennsylvania                     4991                25-1753949
1111 Louisiana
Houston, Texas 77002
(713) 207-3200
Reliant Energy Mid-Atlantic Power Services, Inc..........      Delaware                       4991                52-2175183
1111 Louisiana
Houston, Texas 77002
(713) 207-3200
Reliant Energy New Jersey Holdings, LLC..................      Delaware                       4991                22-3643596
1111 Louisiana
Houston, Texas 77002
(713) 207-3200

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2001


PROSPECTUS

                                  $727,850,000

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC

                               OFFER TO EXCHANGE

         $210,000,000                    $297,850,000                    $220,000,000
8.554% SERIES A EXCHANGE PASS   9.237% SERIES B EXCHANGE PASS   9.681% SERIES C EXCHANGE PASS
THROUGH CERTIFICATES DUE 2005   THROUGH CERTIFICATES DUE 2017   THROUGH CERTIFICATES DUE 2026
     FOR ALL OUTSTANDING             FOR ALL OUTSTANDING             FOR ALL OUTSTANDING
     8.554% SERIES A PASS            9.237% SERIES B PASS            9.681% SERIES A PASS
THROUGH CERTIFICATES DUE 2005   THROUGH CERTIFICATES DUE 2017   THROUGH CERTIFICATES DUE 2026



THE OFFER TO EXCHANGE   We are offering to exchange pass through certificates
                        registered with the Securities and Exchange Commission for a like principal amount of original pass through certificates that we previously offered in an offering exempt from the
                        SEC's registration requirements. The terms and conditions of the exchange offer are summarized below and more fully
                        described in this prospectus.

EXPIRATION DATE         5:00 p.m., New York City time, on March   , 2001.

WITHDRAWAL RIGHTS       Any time before 5:00 p.m., New York City time, on the
                        expiration date.

INTEGRAL MULTIPLES      Original pass through certificates may only be tendered in integral multiples of $1,000.

EXPENSES                Paid for by Reliant Energy Mid-Atlantic Power Holdings, LLC.

NEW CERTIFICATES        The exchange certificates will represent the same fractional undivided interest in three pass through trusts as the
                        original and outstanding certificates. The exchange
                        certificates will have the same material financial terms as the original certificates. The terms of the exchange offer are described more fully in this prospectus. The exchange
                        certificates will not contain terms relating to transfer
                        restrictions because the exchange certificates will be
                        registered securities, or to interest rate increases because those terms were effective only if an exchange offer was not consummated by May 21, 2001.


  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 27 OF THIS PROSPECTUS.

     The exchange certificates represent interests in one of three pass through trusts only and do not represent interests in or obligations of Reliant Energy, Incorporated, Reliant Energy Mid-Atlantic Power Holdings, LLC or any other affiliate of Reliant Energy, Incorporated.

     We are relying on the position of the Securities and Exchange Commission staff in some interpretive letters to third parties to remove the transfer restrictions on the exchange certificates.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE EXCHANGE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is February   , 2001.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the exchange certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

     We include cross-references in this prospectus to captions where you can find further related discussions. The table of contents on page ii provides the pages on which these captions are located.

                             AVAILABLE INFORMATION


     We have filed with the SEC a Registration Statement on Form S-4 relating to the exchange certificates. This prospectus is a part of the Registration Statement, but the Registration Statement includes additional information and also includes exhibits that are referenced in this prospectus. You can review a copy of the Registration Statement through the SEC's EDGAR (Electronic Data Gathering, Analysis and Retrieval) System that is available on the SEC's web site (http://www.sec.gov).


     After our Registration Statement becomes effective, Reliant Energy Mid-Atlantic Power Holdings, LLC will be required to file publicly some information under the Securities Exchange Act of 1934, as amended. All of these public filings will also be available on EDGAR, including annual and quarterly reports and other information. You may also read and copy all of our public SEC filings at the SEC's Public Reference Room in Washington, D.C. or at their facilities in New York and Chicago. Please call the SEC at (800) 732-0330 for further information on the operation of the public reference rooms.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION......................  i
FORWARD-LOOKING STATEMENTS.................  iii
PROSPECTUS SUMMARY.........................  1
RISK FACTORS...............................  27
USE OF PROCEEDS............................  35
THE EXCHANGE OFFER.........................  35
CAPITALIZATION.............................  45
SELECTED HISTORICAL FINANCIAL DATA.........  46
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...............................  48
REMA, REPG, RES, RERC AND RELIANT ENERGY...  53
OUR BUSINESS...............................  57
REGULATION.................................  65
MANAGEMENT.................................  73
RELATED PARTY ARRANGEMENTS.................  75
DESCRIPTION OF PRINCIPAL TRANSACTION
  DOCUMENTS................................  77
DESCRIPTION OF THE EXCHANGE CERTIFICATES...  84
DESCRIPTION OF LEASE DOCUMENTS.............  109
OUTSTANDING INDEBTEDNESS...................  125
MATERIAL UNITED STATES FEDERAL INCOME TAX
  CONSEQUENCES.............................  128
ERISA CONSIDERATIONS.......................  134
PLAN OF DISTRIBUTION.......................  136
LEGAL MATTERS..............................  137
EXPERTS....................................  137
INDEPENDENT ENGINEER.......................  137
INDEPENDENT MARKET CONSULTANT..............  137
INDEX TO FINANCIAL STATEMENTS..............  F-1
APPENDIX A -- INDEPENDENT ENGINEER'S
  REPORT...................................  A-1
APPENDIX B -- INDEPENDENT MARKET
  CONSULTANT'S REPORT......................  B-1

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that give our current expectations about future events. You will recognize these statements because they do not strictly relate to historical or current facts. These statements may use words such as "anticipate," "estimate," "expect," "project," "intend," "think," "believe," "will," "should" and other words or terms of similar meaning in connection with any discussion of our future performance. For example, we make forward-looking statements relating to future actions, future plans or performance, future expenses and the impact of the capital markets on our liquidity in the future. From time to time, we also may provide oral or written forward-looking statements in other material released to the public.

     Any or all of our forward-looking statements in this prospectus and in any other public statements we make may turn out to be incorrect. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many factors, which cannot be predicted with certainty, and some of which are beyond our control, will be important in determining our future results. These factors include

     - governmental, statutory, regulatory or administrative changes or initiatives affecting us, the guarantors, our facilities, the contracts relating to such facilities, our primary electricity markets and the United States electric industry generally

     - demand for electric capacity, energy and ancillary services in the markets served by our facilities

     - competition from other power plants, including new plants that may be developed in the future

     - the cost and availability of fuel, fuel transportation services and emissions credits for our facilities

     - the timing and extent of changes in prices of power and other commodities

     - our limited operating history as a stand-alone entity

     - the limited marketing and procurement history specific to our facilities of the affiliate of ours that is providing power marketing and fuel and emissions procurement services to us

     - the creditworthiness of our customers and other parties with whom we have contracts

     - the cost and availability of transmission capacity for the electrical energy generated by our facilities or required to satisfy power sales made on our behalf

     - general economic conditions

     - demographic changes, and

     - technological changes

     As a result of these factors, actual future results may vary materially. Also, you should note that the factors we discuss in this prospectus are those we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed above or under "Risk Factors" could also adversely affect us.

     Some of these factors and others are more fully discussed under the caption "Risk Factors."

                               PROSPECTUS SUMMARY

     This summary contains basic information about us and this exchange offer but may not contain all the information that is important to you in deciding to participate in the exchange offer. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus.

     The term "REMA" refers to Reliant Energy Mid-Atlantic Power Holdings, LLC, in its individual capacity, unless otherwise specified. The words "we," "our," "ours" and "us" refer to REMA and its subsidiary guarantors on a combined basis unless otherwise specified. The term "original certificates" refers, collectively, to the outstanding 8.554% Series A Pass Through Certificates due 2005, the outstanding 9.237% Series B Pass Through Certificates due 2017 and the outstanding 9.681% Series C Pass Through Certificates due 2026. The term "exchange certificates" refers to $727,850,000 principal amount of exchange pass through certificates that will be registered under the Securities Act and that we are offering under the exchange offer, and the term "certificates" refers to both the original certificates and the exchange certificates.

     You should carefully consider the information under "Risk Factors." In addition, we make various forward-looking statements in this prospectus that involve risks and uncertainties. Please read "Forward-Looking Statements."

                                   WHO WE ARE


     REMA is an indirect wholly owned subsidiary of Reliant Energy Power Generation, Inc., or REPG, which is in turn a direct wholly owned subsidiary of Reliant Resources, Inc. Reliant Resources, Inc., or RRI, is a direct wholly owned subsidiary of Reliant Energy, Incorporated. REPG, acting through an indirect subsidiary, acquired us from Sithe Energies, Inc. and one of its subsidiaries on May 12, 2000. The purchase price, including amounts paid for preexisting intercompany debt we owed to the subsidiary of Sithe Energies, was approximately $2.1 billion. By acquiring us, REPG effectively acquired our 21 electric power generating facilities. As of September 30, 2000, REPG had a net investment in us of approximately $209 million.


     Our headquarters and principal executive offices are located at 1111 Louisiana, Houston, Texas 77002. Our telephone number at that address is 713-207-3200.

OUR ELECTRIC POWER GENERATING FACILITIES

     Our electric power generating facilities

     - have an aggregate average net capacity of 4,262 megawatts, or MW, and are located in Pennsylvania (16 facilities with an average net capacity of 2,745 MW), New Jersey (4 facilities with an average net capacity of 1,499
       MW) and Maryland (1 facility with an average net capacity of 18 MW), in what is known as the Pennsylvania-New Jersey-Maryland, or PJM, control area and market

     - provide us with a strong presence in the PJM market, with approximately 7% of the generating capacity in the PJM control area and access to surrounding markets

     - represent a diversified grouping of generating facilities, including base-load, peaking and intermediate generation

     - include low-cost, base-load coal-fired units

     - have a diversified fuel profile, and

     - include peaking units with flexibility to use oil or natural gas

     The PJM control area is located in a region where the electric utility and power generation business is being rapidly deregulated. The PJM market is the largest centrally dispatched power exchange in North

America. The PJM market is well established and among the most developed domestic markets as a result of its fully functioning independent system operator, or ISO. The PJM ISO facilitates market liquidity for buyers and sellers of electric power and access to adjoining markets that are also rapidly deregulating.

                            THE RELIANT ENERGY GROUP

     We are members of the Reliant Energy group of companies. We show the ownership structure of the Reliant Energy group of companies below as of January 1, 2001. Please read "REMA, REPG, RES, RERC and Reliant Energy" for more information about the Reliant Energy group.

                                  [Flow Chart]
---------------

(1) Reliant Resources, Inc. has filed a registration statement for the offer and sale to the public of up to a 20% interest in that company.

(2) Held through two intermediate holding companies. Reliant Energy Northeast Holdings, Inc. owns 100% of Reliant Energy Northeast Generation, Inc., which owns 100% of REMA.

     REMA is the lessee, and its subsidiaries shown above are the subsidiary guarantors, in the lease transactions.

                                OUR ORGANIZATION

     Our facilities and other assets and our business are owned and operated by REMA and its four wholly owned subsidiaries. REMA owns and operates all the facilities located in Pennsylvania except for the leased facilities, which we operate but do not own. Reliant Energy New Jersey Holdings, LLC and Reliant Energy Maryland Holdings, LLC own and operate the facilities located in New Jersey and Maryland, respectively. Reliant Energy Northeast Management Company serves as operator of the Conemaugh and Keystone stations for us and the other co-owners of these stations. Reliant Energy Mid-Atlantic Power Services, Inc. serves as common paymaster for our employees. All four subsidiaries guarantee REMA's obligations under the lease transactions.

     The following diagram illustrates the contractual arrangements under which REPG and RES provide services to us.

                                  [Flow chart]
---------------

* Held through two intermediate holding companies. Reliant Energy Northeast Holdings, Inc. owns 100% of Reliant Energy Northeast Generation, Inc., which owns 100% of REMA.

                THE LEASED FACILITIES AND THE LEASE TRANSACTIONS

     Each exchange certificate represents an undivided interest in one of three pass through trusts. The property of each pass through trust consists solely of nonrecourse secured lease obligation notes, referred to as lessor notes, issued by three separate Delaware limited liability companies that lease interests in power generation facilities to us.

     In the lease transactions, REMA sold to and leased back from each of three owner lessors in separate lease transactions its interests in each of the following generating facilities:

     - its 100% interest in the Shawville station with an average net generating capacity of 613 MW

     - its 16.45% undivided interest in the Conemaugh station representing an average net generating capacity of 281 MW, and

     - its 16.67% undivided interest in the Keystone station representing an average net generating capacity of 285 MW

     The owner lessors funded the $1.0 billion purchase price paid to REMA for the facilities from investments in the owner lessors by owner participants and by issuing the lessor notes. Each owner lessor issued up to three lessor notes under a separate lease indenture. Each pass through trust used the proceeds of the sale of the original certificates to purchase the lessor notes issued by each of the three owner lessors bearing the same rate of interest. The noneconomic terms of the lease and indenture documentation for each lease transaction are substantially identical. For ease of discussion, the structure we describe below refers to only one of the leases and lease indentures.

     The pass through trustee will distribute the principal and interest paid periodically on the lessor notes to the certificateholders of the pass through trust in which such lessor notes are held. The owner lessor will obtain the funds to pay interest and principal on the lessor notes and to make payments to the owner participant from the rent and other payments made by REMA under the lease.

     As lessee, REMA leased each interest in the leased facilities from each owner lessor under a facility lease agreement.

     The lessor notes are secured by

     - the relevant owner lessor's interest in

      - the leased facility

      - the facility lease to REMA, including the right to receive payments of periodic rent under the lease (other than customary excepted payments reserved to the applicable owner lessor, owner participant and other participants in the lease transactions), and

      - other lease documents, including the corresponding owner lessor's interest in the facility site lease from REMA and its site sublease to REMA, but excluding the participation agreement and tax indemnity agreement, and

     - an assignment of the subsidiary guarantees and such owner lessor's interest in the collateral securing the lease obligations, which consists of (1) a pledge by REMA of its equity and any debt interests in the subsidiary guarantors and (2) credit support for the lease obligations in an amount equal to the greater of the next six months' scheduled rental payments under the lease or 50% of the scheduled rental payments due in the next twelve months under the lease.

     As a holder of certificates issued by the pass through trust that holds the lessor notes, you and the other holders have the right to direct the exercise of any enforcement rights for this collateral.

     Rent payable under the facility leases will be paid directly to the lease indenture trustees, which will first make payments on the lessor notes to the pass through trustees and then pay any remaining balance to each owner lessor for the benefit of each owner participant holding an investment in the relevant owner lessor. Bankers Trust Company acts as pass through trustee of each of the pass through trusts and as lease indenture trustee under each of the lease indentures.

     The following diagram generally illustrates the payment flows in each lease transaction among REMA, the indenture trustee, the owner lessor, the owner participant, the pass through trustee and the certificateholders. The pass through trustee for the Series C pass through trust does not own any lessor notes issued by the owner lessor of the Shawville station.

                                  [Flow Chart]

---------------

(1) Bankers Trust Company serves as the indenture trustee under each of the separate indentures for the three leased facilities.

(2) There is a separate owner lessor for each of the three leased facilities.

                               THE EXCHANGE OFFER


     On August 24, 2000, we completed an offering of $851 million principal amount of pass through certificates that was exempt from the SEC's registration requirements. Of the original amount, an aggregate of approximately $728 million remains outstanding as of January 26, 2001. In connection with the initial offering, we entered into an exchange and registration rights agreement and agreed to deliver to you this prospectus and to complete the exchange offer for each series of the pass through certificates within 270 days after the date we issued the original certificates. In the exchange offer, you are entitled to exchange your original certificates for a like principal amount of exchange certificates with substantially identical terms. You should read the discussion under the headings "-- Summary of Terms of the Exchange Certificates" beginning on page 9 and "Description of the Exchange Certificates" beginning on page 84 for further information about the exchange certificates.


The Exchange Offer.........  We are offering to exchange:

                             - $1,000 principal amount of Series A exchange
                               certificates for each outstanding $1,000 principal amount of Series A original certificates,

                             - $1,000 principal amount of Series B exchange
                               certificates for each outstanding $1,000 principal amount of Series B original certificates, and

                             - $1,000 principal amount of Series C exchange
                               certificates for each outstanding $1,000 principal amount of Series C original certificates.

                             The form and terms of the exchange certificates that we are offering are identical in all material respects to the form and terms of the original certificates, except that the exchange certificates do not contain terms relating to transfer restrictions or interest rate increases. The exchange certificates will

                             - evidence the same fractional undivided interests
                               in three pass through trusts as, and may be exchanged for, the original certificates, and

                             - will be issued under the same pass through trust
                               agreements

Procedures for Tendering
the Original
  Certificates.............  If your original certificates are held through The
                             Depository Trust Company, or DTC, and you wish to participate in the exchange offer, you may do so through DTC's automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                             - any exchange certificates that you receive will
                               be acquired in the ordinary course of your business

                             - you are not our "affiliate," as defined in Rule
                               405 of the Securities Act of 1933, or, if you are our affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable

                             - if you are not a broker-dealer, you are not
                               engaged in and do not intend to engage in the distribution of the exchange certificates, and

                             - if you are a broker-dealer that will receive
                               exchange certificates for your own account in exchange for original certificates that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange certificates

Special Procedures for
Beneficial Holders.........  If you beneficially own original certificates that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the original certificates in the exchange offer, you should contact such person or other nominee as soon as possible and instruct such person or other nominee to tender on your behalf.

Guaranteed Delivery
Procedures.................  You must tender your original certificates under the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" beginning on page 41 if any of the following apply:

                             - you cannot comply with the applicable procedures
                               under DTC's automated tender offer program prior to the expiration date

                             - you wish to tender your original certificates but
                               they are not immediately available, or

                             - you cannot deliver your original certificates,
                               the letter of transmittal or any other required documents to the exchange agent prior to the expiration date

Resales of the Exchange
  Certificates.............  Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that the exchange certificates may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

                             - you acquire any exchange certificates in the
                               ordinary course of your business

                             - you do not intend to participate in the
                               distribution of the exchange certificates

                             - you are not a broker-dealer who purchased
                               original certificates for resale under Rule 144A or any other available exemption under the Securities Act, and

                             - you are not an "affiliate," as defined in Rule
                               405 under the Securities Act, of ours

                             This prospectus may be used for an offer to resell, resale or other retransfer of exchange certificates only as specifically described in this prospectus. Only those broker-dealers that acquired the original certificates as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange certificates for its own account in exchange for original certificates, where the broker dealer acquired such original certificates as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange certificates. The letter of transmittal states that, by making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that, for a period of 90 days following the completion of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealers for use in connection with these resales.


                             In addition, any broker-dealer that acquired any of its original certificates directly from us:

                             - may not rely on the applicable interpretation of
                               the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), and

                             - must also be named as a selling certificateholder
                               in connection with the registration and
                               prospectus delivery requirements of the
                               Securities Act relating to any resale transaction


Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, March      , 2001, or such later
                             date and time to which we extend it.


Conditions to the Exchange
Offer......................  The exchange offer is not subject to any conditions other than that, in our reasonable judgment:

                             - the exchange offer does not violate applicable
                               law or any applicable interpretation of the staff of the Securities and Exchange Commission,

                             - no judicial or governmental actions or
                               proceedings relating to the exchange offer have been instituted or threatened, and

                             - no law, statute, rule or regulation has been
                               adopted or enacted that can reasonably be expected to impair our ability to proceed with the exchange offer

Withdrawal Rights..........  You may withdraw the tender of your original certificates at any time prior to 5:00 p.m., New York City time, on the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any original certificates that you tendered but that were not accepted for exchange.

U.S. Federal Income Tax
  Consequences.............  The exchange of certificates will not be a taxable event for United States federal income tax purposes. For a discussion of other United States federal income tax consequences resulting from the exchange, acquisition, ownership and disposition of the exchange certificates, please read "Material United States Federal Income Tax Consequences" on page 128.

Use of Proceeds............  We will not receive any proceeds from the issuance of exchange certificates in the exchange offer. We will pay all registration expenses incident to the exchange offer.

                               THE EXCHANGE AGENT


     We have appointed Bankers Trust Company as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:



          By Courier:               By Mail (registered or                 By Hand:
  BT Services Tennessee, Inc.    certified mail recommended):        Bankers Trust Company
   Corporate Trust & Agency       BT Services Tennessee, Inc.      Corporate Trust & Agency
           Services                   Reorganization Unit                  Services
      Reorganization Unit               P.O. Box 292737         Attn: Reorganization Department
    648 Grassmere Park Road        Nashville, TN 37229-2737        Receipt & Delivery Window
      Nashville, TN 37211                                         123 Washington Street, 1st
                                                                             Floor
                                                                      New York, NY 10006


            By Facsimile Transmission (eligible institutions only):

                                 (615) 835-3701


                             Confirm by Telephone:

                                 (615) 835-3572


                 SUMMARY OF TERMS OF THE EXCHANGE CERTIFICATES

     The exchange certificates will be substantially identical to the original certificates, except that the exchange certificates will be registered under the Securities Act and freely tradeable. The exchange certificates will not have registration rights or provisions for additional interest. The exchange certificates will evidence the same fractional undivided interests in three pass through trusts as the original certificates, and both the original certificates and the exchange certificates will be governed by the same pass through trust agreements. The following summary contains basic information about the exchange certificates. It does not contain all the information that is important to your investment decision. For a more complete description of the exchange offer, we encourage you to read this entire document and the documents to which we refer you.

Securities Offered.........  $727,850,000 aggregate principal amount of exchange pass through certificates, consisting of
                             $210,000,000 aggregate principal amount of Series A exchange certificates due 2005, $297,850,000 aggregate principal amount of Series B exchange certificates due 2017 and $220,000,000 aggregate principal amount of Series C exchange certificates due 2026.

Lessee.....................  Reliant Energy Mid-Atlantic Power Holdings, LLC.

Owner Lessors..............  The owner lessors are three Delaware limited liability companies. Wilmington Trust Company is the sole manager of each owner lessor.

Pass Through Trusts........  Each of the three pass through trusts was formed under a separate pass through trust agreement between REMA and the pass through trustee. The trustee under each pass through trust issued a separate series of certificates.

Pass Through Trust
Property...................  The property of each pass through trust consists solely of lessor notes issued on a nonrecourse basis by each of the three owner lessors in three separate lease transactions. Each owner lessor issued up to three lessor notes. The Series A and Series B trusts purchased one of the lessor notes issued by each of the three owner lessors, and the Series C trust purchased one of the lessor notes issued by two of the three owner lessors. Amounts of principal, interest and any other payments received by the pass through trustee on the lessor notes will be distributed to the certificateholders.

Interest...................  Interest will accrue on the principal amount of the lessor notes at the applicable rate per annum indicated below. Interest will be payable on the lessor notes, and payments will be made under the exchange certificates, semiannually in arrears on January 2 and July 2 of each year.

                                                          LESSOR NOTES                      INTEREST RATE
                                                          ------------                      -------------
                                       Series A...........................................     8.554%
                                       Series B...........................................     9.237%
                                       Series C...........................................     9.681%


Initial Average Life.......  The lessor notes will amortize as provided in the amortization schedules beginning on page 85. The pass through of payments on the lessor notes will result in an initial average life for each series of original certificates approximately as follows:


                                                   ORIGINAL CERTIFICATE               INITIAL AVERAGE LIFE
                                                   --------------------               ---------------------
                                       Series A.....................................        2.3 years
                                       Series B.....................................        8.1 years
                                       Series C.....................................       20.7 years

Ratings....................  Standard & Poor's Ratings Services and Moody's
                             Investors Service, Inc. have assigned ratings to the certificates of BBB and Baa3, respectively.

                             We cannot assure you, however, that a rating will not be lowered, suspended or withdrawn entirely by any rating agency if, in the rating agency's judgment, circumstances so warrant. These ratings do not represent a recommendation by the rating agencies to purchase the exchange certificates.


Ranking....................  Lease rental payments under the facility leases are the senior obligations of REMA secured by a pledge of REMA's equity ownership interests in the subsidiary guarantors and otherwise ranking at least equal in right of payment with all other unsecured and unsubordinated indebtedness of REMA.



Capitalization.............  As of September 30, 2000, substantially all of our capitalization consists of equity equal to approximately $209 million and subordinated debt due to an affiliate equal to approximately $962 million. This debt is subordinated to the payment obligations of REMA under the leases as described under "Outstanding Indebtedness -- Notes to Affiliated Entities." Payments on this debt are restricted by the covenant described in "Description of the Exchange
                             Certificates -- Covenants -- Limitations on
                             Restricted Payments and Restricted Investments."


Subsidiary Guarantors......  Each subsidiary that REMA now owns is a guarantor of the lease obligations and is referred to as a subsidiary guarantor. If REMA cannot make rental payments under the facility leases when they are due, the subsidiary guarantors will be obligated to make them. The subsidiary guarantors' obligations rank equal in right of payment with their other senior unsecured indebtedness, if any.

Collateral for the Lessor
Notes......................  The lessor notes issued by each owner lessor are secured by an assignment by such owner lessor to the applicable indenture trustee of that owner lessor's rights and interests in the following collateral:

                             - the related leased facility

                             - the related lease, including the right to receive
                               payments of periodic rent under the lease, other than customary excepted payments reserved to the applicable owner lessor, owner participant and other participants in the lease transactions

                             - the other lease documents, including the owner
                               lessor's interest in its facility site lease from REMA and its corresponding site sublease to REMA, but excluding the tax indemnity agreement and the participation agreement, and

                             - the security for the lease obligations referred
                               to below

Security for Lease
  Obligations..............  The obligations under the lease documents of REMA are secured by

                             - a pledge of its equity and any debt interests in
                               the subsidiary guarantors, and

                             - uncollateralized, irrevocable, unconditional
                               stand-by letters of credit provided by a bank or surety rated at least A- by Standard & Poor's and A3 by Moody's, or guarantees of any of our affiliates, other than the subsidiary guarantors, rated at least BBB by Standard & Poor's and Baa2 by Moody's, in either case in an amount representing the greater of the next six months' scheduled rental payments under each of the leases or 50% of the scheduled rental payments due in the next twelve months under such lease. Presently, the required amount of credit support is $120 million in the aggregate for all the leases.

No Cross-Collateralization
of Lessor Notes or Cross
  Default Provisions.......  The lessor notes issued by one owner lessor are not cross-collateralized with, or generally
                             cross-defaulted to, the lessor notes of any other owner lessor. The covenants under each set of lease documents are identical except that

                             (1) we provide separate credit support as security
                                 for each lease, and


                             (2) some facility specific covenants, such as
                                 maintenance and insurance, relate to the applicable facility interest being leased.


                            As a result, an event of default under one lease indenture will not, by itself, trigger an event of default under any other lease indenture. However, REMA must make lease payments pro rata without preference to any lease.

Subordinated Working
Capital Facility...........  REMA has entered into an irrevocably committed subordinated working capital facility with an affiliated entity, Reliant Energy Northeast Holdings, Inc., or RENH. RENH will fund REMA's drawings under this facility through borrowings or equity contributions irrevocably committed to RENH by Reliant Energy Resources Corp., or RERC, or another entity rated at least Baa2 by Moody's and BBB by Standard & Poor's. REMA may borrow under this facility in amounts necessary to achieve a pro forma coverage ratio of at least 1.1 to 1.0 to pay operating expenditures, senior indebtedness and rent, but excluding capital expenditures and subordinated indebtedness. In addition, RENH must make advances to REMA and REMA must obtain such advances under such facility up to the maximum available commitment in amounts necessary to permit us to achieve a pro forma coverage ratio of at least 1.1 to 1.0 at the time rent under the leases is due. As of January 31, 2001, the amount available under each of the subordinated working capital facility and the related RENH facility was $120 million with no outstanding balances. The amount available under the facility declines to $0 in 2011. Please read "Outstanding Indebtedness -- Subordinated Working Capital Facility."


Option to Terminate Leases
and Mandatory Redemption of
  Lessor Notes.............  A lease may be terminated before its scheduled expiration under some circumstances. If it is, the lessor notes related to such lease will be subject to mandatory redemption unless assumed as described below, and any redemption proceeds received by the pass through trustees will be distributed to you. The terms of the leases require REMA to pay amounts adequate to make such payments on the lessor notes.

     Mandatory Redemption
     Without Make Whole
     Premium...............  All lessor notes outstanding under the relevant lease indenture will be redeemed, in whole but not in part, at the principal amount of such notes, plus all accrued and unpaid interest on such notes, but without any premium, upon the receipt by the indenture trustee of any amount under any of the following circumstances:

                             - REMA exercises its right to terminate a lease of
                               a facility if its management committee determines in good faith that such facility has become economically or technologically obsolete as a result of

                               - a change in law, regulation or tariff of
                                 general application, or

                               - the imposition by any governmental entity of
                                 any conditions or requirements upon the
                                 continued effectiveness or renewal of any license or permit required for the operation or ownership of such facility


                             - termination of a lease of any facility upon the
                               occurrence of an event of loss under the lease for which REMA does not elect to rebuild the damaged facility or, in the case of a regulatory event of loss (as described beginning on page
                               111), unless REMA assumes the applicable lessor notes and purchases the owner lessor's interest in the affected facility


                             - REMA exercises its right to terminate the lease
                               of a facility if a change in law causes it to become illegal for REMA to continue such lease or to make payments under such lease and the transactions contemplated by such lease cannot be restructured to comply with such change in law, unless REMA assumes the applicable lessor notes and purchases the owner lessor's interest in the affected facility

                             - REMA exercises its right to terminate a lease of
                               a facility if

                               - one or more events outside its control occurs
                                 that gives rise to indemnity obligations by it under the lease documents, such event, together with the event in the preceding bullet point, referred to as a burdensome event

                               - such indemnity obligations can be avoided if
                                 REMA terminates such lease and the owner lessor sells the applicable leased facility, and

                               - the present value of such avoided payments
                                 would exceed 3% of the original purchase price of the applicable leased facility unless REMA assumes the applicable lessor notes and purchases the owner lessor's interest in the affected facility.

     Mandatory Redemption
     With Make Whole
     Premium...............  If REMA exercises its right to terminate a lease of a facility, other than in the circumstances described above for such facility, all lessor notes outstanding under the related lease indenture will be redeemed, in whole but not in part, at the principal amount of such notes, plus all accrued and unpaid interest on such notes, plus a make whole premium. The make whole premium will be equal to the discounted present value of all remaining principal and interest payments scheduled to become due on the lessor notes, less the outstanding principal amount of the lessor notes being redeemed. Such present value will be determined on the basis of a discount rate equal to the sum of
                             (1) a treasury rate, plus (2) 50 basis points (0.50%).

                             REMA may terminate a lease of any facility only upon a determination by its management committee that such facility is

                             - economically or technologically obsolete for any
                               reason (other than (1) a change in law,
                               regulation or tariff of general application or
                               (2) imposition by any governmental entity of any conditions or requirements upon the continued effectiveness or renewal of any license or permit required for the operation or ownership of such facility that renders such facility economically or technologically obsolete)

                             - surplus to its needs, or

                             - no longer useful in its trade or business

Optional Redemption........  The lessor notes outstanding under a lease indenture may be redeemed, in whole or in part, at the principal amount of such notes, plus all accrued and unpaid interest, plus a make whole premium as described in "Mandatory Redemption With Make Whole Premium" above.

Assumption of Lessor
Notes......................  In some situations, the lessor notes issued by each owner lessor may be assumed by the owner participant of that owner lessor or by the lessee.

     Assumption by Owner
Participant................  If a lease indenture event of default occurs as a result of a lease event of default, the owner participant of the related owner lessor will have the right to assume on a recourse basis the lessor notes issued under the related lease indenture. The assumption right can be exercised only by an owner participant that is a direct or indirect wholly owned subsidiary of PSEG Resources Inc., currently a subsidiary of Public Service Enterprise Group. This right is also conditioned on

                             - the exchange certificates being rated, after
                               giving effect to the assumption, at least BBB+ by Standard & Poor's and Baa1 by Moody's

                             - the cure of all monetary defaults under the
                               applicable lease documents, and

                             - the delivery by the owner participant of
                               documents containing covenants equivalent to those in the lease documents

     Assumption by
     Lessee................  REMA, as lessee, has the right to purchase an owner lessor's interest in a leased facility, terminate the related lease and assume the lessor notes related to such facility on a recourse basis if a regulatory event of loss or a burdensome event occurs.

Change of Control..........  A change of control constitutes an event of default under each lease. If a change of control occurs, the indenture trustees may exercise specified rights and remedies, including an acceleration of the lessor notes. If an indenture trustee accelerates the applicable lessor notes, a change of control premium equal to 1% of the principal amount of the notes will be payable by REMA.

                             The term "change of control" means the consummation of any transaction or series of related transactions the result of which is that any person or group other than

                             - Reliant Energy or any successor to Reliant Energy
                               by reason of merger, consolidation or transfer of all or substantially all of its assets

                             - any person who becomes a beneficial owner of more
                               than 50% of the voting power of Reliant Energy or any person described in the immediately preceding bullet point, or

                             - any direct or indirect subsidiary of Reliant
                               Energy or any other person described in the two preceding bullet points becomes the beneficial owner of more than 50% of REMA's voting power, or acquires, by contract or otherwise, the power to direct or cause the direction of REMA's management or policies. However, a change of control will be deemed not to have occurred if both Moody's and Standard & Poor's confirm that the then current ratings of the exchange certificates will not be lowered as a result of these events.

                             For purposes of this change of control provision, the test for a change of control will cease to refer to Reliant Energy and will instead refer to the entity that satisfies the first bullet point below, if

                             - the unsecured, senior long-term debt of REPG, or
                               of any person that directly or indirectly owns beneficially 100% of the voting stock of REPG (other than Reliant Energy), is rated at least Baa2 by Moody's and BBB by Standard & Poor's

                             - the common equity of REPG or of the person that
                               directly or indirectly owns beneficially 100% of the voting stock of REPG (other than Reliant Energy) is listed for trading on a national securities exchange or quoted on an automated quotation system of a registered securities association

                             - RES and each other subsidiary of Reliant Energy
                               that is a party to a procurement and marketing agreement or a support services agreement with us is or becomes a direct or indirect wholly owned subsidiary of REPG or such person, and

                             - REPG or such other person beneficially owns
                               directly or indirectly 100% of the voting stock of REMA

Covenants..................  The terms of the lease documents relating to the lease transactions require us to, among other things

                             - provide financial statements, default notices and
                               other notices to each pass through trustee

                             - maintain our existence and property

                             - maintain our tax status

                             - comply with applicable laws and contractual
                               obligations

                             - maintain insurance coverage, and

                             - cause future REMA subsidiaries that are not
                               designated as unrestricted subsidiaries to become subsidiary guarantors

                             The terms of the lease documents restrict our ability to, among other things:

                             - incur additional indebtedness

                             - make distributions, payments and investments,
                               unless and until lease obligations have been guaranteed as described below

                             - incur liens on our property or pledge our assets

                             - engage in mergers, consolidations and sales of
                               assets

                             - assign the leases and the leased facilities as
                               described below

                             - sublease the leased facilities

                             - enter into some types of transactions with
                               affiliates

                             - enter into agreements that would impose
                               restrictions on subsidiaries of REMA to make payments or loans to REMA, and

                             - engage in businesses other than the generation
                               and sale of energy, capacity and ancillary services from our current generating facilities or other nonnuclear power generation facilities in the United States and incidental activities

                             These restrictions are subject to a number of important qualifications and exceptions that are described under "Description of the Exchange Certificates -- Covenants." In particular, the covenant restricting distributions, payments and investments will be suspended if

                             - any direct or indirect domestic parent of REMA
                               that has as one of its principal businesses wholesale generation of electricity guarantees the lease obligations, and

                             - at the time such guarantee is executed and
                               delivered,

                               - the long-term unsecured debt of such guarantor
                                 is rated at least BBB by Standard & Poor's and Baa2 by Moody's

                               - the sum of such guarantor's common
                                 shareholders' equity and subordinated
                                 indebtedness owed to affiliates, other than its subsidiaries or REMA, is at least $2 billion, and

                               - after giving effect to such guarantee and the
                                 suspension of such covenant, each of Standard & Poor's and Moody's confirms its then-current rating for the exchange certificates

Assignments................  In some circumstances, REMA may assign its interest in all the leases or in the lease relating to the Keystone station or the Conemaugh station. Any such assignment must be to a person that

                             - assumes REMA's lease obligations

                             - has, directly or through a guarantor of the
                               assigned lease obligations, a tangible net worth of at least $750 million, and

                             - is, or its operating and maintenance obligations
                               under the applicable leases are, guaranteed by or contracted to be performed, by an experienced, reputable operator of coal-fired electric generating facilities

                             In addition, assignments will be conditioned upon

                             - in the case of an assignment of all of REMA's
                               interest in all of the leases, the leased facilities and the other lease documents,

                               - Moody's and Standard & Poor's both confirm that
                                 the assignment will not result in a downgrade of the then current credit rating of the exchange certificates, and

                               - the exchange certificates are rated at least
                                 Baa2 by Moody's and BBB by Standard & Poor's

                             - in the case of assignments of the interests of
                               REMA in the Keystone station or the Conemaugh station and the related leases and other lease documents

                               - concurrently with the assignment, the
                                 then-existing exchange certificates must be exchanged for new classes of exchange certificates, which will represent (1) undivided interests in lessor notes relating to the assigned lease or leases and (2) undivided interests in lessor notes relating to the nonassigned lease or leases

                               - Moody's and Standard & Poor's both confirm that
                                 the assignment will result in a credit rating for all classes of new exchange certificates being at least one level above the then current rating of the existing exchange certificates, and

                               - all classes of the new exchange certificates
                                 are rated at least as high as the initial ratings by each of Moody's and Standard & Poor's of the exchange certificates

                             Please read "Description of Lease Documents -- The Leases -- Lease Assignment."

Governing Law..............  The laws of the State of New York govern the pass through trust agreements, the certificates, the lessor notes and the lease indentures except to the extent the laws of Pennsylvania are mandatory.

Indenture and Pass Through
  Trustee..................  Bankers Trust Company acts as pass through trustee, paying agent and registrar for the certificates issued by each pass through trust. Bankers Trust Company also acts as the indenture trustee for the lessor notes.

ERISA Considerations.......  Subject to the conditions described in this prospectus under "ERISA Considerations," the certificates may be purchased by any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code.

Risk Factors...............  Investing in the exchange certificates involves risks, including risks related to the uncertainties associated with the competitive market in which we operate, the structure of the lease transactions and the operation of our generation facilities. A description of these risks begins on page 27.

                  SUMMARY OF THE INDEPENDENT ENGINEER'S REPORT


     S&W Consultants, a division of Stone & Webster, Inc., our independent engineer, prepared an independent engineer's report dated August 4, 2000, a copy of which is attached as Appendix A to this prospectus. Stone & Webster is an international engineering and consulting firm with expertise in the electric power industry. The independent engineer's report contains a description of the electric power generating facilities owned or leased by us, which we refer to as the "facilities" in this section, and the findings of an independent engineering assessment of the facilities. The independent engineer has not updated its report since August 4, 2000.


     The independent engineer's report includes Stone & Webster's independent technical assessment of our electric power generating facilities, based on a review of the available technical data, and presents their findings and conclusions regarding the following:

     - condition assessment of the facilities

     - facility performance

     - operating and maintenance program and expenses

     - environmental issues relating to the future operation and maintenance of the facilities, and

     - the pro forma financial projections of cash flows and fixed charge coverage ratios, or FCCRs, under base case and sensitivity assumptions (collectively referred to as the "financial projections")

     The independent engineer performed the following tasks:

     - reviewed the facilities' performance

     - reviewed the facilities' technical condition

     - reviewed the environmental site assessment documents

     - reviewed the operation and maintenance programs

     - reviewed the applicable transition power agreements, and

     - developed the financial model


     Set forth below are the principal findings and conclusions that the independent engineer reached regarding the facilities. For a complete understanding of the assumptions upon which these findings and conclusions were based, the independent engineer's report should be read in its entirety. On the basis of the independent engineer's review and the assumptions set forth in the independent engineer's report, the independent engineer opined, as of the date of such opinion, that


     - There are 21 facilities with an average combined generation capacity of 4,262 MW provided by 19 steam units, five hydroelectric units, 11 diesel units, 39 simple cycle units and four combustion turbines and one steam turbine in combined cycle configuration. The Keystone and Conemaugh stations are in very good condition, the Sayreville, Warren, and Seward stations are in fair to good condition and the remaining units are in good condition. The facilities have been constructed, operated and maintained according to good utility practice. They should operate as projected provided they are operated and maintained in accordance with good industry practice. The independent engineer believes we have proven experience in operating power plants.

     - The facilities are fully permitted and appear to be in material compliance with their permits. We have developed a plan to address the impacts of environmental compliance for the implementation of existing and for anticipated regulation. The compliance plan includes a combination of capital expenditures for unit modification and emission credit purchases.

     - REMA and its subsidiaries owning facilities in New Jersey and Maryland, directly or through REMA's wholly owned subsidiary Reliant Energy Northeast Management Company, will operate the facilities (in the case of the Conemaugh and Keystone stations, the operating agreements expire December 31, 2002, and future operations will be sent out for bid). The projected staffing levels are well suited for the competitive market.

     - The project agreements, including the acquisition agreement and transition power purchase agreements, are technically reasonable.

     - The facilities' operations and maintenance, or O&M, and major maintenance budgets appear reasonable and adequate to meet our maintenance and performance objectives, excluding any catastrophic failures.

     - The overhaul schedules developed by REMA are prudent and consistent with forecasted operations. The overhaul and capital expenses forecasted in the financial model are adequate to support the continued operation of the facilities through the remaining life projected by REMA.

     - Based on the independent engineer's review, there are no existing conditions that would preclude the operation of the facilities through the remaining life assumed by REMA assuming the continuation of condition assessments, maintenance and capital improvement programs as shown in the financial projections.

     - The independent engineer reviewed and provided data that was used as inputs to the independent market consultant's market simulation model. The key input data, such as claimed capacity, scheduled and forced outage rates and heat rate were reasonable and were consistent with recent historic experience.

     - The projected performance of the facilities, as measured by the annual capacity factors projected by the independent market consultant, is consistent with recent historical performance. The facilities should be technically able to perform at the levels projected by the independent market consultant until the expected retirement dates.

     - The technical assumptions assumed in the financial projections are reasonable and are consistent with the agreements. The financial model fairly presents, in the independent engineer's judgment, projected revenues and projected expenses under the base case assumptions. Therefore, the financial projections are a reasonable forecast of the financial results under the base case assumptions.


     - The projected revenues are sufficient to pay the annual operating and maintenance expenses (including provisions for major maintenance), other operating expenses and fixed charges (excluding payments that are subordinated to fixed charge obligations) based on the independent engineer's studies and analyses and the assumptions set forth in the independent engineer's report. The average FCCR for the term of the certificates is 6.34x. The minimum FCCR beginning with the first full year over the term of the certificates is 2.12x, which occurs in the year 2001.


     Due to uncertainties necessarily inherent in relying on assumptions and projections, you should anticipate that actual operating results may differ, perhaps materially, from those assumed and described in the independent engineer's report. To demonstrate the impact of changes in some circumstances on the financial projections, the independent engineer developed and performed several sensitivity analyses using the pro forma financial model by increasing the heat rates, increasing the O&M expenditures, increasing the capital expenditures and lowering the capacity factors, each as outlined below:


     - Increased Heat Rates. The heat rate for each of the units was increased by 10%, which increased fuel expenses. The market model was not rerun to develop new electricity generation and market prices based on the 10% higher heat rates. The resulting average FCCR over the term of the certificates is 5.92x and the minimum FCCR, beginning with the first full year over the term of the certificates, is 1.99x, which occurs in the year 2001.


     - Increased O&M Expenditures. The annual labor, fixed O&M, variable O&M, overhaul, and other O&M expenses were increased by 10%. The resulting average FCCR over the term of the certificates is 6.06x and the minimum FCCR, beginning with the first full year over the term of the certificates, is 2.05x, which occurs in the year 2001.



     - Increased Capital Expenditures. The annual capital expenditures for each of the units were increased by 10%. The resulting average FCCR over the term of the certificates is 6.25x and the minimum FCCR, beginning with the first full year over the term of the certificates, is 2.10x, which occurs in the year 2001.



     - Lower Capacity Factors. The annual electricity generation and fuel expenses for each of the units were decreased by 10%. The market model was not rerun to develop new energy prices based on the 10% lower generation. The 10% lower capacity factors resulted in an average FCCR over the term of the certificates of 5.24x and the minimum FCCR, beginning with the first full year over the term of the certificates, is 1.80x, which occurs in the year 2001.


     In addition, the sensitivity of the facilities to macroeconomic changes was assessed. These case scenarios were taken from the independent market consultant's sensitivity forecasts.


     - Asset Overbuild Case. The independent market consultant prepared new projections with additional electric generation capacity coming on-line over that which was assumed in the base case projections as well as continued operation of all nuclear plants. In this scenario, an additional 12,447 MW of merchant capacity comes online by 2003 in the PJM market and the Northeast Power Coordinating Council in addition to the 8,147 MW of confirmed new merchant capacity that is reflected in the base case. Using these projections in the financial model results in an average FCCR over the term of the certificates of 5.62x. The minimum FCCR, beginning with the first full year over the term of the certificates, is 1.78x, which occurs in the year 2001.



     - Lower Fuel Prices. The independent market consultant prepared new projections based on lower oil and gas prices than those used in the base case projections. The base case 1999 gas and oil prices are reduced by $0.50/mmBtu with escalation remaining unchanged (coal prices are not changed). Using these projections in the financial projections results in a lower average FCCR over the term of the certificates of 4.15x. The minimum FCCR, beginning with the first full year over the term of the certificates, is 1.82x, which occurs in the year 2001.


                       BASE CASE AND SENSITIVITY SUMMARY

                                                                  MINIMUM        AVERAGE
                                                                   FCCR           FCCR
                                                                (2001-2026)    (2000-2026)
                                                                -----------    -----------
Base Case...................................................       2.12           6.34
Increased Heat Rates........................................       1.99           5.92
Increased O&M Expenditures..................................       2.05           6.06
Increased Capital Expenditures..............................       2.10           6.25
Lower Capacity Factors......................................       1.80           5.24
Asset Overbuild Case........................................       1.78           5.62
Lower Fuel Prices...........................................       1.82           4.15

             SUMMARY OF THE INDEPENDENT MARKET CONSULTANT'S REPORT


     PA Consulting Group, formerly PHB Hagler Bailly, Inc., our independent market consultant, prepared an independent market consultant's report dated May 5, 2000, a copy of which is attached as Appendix B to this prospectus. The independent market consultant has not updated its report since May 5, 2000.


     In the preparation of the independent market consultant's report, which we refer to as the "power market report," and the opinion contained in the power market report, the independent market consultant made the following qualifications about the information contained in its report and the circumstances under which the report was prepared:

     - some information in the report is necessarily based on predictions and estimates of future events and behaviors

     - such predictions or estimates may differ from that which other experts specializing in the electricity industry might present

     - actual results may differ, perhaps materially, from those projected

     - the provision of the power market report does not obviate the need for potential investors to make further appropriate inquiries as to the accuracy of the information included in the power market report, or to undertake an analysis of their own

     - the power market report is not intended to be a complete and exhaustive analysis of the subject issues, and therefore will not consider some factors that are important to a potential investor's decision making, and

     - the independent market consultant and its employees cannot accept liability for loss, whether direct or consequential, suffered in consequence of reliance on its report, and nothing in the power market report should be taken as a promise or guarantee as to the occurrence of any future events

MARKET CHARACTERISTICS

     The United States is currently experimenting with a variety of regional market structures. Some regions currently have fixed reserve margin requirements coupled with capacity markets, while others implicitly price capacity through on-peak energy prices, ancillary service prices and bilateral option contracts. In addition, some regions have developed bid-based markets for the provision of energy, ancillary services and/or capacity, while others continue to rely on bilateral contracts. It is not clear which model will eventually become more widespread. Nevertheless, in both types of markets, new generating capacity will be developed based on the revenue streams determined through competition. While the type of market in place in a given region will determine the composition of the revenue streams and will affect the mix and timing of new generating units, the financial return on new assets is likely to be similar in both types of markets, as generators seek to cover their total going-forward costs. The PJM market has developed as a bid-based market.

     The Northeast power markets are undergoing profound change. Many of the vertically integrated utilities are divesting their generation assets, and power pools (such as the PJM market, the New York Power Pool and the New England Power
Pool) are changing as well. Historically, these pools were formed to obtain the benefits of economic efficiency and reliability through coordinated planning and operation. Independent system operators with both system operations and market operations functions are replacing the pools. Through the creation of the new market institutions, the market participants intend to create an open and competitive market where a large number of buyers and sellers of generation services will be able to transact business.

FORECASTING METHODOLOGY

     The following is PA Consulting Group's description of its forecasting methodology.

     PA Consulting Group employs its proprietary market valuation process, MVP(SM), to estimate the value of electric generation units based upon the level of energy prices and their volatility. MVP(SM) is a three-step process. The first step is to conduct the "fundamental analysis" to examine how the level of prices responds to changes in the fundamental drivers of supply and demand. The next step uses the results of the first step, but puts a real market price shape on the price levels and characterizes the volatility in prices. The third step examines how the generation unit responds to those prices and derives value from operational decisions.

     Note that MVP(SM) does not replace the fundamental analysis of market drivers of supply and demand through a production cost model. The production-cost model provides insights into the fundamental drivers (such as fuel prices, demand, entry and exit) that a volatility analysis cannot address. MVP(SM) integrates the two approaches to create a better estimate of the value of a generating unit by accounting for volatility effects and changes in the fundamental drivers of electricity prices.

     Volatility analysis takes into account the annual trend of prices (from a fundamental approach), and the patterns and fluctuations exhibited in the marketplace.

     MVP(SM) uses a real options approach to value electric generating capacity, and thereby captures the value of price volatility. An electric generating unit can be viewed as a strip of European call options on the spread between electricity prices and the variable cost of production (which is largely fuel). Unlike most option analyses, however, a generation unit does not have perfect flexibility to adjust to the price-cost spread. A generation unit may have costs that must be incurred to start up, as well as constraints on its operation that may limit its ability to capture margins when the spread is positive (price is greater than variable cost) or avoid losses when the spread is negative (variable cost is greater than price). Hence, the second step of MVP(SM) focuses on the ability of a generation unit to capture margins, given its cost structure and constraints on operation.

     PA Consulting Group's fundamental model, which is a driver of the volatility model, forecasts two price streams:

     - energy based upon a production-cost model with price set to marginal cost in each hour, and

     - compensation for capacity, which represents the additional margin necessary to keep an economic amount of capacity in the market

     PA Consulting Group uses a detailed chronological production-costing model to simulate energy price formation in the market area of interest. From the energy price analysis, PA Consulting Group determines the energy margin (price minus variable cost) attributable to each generating unit in the market. These margins, along with estimates of "going-forward costs" (fixed costs, such as fixed operation and maintenance, property taxes, employee benefits and incremental capital expenditures), are used in PA Consulting Group's Capacity Market Simulation Model to predict the additional margins related to the provision of capacity.

     Compensation for capacity may take many forms. Payments could be in the form of a capacity price arising from a capacity market, a regulated payment fee, bilateral contracts, payments by the independent system operators for ancillary services or in the form of prices above the marginal cost of the price-setting plant. Regardless of the form, compensation for capacity will be set to retain an amount of generation capability available in the market. Ultimately, the sum of the compensation for capacity and the market price for energy will reflect what customers are willing to pay for reliability.

KEY ASSUMPTIONS

     In developing its capacity and energy market price forecasts for the Northeast and the PJM markets, the independent market consultant made some assumptions related to those markets, including assumptions relating to

     - demand growth

     - fuel prices, and

     - capacity additions

Each of these assumptions is described in detail in the independent market consultant's report, as well as the input assumptions used in its volatility analyses. The following discussion describes some key assumptions used by the independent market consultant in arriving at its forecasts of capacity and energy prices.

     Demand. The PJM market peak demand is forecasted to grow at an average annual growth rate of approximately 1.6% from 2000 through 2020.

     Fuel prices. Forecasts for natural gas and oil use a consensus fuel price forecast derived from published fuel price forecasts. Table 1 summarizes the fuel price forecasts used in the base case for the PJM East, West and Central regions where our facilities are located.

                                    TABLE 1

                  DELIVERED FUEL PRICES IN PJM (1999 $/MMBTU)

FUEL                                                          2000   2005   2010   2015   2020
----                                                          ----   ----   ----   ----   ----
Natural Gas-PJM East........................................  2.81   2.87   2.99   3.06   3.31
Natural Gas-PJM West........................................  2.72   2.79   2.91   3.00   3.25
Natural Gas-PJM Central.....................................  2.77   2.83   2.95   3.03   3.28
Fuel Oil No. 2-PJM East.....................................  3.87   4.28   4.57   4.74   4.98
Fuel Oil No. 2-PJM West.....................................  3.84   4.25   4.54   4.72   4.95
Fuel Oil No. 2-PJM Central..................................  3.82   4.24   4.53   4.70   4.93
Fuel Oil No. 6-PJM East.....................................  2.52   2.73   2.86   2.91   2.99
Fuel Oil No. 6-PJM West.....................................  2.43   2.64   2.77   2.82   2.90
Fuel Oil No. 6-PJM Central..................................  2.41   2.62   2.75   2.80   2.88

     Capacity additions. Based on assessments of the status of announced plants, the independent market consultant has estimated operational capacity additions of 8,147 MW in the PJM market and the Northeast Power Coordinating Council by 2003. After that time, capacity additions are based on the results of modeling and simulation of developer's decisions. In the base case presented in the power market report, 22,855 MW of new capacity is added in the PJM market from 2003 through 2020, and 7,529 MW is retired.


     Results and Conclusions. Using the assumptions contained in its report, the independent market consultant developed a "base case" for each region that reflects its best assessment of future market conditions. It should be recognized that this base case will vary to the extent the input assumptions change, and such assumptions should be reviewed with the same rigor as the resulting forecast. In addition to the base case, the independent market consultant developed two sensitivities as outlined below:


     - "Low Fuel Price Case," which tests the sensitivity of the market price forecasts to lower gas and oil prices represented as a $0.50/MMBtu reduction in the 1999 gas and oil prices with escalation remaining unchanged (coal prices are not changed).

     - "Overbuild Case," which tests the sensitivity of the market price forecasts to an exuberance of merchant plant development as well as continued operation of all nuclear plants. In this scenario, an additional 12,447 MW of merchant capacity comes online by 2003, in addition to the 8,147 MW of confirmed new merchant capacity that is reflected in the base case.

     The all-in market price combines the energy price with the price received by generators for other relevant generation services and energy products in the market. The all-in price reflects the independent market consultant's estimate of the total market price that generators will recover in PJM East, PJM West and PJM Central. The all-in price results of the study are summarized in Figures 1, 2 and 3.

                                    FIGURE 1

                    PJM EAST ESTIMATED ALL-IN PRICE FORECAST

                                    [GRAPH]

                                    FIGURE 2

                    PJM WEST ESTIMATED ALL-IN PRICE FORECAST

                                    [GRAPH]

                                    FIGURE 3

                  PJM CENTRAL ESTIMATED ALL-IN PRICE FORECAST

                                    [GRAPH]

     The dispatch curve below represents the projections by the independent market consultant of the annual average marginal dispatch cost of our facilities for the year 2000 as compared to the other generators in the PJM market. The curve portrays the diversity of our portfolio.

                                 DISPATCH CURVE
                                   PJM MARKET
                                      2000

                     [DISPATCH CURVE PJM MARKET 2000 GRAPH]

CONCLUSIONS

     Power markets throughout the United States are presently undergoing fundamental change. Market structures are changing to support the introduction of a more competitive environment in the power generation industry. Power pools are being replaced by independent system operators with both system operations and market operations functions. Through the creation of the new market institutions, participants intend to create efficient power markets where buyers and sellers of generation services will be able to transact business with greater speed.

     In this new environment the nature of electricity pricing, and consequently revenue generation, is shifting away from administered regulation and toward market mechanisms driven by competition. The expected increase in price volatility and related risks associated with these new markets presents both tremendous upside and downside potential for some generators. In response to these changes, many vertically integrated utilities are reexamining their business model and adjusting their generation asset portfolios. A select group of these utilities have adopted a diverse approach in assembling generation asset portfolios that take advantage of market opportunities. These portfolios are being assembled through utility mergers, new construction and through the acquisition of assets divested from producers partially or completely exiting the generation business. These portfolios, like our portfolio, offer decreased risk, as they portray fuel and unit diversity.

                                  RISK FACTORS

     In addition to the information contained elsewhere in this prospectus, you should carefully consider the following risk factors in evaluating an investment in the exchange certificates.

RISK FACTORS RELATING TO OUR BUSINESS

  Our revenues and results of operations will be subject to market risks that are beyond our control.

     We expect to sell capacity, energy and ancillary services from our facilities into the PJM spot market or other competitive power markets or on a bilateral contract basis. We are not guaranteed any rate of return on our capital investments through mandated rates, and our revenues and results of operations are likely to depend, in large part, upon prevailing market prices for energy, capacity and ancillary services in the PJM market and other competitive markets. These market prices may fluctuate substantially over relatively short periods of time. In addition, the ISOs that oversee these markets may impose price limitations and other mechanisms to address some of the volatility in these markets. All these factors could have an adverse impact on our revenues and results of operations.

     The following factors may influence the market prices for energy, capacity and ancillary services in our markets:

     - factors affecting demand, including

      - weather conditions

      - seasonality

      - possible reductions in the projected rate of growth in electricity usage due to regional economic conditions, the implementation of conservation programs and other factors, and

      - programs that compensate customers for reducing usage during peak periods

     - factors affecting supply, including

      - prevailing market prices for coal, fuel oil and natural gas and associated transportation costs and possible disruptions and interruptions from time to time in fuel supplies

      - changes in supplies and prices of capacity, energy and ancillary services available from current competitors or new market entrants, including the development of new generation facilities or transmission lines that may be able to price or deliver electricity more cheaply or allow greater access to competitors

      - transmission congestion or other limitations on transmitting power from generators to users

      - the extended operation of nuclear generating plants in the PJM control area beyond their presently expected dates of decommissioning, and

      - prevailing regulations that affect the PJM market and other competitive markets and regulations governing the ISOs that oversee these markets

  We have only a limited history of owning and operating our facilities.

     Although our power generation facilities have a significant operating history, we have recently acquired those facilities and have no prior experience operating the facilities or any other facilities in the deregulated PJM market. For this reason, our historical combined financial data included in this prospectus covers only a short period of time and may not be very helpful in predicting our future results of operations.

  Our operations involve various risks.

     The operation of our power generation facilities involves various operating risks, including possible or potential

     - performance below expected levels of availability, output or efficiency

     - interruptions in fuel availability or fuel transportation

     - increases in fuel or fuel transportation costs

     - poor quality fuel

     - disruptions in the transmission of electricity

     - breakdown or failure of equipment, whether due to age or otherwise, or processes

     - shortages of equipment or spare parts

     - operator error

     - catastrophic events like fires, earthquakes, explosions, floods or other similar occurrences affecting power generation facilities

     - labor disputes

     - curtailment of operation in compliance with the PJM ISO requirements for transmission reliability, and

     - curtailment of operations due to restrictions on emissions

     If one or more of the events listed above occur, the revenues generated by our generation facilities could be reduced significantly or the costs of operating them could be increased significantly. If such a reduction in revenues or an increase in costs occurs, the ability of REMA or the subsidiary guarantors to meet their obligations related to the leases may be, and payments on your exchange certificates may be, adversely affected.

  Our inability to control the decisions of the other owners of the Conemaugh and Keystone stations restricts our operational control over, and could limit realization of value in, those facilities.

     REMA's ability to meet obligations under the leases of the Conemaugh station and Keystone station interests, as they relate to operational issues, will necessarily be qualified due to its inability to control the decisions of the other owners of those facilities. Additionally, some decisions about the acquisition of fuel and the bid pricing mechanism for power from the Conemaugh and Keystone stations have been delegated by the co-owners to a project office. Because REMA does not control operating decisions, including the procurement of fuel for the Conemaugh station or the Keystone station, REMA's ability to meet operating obligations under the leases will be limited to exercising all of its rights, powers, elections and options available to it under the operating agreements in a manner consistent with its obligations under the leases. We cannot, however, assure that the decisions made by the other Conemaugh owners or the other Keystone owners will enable REMA to comply with specific requirements under the leases.

  Our insurance coverage for the facilities may not be adequate to cover potential liabilities and losses.

     REMA is required by the lease documents to have insurance for our facilities in amounts and against risks as are customarily maintained by companies engaged in the same or similar operations operating in the same or similar locations. We cannot guarantee that such insurance coverage for our facilities will be available in the future on commercially reasonable terms or that the insurance that we carry will be adequate to cover potential liabilities and losses.

  Our operations and activities are subject to extensive environmental regulation and permitting requirements and could be adversely affected by our future inability to comply with environmental laws and requirements or changes in environmental laws and requirements.

     Our business is subject to extensive environmental regulation by federal, state and local authorities. We are required to comply with numerous environmental laws and regulations, and to obtain numerous governmental permits, in operating our facilities. We may incur significant additional costs because of our compliance with these requirements. If we fail to comply with these requirements, we could be subject to civil or criminal liability and the imposition of cleanup liens or fines. Existing environmental regulations could be revised or reinterpreted, new laws and regulations could be adopted or become applicable to us or our facilities, and future changes in environmental laws and regulations could occur, including potential regulatory and enforcement developments related to air emissions. If any of these events occur, our business, operations and financial condition could be adversely affected.

     We may not be able to obtain or maintain from time to time all required environmental regulatory approvals. If there is a delay in obtaining any required environmental regulatory approvals or if we fail to obtain and comply with any required environmental regulatory approvals, the operation of our facilities or the sale of electricity to third parties could be prevented or become subject to additional costs.

     We are generally responsible for all on-site liabilities associated with the environmental condition of our facilities, regardless of when such liabilities arose and whether they are known or unknown.

  Our operations and activities are also subject to a variety of other regulations and permitting requirements, including those relating to energy matters, and could be adversely affected by future inability to comply with these laws and requirements or changes in these laws and requirements.

     Our business is also subject to a variety of nonenvironmental regulations and permitting requirements, including those relating to energy matters and safety. The same types of risks that apply to environmental regulations and permitting requirements apply to these regulations and permitting requirements, including risks of

     - significant additional costs to comply with these regulations and requirements

     - civil or criminal liability

     - changes in or reinterpretations of laws and passage of new laws and regulations, and

     - interruption of operations for failure to comply


  Our ownership by Reliant Energy, RRI and REPG and our contractual arrangements with affiliates of Reliant Energy, RRI and REPG could give rise to conflicts of interest, and such conflicts of interest may be resolved against us.



     Reliant Energy, RRI and REPG indirectly own 100% of our equity interest. If a conflict of interest arises between Reliant Energy, RRI or REPG, as the indirect equity owner, on the one hand, and you, effectively as our creditors, on the other, Reliant Energy, RRI or REPG might exercise its power to control us in a manner that would benefit it to your detriment. For example, Reliant Energy, RRI or REPG or any of their subsidiaries could elect in the future to compete with us, directly or indirectly, in the markets where we sell power.



     REMA and its subsidiaries are parties to contracts with REPG and RES, including contracts by which RES supplies fuel, provides fuel transportation and other services, and sells the capacity, energy and ancillary services from our facilities. RES also provides these kinds of energy services to other customers, including subsidiaries of Reliant Energy and RRI. RES is not contractually limited from performing those services and activities in a manner that would benefit its other customers rather than us. As a result, conflicts of interest may arise from time to time between us and other affiliates of Reliant Energy or RRI, including RES and REPG, that provide services to us. These conflicts of interest could be resolved against us.

  If REPG and RES terminate agreements to provide us services that are required for our operations, we may not be able to replace those services on as favorable terms.

     RES can terminate its contract with us to provide fuel and fuel transportation and other services and to sell the capacity, energy and ancillary services from our facilities on six months' notice. REPG can also terminate its contract with us to provide various support and administrative services on six months' notice. Payments by us of fees owed to RES under the contract with RES and of all payments under the contract with REPG are subordinated to our lease obligations. The services provided under the contracts with RES and REPG are required for our operations. If these contracts are terminated, we may not be able to replace them on terms that are as favorable to us.

RISK FACTORS RELATING TO THE EXCHANGE CERTIFICATES AND THE STRUCTURE OF THE LEASE TRANSACTIONS

  Our actual results may not match our projections of future performance.


     We base our financial projections on analyses and reports prepared by our independent engineer and by our independent market consultant in August 2000 and May 2000, respectively. The independent engineer and the independent market consultant made numerous assumptions in preparing these analyses and reports and relied upon forecasts prepared by others. The independent engineer and the independent market consultant prepared the projections on the basis of assumptions that we, the independent engineer and the independent market consultant believed to be reasonable at the time the projections were prepared. However, these assumptions involve inherent uncertainties about many matters, including matters over which we have little or no control. Moreover, neither the independent engineer nor the independent market consultant has updated their respective reports since we offered and sold the original certificates. These assumptions relate to, among other things, the following:


     - increases in demand for electric power

     - fuel supply and prices

     - net capacity additions in the PJM control area, after giving effect to projected retirements

     - availability and dispatch levels for our electric generation stations

     - levels of operating and maintenance expenses

     - levels of overhaul and capital expenditures

     - levels of expenditures for environmental matters, including expenditures relating to conditions that existed when we acquired our facilities

     - availability and price levels for air emission credits

     - our having all licenses, permits and approvals required to operate our facilities

     - levels of electric power import capacity and prices

     - levels of inflation

     - nonoperating expenses, including property taxes, insurance and general and administrative expenses

     - transmission constraints that could affect pricing, and

     - operation of our generating facilities in accordance with operations and maintenance, major maintenance and capital budgets and standard industry practice

     The fact that we include projections in this prospectus does not mean that we expect our actual results to match the projections. You should not place undue reliance on the projections. If the assumptions or forecasts upon which we base our projections prove to be incorrect, our actual results will be different from those projected. These differences could be material. If actual results are materially less than the projections, this could adversely affect our ability to make lease payments and distributions on your exchange certificates.

     Please carefully read the independent engineer's report attached as Appendix A and the independent market consultant's report attached as Appendix
B. You should also note that our independent accountants have neither examined nor compiled the projections included in this prospectus and do not express any opinion or any other form of assurance about the projections.

     We do not intend to provide any revised projections or analyses of the differences between the projections and actual operating results.

  If REMA were to go into bankruptcy, the leases may be repudiated and the collateral securing our lease obligations and the subsidiary guarantees that cover the lease obligations may not be adequate to repay all amounts owed under the lessor notes.

     The exchange certificates are not our direct obligations. If REMA were to become a debtor in a liquidation or reorganization case under the federal bankruptcy code, REMA, as debtor, or a bankruptcy trustee appointed for REMA, could reject the leases as "executory" contracts. If the leases were rejected, rental payments under the leases would terminate and leave the owner lessors with a claim for damages for breach of the leases. In this case, while the owner lessors could file claims for damages, the amount of any recovery on those claims and the amount of time that would pass between the commencement of the bankruptcy case and the receipt of any recovery cannot be determined.

     Under Pennsylvania law, it is likely that the leases will be viewed as leases of real, rather than personal, property. If the leases are rejected, the federal bankruptcy code limits the claims of lessors under unexpired leases of real property. If a bankruptcy court concluded that the leases are leases of real property, damages for the rejection of a lease would be limited to the greater of one year's rent under the lease or 15% of the remaining rent under the lease, not to exceed three years' rent. Any claims under guarantees of these obligations may also be subject to this limitation. These damages would be insufficient to cover debt service on the lessor notes and the exchange certificates. However, the leases would not be subject to these limitations if a court determined that they constitute a financing rather than a lease transaction. This issue has not been definitively addressed by the courts, and resolution would depend on a bankruptcy court's analysis of the particular facts and circumstances associated with the lease transactions. If one or more of the leases were rejected by us or a bankruptcy trustee, the indenture trustee would not be deprived of its liens on the collateral for the lessor notes issued by the owner lessors or the benefit of the guarantees.

     It is also possible that, if we were involved in a bankruptcy proceeding, we could elect to cure defaults under the leases and to assume and assign the leases. If this occurred, an entity other than us would become obligated to make payments under the leases (and on the exchange certificates). While this assignee would have to demonstrate its ability to perform under the assumed leases, the assignee might not be able to satisfy our obligations under the leases.

  If a default occurs on the lessor notes, the available remedies and the value realized on foreclosure of the collateral may not be sufficient to repay all amounts on such lessor notes.

     The lessor notes are secured by an assignment of the rights and interests of each owner lessor in the applicable leased facilities and in the lease documents, other than the participation agreement and tax indemnity agreement, including the owner lessor's interest in its ground lease and its rights under the lease of the leased facilities. This assignment covers the owner lessor's right to receive rent payments under the lease, other than customary excepted payments and excepted rights reserved to the owner lessor and the owner participant. If a default occurs under the lessor notes, the proceeds of an exercise of remedies, including foreclosure on the related collateral, might not provide sufficient funds to repay all amounts due on the lessor notes and on the exchange certificates.

     In addition, the leases and the other lease documents relating to the lease transactions do not contain cross-collateralization provisions. As a result, the indenture trustee's security interests in each of the Keystone station, the Conemaugh station and the Shawville station and the related lease agreements are separate and secure separate amounts. The amounts secured are, in the aggregate, at least equal to the aggregate amounts due under the lessor notes. If the indenture trustee exercises its right to foreclose on and sell the rights and interests in each of these electric generating facilities and to exercise its rights under the related lease agreements, the proceeds from the sale of the rights and interests in each of these electric generating facilities and such agreements would be separately applied against the amount secured by that particular generating facility and could not be used to satisfy any deficiency in the proceeds from the sale of the rights and interests in those other electric generating facilities. By operation of law, any excess of sale proceeds relating to a particular electric generating facility would be remitted to the owner lessor that owned the particular electric generating facility, or, in the case of Keystone and Conemaugh, an undivided interest in the facility. As a result, the amount of sale proceeds from the foreclosure of the rights and interests related to a particular generating facility available to the indenture trustee for distribution to the pass through trusts might not be sufficient to pay all principal, premium, if any, and interest due upon the lessor notes, even though aggregate sale proceeds were sufficient for this purpose.

     In addition, if REMA defaults under the leases and the indenture trustee exercises its right to foreclose on the rights and interests in each of the Keystone station, the Conemaugh station and the Shawville station, transferring the required government approvals to, or obtaining new approvals by, a purchaser or new operators of those stations may require additional governmental approvals or proceedings, with consequent delays.

  There may not be an active, liquid market in which you can sell your exchange certificates.

     Following completion of the exchange offer, the exchange certificates will be freely tradable by most holders. Please read "The Exchange Offer -- Resales of the Exchange Certificates." We do not intend to apply for listing of the exchange certificates on any securities exchange or on the Nasdaq National Market.

     We have been informed by some of the initial purchasers of the original certificates that they intend to make a market in the exchange certificates after the completion of the exchange offer. However, the initial purchasers are not required to make a market in the exchange certificates, and they may cease market-making at any time without notice. We cannot assure you that an active market for the exchange certificates will develop. Even if a market for the exchange certificates does develop, you may not be able to resell the exchange certificates for an extended period of time, if at all. As a result, you may not be able to liquidate your investment quickly or to liquidate it at an attractive price. In addition, lenders may not readily accept the exchange certificates as collateral for loans.


  We intend to suspend reporting under the Exchange Act as soon as we are able to do so.


     Upon completion of the exchange offer, we will be subject to the reporting requirements of the Exchange Act. However, we currently intend to suspend our Exchange Act reporting obligations as soon as we are permitted to do so under applicable law. Under current rules, we may be required to file such reports for only one year after the registration statement is declared effective if we have fewer than 300 holders of record of the exchange certificates. If we have more than 300 holders of record of the exchange certificates at January 1, 2002, we will suspend our reporting obligations at the beginning of the first year in which we have fewer than 300 holders of record of the exchange certificates. If we suspend our reporting obligations, the exchange certificates will continue to be freely transferable by you if you are not an affiliate of ours, but we will no longer prepare and file the reports and other information required by the Exchange Act. You might not view this suspension favorably, and it might become more difficult to sell the exchange certificates or to sell them at prices that you consider favorable. The participation agreements provide that if we are not subject to Exchange Act reporting requirements, we will provide the pass through trustee and the holders of the exchange certificates reports containing audited consolidated financial statements on an annual basis and unaudited consolidated financial statements on a quarterly basis for the first three quarters of each year.

  Our future access to capital could be limited.

     We will need to make substantial expenditures in the future to, among other things, maintain the performance of our facilities, given their age, and comply with environmental laws and regulations. Our direct and indirect parent companies, including Reliant Energy, Reliant Resources, Inc. and REPG, are not generally obligated to provide, and may decide not to provide, any funds to us in the future. Our only other source of funding will be internally generated cash flow from our operations and proceeds from the issuance of securities or the incurrence of other indebtedness, including working capital indebtedness in the future. The lease documents limit our ability to issue securities and incur indebtedness. We may not be successful in obtaining sufficient additional capital in the future to enable us to fund all our future capital and other requirements.

  The subsidiary guarantees of our lease obligations could be voidable.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantee of REMA's lease obligations by each subsidiary guarantor, and any guarantee subsequently issued by a parent of REMA in accordance with the lease documents, could be voided, or claims under the guarantees could be subordinated to all other debts of that guarantor. This could occur if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee,

     - received less than fair consideration or reasonably equivalent value for the guarantee

     - was insolvent or rendered insolvent by reason of the issuance of the guarantee

     - was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature

     In addition, any payment by a guarantor under its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. Furthermore, secured creditors of the guarantor may rank higher in priority of payment to any claim under the guarantee. REMA's subsidiaries' liabilities under their guarantees, and the liabilities of its parent under any subsequently issued guarantee, are contractually limited to the maximum amount they could pay without the guarantees being deemed to be fraudulent transfers. This limitation may not be effective, and, if it were effective, may limit the guarantees to amounts that are not sufficient to pay REMA's lease obligations in full. In addition, if REMA becomes unable to pay all of its obligations, litigation might be required to determine the amounts payable under these contractual limitations, resulting in delays in payment under the guarantees.

  REMA may assign the leases and its interest in the leased facilities or replace the facilities that are subject to the leases.

     Subject to restrictions in the lease documents, REMA may assign, in whole or in part, the leases and its interest in the leased facilities. Following any such assignment, an entity other than REMA will become obligated to make payments under the leases. While any assignee must satisfy net worth and other requirements under the lease documents and the exchange certificates must attain a rating requirement immediately after giving effect to the assumption, these requirements do not guarantee that any such assignee would be able to satisfy the obligations of REMA under the leases.

     REMA is also entitled, again subject to restrictions under the lease documents, to swap the leased undivided interest in the Keystone station for an additional undivided interest that REMA might acquire in the future in the Conemaugh station or, alternatively, swap the leased undivided interest in the Conemaugh station for an additional undivided interest that REMA might acquire in the Keystone station. Such a swap would decrease the diversity of the sources of revenue for payment on the lessor notes and result in greater exposure to risks affecting revenues and results of operations of the individual leased facilities.

  Reliant Energy plans to cease to be our ultimate parent company.


     Reliant Energy may dispose of its interest in REPG, our indirect parent, without any requirement for REMA to repay the lessor notes. In July 2000, Reliant Energy announced its intention to divide itself into two publicly traded companies in order to separate its unregulated businesses from its regulated businesses. RRI, which will be the parent company of the unregulated businesses, is in the process of offering up to 20% of its common stock in an initial public offering. Within twelve months of the completion of that offering, Reliant Energy intends to distribute RRI's remaining stock to its shareholders. Until Reliant Energy completes the distribution of RRI's common stock, RRI will continue to be a subsidiary of Reliant Energy. After this distribution, we would cease to be an indirect subsidiary of Reliant Energy. We cannot assure that the initial public offering and the distribution will be completed.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange certificates offered in the exchange offer. In consideration for issuing the exchange certificates as contemplated in this prospectus, we will receive in exchange original certificates in like principal amount.

     The original certificates surrendered in exchange for exchange certificates will be retired and canceled and will not be reissued. The issuance of the exchange certificates will not result in a change in our lease rental obligations.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     When the original certificates were sold, we entered into an exchange and registration rights agreement. Under this agreement, we agreed to

     - file with the SEC a registration statement for an offer to exchange the exchange certificates for original certificates


     - use our reasonable commercial efforts to cause the registration statement to become effective and to consummate the exchange offer on or before May 21, 2001


     - keep the exchange offer open for acceptance for a period of not less than 30 days or longer as required by applicable law; and

     - accept for exchange all original certificates duly tendered and not validly withdrawn in the exchange offer in accordance with the terms of the exchange offer and letter of transmittal

     In addition, there are circumstances where we are required to use our reasonable commercial efforts to file a shelf registration statement for resales of the original certificates.

     As soon as practicable after the registration statement for the exchange offer is declared effective, we intend to offer the holders of original certificates who are not prohibited by any law or policy of the SEC from participating in the exchange offer the opportunity to exchange their original certificates for exchange certificates.

     Under the exchange and registration rights agreement, we also agreed to pay additional interest at a rate of 0.50% per annum on the lessor notes if we failed to complete the exchange offer within 270 days after the date we issued the original certificates. Any additional interest will be payable on the original certificates on the regular interest payment dates. We filed a copy of the exchange and registration rights agreement as an exhibit to the registration statement of which this prospectus is a part. The exchange offer being made by this prospectus is intended to satisfy our contractual obligations under the exchange and registration rights agreement.

RESALES OF THE EXCHANGE CERTIFICATES

     Based on interpretations by the staff of the SEC in no-action letters issued to third parties in unrelated transactions, we believe that the exchange certificates may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act if:

     - you acquire any exchange certificate in the ordinary course your business

     - you do not intend to participate in the distribution of the exchange certificates

     - you are not a broker-dealer who purchased original certificates directly from us for resale under Rule 144A or any other available exemption under the Securities Act, and

     - you are not our affiliate within the meaning of Rule 405 under the Securities Act

     The SEC, however, has not considered the exchange offer for the exchange certificates in the context of a no action letter.

     If you tender your original certificates in the exchange offer with the intention of participating in any manner in a distribution of the exchange certificates, you:

     - cannot rely on such interpretations by the SEC staff, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act, or rely upon an available exemption from those requirements, in connection with any offer for resale, resale or other transfer of the exchange certificates

     Unless an exemption from registration is otherwise available, the resale by any certificateholder intending to distribute exchange certificates should be covered by an effective registration statement under the Securities Act containing the selling certificateholder's information required by Item 507 or
Item 508, as applicable, of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of exchange certificates only as specifically described in this prospectus. Only those broker-dealers that acquired the original certificates as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange certificates for its own account in exchange for original certificates, where the broker dealer acquired such original certificates as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange certificates. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange certificates.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal, we will accept for exchange original certificates that you properly tender prior to the expiration date and do not withdraw in accordance with the procedures described below. We will issue $1,000 principal amount of exchange certificates in exchange for each $1,000 principal amount of original certificates surrendered under the exchange offer. Original certificates may be tendered only in integral multiples of $1,000.

     The exchange offer is not conditioned upon the tender for exchange of any minimum aggregate principal amount of original certificates.


     The original certificates were originally sold on August 24, 2000 in an offering that was exempt from the registration requirements of the Securities Act. As of January 31, 2001, $210,000,000 aggregate principal amount of Series A original certificates, $297,850,000 aggregate principal amount of Series B original certificates and $220,000,000 aggregate principal amount of Series C original certificates were outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of the original certificates.


     Holders of original certificates do not have any appraisal or dissenters' rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC.

     Original certificates that are not tendered for exchange in the exchange offer:

     - will remain outstanding

     - will continue to accrue interest, and

     - will be entitled to the rights and benefits that holders have under the pass through trust agreement relating to the certificates

     We will be deemed to have accepted for exchange properly tendered original certificates when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the exchange and registration rights agreement. The exchange agent will act as agent for you for the purposes of receiving the exchange certificates from us.

     If you tender original certificates in connection with the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes relating to the exchange of original certificates. We will pay all charges and expenses, other than some applicable taxes described below, in connection with the exchange offer. It is important that you read the "-- Fees And Expenses" section for more details regarding fees and expenses incurred in the exchange offer.

     We will return or credit to an account maintained with DTC any original certificates that we do not accept for exchange for any reason without expense to you as promptly as practicable after the expiration or termination of the applicable exchange offer.

     WE MAKE NO RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR ORIGINAL CERTIFICATES UNDER THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER UNDER THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CERTIFICATES TO TENDER. YOU SHOULD MAKE YOUR DECISION ONLY AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS.

EXPIRATION DATE


     The exchange offer will expire at 5:00 p.m., New York City time, on March , 2001 unless in our sole discretion we extend it.


EXTENSIONS; DELAY IN ACCEPTANCE; TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer will remain open. We may delay acceptance for exchange of any original certificates by giving oral or written notice of the extension to the exchange agent and by timely public announcement. During any such extensions, all original certificates you have previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     If any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied relating to the exchange offer for original certificates, we reserve the right, in our sole discretion:

     - to delay accepting for exchange any original certificates

     - to extend the exchange offer, or

     - to terminate the exchange offer

We will give oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the exchange and registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of original certificates. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment in a manner reasonably calculated to inform the holders of such amendment. We will distribute the supplement to the registered holders of the original certificates. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

     We will have no obligation to publish, advertise or otherwise communicate any delay in acceptance, extension, termination or amendment of the exchange offer, other than by making a timely release. We may also publicly communicate these matters in any other appropriate manner that we may choose.

CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange certificates for, any original certificates, and we may terminate the exchange offer before accepting any original certificates for exchange, if in our reasonable judgment:

     - the exchange offer, or the making of any exchange by a holder of original certificates, would violate applicable law or any applicable interpretation of the SEC staff, or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the exchange offer, or

     - any law, statute, rule or regulation has been adopted or enacted that can reasonably be expected to impair our ability to proceed with the exchange offer

     In addition, we will not be obligated to accept for exchange your original certificates if you have not made to us:

     - the representations described under "-- Procedures for Tendering" and "Plan of Distribution," and

     - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the original certificates under the Securities Act

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any original certificates not previously accepted for exchange in the exchange offer, if any of the conditions to the exchange offer specified above occurs. We will give oral or written notice of any extension, amendment, non-acceptance or termination to you as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times.

PROCEDURES FOR TENDERING

  How to Tender Generally

     Because the original certificates are held through DTC, only a DTC participant listed on a DTC securities position listing for the original certificates may tender such original certificates in the exchange offer. If you hold original certificates and are a DTC participant, to tender in the exchange offer, you must comply with the automated tender program procedures of DTC described below.

     If you beneficially own original certificates that are held through a broker, dealer, commercial bank, trust company or other nominee or custodian, and you wish to tender those original certificates, you should contact such person or nominee as soon as possible and instruct such person or nominee to tender on your behalf.

     To be effective, a tender must be made prior to the expiration date. To complete a tender through DTC's automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such original certificates into the exchange agent's account at DTC according to the procedure of book-entry transfer described below and a properly transmitted agent's message. Delivery of documents to DTC in accordance with their respective procedures will NOT constitute delivery to the exchange agent.

     If you tender under the exchange offer and that tender is not withdrawn prior to the expiration date and our acceptance of that tender, then you will have agreed with us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     If you tender less than all of your original certificates, you should fill in the amount of original certificates you are tendering in the appropriate box on the letter of transmittal or, in the case of a book-entry transfer, so indicate in an agent's message if you have not delivered a letter of transmittal. The entire amount of original certificates delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS OR TRANSMITTAL OF AN AGENT'S MESSAGE, AS DESCRIBED BELOW UNDER
"-- TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM," IS AT YOUR ELECTION AND RISK, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. RATHER THAN MAIL THE LETTER OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND ANY LETTER OF TRANSMITTAL TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THESE TRANSACTIONS FOR YOU.

  Signatures and Signature Guarantees

     Signatures on a letter of transmittal or a notice of withdrawal described in "Withdrawal of Tenders" below must be guaranteed by an eligible institution unless the original certificates are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal, or

     - for the account of an eligible institution

An eligible institution is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

  When Endorsements or Bond Powers Are Needed

     If a person other than the registered holder of any original certificates signs the letter of transmittal, the original certificates must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the original certificates. An eligible institution must guarantee that signature.

     If the letter of transmittal or any original certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

  Tendering Through DTC's Automated Tender Offer Program

     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish an account for the original certificates at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender through book-entry delivery of original certificates into the exchange agent's account at DTC. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. The exchange for tendered original certificates will only be made after

     - a timely confirmation of a book-entry transfer of the original certificates into the exchange agent's account, and

     - timely receipt by the exchange agent of an agent's message

     An "agent's message" is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

     - DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering original certificates that are the subject of such book-entry confirmation

     - the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery, and

     - we may enforce the agreement against such participant

Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described on page 41 under "-- Your Representations to Us."

  Determinations Under the Exchange Offer

     We will determine in our sole discretion all questions as to the form of documents, validity, eligibility, time of receipt, acceptance of tendered original certificates and withdrawal of tendered original certificates. Our determination will be final and binding. We reserve the absolute right, in our sole and absolute discretion, to reject any original certificates that we determine are not properly tendered or any tendered original certificates our acceptance of which, in the opinion of our counsel, would be unlawful. We also reserve the absolute right, so long as applicable law allows, to waive any defects, irregularities or conditions of the exchange offer as to particular tendered original certificates. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions relating to it, will be final and binding on all parties.

     Unless waived, any defects or irregularities in connection with tenders of original certificates must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities relating to tenders of original certificates, nor will we or those persons incur any liability for failure to give such notification. Tenders of original certificates will not be deemed made until such defects or irregularities have been cured or waived. Any original certificates received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to you, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

  When We Will Issue Exchange Certificates

     In all cases, we will issue exchange certificates for original certificates that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

     - a timely book-entry confirmation of such original certificates into the exchange agent's account at DTC, and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message

  Return of Original Certificates Not Accepted or Exchanged

     If we do not accept any tendered original certificates for exchange for any reason described in the terms and conditions of the exchange offer or if original certificates are submitted for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged original certificates without expense to you. In the case of original certificates tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above under "-- Tendering Through DTC's Automated Tender Offer Program," such non-exchanged original certificates will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

  Your Representations to Us

     By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     - any exchange certificates you receive will be acquired in the ordinary course of your business

     - you are not our "affiliate," as defined in Rule 405 under the Securities Act or, if you are our affiliate, that you will comply with the applicable registration and prospectus delivery requirements of the Securities Act to the extent applicable

     - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange certificates

     - if you are a broker-dealer that will receive exchange certificates for your own account in exchange for original certificates that you acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of such exchange certificates

     - you have full power and authority to tender, exchange, sell, assign and transfer the tendered original certificates

     - we will acquire good, marketable and unencumbered title to the tendered original certificates free and clear of all liens, restrictions, charges and encumbrances, and

     - the original certificates tendered for exchange are not subject to any adverse claims or proxies

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender original certificates but they are not immediately available or if you cannot deliver your original certificates, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

     - the tender is made by or through an eligible institution

     - prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form accompanying the letter of transmittal by facsimile transmission, mail or hand delivery

      - stating your name and address, the registration number or numbers of your original certificates and the principal amount of original certificates tendered

      - stating that the tender is being made thereby, and

      - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the original certificates or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

     - the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered original certificates in proper form for transfer or book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days

     Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your original certificates according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender of original certificates at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal at any of its addresses listed under the caption "Prospectus Summary -- The Exchange Agent," or

     - the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program

Any notice of withdrawal must:

     - specify the name of the person who tendered the original certificates to be withdrawn

     - identify the original certificates to be withdrawn, including the registration number or numbers and the principal amount of such original certificates

     - be signed by the person who tendered the original certificates in the same manner as the original signature on the letter of transmittal used to deposit those original certificates, or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer into the name of the person withdrawing the tender, and

     - specify the name in which such original certificates are to be registered, if different from that of the person who tendered the original certificates

     If original certificates have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original certificates and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination will be final and binding on all parties. We will deem any original certificates so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any original certificates that you tender for exchange but that are not exchanged for any reason will be returned to you without cost. In the case of original certificates tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such original certificates will be credited to an account maintained with DTC for the original certificates. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn original certificates by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.

PAYMENTS AND DISTRIBUTIONS OF INTEREST

     For each original certificate of yours that we accept for exchange, you will receive an exchange certificate in a like amount. You will be entitled to receive a pro rata share of all scheduled interest payments on the lessor notes received by the pass through trustee for the trust in which you own an interest. The pass through trustee will receive payments of interest on the unpaid principal amount of the lessor notes on January 2 and July 2 of each year at the rates indicated under "Description of the Exchange Certificates -- Payments and Distributions." If the exchange offer is consummated prior to July 2, 2001, as we expect, the pass through trustee will first pay a pro rata share of scheduled interest payments on the lessor notes beginning on July 2, 2001.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders of the original certificates. We will make the solicitation primarily by mail and through the facilities of DTC. We may decide to make additional solicitations personally or by telephone or other means through our officers, agents, employees or affiliates.

     We have not retained any dealer-manager in connection with the exchange offer, and we will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay the exchange agent and pass through trustee reasonable and customary fees for services and will reimburse for reasonable out-of-pocket expenses in connection with the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus and related documents to the beneficial owners of original certificates and in handling or forwarding tenders for exchange.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

     - SEC registration fees

     - fees and expenses of the exchange agent and pass through trustee

     - accounting and legal fees and printing costs, and

     - related fees and expenses

TRANSFER TAXES

     If you tender your original certificates for exchange, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the exchange of original certificates in the exchange offer. You will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - you want us to deliver exchange certificates to any person other than the registered holder of the original certificates tendered

     - you want the pass through trusts to issue the exchange certificates in the name of any person other than the registered holder of the original certificates tendered

     - tendered original certificates are registered in the name of any person other than the person signing the letter of transmittal, or

     - a transfer tax is imposed for any reason other than the exchange of original certificates in the exchange offer

If you do not submit satisfactory evidence of payment of any transfer taxes payable by you, the amount of such transfer taxes will be billed directly to you. The exchange agent will retain possession of exchange certificates in an amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE ORIGINAL CERTIFICATES

     If you do not exchange your original certificates for exchange certificates in the exchange offer, you will remain subject to the restrictions on transfer of the original certificates. In general, you may not offer or sell the original certificates unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the original certificates under the Securities Act.

     The tender of original certificates in the exchange offer will reduce the principal amount of the original certificates outstanding. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any original certificates that you continue to hold.

     Furthermore, any broker-dealer that acquired any of its outstanding bonds directly from us:

     - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), and

     - must also be named as a selling certificateholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. Please read "Plan of Distribution."

     In addition, to comply with state securities laws, the exchange certificates may not be offered or sold in any state unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The offer and sale of the exchange certificates to "qualified institutional buyers", as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of the exchange certificates in any state where an exemption from registration or qualification is required and not available.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire any untendered original certificates in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any original certificates that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered original certificates.

                                 CAPITALIZATION


     The following table sets forth our actual consolidated capitalization as of September 30, 2000 (in thousands).



SUBORDINATED NOTES:
Subordinated note payable to affiliate(3)...................       $  961,550
MEMBER'S EQUITY.............................................       $  209,102
          TOTAL SUBORDINATED NOTES AND MEMBER'S EQUITY......       $1,170,652(1)(2)


---------------


(1) Excludes the lease obligations of REMA because such obligations are treated as operating lease payments for financial reporting purposes. Future minimum rent obligations under the leases are estimated to be $259.3 million for 2001 (of which $150.9 million was paid in January 2001), $136.5 million for 2002, $76.5 million for 2003, $84.5 million for 2004 and a total of $1,262.3 million for the remaining term of the leases (as of September 30, 2000).



(2) Excludes the $120 million subordinated working capital facility described under "Outstanding Indebtedness -- Subordinated Working Capital Facility" and the required maintenance of $50 million of cash in restricted deposits by REMA at September 30, 2000 and through January 2, 2001. For a description of additional subordinated debt we issued in early 2001, see "Outstanding Indebtedness -- Other Intercompany Debt."


(3) These outstanding notes payable to an affiliate are subordinated to the lease obligations of REMA.

                       SELECTED HISTORICAL FINANCIAL DATA

     We present in the following table the selected historical combined financial data for REMA, the subsidiary guarantors and affiliated entities involved in the development of electric generating facilities. You should note the following special considerations relating to the financial data presented below.

     - REMA and its two subsidiaries that hold facilities located in New Jersey and Maryland were formed in mid 1999 as wholly owned indirect subsidiaries of Sithe Energies for the purpose of acquiring fossil fuel-fired electricity generating plants located in the PJM control area from operating subsidiaries of GPU, Inc. The operating history of these companies began on November 24, 1999, when the acquisition from the GPU subsidiaries was completed.

     - We were acquired in May 2000 from Sithe Energies and one of its subsidiaries for an aggregate purchase price of approximately $2.1 billion.

     - Before our being acquired from Sithe Energies and one of its subsidiaries, REMA was named Sithe Pennsylvania Holdings, LLC.

     - After completion of our acquisition, REMA was renamed Reliant Energy Mid-Atlantic Power Holdings, LLC and REMA acquired all of the ownership interests in the subsidiary guarantors that it did not already own.

     - In August 2000, REMA sold its interests in the Keystone, Conemaugh and Shawville stations for $1.0 billion, used the proceeds to repay indebtedness owed to affiliates and to return capital and entered into long-term leases for such interests.


     - As of September 30, 2000, substantially all of our capitalization consists of approximately $209 million of equity and approximately $962 million of debt owed to a subsidiary of REPG that is subordinated to the lease obligations of REMA.


     - The financial information below includes results from affiliated entities that we no longer own and that are involved in the development of electric generating facilities. We include the results of these entities in our historical financial statements because, during a portion of the historical periods discussed, they were under common control with us or owned by us. However, we exclude the results from these entities from May 12, 2000. We believe that the amounts involved for these entities that are included in the historical results discussed below are not material.


     We have derived the selected historical financial data presented below from our audited and unaudited historical combined and consolidated financial statements included elsewhere in this prospectus. The information presented below should be read in conjunction with the section of this offering circular captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited historical combined and consolidated financial statements and the accompanying notes included elsewhere in this prospectus.

                                                PERIOD FROM           PERIOD FROM         PERIOD FROM MAY
                                              NOVEMBER 24, 1999 TO   JANUARY 1, 2000 TO    12, 2000 TO
                                              DECEMBER 31, 1999      MAY 11, 2000         SEPTEMBER 30, 2000
                                               (FORMER REMA)         (FORMER REMA)        (CURRENT REMA)(1)
                                              --------------------   ------------------   ------------------
                                                                      (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues....................................       $   29,526             $166,490             $365,322
Fuel, operations and maintenance costs and
  facilities lease expense..................           18,584               94,000              109,390
Depreciation and amortization...............            4,842               19,538               25,627
Administrative and general expenses.........            1,584               13,101               12,137
Project development expenses................            1,606                   --                   --
Interest expense to affiliates, net.........           12,588               46,538               51,482
Income tax expense..........................               --                   --               68,828
Net (loss) income...........................           (9,678)              (6,687)              97,858


---------------


(1)See Note 3(a) to our interim condensed combined and consolidated financial statements for a discussion of adjustments to amounts previously recorded in connection with the REMA acquisition purchase price allocation.



                                                PERIOD FROM           PERIOD FROM         PERIOD FROM MAY
                                              NOVEMBER 24, 1999 TO   JANUARY 1, 2000 TO    12, 2000 TO
                                              DECEMBER 31, 1999      MAY 11, 2000         SEPTEMBER 30, 2000
                                               (FORMER REMA)         (FORMER REMA)        (CURRENT REMA)
                                              --------------------   ------------------   ------------------
                                                                      (IN THOUSANDS)
OTHER DATA (FOR THE PERIOD):
EBITDA(1)...................................       $    7,752             $ 59,389             $243,795
Capital expenditures........................            4,421                   --                9,949
Ratio of earnings to fixed charges(2).......               --                   --                  4.1x


---------------


(1) EBITDA is calculated as net (loss) income plus interest expense, income taxes, depreciation and amortization. Although it is not a U.S. GAAP-based measure of liquidity or performance, EBITDA is presented because it is a widely accepted indicator of funds available to service debt or other obligations. We believe that EBITDA, while providing useful information, should not be considered in isolation or as a substitute for other measures of operating performance, or as an alternative to cash flow as a measure of liquidity. EBITDA amounts that we present in this prospectus may not necessarily be comparable to similarly titled disclosures by other companies.


(2) Fixed charges exceed earnings by $9.7 million for the period from November 24, 1999 to December 31, 1999 and $6.7 million for the period from January 1, 2000 to May 11, 2000. Interest owed to affiliated entities was the largest component of fixed charges for these periods. During these periods, debt owed to affiliated entities represented almost all of our capitalization.


                                                                  AS OF                 AS OF
                                                            DECEMBER 31, 1999   SEPTEMBER 30, 2000(1)
                                                            -----------------   ---------------------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA (AT THE END OF PERIOD):
Property, plant and equipment, net........................     $1,286,319            $  920,380
Total assets..............................................      1,705,900             1,387,494
Long-term liabilities.....................................         31,060             1,022,745
Total liabilities.........................................      1,660,969             1,178,392
Member's and shareholder's equity.........................         44,931               209,102


---------------


(1)See Note 3(a) to our interim condensed combined and consolidated financial statements for a discussion of adjustments to amounts previously recorded in connection with the REMA acquisition purchase price allocation.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis, which contains forward-looking statements, should be read with the combined and consolidated financial statements and notes of REMA and related companies (including the subsidiary guarantors and the affiliated entities that develop electric generating facilities) contained elsewhere in this prospectus. We base these statements on our current plans and expectations, and the statements involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those included in the forward-looking statements. We describe a number of risk factors that could cause actual results to differ from those included in the forward-looking statements below under "Risk Factors" beginning at page 27.

     REMA is a Delaware limited liability company that owns, directly or through its affiliates and subsidiaries, electric generation facilities in Pennsylvania, New Jersey and Maryland. REMA is an indirect wholly owned subsidiary of REPG.

     You should note the following special considerations relating to the discussion of historical results below.

     - REMA and its two subsidiaries that hold facilities located in New Jersey and Maryland were formed in mid 1999 as wholly owned indirect subsidiaries of Sithe Energies for the purpose of acquiring fossil fuel-fired electricity generating plants located in the PJM control area from operating subsidiaries of GPU, Inc. The operating history of these three companies began on November 24, 1999, when the acquisition from the GPU subsidiaries was completed.

     - We were acquired in May 2000 from Sithe Energies and one of its subsidiaries for an aggregate purchase price of approximately $2.1 billion.

     - Before our being acquired from Sithe Energies and one of its subsidiaries, REMA was named Sithe Pennsylvania Holdings, LLC.

     - After completion of our acquisition from Sithe Energies and a subsidiary of Sithe Energies, REMA was renamed Reliant Energy Mid-Atlantic Power Holdings LLC and REMA acquired all of the ownership interests in the subsidiary guarantors that it did not already own.

     - In August 2000, REMA sold its interest in the Keystone, Conemaugh and Shawville stations for $1.0 billion, used the proceeds to repay indebtedness owed to affiliates and to pay a dividend and entered into long-term leases for such interests.


     - As of September 30, 2000, substantially all of our capitalization consists of approximately $209 million of equity and approximately $962 million of debt owed to a subsidiary of REPG that is subordinated to the lease obligations of REMA.


     - The financial information below includes results from affiliated entities that we no longer own and that are involved in the development of electric generating facilities. We include the results of these entities in our historical financial statements because, during a portion of the historical periods discussed, they were under common control with us or owned by us. However, we exclude the results from these entities from May 12, 2000. We believe that the amounts involved for these entities that are included in the historical results discussed below are not material.


     Before November 24, 1999, our facilities were operated on a fully integrated basis in a utility holding company system with other assets and operations. The facilities were operated in a different manner and under different regulatory and market environments than those that currently exist or that we expect to exist in the future. Accordingly, we do not believe that historical financial information for our facilities is available for periods before November 24, 1999 that would be meaningful or indicative of our future results. As a result, this Management's Discussion and Analysis of Financial Condition and Results of Operations reflects the operation of these facilities since November 24, 1999, but excludes a discussion of, or comparison to prior periods.

     Until the end of May 2002, we expect to sell a portion of our capacity under transition power sales contracts entered into with affiliates of GPU, Inc. at the time of the November 1999 acquisition. During the term of the transition power sales contracts, we will derive revenues from sales of capacity under the contracts, as well as sales into the PJM market of capacity and energy not required to meet the terms of the contract, sales of ancillary services and sales through bilateral contracts with power marketers and load serving entities within the PJM market and the surrounding markets.

RESULTS OF OPERATIONS -- 1999 (FORMER REMA)


     Results of operations of REMA, its subsidiaries and affiliated entities that own, operate and develop electric generating facilities are discussed below for the period from November 24, 1999 through December 31, 1999.


  Revenues

     Revenues for the period were $29.5 million. Revenues primarily consisted of $16.5 million of energy revenue, $11.7 million of capacity revenue and $1.3 million of other revenue.

  Operating Costs

     Operating costs of $18.6 million consisted of expenses for fuel purchases and facility operations and maintenance. Fuel expense of $10.8 million included $10.4 million for coal and $0.4 million for fuel oil and natural gas. Plant operations and maintenance expense was $7.8 million, which included labor and benefits costs of $4.4 million, maintenance parts, supplies and services of $2.7 million and other expenses totaling $0.7 million.

  Depreciation and Amortization


     Depreciation and amortization expenses were $4.8 million. Depreciation expense amounted to $4.1 million and primarily related to the November 1999 acquisition costs of the facilities, which are being depreciated over approximately 30 years. Amortization expense amounted to $0.7 million and related to amortization of goodwill and air emissions credits.



  Administrative and General Expenses


     General and administrative expenses were $3.2 million and included costs for outside legal and other contract services, expenses related to office administration, costs for employee benefits incurred, and project development expenses of approximately $1.6 million.

  Interest Expense


     Interest expense, net was $12.6 million related to notes payable to affiliated entities. The weighted average interest rate on these notes was 7.644%. The aggregate principal amount of the notes was approximately $1.6 billion as of December 31, 1999.


RESULTS OF OPERATIONS -- PERIOD FROM JANUARY 1, 2000 TO MAY 11, 2000 (FORMER
REMA)


     Results of operations of REMA, its subsidiaries and affiliated entities that own, operate and develop electric generating facilities are discussed below for the period from January 1, 2000 to May 11, 2000.


  Revenues

     Revenues for the period were $166.5 million. Revenues primarily consisted of $116.5 million of energy revenue, $40.7 million of capacity revenue and $9.3 million of other revenue.

  Operating Costs

     Operating costs of $94.0 million consisted of expenses for fuel purchases and facility operations and maintenance. Fuel expense of $53.6 million included $47.4 million for coal and $6.2 million for fuel oil and natural gas. Facility operations and maintenance expense was $40.4 million, which included labor and benefits of $15.3 million, maintenance parts, supplies and services of $19.6 million and property taxes and other expenses totaling $5.5 million.

  Depreciation and Amortization

     Depreciation and amortization expenses aggregated $19.5 million. Depreciation expense amounted to $15.4 million and primarily related to the acquisition costs of the facilities. Amortization expense amounted to $4.1 million and related to amortization of goodwill and air emissions credits.


  Administrative and General Expenses


     General and administrative expenses were $13.1 million and included costs for outside legal and other contract services, expenses related to office administration, and costs for employee benefits incurred.

  Interest Expense

     Interest expense, net aggregated $46.5 million, related to the notes payable to an affiliated entity. The weighted average interest rate on these notes was 8.23%, and the weighted average principal amount of the notes was approximately $1.6 billion during the period.

RESULTS OF OPERATIONS -- PERIOD FROM MAY 12, 2000 TO SEPTEMBER 30, 2000 (CURRENT
REMA)


     Results of operations of REMA and its subsidiaries that own, lease and operate electric generating facilities are discussed below for the period from May 12, 2000 to September 30, 2000.


  Revenues

     Revenues for the period were $365.3 million. Revenues primarily consisted of $292.7 million of energy revenue, $65.7 million of capacity revenue and $6.9 million of other revenue.

  Operating Costs


     Operating costs of $109.4 million consisted of expenses for fuel purchases and facility operations and maintenance. Fuel expense of $70.0 million included $53.2 million for coal and $16.8 million for fuel oil and natural gas. Facility operations and maintenance expense was $39.4 million, which included labor and benefits of $22.0 million, maintenance parts, supplies and services of $8.0 million, $6.2 million for facilities lease expense and property taxes and other expenses totaling $3.2 million.


  Depreciation and Amortization


     Depreciation and amortization expenses aggregated $25.6 million. Depreciation expense amounted to $21.7 million and primarily related to the acquisition costs of the facilities. Amortization expense amounted to $3.9 million and related to amortization of goodwill and air emissions credits.



  Administrative and General Expenses


     General and administrative expenses were $12.1 million and included costs for outside legal and other contract services, expenses related to office administration, and costs for employee benefits incurred.

  Interest Expense

     Interest expense, net aggregated $51.5 million, related to the notes payable to an affiliated entity. The weighted average interest rate on these notes was 9.4%, and the weighted average principal amount of the notes was approximately $1.5 billion during the period.

  Income Tax Expense


     Income tax expense was $68.8 million for the period. REMA calculates its income tax provision on a separate return basis under a tax sharing agreement with Reliant Energy. Our current federal and state income taxes are payable to or receivable from Reliant Energy. During the period, REMA's effective tax rate of 41% was greater than the 35% federal statutory rate principally because of state income taxes and nondeductible goodwill amortization.


LIQUIDITY AND CAPITAL RESOURCES

     Our capital requirements consist primarily of

     - expenditures to maintain the operation of our existing facilities, including expenditures for repairs, replacement and refurbishment of equipment and environmental compliance, and

     - working capital related to the seasonal nature of our business

     To maintain the availability of our generation facilities in the long term, we intend to implement standard overhaul cycles for major equipment. We have established a budget to maintain existing equipment and to replace or repair equipment to sustain availability. In the budget, we have attempted to identify major capital expenditures in advance. We believe that our budgeted amounts will be sufficient to implement required capital expenditures through 2026, and the independent engineer confirmed as of the date of its report that, in its opinion, our budget is sufficient for this period. We have budgeted in excess of $152.4 million for capital expenditures during the period 2000 through 2004, primarily related to environmental compliance, and in excess of $444 million for capital expenditures during the period 2000 through 2026, including over $441 million for environmental compliance. The environmental expenditures include the installation of nitrogen oxides or NOx control technology at the Conemaugh, Keystone, Shawville and Portland stations, intake screens at the Warren, Sayreville and Titus stations, and the resolution of a consent order for water discharge at the Conemaugh station. The financial projections provide for capital expenditures to be funded from cash flow.


     Our budget for capital expenditures could be considerably increased by changes in environmental requirements. In addition, our capital expenditures budget might increase if we determine to upgrade any of our facilities.



     REMA has entered into a $30 million senior working capital facility with an affiliate and a subordinated working capital facility with an affiliate in the initial amount of $120 million. The subordinated facility is designed to provide funds to REMA from time to time if our pro forma coverage ratio declines below specified levels. Please read "Outstanding Indebtedness -- Subordinated Working Capital Facility." The lease documents also permit us to incur additional borrowings as described under "Description of the Exchange
Certificates -- Covenants -- Limitations on Incurrence of Indebtedness." We expect that funds from our operations, borrowings under our working capital facilities and other borrowings permitted by the lease documents from time to time will be sufficient for our cash needs. Please read "Outstanding Indebtedness -- Working Capital Note" and " -- Subordinated Working Capital Facility" for more information on the senior working capital facility and the subordinated working capital facility.


SEASONALITY OF OUR BUSINESS

     Our revenues are seasonal and are affected by unusual weather conditions. Short-term prices for capacity, energy and ancillary services in the PJM market are particularly impacted by weather conditions.

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

Peak demand for electricity typically occurs during the summer months, caused by increased use of air-conditioning. Cooler than normal summer temperatures may lead to reduced use of air-conditioners. This reduces short-term demand for capacity, energy and ancillary services and may lead to a reduction in wholesale prices.

YEAR 2000 COMPLIANCE AND STATUS

     At November 24, 1999, the date we acquired our generating assets from GPU, all significant year 2000 plans had been completed. We closely monitored the year 2000 date change and experienced normal operations during that time.

     As of the date of this prospectus, we are not aware of any material year 2000-related problems experienced by our information technology or non-information technology systems. Also, we have not been informed by any of our material customers, suppliers or our other key business partners that any such parties experienced any material year 2000-related problems. It is possible, however, that we or our key business partners will experience year 2000-related problems in the future. If such problems do occur, they might have a material adverse effect on our results of operations, liquidity or business prospects.

NEW ACCOUNTING ISSUES


     Effective January 1, 2001, REMA is required to adopt Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133), which establishes accounting and reporting standards for derivative instruments, including some specified hedging instruments embedded in other contracts and for hedging activities. This statement requires that derivatives be recognized at fair value in the balance sheet and that changes in fair value be recognized either currently in earnings or deferred as a component of other comprehensive income, depending on the intended use of the derivative, its resulting designation and its effectiveness. In addition, in June 2000, the Financial Accounting Standards Board issued an amendment that narrows the applicability of the pronouncement to some purchase and sales contracts and allows hedge accounting for some other specific hedging relationships. Adoption of SFAS No. 133 will result in no cumulative after-tax change in net income and a cumulative after-tax increase to other comprehensive income of approximately $2 million in the first quarter of 2001. The adoption will also impact assets and liabilities recorded on the balance sheet.



     Staff Accounting Bulletin No. 101, "Revenue Recognition" (SAB No. 101), was issued by the SEC on December 3, 1999. SAB No. 101 summarizes some of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. REMA's financial statements reflect the accounting principles provided in SAB No. 101.


USE OF DERIVATIVES AND MARKET RISK

     Our floating-rate obligation that previously existed under the demand notes payable to an affiliated entity exposed us to the risk of increased interest expense if short-term interest rates increased. However, following REPG's acquisition of us in May 2000, the demand notes payable were amended to convert the floating interest rate to a fixed rate. Please read "Outstanding Indebtedness -- Notes to Affiliated Entities."

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

                    REMA, REPG, RES, RERC AND RELIANT ENERGY

REMA

     REMA is a Delaware limited liability company that owns or leases directly all of its Pennsylvania generating facilities, including its leased interests in the Conemaugh, Keystone and Shawville stations.

     REMA has four wholly owned subsidiaries. Two of these, Reliant Energy New Jersey Holdings, LLC and Reliant Energy Maryland Holdings, LLC, own our facilities that are located in New Jersey and Maryland, respectively. Reliant Energy Northeast Management Company, or Reliant Energy Management, serves as operator of the Conemaugh and Keystone stations, for the co-owners of these generating stations. Reliant Energy Mid-Atlantic Power Services, Inc. serves as a common paymaster for our employees. All four subsidiaries have guaranteed REMA's lease obligations.


     REMA is a direct wholly owned subsidiary of Reliant Energy Northeast Generation, Inc., which is a direct wholly owned subsidiary of Reliant Energy Northeast Holdings, Inc. Reliant Energy Northeast Holdings, Inc. is a direct wholly owned subsidiary of REPG, which is, in turn, a direct wholly owned subsidiary of RRI. RRI is, in turn, a direct wholly owned subsidiary of Reliant Energy.


     The mailing address of our principal executive offices is 1111 Louisiana, Houston, Texas 77002. Our telephone number at that address is (713) 207-3200.

REPG


     REPG, our indirect parent, provides services to us in support of the operation of our facilities. These services are provided on a full cost recovery basis, and our payment obligations to REPG are subordinated to REMA's lease obligations. REPG is a wholly owned subsidiary of RRI and is part of the Reliant Energy Wholesale Group, or REWG. REWG includes the operations of REPG (other than N.V. UNA) and the energy marketing and trading operations of RES. REPG participates in independent non-utility power markets through the acquisition of existing power plants and the development of new power plants. REPG's business strategy is to develop a commercial generation portfolio in key regions to support REWG's electric and natural gas trading and marketing operations. In 1999, REPG and its subsidiaries generated approximately 6.1 million MWH of electricity.



     REPG or its subsidiaries (other than REMA and its subsidiaries) own


     - fifteen electric generating units at five sites (3,800 MW in the aggregate) located in southern California

     - fourteen electric generating units (3,476 MW in the aggregate) located in the Netherlands (N.V. UNA)

     - the 619 MW Indian River generating station located near Titusville,
       Florida

     - a 50% interest in the Sabine Cogeneration Project, a 100 MW gas-fired cogeneration plant located in Orange, Texas

     - a 50% interest in the El Dorado Project, a 490 MW gas-fired merchant plant located near Boulder City, Nevada


     - the Desert Basin Project, a 563 MW gas-fired merchant plant being constructed near Casa Grande, Arizona



     - the Shelby County Project, a 344 MW gas-fired merchant plant being constructed near Shelbyville, Illinois with 255 MW operational as of January 1, 2001



     - the Channelview Project, a 779 MW gas-fired merchant plant being constructed near Channelview, Texas, and


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


     - the Aurora Project, a 873 MW gas-fired peaking generating station being constructed in Aurora, Illinois



     In addition, REPG has entered into an agreement to acquire the 153 MW Sunrise generating station located near Las Vegas, Nevada from Nevada Power Company, together with Nevada Power's rights under a power purchase agreement covering 222 MW of generation capacity from an adjacent facility. REPG has advised us that it expects the acquisition to close in June 2001.



     REPG has begun construction of an additional plant to be located in Osceola County Florida with a capacity of approximately 460 MW.


RES

     RES markets the capacity, energy and ancillary services from our generating facilities, procures or arranges procurement of our fuel supplies (other than for the Keystone and Conemaugh stations) and emissions credits. Our obligation to pay fees to RES for these services is subordinated to REMA's lease obligations. Please read "Description of Principal Transaction Documents -- Key Contracts With Affiliated Entities -- Procurement and Marketing Agreement." RES buys, sells and trades natural gas, electric power, crude oil and refined products, and derivatives. In addition, it offers physical and financial wholesale energy marketing products and services to a variety of customers. These customers include natural gas distribution companies, electric utilities, municipalities, cooperatives, power generators, marketers, aggregators and large volume industrial customers. RES supplies or arranges supply of fuel to REPG's generating plants and sells capacity, electric energy and ancillary services from REPG's plants. RES's trading and marketing activities include, but are not limited to:

     - Natural Gas. RES purchases natural gas from a variety of suppliers under daily, monthly, variable-load, base-load and term contracts that include either market-sensitive or fixed-pricing provisions. It sells natural gas under sales agreements that have varying terms and conditions, most of which are intended to match seasonal and other changes in demand. RES's natural gas marketing activities include contracting to buy natural gas from suppliers at various points of receipt, aggregating natural gas supplies and arranging for their transportation, negotiating the sale of natural gas, and matching natural gas receipts and deliveries based on volumes required by customers. In 1999, RES sold an average of 5.0 billion cubic feet of natural gas per day.

       Additionally, RES, from time to time, arranges for the transportation of the natural gas it markets. Transportation arrangements are made with affiliated and nonaffiliated interstate and intrastate pipelines through a variety of means, including short-term and long-term firm and interruptible agreements.

       RES also enters into various short-term and long-term firm and interruptible agreements for natural gas storage to offer peak delivery services to satisfy winter heating and summer electric generating demands. These services are also intended to provide an additional level of performance security and backup services to customers.

     - Electric Power. RES sells electric power primarily to electric utilities, municipalities and cooperatives and other marketing companies. RES sold over 112 million MWH and 65 million MWH of electric power in 1999 and 1998, respectively. RES supplies natural gas to, and purchases electricity for resale from, non-rate regulated power plants in deregulated markets, including generating plants currently owned or to be developed, acquired or operated by REPG or its subsidiaries.

     - Crude Oil. RES also buys and sells crude oil and other hydrocarbon products.

     - Environmental Credits. RES buys and sells air emissions credits.

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

RERC

     Reliant Energy Resources Corp., or RERC, is a wholly owned subsidiary of Reliant Energy. RERC conducts its operations primarily in the natural gas industry through the following principal business segments:


     - Natural Gas Distribution, which includes the gas utility operations of its three natural gas distribution divisions and includes non-rate regulated retail gas businesses. RERC forms the nation's third largest natural gas distribution operation in terms of customers served.



     - Pipelines and Gathering, which provides interstate gas transportation and related services through over 8,200 miles of transmission lines and six natural gas storage facilities located across the south-central United States and includes natural gas gathering operations.


RELIANT ENERGY

     Reliant Energy is a diversified international energy services company that provides energy and energy services in North America and Western Europe through the following principal business segments:


     - Electric Operations, which includes Reliant Energy HL&P, Reliant Energy's regulated electric utility division, but excludes the non-utility ownership and operation of electric generating facilities. Reliant Energy HL&P provides electricity to approximately 1.7 million customers in a 5,000-square-mile area on the Texas Gulf Coast, which includes the City of Houston, and represents one of the nation's largest electric utilities in terms of MWH sales.



     - Wholesale Energy, known as REWG, which includes the operations of REPG other than N.V. UNA. REPG owns and operates electric generating facilities such as ours. REWG also includes the energy marketing and trading operations of RES.



     - Reliant Energy Europe, which includes N.V. UNA, a Dutch power generation company effectively acquired by REPG during 1999, and includes the European energy marketing and trading operations. UNA is one of the Netherlands' four largest generating companies.



     - Natural Gas Distribution, which includes the gas utility operations of RERC. Currently operated through three separate natural gas distribution divisions, this gas distribution company forms the nation's third largest natural gas distribution operations in terms of customers served, and includes the non-rate regulated retail gas businesses.



     - Pipelines and Gathering, which provides interstate gas transportation and related services through over 8,200 miles of transmission lines and six natural gas storage facilities located across the south-central United States, and includes natural gas gathering operations.



     As of September 30, 2000, Reliant Energy had total assets of $28.6 billion and total shareholders' equity of $5.8 billion. Reliant Energy's consolidated revenues aggregated $15.3 billion for 1999 and $19.5 billion for the nine months ended September 30, 2000. Please visit the SEC's Web site at http://www.sec.gov for more information about Reliant Energy.


  Recent Developments


     In December 2000, the Texas Public Utility Commission approved Reliant Energy's amended business separation plan under which Reliant Energy would divide into two publicly traded companies to separate its unregulated businesses from its regulated businesses. RRI, which will be the parent company of the unregulated businesses, is in the process of offering up to 20% of its common stock in an initial public offering. Within twelve months of the completion of that offering, Reliant Energy intends to distribute RRI's remaining stock to its shareholders. Until Reliant Energy completes the distribution of RRI's common stock, RRI will continue to be a subsidiary of Reliant Energy. We cannot assure that the initial public offering and the distribution will be completed.


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


     RRI currently owns Reliant Energy's:


     - domestic unregulated power generation and energy trading and marketing operations, which are conducted through REPG and RES, respectively


     - European power generation and energy trading and marketing operations, and



     - unregulated retail electric operations, communications business, eBusiness group and venture capital operations



     The business separation plan contemplates that RRI will not initially own Reliant Energy's regulated company's Texas electric generating assets but will have an option to acquire an 80% interest in a company that will own those assets in 2004.



     Under the business separation plan, Reliant Energy would restructure its regulated operations into a holding company structure in which a new corporate entity would be formed as the parent with Reliant Energy and its regulated businesses as subsidiaries. The regulated company is expected to own Reliant Energy's



     - electric transmission and distribution operations, its natural gas distribution businesses and, initially, its regulated electric generating assets in Texas, and



     - U.S. interstate pipelines and gas gathering operations



     The initial public offering and ultimate distribution of the stock of RRI are subject to the development of definitive separation terms, further corporate approvals, market and other conditions, and government actions, including receipt of a favorable Internal Revenue Service ruling that the distribution of stock would be tax-free to Reliant Energy and its shareholders for U.S. federal income tax purposes, as applicable. Aspects of the restructuring of Reliant Energy's regulated businesses would be subject to the approval of Reliant Energy's shareholders and approvals from the SEC under the Public Utility Holding Company Act and from the Nuclear Regulatory Commission. The initial public offering of RRI, the full separation of Reliant Energy's unregulated and regulated businesses and the ultimate restructuring of Reliant Energy's regulated businesses may not be completed as described or within the time periods outlined above.



     We expect that, after giving effect to the business separation plan described above, REMA will continue to be an indirect wholly owned subsidiary of REPG, which is a subsidiary of RRI.


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

                                  OUR BUSINESS

INDUSTRY OVERVIEW

     The United States electric power industry includes investor-owned, cooperative, municipal, state and federal utilities, as well as nonutility power generating companies. Historically, electricity was generated, distributed and sold by regulated, vertically integrated utilities with exclusive franchises to provide electric services to retail customers, usually within a given state, in contiguous areas outside the state, or both. This industry structure, however, is being fundamentally transformed as a result of federal and state legislative and regulatory changes. Over the last several years, many vertically integrated utilities have restructured, including divesting their generation assets and transferring control over their transmission system to regional transmission operators. This restructuring is being undertaken in some cases to comply with state laws opening retail markets to competition and in other cases to adapt to increased wholesale competition from new merchant generators. The increasingly competitive environment is also resulting in significant industry consolidation and the growth of national and regional wholesale power generation companies. Current trends indicate the emergence of a relatively small number of generating companies with national power marketing operations backed by generation assets in key geographic regions.

     Among the key regulatory changes that have prompted industry change was the issuance by the Federal Energy Regulatory Commission, or FERC, of Order No. 888. This order, issued in April 1996, required transmission-owning public utilities to offer "open-access" transmission service on a comparable, nondiscriminatory basis. This means that such companies must offer transmission service to other utilities or electricity providers, including merchant plants and power marketers, at the same price and on the same terms as the utilities provide themselves for their own transactions. On December 20, 1999, the FERC followed up Order No. 888 with the issuance of Order No. 2000, which is designed to spur all public utilities into transferring control over their transmission systems either to regional transmission organizations or to independent transmission companies. Order No. 2000 provides a further impetus to the formation of large regional entities that will control multiple transmission systems across large geographic regions, such as have already been established in California, New England, the PJM control area, New York, the Electric Reliability Council of Texas, and are in development in parts of the Midwest. Where established, an ISO controls the transmission system and is responsible for scheduling transmission transactions and for the planning and reliability of the bulk transmission system under its control. These ISOs also administer some types of power and energy markets, including those for ancillary services necessary to maintain reliability.

THE PJM MARKET AND PJM ISO


     All of our facilities are located within the PJM control area. According to the PJM Web site (www.pjm.com), the PJM control area is currently the largest centrally dispatched electric control area in North America and the third largest in the world. The PJM control area includes over 540 generating units with pooled generating capacity of over 56,000 MW. The PJM control area represents 8.7% of the United States population and encompasses New Jersey, Maryland, Delaware, most of Pennsylvania, a small portion of Virginia and the District of Columbia.


     By 1998, the PJM market had been restructured as a competitive, nondiscriminatory market in response to the FERC's open-access rules. A combination of coal, oil and gas-fired units sets the market-clearing price in the PJM market. The PJM ISO operates the spot energy market and determines the market-clearing price for each hour based on bids submitted by participating generators. These generators indicate the minimum prices they are willing to accept to dispatch power at various incremental generation levels. A transmission charge based on the location of the energy purchaser is added to the energy price if the transmission system becomes constrained. The PJM ISO also administers a day-ahead installed capacity market and a monthly installed capacity market for each and any of the 12 months following the month in which the market is conducted. Each installed capacity market has a single market-clearing price for each day during which the market is in operation.

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

     We expect the PJM market to continue to evolve in the future. This evolution may include further deregulation of utility operations, changing rules and regulations and changing market participants.

KEY INDUSTRY CONCEPTS

     Power generation facilities can generally be categorized by their variable cost to produce electricity, which determines the order in which they are utilized to meet fluctuations in electricity demand. Base-load facilities are those that typically have low variable costs and provide power at all times. Base-load facilities are used to satisfy the base level of demand for power, or load, that is not dependent upon time of day or weather. Peaking facilities have the highest variable cost to generate electricity and typically are used only during periods of highest demand for power. Intermediate facilities have cost and usage characteristics in between those of base-load and peaking facilities. The various tiers of base-load, intermediate and peaking facilities serving a particular region are often referred to as the supply curve or dispatch curve for that region. Power generation facilities can also be categorized as cogeneration facilities. Cogeneration is the combined production of steam and electricity in a generation facility. Cogeneration facilities typically operate at higher thermal efficiency than other forms of fossil-fuel-fired generation facilities.

     The U.S. electricity transmission infrastructure is divided into eleven geographic areas commonly referred to as reliability councils. In general, power moves reasonably freely within any given reliability council. However, physical and regulatory constraints frequently limit transfers between reliability councils and occasionally limit transfers within reliability councils. As a result, each reliability council, or portion of a reliability council, generally constitutes a separate market for power. The average amount by which power generating capacity exceeds peak demand in a given reliability council is commonly referred to as the reserve margin for that reliability council.

     Power transmission facilities in some of these reliability councils are controlled by regional transmission organizations. A regional transmission organization, or RTO, is an organization approved by the FERC to control the bulk power transmission facilities in a specific region and to assure reliable transmission operations and nondiscriminatory access to the transmission grid. The two principal RTO models are the not-for-profit independent system operator, or ISO, and the for-profit independent transmission company, or transco. To meet the FERC's RTO criteria, both types of organizations must be independent from market participants and must assume responsibility for regional transmission planning, managing transmission congestion and providing the ancillary services needed for transmission operations.

OUR PLAN AND STRATEGY

     Our indirect parent, REPG, intends to capitalize, directly or indirectly through affiliated entities, on deregulated and deregulating energy markets by

     - establishing a significant market presence in key geographic areas, including the mid-Atlantic region and PJM control area, and

     - providing in those areas a variety of energy commodities and services, including

      - electric power generation capacity, energy and ancillary services

      - wholesale energy trading and marketing, and

      - retail energy marketing

     We complement REPG's strategy through our presence in the PJM market and by providing in that market electric power generation capacity, energy and ancillary services. Our strategy is to combine our facilities and operational expertise with the marketing and other commercial expertise of our affiliates to

     - maintain the competitive position of our low-cost, base-load, coal-fired facilities

     - optimize maintenance schedules of our facilities to maximize their availability to supply capacity, energy and ancillary services during periods of peak demand and high prices

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

     - use peaking and intermediate units to supply capacity, energy and ancillary services during periods of peak demand and high prices

     - maintain an appropriate mix of both spot market sales and term sales under bilateral contracts, and

     - manage fuel procurement strategies, including seeking efficiencies in fuel purchasing, fuel switching and hedging

COMPETITIVE STRENGTHS

     We believe that we have a number of competitive strengths.

     - We have contracted with our affiliate RES to obtain power marketing and fuel procurement services for most of our facilities. We believe these services will improve our financial performance. Transactions that obligate us to deliver capacity, energy or ancillary services will be backed by our ability to deliver such products from our facilities.

     - Our facilities should allow us to remain competitive in the PJM market since they include low-cost, base-load coal-fired facilities that operate at low marginal costs relative to other thermal facilities. In particular, the coal-fired units at the Keystone, Conemaugh and Shawville stations are among the first thermal units in the dispatch merit order within the PJM market.

     - Our coal-fired facilities are located near supplies of coal, helping to reduce our fuel transportation costs.

     - Our facilities can supply different types of energy-related products and services to the PJM market, including energy, capacity and ancillary services, can use different fuel sources and include base-load, peaking and intermediate generation.

     - Our peaking facilities are located near load centers and can provide capacity, energy and ancillary services to such load centers when prices are high.

     - We employ personnel who have significant operating experience with our generating facilities.

     - Through transition power purchase agreements, we will sell a portion of the capacity from our facilities at fixed prices through May 2002.

     - Our generating facilities have access to multiple markets in and around the mid-Atlantic region.

  Power Marketing and Fuel Procurement Agreement with RES

     We have contracted with RES to manage our fuel purchasing and to market the output from our facilities. Transactions that obligate us to deliver capacity, energy or ancillary services will be backed by our ability to deliver such products. All revenues from sales of capacity, energy and ancillary services, net of transmission costs and power marketing fees, will flow to us. We do not intend to enter into speculative transactions for capacity, energy or ancillary services.

     Under our agreement with RES, we expect that RES will be able to use its trading and marketing expertise and experience, including its experience in the wholesale market in the PJM control area, to maximize our net operating revenues from sales of energy, capacity and ancillary services from our facilities. We believe that the diversity of our facilities, which includes a significant amount of peaking as well as base-load capacity, combined with RES's marketing expertise, will provide for a more stable cash flow pattern than less diversified trading portfolios or isolated assets. We expect these transactions to occur both in the spot market, as dictated by the PJM ISO's bidding and merit order dispatch system, and in bilateral contracts with wholesale buyers.

     We believe that the scale of our facilities and the commercialization that we achieve through our contractual arrangement with RES will bring advantages at a time when the deregulated PJM market is still developing. Because of the significant operational and management experience of REWG in

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

deregulated and deregulating markets, including California and Texas, we believe RES can help us to maximize our net operating revenues.

  Market Presence and Strategic Location


     Our facilities currently comprise 4,262 MW, or approximately 7%, of the generating capacity in the PJM control area, which has pooled generating capacity of over 56,000 MW.


     Our generating facilities are located within the PJM control area, a rapidly deregulating region. According to the PJM Web site (www.pjm.com), the PJM control area is the largest centrally dispatched electric control area in North America. The PJM market is well established and among the most developed domestic markets as a result of its fully functioning ISO. The PJM ISO facilitates market liquidity for power generators. The PJM ISO also provides access to surrounding regional systems that are also rapidly deregulating, including the East Central Area Reliability Council, the New York Power Pool and the Virginia-Carolina region of the Southeastern Electric Reliability Council.

  Low-Cost Producer

     We believe that to compete successfully in the PJM market and other deregulated electric power markets, power generators must achieve and maintain low-cost, highly reliable and flexible production. Our facilities include low-cost, base-load, coal-fired units that are located near sources of fuel supply, which helps control fuel transportation costs and minimizes risks of disruption. We also believe that opportunities may exist to operate our facilities even more efficiently than they have been operated in the past. For example, we believe that reductions in costs may be achieved through economies of scale in purchasing, inventory management and maintenance support.

  Priority Dispatch of Baseload Facilities

     The PJM ISO manages the spot energy market in the PJM control area and determines the market-clearing price for energy based on bids submitted by participating generators. A bid to supply generation consists of an incremental energy bid curve composed of start up costs, no load costs and operating costs and represents the minimum price a bidder will accept to dispatch power at a particular generation level. Based on historical information published by the PJM ISO, our base-load coal-fired units have dispatch costs that are among the lowest for thermal units in the PJM market. Please read the report of our independent market consultant attached as Appendix B to this prospectus.

  Dispatch and Fuel Diversity and Flexibility

     We believe that the diversification of our facilities in terms of fuel (49% coal, 50% gas/oil and 1% hydro, based on average net capacity), technology, location and ability to service load through base, intermediate and peaking generating capacity makes our facilities more able to respond to a variety of market conditions. Of the total net MW capacity of our facilities, we estimate that our base-load capability represents approximately 40%, while intermediate peaking and full peaking units capacity represent approximately 29% and approximately 31%, respectively, of our capacity. A majority of our peaking units are located near load centers, providing ready access to markets. We believe that this dispatch and fuel diversity and flexibility, together with the marketing services we will obtain from our power marketing affiliate RES, will provide a more stable cash flow pattern over time and allow us to use our peaking units to obtain higher prices during periods of peak demand. Diversification among fuels used by our individual units permits us to change units and, in some cases, fuel sources if one fuel becomes relatively more expensive than another that can be used. The range of plant types allows us to optimize delivery of power.

     We also intend to coordinate maintenance schedules for our facilities so that they are available to supply capacity, energy and ancillary services during periods of peak demand.

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OUR GENERATING FACILITIES

     REMA owns a 100% ownership interest in each of its electric generating stations except for the Conemaugh, Keystone and Shawville stations, which REMA leases from owner lessors. In the case of the Keystone station and the Conemaugh station, the owner lessor owns and REMA leases undivided ownership interests of 16.67% and 16.45%, respectively. For more detailed information regarding our facilities, please read the independent engineer's report attached as Appendix A to this prospectus.

                           OUR GENERATING FACILITIES

     The table below lists and describes briefly our electric power generating facilities.


                                                         DISPATCH                PRIMARY
FACILITY/LOCATION                     CAPACITY(1)          TYPE                 FUEL TYPE
-----------------                     -----------      -------------      ---------------------
FACILITIES LEASED UNDER
THE LEASE TRANSACTIONS
CONEMAUGH/New Florence, PA..........       281(2)      Base-load          Coal
KEYSTONE/Shelocta, PA...............       285(3)      Base-load          Coal
SHAWVILLE/Shawville, PA.............       613         Base-load          Coal

FACILITIES WE OWN
GILBERT/Holland Township, NJ........       614         Intermediate/      Natural gas/Oil
                                                       Peaking
GLEN GARDNER/Lebanon Township, NJ...       184         Peaking            Natural gas/Oil
PORTLAND/Portland, PA...............       585         Base-load/         Coal/Oil
                                                       Intermediate/
                                                       Peaking
SAYREVILLE/Sayreville, NJ...........       449         Peaking            Natural gas/Oil
SEWARD/Seward, PA(4)................       196         Base-load/         Coal
                                                       Intermediate
TITUS/Reading, PA...................       281         Intermediate/      Coal/Oil
                                                       Peaking
WARREN/Warren, PA...................       150         Intermediate/      Coal/Oil/Natural gas
                                                       Peaking
WERNER/South Amboy, NJ..............       252         Peaking            Oil
OTHER FACILITIES(5).................       372         Peaking            Oil/Natural gas/Hydro
                                         -----
TOTAL...............................     4,262


---------------

(1) Annual average net capacity in MW.

(2) An owner lessor owns and REMA leases a 16.45% undivided interest in the Conemaugh station, which has total capacity of 1,711 MW.

(3) An owner lessor owns and REMA leases a 16.67% undivided interest in the Keystone station, which has total capacity of 1,711 MW.


(4)We currently expect to sell our Seward station to an affiliate. The sales transaction will be made under terms permitted by the lease documents. See "-- Our Other Facilities -- "Seward Station" below.



(5) Other facilities include an aggregate of ten facilities, nine located in Pennsylvania (Blossburg; Hamilton; Hunterstown; Mountain; Orrtanna; Piney; Shawnee; Tolna; and Wayne) and one located in Maryland (Deep Creek).


  The Leased Facilities

     Conemaugh Station. The Conemaugh station is located near New Florence, Pennsylvania on a 2,539-acre site along the Conemaugh River. The Conemaugh station operates as a base-load plant that consists

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

of two coal-fired steam turbine generator units with an average net station capacity of 1,711 MW, as well as two 1.25 MW diesel generators and four 2.75 MW emergency diesel generators. REMA's interest equals 281 MW. The two 850 MW net steam turbine units were commissioned in 1970 and 1971, respectively. The Conemaugh station also includes two cooling towers to provide primary plant cooling.

     The Conemaugh station is well positioned within the PJM control area. Its base-load, coal-fired capacity at the western terminus of the PJM control area provides the opportunity to sell energy to other systems outside of the PJM control area. The Conemaugh station's location on the main line of the Norfolk Southern Railroad facilitates current and future deliveries of coal and other supplies. Both natural gas and coal are readily available to the site.

     There are eight other co-owners of undivided interests in the Conemaugh station.

     Keystone Station. The Keystone station is located in Plumcreek Township, Armstrong County, Pennsylvania on a 1,459-acre site that also includes a 3,346-acre reservoir located near the site. The Keystone station operates as a base-load plant that consists of two 850 MW coal-fired units and four 2.75 MW emergency diesel generators. REMA's interest equals 285 MW. The coal-fired units began commercial operation in 1967 and 1968, respectively. The Keystone station also includes four cooling towers to provide primary plant cooling.

     Like the Conemaugh station, the Keystone station is well positioned within the PJM control area, with a base-load, coal-fired capacity at the western terminus of the PJM control area that provides the opportunity to sell energy to other systems outside of the PJM control area. The Keystone station provides electrical interconnection to markets to the north, south and west of the PJM control area. Both natural gas and coal are readily available to the site. In addition, the Keystone dam and lake can provide adequate water for cooling and process needs.

     There are six other co-owners of undivided interests in the Keystone station.

     Shawville Station. The Shawville station is located in Bradford Township, Clearfield County, Pennsylvania on a 947-acre site along the Susquehanna River. The Shawville station operates as a base-load plant that consists of four coal-fired steam turbine generator units and three diesel generators, for an average capacity of 613 MW. The Susquehanna River provides process water to the plant.

     The Shawville station consists of two sets of sister units. Units 1 and 2 were installed in 1954 and 1955 with average capacities of 125 MW and 128 MW, respectively. Units 3 and 4 were installed in 1960, each with an average capacity of 177 MW. Shawville also operates three diesel generators, Units 5, 6 and 7, that are rated at 2 MW each.

  Our Other Facilities

     Blossburg Station. The Blossburg station is located in Blossburg, Pennsylvania on a 2.85-acre site. The Blossburg station operates as a natural gas-fired peaking plant with one simple cycle combustion turbine that has an average capacity of 25 MW. The Blossburg station is unmanned and is remotely operated from the Portland station.

     Deep Creek Station. The Deep Creek station is located on Deep Creek Lake in Garrett County, Maryland on a 467-acre site and operates as a peaking plant that contains a dam and reservoir, a water conduit system and a powerhouse. The powerhouse includes two hydro turbine generators with an average total capacity of 18 MW.

     Gilbert Station. The Gilbert station is located in Holland Township, Hunterdon County, New Jersey on a 232-acre site adjacent to the Delaware River. The Gilbert station operates as a natural gas/oil-fired intermediate/peaking plant that consists of one combined cycle steam turbine, four combined cycle combustion turbines and five simple cycle combustion turbines, for an average total capacity of 614 MW.

     Glen Gardner Station. The Glen Gardner station is located in Glen Gardner, Lebanon Township, Hunterdon County, New Jersey on a five-acre site. The Glen Gardner station operates as a natural gas/oil-

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

fired peaking plant that contains eight simple cycle combustion turbines with an average total capacity of 184 MW. The site is equipped for remote operation from the Gilbert station control room.

     Hamilton Station. The Hamilton station is located in Hamilton Township, southwest of Harrisburg, Pennsylvania, on a 40-acre site. Its oil-fired single combustion turbine unit has an average capacity of 23 MW and operates primarily for peaking service. The Hamilton station is an unmanned site that is remotely dispatched from Reading, Pennsylvania and maintained by the mobile maintenance crew based at the Hunterstown station.

     Hunterstown Station. The Hunterstown station is located in Straban, Pennsylvania on a 257-acre site. The Hunterstown station operates as a natural gas/oil-fired peaking plant that includes three combustion turbines with an average total capacity of 71 MW. The Hunterstown station is unmanned and is operated from our operational headquarters located at Johnstown, Pennsylvania. The mobile maintenance crew based at Hunterstown maintains the site.

     Mountain Station. The Mountain station is located in Middleton, Pennsylvania on an 88-acre site. The Mountain station operates as a natural gas/oil-fired peaking plant that includes two combustion turbines with an average total capacity of 47 MW. The Mountain station is unmanned and is operated from our operational headquarters located at Johnstown, Pennsylvania. The mobile maintenance crew based at Hunterstown maintains the site.

     Orrtanna Station. The Orrtanna station is located in Highland Township, southwest of Harrisburg, Pennsylvania, on a 10-acre site. The site operates one combustion turbine with an average capacity of 23 MW. The Orrtanna station operates as an oil-fired peak-load station. The Orrtanna station is unmanned and is operated from our operational headquarters located at Johnstown, Pennsylvania. The mobile maintenance crew based at Hunterstown maintains the site.

     Piney Station. The Piney hydroelectric station is a hydro peaking plant located in Piney Township, Pennsylvania on the Clarion River and includes a watershed area of 939 acres. The powerhouse includes three hydro turbine generators with an average total capacity of 29 MW.

     Portland Station. The Portland station is located in Portland, Pennsylvania on a 190-acre site along the Delaware River. The Portland station operates as a coal-fired base-load/intermediate/peaking plant that consists of two steam turbine generators and three combustion turbines with an average total capacity of 585 MW.

     Sayreville Station. The Sayreville station is located in Sayreville, Middlesex County, New Jersey on a 67-acre site on the bank of the Raritan River. The Sayreville station operates as a natural gas/oil-fired peaking/intermediate plant that consists of two steam turbine generator units and four simple cycle combustion turbines for an average total capacity of 449 MW.


     Seward Station. The Seward station is located in Seward, Pennsylvania on a 298-acre site adjacent to the Conemaugh River. The Seward station operates as a coal-fired base-load/intermediate plant that has two operating steam turbine generator units with an average total capacity of 196 MW. The Seward station also includes a 158-acre parcel of land within one-half mile of the station.



     We currently expect to sell our Seward station to an affiliate. The terms of the sale will comply with the provisions of the lease documents. We cannot assure you that such a sale will take place, or if it does, when it will take place. Following any such sale, we expect the affiliate to undertake and fund a significant upgrade of the station.


     Shawnee Station. The Shawnee station is located in Shawnee, Pennsylvania on an 83-acre site. The Shawnee station operates as an oil-fired peaking plant that consists of one combustion turbine with an average capacity of 23 MW. The Shawnee station is unmanned and is operated and maintained from the Portland station.

     Titus Station. The Titus station is located in Reading, Pennsylvania on a 33-acre site with 244 acres of adjoining property on the Schuylkill River. The Titus station operates as a coal-fired base-load/peaking

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

plant that consists of three coal-fired steam turbine generator units and two simple cycle combustion turbines for an average total capacity of 281 MW.

     Tolna Station. The Tolna station is located in Hopewell Township, south of Harrisburg, Pennsylvania, on a 136-acre site. The Tolna station operates as an oil-fired peaking plant that consists of two simple cycle combustion turbines with an average total capacity of 47 MW. The Tolna station is unmanned and is remotely operated from our operational headquarters located at Johnstown, Pennsylvania. The mobile maintenance crew based at Hunterstown maintains the site.

     Warren Station. The Warren station is located one mile west of Warren, Pennsylvania on a 103-acre site that also includes a 67-acre plot three miles from the station. The Warren station operates as a coal/ natural gas/oil-fired intermediate/peaking plant that consists of two steam turbine generators and a dual-fuel combustion turbine for an average total capacity of 150 MW.

     Wayne Station. The Wayne station is located in Wayne Township, Pennsylvania on a 159-acre site. The Wayne station operates as an oil-fired peaking plant that consists of one simple cycle combustion turbine with an average capacity of 66 MW. The Wayne station is unmanned and is remotely operated from our operational headquarters located at Johnstown, Pennsylvania.

     Werner Station. The Werner station is located in South Amboy, Middlesex County, New Jersey on a 28-acre site on the south bank of the Raritan River. The Werner station operates as an oil-fired peaking plant that consists of four simple cycle combustion turbines with an average total capacity of 252 MW. The Sayreville station control room controls the Werner station remotely.

COMPETITION

     We compete in the PJM market on the basis of price, operating characteristics of our generating facilities and the availability of our facilities to supply capacity, energy and ancillary services to the market when needed. We compete in the PJM market primarily with six other major power generators. A number of additional generation facilities are being developed in the PJM control area, and these facilities will increase competition in the PJM market over time. Additional facilities are also being planned for the PJM control area and could be developed in the future.

EMPLOYEES


     As of October 1, 2000, we had 1,078 employees. Of that number, 940 were involved in operating and maintaining our generating facilities. Substantially all of the operating employees were involved in the operation of our facilities before they were acquired by Sithe Energies from affiliates of GPU, Inc. Furthermore, 385 employees were involved in the operation and support of the Keystone and Conemaugh stations. All of the facilities are staffed by a combination of union and nonunion employees. All union employees are covered by current labor agreements with the relevant unions, and those agreements have varying expiration dates ranging from April 30, 2001 to May 14, 2002. To date, we have not experienced any grievances that we expect to result in a material adverse effect on us.


LEGAL PROCEEDINGS

     REMA and its subsidiaries are parties to various legal proceedings that arise from time to time in the ordinary course of business. While we cannot predict the outcome of these proceedings, we do not expect these matters to have a material adverse effect on our financial position, operations or cash flows. Please read "Regulation -- Environmental Regulatory Matters" for a description of various environmental matters and proceedings that affect us.

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

                                   REGULATION

ENERGY REGULATORY MATTERS

  Federal Energy Regulation

     Federal Power Act. Under the Federal Power Act, the Federal Energy Regulatory Commission, or FERC, has the exclusive rate-making jurisdiction over wholesale sales of electricity and the transmission of electricity in interstate commerce by "public utilities." Public utilities that are subject to the FERC's jurisdiction must file rates with the FERC applicable to their wholesale sales or transmission of electricity. REMA and its subsidiaries that own generating facilities, Reliant Energy New Jersey Holdings, LLC and Reliant Energy Maryland Holdings, LLC, sell power at wholesale and are public utilities under the Federal Power Act. In July 1999 and August 1999, the FERC accepted for filing rate schedules for the sale of energy and capacity at wholesale at market-based rates filed by the predecessors of REMA and those two subsidiaries. The FERC also granted the predecessor companies waivers of many of the accounting, recordkeeping and reporting requirements that are imposed on public utilities with cost-based rate schedules. In October 1999, the FERC accepted for filing rate schedules for the sale of some ancillary services at market-based rates filed by such companies. On March 1, 2000, predecessors of REMA and its two subsidiaries that own generating facilities jointly filed with the FERC a notification of the planned acquisition by REPG and the resulting affiliation with Reliant Energy, as well as revised rate schedules reflecting such changes. The FERC accepted the revised rate schedules for filing on April 3, 2000, effective March 2, 2000.

     The FERC's orders accepting the market-based rate schedules, as is customary with market-based rate schedules, reserved the right to revoke our market-based rate authority if the FERC subsequently determines that REMA or any of its affiliates possess excessive market power. If the FERC were to revoke our market-based rate authority, we would have to file, and obtain the FERC's acceptance of, cost-based rate schedules. In addition, the loss of market-based rate authority would subject us to the accounting, recordkeeping and reporting requirements that the FERC imposes on public utilities with cost-based rate schedules.

     Public Utility Holding Company Act. The Public Utility Holding Company Act of 1935, or PUHCA, subjects to regulation as a registered holding company any corporation, partnership or other entity or organized group that owns, controls or has power to vote 10% or more of the outstanding voting securities of a "public utility company" or a company that is a "holding company" of a public utility company, unless an exemption is established or an order is issued by the SEC declaring such company not to be a holding company. Registered holding companies under PUHCA are generally required to limit their operations to a single integrated utility system and to other operations functionally related to the operation of the utility system. In addition, under PUHCA, a public utility company that is a subsidiary of a registered holding company must comply with various financial and organizational regulations, including approval by the SEC of many of its financing transactions. Under the Energy Policy Act of 1992, a company engaged exclusively in the business of owning and/or operating facilities used for the generation of electric energy exclusively for sale at wholesale and selling electric energy at wholesale may be exempted from PUHCA regulation as an "exempt wholesale generator," or EWG. Sithe Pennsylvania Holdings, LLC, Sithe Maryland Holdings, LLC and Sithe New Jersey Holdings, LLC, the predecessors of REMA, Reliant Energy Maryland Holdings, LLC and Reliant Energy New Jersey Holdings, LLC, received from the FERC determinations of EWG status in 1999. Following both the restructuring by which Reliant Energy Maryland Holdings, LLC and Reliant Energy New Jersey Holdings, LLC became subsidiaries of REMA and the lease transaction, FERC reaffirmed the continued EWG status of REMA and its subsidiaries in an order issued in October 2000.

     If, after having received this determination, there is a "material change" in facts that might affect our continued eligibility for EWG status, within 60 days of this material change we must

     - file with the FERC a written explanation of why the material change does not affect our EWG status

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

     - file with the FERC a new application for EWG status, or

     - notify the FERC that we no longer wish to maintain EWG status


     On January 22, 2001, REMA and some of the other companies that hold or lease individual interests in the Keystone station and in the Conemaugh station and that are also EWGs filed with FERC separate applications for a redetermination of their status as EWGs in connection with a transaction related to a new fuel supply for the Keystone station and other lease and real property activities related to the plant sites. The interest owners in the Keystone station have agreed to lease to SynFuel Co. land and the use of some facilities and to provide SynFuel Co. coal, which SynFuel Co. will then convert to synthetic fuel for use at the Keystone station. Because REMA's participation in these fuel arrangements and in other leasing activities relating to mineral rights and agricultural and recreational uses of the property sites are incidental to its primary business of selling electricity at wholesale, we believe that these arrangements should be consistent with REMA's continued EWG status.


     If we lost our EWG status, we would have to restructure our organization or, with Reliant Energy and its other subsidiaries, risk being subjected to regulation under PUHCA.

  State Regulation

     In Pennsylvania, our generation facilities are not subject to rate regulation by the Pennsylvania Public Utility Commission because, under the Pennsylvania Electricity Generation Customer Choice and Competition Act, the generation of electricity is no longer regulated as a utility function. Under this statutory scheme, affiliates of GPU transferred their generation facilities located in Pennsylvania to Sithe Energies and its affiliates through a transaction approved by the Pennsylvania Public Utility Commission in June 1999.

     Similarly, our New Jersey generation facilities are not subject to rate regulation by the New Jersey Board of Public Utilities because, under the New Jersey Electric Discount and Energy Competition Act, New Jersey has determined that electric generation service in New Jersey is a competitive service that is no longer subject to regulation. As in Pennsylvania, our New Jersey generation facilities became unregulated when they were transferred by GPU affiliates to Sithe Energies and its affiliates in a transaction approved by the New Jersey Board, and the facilities continue to be unregulated. Under the New Jersey act, however, the Board may re-regulate the provision of electric generation service in the event the Board concludes that sufficient competition is no longer present.

  Lease Transactions Filings and Approvals

     In connection with the lease transactions, we and the appropriate financial participants in the lease transactions have obtained assurances and necessary approvals from the FERC. These include

     - the owner lessors obtaining EWG status

     - confirmation that the owner lessors, the owner participant(s) and the lenders are not public utilities under Part II or III of the Federal Power Act

     - approval by the FERC of the corporate reorganization by which REMA's subsidiaries holding generating facilities in Maryland and New Jersey became subsidiaries of REMA, and

     - approval of the sale of FERC-jurisdictional facilities by REMA to, and their leaseback from, the owner lessors

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ENVIRONMENTAL




  General Environmental Issues



     We are subject to a number of federal, state and local requirements relating to:


     - the protection of the environment, and


     - the safety and health of personnel and the public.



These requirements relate to a broad range of our activities, including:



     - the discharge of pollutants into the air and water,



     - the identification, generation, storage, handling, transportation, disposal, record keeping, labeling, reporting of, and emergency response in connection with hazardous and toxic materials (and wastes, including asbestos) associated with our operations,


     - noise emissions from our facilities, and


     - safety and health standards, practices and procedures that apply to the workplace and to operation of our facilities.



In order to comply with these requirements, we may need to spend substantial amounts and devote other resources from time to time to:



     - construct or acquire new equipment,



     - acquire permits and/or marketable allowances or other emission credits for facility operations,



     - modify or replace existing and proposed equipment, and



     - clean up or decommission waste disposal areas, fuel storage and management facilities and other locations and facilities, including coal mine refuse piles and generation facilities.



We have included in our projections over $441 million for capital expenditures between 2000 and 2026 for environmental compliance. If we do not comply with environmental requirements that apply to our operations, regulatory agencies could seek to impose on us civil, administrative and/or criminal liabilities as well as seek to curtail our operations. Under some statutes, private parties could also seek to impose civil fines or liabilities for property damage, personal injury and possibly other costs.



     Air Emissions. Our facilities are subject to the Federal Clean Air Act and many state laws and regulations relating to air pollution. These laws and regulations cover, among other pollutants, those contributing to the formation of ground-level ozone, carbon monoxide, sulfur dioxide, or "SO(2)" and particulate matter. As a general matter, our facilities emit these pollutants at levels within regulatory requirements. Fossil fuel-fired electric utility plants are usually major sources of air pollutants, and are therefore subject to substantial regulation and enforcement oversight by the applicable governmental agencies.



     Pollutants Contributing to Ozone. Substantially all of our facilities burn fossil fuels, primarily coal, oil or natural gas, to produce electricity. The combustion of fossil fuels produces nitrogen oxides, or "NO(x)," which can react chemically with organic and other compounds present in the lower portion of the atmosphere to form ozone. Ozone in the lower portion of the atmosphere, ground-level ozone, is considered by government health and environmental protection agencies to be a human health hazard, which has prompted both the federal and state governments to adopt stringent air emission requirements for fossil fuel-fired generating stations. These requirements are designed to reduce emissions that contribute to ozone formation, with particular emphasis on NO(x).



     Carbon Dioxide. In November 1998, the United States became a signatory to the Kyoto Protocol to the United Nations Framework Convention on Climate Change. The Kyoto Protocol calls for developed


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nations to reduce their emissions of greenhouse gases, which are believed to contribute to global climate change. Carbon dioxide, which is a major byproduct of the combustion of fossil fuel, is considered to be a greenhouse gas. The Kyoto Protocol, however, will not become enforceable law in the United States unless and until the U.S. Senate ratifies it. If the U.S. Senate ultimately ratifies the Kyoto Protocol and greenhouse gas emission reduction requirements are implemented, the resulting limitations on power plant carbon dioxide emissions could have a material adverse impact on all fossil fuel-fired facilities, including our facilities.



     Particulates. The U.S. Environmental Protection Agency, or EPA, issued a new and more stringent national ambient air quality standard, or NAAQS, in July 1997 for fine particulate matter. Under the time schedule announced by the EPA when the new standard for fine particulates was adopted, geographical areas that were nonattainment areas for the standard were to be designated in 2002, and control measures for significant sources of fine particulate emissions were to be identified in 2005. On May 14, 1999, however, the U.S. Court of Appeals for the District of Columbia Circuit vacated and remanded the fine particulate standard to the EPA for further justification. As a result, there is no presently enforceable standard for fine particulates, and we do not know what impact, if any, future revision to this standard may have on our facilities. If an ambient air quality standard for fine particulates is promulgated, further NO(x) and SO(2) reductions may be required for those of our facilities located in areas where sampling indicates the ambient air does not comply with the final standards that are adopted.



     Solid Wastes. All our facilities operate in states that have been authorized to administer the federal Resource Conservation and Recovery Act, or RCRA, which regulates the management and disposal of hazardous wastes. These states also regulate, through their own state programs, the management and proper disposal of non-hazardous waste and recycled materials. We have significantly reduced our overall waste disposal amount through various pollution prevention and waste minimization programs.



     Water Issues. The federal Clean Water Act generally prohibits the discharge of any pollutants, including heat, into any body of surface water, except in compliance with a discharge permit issued by a state environmental regulatory agency or the EPA. All of our facilities that are required to have such permits either have them or have timely applied for extensions of expired permits and are lawfully operating under the prior permit.



     The EPA has issued for public comment proposed rules that would impose uniform, minimum technology requirements on new cooling water intake structures. Similar rules for existing intake structures are expected to be prepared in the summer of 2001. It is not known at this time what requirements the final rules for existing intake structures will impose and whether our existing intake structures will require modification as a result of such requirements.



     In July 2000, the EPA issued final rules for the implementation of the total maximum daily load, or TMDL, program of the Clean Water Act. The goal of the TMDL rules is to establish, over the next 15 years, the maximum amounts of various pollutants that can be discharged into waterways while keeping those waterways in compliance with water quality standards. The establishment of TMDL values may eventually result in more stringent discharge limits in each facility's wastewater discharge permit. Such limits may require our facilities to install additional wastewater treatment, modify operational practices or implement other wastewater control measures. Certain members of Congress have expressed to the EPA concern about the TMDL program with respect to such issues as the scientific validity of data used to establish TMDLs as well as the costs to implement the program.



Specific Environmental Issues Affecting Our Plants



     Liability for Preexisting Conditions. Under the purchase agreement between Sithe Energies and REPG, REPG agreed, with a few exceptions, to:



     - assume liability for, and provide indemnification against, remediation and other consequences of the presence, handling, storage or release of hazardous and toxic materials on any of the sites of our


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       electric generating stations or at off-site locations to the extent resulting from events on or after November 24, 1999.



     - any noncompliance by Sithe Energies with environmental requirements, in each case whether arising or relating to events occurring prior to, on or after the date of the acquisition from Sithe Energies, except as noted, and



     - assume similar indemnification obligations of Sithe Energies owed to the prior owners of the facilities.



We are not currently aware of any environmental condition at any of our Mid-Atlantic region facilities that we expect to have a material adverse effect on our financial position, results of operations or cash flows.



     Nitrogen Oxides. A multistate memorandum of understanding dealing with the control of NO(x) air emissions from major emission sources has been signed by the Ozone Transport Commission states primarily in the Mid-Atlantic and Northeastern states. The memorandum of understanding and underlying state laws establish a regional three-phase plan for reducing NO(x) emissions from electric generating units and large industrial boilers within the ozone transport region, or OTR. Implementation of Phase 1 was the installation of reasonably available control technology, or RACT no later than May 31, 1995. This was successfully completed. Phase 2 commenced in 1999 and will continue through 2002. Phase 3 will begin in 2003. The rules implementing Phase 2 and 3:



     - establish NO(x) budgets, or emissions caps during the ozone season of May through September,



     - establish methodology to allocate the allowances to affected sources within the budget, and



     - require an affected source to account for ozone season NO(x) emissions through the surrender of NO(x) allowances.



The number of NO(x) allowances available to each facility under the annual budget decreases as the program progresses, which effectively forces an overall reduction in NO(x) emissions. We currently have been allocated sufficient NO(x) allowances to meet the Phase 2 emission reduction targets. During Phase 3, we will receive fewer allowances under a reduced NO(x) budget. We currently anticipate capital expenditures of approximately $64 million through 2002 to meet the Phase 3 budget levels for our facilities. We also anticipate that the consortium of owners of the Conemaugh and Keystone stations will elect to install additional NO(x) controls on one or more of the boilers at these stations during the next few years to maintain compliance with these facilities' budget allocations. We will be responsible for the cost of any capital expenditures at Conemaugh and Keystone in proportion to our lessor's ownership percentage through a NO(x) cap and trade system, similar to that described below for SO(2). We may purchase NO(x) allowances in addition to those that are allocated to our facilities in order to minimize the total cost of compliance. We also believe that recent installations of additional boiler operational control systems at our Keystone and Conemaugh stations and future installations at the Portland and Shawville stations will further enhance our ability to control NO(x) emissions.



     Pennsylvania and New Jersey state regulations implement both the Phase 2 and 3 emission reductions through a NO(x) cap and trade system, similar to that described below for SO(2). Under regulatory systems of this type, we may purchase NO(x) allowances from other sources in the area in addition to those that are allocated to our facilities, instead of installing NO(x) emission control systems at our facilities. Depending on the market conditions, the purchase of extra allowances for a portion of our NO(x) budget requirements may minimize the total cost of compliance. Our current NO(x) compliance strategy relies primarily on emission reduction projects, but does incorporate some allowance purchases for a small fraction of our expected NO(x) allowance requirements.



     Separate and apart from the requirements described above, the EPA has initiated several regulatory and enforcement efforts that are intended to impose limitations on major NO(x) sources located in the eastern United States and the Midwest in order to reduce the formation and regional transport of ozone. Such regulatory efforts include the EPA's Section 126 rule and the NO(x) SIP Call, both of which would establish a federal NO(x) emissions cap-and-trade program that would apply to some existing utilities and large industrial sources located in 12 states whose emissions the EPA has determined contribute to air quality problems in "downwind" states (generally in the northeast corner of the United States). The Pennsylvania regulations in 25 PA, Chapter 145 and New Jersey regulations under N.J.A.C. 7:27-31 will satisfy the NO(x) emission goals specified in those regulatory efforts.



     The EPA also has been conducting a nationwide enforcement investigation regarding the historical compliance of coal-fueled electric generating stations with various permitting requirements of the Clean Air Act. Specifically, the EPA and the U.S. Department of Justice have recently initiated formal enforcement actions and enforcement litigation against several other utility companies that operate coal-fueled utility stations, alleging that these companies modified their plants (sometimes more than 20 years ago) without proper preconstruction permit authority. The Conemaugh station responded to a formal information request by the EPA in June 1998 related to this EPA enforcement initiative. Subsequently, the Shawville and Keystone stations responded to similar, but more detailed, requests. We have received an additional letter dated January 10, 2001 from the Environmental Protection Agency requesting information related to work activities conducted at the Seward, Portland and Titus stations. Any litigation, if pursued successfully by the EPA against any of these three stations, could result in the imposition of substantial penalties and could accelerate the timing of emission reduction expenditures currently contemplated for the facilities. If fines and penalties connected to such litigation are imposed on our facilities, affiliates of GPU will be responsible for such fines and penalties but GPU will not be responsible for emission reduction expenditures necessary to correct any historical non-compliance.



     Sulfur Dioxide. The Clean Air Act acid rain provisions require substantial reductions in SO(2) emissions. Implementation of the acid rain provisions is achieved through a total cap on SO(2) emissions from affected units and an allocation of marketable SO(2) allowances to each affected unit. Operators of electric generating units that emit SO(2) in excess of their allocations can buy additional allowances from other affected sources. We currently project the number of SO(2) allowances allocated to our Mid-Atlantic facilities will be less than projected SO(2) emissions through 2026. Whether we will have an excess or deficit of SO(2) allowances for any given year will depend, in part, on the capacity utilization of each of the facilities. We currently intend to comply with acid rain SO(2) requirements by purchasing additional allowances to make up any deficit from our allowance allocation. However, depending on the extent of any allowance deficits, the price and the availability of allowances and other factors, we will consider changing to low-sulfur coal or other emission control technologies to maintain compliance.



     A number of our coal-fired stations have also had to address concerns raised by the state and federal environmental agencies regarding impacts on the ambient air quality caused by the facility's SO(2) emissions, and specifically impacts on modeled compliance with the NAAQS for SO(2).



     The Keystone, Conemaugh and Seward stations are located in the proximity of the Chestnut and Laurel Ridges. To address concerns expressed by the EPA and the Pennsylvania Department of Environmental Protection, or PaDEP, about the ambient air quality for SO(2) in this area, a prior owner of those stations conducted air quality modeling studies for these three stations to assess compliance with the NAAQS for SO(2). Based on these studies, more stringent SO(2) emission limits were placed on these three stations, and the stations currently comply with these limits. Based on similar SO(2) NAAQS modeling studies for the Portland, Warren and Shawville stations, the PaDEP imposed more stringent SO(2) emissions limits at the Warren station. The results of the studies show that the Portland and Shawville stations do not require revised SO(2) emission limits to demonstrate attainment of the SO(2) NAAQS. Finally, results of a similar SO(2) NAAQS modeling study for the Titus station suggest that SO(2) emissions reductions or increased vent gas dispersion may be necessary to maintain modeled NAAQS compliance. Final resolution of the Titus SO(2) modeling study could result in the construction of a new emissions stack to increase vent gas dispersion within the next two or three years, which may cost an estimated $5 million to $7 million. These amounts have been included in the financial projections of the independent engineer.



     Visibility Impairment Rules. The EPA has promulgated regulations relating to reduction in the impairment of visibility resulting from man-made pollution. The primary target of these regulations would be SO(2), NO(x), and hydrogen chloride air emissions from stationary sources. The regulations have been challenged in court, and the ultimate impact of these regulations on our facilities is uncertain. Even under the existing regulations, there would be no impact on our facilities until 2012 and beyond.



     Mercury. The EPA is currently considering whether it will regulate steam electric generating plants under Title III of the Clean Air Act, which addresses emissions of hazardous air pollutants from specific industrial categories. Power plants are a source of mercury air emissions. If the EPA decides to regulate the electric power industry under Title III of the Clean Air Act, it will likely establish emission control standards for mercury, as well as, potentially, other hazardous air pollutants. The standards likely would not be imposed on affected sources until 2010 or later. The applicable control level is uncertain, as is the cost of these potential future rules.



     Asbestos and Lead-based Paint. Many of our facilities are more than 40 years old, and as a result contain significant amounts of asbestos insulation, other asbestos containing materials, as well as lead-based paint. Existing state and federal rules require the proper management and disposal of these potentially toxic materials. We have developed a management plan that includes proper maintenance of existing non-friable asbestos installations, and removal and abatement of asbestos containing materials where necessary because of maintenance, repairs, replacement or damage to the asbestos itself. We have planned for the proper management, abatement and disposal of asbestos and lead-based paint at our facilities in our financial planning.



     Clean Water Act. The PaDEP is currently evaluating the existing thermal load on the stream that receives the Shawville cooling water discharge. This evaluation may result in a reduced temperature limit in the wastewater discharge permit for the Shawville cooling water discharge. Depending on the final limits established, installation of a cooling tower that would cost approximately $10 million may be required. This amount has been included in the financial projections of the independent engineer.



     Solid Wastes. Several of our facilities are subject to regulations in Pennsylvania governing ash disposal sites. These regulations require, among other things, the development of a groundwater assessment plan if groundwater monitoring indicates degradation of water quality. A groundwater assessment must evaluate the cause and determine the need for abatement measures. Groundwater assessments have been developed for several of our ash disposal sites. Specifically, the Titus station ash disposal site was upgraded in 1991 and meets many of the Pennsylvania lined facility requirements. Nevertheless, groundwater degradation has been identified at that site. In 1996, an abatement plan was filed with the PaDEP in conjunction with the Titus ash disposal site repermitting application. The plan states that any contaminated groundwater will be appropriately abated until the landfill is closed, which is expected to occur in 2008 or 2009. Prior to the projected landfill closure, procedures will be implemented to evaluate the groundwater condition at the site and determine if additional remediation is required. Similarly, the Portland station ash disposal site requires significant modifications under a state permit issued in December 1998 that requires a synthetic liner and a leachate collection and treatment system. These modifications are nearing completion. In general, we expect to develop and expand existing ash disposal sites as well as close other ash disposal sites at various facilities during the lives of those facilities. These activities may include various remedial activities to address actual or threatened impacts on groundwater from prior disposal activities or other technical construction requirements imposed by the applicable regulatory agency. The associated expenditures have been included in the financial projections of the independent engineer.



     Other residual waste compliance requirements in Pennsylvania apply to waste water treatment processes including the use of storage impoundments, which eventually will also require groundwater monitoring systems, and potential assessments of the impact, if any, on groundwater. Groundwater abatement may be necessary at locations where pollution problems are identified. The removal of all the residual waste, sometimes called clean closure, has been completed at some of our impoundments to eliminate the need for future monitoring and abatement requirements. Wastewater storage impoundments must implement groundwater monitoring plans. The PaDEP has approved the monitoring plans for the

Keystone and Conemaugh stations. Implementation of those plans has begun. The plans for the Shawville, Titus and Portland stations are awaiting PaDEP approval.


     Hazardous Substances/Site Remediation. Under federal environmental monitoring requirements, an affiliate of GPU, as prior owner of our Seward station, reported to the PaDEP that contaminants from coal mine refuse piles were identified in stormwater runoff at the property where the station is situated. That affiliate of GPU signed a modified consent order, effective December 1996, and an amendment, in December 1998, that established a schedule for submitting a plan for long-term remediation, based on future operating scenarios. We estimate that the remediation on the Seward station property will range from $6 million to $10 million. These amounts have been included in the financial projections and anticipated environmental expenditures for the Seward station of the independent engineer. We base this cost estimate on continuing discussions with the PaDEP about the method of remediation, the extent of remediation required and available cleanup technologies. Under the acquisition agreements by which Sithe Energies purchased our facilities from affiliates of GPU, a GPU affiliate has agreed to retain responsibility for up to $6 million of environmental liabilities arising as a result of or in connection with the investigation or remediation of hazardous substances disposed, released or stored prior to November 24, 1999 in connection with the coal refuse site at the Seward station. We will be responsible for any amounts in excess of that $6 million. In August 2000 we signed a modified consent order that committed us to complete the remediation work no later than November 2004. On-site work has commenced in accordance with the modified order.



     We are generally responsible for the liabilities associated with site contamination at our facilities, with the exception of the first $6 million to remediate the coal mine refuse pile at the Seward station and all costs associated with the remediation of asbestos contamination identified at an office building. An affiliate of GPU, Inc. retained liabilities associated with the disposal of hazardous substances to off-site locations prior to November 24, 1999. In that regard, the presence of hazardous substances at the generating facilities could expose us to potential liabilities associated with the cleanup of contaminated soil and groundwater under federal or state Superfund statutes. Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA or Superfund, owners and operators of facilities from which there has been a release or threatened release of hazardous substances, together with those who have transported or arranged for the disposal of those substances, are liable for:


     - the costs of responding to that release or threatened release, and


     - the restoration of natural resources damaged by any such release.



The liability imposed by the statute is both strict and, under almost all circumstances, joint and several. Any such liabilities could have a material adverse effect on us. We are not aware of any liabilities that we are responsible for under CERCLA that would have a material adverse effect on us, our financial position, results of operations or cash flows.



     We are also responsible for remediation costs under the New Jersey Industrial Site Recovery Act, or ISRA, relating to our facilities located in New Jersey. Under ISRA, owners and operators of industrial properties are responsible for performing all necessary remediation at the facility prior to closing, or undertaking actions that ensure that the property will be remediated after the closing. In connection with the acquisition of our facilities from Sithe Energies, we have agreed to take responsibility for any costs under ISRA relating to the New Jersey properties, which include the Gilbert, Sayreville, Glen Gardner and Werner stations. We estimate that the costs to fulfill our obligations under ISRA will be approximately $5 to $10 million. Provision has been made in the financial projections of the independent engineer for these costs. However, these remedial activities are still in the early investigative stage. Following further investigation the scope of the necessary remedial work could increase, and we could, as a result, incur significantly greater costs.


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

                                   MANAGEMENT

ABOUT OUR MANAGEMENT COMMITTEE AND EXECUTIVE OFFICERS

     REMA is a sole-member limited liability company, whose affairs are managed through a management committee.

     The members (and their ages) of REMA's management committee, and the directors of or the members of the management committees of the subsidiary guarantors, are Joe Bob Perkins (40) and David G. Tees (56).


     Joe Bob Perkins has served as Executive Vice President of RRI since September 2000 and as Executive Vice President and Group President, Wholesale Businesses, of RRI since January 2001. He served as President and Chief Operating Officer of REWG and of REPG since 1998. In 1998, Mr. Perkins served as President and Chief Operating Officer of REPG. Between 1996 and 1998, Mr. Perkins served as Vice President -- Corporate Planning and Development of Reliant Energy. Before joining Reliant Energy, Mr. Perkins served as Vice President of Business Development and Corporate Secretary of Coral Energy Resources, L.P. and Vice President and General Manager of Coral Power, L.L.C. Between 1994 and 1995, he was Director of Business Development for Tejas Gas Corporation.



     David G. Tees has served as Senior Vice President of Generation Operations for REWG since 1998. During 1997 and 1998, Mr. Tees served as Vice President of Operations for HI Power Generation Group. Between 1986 and 1997, Mr. Tees served as Vice President of Energy Production for Houston Lighting & Power Company. Mr. Tees joined Houston Lighting & Power Company in 1966 and worked in various positions in the power department until 1986.


     We list below REMA's executive officers and its subsidiary guarantors' executive officers, with their respective positions.


NAME                                                   AGE                POSITION
----                                                   ---                --------
John H. Stout........................................  51    Vice President and General Manager
W. Paul Ruwe, Jr. ...................................  49    Vice President
Joseph J. Wagner, Jr. ...............................  51    Vice President
James E. Hammelman...................................  43    Treasurer
Lloyd A. Whittington.................................  45    Assistant Treasurer
Michael L. Jines.....................................  42    Secretary
Rufus S. Scott.......................................  56    Assistant Secretary


     We describe below the principal occupations and business activities of our executive officers for the past five years in addition to their positions described above.

     John H. Stout has served as Vice President, California Asset Commercialization of REPG and as Vice President and General Manager of Reliant Energy California Holdings since 1999. In 1998, Mr. Stout served as General Manager, California Acquisitions for REPG. During 1996 and 1997, Mr. Stout served as Managing Director, Power Origination for Noram Energy Services, Inc. Before 1996, Mr. Stout held the position of General Manager, Energy Control for Houston Lighting & Power Company.


     W. Paul Ruwe, Jr. has served as Vice President, Mid-Atlantic/Eastern Plant Operations of REWG since May 2000. In 1999 and 2000, Mr. Ruwe served as Vice President of Unregulated Plant Operations of REWG. Before joining Reliant Energy, Mr. Ruwe served as a Senior Consultant for Muse, Stancil & Co. between 1997 and 1999. Between 1990 and 1997, Mr. Ruwe served in various Asset Management and Business Development positions at Destec Energy, Inc.


     Joseph J. Wagner, Jr. became Vice President of REMA in July 2000. He previously served as Director of Operations of REMA since May 2000 and as Vice President of Operations of Sithe Mid-Atlantic Power Services, Inc. from November 1999 to May 2000. Between 1991 and November 1999, he served as the Director of the Keystone Generating Station of GPU Generation, Inc.

     James E. Hammelman has served as Treasurer of REPG since March 1999. Before joining REPG in December 1998, from 1996 to 1998, Mr. Hammelman served as Vice President and Treasurer of Tractebel Power, Inc. with primary responsibility for corporate and structured finance. Before 1996, Mr. Hammelman was employed by Conoco Inc. as Director, Downstream Projects with a focus on project finance.

     Lloyd A. Whittington has served as Assistant Treasurer of REPG since 1999 and as Manager, Treasury Operations of Reliant Energy since 1998. Before 1998, Mr. Whittington served in various capacities in the customer service organization of Entergy Corp. as well as Director, Shareholder Services of Gulf States Utilities Co. before the merger with Entergy Corp.

     Michael L. Jines has served as Vice President and General Counsel, REWG since 1998. Before that time, Mr. Jines served in various positions in the Reliant Energy Law Department. Since 1992, Mr. Jines has been responsible for the legal services required to support both the domestic and international power development activities of Reliant Energy and its subsidiaries. Mr. Jines has been employed by Reliant Energy since 1984.

     Rufus S. Scott has served as Vice President, Deputy General Counsel and Assistant Corporate Secretary of Reliant Energy since 1995. In 1985, Mr. Scott joined the company as a managing attorney and was named associate general counsel the same year. Before 1985, Mr. Scott worked at Phillips Petroleum Co. and at the law firm of Baker Botts L.L.P.

COMPENSATION OF MANAGEMENT

     REPG pays directly the salaries of our management listed above. A portion of those salaries will effectively be paid by REMA through the support services agreement with REPG. This support services agreement is described under "Related Party Arrangements."

     All members of our management are eligible to participate in employee benefit plans and arrangements sponsored by Reliant Energy for its similarly situated employees, including its pension plan, savings plan, long-term incentive compensation plan, annual incentive compensation plan, health and welfare plans and other plans that may be established in the future.

                           RELATED PARTY ARRANGEMENTS


     REMA's sole member is Reliant Energy Northeast Generation, Inc., which owns all of REMA's equity interest. Reliant Energy Northeast Generation, Inc. is a 100% directly owned subsidiary of Reliant Energy Northeast Holdings, Inc., which is a 100% directly owned subsidiary of REPG. REPG is a 100% directly owned subsidiary of RRI, which is a 100% directly owned subsidiary of Reliant Energy.


PROCUREMENT AND MARKETING AGREEMENT


     REMA and each of its subsidiaries owning generating facilities are parties to a procurement and marketing agreement with RES, a 100% directly owned subsidiary of RRI, under which RES is entitled to procurement and power marketing fees. Under that agreement, RES


     - procures coal, fuel oil and emissions allowances on our behalf at a pass through price

     - procures gas on our behalf at a pass through price or for an index price plus costs of delivery depending on when and how the gas is procured, and

     - markets power and surplus gas, fuel oil and emissions allowances on our behalf

     Please read "Description of Principal Transaction Documents -- Key Contracts With Affiliated Entities -- Procurement and Marketing Agreement."

     We do not, and RES will not, procure coal, natural gas or limestone for the Keystone station or the Conemaugh station or submit the bid price to the PJM ISO for dispatch of power from those stations. Please read "Description of Principal Transaction Documents -- Acquired Contracts -- Contracts and Commitments Regarding Keystone and Conemaugh Stations -- Fuel Procurement and Dispatch Arrangement for Keystone and Conemaugh Stations."

SUPPORT SERVICES AGREEMENT


     We are a party to a support services agreement with REPG under which REPG will, on an as-requested basis and at cost, provide or procure from third parties services in support of our business in areas such as human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. REPG has agreed to provide these services only to the extent it or its affiliates provide these services for its or its subsidiaries' generating assets. Please read "Description of Principal Transaction Documents -- Key Contracts With Affiliated Entities -- Support Services Agreement."


NOTES TO AFFILIATED ENTITIES


     As of September 30, 2000, we had an aggregate of approximately $962 million outstanding in subordinated indebtedness owed to an affiliate of Reliant Energy. For a description of additional subordinated debt we issued in early 2001, see
" -- Other Intercompany Debt." Payments under this indebtedness are subordinated to REMA's lease obligations as described under "Outstanding
Indebtedness -- Notes to Affiliated Entities" and may be made only to the extent permitted under the covenant described in "Description of the Exchange Certificates -- Covenants -- Limitations on Restricted Payments and Restricted Investments" beginning on page 89.


WORKING CAPITAL NOTE


     REMA has executed a two-year revolving note with Reliant Energy Northeast Holdings, Inc. under which we may borrow, and Reliant Energy Northeast Holdings, Inc. is committed to lend, up to $30 million from time to time for working capital needs. Borrowings under the note will be unsecured and will rank equal in priority with REMA's lease obligations. REMA may replace this note with a working capital facility from an unaffiliated lender.

SUBORDINATED WORKING CAPITAL FACILITY

     REMA has entered into an irrevocably committed subordinated working capital facility with Reliant Energy Northeast Holdings, Inc., or RENH. RENH will fund REMA's drawings under this facility through borrowings or equity contributions irrevocably committed to RENH by RERC or another entity rated at least Baa2 by Moody's and BBB by Standard & Poor's. REMA may borrow under this facility to pay operating expenditures, senior indebtedness and rent, but excluding capital expenditures and subordinated indebtedness. In addition, RENH must make advances to REMA and REMA must obtain such advances under such facility up to the maximum available commitment under such facility from time to time if our pro forma coverage ratio does not equal or exceed 1.1 to 1.0, measured at the time rent under the leases is due. Subject to the maximum available commitment, drawings will be made in amounts necessary to permit us to achieve a pro forma coverage ratio of at least 1.1 to 1.0. Initially the amount available under each of the subordinated working capital facility and the related RENH facility was $120 million, declining to $0 in 2011. Presently, there are no borrowings outstanding under this facility. Please read "Outstanding Indebtedness -- Subordinated Working Capital Facility."


OTHER INTERCOMPANY DEBT



     REMA has also borrowed from Reliant Energy Northeast Holdings, Inc. approximately $83 million. The borrowing will mature on January 1, 2029, bears interest at a fixed rate of 9.4% and is unsecured. Repayment of the borrowing will be subordinated to REMA's lease obligations as required by the lease documents and as described above under "-- Notes to Affiliated Entities."

                 DESCRIPTION OF PRINCIPAL TRANSACTION DOCUMENTS

ACQUISITION AGREEMENT WITH SITHE ENERGIES

  General

     REPG, as buyer, and Reliant Energy, as guarantor, entered into a purchase agreement dated as of February 19, 2000 with Sithe Energies and one of its subsidiaries, Sithe Northeast Generating Company, Inc., to purchase (1) all of the equity interests in REMA and affiliated companies that are now its subsidiaries and (2) demand notes aggregating approximately $1.6 billion that we owed to the Sithe Energies subsidiary. REPG assigned its right to purchase the equity interests and notes to two of its subsidiaries, Reliant Energy Northeast Generation, Inc., which is our immediate parent company, and Reliant Energy Northeast Holdings, Inc.

  Purchase Price

     The purchase price for the acquisition was $2.1 billion, subject to adjustment for various items, including

     - changes in net working capital of REMA and the other acquired companies

     - capital expenditures relating to our facilities, and

     - development costs and other expenditures approved by REPG and made by REMA and the other acquired companies


We expect that all purchase price adjustments will be finalized during the first quarter of 2001.


  Assets

     Under the purchase agreement, as assigned by REPG, Reliant Energy Northeast Generation, Inc. acquired us. After the acquisition, REMA acquired the companies that own the facilities located in New Jersey (1,499 MW) and Maryland (18 MW), and those companies became its subsidiaries. REMA owns directly or leases all of the Pennsylvania facilities (2,745 MW). In total, the acquisition covered 21 facilities.

ACQUIRED CONTRACTS

  Contracts and Commitments Regarding Keystone and Conemaugh Stations

     Owners' Agreements. The owners of each of the Conemaugh station and the Keystone station have entered into separate owners' agreements that specify that the stations are owned as tenants-in-common and that each owner's entitlement to energy and capacity from the respective station is in accordance with such owner's applicable ownership percentage in the station. The owners' agreements also provide that each owner bears loss and liability for bodily injury, death or damage arising out of the ownership or operation of the applicable station in accordance with its respective ownership interests in such station.

     The co-owners of the Conemaugh station and their percentage ownership interests are as follows:


                                                            PERCENTAGE
CO-OWNERS                                                   INTERESTS
---------                                                   ----------
Atlantic City Electric Company...........................       3.83%
Constellation Power Source Generation, Inc. .............      10.56
Conectiv Delmarva Generation, Inc. ......................       3.72
PECO Energy Company......................................      20.72
PPL Montour, LLC and Allegheny Energy Supply
  Conemaugh, LLC.........................................       9.72*
PPL Montour, LLC.........................................      11.39
PSEG Fossil LLC..........................................      22.50
Conemaugh Lessor Genco LLC...............................      16.45**
UGI Development Company..................................       1.11
                                                              ------
          Total..........................................     100.00%


---------------


 *This interest is held as tenants in common of the undivided interest.



** This interest is leased by REMA.



     Atlantic City Electric Company and Conectiv Delmarva Generation, Inc. have announced that they are selling their respective interests in the Conemaugh station to NRG Energy, Inc.


     The co-owners of the Keystone station and their percentage ownership interests are as follows:


                                                            PERCENTAGE
CO-OWNERS                                                   INTERESTS
---------                                                   ----------
Atlantic City Electric Company............................      2.47%
Constellation Power Source Generation, Inc. ..............     20.99
Conectiv Delmarva Generation, Inc.........................      3.70
PECO Energy Company.......................................     20.99
PPL Montour, LLC..........................................     12.34
PSEG Fossil LLC...........................................     22.84
Keystone Lessor Genco LLC.................................     16.67*
                                                              ------
          Total...........................................    100.00%


---------------

* This interest is leased by REMA.


     Atlantic City Electric Company and Conectiv Delmarva Generation, Inc. have announced that they have entered into definitive agreements to sell their interests in the Keystone station to NRG Energy, Inc.


     Operating Agreements. The Keystone and Conemaugh stations are operated under operating agreements that we describe below.

     REMA operates and manages the Conemaugh station and the Keystone station on behalf of the co-owners under separate ownership and operating agreements through REMA's wholly owned subsidiary, Reliant Energy Management. The ownership and operating agreements for the Conemaugh station and the Keystone station have substantially the same material terms. Reliant Energy Management was the operator of both the Conemaugh station and the Keystone station under a different name when we were owned by Sithe Energies. We maintain this management structure. Reliant Energy Management continues to operate the Conemaugh station and the Keystone station under the original ownership and operating agreements.


     The Conemaugh operating agreement was entered into as of December 1, 1965, and the Keystone operating agreement was entered into as of December 1, 1967. Generally, the operating agreements require Reliant Energy Management to maintain and operate the Conemaugh station and the Keystone station in accordance with "good utility practice" and operating plans developed and updated annually by Reliant

Energy Management and the co-owners and approved by the co-owners. The operating agreements also specify other operating duties, including, among others,

     - management of personnel, fuel supply and real estate matters

     - purchase of material and services

     - keeping the applicable station in "safe and efficient operating condition"

     - protecting property by taking action approved by the applicable owners

     - performing other agreed services if requested by the applicable owners, and

     - performing accounting and billing functions

     Generally, the co-owners of each station make all decisions concerning the station by unanimous consent. If the owners cannot agree and the matter is likely to impede any operation of either station, a decision of all except one of the applicable owners or the owners of applicable ownership interests of at least 75% will decide the matter. Matters arising in connection with the operation and maintenance of each station that are not covered in the operating agreements are the responsibility of the applicable owners and not Reliant Energy Management.

     Reliant Energy Management operates and maintains each station at cost and without profit. Reliant Energy Management's liability for any damages is limited to any insurance proceeds it receives; otherwise, the applicable owners are liable proportionately to their ownership interest. Reliant Energy Management is required by the operating agreements to maintain statutory workers' compensation, for which it is reimbursed at cost. The owners of each station must provide comprehensive public liability and hazard and property insurance, which must cover physical loss and damage to each station, except for Reliant Energy Management's property.

     The term of each operating agreement extends each year for an additional year. Each operating agreement permits the owners of each station to terminate the respective operating agreement on any December 31 upon three years' prior notice. The owners of the Conemaugh station and owners of the Keystone station have elected to terminate the respective operating agreements effective as of December 31, 2002 and have not yet decided on replacement operating agreements.

  Fuel Procurement and Dispatch Arrangement for Keystone and Conemaugh Stations

     Neither RES nor we procure coal, natural gas or limestone for the Keystone and Conemaugh stations. Instead, the co-owners of those stations rely on a team of personnel, known as Key-Con Fuels, to procure those commodities under spot, short-term and long-term contracts as agent for the co-owners. Under that arrangement, the co-owners, including REMA, take direct title to the commodities procured by Key-Con Fuels. The personnel in Key-Con Fuels currently are on the payroll of Reliant Energy Management, as operator of the Keystone and Conemaugh stations, but take direction only from the Keystone-Conemaugh owners committee.

     Key-Con Fuels prepares, on an annual basis, a coal supply plan for the review and approval of the Keystone-Conemaugh owners committee. Key-Con Fuels currently has the following base amounts of coal under short-term and long-term contracts for the Keystone and Conemaugh stations:

YEAR                                      KEYSTONE   CONEMAUGH
----                                      --------   ---------
                                             (MILLION TONS)
2001....................................   4.573       4.703
2002....................................   4.436       2.223
2003....................................   4.755       1.581
2004....................................   3.820       0.707
2005....................................   2.800       0.000

     Neither RES nor we submit the bid price to the PJM ISO for energy produced by the Keystone and Conemaugh stations. Instead, the co-owners of those stations rely on a team of personnel, known as the Keystone-Conemaugh Projects Office, to submit that bid price. The personnel in the Keystone-Conemaugh Projects Office currently are on the payroll of Reliant Energy Management, as operator of the Keystone and Conemaugh stations, but take direction only from the Keystone-Conemaugh owners committee. Reliant Energy Management, as operator of the Keystone and Conemaugh stations, submits to the PJM ISO the technical data regarding availability and other factors required by the PJM ISO. If the PJM ISO dispatches the Keystone and Conemaugh stations, each co-owner has the right to market its share of the energy produced by those stations. Each co-owner can sell that energy into the PJM system, sell or trade that energy under bilateral arrangements or use that energy. RES markets our share of that energy on our behalf under the procurement and marketing agreement.

     Each co-owner has the right to market its share of the capacity of the Keystone and Conemaugh stations. RES markets our share of that capacity on our behalf under the procurement and marketing agreement.

  Interconnection Agreements

     Before our acquisition from Sithe Energies and one of its subsidiaries, REMA and each of its subsidiaries owning generating facilities entered into five interconnection agreements that establish the requirements, terms and conditions for the interconnection of their existing electric generating facilities to the interconnection providers' transmission system and for the provision by the interconnection provider of building, revenue metering and other local services to those facilities. Unless terminated earlier in accordance with its terms, each interconnection agreement remains in effect until the earlier of a mutually agreeable termination date or, insofar as it relates to a particular facility, the retirement date for that facility. With specified exceptions, we are not responsible for the costs of providing interconnection service to our facilities or for the costs of providing building services. We are, however, responsible for the costs of providing revenue metering services and, in some cases, for the costs of other local services.

     The interconnection provider has rights under the interconnection agreements to discontinue interconnection service or curtail energy delivery if, in its reasonable judgment, the operation of one or more of our facilities would have a material adverse impact on the quality of its service or would interfere with the safe and reliable operation of the transmission system. In addition, either party may take reasonable and necessary action if, in the good faith judgment of that party, there exists an emergency that endangers or might endanger life or property. Neither we nor the interconnection provider is liable under the interconnection agreements for interruptions or damages resulting from electrical transients, unless caused by gross negligence or willful misconduct.

     We are required under the interconnection agreements to comply with the requests, orders and directives of the interconnection provider to the extent they are

     - issued under good utility practice and, in the case of the Keystone and Conemaugh stations only, applicable law and regulation

     - not unduly discriminatory, and

     - otherwise in accordance with applicable tariffs

  Transition Power Purchase Agreements

     Before our acquisition from Sithe Energies and one of its subsidiaries, REMA and each of its subsidiaries owning generating facilities, Sithe Energies and Sithe Power Marketing executed three transition power purchase agreements with affiliates of GPU, Inc., each dated November 24, 1999. We have acquired the rights and obligations of Sithe Energies and Sithe Power Marketing under these agreements.

     Under the transition power purchase agreements, we and each of the GPU affiliates have an option agreement for the purchase and sale of electric generating capacity, but not energy or ancillary services. We have a "put option" whereby GPU is obligated to accept and purchase capacity from us up to the maximum put capacity. GPU has a "call option" whereby we are required to provide and sell capacity to GPU up to the maximum call capacity. Three months before each contract year end, we must choose whether to exercise the put option for the following contract year under each of the agreements. Then, the affiliates of GPU must decide whether to exercise the call option in respect of any capacity for which we have not exercised our put option.

     The maximum put capacity for each contract year equals GPU's forecast of the amount of installed capacity that it will need to satisfy its installed capacity obligations during that contract year minus the installed capacity available to GPU from other specified sources. The maximum call capacity for each contract year equals the maximum put capacity minus the amount of installed capacity for which we exercise our put option for that contract year. The transition power purchase agreements provide some flexibility to permit us to provide installed capacity to meet our obligations from sources other than our existing facilities.

     The term of the transition power purchase agreements began November 24, 1999 and will end on May 31, 2002 (or, if the PJM planning year changes, the last day of the PJM planning year ending in 2002). There is no provision for unilateral extension or early termination. A schedule of put and call prices is included and is common to all three agreements. The prices, in dollars per MW-day, and assumed revenues under these agreements, are described in the independent engineer's report included as Appendix A to this prospectus. In the first quarter of 2000, we exercised the put option described above for the twelve-month period ending May 31, 2001. The effect of our exercise of this put option is reflected in the financial projections included in the independent engineer's report.

KEY CONTRACTS WITH AFFILIATED ENTITIES

  Procurement and Marketing Agreement


     REMA and its subsidiaries owning generating facilities are parties to a procurement and marketing agreement with RES. Under that agreement, RES procures gas, coal, fuel oil and emissions allowances for our facilities and markets power from our facilities by arranging contracts with commodity suppliers and power purchasers. We may be directly responsible to those commodity suppliers and power purchasers to the extent RES executes contracts as our agent. We do not, and RES will not, procure coal, gas or limestone for the Keystone station or the Conemaugh station or submit the bid price to the PJM ISO for dispatch of power from those stations.



     Commodity Procurement. RES procures gas, coal, fuel oil and emissions allowances pursuant to the following terms:


     - Gas. RES procures gas on our behalf (1) at a pass through price in the case of gas procured as part of a forward package, later than day-ahead or under an existing or replacement contract with a local gas distribution company or (2) for an index price plus costs of delivery in any other case. RES also assists us in remarketing surplus gas upon reasonable request. We incur a gas procurement fee payable to RES of $0.07 per mmBtu of gas consumed (escalated for inflation) on a monthly basis for its gas procurement services.

     - Coal. RES procures coal on our behalf at a pass through price. We incur a coal procurement fee payable to RES of $500,000 per year (escalated for inflation) on a monthly basis for its coal procurement services allocated by facility on the basis of installed capacity beginning from when RES assumes the coal procurement responsibilities.

     - Fuel Oil. RES procures fuel oil on our behalf at a pass through price. RES also assists us in remarketing surplus fuel oil upon reasonable request. We incur a fuel oil procurement fee payable to RES of $0.07 per mmBtu of fuel oil consumed (escalated for inflation) on a monthly basis for its fuel oil procurement services.

     - Emissions Allowances. RES procures emissions allowances on our behalf at a pass through price. RES also assists us in remarketing surplus emissions allowances upon reasonable request. We incur an emissions allowance procurement fee payable to RES of $350,000 per year (escalated for inflation) on a monthly basis for its emissions allowance procurement services allocated by facility on the basis of installed capacity.


     Power Marketing. RES markets our power and passes through to us the actual net proceeds received from power sales. These power marketing services include administration of the transition power purchase agreements with GPU for their remaining terms. RES maintains a separate trading book for the power marketing transactions relating to our facilities. We reimburse RES for its costs and, in addition, we incur a power marketing fee payable to RES of $3,500,000 per year (escalated for inflation) on a monthly basis for its power marketing services allocated by facility on the basis of installed capacity.



     Payment. We pay the fees that we owe to RES under the procurement and marketing agreement only when and to the extent permitted under the covenant described in "Description of the Exchange
Certificates -- Covenants -- Limitations on Restricted Payments and Restricted Investments" beginning on page 89 with unpaid fees accumulated with interest until payment is permitted.



     Commodity Procurement and Power Marketing Guidelines. We have established commodity procurement and power marketing guidelines for RES that specify limitations on the terms of a commodity supply or power marketing arrangement that cannot be exceeded without our prior approval. These limitations could relate to, among other things,


     - pricing

     - payment terms

     - hedging

     - duration, and

     - quantity of commodity or power

Transactions that obligate us to deliver capacity, energy or ancillary services will be based upon our ability to deliver capacity, energy or ancillary services from our facilities. We do not intend to enter into those transactions for purely speculative purposes.

     Operations and Dispatch. RES has control over the dispatch of our facilities, other than the Keystone and Conemaugh stations, subject to technical limitations. We have control over scheduled outages of our facilities, other than the Keystone and Conemaugh stations, and we intend to schedule those outages in cooperation with RES.

     Term. The procurement and marketing agreement has a 30-year term. We or RES can terminate the agreement in whole or in respect of a particular service at our convenience without any payment or liability upon six months' prior notice. In addition, we or RES can terminate the agreement in respect of any or all services in the event of default (following specified notice and cure periods). In particular, we can terminate the agreement in whole or in part upon three months' prior notice if, during any rolling 12-month period, the average gross sales price for power sales arranged by RES on our behalf is less than 85% of the average gross sales price for other comparable power sales arranged by RES in the PJM control area. Our sole remedy for nonperformance, inadequate performance or faulty performance by RES, except in the case of fraud or intentional tort by RES, is termination.

  Support Services Agreement


     Scope. We are party to a support services agreement with REPG under which REPG will, on an as-requested basis, provide or procure from third parties services in support of our business. REPG has agreed to provide or procure these services only to the extent it or its affiliates provide these services for its or its subsidiaries' generating assets. These services may include

     - accounting services, including the preparation of management reports, internal auditing services and the procurement of audits

     - office administration

     - information technology and data processing services

     - human resource services and benefit planning and administration

     - preparation and submission of various legal and governmental filings and procuring and maintaining governmental approvals and permits

     - legal services

     - tax planning and preparation of administrative tax reports and returns

     - risk management services and procurement of insurance

     - cash management, treasury and finance services

     - purchasing of materials, supplies and equipment

     - construction management and engineering services

     - safety and environmental services, and

     - other services of this general administrative nature

     REPG may provide these services directly or, in its sole discretion, may arrange contracts with other service providers. We may be directly responsible to these other service providers to the extent REPG executes contracts as our agent. We currently estimate that the total amount owing to REPG and other service providers under the support service agreement will be approximately $7 million per year, escalated for inflation.


     Payment. We compensate REPG for its costs but only when and to the extent permitted under the covenant described in "Description of the Exchange Certificates -- Covenants -- Limitations on Restricted Payments and Restricted Investments" beginning on page 89 with unpaid costs accumulated with interest until payment is permitted. Payments we may be required to make to other service providers directly under contracts executed by REPG as our agent, however, will not be restricted by the covenant referenced in the immediately preceding sentence.


     Warranty and Limitation of Liability. REPG has agreed to perform, or cause other service providers to perform, the services with the same degree of care as REPG customarily exercises in respect of its and its subsidiaries' electric generating facilities and in material compliance with all applicable laws. REPG's legal liability, however, will not exceed the compensation paid to REPG for its services.

     Term. The support services agreement has a 30-year term. We or REPG can terminate the agreement in whole or in respect of a particular service at our convenience without any payment or liability upon six months' prior notice. In addition, we or REPG can terminate the agreement in respect of any or all services in the event of default (following specified notice and cure periods). Our sole remedy for nonperformance, inadequate performance or faulty performance by REPG, except in the case of fraud or intentional tort by REPG, is termination.

                    DESCRIPTION OF THE EXCHANGE CERTIFICATES

     We summarize below selected provisions relating to the exchange certificates. The various documents relating to the lease transactions, including the leases, the participation agreements, the lease indentures, the lessor notes, the pass through trust agreements, the facility site leases, the facility site subleases, the subsidiary guarantees, any other applicable guarantees, the letters of credit and the lease pledge agreements, which we refer to herein as the "lease documents," all contain provisions that affect the exchange certificates. Because some of the documents described in this section use terms with assigned meanings, we have described what those terms mean in "-- Special terms" below.

GENERAL


     An aggregate of $851 million principal amount of original certificates were issued through three separate pass through trusts and three separate pass through trust agreements with Bankers Trust Company acting as trustee under each trust. As of January 31, 2001, an aggregate of $727,850,000 principal amount of original certificates were outstanding.


     The exchange certificates will be issued in fully registered form without coupons. Each exchange certificate will represent a fractional, undivided interest in the related pass through trust. The property of each pass through trust consists solely of the lessor notes held in such pass through trust, plus all monies that have been or will be paid on those lessor notes. Each exchange certificate will represent a pro rata share of the outstanding principal amount of the lessor notes held in the related pass through trust. The exchange certificates will be issued in minimum denominations of $100,000 or integral multiples of $1,000 in excess of $100,000.

     If you acquire a beneficial interest in the exchange certificates, you will not receive a definitive certificate representing your interest, except as set forth below under "-- Book-Entry, Delivery and Form." Unless and until definitive certificates are issued,

     - all actions that otherwise would be taken by you and other registered holders of exchange certificates will be taken by The Depository Trust Company, or DTC, acting upon instructions from DTC participants, and

     - all distributions, notices and communications that otherwise would be made to you and other registered certificate holders will be made to DTC or its nominee for distribution to you in accordance with DTC procedures

     We qualify all the descriptions below that relate to actions by or distributions, notices and communications to registered certificateholders by this general reference relating to beneficial ownership through DTC. Please read "-- Book-Entry, Delivery and Form." You should consult with each bank or broker through which you hold a beneficial interest in an exchange certificate for information on how you will receive notices and payments related to your exchange certificates.

LIMITATION ON LIABILITY

     The exchange certificates represent interests in the pass through trusts and do not represent an interest in or obligation of us, the pass through trustee, the owner participants or the managers of the owner lessors or any of their affiliates. The pass through trustee will make distributions solely from the trust property. By accepting an exchange certificate, you agree that you will receive distributions solely from the trust property, and you will not look to any other source for distributions on the exchange certificates. The exchange certificates may be prepaid if the related lessor notes are redeemed, prepaid or purchased. Please read "Description of Lease Documents -- The Lessor
Notes -- Redemption of Lessor Notes" and "-- Owner Lessors' Right to Purchase the Lessor Notes."

     The lessor notes are not obligations of, and are not guaranteed by, us, the owner participants or the managers of the owner lessors or any of their affiliates. The managers of the owner lessors, the owner participants and the indenture trustees, and their affiliates, will not be personally liable to you, and the managers of the owner lessors and owner participants will not be liable to the indenture trustees for any amounts related to the lessor notes, except as provided in the applicable lease indenture. The indenture trustee will make all payments of principal, premium and interest on the lessor notes only from the collateral or the income and proceeds it receives from the collateral, which will include scheduled periodic rent REMA will pay.

PAYMENTS AND DISTRIBUTIONS


     The pass through trustee will pay each certificateholder a pro rata share of all scheduled principal and interest payments on the lessor notes received by the pass through trustee. The pass through trustee will distribute scheduled payments on the scheduled distribution dates of January 2 and July 2 of each year. The lessor notes may be prepaid in whole or in part under some circumstances. Please read "Description of Lease Documents -- Redemption of Lessor Notes."



     Interest. The pass through trustee will receive payments of interest on the unpaid principal amount of the lessor notes on each January 2 and July 2 of each year at 8.554% per annum for the lessor notes payable to holders of the Series A exchange certificates, 9.237% per annum for the lessor notes payable to holders of the Series B exchange certificates and 9.681% per annum for the lessor notes payable to the holders of the Series C exchange certificates, calculated on the basis of a 360-day year of 12 30-day months.


     Scheduled Principal. The initial principal amounts of the lessor notes payable to holders of the certificates were as follows:

Series A..............................................   $210,000,000
Series B..............................................   $421,000,000
Series C..............................................   $220,000,000

     Scheduled principal payments on the lessor notes (which have been rounded to the nearest dollar), and resulting distributions on the exchange certificates, are as follows:

                                                                                                       SERIES A
                                         CONEMAUGH STATION    KEYSTONE STATION   SHAWVILLE STATION     EXCHANGE
                                              SERIES A            SERIES A           SERIES A        PASS THROUGH
     SCHEDULED DISTRIBUTION DATES           LESSOR NOTES        LESSOR NOTES       LESSOR NOTES      CERTIFICATES
     ----------------------------        ------------------   ----------------   -----------------   -------------
July 2, 2001...........................     $ 1,554,640         $         0        $ 50,313,360      $ 51,868,000
January 2, 2002........................      24,811,000                   0                   0        24,811,000
July 2, 2002...........................      16,360,025          34,328,000           1,664,975        52,353,000
July 2, 2003...........................               0                   0          22,720,000        22,720,000
July 2, 2004...........................       2,274,335                   0          30,301,665        32,576,000
July 2, 2005...........................       5,000,000          15,672,000           5,000,000        25,672,000
                                            -----------         -----------        ------------      ------------
    Total..............................     $50,000,000         $50,000,000        $110,000,000      $210,000,000
                                            ===========         ===========        ============      ============


                                                                                                       SERIES B
                                         CONEMAUGH STATION    KEYSTONE STATION   SHAWVILLE STATION     EXCHANGE
                                              SERIES B            SERIES B           SERIES B        PASS THROUGH
     SCHEDULED DISTRIBUTION DATES           LESSOR NOTES        LESSOR NOTES       LESSOR NOTES      CERTIFICATES
     ----------------------------        ------------------   ----------------   -----------------   -------------
July 2, 2001...........................               0           9,719,554          11,500,446        21,220,000
July 2, 2006...........................      10,825,126           5,574,874                   0        16,400,000
July 2, 2007...........................               0          18,850,000                   0        18,850,000
July 2, 2008...........................      18,040,000                   0                   0        18,040,000
July 2, 2009...........................      20,420,000                   0                   0        20,420,000
July 2, 2010...........................      12,070,000                   0                   0        12,070,000
July 2, 2011...........................      16,617,367           7,442,633                   0        24,060,000
July 2, 2012...........................      19,410,000                   0                   0        19,410,000

                                                                                                       SERIES B
                                         CONEMAUGH STATION    KEYSTONE STATION   SHAWVILLE STATION     EXCHANGE
                                              SERIES B            SERIES B           SERIES B        PASS THROUGH
     SCHEDULED DISTRIBUTION DATES           LESSOR NOTES        LESSOR NOTES       LESSOR NOTES      CERTIFICATES
     ----------------------------        ------------------   ----------------   -----------------   -------------
July 2, 2013...........................               0          29,170,000                   0        29,170,000
July 2, 2014...........................               0          15,984,910          14,595,090        30,580,000
July 2, 2015...........................               0                   0          26,260,000        26,260,000
July 2, 2016...........................               0                   0          34,130,000        34,130,000
July 2, 2017...........................               0                   0          27,240,000        27,240,000
                                            -----------         -----------        ------------      ------------
    Total..............................     $97,382,493         $86,741,971        $113,725,536      $297,850,000
                                            ===========         ===========        ============      ============


                                                                                                     SERIES C
                                       CONEMAUGH STATION    KEYSTONE STATION   SHAWVILLE STATION     EXCHANGE
                                            SERIES C            SERIES C           SERIES C        PASS THROUGH
    SCHEDULED DISTRIBUTION DATES          LESSOR NOTES        LESSOR NOTES       LESSOR NOTES      CERTIFICATES
    ----------------------------       ------------------   ----------------   -----------------   -------------
July 2, 2018.........................     $ 31,553,000        $          0            $ 0          $ 31,553,000
July 2, 2019.........................       44,917,000                   0              0            44,917,000
July 2, 2020.........................                0          36,960,000              0            36,960,000
July 2, 2021.........................       26,184,000                   0              0            26,184,000
July 2, 2022.........................        1,308,833          27,210,167              0            28,519,000
July 2, 2023.........................                0          24,367,000              0            24,367,000
July 2, 2024.........................                0          10,000,000              0            10,000,000
July 2, 2025.........................                0          10,000,000              0            10,000,000
July 2, 2026.........................                0           7,500,000              0             7,500,000
                                          ------------        ------------            ---          ------------
    Total............................     $103,962,833        $116,037,167            $ 0          $220,000,000
                                          ============        ============            ===          ============

     Special Payments. The pass through trustee will pay each certificateholder of its pass through trust a pro rata share of:

          (1) all payments of principal, premium, if any, and interest received by the pass through trustee because of a partial or full redemption of the lessor notes held by the trustee, including as a result of the optional or mandatory redemption of those lessor notes;

          (2) amounts received by the pass through trustee following a default under the lessor notes held by the trustee upon exercise of remedies under the lease indenture, including payments received from the sale of lessor notes held by the pass through trustee; and

          (3) any payment received by the pass through trustee five or more business days after the scheduled distribution date.

     We refer to these amounts as special payments. The pass through trustee will establish and maintain, on behalf of and for the benefit of the certificateholders, one or more non-interest bearing accounts, each a special payments account, for the deposit of special payments. Under each pass through trust agreement, the pass through trustee must immediately deposit in the special payment account any special payments received.

     General. On each scheduled distribution date, and on each of the following five days, the pass through trustee will distribute to certificateholders of record all scheduled payments that it receives before 2:00 p.m. New York time, subject to exceptions. If the pass through trustee receives a scheduled payment after such five-day period, the pass through trustee will treat it as a special payment and distribute it as described below.

     If the special payment results from the redemption of lessor notes, the pass through trustee will distribute the special payment on the date the redemption is scheduled to occur under the terms of the applicable lease indenture. The pass through trustee will distribute any other special payment to certificateholders of record on the second day of the next month after which the pass through trustee has received the special payment and given notice as required under the pass through trust agreement. We refer to these dates as the special distribution dates. The pass through trustee must give 20 days' notice to the certificateholders of any special payments resulting from a redemption. Please read "-- Events of Default and Remedies" and "Description of Lease Documents -- Redemption of Lessor Notes." The pass through trustee will mail notice of each special payment to the certificateholders of record and, if requested, to certificateowners stating

     - the special distribution date and record date

     - the amount of the special payment per $1,000 of face amount of exchange certificates and the amount of the special payment that constitutes principal, premium, if any, and interest

     - the reason for the special payment, and

     - if the special distribution date is the same as a regular distribution date, the total amount to be distributed on such date per $1,000 of face amount of exchange certificates

     The record date for each distribution of a scheduled payment or a special payment on a special distribution date will be the 15th day preceding the applicable distribution date. The pass through trustee will distribute any payment received after 2:00 p.m., New York time on any scheduled or special distribution date on the next business day.

     While DTC holds exchange certificates on your behalf, the pass through trustee will make distributions by wire transfer in immediately available funds to an account maintained by DTC. If DTC does not hold exchange certificates on your behalf and you hold them directly, the pass through trustee will make such wire transfers to you only if you

     - hold exchange certificates in an aggregate amount greater than $10 million, or

     - hold exchange certificates in an aggregate amount greater than $1 million and request that such distributions be made by wire transfer

     Otherwise, the pass through trustee will make distributions by check mailed to you at your address as it appears on the register. The pass through trustee will mail notice of the final distribution by each pass through trust (at maturity, redemption or otherwise) to the certificateholders of record no earlier than 60 days and no later than 30 days before the final distribution. The notice will specify the date set for the final distribution, the amount of the distribution and the office or agency of the pass through trustee at which exchange certificates must be surrendered. The pass through trustee will make the final distribution for each pass through trust only upon surrender of the exchange certificates by a certificateholder specified in the notice of the final distribution. Please read "-- Termination of the Pass Through Trusts."

     If any regular or special distribution date is not a business day, distributions scheduled on that date will be made on the next business day without any additional interest.

SAME-DAY SETTLEMENT AND PAYMENT

     Because the exchange certificates will trade in DTC's same-day funds settlement system until maturity, DTC will require that secondary market trading activity in the exchange certificates settle in immediately available funds. We do not know what effect this requirement will have on trading activity in the exchange certificates.

STATEMENTS TO CERTIFICATEHOLDERS

     On each scheduled distribution date, the pass through trustee will provide to certificateholders of record a statement, indicating the amount of principal, premium, if any, and interest represented by that distribution per $1,000 face amount of exchange certificate.

     Within a reasonable time after the end of each calendar year, the pass through trustee will furnish to each person who at any time during such calendar year was a certificateholder of record and, upon request, to each certificate owner, a statement summarizing all payments made on the exchange certificates during the year to that person. The pass through trustee will also furnish certificateholders of record and certificate owners with some other items requested for the preparation of federal income tax returns. The pass through trustee will prepare the report and such other items on the basis of information supplied by the DTC participants and the certificate owners.

     The pass through trustee will notify certificateholders of all events of default under the pass through trust agreements known to the pass through trustee within 90 days after the occurrence of each such default. The pass through trustee may withhold any such notice, except a notice of a payment default on any lessor note, if it determines in good faith that it is in the interests of the certificateholders and the certificate owners.

     As long as any certificates remain outstanding, REMA must furnish to the pass through trustee

     - unaudited quarterly financial statements within 60 days following the end of each of its first three fiscal quarters during each fiscal year

     - audited annual financial statements within 120 days following the end of its fiscal year

     - notice of some material events within 20 days after their occurrence, and

     - at any time that the certificates are subject to the Trust Indenture Act of 1939, or TIA, an annual statement about whether REMA has fulfilled its covenants and obligations under the pass through trust agreements

     The pass through trustee will, upon request, furnish all such information directly to certificateholders and certificate owners.

RANKING


     REMA's obligations under the leases and the other lease documents are REMA's senior obligations secured by a pledge of REMA's equity ownership in the subsidiary guarantors and otherwise ranking at least equal in right of payment with REMA's other unsecured and unsubordinated indebtedness.


VOTING OF LESSOR NOTES

     The pass through trustee has the right under the lease indentures to vote and give waivers for the lessor notes under some circumstances. The holders of a majority in interest of the certificates may direct the exercise of any power conferred on the pass through trustee including any right as holder of the lessor notes. Each pass through trust agreement provides for the circumstances in which the pass through trustee may act for the certificateholders. The pass through trustee, as the holder of the lessor notes, will direct any action or vote for or against any proposal in proportion to the face amount of certificates taking that action or voting for or against that proposal.

COVENANTS

     So long as the certificates are outstanding, REMA will be subject to the following principal covenants under the lease documents relating to each lease transaction:

     Limitations on Incurrence of Indebtedness. REMA will not

     - incur any indebtedness other than intercompany loans, permitted indebtedness and affiliate subordinated indebtedness

     - permit any subsidiary guarantor to incur any indebtedness other than

      - guarantees of the leases

      - any guarantee of permitted indebtedness, excluding subordinated indebtedness

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      - intercompany loans

      - affiliate subordinated indebtedness, and

      - IRB indebtedness, and

     - permit any unrestricted subsidiary to incur any indebtedness other than nonrecourse indebtedness

     For purposes of this covenant, the term "incur", when used in relation to indebtedness, means to create, incur, issue, assume, guarantee, permit to exist or otherwise become directly or indirectly liable for that indebtedness.

     Limitations on Restricted Payments and Restricted Investments. Unless the parent guarantee described below has been delivered, REMA will not, and will not permit any subsidiary guarantor to, make any restricted payments unless, at the time of such restricted payment

     - no significant lease default or lease event of default has occurred or will occur as a result of the restricted payment

     - the aggregate amount of credit support described under "Credit Support" below equals the greater of (1) the next six months' scheduled rental payments under the leases or (2) 50% of the scheduled rental payments due in the next 12 months under the leases.

     - the fixed charge coverage ratio for the most recently ended four full fiscal quarters, or such shorter period commencing on the closing date and ending on the last day of the most recent fiscal quarter, is at least

      - 1.7 to 1.0

      - 1.6 to 1.0 if, as of the last day of the most recently completed fiscal quarter, REMA and the subsidiary guarantors are parties, as sellers, to power sales contracts for the sale of energy, capacity and ancillary services at prices established by a formula, index or other price risk management methodology not based on spot market prices having a remaining term from such date of calculation of at least two years that are then in full force and effect and not in default in any material respect, referred to as permitted contracts, and covering, in the aggregate, at least 40% of the projected total consolidated operating revenue of REMA and the subsidiary guarantors for the 24-month period following such date, or

      - 1.4 to 1.0 if, as of the last day of the most recently completed fiscal quarter, REMA and the subsidiary guarantors are parties, as sellers, to permitted contracts covering, in the aggregate, at least 50% of the projected total consolidated operating revenue of REMA and the subsidiary guarantors for the 24-month period following such date

     - the projected fixed charge coverage ratio (determined on a pro forma basis after giving effect to such restricted payment) measured for the next succeeding eight fiscal quarters (taken as two periods of four quarters and determined as of the beginning of the quarter during which the determination is made) is at least

      - 1.7 to 1.0

      - 1.6 to 1.0 if, as of the last day of the most recently completed fiscal quarter, REMA and the subsidiary guarantors are parties, as sellers, to permitted contracts covering, in the aggregate, at least 40% of the projected total consolidated operating revenue of REMA and the subsidiary guarantors for the 24-month period following such date, or

      - 1.4 to 1.0 if, as of the last day of the most recently completed fiscal quarter, REMA and the subsidiary guarantors are parties, as sellers, to permitted contracts covering, in the aggregate, at least 50% of the projected total consolidated operating revenue of REMA and the subsidiary guarantors for the 24-month period following such date, and

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

     - we deliver an officer's certificate to the pass through trustee certifying about the matters in the above bullet points

     For purposes of this limitation, "restricted payments" includes

     - any declaration or payment of any dividend or making of any other payment or distributions on REMA's outstanding equity interests, whether in cash, property, securities or obligations other than additional equity interests of the same type

     - any other payments or distributions on account of payments of interest on, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any outstanding equity interest in REMA or a subsidiary guarantor or of any warrants, options or other rights to acquire any such equity interest

     - any payments to any person, such as "phantom stock" payments, where the amount is calculated based upon the fair market or equity value of REMA or any of the subsidiary guarantors

     - any payment on any affiliate subordinated indebtedness or permitted subordinated indebtedness or any payment to purchase, redeem, defease or otherwise acquire or retire for value any affiliated subordinated indebtedness or permitted subordinated indebtedness

     - any payment to REPG under the support services agreement and any payment of fees to RES under the procurement and marketing agreement, and

     - any restricted investment

     Restricted payments exclude

     - distributions or payments the subsidiary guarantors make to REMA

     - distributions REMA makes of distributions or payments or other returns of capital it receives, directly or indirectly, from an unrestricted subsidiary

     - distributions of the proceeds of the sale of the leased facilities, or

     - repurchase or redemption of any of REMA's equity interest or subordinated indebtedness solely in exchange for, or out of the net cash proceeds from, the issuance or sale of equity interests in REMA or subordinated indebtedness that it issues or incurs expressly for that purpose

     The limitation on restricted payments will be suspended if any direct or indirect domestic parent company, referred to as the parent guarantor, delivers to the lease indenture trustees an unconditional guarantee of the lease obligations, referred to as the parent guarantee. A parent guarantor must have, as one of its principal businesses, the wholesale generation of electricity in the United States. The delivery of a parent guarantee must be accompanied by an opinion of counsel as to the validity and enforceability of such parent guarantee. In order for the suspension of the restricted payment covenant through the delivery of the parent guarantee to be effective, at the time such guarantee is delivered

     - the long-term unsecured senior debt of this parent guarantor must be rated at least BBB by Standard & Poor's and Baa2 by Moody's

     - the sum of such parent guarantor's common shareholders' equity and the amount of affiliate subordinated indebtedness owed by it to affiliates (other than its subsidiaries, REMA or REMA's subsidiaries) must be at least $2 billion, and

     - after giving effect to such parent guarantee and the suspension of such covenant, each of Standard & Poor's and Moody's must confirm its then current rating on the exchange certificates. Upon any assignment of REMA's lease obligations described under the caption "Description of Lease Documents -- The Leases -- Lease Assignment," this parent guarantee of such lease obligations will terminate.

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

     The guarantee may also serve as qualifying credit support so long as the long-term unsecured senior debt of the parent guarantor is rated at least BBB by Standard & Poor's and Baa2 by Moody's.

     The limitation on restricted payments will be reinstated in full and the guarantee will no longer be considered qualifying credit support if

     - customary bankruptcy events occur to the parent guarantor, or

     - more than $50 million, escalated annually according to the consumer price index, of the parent guarantor's indebtedness is accelerated

     Limitation on Liens. REMA will not, and will not permit any of the subsidiary guarantors to, create, incur, assume or otherwise cause or permit to exist liens on its properties or assets or the subsidiary guarantors' properties or assets. Exceptions to this limitation include

     - liens in existence on the closing date, including those arising under the lease documents

     - liens by REMA to any of the subsidiary guarantors or by any of the subsidiary guarantors to REMA or to any other subsidiary guarantor

     - liens arising by reason of court judgments, decrees or orders that are being contested in good faith and are appropriately bonded or reserved against


     - liens arising from taxes, duties or other governmental charges that are not yet delinquent or are being contested in good faith or that could not reasonably be expected to have a material adverse effect, as that term is defined under "-- Special terms" beginning on page 96


     - liens securing payment of worker's compensation or other insurance

     - liens arising by operation of law (1) in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers or employees incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith or (2) under any governmental approval issued by any governmental authority required for our operation of hydroelectric generation facilities

     - liens in favor of contractors, mechanics, materialmen and suppliers incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith

     - liens arising from easements, rights-of-way, zoning and similar covenants and restrictions or similar encumbrances or title defects that do not in the aggregate materially interfere with the ordinary course of business of REMA or the subsidiary guarantors taken as a whole

     - liens not permitted by the lease documents arising through the owner lessor or owner participant or their affiliates

     - liens consisting of, or under, operating agreements or other similar arrangements for any property used by or useful to us not securing indebtedness for borrowed money that could not reasonably be expected to result in a material adverse effect

     - purchase money liens that cover only the property being acquired

     - liens on accounts receivable to secure indebtedness under a working capital facility up to a maximum of $30 million, escalated annually according to the consumer price index

     - liens on property of the obligor securing or related to IRB indebtedness

     - liens on equity interests in unrestricted subsidiaries

     - some types of liens existing on assets at the time they are acquired or at the time we acquire any business entity that owns such assets, if such liens were not incurred, extended or renewed in contemplation of its acquisition

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

     - other liens securing REMA's permitted indebtedness not in excess of 3% of our consolidated net tangible assets, or

     - extensions, renewals or refundings of permitted liens provided no significant lease default or event of default would exist

     Limitations on Merger, Consolidation or Sale of Substantially All
Assets. REMA will not, and will not permit any subsidiary guarantor to, directly or indirectly

     - consolidate or merge with or into any other person, or

     - sell, transfer or otherwise dispose of all or substantially all of its properties or assets to any person or persons in one or a series of transactions

If, after giving effect to any of the items listed immediately below, no significant lease default or lease event of default has occurred and is continuing, then

     - any subsidiary guarantor may merge into REMA in a transaction in which REMA is the surviving entity

     - any subsidiary guarantor may merge with another subsidiary guarantor

     - any subsidiary guarantor may sell, transfer, lease or otherwise dispose of its assets to REMA or another subsidiary guarantor, and

     - REMA may consolidate or merge with, or sell substantially all its properties to, any other person that is a corporation, limited liability company or partnership if

      - the surviving entity, if other than REMA, is organized under the laws of the United States, any state or the District of Columbia and the surviving entity, if other than REMA, assumes all of REMA's obligations under the lease documents

      - REMA provides to the pass through trustees, the indenture trustees, the owner lessors and the owner participants an officer's certificate and a legal opinion addressing customary matters in connection with the merger or consolidation

      - if the entity with whom REMA has consolidated or merged has any indebtedness after giving effect to such consolidation or merger, REMA would have been permitted to incur such indebtedness under the covenant described under the caption "-- Limitations on Incurrence of Indebtedness" at the time of such consolidation or merger after giving effect to such consolidation or merger, and

      - the owner participant receives assurances about adverse tax consequences

However, we may not consummate such transaction unless, after giving effect to such transaction, Moody's and Standard & Poor's confirm the then current ratings of the exchange certificates. In addition, the surviving entity in such transaction must be rated at least BBB- by Standard & Poor's and Baa3 by Moody's unless the owner participants consent to the transaction. These ratings requirements do not apply to a consolidation or merger in which REMA is the surviving entity.

     Limitations on Sale of Assets. REMA will not, and will not permit any subsidiary guarantor to, sell, transfer, lease or otherwise dispose of any assets other than

     - transfers of assets (including equity or indebtedness interests) among REMA and any of the subsidiary guarantors

     - sales of inventory, including fuel, products or obsolete items and other similar dispositions and sales of energy, capacity and ancillary services in the ordinary course of business

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

     - sales of assets required to be made under any change in law, regulation or any imposition by the FERC or any other governmental entity

     - sales or other dispositions of equity or indebtedness interests in unrestricted subsidiaries

     - restricted payments or restricted investments made in cash or cash equivalents permitted under the covenant described under "Limitations on Restricted Payments and Restricted Investments" above

     - sales or other dispositions of assets not in excess of 3% of our consolidated net tangible assets in any fiscal year, if such sales or other dispositions do not, in the aggregate since August 24, 2000, exceed 10% of REMA's consolidated net tangible assets as of the beginning of REMA's most recently ended full fiscal quarter. For purposes of this 10% limitation, any such asset sales or transfers will be disregarded if

      - the proceeds of the sale are invested in permitted businesses of REMA and the subsidiary guarantors in the PJM market

      - the proceeds of the sale are used by REMA or the subsidiary guarantors to repay existing unsubordinated indebtedness of REMA or the subsidiary guarantors

      - the consideration received is retained by REMA or the subsidiary guarantors, or

      - such transfers are permitted by any other exception under this limitation

     - sales or other dispositions of the Hunterstown development site to Reliant Energy Hunterstown LLC and the Portland development site to Reliant Energy Portland LLC


     - any transaction permitted under the covenants described under "-- Limitations on Merger, Consolidation or Sale of Substantially All Assets" beginning on page 92 or "Description of Lease Documents -- The Leases -- Right to Exchange Leasehold Interest" below


     - sales or dispositions of property that we certify are no longer used or useful in the business of REMA or any of the subsidiary guarantors and the disposal of which will not have a material adverse effect, and

     - any other sale or disposition of assets if, after giving effect to such events, Moody's and Standard & Poor's confirm their ratings of the exchange certificates in effect immediately before such sale or other disposition

     However, notwithstanding these exceptions, REMA and the subsidiary guarantors may not sell, transfer or otherwise dispose of any equity interest or intercompany loan in any subsidiary guarantor unless

     - such sale or other disposition is of all, but not less than all, of the equity and indebtedness of such subsidiary guarantor, and any other investments therein, held by REMA and the other subsidiary guarantors, and

     - any investment in REMA and the other subsidiary guarantors to be held by such subsidiary guarantor after such sale or other disposition is permitted to be held by an entity other than a subsidiary guarantor

     Further, without the consent of the applicable owner lessor and owner participant, REMA will not transfer any interest in the leased facilities, the site lease and sublease, or the facility interests except as expressly permitted by the lease documents.

     Designation of Unrestricted Subsidiaries. At the time REMA acquires or creates any direct or indirect subsidiary, it may designate such subsidiary as an unrestricted subsidiary if such designation would not cause a lease default or lease event of default, including under "-- Limitations on Restricted Payments and Restricted Investments." Any subsidiary that it does not designate as an unrestricted subsidiary when acquired or created will become a subsidiary guarantor and will guarantee REMA's lease obligations. REMA may not designate a subsidiary as an "unrestricted subsidiary" unless such subsidiary

     - has no indebtedness other than nonrecourse debt

     - is not party to any arrangement with REMA or any subsidiary guarantor unless the terms of such arrangement are no less favorable to REMA or such subsidiary guarantor than those that could be obtained from persons who are not REMA's affiliates, and

     - is a person to which neither REMA nor any of the subsidiary guarantors owe any indebtedness, other than a pledge of its or a subsidiary guarantor's equity interest in such subsidiary and loans to such subsidiary

     If any unrestricted subsidiary fails to meet the requirements of an unrestricted subsidiary, it will cease to be an unrestricted subsidiary under the lease indentures, and REMA will deem any indebtedness of such subsidiary as incurred by the subsidiary guarantors as of such date. If such indebtedness is not permitted to be incurred as of such date under the covenant described under "-- Limitations on Incurrence of Indebtedness," REMA will be in default of such covenant.

     REMA may at any time designate an unrestricted subsidiary to be a subsidiary guarantor if any indebtedness of such subsidiary is permitted to be incurred under the covenant described under "-- Limitations on Incurrence of Indebtedness" and no significant lease default or lease event of default would be created by such designation. Any such designation will be deemed to be an incurrence of indebtedness by a subsidiary guarantor of any indebtedness of such unrestricted subsidiary.

     Limitations on Business Activities. REMA will not, and will not permit any of the subsidiary guarantors to, engage in any business other than the generation and sale of energy, capacity and ancillary services from nonnuclear generation assets in the United States, and all activities related or incidental to this business.

     Limitations on Transactions With Affiliates. REMA will not, and will not permit any of the subsidiary guarantors to

     - sell, lease, transfer or otherwise dispose of any of its properties or assets to an affiliate

     - purchase any property or assets from an affiliate, or

     - enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, to or for the benefit of an affiliate unless such transaction or series of transactions is on terms that are no less favorable to REMA or such subsidiary guarantor than would be available in a comparable transaction with an unrelated third party. This covenant will not apply to existing transactions, to transactions among REMA and the subsidiary guarantors or to transactions with any affiliates expressly permitted by the lease documents.

     Limitations on Contingent Obligations. REMA will not, and will not permit any of the subsidiary guarantors to, incur contingent obligations for the obligations or liabilities of any other person other than

     - contingent obligations of the subsidiary guarantors under the lease documents

     - guarantees of REMA's permitted indebtedness, excluding permitted subordinated indebtedness

     - contingent obligations incurred by endorsement of instruments in the ordinary course of business

     - contingent obligations of any subsidiary guarantor, other than indebtedness

     - contingent obligations under performance or payment guarantees and indemnity and contribution agreements or similar arrangements, other than for indebtedness, that REMA enters into in the ordinary course of business and not for purely speculative purposes, which are related to

      - procurement by RES or other persons of fuel or emissions allowances directly related to facilities owned or leased by REMA or the subsidiary guarantors, and

      - sales by RES or other persons of energy, capacity and ancillary services from the facilities owned or leased by REMA or the subsidiary guarantors, or

     - contingent obligations arising under law

     Maintenance of Existence and Properties. REMA will, and will cause each subsidiary guarantor to,

     - preserve, renew and keep in full force and effect its legal existence

     - preserve, renew and keep in full force and effect the rights, governmental approvals, privileges and franchises material to the conduct of its business

     - keep and maintain all property material to the conduct of its business in good working order and condition, force majeure and ordinary wear and tear excepted, and

     - operate and maintain its property and assets in good condition, repair and working order and in all material respects


      - in compliance with all applicable laws, rules and regulations of any governmental body having jurisdiction, unless such noncompliance could not reasonably be expected to result in a material adverse effect, subject to force majeure and ordinary wear and tear, and



      - in accordance with prudent industry practice



     These covenants do not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under the lease documents.


     Maintenance of Tax Status. REMA will not, and will cause each subsidiary guarantor not to, voluntarily take any action to cause it or any subsidiary guarantor to be subject to taxation as a separate entity for federal income tax purposes.

     Compliance With Laws and Contractual Obligations. REMA will, and will cause each of its subsidiaries to, comply with all laws, rules, regulations and orders of any governmental authority, and all contractual obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect.

     Insurance. REMA will maintain, and will cause each subsidiary guarantor to maintain, with financially sound and reputable insurers, insurance for their respective properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is maintained by persons engaged in our businesses.

     Limitations on Restrictive Agreements. REMA will not, and will not permit any subsidiary guarantor to, subject to some exceptions, directly or indirectly, enter into or permit to exist or become effective any consensual restriction on the ability of any subsidiary guarantor to

     - make restricted payments on any equity interests of such subsidiary guarantor, or pay any indebtedness, held by or owed to REMA or any other subsidiary guarantors

     - make loans or advances to, or other investments in, REMA or any other subsidiary guarantor

     - transfer any of its assets to REMA or any other subsidiary guarantor, or

     - create or assume any lien upon the properties, revenues or assets of REMA or any subsidiary guarantor, whether owned at the time of the closing of the lease transactions or acquired after that time, except for such liens or restrictions existing under the lease documents

     Credit Support. So long as the certificates are outstanding, REMA will

     - maintain for the benefit of the owner lessor qualifying credit support with an available amount equal to, for each lease, the greater of (1) the periodic lease rent scheduled to be paid under such lease in the next six months and (2) 50% of the periodic lease rent scheduled to be paid under such lease in the next twelve months, and with a stated expiration date not earlier than one year after the date of issuance of such qualifying credit support.

     - extend or replace any qualifying credit support at least 30 days before its expiration date if such qualifying credit support expires before the maturity date of the exchange certificates

     - within 60 days of receiving knowledge of a credit support issuer's failing to meet the credit criteria in the definition of "qualifying credit support" in "-- Special terms" below, replace such qualifying credit support with a replacement qualifying credit support issued by a credit support issuer meeting such credit criteria, and

     - within 90 days after a qualifying credit support is drawn upon by a lease indenture trustee to pay scheduled rent or termination value, reinstate the availability under the drawn qualifying credit support or provide new qualifying credit support in the required amount

     REMA currently meets its obligation to provide credit support through three separate letters of credit provided by a commercial bank totalling approximately $120.0 million.

     Information Requirements. We will furnish to the pass through trustees and the lease indenture trustees the following information:

     - our audited annual consolidated financial statements and, if unrestricted subsidiaries exceed specified financial thresholds, additional financial statements

     - our unaudited consolidated financial statements for each of the first three fiscal quarters of our fiscal year and, if unrestricted subsidiaries exceed specified financial thresholds, additional financial statements

     - an annual officer's certificate stating whether any significant lease default or lease event of default exists and, if existing, describing the significant lease default or lease event of default and stating the remedial actions we propose to take, and

     - prompt, written notice of any significant lease default or lease event of default and other specified events

     Each pass through trustee will, upon request, furnish all such information directly to you and to prospective purchasers of exchange certificates designated by the selling certificateholders or certificate owners. You may request to receive such information for subsequent financial reporting periods on an ongoing basis. REMA will furnish our audited and unaudited consolidated financial statements described above upon request.

     Non-discrimination Among Leases. REMA will pay scheduled rent and termination value for each lease, pro rata under all leases, without preference to any lease.

     Special terms. We define below various terms that we use in the description of covenants.

     "affiliate subordinated indebtedness" means unsecured indebtedness of a subsidiary guarantor that is

      - issued to, and at all times after such issuance held by, us or any of our affiliates, and

      - expressly subordinated to the obligations of the subsidiary guarantors under the leases, subsidiary guarantees and the other lease documents. We have described these subordination provisions under the caption "Outstanding Indebtedness -- Notes to Affiliated Entities."

     "cash flow available for fixed charges" for any period means

      - consolidated EBITDA for such period, minus

      - capital expenditures made by REMA and the subsidiary guarantors during such period other than capital expenditures financed with

        - subordinated indebtedness

        - contributions to the equity of REMA

        - permitted indebtedness described in the first bullet point of the definition of permitted indebtedness

        - IRB indebtedness, or

        - consolidated EBITDA for an earlier period to the extent

         - the amount of consolidated EBITDA was specifically reserved during the earlier period for the capital expenditure, and

         - the capital expenditure was at that time treated as being made during an earlier period for purposes of this definition

     "consolidated EBITDA" for any period means the sum of

      - consolidated net income before interest and taxes, excluding any distributions from or income of unrestricted subsidiaries, during such period, plus

      - lease rent expenses determined under generally accepted accounting principles, or GAAP, to the extent such expenses reduce net income and to the extent the payments related to such lease are included in clause
        (2) under the definition of "fixed charge coverage ratio" below, plus

      - all provisions for depreciation and amortization made by REMA and the subsidiary guarantors during such period, plus

      - expenses under the support services agreement and fees under the procurement and marketing agreement during such period to the extent such expenses and fees reduce net income and to the extent not paid during such period in accordance with the terms of their subordination, plus

      - any other noncash charges and reserves of REMA and the subsidiary guarantors made during such period to the extent they reduce net income, minus

      - any noncash charges and reserves of REMA and the subsidiary guarantors released during such period to the extent they increase net income, minus

      - to the extent recognized in determining such net income, nonrecurring gains, extraordinary gains or the cumulative positive effect of changes in accounting principles, for such period, plus

      - to the extent recognized in determining such net income, nonrecurring losses, extraordinary losses or the cumulative negative effect of changes in accounting principles, for such period

     We will determine all amounts used to calculate consolidated EBITDA on a consolidated basis in accordance with GAAP.

     "consolidated net tangible assets" means, at any date of determination,

      - the total net assets of REMA and the subsidiary guarantors determined in accordance with GAAP, excluding, however, from the determination of total net assets

        - goodwill, organizational expenses, research and product development expenses, intellectual property and similar intangibles,

        - all deferred charges or unamortized debt discount and expenses,

        - all reserves carried and not deducted from assets,

        - cash held in sinking or other analogous funds established for the purpose of payments in respect of equity interests or indebtedness,

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        - any write-up in the book value of assets resulting from their revaluation after the closing date, and

        - any items not included in the bullet points above which are treated by GAAP as intangibles, plus

      - the aggregate purchase price of the leased facilities paid by the owner lessors, plus

      - the aggregate net book value of all asset sales or dispositions made by REMA or the subsidiary guarantors since August 24, 2000 to the extent that the proceeds thereof or other consideration received therefor are not invested in our respective permitted businesses and are not retained by us

     "fixed charge coverage ratio" as defined in the lease documents, means, for any period on a consolidated basis for REMA and the subsidiary guarantors but excluding unrestricted subsidiaries, the ratio of

     (1) cash flow available for fixed charges for such period, to


     (2) the aggregate amount of scheduled rent payable under the leases plus the aggregate of principal, interest and fees payable on all other indebtedness, other than intercompany loans and subordinated indebtedness and principal payments under a working capital facility if such amounts remain available to be drawn under the working capital facility or are refinanced under a replacement working capital facility, plus payments to be made under any interest rate hedging agreements minus payments to be received under any interest rate hedging agreements for such period


     "indebtedness" of any person means

      - all indebtedness for borrowed money

      - all obligations evidenced by bonds, debentures, notes or other similar instruments

      - all obligations to pay the deferred purchase price of property or services, other than trade payables and accrued liabilities arising in the ordinary course of business

      - all indebtedness incurred under any conditional sale or other title retention agreement for property acquired by such person

      - all lease obligations

      - all obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities securing indebtedness

      - all unconditional obligations to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests or any warrants, rights or options to acquire such capital stock or other equity interests at any time before July 2, 2027

      - all indebtedness of any other person of the type referred to in the preceding bullet points guaranteed by such person or for which such person must otherwise (including under any keepwell, makewell or similar arrangement) become directly or indirectly liable, and

      - all third-party indebtedness of the type referred to in the preceding bullet points secured by any lien or security interest on property owned by the person whose indebtedness is being measured, even though such person has not assumed or become liable for the payment of such third-party indebtedness. The amount of such obligation will be deemed to be the lesser of the net book value of such property or the amount of the obligation so secured.

     "intercompany loans" means loans to REMA or any subsidiary guarantor by REMA or any subsidiary guarantor. REMA or the subsidiary guarantor must continue to hold such indebtedness at all times.
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     "IRB indebtedness" means indebtedness in an aggregate principal amount of up to $100 million escalated annually by the consumer price index

      - for pollution control revenue bonds, industrial revenue bonds or similar instruments, and

      - that, if the obligor is a subsidiary guarantor, provides a material economic benefit to REMA and the subsidiary guarantors taken as a whole that REMA cannot otherwise obtain without incurring material costs or significant delays

     To be IRB indebtedness, at the time the indebtedness is incurred, each of Moody's and Standard & Poor's must confirm its then current rating on the exchange certificates.

     "lease obligations" means

      - indebtedness for lease obligations that are required to be capitalized for financial reporting purposes

      - nonrecourse indebtedness of the lessor in noncapital leases or, if such amount is indeterminable, the present value of rent obligations of the lessee under such lease, and

      - the principal amount of financial obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under generally accepted accounting principles

     "material adverse effect" means a material adverse effect on

      - our business, assets, results of operations or financial condition, taken as a whole

      - our ability to perform our obligations under the lease documents

      - the validity or enforceability of the lease documents, the liens granted under the lease documents or the material rights and remedies provided by the lease documents, or

      - the leased facilities

     "nonrecourse indebtedness" means indebtedness of an unrestricted subsidiary

      - for which neither REMA nor any subsidiary guarantor

        - provides credit support that constitutes indebtedness

        - is directly or indirectly liable as a subsidiary guarantor, or otherwise, that constitutes indebtedness, other than solely as a result of recourse to stock of an unrestricted subsidiary as permitted under the last bullet point under this definition of "nonrecourse indebtedness," or

        - is the lender, unless the indebtedness constitutes an investment under the sixth and seventh bullet points of the definition of "restricted investment" or a restricted investment permitted under "-- Limitations on Restricted Payments and Restricted Investments"

     - that, if in default, would not

        - permit, upon notice, lapse of time or both, any holder of any other indebtedness of REMA or any of the subsidiary guarantors to declare a default on the other indebtedness

        - cause the payment of the other indebtedness to be accelerated or payable before its stated maturity, or

        - provide such holder the right to take enforcement action against an unrestricted subsidiary, and

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

     - that is issued or incurred under a written agreement or instrument that expressly provides that the lenders will not have any recourse to the stock or assets of REMA or any subsidiary guarantor, other than stock of an unrestricted subsidiary, for payment of such indebtedness

     "permitted indebtedness" means any of the following items of indebtedness:

     - indebtedness, if, at the time such indebtedness is incurred

      - each of Moody's and Standard & Poor's confirms its then current rating on the exchange certificates

      - no significant lease default or a lease event of default has occurred and is continuing unless the proceeds from the indebtedness are used to cure the significant lease default or lease event of default. "Significant lease default," when used in this prospectus, means a default under any of the leases based on nonpayment, bankruptcy, violation of the covenants described below or acceleration of indebtedness. We have described the applicable covenants for this bullet point under

        - "-- Limitations on Incurrence of Indebtedness"

        - "-- Limitations on Restricted Payments and Restricted Investments"

        - "-- Limitations on Merger, Consolidation or Sale of Substantially All Assets"

        - "-- Limitations on Sale of Assets," and

        - (to the extent relating to liens in respect of borrowed money) "-- Limitation on Liens" and

      - we deliver an officer's certificate to the pass through trustee certifying as to the above bullet points

     - indebtedness for letters of credit, surety bonds or performance bonds or guarantees issued in the ordinary course of business

     - unsecured indebtedness that is expressly subordinated to REMA's lease obligations and the other lease documents. Payments on this indebtedness will be restricted by the covenant described in "Description of the Exchange Certificates -- Covenants -- Limitations on Restricted Payments and Restricted Investments" and subordinated as described in "Outstanding Indebtedness -- Notes to Affiliated Entities."

     - additional indebtedness that does not exceed the greater of, at any time outstanding, (1) the sum of the amount of the required credit support at such time and $50 million and (2) $125 million. These amounts will be escalated annually based upon the consumer price index, or

     - indebtedness represented by hedging agreements entered into in the ordinary course of business and not for purely speculative purposes

     "pro forma coverage ratio", as defined in the lease documents, means a projection of the fixed charge coverage ratio over the period for the six months (or, initially, the period from August 24, 2000) ending on any periodic rent payment date commencing January 2, 2001, applying the same methodology as the computation of the projected fixed charge coverage ratio

     "projected fixed charge coverage ratio" means a projection of the fixed charge coverage ratio over a specified period. REMA will prepare the projected fixed charge coverage ratio based upon assumptions consistent in all material respects with the applicable contracts to which REMA or any of the subsidiary guarantors are a party, historical operating results and REMA's good faith projections of our future revenues and operating expenses. REMA will prepare those projections from time to time based on the then-existing or reasonably expected regulatory and market environments in the markets in which we are operating our facilities and upon the assumption that no early redemption or prepayment of the lessor

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

notes will be made before the stated maturity of such lessor notes, unless such projection is prepared for the purpose of incurring indebtedness specifically for the purpose of such redemption or payment.

     "qualifying credit support" means

     - uncollateralized irrevocable stand-by letters of credit or surety bonds with the applicable owner lessor as their beneficiaries and assigned to the applicable lease indenture trustee, if (1) the bank or surety issuing such letter of credit or surety bond has a long term unsecured debt rating of at least A- by Standard & Poor's and A3 by Moody's, and (2) in the case of surety bonds, each of Standard & Poor's and Moody's confirms its then current rating on the certificates before the first use of the surety bonds, or

     - an unconditional guarantee by REPG or any affiliate of REPG, other than REMA or any subsidiary of REMA, provided that the long term unsecured debt of such guarantor is rated at least BBB by Standard & Poor's and Baa2 by Moody's

     "restricted investment" means any investment other than

     - investments in REMA or subsidiary guarantors

     - various types of cash equivalents

     - any investment by REMA or any subsidiary guarantor in a person, if as a result of such investment such person becomes a subsidiary guarantor or is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, REMA or a subsidiary guarantor

     - acquisitions of assets solely in exchange for the issuance of REMA's equity securities

     - hedging arrangements entered into in the ordinary course of business and not for purely speculative purposes

     - investments from proceeds of equity contributions or subordinated indebtedness that REMA incurs specifically to make those investments


     - up to $10 million (escalated for inflation) in other investments by REMA and the subsidiary guarantors


     - investments outstanding at the closing

     - investments in persons operating and administering the operations of the Conemaugh and Keystone stations, and

     - several other investments that are expressly permitted by the lease documents

EVENTS OF DEFAULT AND REMEDIES

     An event of default under the pass through trust agreements means the occurrence and continuance of an event of default under any lease indenture. For a description of lease indenture event of defaults, please read "Description of Lease Documents -- The Lessor Notes -- Lease Indenture Events of Default" below.

     Subject to the rights of the owner lessor, owner participant and their affiliates, if a lease indenture event of default occurs and is continuing, the applicable indenture trustee may exercise the rights and remedies available to it under the lease indenture and applicable law. These rights and remedies include the right to, and upon instructions from a majority in interest of the certificateholders the indenture trustee must, declare the unpaid principal, with accrued interest and premium, if any, of the lessor notes to be immediately due and payable. In the case of a lease indenture event of default constituting a bankruptcy event, such principal and interest will automatically become due and payable. The indenture trustee's rights and remedies include, if a lease event of default under the related lease occurs and is continuing, the remedies of the applicable owner lessor under the lease, described below under "The Lease Documents -- The Leases -- Consequences of Lease Events of Default." The indenture trustee may take possession of the collateral described below under "Description of Lease Documents -- The Lessor Notes -- Security" and exercise all remedies available to a secured party under applicable law and exclude the owner lessor and the owner participant from the exercise of such remedies. If the indenture trustee sells the applicable leased facilities and facility site sublease as its remedy, such sale will be free and clear of any rights of the owner lessor and the owner participant other than the right to redeem provided by law. The indenture trustee may not exercise any remedies under the lease indenture that affect REMA's rights under the lease unless a lease event of default has occurred and is continuing.

     If a lease indenture event of default occurs arising out of a lease event of default, the indenture trustee may not exercise any remedy under the applicable lease indenture that could divest the owner lessor of its ownership interest in the leased facilities under the lease unless the indenture trustee is exercising its remedies under the lease to dispossess REMA of the applicable leased facilities. If the indenture trustee is stayed or otherwise prevented by operation of law from exercising such remedies, the indenture trustee will not divest the owner lessor of its interest in such assets until the earlier of

     - six months after such stay or other preventing circumstance began, or

     - the date the applicable leased facilities are repossessed under the related lease

     If a lease event of default occurs because an owner lessor fails to pay the equity portion only of periodic rent, the indenture trustee may not exercise remedies under the applicable lease indenture for six months unless the owner lessor or owner participant consents to the indenture trustee declaring a lease event of default under the related lease.

     If a lease indenture event of default occurs because a change of control accelerates the lessor notes, a change of control premium will be payable, equal to 1% of the principal amount of the lessor notes.

MODIFICATION OF THE PASS THROUGH TRUST AGREEMENTS

     REMA may enter into a supplemental trust agreement for the following reasons without the consent of any certificateholders:

     - to evidence that another person is succeeding REMA and assuming its obligations under the pass through trust agreements

     - to add to or modify REMA's covenants for the protection of the certificateholders

     - to cure any ambiguous or correct any defective or inconsistent provisions of a pass through trust agreement or supplemental trust agreement if such action does not adversely affect the interests of the certificateholders

     - to surrender any right or power conferred in a pass through trust agreement on REMA

     - to correct or amplify the description of trust property or the conveyance of such property to the pass through trustee

     - to evidence and provide for a successor pass through trustee


     - to modify, eliminate or add provisions required or permitted by the Trust Indenture Act of 1939, or TIA, for a qualified indenture


     - to modify, amend or supplement any provision in a pass through trust agreement to reflect the assumption and substitution of any lessor note by REMA under the terms of the lease indenture

     - to add, eliminate or change any provision of a pass through trust agreement that does not adversely affect the interests of the certificateholders

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

     If REMA obtains the consent of the applicable owner lessor and the certificateholders who represent a majority in interest in a pass through trust, it may add, change or delete any provisions to the pass through trust agreements or modify any rights and obligations of the certificateholders. However, REMA may not, unless it obtains the consent of each certificateholder that is affected,

     - reduce the amount of, or delay the timing of, payments to the applicable pass through trustee on the lessor notes or distributions on any exchange certificate

     - change any date of payment on any exchange certificate or the place of payment

     - make distributions payable in currency other than that provided for in the exchange certificates

     - impair the right of any certificateholder to bring suit to enforce any payment that is due

     - permit the disposition of any lessor note held in the related pass through trust

     - permit the creation of a lien on the related pass through trust property

     - deprive any certificateholder of the benefit of ownership of the lessor notes held in the related pass through trust or the lien of the related lease indenture, except as provided in the pass through trust agreements

     - reduce the percentage of the aggregate fractional undivided interest of the related pass through trust that is required to approve any supplemental trust agreement or reduce the percentage required for any waiver, or

     - cause the related pass through trust to become taxable as an "association" or to fail to qualify as a fixed investment trust for federal income tax purposes

MODIFICATION OF INDENTURE

     Each indenture trustee may, without the consent of the holders of the lessor notes, enter into any indenture or supplemental indentures or execute any amendment, modification, supplement, waiver or consent to any other lease document related to such indenture

     - to evidence that another person is succeeding as manager of the owner lessor, that a co-manager is being appointed, that a separate or co-trustee is being appointed or that the indenture trustee is being removed and/or succeeded and to define the rights, powers, duties and obligations conferred upon any such manager or co-manager, trustee or trustees or co-trustees

     - to correct, confirm or amplify the description of any property at any time subject to the lien of such lease indenture, or to convey, transfer, assign, mortgage or pledge any property to or with such indenture trustee

     - to evidence the creation and issuance of any additional lessor notes related to the lease indenture and to establish the form or terms of such lessor notes

     - to correct ambiguous or incorrect provisions of, or to add to or modify any other provisions and agreements in, such lease indenture or any other lease document related to the lease indenture, if it will not, in the judgment of such indenture trustee, materially adversely affect the interests of the holders of such lessor notes

     - to grant to such indenture trustee for the benefit of the holders of such lessor notes any additional rights, remedies, powers, authority or security that may be lawfully granted and that are not contrary or inconsistent with such lease indenture

     - to add to or modify the covenants or agreements that REMA or the applicable owner lessor must observe that are not contrary to such lease indenture

     - to add lease indenture events of default for the benefit of the holders of such lessor notes

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

     - to surrender any right or power of the applicable owner lessor provided that such owner lessor has given its consent

     - to effect REMA's assumption of any or all of the lessor notes as described elsewhere in this prospectus, if REMA's obligations under the related lease and the related participation agreement, if still applicable following termination of the relevant lease, will continue in full force and effect for the benefit of the indenture trustees and the holders of the lessor notes

     - to comply with SEC requirements or any exchange on which the exchange certificates are listed or any regulatory body


     - to modify, eliminate or add provisions to any lease documents to the extent necessary to qualify or continue the qualification of the lease indenture or the pass through trust agreements under the TIA or similar federal statute enacted after the closing date and to add to the lease indenture other provisions expressly permitted by the TIA


     - to effect the assumption of the lessor notes by the owner participant in accordance with the participation agreement

     - to amend the schedules to the leases in connection with some rent adjustments, and

     - to otherwise amend, modify or supplement, or provide a waiver of or consent relating to, such lease indenture or any other lease document related to the lease indenture provided that the indenture trustee may only enter into such supplemental indenture, amendment, modification, supplement, waiver or consent if, in its judgment, it does not materially adversely affect the interests of the holders of such lessor notes. The indenture trustee may not make any amendment, modification, supplement, waiver or consent that modifies some covenants in the participation agreements and the provisions of the participation agreements relating to assignment of the leases without the consent of the holders of a majority in interest of the lessor notes, other than modifications having no adverse effect on the interests of the holders of such lessor notes.

     The indenture trustee, upon the written direction of the majority in interest of the holders of the lessor notes, will execute an amendment to add to, change or eliminate provisions as specified in such directions, provided that the indenture trustee may not enter into any supplement to or amendment of such lease indenture or the related assigned lease documents, or any waiver or modification of or consent to the terms of such supplement or amendment, without the consent of the holders representing 100% of the outstanding principal amount of such lessor notes, that

     - reduces the percentage of holders of such lessor notes required to take or approve any action under the lease indenture

     - changes the amount or the timing of any payment on such lessor note or changes the rate or manner of calculation of interest payable on any such lessor note

     - alters or modifies the payment provisions relating to the manner of payment or order of priorities for distributions under the lease indenture as between the holders of such lessor notes and the related owner lessor

     - reduces the amount of periodic rent or termination value below the amount sufficient to pay the aggregate principal of and interest on all such lessor notes or extends the time for payment of such periodic rent or termination value, except as expressly provided in the related lease, or changes any of the circumstances under which periodic rent or termination value is payable, or

     - consents to any assignment of the related lease if REMA will be released from its obligation to pay periodic rent and termination value, except as expressly provided in this prospectus, or otherwise releases REMA from its obligations to pay periodic rent or termination value or changes the absolute and unconditional character of such obligations

TERMINATION OF THE PASS THROUGH TRUSTS

     REMA's obligations and those of the pass through trustee created by the pass through trust agreements will terminate when the pass through trustee distributes to the certificateholders all amounts required by the pass through trust agreements and disposes of all property held in the pass through trusts. The pass through trustee will mail to each certificateholder notice of the termination of the related pass through trust, the amount of the proposed final payment and the proposed date on which it will distribute such final payment. The pass through trustee will distribute the final distribution to each certificateholder when such certificateholder surrenders its exchange certificates at the office or agency of the pass through trustee specified in the notice of termination.

THE PASS THROUGH TRUSTEE

     Bankers Trust Company acts as the pass through trustee for each pass through trust. The pass through trustee may hold exchange certificates in its own name.

     The pass through trustee may resign as pass through trustee for any or all of the pass through trusts at any time. If the pass through trustee resigns, REMA will appoint a successor pass through trustee. If the pass through trustee ceases to be eligible to continue as the pass through trustee under the pass through trust agreements or becomes insolvent, REMA may remove the pass through trustee, or any certificateholder who has held an exchange certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such pass through trustee and the appointment of a successor pass through trustee. Any resignation or removal of the pass through trustee and appointment of a successor pass through trustee will not become effective until acceptance of the appointment by the successor pass through trustee.

     REMA will pay the pass through trustee's fees and expenses. REMA will indemnify the pass through trustee for any loss, liability or expense related to the pass through trust, and for any tax related to the pass through trust, incurred without the gross negligence, willful misconduct of, or noncompliance or breach by, the pass through trustee, except for any tax attributable to the pass through trustee's compensation for serving as the pass through trustee.

BOOK-ENTRY, DELIVERY AND FORM

     We will arrange for the pass through trusts to issue exchange certificates in exchange for original certificates currently represented by one or more fully registered global certificates. The exchange certificates will be represented by one or more fully registered global certificates, and will be deposited upon issuance with DTC or a nominee of DTC.

     The pass through trusts will issue exchange certificates in certificated form in exchange for original certificates, which were issued originally in certificated form.

     Book-Entry Procedures for the Global Certificates. We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg solely as a matter of convenience. These operations and procedures are solely within the control of the settlement systems and are subject to change by them from time to time. None of REMA, the initial purchasers or the pass through trustee takes any responsibility for these operations or procedures, and you are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us as follows:

     - DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act

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

     - DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in participants' accounts, thereby eliminating the need for physical movements of securities certificates

     - Direct participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and some other organizations

     - Indirect access to the DTC system is also available to others such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants, and

     - The rules applicable to DTC and its participants are on file with the SEC

     We expect that under the procedures established by DTC

     - upon deposit of each global certificate with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the initial purchasers with portions of the face amount of the global certificate, and

     - ownership of the exchange certificates will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC for interests of direct participants and the records of direct and indirect participants for the interests of persons other than participants

     The laws of some jurisdictions may require that purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the exchange certificates represented by a global certificate to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in exchange certificates represented by a global certificate to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security for such interest.

     So long as DTC or its nominee is the registered owner of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange certificates represented by the global certificate for all purposes under the pass through trust agreements. Except as provided below, you will not

     - be entitled to have exchange certificates represented by such global certificate registered in your name

     - receive or be entitled to receive physical delivery of certificated exchange certificates, and

     - be considered the owners or holders of the exchange certificates under the pass through trust for any purpose, including the giving of any direction, instruction or approval to the pass through trustee

     Accordingly, you must rely on the procedures of DTC. If you are not a participant or an indirect participant in DTC, you must rely on the procedures of the participant through which you own your interest to exercise any rights of a holder of exchange certificates under the pass through trust agreement, or such global certificate.

     We understand that under existing industry practice, if we request any action of holders of exchange certificates, or you desire to take any action that DTC, as the holder of the global certificate, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders.

     Neither REMA nor the pass through trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange certificates by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such exchange certificates.

     The pass through trustee will make payments on the exchange certificates represented by a global certificate to DTC or its nominee, as the case may be, as the registered holder of the global certificate. Under the terms of the pass through trust agreements, REMA and the pass through trustee may treat the persons in whose names the exchange certificates, including the global certificates, are registered as the owners for the purpose of receiving payments and for any and all other purposes whatsoever. Accordingly, neither REMA nor the pass through trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global certificate, including principal, premium, if any, liquidated damages, if any, and interest. We expect that DTC or its nominee, upon receipt of any payment on the exchange certificates represented by a global certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global certificate as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global certificate held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

     Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

     Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a global certificate from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of an interest in a global security by or through a Euroclear or Clearstream, Luxembourg participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

     Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global certificates among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures. Such procedures may be discontinued at any time. Neither REMA nor the pass through trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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     Certificated Exchange Certificates. REMA will issue certificated exchange certificates to each person that DTC identifies as the beneficial owner of the exchange certificates represented by the global certificates upon surrender by DTC of the global certificates if

     - DTC is no longer willing or able to act as a depositary for the global certificates, or DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary is not appointed within 90 days of such notice or cessation

     - REMA determines not to have the exchange certificates represented by a global certificate, or

     - upon the occurrence of other events as provided in the pass through trust agreement.

     Upon any such issuance, the pass through trustee is required to register such certificated exchange certificates in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered to such person(s).

     Neither REMA nor the pass through trustee will be liable for any delay by DTC, its nominee or any direct participant or indirect participant in identifying the beneficial owners of the related exchange certificates. Each such person may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including the registration and delivery, and the respective principal amounts, of the exchange certificates to be issued.

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                         DESCRIPTION OF LEASE DOCUMENTS

THE LESSOR NOTES

     General. The lessor notes were issued in three series under each lease indenture between the applicable owner lessor and Bankers Trust Company, as indenture trustee.

     Each owner lessor leased facility interests consisting of a generating facility or undivided interest in a generating facility to REMA under the related lease. REMA must pay rent and other amounts to each owner lessor sufficient to pay the principal, premium and interest on the related lessor notes. Such payments do not have to be sufficient to pay principal and interest that are payable upon a lease indenture event of default not caused by a lease event of default or any premium payable by the applicable owner participant or the owner lessor because such owner participant or owner lessor purchases or redeems the lessor notes. The lessor notes are not REMA's obligations, and neither REMA nor the subsidiary guarantors have guaranteed the lessor notes, but REMA may assume the obligations of the applicable owner lessor under the lessor notes as described elsewhere in this prospectus. The indenture trustee will pay to the applicable owner lessor all payments in excess of the amounts required to make payments on the applicable lessor notes, and such owner lessor will distribute such payments to the applicable owner participant. As a result, these payments will not be available to be distributed to the certificateholders, except in some cases when a lease indenture event of default occurs. REMA's rental obligations under the leases and the other lease documents are its general obligations.

     Security. The lessor notes issued by an owner lessor are secured by a first-priority security interest on behalf of the indenture trustee in the owner lessor's rights and interests in the applicable collateral:

     - the relevant leased facility interest

     - the applicable lease, facility site lease, facility site sublease, and the other lease documents (excluding the tax indemnity agreement and the participation agreement) to which such owner lessor is a party or under which it has rights, including the right to receive payments of periodic rent under the lease (other than the excepted payments and insurance proceeds payable solely to such owner lessor under liability insurance REMA maintains under such lease), and

     - the subsidiary guarantees, the lease pledge agreements and the credit support

     So long as no lease indenture event of default has occurred and is continuing, the applicable owner lessor may exercise all of its rights under the lease documents, with some exceptions (including amendments, waivers, modifications and consents under specified provisions of some of such lease documents). The owner lessors' rights, however, will exclude the right to receive payments of rent and some other amounts due under the leases, which payments will be made directly to the applicable indenture trustee. The assignment by each owner lessor to the applicable indenture trustee of its rights under the related lease and other lease documents also will exclude some rights of such owner lessor, including rights relating to indemnification by REMA for various matters and insurance proceeds payable solely to such owner lessor under liability insurance maintained by REMA under such lease. For a description of various other rights of the owner lessors, please read "-- The Leases -- Lease Events of Default."

     Funds, if any, held from time to time by the indenture trustee under the lease indentures will be invested by the indenture trustee, at the direction and at the risk and expense of each owner lessor, in cash equivalents.

     Limitation of Liability. The lessor notes are not obligations of, or guaranteed by REMA, the owner participants (and their direct or indirect parent, referred to as their owners), the owner lessors' manager or their affiliates. None of the owner lessors, the owner participants, the owner lessor's manager or their affiliates will be personally liable to any holder of a lessor note for any amounts payable under any lessor notes. All payments of principal of, premium, if any, and interest on the lessor notes (other than payments made in connection with an optional redemption or purchase by the applicable owner lessor or owner participant) will be made only from the assets subject to the lien of the related lease indenture or the income and proceeds received by the indenture trustee from such assets (including rent payable by REMA under the related lease).

     Redemption of Lessor Notes

     The lessor notes are redeemable under the circumstances described below. The pass through trustee will make distributions to the certificateholders on the date and in the amount paid in that redemption.

     Mandatory Redemption with Make Whole Premium. An owner lessor will redeem all lessor notes relating to a facility interest, in whole but not in part, if REMA terminates a lease of the applicable facility interest before its expiration. Such termination must be made upon six months notice following REMA's determination that such facility interest is

     - economically or technologically obsolete other than as a result of

      - a change in law, regulation or tariff of general application, or

      - any governmental entity having or claiming jurisdiction over us or the leased facility imposing any conditions or requirements upon the continued effectiveness or renewal of any license or permit required for the operation or ownership of that facility

     - surplus to REMA's needs, or

     - no longer useful in REMA's trade or business for any reason

     REMA may not terminate a lease for the above reasons before August 24, 2006 without the consent of the applicable owner lessor. Before REMA terminates a lease, it will deliver to the indenture trustee and the pass through trustee an officer's certificate stating the basis on which it is terminating the lease. The pass through trustee will furnish the officer's certificate to the certificateholders upon request.

     Any redemption of lessor notes under this provision will be made at the principal amount of the lessor notes, together with all accrued and unpaid interest to the redemption date, plus a make whole premium.

     For purposes of this provision, the term "make whole premium" means, for any lessor note being redeemed, an amount equal to the discounted present value of all principal and interest payments scheduled to become due after the date of the redemption of the lessor note, less the outstanding principal amount of that lessor note. The make whole premium may not be less than zero. The discounted present value will be calculated using a discount rate equal to the sum of

     - the yield to maturity on the U.S. Treasury security with an average life equal to the remaining average life of such lessor note and trading in the secondary market at the price closest to par, and

     - 50 basis points

     If there is not a U.S. Treasury security with an average life equal to the remaining average life of such lessor note, the discount rate will be calculated using a yield to maturity calculated on a straight-line basis (rounding to the nearest calendar month) from the yields to maturity for the two U.S. Treasury securities with average lives most closely corresponding to the remaining life of the lessor note and trading in the secondary market at the price closest to par.

     Mandatory Redemption Without Make Whole Premium. An owner lessor will redeem all lessor notes relating to a facility interest, in whole but not in part, at the principal amount of the lessor notes, together with all accrued and unpaid interest to the redemption date, but without any premium, if REMA terminates a lease of any facility interest

     - because an event of loss (as defined under "-- The Leases -- Events of Loss" below) has occurred. If the event of loss results from a regulatory event of loss, REMA may assume the applicable lessor notes and purchase the owner lessor's interest in the affected facility interest, in which event the lessor notes will not be redeemed.

     - upon six months notice after August 24, 2006 and so long as there is no lease event of default, if REMA determines in good faith that such facility interest has become economically or technologically obsolete as a result of

      - a change in law, regulation or tariff of general application, or

      - any governmental entity imposing any conditions or requirements upon the availability, continued effectiveness or renewal of any license or permit required for the operation or ownership of such facility interest that makes such facility interest economically or technologically obsolete

     - because a change in law makes it illegal for REMA to continue such lease or to make payments under the lease, and REMA cannot restructure the applicable lease documents and the lease transactions to comply with such change in law, unless it assumes the applicable lessor notes and purchases the owner lessor's interest in the affected facility, in which event the lessor notes will not be redeemed, or

     - because each of the following conditions exists:

      - one or more events outside our control give rise or could reasonably be expected to give rise to indemnity obligations by REMA under the lease documents

      - REMA can avoid its indemnity obligations in whole or in part if it terminates the lease and the owner lessor sells the leased facilities, and

      - the present value of the avoided indemnity obligation payments exceeds 3% of the original purchase price of such facility interest

     No such redemption will occur if the indemnitee waives its right to the indemnification payment or the owner participant arranges for the payment thereof such that the indemnity obligations do not exceed such 3% threshold or if REMA assumes the lessor notes and purchases the applicable owner lessor's interest in the facility interest.

     A "regulatory event of loss" will occur if elected by the applicable owner participant and only if any of the following conditions arises that can be cured by the termination of the related lease and transfer of the related leased facilities to REMA:

     - any governmental authority regulates the rate of return on the applicable owner participant's (or its owner) or owner lessor's interest in the applicable facility interest, any lease document or the applicable lease, or

     - any governmental authority otherwise regulates such owner participant (or its owner), or the applicable owner lessor, as a public utility in a way that, in the reasonable opinion of such owner participant, is burdensome and in each case such regulation arises because the owner lessor or owner participant is participating in the transaction contemplated by the lease documents and not because of

     - other investments, loans or other business activities of the owner participant or its affiliates in respect of equipment or facilities similar in nature to the leased facilities or in any other electrical, steam, cogeneration or other energy or utility related equipment or the general business or other activities of the owner participant or its affiliates or the nature of any of their properties, or

     - a failure of the owner participant to perform routine, administrative or ministerial actions if the performance of those actions would not subject the owner participant or any affiliate to any material adverse consequence in the reasonable opinion of the owner participant acting in good faith

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

     REMA will cooperate with the applicable owner lessor and owner participant to take reasonable measures to alleviate the source or consequence of any regulation constituting a regulatory event of loss if taking those measures does not result in any adverse consequences to the applicable owner lessor or owner participant (or affiliate).

     Optional Redemption. The lessor notes may be redeemed, in whole or in part, at the principal amount of the lessor notes, together with all accrued and unpaid interest to the date of redemption, plus a make whole premium.

     Assumption of Lessor Notes by REMA. So long as no significant lease default or lease event of default has occurred and is continuing, REMA may assume the lessor notes on a full recourse basis and acquire the facility interests of the relevant owner lessor if it terminates a lease (1) as a result of a regulatory event of loss as described above under "Mandatory Redemption Without Make Whole Premium" or (2) in connection with a burdensome event described below under "-- The Leases -- Termination for Burdensome Events." As a condition to such assumption, the lease indenture trustee must have received an opinion of counsel stating, among other things, that

     - the assumption agreement and the applicable lessor notes constitute REMA's legal, valid and binding obligations, subject to some exceptions, and specified tax assurances, and

     - the lien of the lease indenture will continue to be a first-priority perfected lien on the collateral

     In addition, the lessor notes may only be assumed if, after the assumption, Standard & Poor's and Moody's confirm the then-existing credit rating of the exchange certificates after giving effect to such assumption.

     Assumption by the Owner Participant. While a lease indenture event of default resulting from a lease event of default continues, but before any sale by the lease indenture trustee of any of the collateral, the applicable owner participant has the right, but not the obligation, to assume, on a recourse basis as joint obligor, all but not less than all of the obligations of the owner lessor under the lessor notes.

     This right to assume is subject to several conditions including, among others, that:

     - the owner participant is then a direct or indirect, wholly owned subsidiary of PSEG Resources Inc., which is currently a subsidiary of Public Service Enterprise Group

     - no lease indenture event of default exists other than the then-existing lease events of default

     - after giving effect to such assumption, the lien of the lease indenture remains a valid and perfected lien on the collateral

     - the owner participant, the owner lessor and the lease indenture trustee will amend the lease indenture to give effect to such assumption, to delete any cross-default to REMA or the subsidiary guarantors and to add a cross-default to the assumption agreement

     - the owner participant has cured all monetary defaults and, after giving effect to the assumption and such payment, no lease indenture event of default is continuing, and

     - such assumption will not result in a downgrade of the then existing credit ratings of the exchange certificates and Standard & Poor's and Moody's have confirmed that after such assumption, the exchange certificates will be rated at least BBB+ by Standard & Poor's and Baa1 by Moody's.

     Payments to the Lease Indenture Trustee. So long as the lessor notes are outstanding, REMA will make all payments of periodic rent and termination values under the leases directly to the lease indenture trustee. The lease indenture trustee will pay to the pass through trustee all amounts then due on the lessor notes, and the pass through trustee will distribute such amounts to the certificateholders.

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

     Lease Indenture Events of Default. Each of the following is a lease indenture event of default:

     - a lease event of default, as defined under "-- The Leases" below, under the applicable lease, except for

      - customary excepted payments reserved to the applicable owner lessor, owner participant and other participants in the transaction, and

      - REMA's failure to maintain required insurance so long as the insurance it actually maintains constitutes prudent industry practice

     - a payment default by the owner lessor under the applicable lease indenture related to the payment of principal or interest due on the lessor notes that continues unremedied for five business days

     - failure of

      - the applicable owner lessor to perform any of its covenants in such lease indenture

      - the applicable owner lessor or owner participant to perform any of its covenants under the applicable lease documents, or

      - the applicable owner participant's guarantor to perform any material covenant under such owner participant's parent guarantee,

      and the failure is not remedied within 30 days after written notice of such failure. If such failure can be remedied, the cure period will be extended for up to 180 days so long as such party diligently pursues such remedy and such failure is reasonably capable of being remedied within such period

     - any representation or warranty made by the owner participant, the owner lessor or the owner lessor's manager in the applicable lease document or in any officer's certificate delivered under such lease document or by the owner participant's parent in its parent guarantee proves to have been incorrect as of the date made in any material respect and the representation or warranty continues to be material and is unremedied for 30 days after receipt by such party of written notice. If the condition can be remedied, the cure period will be extended for up to an additional 120 days, so long as such party diligently pursues such remedy and such condition is reasonably capable of being remedied within such period, and

     - customary events of bankruptcy and insolvency, whether voluntary or involuntary, of the owner lessor, the owner participant or the owner participant's guarantor, provided the related guaranty is still required to be in effect. Any involuntary event must continue 60 days after it begins in order to be a lease indenture event of default.

     Owner Lessors' Right to Purchase the Lessor Notes. Each owner lessor may purchase all, but not less than all, the lessor notes outstanding under the applicable lease indenture to which it is a party at a price equal to the outstanding principal amount of such lessor notes, together with accrued and unpaid interest to the date of purchase and all outstanding fees and expenses owed to or incurred by the applicable indenture trustee, if

     - any of the following occur:

      - a lease indenture event of default, which also constitutes a lease event of default, has occurred and continues for at least 90 days, and the indenture trustee does not accelerate the lessor notes or exercise any remedy under the related lease to dispossess REMA of the leased assets

      - a lease indenture event of default occurs and continues and, as a result, the indenture trustee accelerates or, a majority in interest of certificateholders directs the indenture trustee to accelerate, the lessor notes, and the indenture trustee has not rescinded such acceleration, or

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

      - within the last 30 days the indenture trustee has provided REMA and the applicable owner participant written notice that it intends, within not less than 30 days, to dispossess REMA of the leased assets under the lease because a lease indenture event of default that also constitutes a lease event of default has occurred and is continuing

     - no lease indenture event of default has occurred and is continuing under such lease indenture other than any such event of default that is solely the result of a lease event of default occurring, and

     - the applicable owner lessor has notified the indenture trustee in writing that it intends to purchase its lessor notes

THE LEASES

     Term and Rent. The basic term under each lease commenced on August 24, 2000 and will continue for the following approximate periods for each facility interest lease:

     - 33.75 years for the Conemaugh station facility interest

     - 33.75 years for the Keystone station facility interest, and

     - 26.25 years for the Shawville station facility interest

     REMA may renew each lease for one or more renewal lease terms. We refer to the basic lease term plus all renewal lease terms for such lease as the "lease term" for such lease.

     Rent payable under each lease will consist of periodic rent payable for the basic lease term and renewal rent payable for any renewal lease term. We refer collectively to these rent payment obligations as "rent."


     REMA will pay periodic rent under each lease on each January 2 and July 2 during each lease's basic lease term.


     Use and Maintenance. REMA will or, in the case of the Conemaugh and Keystone stations will exercise all its rights under the owners agreements, to maintain the facility interests, in good condition, repair and working order and in all material respects

     - in accordance with prudent industry practice

     - in compliance with all applicable laws, rules and regulations of any governmental body, unless such noncompliance could not reasonably be expected to result in a material adverse effect or involve any (1) danger of foreclosure or other loss or imposition of a lien on any facility interests or the impairment of its use, operation or maintenance in any material respect, (2) risk of criminal liability to the owner participant and other participants in the transaction, the owner lessor, the owner manager, the lease indenture trustee or pass through trustee or any of their affiliates or (3) material risk of any such person incurring any material adverse effect, and

     - in accordance with the terms of all insurance policies REMA is required to maintain under the leases

     REMA will make all necessary repairs, renewals, replacements, betterments and improvements to the facility interests as in its reasonable judgment may be necessary to operate the facility interests in accordance with the lease documents. For the leases of the Conemaugh station facility interest and the Keystone station facility interest, however, REMA will exercise all rights, power, elections and options available to it under the owners agreements.

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     In the ordinary course of maintenance, service, repair or testing, REMA or the operator of its facilities, at no cost to the applicable owner lessor, may remove any components of the applicable facility if REMA

     - replaces such components with replacement components that are free and clear of all liens (other than permitted liens) and in as good an operating condition as that of the components replaced assuming the components replaced were maintained in accordance with the applicable lease, and

     - performs such replacement in a manner that does not diminish the then current value, residual value, utility or remaining useful life of the applicable facility by more than a de minimis amount

     REMA may not, however, remove any part, component or portion of the facilities without replacing it if such removal or replacement would diminish the value, utility or remaining useful life of such facility interests or facilities by more than a de minimis amount.

     Modifications to the Leased Facilities. REMA may, subject to the owners agreements related to the Conemaugh and Keystone stations, at its own expense, make additions, modifications, alterations and improvements to the facilities that it considers desirable in the proper conduct of its business. REMA will or, in the case of the Conemaugh and Keystone stations, will exercise all its rights under the owners agreements to, make all modifications required by any applicable law, rule or regulation, subject to contest. REMA cannot make any optional modifications that diminish the current value, residual value, remaining useful life or utility of the facilities by more than a de minimis amount.

     Modifications that can be removed without causing damage to the facilities, except for severable modifications that are required modifications or that are financed through the related lease, will remain REMA's property. All required modifications, non-severable modifications and modifications that are financed through the related lease will automatically become the property of the applicable owner lessor and subject to the applicable lease upon being attached to the facility.


     If REMA elects to finance modifications to the facilities through a lease, the applicable owner participant may finance such modifications in whole or in part with additional equity. REMA will not be obligated to accept, and the owner participant will not be obligated to provide, any such equity financing. At REMA's request, the applicable owner lessor will, however, agree to cooperate with REMA to finance such modifications, and will, at REMA's request, be obligated to finance such nonseverable modifications and modifications required by law through the issuance of additional lessor notes, which will rank equally with the then outstanding lessor notes under the applicable lease indenture if various conditions are met, including the following:


     - the additional debt has a final maturity date no later than the later of

      - the final maturity of the then-existing exchange certificates related to the lessor notes issued under such lease indenture, and

      - the date that is two years before the last day of the basic lease term and will be fully repaid out of the additional periodic rent as adjusted under the lease

     - appropriate adjustments to periodic rent and termination value (determined without regard to any tax benefits associated with such improvements, unless the applicable owner participant is financing the equity) are made to protect the applicable owner participant's expected return

     - no significant lease default or lease event of default under the applicable lease has occurred and is continuing unless the modifications to be constructed with such financing will cure such significant lease default or lease event of default and such modifications will be made in compliance with the lease documents, and

     - such financing is for an amount not less than $20 million, and not greater than 100% of the costs of the modifications being financed. The aggregate balance of all lessor notes for such facility interest

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

       may not exceed 87% of the projected fair market value of such facility interest, taking into account such modifications

     Notwithstanding the preceding, REMA may, subject to its ability to incur additional indebtedness and the limitation on liens below, fund modifications to any leased facility other than through the respective lease.

     Liens. REMA will not, directly or indirectly, create, incur, assume or permit to exist any liens or other encumbrances on the facility interest, facility site, components of the facility or its interest in the related lease or any lease document, except for permitted liens.

     Each owner lessor will not, directly or indirectly, create, incur, assume or permit to exist any lien or encumbrance on its respective facility, facility interest, facility site or lease that arises as a result of

     - claims against such owner lessor or its manager that are not related to or are in violation of any lease document or the transactions contemplated by any lease document

     - any act or omission of such owner lessor or its manager or any of their respective affiliates that is in breach of any covenant or agreement of such owner lessor in the lease documents

     - taxes imposed upon such owner lessor or its manager or any of their respective affiliates for which REMA has not indemnified it under the lease documents

     - claims against or affecting such owner lessor, its manager or any of their respective affiliates arising out of the voluntary or involuntary transfer by such person of any portion of its interest in the applicable owner lessor or the facility or facility interest, other than under the lease documents

     Insurance. REMA will, at its cost and expense, maintain insurance including

     - all risk property insurance customarily carried by prudent operators of coal-fired electric generating facilities of comparable size and risk to the applicable facility and in an amount equal to REMA's portion of the maximum probable loss of the applicable facility, and

     - general liability insurance, automobile liability insurance, sudden and accidental pollution liability coverage and contractual liability coverage insuring against claims for bodily injury and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the facilities and the facility sites

     Lease Assignment. REMA may assign its interest in all (but not less than all) of the leases, leased assets and the other lease documents to an entity meeting the criteria described below if

     - Moody's and Standard & Poor's both confirm that the assignment will not result in a downgrade of the then-existing credit rating of the exchange certificates, and

     - the exchange certificates are rated at least Baa2 by Moody's and BBB by Standard & Poor's

     REMA may assign its interest in the Keystone station or the Conemaugh station and in the leases and lease documents relating to the Keystone station or the Conemaugh station to an entity described below if

     - concurrently with such assignment, the then-existing exchange certificates are exchanged for new classes of exchange certificates, representing (1) an undivided interest in lessor notes relating to the assigned lease and (2) an undivided interest in lessor notes relating to the non-assigned lease, and

     - Moody's and Standard & Poor's both confirm that such assignment will result in a credit rating for the classes of the new exchange certificates representing the assigned interests and the non-assigned interests at least one level above the then-existing credit rating of the existing exchange certificates, and such credit ratings are at least as high as the initial ratings by each of Standard & Poor's and Moody's of the exchange certificates

     Any assignment described above must be to a person or entity that

     - has, or a party that guarantees its obligations under the lease documents assigned to it has, credit ratings from Standard & Poor's and Moody's equal to or higher than BBB and Baa2, respectively

     - unless the owner participant gives its consent, has, or a party that guarantees its obligations under the lease documents assigned to it has, a tangible net worth of at least $750 million after giving effect to such assignment, and

     - to the extent the assignor is the operator of the facilities, is an experienced operator of coal-fired electric generating facilities, or its operating obligations under the applicable leases are guaranteed by or contracted to such an operator

     Upon the transferee's assumption of REMA's obligations under the leases and the corresponding lease documents, neither REMA nor the subsidiary guarantors will have any further liability or obligation related to the assigned interests, except any liability and obligation relating to the period before such assignment.

     Any assignment described in this section must comply with some additional conditions including, among others:

     - receipt of an opinion of counsel stating that all regulatory approvals necessary for such assignment have been obtained

     - after giving effect to such assignment, no lease event of default or significant lease default has occurred and is continuing and no other default has occurred and is continuing as a result of such assignment

     - the assignment will not result in a regulatory event of loss

     - the assignee is not involved in material litigation with the owner participants or their affiliates, unless the affected owner participant has provided its prior written consent, and

     - REMA will pay, on an after-tax basis, all reasonable documented out-of-pocket expenses of the applicable owner lessor, owner participant, lease indenture trustee and the pass through trustee in connection with such assignment

     Subleases. REMA may sublease its leasehold interest in any of the leased facilities without consent, subject to some conditions, including, among others, that

     - the total annual rent payments payable under the sublease must be at least equal to 80% of the total annual rent payments under the respective lease, and

     - the present value of all scheduled rent payments under the sublease, together with any payment made at the closing of the sublease, must be at least equal to 90% of the present value of the periodic rents payable under the respective leases (in each case discounted at an incremental borrowing rate in accordance with Financial Accounting Standards Board Statement 13, Accounting for Leases)

REMA must obtain the consent of the applicable owner lessor, owner participant, lease indenture trustee and pass through trustee unless

      - the sublessee

        - is a solvent entity not subject to bankruptcy proceedings

        - is not involved in material litigation with the applicable owner participant or any affiliate, and

        - is an experienced, reputable operator of coal-fired electric generating facilities, or its operating and maintenance obligations under the sublease are guaranteed by or are contracted to be performed by such an operator

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

      - the sublease does not extend beyond the scheduled expiration of the term of the applicable lease, the sublease may be terminated if the lease terminates early and the sublease is expressly subject and subordinate to the lease

      - all terms and conditions of the applicable lease and the other lease documents remain in effect, and REMA remains fully and primarily liable for its obligations under the lease documents

      - no lease event of default or significant lease default has occurred and is continuing and no other default has occurred as a result of such sublease

      - the sublease prohibits further assignment or subletting, and

      - the sublease requires the sublessee to operate and maintain the facility, or undivided interest, or cause the same to be operated and maintained, in a manner consistent with the applicable lease

     Right to Exchange Leasehold Interest. REMA may, no more than once, exchange

     - its interest in its lease of undivided interests in the Keystone station for a lease of additional undivided interests in the Conemaugh station, or

     - its interest in its lease of undivided interests in the Conemaugh station for a lease of additional undivided interests in the Keystone station with the consent of the owner participant. This consent will not be unreasonably withheld or delayed. The owner lessor, the indenture trustee, the pass through trustee and the owner participant will execute any documents and take such other action as REMA may reasonably request in connection with any such exchange. Conditions to such exchange include, among others, that

     - Moody's and Standard & Poor's confirm that the exchange will not result in a downgrade of the then current rating on the exchange certificates, and the exchange certificates are rated at least BBB by Standard & Poor's and Baa3 by Moody's

     - REMA has acquired the undivided interests in the facility being exchanged

     - all other governmental authorizations necessary to consummate the exchange are reasonably satisfactory in form and substance to the owner participant, its owner, the pass through trustee and REMA and are in full force and effect, other than those which the failure to obtain or maintain would not reasonably be expected to have a material adverse effect, and

     - each owner participant and its owner has received an appraisal and a tax opinion in form and substance satisfactory to the owner participant, and the property substituted in the exchange has no less than the current value, residual value, utility and remaining useful life of the applicable undivided interest being exchanged

     Termination for Burdensome Events. REMA may terminate any lease and purchase the applicable facility interest on the termination date it specifies in a notice delivered within a year after it learns of the following circumstances

     - as a result of a change in law, it becomes illegal for REMA to continue that lease or make payments under the lease, and it cannot restructure the transactions contemplated by the lease documents to comply with such change in law to the reasonable satisfaction of the parties to the lease documents including the indenture trustee and the pass through trustee, or

     - each of the following conditions exists:

      - one or more events outside our control give rise or we reasonably expect could give rise to indemnity obligations by REMA under the lease documents

      - REMA can avoid its indemnity obligations in whole or in part if it terminates the lease and the owner lessor sells the leased facilities, and

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

      - the present value of the avoided indemnity obligation payments exceeds 3% of the original purchase price of such facility interest

REMA will not be able to terminate a lease if the indemnitee waives its right to the indemnification payment or the owner participant arranges for the payment such that they do not exceed such 3% threshold. If REMA gives notice to an owner lessor that it intends to terminate the lease, the owner lessor may, at its option, retain the facility interest and its rights in the facility site interest. REMA may, at its option, make an offer to purchase such interests from the owner lessor for an amount at least equal to the termination value. If the owner lessor sells such interests to REMA, REMA will pay the owner lessor the amount of its offer, plus

     - unpaid amounts due under the lease, and

     - reasonable costs and expenses of the owner lessor, the owner participant, the lease indenture trustee and the pass through trustee

     If the owner lessor rejects REMA's offer or elects to retain such interests, REMA will pay the amounts in the two bullet points above. If the owner lessor receives no offer from REMA and does not elect to retain such interests, the lease will continue and will remain in effect.

     If REMA terminates a lease under the circumstances described above and purchases the applicable facility interest and facility site interest, REMA will have the right to assume the applicable lessor notes if no significant lease default or lease event of default has occurred and is continuing, subject to the satisfaction of some other conditions. In such event, REMA's obligation to pay the purchase price will be satisfied to the extent REMA assumes the outstanding principal amount of and accrued interest on the lessor notes. No termination of a lease under the circumstances described above will be effective, regardless of whether the owner lessor elects to sell or retain the facility interest in connection with such termination, unless and until

     - REMA assumes the related lessor notes in accordance with the provisions of the lease indenture, or

     - the owner lessor pays all outstanding principal and accrued interest on such lessor notes and all other amounts due under the lease indenture on the proposed date of termination

     Termination for Obsolescence. If REMA gives at least six months' prior notice to the applicable owner lessor, indenture trustee and the pass through trustee and such notice contains a certification by its management committee (or other governing body), REMA may terminate the applicable lease at any time on or after August 24, 2006 if

     - no lease event of default has occurred and is continuing

     - the applicable facility interest is economically or technologically obsolete as a result of

      - a change in law, regulation or tariff of general application, or

      - any governmental entity imposing any conditions or requirements upon the continued effectiveness or renewal of any license or permit required for the operation or ownership of such facility interest, or

     - the applicable facility interest is otherwise economically or technologically obsolete, or the facility interest is surplus to REMA's needs or no longer useful in its trade or business, as it determines in good faith, including as a result of

      - a change in the markets for the wholesale purchase and/or sale of energy, or

      - any material abrogation of power purchase agreements

     If REMA terminates a lease early, it will, as the nonexclusive agent for the applicable owner lessor, use commercially reasonable efforts to obtain bids for and sell such owner lessor's interest on the
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

termination of the lease. All proceeds of such sale will be for the account of the owner lessor but will be paid directly to the indenture trustee. The purchaser of such interests may not be REMA, any of its affiliates or any third party with whom it or one of its affiliates has an arrangement to use or operate the facilities to generate power for REMA's benefit or the benefit of its affiliates after the termination of the lease. On the termination date, REMA will pay such owner lessor the amount by which the applicable termination value exceeds the sale price of such interest, plus

     - if REMA terminates the lease under the third bullet point above, the scheduled redemption premium arising from a redemption of the lessor notes

     - unpaid amounts due under the lease, and

     - reasonable costs and expenses of the owner lessor, the owner participant, the lease indenture trustee and the pass through trustee

     Under some circumstances under which the lessor notes are redeemed for any of the above reasons, the owner lessor is permitted to retain its interest in the appropriate facility.

     Events of Loss. Each of the following events constitutes an event of loss under each lease:

          (1) the loss of the facility or use of the facility due to destruction or damage that is beyond economic repair or that renders the facility permanently unfit for normal use

          (2) any damage to the facility that results in an insurance settlement for the total loss or an agreed constructive or a compromised total loss of the facility

          (3) seizure, condemnation, confiscation or taking of, or requisition of title to the facility, or use of the facility, by any governmental authority if all permitted appeals have been exhausted. Appeals during the occurrence of some lease events of default require the consent of the applicable owner participant's owner. No appeals must extend beyond the earlier of the date that is

         - one year after the loss of such title, or

         - 36 months before the end of the basic lease term or any renewal lease term then in effect or elected by us

          Such requisition will include a requisition of use but not of title only if such requisition of use continues beyond the basic lease term or any renewal term then in effect or elected, and

          (4) a regulatory event of loss (as defined in "Description of Lease Documents -- Redemption of Lessor Notes -- Mandatory Redemption Without Make Whole Premium" above) has occurred if REMA and the applicable owner participant, or any affiliate, and owner lessor have agreed to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting a regulatory event of loss and there are no adverse consequences to the applicable owner lessor or owner participant or any affiliate as a result of such cooperation or the taking of reasonable measures

     If an event of loss described in (1) or (2) above occurs, REMA may elect to rebuild and restore the facility, subject to some specified conditions.

     If REMA elects not to rebuild the facility following the occurrence of an event of loss described in (1) or (2) above, or any other event of loss occurs, it must terminate the lease and pay the owner lessor

     - the applicable termination value

     - unpaid amounts due under the lease, and

     - reasonable costs and expenses of the owner lessor, the owner participant and its owner, the lease indenture trustee and the pass through trustee

     When REMA terminates the lease, all of the owner lessor's right, title and interest in the facility interest will be transferred to REMA.

     If a regulatory event of loss occurs and REMA assumes the applicable lessor notes in accordance with the provisions of the lease indenture, its obligation to pay the applicable termination value will be reduced by the outstanding principal amount of the lessor notes it assumes so long as no significant lease default or lease event of default has occurred and is continuing and all other conditions required for its assumption of the lessor notes are satisfied.

     REMA may rebuild or restore the facilities only if there is no lease event of default continuing and it satisfies the following conditions, among others:

     - REMA delivers a reasonably acceptable report of an independent engineer stating that it is technologically feasible and economically viable to rebuild and restore the affected facility and that such rebuilding or restoring can be completed at least 36 months before the end of the basic lease term or 12 months before the expiration of any renewal lease term

     - REMA delivers a reasonably acceptable appraisal of an independent appraiser stating that after it rebuilds or restores the affected facility, the affected facility interest will have at least the same value, residual value, utility and useful life as such facility interest had immediately before the event of loss and such facility interest will not become "limited use" property for federal income tax purposes

     - REMA demonstrates that it possesses adequate financial resources, from insurance proceeds or otherwise, to rebuild or restore the affected facility

     - REMA delivers a certificate stating that it reasonably believes that it will have sufficient funds to continue to pay periodic rent and renewal rent while it rebuilds and restores the affected facility, and

     - REMA begins rebuilding or restoring the affected facility as soon as practicable after it notifies the owner lessor, the indenture trustee and the pass through trustee of its intent and, in any event, within 24 months after the event that caused the event of loss

     Lease Events of Default. Each of the following is a lease event of default:

          (1) REMA fails to pay periodic rent, renewal rent or termination value when due, and such failure continues, after application of the proceeds of any credit support, unremedied for five business days

          (2) REMA fails to make any other payment under the lease documents, other than excepted payments unless the applicable owner participant has declared a default on such excepted payments, within 30 days after it receives written notice of such default from the applicable owner participant, owner lessor, lease indenture trustee or the pass through trustee

          (3) REMA fails to maintain insurance in the amounts and on the terms required by such lease

          (4) REMA or any subsidiary guarantor fails to perform any covenant or agreement set forth in the applicable participation agreement or lease indenture or the pass through trust agreements or in any other lease document (other than any covenant referred to in (1), (2), (3), (6), (7), (13) or (14) of this section or its covenants in the tax indemnity agreement), in any material respect, and it does not remedy such failure within 30 days after it receives written notice of such failure from the applicable owner participant, owner lessor, lease indenture trustee or the pass through trustee. If REMA cannot remedy such condition within 30 days, it may extend the period to remedy such condition up to an additional 180 days if it diligently pursues a remedy and it is reasonably capable of remedying such condition within the additional 180 days and the continuation of such failure during this extension would not have a material adverse effect. REMA's failure to operate and maintain the leased assets as provided in the second bullet point under "Use and Maintenance" above will not constitute an event of default if it prosecutes in good faith a test, challenge, appeal or proceeding of such failure that does not involve any

         - danger of foreclosure, sale, forfeiture or loss of, any part of the leased assets or the impairment of the use, operation or maintenance of the leased facilities in any material respect, or

         - risk of any criminal liability being asserted against the owner lessor, owner participant (or its owner) or their affiliates or a material risk of material adverse effect being incurred by the applicable owner participant (or its owners) or owner lessor (or its owners), the indenture trustee or the pass through trustee, including being subject to regulation as a public utility under applicable law

     Additionally, REMA's failure to operate and maintain the leased assets in accordance with the above referenced second bullet point of "Use and Maintenance" will not constitute an event of default if

         - such failure to comply cannot be immediately remedied

         - REMA is taking all reasonable action to remedy such noncompliance, and

         - such noncompliance does not involve any danger or risk described in the two bullet points of the previous paragraph

     Such noncompliance, or such test, challenge or appeal or proceeding to review may not extend beyond the date 36 months before the scheduled expiration of the lease term for each facility.

          (5) any representation or warranty of REMA or any of the subsidiary guarantors in the lease documents (other than some tax representations) was incorrect in any material respect when made, and REMA or the subsidiary guarantor does not remedy such condition within 30 days after REMA or the subsidiary guarantor receives written notice of such condition. If REMA, or the subsidiary guarantor, cannot remedy such condition within 30 days, REMA may extend the period to remedy such condition up to an additional 120 days if REMA or the subsidiary guarantor diligently pursue a remedy and REMA or the subsidiary guarantor is reasonably capable of remedying such condition within the additional 120 days and the continuation of such condition during such extension would not have a material adverse effect.

          (6) REMA fails to perform or observe, in any material respect, any of the covenants described under the following subsections under "Description of the Exchange Certificates -- Covenants":

         - Limitations on Incurrence of Indebtedness

         - Limitations on Restricted Payments and Restricted Investments

         - Limitations on Merger, Consolidation or Sale of Substantially All Assets

         - Limitations on Sale of Assets

         - Insurance

         - Limitation on Liens, or

         - Limitations on Contingent Obligations

     and REMA does not remedy such failure within 30 days

          (7) REMA fails to comply with the restriction on assignment under "-- Lease Assignment" or fails to comply with the covenant described under "-- Right to Exchange Leasehold Interest"

          (8) any lien on a material portion of the trust indenture estate in favor of the indenture trustee ceases to be enforceable and of the same effect and priority as was purported to be created by the lease documents
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

          (9) customary bankruptcy events of default occur to REMA or any of the subsidiary guarantors that are significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933)

          (10) a judgment or decree is entered against REMA or any of the subsidiary guarantors for $50 million or more, and such liability has not been paid or is not fully covered by insurance, and such judgment or decree is not vacated, discharged, stayed or bonded pending appeal within 30 days

          (11) more than $50 million of REMA or the subsidiary guarantor's indebtedness is accelerated

          (12) a change of control occurs

          (13) REMA fails to perform its obligation under the covenant described under "Description of the Exchange Certificates -- Covenants -- Credit Support" to replace or reinstate the credit support or otherwise fails to comply with such covenant, and

          (14) any of REMA, RENH, RERC or any other person party to the subordinated working capital facility described under "Outstanding Indebtedness -- Subordinated Working Capital Facility" or the related RENH facility fails to perform its obligations thereunder in any material respect and such failure continues for 30 days or such subordinated working capital facility or the RENH facility is terminated or modified in any material respect or otherwise fails to be in full force and effect in all material respects (other than in accordance with its terms) and is not reinstated within 30 days thereafter

     "Change of control" means the consummation of any transaction or series of related transactions that will result in any person or group, in each case as defined in the Exchange Act, other than

     - REMA's parent, Reliant Energy, or any of its successors into which Reliant Energy has consolidated or merged or any person to which Reliant Energy has transferred all or substantially all of its assets

     - any person who becomes a beneficial owner, directly or indirectly, of more than 50% of the voting power of Reliant Energy or any other person described in the first bullet point above, or

     - any direct or indirect subsidiary of Reliant Energy, or any other person described in the two bullet points above,

becoming the beneficial owner, directly or indirectly, of more than 50% of REMA's voting power, or acquiring, by contract or otherwise, the power to direct or cause the direction of its management or policies. A change of control will not be deemed to have occurred if Moody's and Standard & Poor's confirm that the then-existing ratings of the exchange certificates will not be lowered as a result of any of these events.

     If any of the events described in the definition of "change of control" occurs, but such event is not deemed a change of control because Moody's and Standard & Poor's confirm that the then-existing ratings of the exchange certificates will not be lowered as a result of such event, REMA will amend the definition of "Reliant Energy" in the leases to mean the entity or entities Moody's and Standard & Poor's relied upon in confirming the then-existing ratings of the exchange certificates.

     In addition, if

     - any person becomes a beneficial owner, directly or indirectly, of more than 50% of the voting power of Reliant Energy

     - Reliant Energy merges into or consolidates with another entity and Reliant Energy is not the surviving entity, or

     - Reliant Energy transfers all or substantially all of its assets to another person,

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

the definition of "Reliant Energy" in the leases will be amended to refer to the person so acquiring more than 50% of the voting power of Reliant Energy, such surviving entity or such transferee, as applicable.

     In addition, for purposes of the change of control provision, the test for a change of control will cease to refer to Reliant Energy and will instead refer to the entity that satisfies the first bullet point below, if

     - the unsecured, senior long-term debt of REPG, or of any person that directly or indirectly owns beneficially 100% of the voting stock of REPG (other than Reliant Energy), is rated at least Baa2 by Moody's and BBB by Standard & Poor's

     - the common equity of REPG or of the person that directly or indirectly owns beneficially 100% of the voting stock of REPG (other than Reliant Energy) is listed for trading on a national securities exchange or quoted on an automated quotation system of a registered securities association

     - RES and each other subsidiary of Reliant Energy that is a party to a procurement and marketing agreement or a support services agreement with us is or becomes a direct or indirect wholly owned subsidiary of REPG or such person, and

     - REPG or such person beneficially owns, directly or indirectly, 100% of the voting stock of REMA

     Consequences of Lease Events of Default. Subject to the assignment of rights to the indenture trustee, upon the occurrence and continuance of any lease event of default, the applicable owner lessor may declare the lease to be in default. Except as provided below, such owner lessor may at any time after such declaration or after a bankruptcy default, so long as REMA has not cured all outstanding lease events of default, exercise one or more of the remedies set forth in such lease, including

     - seeking specific performance of REMA's obligations under such lease by appropriate court actions, either at law or equity, or recover damages for breach thereof

     - terminating such lease, at which time REMA will be required to return possession of the owner lessor's interest in the leased facilities to such owner lessor, and REMA's right to the possession and use of such interest under the lease will cease and terminate, but REMA will remain liable as provided in such lease

     - selling the applicable interest in the leased facilities at public or private sale, free and clear of REMA's rights

     - holding, keeping idle or leasing to others the applicable interest in the leased facilities, free and clear of REMA's rights under such lease, or

     - exercising its rights under the credit support and applying the proceeds of such exercise against REMA's lease obligations.

     Subject to the assignment of rights to the indenture trustee, upon the occurrence and continuance of any lease event of default and so long as the applicable owner lessor has not sold its interest in the leased facilities, such owner lessor may terminate the applicable lease and require REMA to pay any accrued and unpaid rent due before such termination date, any other amounts due and payable under the applicable lease documents, plus

          (1) an amount equal to the excess, if any, of the applicable termination value over the fair market sales value of its interest in the leased facilities, as of such termination date,

          (2) an amount equal to the excess, if any, of the applicable termination value over the present value of the fair market rental value of its interest in the leased facilities, as of such termination date, or

          (3) an amount equal to the applicable termination value.

Upon payment of the termination value described in clause (3) and all other accrued and unpaid rent by REMA, such owner lessor will transfer to REMA its interest in the leased facilities. If the owner lessor elects to sell its interest in the leased facilities, it may require REMA to pay any accrued and unpaid rent due before such sale, any other amounts due and payable under the applicable lease documents, plus an amount equal to the excess, if any, of the applicable termination value over the net proceeds of the sale of its interest in the leased facilities. The amounts payable under the immediately preceding sentences would be sufficient to pay the principal, premium, if any, and interest due on the applicable lessor notes.

     Owner Lessor's Right to Perform. If REMA fails to make any payment other than periodic rent or to perform or comply with any other obligations under a lease, at any time within ten business days of receiving notice of such failure, the applicable owner lessor or owner participant may make such payment or perform or comply with such obligation. If REMA fails to make any payment of periodic rent when due, and such failure is not the fourth consecutive failure or the eighth cumulative failure, the applicable owner lessor may, at any time within ten business days of receiving notice of such failure, pay to the indenture trustee an amount equal to the principal and interest of the applicable lessor notes then due together with any past due interest, and such payment will cure any lease indenture event of default that would have otherwise arisen.

                            OUTSTANDING INDEBTEDNESS

NOTES TO AFFILIATED ENTITIES

     When we were acquired from Sithe Energies and one of its subsidiaries, REMA and its subsidiaries owning facilities in New Jersey and Maryland owed to the Sithe Energies subsidiary indebtedness aggregating $1.575 billion. At the closing of the acquisition, Reliant Energy Northeast Holdings, Inc., a direct wholly owned subsidiary of REPG, purchased the notes evidencing this indebtedness.

     As of September 30, 2000, approximately $962 million of this indebtedness remained outstanding. This indebtedness

     - bears interest at a fixed rate of 9.4% per annum

     - matures on January 1, 2029, and

     - is unsecured


     In addition, the indebtedness is subordinated to the obligation of REMA to make payments under the leases and other senior obligations. REMA may make payments on the amended note only to the extent permitted under the covenant described in "Description of the Exchange Certificates -- Covenants -- Limitations on Restricted Payments and Restricted Investments" beginning on page
89. In particular, no payment on the indebtedness may be made unless (1) full payment of all senior obligations then due and payable has been made, and (2) immediately after giving effect to such payment, no significant lease default or lease event of default exists.


     Upon any payment or distribution of assets of REMA of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of REMA, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then all amounts due or to become due under the senior obligations of REMA must first be paid in full before the holder of the indebtedness is entitled to payment or to receive any distribution of assets of REMA. So long as any senior obligations are outstanding, the holder of the indebtedness will not commence, or join with any creditor in commencing, or causing REMA to commence, any bankruptcy, insolvency, receivership or other proceeding seeking a dissolution, winding up, liquidation or reorganization of REMA.

     The holder of the indebtedness may not accelerate payment of, or institute any proceedings to enforce, the note so long as any senior obligations are outstanding.

     For purposes of these subordination provisions, the term "senior obligations" means

     - rent obligations of REMA under the lease agreements

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

     - all obligations of REMA under any application, reimbursement agreement, indemnity or other agreement or undertaking for any letter of credit or surety bond providing credit support for lease rental obligations, and

     - all obligations of REMA under any unsubordinated indebtedness permitted to be incurred by the lease documents

WORKING CAPITAL NOTE

     REMA has executed a two-year revolving note with Reliant Energy Northeast Holdings, Inc. under which REMA may borrow up to $30 million during that two-year period for working capital needs. REPG is committed to lend to Reliant Energy Northeast Holdings, Inc. any amounts Reliant Energy Northeast Holdings, Inc. is required to lend to REMA. Borrowings under REMA's note to Reliant Energy Northeast Holdings, Inc.

     - bear interest at a rate per annum equal to the sum of (1) the weighted average interest rate for commercial paper issued by Houston Industries Finance Co., LP for the preceding month and (2) 15 basis points (0.15%)

     - are unsecured

     - rank equal in priority with REMA's obligations to make rental payments under the leases, and

     - may be repaid and, subject to the conditions to borrowing provided in the note, reborrowed

     The working capital note provides for defaults in the case of various bankruptcy and insolvency events and non-payment of principal or interest.


OTHER INTERCOMPANY DEBT



     REMA has borrowed from Reliant Energy Northeast Holdings, Inc. approximately $83 million. The borrowing will mature on January 1, 2029, bears interest at a fixed rate of 9.4% and is unsecured. Repayment of the borrowing will be subordinated to REMA's lease obligations as required by the lease documents and as described above under "-- Notes to Affiliated Entities."


CREDIT SUPPORT -- LETTER OF CREDIT

     We have entered into reimbursement agreements with a letter of credit issuer satisfying the credit criteria set forth in the definition of "qualifying credit support" in "Description of the Exchange
Certificates -- Covenants -- Special terms" above. REMA initially has provided three separate irrevocable standby letters of credit from a commercial bank in the aggregate amount of approximately $120 million as credit support, as described under "Description of the Exchange Certificates -- Covenants -- Credit Support."

     REMA's obligation to repay amounts drawn under each letter of credit is unsecured and ranks equal to its obligations under the leases, except to the extent that REMA's lease obligations are secured. REMA's obligation to repay amounts drawn under each letter of credit is guaranteed by the subsidiary guarantors on an equal basis with their guarantees of the obligations under the leases.

SUBORDINATED WORKING CAPITAL FACILITY

     REMA has entered into an irrevocably committed subordinated working capital facility with RENH. The amount available under the subordinated working capital facility is as follows:

     - from August 24, 2000 through January 1, 2007 -- $120 Million

     - from January 2, 2007 through January 1, 2008 -- $96 million

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

     - from January 2, 2008 through January 1, 2009 -- $72 million

     - from January 2, 2009 through January 1, 2010 -- $48 million

     - from January 2, 2010 through January 1, 2011 -- $24 million

     RENH will fund REMA's drawings under this facility through borrowings or equity contributions irrevocably committed to RENH by RERC or another entity rated at least Baa2 by Moody's and BBB by Standard & Poor's. REMA may borrow under this facility in amounts necessary to achieve a pro forma coverage ratio of at least 1.1 to 1.0 to pay operating expenses, senior indebtedness and rent, but excluding capital expenditures and subordinated indebtedness. In addition, RENH must make advances to REMA under such facility from time to time up to the maximum available commitment under such facility if our pro forma coverage ratio does not equal or exceed 1.1 to 1.0, measured at the time rent under the leases is due. Subject to the maximum available commitment, drawings will be made in amounts necessary to permit us to achieve a pro forma coverage ratio of 1.1 to 1.0.

     The commitments of RERC or such other entity, as the case may be, and RENH will expire at the earliest of

     - January 2, 2011


     - such time as Moody's and Standard & Poor's reaffirm the original ratings on the exchange certificates after giving effect to termination of the subordinated working capital facility, or


     - such time as any entity having a rating of at least Baa2 by Moody's and BBB by Standard & Poor's guarantees REMA's obligations under the leases

     Borrowings under the subordinated working capital facility with RENH

     - are unsecured

     - are subordinated to REMA's obligations to make rental payments under the leases


     - will be repaid only to the extent permitted under the covenant described in "Description of the Exchange Certificates -- Covenants -- Limitations on Restricted Payments and Restricted Investments" beginning on page 89.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Baker Botts L.L.P., our counsel, the following are the material United States federal income tax consequences to U.S. holders and non-U.S. holders of exchanging original certificates for exchange certificates and owning and disposing of exchange certificates. As used in this discussion, the term "U.S. holder" means any person or entity who, for U.S. federal income tax purposes,

     - is a beneficial owner of an exchange certificate, and

     - is

      - a citizen or resident of the United States

      - a corporation or other entity created or organized in or under the laws of the United States or any political subdivision of the United States

      - an estate, the income of which is includible in gross income for U.S. income tax purposes regardless of its source, or

      - a trust in which

        - a court in the United States is able to exercise primary supervision over the administration of the trust, and

        - one or more United States persons have the authority to control all substantial decisions of the trust

The term "non-U.S. holder" means a holder that is not a U.S. holder.

     This summary is based on

     - the Internal Revenue Code of 1986, or the Code

     - Treasury regulations (including proposed regulations and temporary regulations) promulgated thereunder

     - Internal Revenue Service rulings

     - Internal Revenue Service official pronouncements, and

     - judicial decisions

All of these authorities are subject to change at any time, with or without retroactive effect. This discussion also generally assumes that each holder holds the exchange certificates as capital assets, as defined in Section 1221 of the Code, and that any amounts received by a non-U.S. holder on the exchange certificates are not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States. This discussion does not purport to cover all aspects of U.S. federal income taxation that might be relevant to you because of your personal investment or tax circumstances or status. In addition, it does not discuss the U.S. federal income tax consequences that may be applicable to you because you are subject to special treatment under the U.S. federal income tax laws as

     - a financial institution

     - an insurance company

     - a dealer in securities or currencies

     - a tax-exempt organization

     - a person holding exchange certificates that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, wash sale, constructive sale or conversion transaction

     - a person whose functional currency is not the U.S. dollar, or

     - a U.S. expatriate

Moreover, this discussion addresses neither alternative minimum tax consequences nor the effect of any applicable state, local or foreign tax.

     THIS SUMMARY PROVIDES GENERAL INFORMATION AND DOES NOT PURPORT TO ADDRESS ALL OF THE TAX CONSEQUENCES THAT MAY BE APPLICABLE TO YOU. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR ABOUT THE PARTICULAR UNITED STATES FEDERAL, STATE AND LOCAL, AND OTHER, TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE EXCHANGE CERTIFICATES.

EXCHANGE OFFER

     The exchange of the original certificates for the exchange certificates in the exchange offer will not constitute a taxable transaction for U.S. federal income tax purposes. Rather, the exchange certificates received by any U.S. Holder or Non-U.S. Holder will be treated as a continuation of the holder's investment in the original certificates. As a result, there will be no material U.S. federal income tax consequences to a U.S. Holder or Non-U.S. Holder exchanging the original certificates for the exchange certificates in the exchange offer.

     Some material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders of owning and disposing of the certificates are described below under "Classification of Pass Through Trusts."

CLASSIFICATION OF PASS THROUGH TRUSTS

     Assuming each pass through trust is operated in accordance with the terms of the applicable pass through trust agreement, Baker Botts L.L.P. is of the opinion that the trust will not be classified as an association taxable as a corporation for federal income tax purposes, but rather should be classified as a fixed investment trust that is further classified as a grantor trust for U.S. federal income tax purposes. Further, in such counsel's opinion, if a pass through trust were determined not to constitute a fixed investment trust, it would be classified as a partnership for U.S. federal income tax purposes and would not be classified as a publicly traded partnership (taxable as a corporation for U.S. federal income tax purposes) if at least 90% of the trust's gross income for each taxable year of its existence consisted of "qualifying income" for federal income tax purposes. Qualifying income generally includes, among other things, interest income and gain from the sale or disposition of capital assets held for the production of interest income. In this regard, Baker Botts L.L.P. believes that the interest derived by each pass through trust from the lessor notes and any gain derived by each pass through trust from the sale or other disposition of the lessor notes will constitute qualifying income and, therefore, that the pass through trusts should meet the 90% test.

     The following discussion of U.S. federal income tax consequences assumes that (1) each pass through trust is properly classified as a fixed investment trust for federal income tax purposes and (2) the pass through trust is not also classified as being engaged in a U.S. trade or business. If, however, a pass through trust were classified as a partnership, and not as a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes, the consequences described below would generally apply, except that

     - income or loss on the assets held by the pass through trust would be calculated at the pass through trust level, and a holder of an exchange certificate would be required to report its share of the items of income and deduction of the pass through trust on its tax return for its taxable year within which the pass through trust's taxable year ends

     - the holder of the exchange certificate would be required to report income or loss on the exchange certificates on an accrual basis even if the holder otherwise uses the cash method of accounting, and

     - the bond premium and market discount rules discussed below would not apply

U.S. HOLDERS

  Payments of Interest

     For U.S. federal income tax purposes, if you are a U.S. holder, you will be treated as if you directly owned your pro rata share of the lessor notes held by each pass through trust. As a result, interest on the underlying lessor notes will be taxable to you, as a U.S. holder, at the time that it is accrued or (actually or constructively) received, depending upon your method of accounting for U.S. federal income tax purposes. This assumes that the exchange certificates are issued for their face amount. If a partial acceleration of principal on the exchange certificates were to occur based on an acceleration of principal on the lessor notes, it is possible that the special rules relating to the accrual of original issue discount set forth in Section 1272(a)(6) of the Code will apply to the exchange certificates.

  Fees and Expenses

     You will be entitled to deduct, consistent with your method of accounting, your pro rata share of the fees and expenses paid or incurred by each pass through trust as provided in Section 162 or 212 of the Code. Although we anticipate that these fees and expenses will be borne by parties other than the holders of exchange certificates, it is possible that these fees and expenses would be treated as constructively received by the pass through trust, in which event you would be required to include in income and would be entitled to deduct your pro rata share of these fees and expenses. If you are an individual, an estate or a trust, the deduction for your share of such fees or expenses will be allowed only to the extent that all of your miscellaneous deductions, including your share of such fees and expenses, exceed 2% of your adjusted gross income. In addition, if you are an individual, any such deduction will be subject to additional rules that limit the amount of your otherwise allowable itemized deductions under generally applicable provisions of the Code.

  Disposition of the Exchange Certificates

     Upon the sale, exchange, redemption, retirement or other disposition of an exchange certificate, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange, not including any amounts attributable to accrued and unpaid interest, and your adjusted basis in the exchange certificate for U.S. federal income tax purposes. Such gains or losses will be long term if the exchange certificates have been held by you for more than one year. An exception to this general treatment will apply if you must recognize ordinary income under the market discount rules. In addition, the portion of the amount realized on a sale or an exchange that is attributable to accrued and unpaid interest will be taxable as ordinary income. Generally, if you are an individual, your long-term capital gains will be eligible for reduced rates of U.S. federal income tax. Your tax basis in an exchange certificate generally will equal the cost of the original certificate or exchange certificate to you,

     - increased by the amount of market discount, if any, previously taken into income by you and, in some cases, original issue discount, or

     - decreased by any amortized bond premium and any payments other than payments of interest made on the exchange certificate (and on the corresponding original certificate if it was also held by you), if so elected

Rules similar to these rules will apply to any sale or exchange of a lessor note by the pass through trust.

NON-U.S. HOLDERS

  Payments of Interest

     If you are a non-U.S. holder, generally you will not be subject to U.S. federal income tax by withholding on interest on an exchange certificate under the portfolio interest exception if

          (1) you fulfill the certification requirements set forth in applicable Treasury regulations

          (2) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of any of the owner participants or REMA

          (3) you are not a controlled foreign corporation related, directly or indirectly, to any of the owner participants or REMA within the meaning of
     Section 864(d)(4) of the Code

          (4) you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, and

          (5) the interest is not effectively connected with the conduct of a trade or business by you in the United States

     To fulfill the certification requirements and qualify for the exemption from withholding, the last U.S. person within the meaning of Section 7701(a)(30) of the Code in the chain of payment before payment to you, referred to in this section as the "withholding agent", must have received in the year in which such a payment occurs, or in either of the two preceding years, a statement that

     - is signed by you under penalties of perjury

     - certifies that you are not a U.S. holder, and

     - provides your name and address

     The statement may be made on Internal Revenue Service Form W-8BEN, or a successor form, or a substantially similar substitute form, and you must inform the withholding agent of any change in the information on the statement within 30 days of the change. If you hold an exchange certificate through a securities clearing organization or another financial institution permitted to provide the necessary statement, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a copy of a Form W-8BEN, or a successor form, or a substantially similar substitute form provided by you to the organization or institution holding the exchange certificate on your behalf.

     New regulations would provide alternative methods for satisfying the certification requirements described above. These new regulations also would require, in the case of exchange certificates held by a foreign partnership, that

     - the certification described above be provided by the partners rather than by the foreign partnership, and

     - the partnership provide some information, including a United States taxpayer identification number

A look-through rule would apply in the case of tiered partnerships. These new regulations will generally apply to payments made after December 31, 2000.

     If you cannot satisfy the requirements of the portfolio interest exception set forth in clauses (1) through (5) above, payments of interest, including original issue discount, made to you generally will be subject to a 30% withholding tax. This rate would be lower if an applicable income tax treaty between the United States and a foreign country applied and provided for a lower rate. The withholding tax will apply unless you provide the withholding agent with a properly executed

     - Internal Revenue Service Form W-8BEN, or a successor form, claiming an exemption from, or a reduction in the rate of, withholding tax under the benefit of a tax treaty, or

     - Internal Revenue Service Form W-8ECI, or a successor form, stating that the interest is effectively connected with the conduct of a trade or business by you in the United States. In this case, you will be subject to U.S. tax on the interest in the same manner as if you were a U.S. person.

  Gain on Disposition of the Exchange Certificates

     Subject to the discussion of backup withholding below, generally any amount that constitutes a capital gain to you upon retirement or disposition of an exchange certificate will not be subject to U.S. federal income taxation unless

     - if you are an individual, you are present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, in which case you may be taxed as a U.S. holder in any event, or

     - the gain is effectively connected with the conduct of a trade or business by you in the United States

INFORMATION REPORTING AND BACKUP WITHHOLDING

     If you are not an exempt recipient, interest and payments of proceeds from the disposition of exchange certificates may be subject to information reporting and backup withholding at a rate of 31%. Generally, individuals are not exempt recipients, but corporations and some other entities generally are exempt recipients. If you are a U.S. holder, you generally will be subject to backup withholding at a rate of 31% unless

     - you supply an accurate taxpayer identification number, as well as some other information, or

     - you otherwise establish, in the manner prescribed by law, an exemption from backup withholding

     Backup withholding and information reporting do not apply to payments of interest and payments of proceeds from the disposition of exchange certificates made to non-U.S. holders if the certification described under "Non-U.S.
Holders -- Payments of Interest" is received, provided that the withholding agent does not have actual knowledge that the holder is a U.S. person.

     If you sell an exchange certificate to or through a U.S. office of a broker, the broker must withhold at a rate of 31% of the payment and report the sale to the Internal Revenue Service unless the holder certifies under penalties of perjury that it is a non-U.S. person, or otherwise establishes an exemption. If you sell an exchange certificate through the non-U.S. office of a non-U.S. broker, backup withholding and information reporting will not apply. However, unless the broker has documentary evidence in its records that the holder is a non-U.S. person and some other conditions are met, or the holder otherwise establishes an exemption, if you sell an exchange certificate through a non-U.S. office of a broker, information reporting (but not backup withholding) will apply if the broker is

     - a controlled foreign corporation within the meaning of Section 957(a) of the Code

     - a foreign person, 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for the part of the period that the foreign broker has been in existence, was effectively connected with the conduct of a trade or business within the United States, or

     - under the new regulations that apply to payments made after December 31, 2000, a foreign partnership if the foreign partnership is engaged in a trade or business in the United States or if 50% or more of its income or capital interests are held by U.S. persons

     Under Treasury regulations, both backup withholding and information reporting would apply to the proceeds from dispositions if the broker has actual knowledge that the payee is a U.S. holder.

     Generally, any amounts withheld under the backup withholding rules from a payment to you would be allowed as a refund or credit against your U.S. federal income tax. You should consult your tax advisor regarding

     - the application of information reporting and backup withholding in your particular situation

     - the availability of an exemption from withholding, and

     - the procedures for obtaining any such exemption

                              ERISA CONSIDERATIONS

     If you intend to use plan assets to purchase exchange certificates, you should consult with your counsel about the potential consequences of such an investment under the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and the prohibited transaction provisions of ERISA and the Code.

     ERISA and the Code impose some restrictions on

     - employee benefit plans that are subject to ERISA and/or the Code

     - other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the Code

     - persons who are fiduciaries of such plans, and

     - entities that hold plan assets, such as bank common investment funds and insurance company general and separate accounts

     If you exercise discretionary authority or control over the management or assets of an ERISA plan, you are considered a fiduciary of the plan under ERISA. Under ERISA's general fiduciary standards, before investing in the exchange certificates, a plan fiduciary should determine whether

     - the governing plan instruments permit such an investment, and

     - the investment is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the exchange certificates

     Other provisions of ERISA and the Code prohibit specified types of transactions involving the assets of a plan and persons who have specified relationships to the plan. As a result, if you are a plan fiduciary, you should also consider whether an investment in the exchange certificates might constitute or give rise to a prohibited transaction under ERISA or the Code for which no exemption is available.

     An investment in exchange certificates by benefit plan investors or with plan assets might cause the assets of the related pass through trust to be deemed to constitute plan assets. If the assets of a pass through trust are considered to be plan assets, the operation of the pass through trust might give rise to nonexempt prohibited transactions under ERISA and/or the Code. In addition, if you are the fiduciary of a plan subject to ERISA, you might be deemed to have engaged in an improper delegation to the pass through trustee of your investment management responsibilities over those assets of the pass through trust deemed to be plan assets.

     Neither ERISA nor the Code defines the term "plan assets." Pursuant to
Section 2510.3-101 of the United States Department of Labor regulations, the plan's assets, in general, include both the equity interest and an undivided interest in each of the underlying assets of the entity when

     - a plan acquires an equity interest in an entity, such as a pass through trust

     - such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, and

     - it is not established either that the entity is an "operating company" or that equity participation in the entity by benefit plan investors is not "significant"

     In general, an "equity interest" is defined under the Department of Labor, or DOL, regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. We believe that the exchange certificates will be treated as equity interests in the pass through trusts under the DOL regulation. In addition, we believe it is possible that, during the term of the exchange certificates, equity participation in the pass through trust by benefit plan investors will be "significant" and that the assets of the pass through trust will, therefore, be considered "plan assets." Under the DOL regulation, an investment in exchange certificates by a plan subject to ERISA during any period that the assets of the pass through trust are treated as plan assets would be considered to be an investment in the corresponding lessor note and any other assets of a pass through trust and an ongoing loan to the owner lessor for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. As a result, if assets of a pass through trust are considered plan assets, investment in exchange certificates by a plan or plans subject to ERISA or the Code could result in prohibited transactions or impermissible delegations of authority.

     In addition, the acquisition of exchange certificates by a plan subject to ERISA or the Code could be a prohibited transaction whether or not the assets of a pass through trust are considered plan assets if, for example, any of the initial purchasers, a pass through trustee, we or any of their respective affiliates are parties in interest or disqualified persons related to the investing plan.

     A prohibited transaction could be treated as exempt under ERISA and the Code if the exchange certificates are acquired under one or more "class exemptions" issued by the DOL, such as

     - PTCE 84-14 (an exemption for some transactions determined by an independent qualified professional asset manager)

     - PTCE 91-38 (an exemption for some transactions involving bank collective investment funds)

     - PTCE 90-1 (an exemption for some transactions involving insurance company pooled separate accounts)

     - PTCE 95-60 (an exemption for some transactions involving insurance company general accounts), or

     - PTCE 96-23 (an exemption for some transactions determined by a qualified in-house asset manager)

     IF YOU ARE A FIDUCIARY OF A PLAN SUBJECT TO ERISA OR THE CODE CONSIDERING AN INVESTMENT IN THE EXCHANGE CERTIFICATES, YOU MUST CONSIDER WHETHER THE ACQUISITION OR THE CONTINUED HOLDING OF THE EXCHANGE CERTIFICATES MIGHT CONSTITUTE OR GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION. IF YOU PURCHASE OR ACQUIRE EXCHANGE CERTIFICATES OR AN INTEREST IN THE EXCHANGE CERTIFICATES, YOU WILL BE DEEMED BY SUCH PURCHASE OR ACQUISITION TO HAVE REPRESENTED AND WARRANTED THAT EITHER

     - NO PLAN ASSETS SUBJECT TO ERISA OR THE CODE HAVE BEEN USED TO PURCHASE SUCH EXCHANGE CERTIFICATES OR AN INTEREST THEREIN, OR

     - THE PURCHASE AND HOLDING OF SUCH EXCHANGE CERTIFICATES ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE UNDER ONE OR MORE PROHIBITED TRANSACTION CLASS EXEMPTIONS

     IF YOU ARE A FIDUCIARY OF PLAN ASSETS SUBJECT TO ERISA OR THE CODE AND ARE CONSIDERING THE PURCHASE OF EXCHANGE CERTIFICATES, YOU SHOULD CONSULT YOUR TAX AND/OR LEGAL ADVISORS REGARDING

     - UNDER WHAT CIRCUMSTANCES THE ASSETS OF A PASS THROUGH TRUST WOULD BE CONSIDERED PLAN ASSETS

     - THE AVAILABILITY, IF ANY, OF EXEMPTIVE RELIEF FROM ANY POTENTIAL TRANSACTION, AND

     - OTHER FIDUCIARY ISSUES AND THEIR POTENTIAL CONSEQUENCES

     Governmental plans and some church plans, while generally not subject to the fiduciary responsibility provisions or the prohibited transaction provisions of ERISA or the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of those plans should consult with their counsel before purchasing an exchange certificate.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer exchange certificates issued in the exchange offer in exchange for the original certificates if:

     - you acquire the exchange certificates in the ordinary course of your business, and

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of exchange certificates

     We believe that you may not transfer exchange certificates issued in the exchange offer in exchange for the original certificates if you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act

     - a broker-dealer that acquired original certificates directly from us, or

     - a broker-dealer that acquired original certificates as a result of market-making activities or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act

     If you wish to exchange your original certificates for exchange certificates in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer -- Procedures for Tendering -- Your Representations to Us" of this prospectus and in the letter of transmittal.


     Each broker-dealer that receives exchange certificates for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange certificates. Broker-dealers may use this prospectus for resales of exchange certificates received in exchange for original certificates where such original certificates were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. In
addition, until March   , 2001, all dealers effecting transactions in the
exchange certificates may be required to deliver a prospectus.


     We will not receive any proceeds from any sale of exchange certificates by broker-dealers. Broker-dealers may sell exchange certificates received for their own account under the exchange offer in transactions:

     - in the over-the-counter market

     - in negotiated transactions

     - through the writing of options on the exchange certificates, or

     - a combination of such methods of resale

The prices at which these sales occur may be:

     - at market prices prevailing at the time of resale

     - at prices related to such prevailing market prices, or

     - at negotiated prices

Broker-dealers may make any such resale directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange certificates. Any broker-dealer that resells exchange certificates that it received for its own account under the exchange offer and any broker or dealer that participates in a distribution of such exchange certificates may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any such resale of exchange certificates and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act.


     For a period of 90 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the certificates (including any broker-dealers) against some liabilities, including liabilities under the Securities Act. Each holder must pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's certificates under a shelf registration statement.


                                 LEGAL MATTERS

     Baker Botts L.L.P., our counsel, will issue opinions about various legal matters relating to the exchange certificates.

                                    EXPERTS


     The combined financial statements of REMA and the consolidated financial statements of RENJ as of December 31, 1999 and for the period from November 24, 1999 through December 31, 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                              INDEPENDENT ENGINEER

     S&W Consultants, a division of Stone & Webster, Inc. and referred to in this paragraph as Stone & Webster, has prepared the independent engineer's report, dated August 4, 2000, which is included as Appendix A to this prospectus. You should read the independent engineer's report in its entirety for information about our facilities and the related subjects discussed in the report. We have included the independent engineer's report in this prospectus in reliance upon the conclusions in such report of Stone & Webster and upon that firm's experience in the review of the design and operation of electric generation facilities. The detailed independent engineer's report is available upon request from the lead book manager.

     S&W Consultants is the successor to some of the rights, obligations and business activities of Stone & Webster Management Consultants, Inc. pursuant to that company's bankruptcy proceedings and the sale of those rights, obligations and business activities approved by the bankruptcy court.

                         INDEPENDENT MARKET CONSULTANT

     PA Consulting Group, formerly PHB Hagler Bailly, Inc., has prepared the independent market expert's report dated May 5, 2000, and we have included this report as Appendix B to this prospectus. You should read the market report in its entirety for information about the electricity market and the related subjects discussed in, and the assumptions and qualifications stated in, the report.

                         INDEX TO FINANCIAL STATEMENTS

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES


AUDITED COMBINED FINANCIAL STATEMENTS

Independent Auditors' Report................................    F-3
Statement of Combined Operations for the Period from
  November 24, 1999 to December 31, 1999....................    F-4
Combined Balance Sheet as of December 31, 1999..............    F-5
Statement of Combined Cash Flows for the Period from
  November 24, 1999 to December 31, 1999....................    F-6
Statement of Combined Member's and Shareholder's Equity for
  the Period from November 24, 1999 to December 31, 1999....    F-7
Notes to Combined Financial Statements......................    F-8

UNAUDITED INTERIM CONDENSED COMBINED AND CONSOLIDATED
  FINANCIAL STATEMENTS

Interim Condensed Statements of Combined and Consolidated
  Operations for the Periods from January 1, 2000 to May 11,
  2000 and from May 12, 2000 to September 30, 2000..........   F-16
Interim Condensed Combined and Consolidated Balance Sheets
  as of December 31, 1999 and September 30, 2000............   F-17
Interim Condensed Statements of Combined and Consolidated
  Cash Flows for the Periods from January 1, 2000 to May 11,
  2000 and from May 12, 2000 to September 30, 2000..........   F-18
Interim Condensed Statement of Combined and Consolidated
  Member's and Shareholder's Equity for the Periods from
  January 1, 2000 to May 11, 2000 and from May 12, 2000 to
  September 30, 2000........................................   F-19
Notes to Unaudited Interim Condensed Combined and
  Consolidated Financial Statements.........................   F-20

              RELIANT ENERGY NEW JERSEY HOLDINGS, LLC
    (FORMERLY SITHE NEW JERSEY HOLDINGS, LLC) AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report................................   F-25
Statement of Consolidated Operations for the Period from
  November 24, 1999 to December 31, 1999....................   F-26
Consolidated Balance Sheet as of December 31, 1999..........   F-27
Statement of Consolidated Cash Flows for the Period from
  November 24, 1999 to December 31, 1999....................   F-28
Statement of Consolidated Member's Equity for the Period
  from November 24, 1999 to December 31, 1999...............   F-29
Notes to Consolidated Financial Statements..................   F-30

UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS

Interim Condensed Statement of Consolidated Operations for
  the Periods from May 12, 2000 to September 30, 2000 and
  from January 1, 2000 to May 11, 2000......................   F-35
Interim Condensed Consolidated Balance Sheets as of
  September 30, 2000 and December 31, 1999..................   F-36
Interim Condensed Statement of Consolidated Cash Flows for
  the Periods from May 12, 2000 to September 30, 2000 and
  from January 1, 2000 to May 11, 2000......................   F-37
Interim Condensed Statement of Consolidated Member's Equity
  for the Periods from May 12, 2000 to September 30, 2000
  and from January 1, 2000 to May 11, 2000..................   F-38
Notes to Unaudited Interim Condensed Consolidated Financial
  Statements................................................   F-39

          RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
 (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED
  FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Combined and
  Consolidated Financial Statements.........................   F-43
Unaudited Pro Forma Condensed Combined Statements of
  Operations for the Period from November 24, 1999 to
  December 31, 1999.........................................   F-44
Unaudited Pro Forma Condensed Combined and Consolidated
  Statement of Operations for the Nine Months Ended
  September 30, 2000........................................   F-45
Notes to Unaudited Pro Forma Condensed Combined and
  Consolidated Financial Statements.........................   F-46

                          INDEPENDENT AUDITORS' REPORT

To the Directors, Shareholder and Member of
   Reliant Energy Mid-Atlantic Power Holdings, LLC
   Reliant Energy New Jersey Holdings, LLC
   Reliant Energy Maryland Holdings, LLC
   Reliant Energy Mid-Atlantic Power Services, Inc.

     We have audited the accompanying combined balance sheet of Reliant Energy Mid-Atlantic Power Holdings, LLC (formerly Sithe Pennsylvania Holdings, LLC)
(REMA) and related companies as of December 31, 1999, and the related combined statements of operations, member's and shareholder's equity, and cash flows for the period from November 24, 1999 to December 31, 1999. The combined financial statements include the accounts of Reliant Energy Mid-Atlantic Power Holdings, LLC and three related companies, Reliant Energy New Jersey Holdings, LLC (formerly Sithe New Jersey Holdings, LLC), Reliant Energy Maryland Holdings, LLC (formerly Sithe Maryland Holdings, LLC) and Reliant Energy Mid-Atlantic Power Services, Inc. (formerly Sithe Mid-Atlantic Power Services, Inc.) These companies are under common ownership and common management. These financial statements are the responsibility of REMA's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of REMA at December 31, 1999, and the combined results of its operations and its combined cash flows for the period from November 24, 1999 to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
July 12, 2000
(except for Note 8(c) to the combined financial statements which is dated August 24, 2000)

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

                        STATEMENT OF COMBINED OPERATIONS
           FOR THE PERIOD FROM NOVEMBER 24, 1999 TO DECEMBER 31, 1999
                             (THOUSANDS OF DOLLARS)

Revenues from Affiliate.....................................  $29,526
Expenses:
  Fuel, including $5.7 million from affiliate...............   10,754
  Operation and maintenance.................................    7,084
  Administrative and general................................    1,584
  Project development.......................................    1,606
  Other taxes...............................................      746
  Depreciation and amortization.............................    4,842
                                                              -------
          Total Expenses....................................   26,616
                                                              -------
Operating Income............................................    2,910
Interest Expense to Affiliate, net..........................   12,588
                                                              -------
Net Loss....................................................  $(9,678)
                                                              =======


                See Notes to the Combined Financial Statements.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1999
                             (THOUSANDS OF DOLLARS)

                                    ASSETS
  Current Assets:
     Cash and cash equivalents..............................     $      570
     Fuel inventories.......................................          6,411
     Material and supplies inventories......................         52,965
     Other current assets...................................            637
                                                                 ----------
          Total current assets..............................         60,583
  Property, Plant and Equipment, net........................      1,286,319
  Other Noncurrent Assets:
     Goodwill, net..........................................        184,518
     Air emissions regulatory allowances, net...............        166,791
     Project development costs..............................          7,689
                                                                 ----------
          Total other noncurrent assets.....................        358,998
                                                                 ----------
          Total Assets......................................     $1,705,900
                                                                 ==========

               LIABILITIES AND MEMBER'S AND SHAREHOLDER'S EQUITY

  Current Liabilities:
     Accounts payable.......................................     $   10,244
     Payable to affiliates..................................          7,928
     Accrued payroll........................................          5,273
     Asset purchase consideration payable...................         27,296
     Demand notes payable to affiliate......................      1,575,312
     Other current liabilities..............................          3,856
                                                                 ----------
          Total current liabilities.........................      1,629,909
  Noncurrent Liabilities:
     Accrued environmental liabilities......................         28,030
     Other noncurrent liabilities...........................          3,030
                                                                 ----------
          Total noncurrent liabilities......................         31,060
  Commitments and Contingencies (Note 5)
  Member's and Shareholder's Equity:
     Common stock ($.01 par value, 1,500 shares authorized,
      100 shares issued and outstanding)....................             --
     Member's capital contributions.........................         54,609
     Retained deficit.......................................         (9,678)
                                                                 ----------
          Total member's and shareholder's equity...........         44,931
                                                                 ----------
          Total Liabilities and Member's and Shareholder's
           Equity...........................................     $1,705,900
                                                                 ==========


                See Notes to the Combined Financial Statements.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

                        STATEMENT OF COMBINED CASH FLOWS
           FOR THE PERIOD FROM NOVEMBER 24, 1999 TO DECEMBER 31, 1999
                             (THOUSANDS OF DOLLARS)

Cash Flows from Operating Activities:
  Net loss..................................................  $    (9,678)
  Adjustments to reconcile net loss to net cash provided by
     operations:
     Depreciation and amortization expense..................        4,842
     Changes in assets and liabilities:
       Fuel inventories.....................................        1,591
       Material and supplies inventories....................         (181)
       Other assets.........................................         (421)
       Accounts payable.....................................       10,244
       Other current liabilities............................       (5,367)
                                                              -----------
          Net cash provided by operating activities.........        1,030
                                                              -----------
Cash Flows from Investing Activities:
  Acquisition of generating stations........................   (1,629,921)
  Capital expenditures......................................       (4,421)
                                                              -----------
          Net cash flows used in investing activities.......   (1,634,342)
                                                              -----------
Cash Flows from Financing Activities:
  Capital contribution......................................       54,609
  Proceeds from demand notes payable to affiliate...........    1,575,312
  Net change in payables to affiliates......................        3,961
                                                              -----------
          Net cash flows provided by financing activities...    1,633,882
                                                              -----------
Net Change in Cash and Cash Equivalents.....................          570
Cash and Cash Equivalents, Beginning of Period..............           --
                                                              -----------
Cash and Cash Equivalents, End of Period....................  $       570
                                                              ===========
Supplemental Cash Flow Information:
  Interest paid to affiliate................................  $    12,588
                                                              ===========


                See Notes to the Combined Financial Statements.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

            STATEMENT OF COMBINED MEMBER'S AND SHAREHOLDER'S EQUITY
           FOR THE PERIOD FROM NOVEMBER 24, 1999 TO DECEMBER 31, 1999
                             (THOUSANDS OF DOLLARS)

                                                                                           TOTAL
                                                              MEMBER'S                 MEMBER'S AND
                                                  COMMON       CAPITAL      RETAINED   SHAREHOLDER'S
                                                   STOCK    CONTRIBUTIONS   DEFICIT       EQUITY
                                                  -------   -------------   --------   -------------
Balance, Beginning of Period....................  $    --      $    --      $    --       $    --
  Capital contributions.........................                54,609           --        54,609
  Net loss......................................       --           --       (9,678)       (9,678)
                                                  -------      -------      -------       -------
Balance, End of Period..........................  $    --      $54,609      $(9,678)      $44,931
                                                  =======      =======      =======       =======


                See Notes to the Combined Financial Statements.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Reliant Energy Mid-Atlantic Power Holdings, LLC -- Reliant Energy Mid-Atlantic Power Holdings, LLC (formerly Sithe Pennsylvania Holdings, LLC) and related companies which include the affiliates and subsidiaries listed below (collectively, REMA), were indirect wholly owned subsidiaries of Sithe Energies, Inc. (Sithe) as of December 31, 1999. See Note 8. REMA acquired its generating stations and various related assets (including the capital stock of Sithe Mid-Atlantic Power Services, Inc.) from the operating subsidiaries of GPU, Inc.
(GPU), a utility holding company, on November 24, 1999. REMA was formed as follows:

                                                                          RELATION TO
                                                                      RELIANT MID-ATLANTIC
                                                                       POWER HOLDINGS AT
                                                 FORMATION DATE        DECEMBER 31, 1999
                                                 --------------       --------------------
Operating Entities:
  Sithe Pennsylvania Holdings, LLC              December 28, 1998        N/A
  Sithe New Jersey Holdings, LLC                December 28, 1998        Affiliate
  Sithe Maryland Holdings, LLC                  December 28, 1998        Affiliate
  Sithe Northeast Management Company            April 11, 1994           Subsidiary
  Sithe Mid-Atlantic Power Services, Inc.       June 11, 1999            Affiliate
Developmental Entities:
  Sithe Portland, LLC                           March 31, 1999           Subsidiary
  Sithe Hunterstown, LLC                        March 31, 1999           Subsidiary
  Sithe Seward, LLC                             March 31, 1999           Subsidiary
  Sithe Erie West, LLC                          March 31, 1999           Subsidiary
  Sithe Atlantic, LLC                           March 31, 1999           Affiliate
  Sithe Gilbert, LLC                            March 31, 1999           Affiliate
  Sithe Titus, LLC                              March 31, 1999           Subsidiary


     In May 2000, Sithe, through an indirect wholly owned subsidiary, sold all of its equity interests in REMA to an indirect wholly owned subsidiary of Reliant Energy Power Generation, Inc. (REPG). REPG is a wholly owned subsidiary of Reliant Resources, Inc., which is in turn, a direct wholly owned subsidiary of Reliant Energy, Incorporated (Reliant Energy). See Note 8. Following this transaction, REMA changed its name and the names of its operating and developmental entities. Sithe Pennsylvania Holdings, LLC was renamed Reliant Energy Mid-Atlantic Power Holdings, LLC. In all other cases, the names were changed such that "Sithe" was replaced with "Reliant Energy."


     REMA owns interests in and operates 21 electric generation plants in Pennsylvania, New Jersey and Maryland with an annual average net generating capacity of approximately 4,262 megawatts (MW).

     (b) Basis of Presentation and Principles of Combination -- These financial statements present the results of operations for the period from November 24, 1999 (the date that REMA acquired the generation assets from GPU) to December 31, 1999. There are no separate financial statements available with regard to the facilities of REMA prior to the acquisition because their operations were fully integrated with, and their results of operations were consolidated into, the former owners of the facilities of REMA. In addition, the electric output of the facilities was sold based on rates set by regulatory authorities. As a result and because electricity rates will now be set by the operation of market forces, the historical financial data with respect to the facilities of REMA prior to November 24, 1999 is not meaningful or indicative of REMA's future results. REMA's results of operations in the future will depend

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

primarily on revenues from the sale of energy, capacity and ancillary services, and the level of its operating expenses.

     The acquisition of REMA's generating assets was recorded under the purchase method of accounting with assets and liabilities of REMA reflected at their estimated fair values as of the date of the purchase. On a preliminary basis, REMA's fair value adjustments included increases in property, plant and equipment and air emissions regulatory allowances. The allocation of the purchase price is preliminary, since the valuation of property, plant and equipment and air emissions regulatory allowances as well as the valuation of material and supplies inventories and environmental reserves have not been finalized. REMA's liabilities include $27.3 million of asset purchase consideration payable in connection with REMA's acquisition of its generating assets.

     The combined financial statements include the accounts of REMA and related companies including the affiliates and subsidiaries described in Note 1(a). All significant inter-affiliate and intercompany transactions and balances are eliminated in combination. The combination of affiliates and subsidiaries includes all of the operations and assets acquired from GPU on November 24, 1999, which have been managed together since that acquisition date.

     Investments that represent direct interests in the assets, liabilities and operations of ventures are reported as REMA's share of each account in the venture. See Note 2.

     (c) Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     (d) Revenue Recognition -- Revenue includes energy, capacity and ancillary service sales. During 1999, REMA's power and services, excluding capacity, were sold at market-based prices through sales to a related party and wholly owned subsidiary of Sithe (the Sithe Affiliate) for resale. The Sithe Affiliate acted as agent on behalf of REMA on most market-based sales. REMA's capacity was also sold to the Sithe Affiliate at terms that mirror a transition power purchase agreement between Sithe and GPU. The transition power purchase agreement extends from November 24, 1999 to May 31, 2002. Sales not billed by month-end are accrued based upon estimated energy or services delivered.

     (e) Cash and Cash Equivalents -- Cash and cash equivalents are considered to be highly liquid investments with an original maturity of three months or less, which are cash or are readily convertible to cash.

     (f) Inventories -- Inventories are comprised of materials, supplies and fuel stock held for consumption and are stated at the lower of weighted-average cost or market.


     (g) Fair Values of Financial Instruments -- The recorded amounts for financial instruments such as cash and cash equivalents, accounts payable and affiliate payables approximate fair value due to the short-term nature of these instruments.


     (h) Property, Plant and Equipment -- Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives commencing when assets, or major components thereof, are either placed in service or acquired, as appropriate.

     (i) Intangible Assets -- Cost in excess of fair value of net assets acquired (goodwill) is amortized on a straight-line basis over the estimated useful life of 40 years. Goodwill amortization expense during 1999 was $481,000.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Other intangible assets consist primarily of air emissions regulatory allowances that have already been issued to REMA and allowances that REMA expects to be allocated during the remaining useful lives of the plants. These intangible assets are amortized on a unit-of-production basis as utilized. Amortization expense recognized in 1999 related to other intangible assets was $209,000.

     (j) Impairment of Long-Lived Assets -- REMA periodically compares the carrying value of its long-lived assets, including goodwill and other intangible assets, to the anticipated undiscounted future net cash flows from their corresponding businesses, and no impairment is indicated at December 31, 1999.

     (k) Project Development Costs -- REMA capitalizes the deposits made toward future combustion turbine deliveries as well as the direct costs associated with viable projects, including some third-party legal, accounting and consulting costs. These capitalized costs are amortized over the estimated life of the project on a straight-line basis, beginning when the project becomes operational. Other project development costs are expensed as incurred.

     (l) Income Taxes -- REMA and some of its affiliates that are limited liability companies are not taxable for federal income tax purposes. Any taxable earnings or losses and certain other tax attributes are reported by the member on its income tax return. Other affiliates that are taxable corporate entities have incurred tax and book losses but are not subject to any tax-sharing agreements with Sithe. As such, no tax benefits have been recorded for these entities since the tax benefits are not considered realizable. These tax benefits and the offsetting valuation allowance are less than $1 million.

     (m) Market Risk and Uncertainties -- REMA is subject to certain risks including the supply and price of fuel, seasonal weather patterns, technological obsolescence and the regulatory environment within the United States.

     (n) Comprehensive Income -- REMA had no items of comprehensive income for the financial statement period presented.


     (o) New Accounting Pronouncements -- Effective January 1, 2001, REMA is required to adopt Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133), which establishes accounting and reporting standards for derivative instruments, including some specified hedging instruments embedded in other contracts and for hedging activities. This statement requires that derivatives be recognized at fair value in the balance sheet and that changes in fair value be recognized either currently in earnings or deferred as a component of other comprehensive income, depending on the intended use of the derivative, its resulting designation and its effectiveness. In addition, in June 2000, the Financial Accounting Standards Board issued an amendment that narrows the applicability of the pronouncement to some purchase and sales contracts and allows hedge accounting for some other specific hedging relationships. Adoption of SFAS No. 133 will result in no cumulative after-tax change in net income and a cumulative after-tax increase to other comprehensive income of approximately $2 million in the first quarter of 2001. The adoption will also impact assets and liabilities recorded on the balance sheet.


     Staff Accounting Bulletin No. 101, "Revenue Recognition" (SAB No. 101), was issued by the SEC on December 3, 1999. SAB No. 101 summarizes some of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. REMA's combined financial statements reflect the accounting principles provided in SAB No. 101.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. JOINTLY OWNED ELECTRIC GENERATION PLANTS

     REMA has partial undivided interests in two jointly owned generation stations in Pennsylvania and bears a corresponding share of the capital and operating costs associated with the facilities. The following table summarizes certain financial and operational information about REMA's jointly owned coal-fired facilities as of December 31, 1999 (dollars in thousands):

                                                       CONEMAUGH STATION   KEYSTONE STATION
                                                       -----------------   ----------------
Ownership interest...................................         16.45%              16.67%
Company's share of capacity (MW).....................           281                 285
Net investment.......................................      $257,410            $207,334
Accumulated depreciation.............................      $    537            $    432


     The Conemaugh and Keystone stations (Conemaugh and Keystone, respectively) are each owned as a tenancy in common among their co-owners, with each owner retaining its undivided ownership interest in the generating units and the electrical output from those units. Reliant Energy Northeast Management Company, a subsidiary of Reliant Energy Mid-Atlantic Power Holdings, LLC, operates and manages Conemaugh and Keystone under separate operating agreements that the owners of Conemaugh and Keystone have elected to terminate effective December 31, 2002. The owners of each station have not yet decided on the operating arrangements for such station for the period beginning on January 1, 2003.


3. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following at December 31 (in thousands):

                                                           ESTIMATED USEFUL
                                                            LIVES (YEARS)          1999
                                                         --------------------   ----------
Land...................................................               --        $   28,154
Generation plant-in-service............................         11 to 45         1,242,166
Buildings..............................................         30 to 32             6,045
Machinery and equipment................................               10            13,353
                                                                                ----------
Total plant-in-service.................................                          1,289,718
Construction work-in-progress..........................                                753
                                                                                ----------
          Total........................................                          1,290,471
Less -- accumulated depreciation.......................                             (4,152)
                                                                                ----------
Property, plant and equipment -- net...................                         $1,286,319
                                                                                ==========

4. DEMAND NOTES PAYABLE TO AFFILIATE

     In connection with Sithe's acquisition of its generating assets from GPU, REMA executed or issued approximately $1.6 billion of demand notes payable to Sithe Northeast Generating Company, Inc. (an indirect wholly owned subsidiary of Sithe) due August 20, 2001. The notes bear interest at a financing rate based on the London interbank offered rate (LIBOR) plus (a) 1.9% per annum through November 24, 2000 and (b) 2.4% per annum thereafter. The applicable interest rate was 7.644% at December 31, 1999. Borrowings outstanding under these unsecured notes payable approximate fair value, as the individual borrowings bear interest at current market rates. In connection with the acquisition of REMA in May 2000, Sithe Northeast Generating Company, Inc. sold these notes to an indirect wholly owned subsidiary of REPG. See Note 8.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. COMMITMENTS AND CONTINGENCIES

     (a) Environmental -- Under the agreement to acquire REMA's generating assets from GPU, liabilities associated with ash disposal site closure and site contamination at the acquired facilities in Pennsylvania and New Jersey prior to plant closing were assumed, except for the first $6 million of remediation costs at the Seward Station. GPU retained liabilities associated with the disposal of hazardous substances to off-site locations prior to November 24, 1999. REMA has recorded its estimate of these environmental liabilities in the amount of $28.0 million as of December 31, 1999.

     (b) Operating Leases -- REMA leases some equipment and vehicles under noncancelable operating leases extending through 2004. Future minimum rentals under lease agreements are as follows (in thousands):

2000........................................................   $371
2001........................................................    243
2002........................................................    143
2003........................................................     50
2004........................................................     12
                                                               ----
          Total.............................................   $819
                                                               ====

     Rent expense incurred under operating leases aggregated approximately $35,000 in 1999.

     (c) Fuel Supply Agreements -- REMA, primarily through its ownership interests in Conemaugh and Keystone, is a party to several long-term fuel supply contracts that have various quantity requirements and durations. Minimum payment obligations under these agreements that extend through 2004 are as follows (in millions):

2000........................................................   $ 67
2001........................................................     47
2002........................................................     40
2003........................................................     19
2004........................................................     13
                                                               ----
          Total.............................................   $186
                                                               ====

     (d) Other -- REMA is party to various legal proceedings that arise from time to time in the ordinary course of business. While REMA cannot predict the outcome of these proceedings, REMA does not expect these matters to have a material adverse effect on REMA's financial position, operations or cash flows.

6. EMPLOYEE BENEFIT PLANS AND OTHER EMPLOYEE MATTERS

     Substantially all of REMA's union employees participate in a noncontributory pension plan (the Hourly Plan). The Hourly Plan provides retirement benefits based on years of service and compensation. The funding policy of REMA is to contribute amounts annually in accordance with applicable regulations in order to achieve adequate funding of projected benefit obligations. Sithe included REMA's union employees in its pension plan effective November 24, 1999, and all pension liabilities associated with employee service periods prior to that date were retained by GPU pursuant to the purchase agreement between Sithe and GPU. Pension expense for 1999 for REMA employees was approximately $500,000.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Effective November 24, 1999, REMA participated in Sithe's savings plan (the Savings Plan), which covered substantially all of REMA's employees. The Savings Plan limits non-union employees' pre-tax and/or after-tax contributions to 16% of covered compensation, not to exceed the annual contribution limits of the Internal Revenue Code of 1986, as amended (the Code). REMA matches up to 100% of the first 3% of each non-union employee's contributions (based on the employee's service). REMA matches between 55% and 65% (based upon the terms of the applicable collective bargaining agreement) of the first 4% of each union employee's pre-tax and/or after-tax contributions (up to the annual Code contribution limits) to the Savings Plan. Employer matching contributions for non-union employees are subject to a vesting schedule, which entitles the employee to a percentage of the employer matching contributions, depending on years of service, but union employees are fully vested in their employer matching contributions. Sithe's savings plan benefit expense for REMA employees for 1999 was approximately $93,000.

     Effective November 24, 1999, Sithe provided various health care benefits to eligible REMA employees. Health care expense for 1999 was approximately $400,000. These benefits were funded from the general assets of REMA as they were incurred. All health care liabilities associated with employee service periods prior to November 24, 1999 were retained by GPU pursuant to the purchase agreement between Sithe and GPU. All retiree medical obligations for REMA employees were retained by GPU pursuant to the purchase agreement between Sithe and GPU.

     Approximately 67% of REMA's employees are the subject of three collective bargaining arrangements. Of these employees, 7%, representing 5% of REMA's total workforce, are subject to arrangements that expire prior to December 31, 2000.

7. RELATED PARTY TRANSACTIONS

     In 1999, REMA sold most of the electric power generated by its facilities to the Sithe Affiliate. REMA also purchased fuel for its generating plants (other than coal for Keystone and Conemaugh) from the Sithe Affiliate. In connection with the acquisition of REMA in May 2000, REMA now markets its power through and purchases fuel from Reliant Energy Services, Inc., an affiliate of REPG.

8. SUBSEQUENT EVENT

  (a) Acquisition by REPG

     In February 2000, REPG reached a definitive agreement to purchase the equity of REMA and the $1.6 billion of pre-existing affiliate debt from Sithe for an aggregate purchase price of $2.1 billion, subject to adjustments. Included within this purchase transaction were transition power purchase agreements, including the capacity transition contract with GPU described in
Note 1(d). The transaction was completed in May 2000. The acquisition was accounted for as a purchase and the purchase price allocations were pushed down to REMA.

  (b) Restructuring

     In July 2000, Reliant Energy Mid-Atlantic Power Holdings, LLC acquired the ownership interests in the following affiliates, which are included in these combined financial statements:

     Reliant Energy New Jersey Holdings, LLC
     Reliant Energy Maryland Holdings, LLC
     Reliant Energy Mid-Atlantic Power Services, Inc.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     These affiliates were acquired from an indirect wholly owned subsidiary of REPG for a purchase price of $167 million, and REMA issued a note in this amount to the subsidiary. In addition, the developmental entities listed in Note 1(a) were distributed to Reliant Energy Mid-Atlantic Development, Inc., a wholly owned subsidiary of REPG but not of REMA.

  (c) Lease Financing


     In August 2000, REMA sold to and leased back from each of three owner lessors in separate lease transactions REMA's respective 16.45%, 16.67% and 100% interests in the Conemaugh, Keystone and Shawville generating stations. As lessee, REMA leases an interest in each facility from each owner lessor under a facility lease agreement. The lease agreements contain some restrictive covenants that restrict REMA's ability to, among other things, make dividend distributions unless REMA satisfies various conditions. The covenant restricting dividends would be suspended if a direct or indirect parent of REMA meeting specified criteria guarantees the lease obligations. As consideration for the sale of REMA's interest in each of the facilities, REMA received $1.0 billion in cash. These proceeds were utilized to return capital of $183 million, with the remainder used to reduce affiliate debt.


     The following table sets forth REMA's obligation under these long-term operating leases (in millions).

  Inception of lease to December 31, 2000.................   $    0.9
  2001....................................................      259.3
  2002....................................................      136.5
  2003....................................................       76.5
  2004....................................................       84.5
  2005 and beyond.........................................    1,262.3
                                                             --------
                                                             $1,820.0
                                                             ========


     The equity interests in all of the affiliates of REMA are pledged as collateral for REMA's lease obligations. In addition, these affiliates have also guaranteed the payments under the lease obligations. The following represents condensed combining financial statements of REMA and its affiliates. The affiliates included in the condensed combining financial statements presented below are all wholly owned and constitute all of REMA's direct and indirect affiliates (Guarantor Affiliates). The guaranties of the Guarantor Affiliates of the lease obligations are all full, unconditional, and joint and several. There are no significant restrictions on the Company's ability to obtain funds from the Guarantor Affiliates.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

      RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS LLC AND RELATED COMPANIES
                  STATEMENT OF CONDENSED COMBINING OPERATIONS
           FOR THE PERIOD FROM NOVEMBER 24, 1999 TO DECEMBER 31, 1999
                             (THOUSANDS OF DOLLARS)


                                                                 GUARANTOR
                                                      REMA       AFFILIATES    ELIMINATIONS    COMBINED
                                                   ----------   ------------   ------------   ----------
Revenues.........................................  $   25,391     $  4,135        $   --      $   29,526
Expenses:
  Fuel and operating.............................      16,695        1,889            --          18,584
  Administrative and general.....................         385        1,199            --           1,584
  Project development............................       1,606           --            --           1,606
  Depreciation and amortization..................       4,177          665            --           4,842
                                                   ----------     --------        ------      ----------
          Total Expenses.........................      22,863        3,753            --          26,616
Operating Income.................................       2,528          382            --           2,910
Interest Expense to Affiliates, net..............      11,324        1,264            --          12,588
                                                   ----------     --------        ------      ----------
Net Loss.........................................  $   (8,796)    $   (882)       $   --      $   (9,678)
                                                   ==========     ========        ======      ==========


      RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS LLC AND RELATED COMPANIES
                       CONDENSED COMBINING BALANCE SHEET
                               DECEMBER 31, 1999
                             (THOUSANDS OF DOLLARS)


                                                                 GUARANTOR
                                                      REMA       AFFILIATES    ELIMINATIONS    COMBINED
                                                   ----------   ------------   ------------   ----------
Current Assets...................................  $   42,527     $ 18,056        $   --      $   60,583
Property, Plant and Equipment, net...............   1,129,101      157,218            --       1,286,319
Other Noncurrent Assets..........................     323,439       35,559            --         358,998
                                                   ----------     --------        ------      ----------
          Total Assets...........................  $1,495,067     $210,833        $   --      $1,705,900
                                                   ==========     ========        ======      ==========
Demand Notes Payable to Affiliate................  $1,418,320     $156,992        $   --      $1,575,312
Other Current Liabilities........................      33,592       21,005            --          54,597
Noncurrent Liabilities...........................      17,001       14,059            --          31,060
Member's and Shareholder's Equity................      26,154       18,777            --          44,931
                                                   ----------     --------        ------      ----------
          Total Liabilities and Member's and
            Shareholder's Equity.................  $1,495,067     $210,833        $   --      $1,705,900
                                                   ==========     ========        ======      ==========



                                      ***

     RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC AND RELATED COMPANIES

      INTERIM CONDENSED STATEMENTS OF COMBINED AND CONSOLIDATED OPERATIONS
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)


                                                                       FOR THE PERIODS FROM
                                                              --------------------------------------
                                                               JANUARY 1, 2000     MAY 12, 2000 TO
                                                               TO MAY 11, 2000    SEPTEMBER 30, 2000
                                                                (FORMER REMA)       (CURRENT REMA)
                                                              -----------------   ------------------
Revenues, including $166.5 million and $133.5 million from
  affiliate (for Former REMA and Current REMA,
  respectively).............................................      $166,490             $365,322
Expenses:
     Fuel, including $37.3 million and $14.7 million from
       affiliate (for Former REMA and Current REMA,
       respectively)........................................        53,628               69,999
     Operation and maintenance..............................        40,372               33,146
     Facilities lease expense...............................            --                6,245
     Administrative and general.............................        13,101               12,137
     Depreciation and amortization..........................        19,538               25,627
                                                                  --------             --------
          Total Expenses....................................       126,639              147,154
                                                                  --------             --------
Operating Income............................................        39,851              218,168
Interest Expense to Affiliate, net..........................        46,538               51,482
                                                                  --------             --------
Net (Loss) Income Before Taxes..............................        (6,687)             166,686
                                                                  --------             --------
Income Tax Expense..........................................            --               68,828
                                                                  --------             --------
Net (Loss) Income...........................................      $ (6,687)            $ 97,858
                                                                  ========             ========



     See Notes to the Interim Condensed Combined and Consolidated Financial
                                  Statements.

     RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC AND RELATED COMPANIES

           INTERIM CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)


                                                              DECEMBER 31, 1999   SEPTEMBER 30, 2000
                                                                (FORMER REMA)       (CURRENT REMA)
                                                              -----------------   ------------------
                                               ASSETS
  Current Assets:
     Cash and cash equivalents..............................     $      570           $  157,840
     Fuel inventories.......................................          6,411               31,264
     Material and supplies inventories......................         52,965               35,859
     Other current assets...................................            637               52,543
                                                                 ----------           ----------
          Total current assets..............................         60,583              277,506
  Property, Plant and Equipment, net........................      1,286,319              920,380
  Other Noncurrent Assets:
     Goodwill, net..........................................        184,518                7,154
     Air emissions regulatory allowances, net...............        166,791              157,548
     Other..................................................          7,689               24,563
     Deferred income taxes, net.............................             --                  343
                                                                 ----------           ----------
          Total other noncurrent assets.....................        358,998              189,608
                                                                 ----------           ----------
          Total Assets......................................     $1,705,900           $1,387,494
                                                                 ==========           ==========

                         LIABILITIES AND MEMBER'S AND SHAREHOLDER'S EQUITY
  Current Liabilities:
     Accounts payable.......................................     $   10,244           $   26,269
     Payable to affiliates..................................          7,928              109,966
     Accrued payroll........................................          5,273               14,394
     Asset purchase consideration payable...................         27,296                   --
     Demand notes payable to affiliate......................      1,575,312                   --
     Other current liabilities..............................          3,856                5,018
                                                                 ----------           ----------
          Total current liabilities.........................      1,629,909              155,647
  Noncurrent Liabilities:
     Accrued environmental liabilities......................         28,030               36,396
     Other noncurrent liabilities...........................          3,030               24,799
                                                                 ----------           ----------
          Total noncurrent liabilities......................         31,060               61,195
  Subordinated note payable to affiliate....................             --              961,550
  Commitments and contingencies
  Member's and Shareholder's Equity:
     Common stock ($.01 par value, 1,500 shares authorized,
       100 shares issued and outstanding)...................             --                   --
     Member's capital contributions.........................         54,609              111,244
     Retained (deficit) earnings............................         (9,678)              97,858
                                                                 ----------           ----------
          Total member's and shareholder's equity...........         44,931              209,102
                                                                 ----------           ----------
          Total Liabilities and Member's and Shareholder's
            Equity..........................................     $1,705,900           $1,387,494
                                                                 ==========           ==========



     See Notes to the Interim Condensed Combined and Consolidated Financial
                                  Statements.

     RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC AND RELATED COMPANIES

      INTERIM CONDENSED STATEMENTS OF COMBINED AND CONSOLIDATED CASH FLOWS
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)


                                                                      FOR THE PERIODS FROM
                                                             ---------------------------------------
                                                             JANUARY 1, 2000       MAY 12, 2000
                                                             TO MAY 11, 2000   TO SEPTEMBER 30, 2000
                                                              (FORMER REMA)       (CURRENT REMA)
                                                             ---------------   ---------------------
Cash Flows from Operating Activities:
  Net (loss) income........................................      $ (6,687)          $    97,858
  Adjustments to reconcile net (loss) income to net cash
     (used in) provided by operations:
     Depreciation and amortization expense.................        19,538                25,627
     Deferred income taxes.................................            --                (4,611)
     Changes in assets and liabilities:
       Inventories.........................................        (1,107)              (11,903)
       Other assets........................................       (30,668)              (53,603)
       Accounts payable....................................         4,114                26,269
       Other current liabilities...........................           848                (2,361)
                                                                 --------           -----------
          Net cash (used in) provided by operating
            activities.....................................       (13,962)               77,276
                                                                 --------           -----------
Cash Flows from Investing Activities:
  Business acquisition.....................................            --            (2,084,960)
  Proceeds from sale-leaseback transactions................            --             1,000,000
  Proceeds from sale of development companies..............            --                 8,041
  Capital expenditures.....................................            --                (9,949)
                                                                 --------           -----------
          Net cash flows used in investing activities......            --            (1,086,868)
                                                                 --------           -----------
Cash Flows from Financing Activities:
  Proceeds from subordinated note payable to affiliate.....            --             1,611,550
  Payments on subordinated note payable to affiliate.......            --              (650,000)
  Contributions from parent................................            --               294,244
  Return of capital........................................            --              (183,000)
  Lease financing costs....................................            --               (24,687)
  Net change in payables to affiliates.....................        14,415               119,325
                                                                 --------           -----------
          Net cash flows provided by financing
            activities.....................................        14,415             1,167,432
                                                                 --------           -----------
Net Change in Cash and Cash Equivalents....................           453               157,840
Cash and Cash Equivalents, Beginning of Period.............           570                    --
                                                                 --------           -----------
Cash and Cash Equivalents, End of Period...................      $  1,023           $   157,840
                                                                 ========           ===========

Supplemental Cash Flow Information:
  Interest paid to affiliate...............................      $ 46,519           $        --
                                                                 ========           ===========



     See Notes to the Interim Condensed Combined and Consolidated Financial
                                  Statements.

     RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC AND RELATED COMPANIES

            INTERIM CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF
                       MEMBER'S AND SHAREHOLDER'S EQUITY
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)


                                                                                           TOTAL
                                                                                         MEMBER'S
                                                             MEMBER'S      RETAINED         AND
                                                  COMMON      CAPITAL      EARNINGS    SHAREHOLDER'S
                                                  STOCK    CONTRIBUTIONS   (DEFICIT)      EQUITY
                                                  ------   -------------   ---------   -------------
Former REMA:
Balance at December 31, 1999....................   $--       $  54,609     $ (9,678)     $  44,931
  Net loss......................................    --              --       (6,687)        (6,687)
                                                   ---       ---------     --------      ---------
Balance at May 11, 2000.........................                54,609      (16,365)        38,244
Current REMA:
  Adjustments due to Acquisition:
     Eliminate former REMA balances.............    --         (54,609)      16,365        (38,244)
  Capital contribution from Parent..............    --         294,244           --        294,244
  Return of capital.............................              (183,000)          --       (183,000)
  Net income....................................    --              --       97,858         97,858
                                                   ---       ---------     --------      ---------
Balance at September 30, 2000...................   $--       $ 111,244     $ 97,858      $ 209,102
                                                   ===       =========     ========      =========



     See Notes to the Interim Condensed Combined and Consolidated Financial
                                  Statements.

     RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC AND RELATED COMPANIES

         NOTES TO UNAUDITED INTERIM CONDENSED COMBINED AND CONSOLIDATED
                              FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     These interim condensed combined and consolidated financial statements (Interim Financial Statements) include the accounts of Reliant Energy Mid-Atlantic Power Holdings, LLC and the affiliates and subsidiaries (collectively, REMA) described in Note 1(a) to REMA's Annual Financial Statements. These Interim Financial Statements are unaudited, omit certain information included in financial statements prepared in accordance with generally accepted accounting principles and should be read in combination with the Annual Financial Statements of REMA for the period from November 24, 1999 to December 31, 1999 included in this prospectus.

     As described in Notes 1 and 8 to the Annual Financial Statements, REMA (formerly Sithe Pennsylvania Holdings, LLC), together with its affiliates and subsidiaries, were indirect wholly owned subsidiaries of Sithe Energies, Inc. (Sithe) as of December 31, 1999. REMA acquired its generating stations and various related assets from the operating subsidiaries of GPU, Inc. (GPU), a utility holding company, on November 24, 1999. In May 2000, Sithe, through an indirect wholly owned subsidiary, sold all of its equity interests in REMA to an indirect wholly owned subsidiary of Reliant Energy Power Generation, Inc.
(REPG). Within these interim financial statements, "Current REMA" and "Former REMA" refer to REMA, its subsidiaries and affiliated entities that develop electric generating facilities after and before, respectively, the acquisition from Sithe Energies and one of its subsidiaries. As a result of the restructuring (see Note 3(b)), Current REMA financials are presented on a consolidated basis, whereas Former REMA financials are presented on a combined basis.

     There are no separate financial statements available with regard to the facilities of REMA, prior to the date that REMA acquired the generation assets from GPU, because their operations were fully integrated with, and their results of operations were consolidated into, the former owners of the facilities of REMA. In addition, the electric output of the facilities was sold based on rates set by regulatory authorities. As a result and because electricity rates will now be set by the operation of market forces, the historical financial data with respect to the facilities of REMA prior to November 24, 1999 is not meaningful or indicative of REMA's future results. REMA's results of operations in the future will depend primarily on revenues from the sale of energy, capacity and other related products, and the level of its operating expenses.

     Prior to the date REPG acquired REMA, the acquisition of REMA's generating assets was recorded under the purchase method of accounting with assets and liabilities of REMA reflected at their estimated fair values as of the date of the purchase. On a preliminary basis, REMA's fair value adjustments included increases in property, plant and equipment and air emissions regulatory allowances. The allocation of the purchase price is preliminary, since the valuation of property, plant and equipment and air emissions regulatory allowances as well as the valuation of material and supplies inventories and environmental reserves have not been finalized.


     The Interim Financial Statements reflect all normal recurring adjustments that are, in the opinion of management, necessary to present fairly the financial position and results of operations. Amounts reported in the interim condensed statement of combined and consolidated operations are not necessarily indicative of amounts expected for a full year period due to the effects of, among other things, seasonal variations in energy consumption and timing of maintenance and other expenditures.



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC AND RELATED COMPANIES

         NOTES TO UNAUDITED INTERIM CONDENSED COMBINED AND CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     Note 1 to the Annual Financial Statements describes significant accounting policies of Former REMA, which is updated for Current REMA as follows:


     (a) Revenue Recognition -- Revenue includes energy, capacity and ancillary service sales. Current REMA's power and services, excluding capacity, were sold at market-based prices through sales to a related party and indirect wholly owned subsidiary of Reliant Energy, Incorporated (the Affiliate) for resale. The Affiliate acted as agent on behalf of REMA on most market-based sales. REMA's capacity was also sold to the Affiliate at terms that mirror a transition power purchase agreement between the Affiliate and GPU. The transition power purchase agreement extends through May 31, 2002. Sales not billed by month-end are accrued based upon estimated energy or services delivered.


     (b) Intangible Assets -- Cost in excess of fair value of net assets acquired (goodwill) is amortized on a straight-line basis over the estimated useful life of 35 years. Air emissions regulatory allowances are being amortized on a units-of-production basis as utilized.


     (c) Income Taxes -- In connection with the acquisition, REMA entered into a tax sharing agreement with Reliant Energy whereby REMA calculates its income tax provision on a separate return basis. REMA's current federal and state income taxes are payable to and receivable from Reliant Energy.



     (d)Major Maintenance Expense -- REMA expenses all repair and maintenance costs as incurred, including planned major maintenance.



     (e) New Accounting Pronouncements -- Effective January 1, 2001, REMA is required to adopt Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended (SFAS No. 133), which establishes accounting and reporting standards for derivative instruments, including some specified hedging instruments embedded in other contracts and for hedging activities. This statement requires that derivatives be recognized at fair value in the balance sheet and that changes in fair value be recognized either currently in earnings or deferred as a component of other comprehensive income, depending on the intended use of the derivative, its resulting designation and its effectiveness. In addition, in June 2000, the Financial Accounting Standards Board issued an amendment that narrows the applicability of the pronouncement to some purchase and sales contracts and allows hedge accounting for some other specific hedging relationships. Adoption of SFAS No. 133 will result in no cumulative after-tax change in net income and a cumulative after-tax increase in other comprehensive income of approximately $2 million in the first quarter of 2001. The adoption will also impact assets and liabilities recorded on the balance sheet.


        Staff Accounting Bulletin No. 101, "Revenue Recognition" (SAB No. 101), was issued by the SEC on December 3, 1999. SAB No. 101 summarizes some of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. REMA's combined financial statements reflect the accounting principles provided in SAB No. 101.

2. DEMAND NOTES PAYABLE TO AFFILIATE

     In connection with Sithe's acquisition of its generating assets from GPU, REMA entered into approximately $1.6 billion of demand notes payable to Sithe Northeast Generating Company, Inc. (an indirect wholly owned subsidiary of Sithe) due August 20, 2001. In connection with the acquisition of REMA in May 2000, Sithe Northeast Generating Company, Inc. sold these notes to an indirect wholly owned subsidiary of REPG. See Note 3. The original notes were subsequently cancelled and new notes issued (New Notes), which are due January 1, 2029.

     RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC AND RELATED COMPANIES

         NOTES TO UNAUDITED INTERIM CONDENSED COMBINED AND CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     Prior to May 2000, the notes bore interest at a financing rate based on the London interbank offered rate (LIBOR) plus 1.9% per annum. The New Notes accrue interest at a fixed rate of 9.4% per annum. Borrowings outstanding under these unsecured notes payable are deemed to approximate fair value.

3. BUSINESS ACQUISITIONS

     (a) Acquisition by REPG


     In February 2000, REPG reached a definitive agreement to purchase the equity in REMA and the $1.6 billion of pre-existing affiliate debt from Sithe for an aggregate purchase price of $2.1 billion, subject to adjustments. Included within this purchase transaction were transition power purchase agreements, including the capacity transition contract with GPU described in
Note 1(d) to REMA's Annual Financial Statements. The transaction was completed in May 2000. REPG accounted for the acquisition as a purchase with assets and liabilities of REMA reflected at their estimated fair values. On a preliminary basis, the fair value adjustments related to the acquisition which have been pushed down to REMA, primarily included adjustments in property, plant and equipment, air emissions regulatory allowances, materials and supplies inventory, environmental reserves and related deferred taxes. The air emissions regulatory allowances of $153 million are being amortized on a units-of-production basis as utilized. In addition, a valuation allowance for materials and supplies inventory of $17 million was established. Subsequent to the issuance of REMA's financial statements for the period ended September 30, 2000, management determined that its preliminary purchase price allocation for the acquisition of REMA should be reallocated. This reallocation resulted in the elimination of major maintenance reserves, and related reductions of goodwill and deferred tax assets, previously recorded in connection with the acquisition of REMA. As a result, REMA has revised its September 30, 2000 consolidated balance sheet to reduce major maintenance reserves, goodwill and deferred tax assets by $110 million, $66 million and $44 million, respectively. In addition, REMA recognized an increase in deferred tax liabilities of $21 million resulting from book/tax basis differences of recorded air emissions regulatory allowances. Such deferred tax effects and the corresponding increase in goodwill had not been considered in connection with REMA's previously recorded purchase price allocation. REMA believes that the fair value allocated to property, plant and equipment acquired in connection with its acquisition properly reflects planned major maintenance activities. The excess of the purchase price over the fair value of the net assets acquired of approximately $7 million was recorded as goodwill and is being amortized over 35 years. As of September 30, 2000, REMA has liabilities associated with six ash disposal sites and six site investigations and environmental remediations. REMA has recorded its estimate of these environmental liabilities in the amount of $36 million as of September 30, 2000, of which approximately $13 million will be paid over the next five years. REMA expects to finalize the fair value adjustments, based on valuation reports for property, plant and equipment and intangible assets that will be finalized by May 2001 and does not anticipate additional material modifications to the preliminary adjustments.


     (b) Restructuring

     In July 2000, Reliant Energy Mid-Atlantic Power Holdings, LLC acquired the ownership interests in the following affiliates, which are included in these combined financial statements:

     Reliant Energy New Jersey Holdings, LLC
     Reliant Energy Maryland Holdings, LLC
     Reliant Energy Mid-Atlantic Power Services, Inc.

     These affiliates were acquired from an indirect wholly owned subsidiary of REPG for a purchase price of $167 million, which amount was borrowed from an indirect wholly owned subsidiary of REPG. In addition, the developmental entities listed in Note 1(a) to REMA's Annual Financial Statements were

     RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC AND RELATED COMPANIES

         NOTES TO UNAUDITED INTERIM CONDENSED COMBINED AND CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

sold to Reliant Energy Mid-Atlantic Development, Inc. a wholly owned subsidiary of REPG, but not of REMA, for approximately $8 million.


     Pro-forma (loss) net income for the period from November 24 through December 31, 1999 and for the nine months ended September 30, 2000, giving effect to the acquisition and sale leaseback (See Note 4) as if it had occurred as of the beginning of each period, was a net loss of $10.2 million and net income of $88.9 million, respectively.


4. LEASE FINANCING

     In August 2000, REMA sold to and leased back from each of three owner lessors in separate lease transactions REMA's respective 16.45%, 16.67% and 100% interest in the Conemaugh, Keystone and Shawville generating stations. As a lessee, REMA leases an interest in each facility from each owner lessor under a facility lease agreement. The lease agreements contain some restrictive covenants that restrict REMA's ability to, among other things, make dividend distributions unless REMA satisfies various conditions. The covenant restricting dividends would be suspended if a direct or indirect parent of REMA meeting specified criteria guarantees the lease obligations. As consideration for the sale of REMA's interest in each of the facilities; REMA received $1.0 billion in cash. These proceeds were utilized to return capital of $183 million, with the remainder used to reduce affiliate debt. In connection with the lease transactions, REMA entered into working capital facilities with affiliates in the aggregate amount of $150 million.

     The following table sets forth REMA's obligation under these long-term operating leases (in millions):

Inception of lease to December 31, 2000....................  $    0.9
2001.......................................................     259.3
2002.......................................................     136.5
2003.......................................................      76.5
2004.......................................................      84.5
2005 and beyond............................................   1,262.3
                                                             --------
                                                             $1,820.0
                                                             ========

     Operating lease expense was $0 and $6.2 million for Former REMA and Current REMA, respectively.


     The equity interests in all of the subsidiaries of REMA are pledged as collateral for REMA's lease obligations. In addition, these subsidiaries have also guaranteed the payments under the lease obligations. The following represents condensed consolidating financial statements of REMA and its subsidiaries. The subsidiaries included in the condensed consolidating financial statements presented below are all wholly owned and constitute all of REMA's direct and indirect subsidiaries (Guarantor Subsidiaries). The guaranties of the Guarantor Subsidiaries of the lease obligations are all full, unconditional, and joint and several. There are no significant restrictions on the Company's ability to obtain funds from the Guarantor Subsidiaries.

     RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC AND RELATED COMPANIES

         NOTES TO UNAUDITED INTERIM CONDENSED COMBINED AND CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)


        RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS LLC AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                             (THOUSANDS OF DOLLARS)


                                                              GUARANTOR
                                                   REMA      SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                ----------   ------------   ------------   ------------
Revenues......................................  $  426,876     $104,936      $      --      $  531,812
Expenses:
  Fuel and operating..........................     175,882       27,508             --         203,390
  Administrative and general..................      21,766        3,472             --          25,238
  Depreciation and amortization...............      37,599        7,566             --          45,165
                                                ----------     --------      ---------      ----------
          Total Expenses......................     235,247       38,546             --         273,793

Operating Income..............................     191,629       66,390             --         258,019
Equity in Earnings of Consolidated
  Subsidiaries................................      33,315           --        (33,315)             --
Interest Expense..............................      89,244        8,776             --          98,020
                                                ----------     --------      ---------      ----------
Net Income Before Taxes.......................     135,700       57,614        (33,315)        159,999

Income Tax Expense to Affiliates, net.........      45,129       23,699             --          68,828
                                                ----------     --------      ---------      ----------
Net Income....................................  $   90,571     $ 33,915      $ (33,315)     $   91,171
                                                ==========     ========      =========      ==========



        RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS LLC AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
                               SEPTEMBER 30, 2000
                             (THOUSANDS OF DOLLARS)


                                                              GUARANTOR
                                                   REMA      SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                ----------   ------------   ------------   ------------
Current Assets................................  $  108,964     $168,542      $      --      $  277,506
Property, Plant and Equipment, net............     595,009      325,371             --         920,380
Other Noncurrent Assets.......................     556,107       14,760       (381,259)        189,608
                                                ----------     --------      ---------      ----------
          Total Assets........................  $1,260,080     $508,673      $(381,259)     $1,387,494
                                                ==========     ========      =========      ==========
Other Current Liabilities.....................  $   37,512     $118,135      $      --      $  155,647
Noncurrent Liabilities........................      51,917        9,278             --          61,195
Subordinated Note Payable to Affiliate........     961,550           --             --         961,550
Member's Equity...............................     209,102      381,259       (381,259)        209,102
                                                ----------     --------      ---------      ----------
          Total Liabilities and Member's
            Equity............................  $1,260,081     $508,672      $(381,259)     $1,387,494
                                                ==========     ========      =========      ==========



5. COMMITMENTS AND CONTINGENCIES



     (a) Environmental -- Under the agreement to acquire REMA's generating assets from GPU, liabilities associated with ash disposal site closure and site contamination at the acquired facilities in Pennsylvania and New Jersey prior to plant closing were assumed, except for the first $6 million of remediation costs at the Seward station. GPU retained liabilities associated with the disposal of hazardous substances to off-site locations prior to November 24, 1999. REMA has recorded its estimate of these environmental liabilities in the amount of $36 million as of September 30, 2000.



     (b) Legal -- REMA is a party to various legal proceedings that arise from time to time in the ordinary course of business. While REMA cannot predict the outcome of these proceedings, REMA does not expect these matters to have a material adverse effect on REMA's financial position, operations or cash flows.

     RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC AND RELATED COMPANIES

         NOTES TO UNAUDITED INTERIM CONDENSED COMBINED AND CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)


6. SUBSEQUENT EVENT



  (a) Reliant Resources, Inc.



     Effective December 31, 2000, Reliant Energy, Incorporated consolidated all of its unregulated operations under is wholly owned subsidiary, Reliant Resources, Inc. (RRI). As a result of these transactions, REPG, REMA's indirect parent, became a wholly owned subsidiary of RRI.



  (b) Intercompany Note



     REMA has borrowed from Reliant Energy Northeast Holdings, Inc. approximately $83 million. The borrowing will mature on January 1, 2029, bears interest at a fixed rate of 9.4% and is unsecured. Repayment of the borrowing will be subordinated to REMA's lease obligations as required by the lease documents.



                                    *  *  *

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Member of
Reliant Energy New Jersey Holdings, LLC

     We have audited the accompanying consolidated balance sheet of Reliant Energy New Jersey Holdings, LLC (formerly Sithe New Jersey Holdings, LLC) (RENJ) and its subsidiaries as of December 31, 1999, and the related consolidated statements of operations, member's equity, and cash flows for the period from November 24, 1999 to December 31, 1999. These financial statements are the responsibility of RENJ's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of RENJ and its subsidiaries at December 31, 1999, and the results of their operations and their cash flows for the period from November 24, 1999 to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
July 12, 2000
(except for Note 7(c) to the consolidated financial statements which is dated August 24, 2000)

                    RELIANT ENERGY NEW JERSEY HOLDINGS, LLC
           (FORMERLY SITHE NEW JERSEY HOLDINGS, LLC) AND SUBSIDIARIES

                      STATEMENT OF CONSOLIDATED OPERATIONS
           FOR THE PERIOD FROM NOVEMBER 24, 1999 TO DECEMBER 31, 1999
                             (THOUSANDS OF DOLLARS)


Revenues from Affiliate.....................................       $4,017
Expenses:
  Fuel from affiliate.......................................           66
  Operation and maintenance.................................        1,115
  Administrative and general................................            3
  Project development.......................................          614
  Other taxes...............................................          134
  Depreciation and amortization.............................          605
                                                                   ------
          Total Expenses....................................        2,537
                                                                   ------
Operating Income............................................        1,480
Interest Expense to Affiliate, net..........................        1,171
                                                                   ------
Net Income..................................................       $  309
                                                                   ======


              See Notes to the Consolidated Financial Statements.

                    RELIANT ENERGY NEW JERSEY HOLDINGS, LLC
           (FORMERLY SITHE NEW JERSEY HOLDINGS, LLC) AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1999
                             (THOUSANDS OF DOLLARS)


ASSETS
  Current Assets:
     Material and supplies inventories......................      $ 17,649
     Other current assets...................................           216
                                                                  --------
          Total current assets..............................        17,865
  Property, Plant and Equipment, net........................       143,952
  Other Noncurrent Assets:
     Goodwill, net..........................................        22,498
     Air emissions regulatory allowances, net...............        11,000
                                                                  --------
          Total other noncurrent assets.....................        33,498
                                                                  --------
          Total Assets......................................      $195,315
                                                                  ========
LIABILITIES AND MEMBER'S EQUITY
  Current Liabilities:
     Payable to affiliates..................................      $ 15,513
     Accrued payroll........................................           385
     Asset purchase consideration payable...................         1,015
     Demand notes payable to affiliate......................       145,033
     Other current liabilities..............................           872
                                                                  --------
          Total current liabilities.........................       162,818
  Noncurrent Liabilities:
     Accrued environmental liabilities......................        11,903
     Other noncurrent liabilities...........................         2,156
                                                                  --------
          Total noncurrent liabilities......................        14,059
  Commitments and Contingencies (Note 4)
  Member's Equity:
     Member's equity........................................        18,129
     Retained earnings......................................           309
                                                                  --------
          Total member's equity.............................        18,438
                                                                  --------
          Total Liabilities and Member's Equity.............      $195,315
                                                                  ========


              See Notes to the Consolidated Financial Statements.

                    RELIANT ENERGY NEW JERSEY HOLDINGS, LLC
           (FORMERLY SITHE NEW JERSEY HOLDINGS, LLC) AND SUBSIDIARIES

                      STATEMENT OF CONSOLIDATED CASH FLOWS
           FOR THE PERIOD FROM NOVEMBER 24, 1999 TO DECEMBER 31, 1999
                             (THOUSANDS OF DOLLARS)


Cash Flows from Operating Activities:
  Net income................................................       $     309
  Adjustments to reconcile net income to net cash provided
     by operations:
     Depreciation and amortization expense..................             605
     Changes in assets and liabilities:
       Material and supplies inventories....................               8
       Other current liabilities............................             357
                                                                   ---------
          Net cash provided by operating activities.........           1,279
                                                                   ---------
Cash Flows from Investing Activities:
  Acquisition of generating stations........................        (163,162)
                                                                   ---------
          Net cash flows used in investing activities.......        (163,162)
                                                                   ---------
Cash Flows from Financing Activities:
  Capital contribution......................................          18,129
  Proceeds from demand notes payable to affiliate...........         145,033
  Net change in payables to affiliates......................          (1,279)
                                                                   ---------
          Net cash flows provided by financing activities...         161,883
                                                                   ---------
Net Change in Cash and Cash Equivalents.....................              --
Cash and Cash Equivalents, Beginning of Period..............              --
                                                                   ---------
Cash and Cash Equivalents, End of Period....................       $      --
                                                                   =========
Supplemental Cash Flow Information:
  Interest paid to affiliate................................       $   1,171
                                                                   =========


              See Notes to the Consolidated Financial Statements.

                    RELIANT ENERGY NEW JERSEY HOLDINGS, LLC
           (FORMERLY SITHE NEW JERSEY HOLDINGS, LLC) AND SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF MEMBER'S EQUITY
           FOR THE PERIOD FROM NOVEMBER 24, 1999 TO DECEMBER 31, 1999
                             (THOUSANDS OF DOLLARS)

                                                                                     TOTAL
                                                              MEMBER'S   RETAINED   MEMBER'S
                                                               EQUITY    EARNINGS    EQUITY
                                                              --------   --------   --------
Balance, Beginning of Period................................  $    --      $ --     $    --
  Capital contributions.....................................   18,129        --      18,129
  Net income................................................       --       309         309
                                                              -------      ----     -------
Balance, End of Period......................................  $18,129      $309     $18,438
                                                              =======      ====     =======

              See Notes to the Consolidated Financial Statements.

                    RELIANT ENERGY NEW JERSEY HOLDINGS, LLC
           (FORMERLY SITHE NEW JERSEY HOLDINGS, LLC) AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Reliant Energy New Jersey Holdings, LLC -- Reliant Energy New Jersey Holdings, LLC (formed December 28, 1998 and formerly named Sithe New Jersey Holdings, LLC), together with its subsidiaries (collectively, RENJ), were indirect wholly owned subsidiaries of Sithe Energies, Inc. (Sithe) as of December 31, 1999. RENJ acquired its generating stations and various related assets from an operating subsidiary of GPU, Inc. (GPU), a utility holding company, on November 24, 1999. Reliant Energy Mid-Atlantic Power Holdings, LLC (formerly Sithe Pennsylvania Holdings, LLC) (REMA), an affiliate of the Company, also acquired assets from GPU in Pennsylvania as did another affiliate in Maryland. The operations of RENJ, REMA and the other affiliate in Maryland have been managed together since November 24, 1999.


     In May 2000, Sithe, through an indirect wholly owned subsidiary, sold all of its equity interests in RENJ and REMA to an indirect wholly owned subsidiary of Reliant Energy Power Generation, Inc. (REPG). REPG is a wholly owned subsidiary of Reliant Energy, Incorporated (Reliant Energy). See note 7. Following this transaction, RENJ changed its name such that "Sithe" was replaced with "Reliant Energy."


     RENJ owns and operates four electric generation plants in New Jersey with an annual average net generating capacity of approximately 1,499 megawatts (MW).

     (b) Basis of Presentation and Principles of Consolidation -- These consolidated financial statements present the results of operations for the period from November 24, 1999 (the date that RENJ acquired the generation assets from GPU) to December 31, 1999. There are no separate financial statements available with regard to the facilities of RENJ (prior to the acquisition) because their operations were fully integrated with, and their results of operations were consolidated into, the former owners of the facilities of RENJ. In addition, the electric output of the facilities was sold based on rates set by regulatory authorities. As a result and because electricity rates will now be set by the operation of market forces, the historical financial data with respect to the facilities of RENJ prior to November 24, 1999 is not meaningful or indicative of RENJ's future results. RENJ's results of operations in the future will depend primarily on revenues from the sale of energy, capacity and ancillary services, and the level of its operating expenses.

     The acquisition of RENJ's generating assets was recorded under the purchase method of accounting with assets and liabilities of RENJ reflected at their estimated fair values as of the date of the purchase. On a preliminary basis, RENJ's fair value adjustments included increases in property, plant and equipment and air emissions regulatory credits. The allocation of the purchase price is preliminary, since the valuation of property, plant and equipment and air emissions regulatory allowances as well as the valuation of material and supplies inventories and environmental reserves have not been finalized. RENJ's liabilities include $1.0 million of asset purchase consideration payable in connection with RENJ's acquisition of its generating assets.

     The consolidated financial statements include the accounts of RENJ and its subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

     (c) Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                    RELIANT ENERGY NEW JERSEY HOLDINGS, LLC
           (FORMERLY SITHE NEW JERSEY HOLDINGS, LLC) AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (d) Revenue Recognition -- Revenue includes energy, capacity and ancillary service sales. During 1999, RENJ's power and services, excluding capacity, were sold at market-based prices through sales to a related party and wholly owned subsidiary of Sithe (the Sithe Affiliate) for resale. The Sithe Affiliate acted as agent on behalf of RENJ on most market-based sales. RENJ's capacity was also sold to the Sithe Affiliate at terms that mirror a transition power purchase agreement between Sithe and GPU. The transition power purchase agreement extends from November 24, 1999 to May 31, 2002. Sales not billed by month-end are accrued based upon estimated energy or services delivered.

     (e) Cash and Cash Equivalents -- Cash and cash equivalents are considered to be highly liquid investments with an original maturity of three months or less, which are cash or are readily convertible to cash.

     (f) Inventories -- Inventories are comprised of materials and supplies and are stated at the lower of weighted-average cost or market.


     (g) Fair Values of Financial Instruments -- The recorded amounts for financial instruments such as affiliate payables approximate fair value due to the short-term nature of these instruments.


     (h) Property, Plant and Equipment -- Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives commencing when assets, or major components thereof, are either placed in service or acquired, as appropriate.

     (i) Intangible Assets -- Cost in excess of fair value of net assets acquired (goodwill) is amortized on a straight-line basis over the estimated useful life of 40 years. Goodwill amortization expense during 1999 was $46,000.

     Other intangible assets consist primarily of air emissions regulatory allowances that have already been issued to RENJ and allowances that RENJ expects to be allocated during the remaining useful lives of the plants. These intangible assets are amortized on a unit-of-production basis as utilized. Because no credits were utilized in 1999, no amortization expense was recognized during the period related to other intangible assets.

     (j) Impairment of Long-Lived Assets -- RENJ periodically compares the carrying value of its long-lived assets, including goodwill and other intangible assets, to the anticipated undiscounted future net cash flows from their corresponding businesses, and no impairment is indicated at December 31, 1999.

     (k) Project Development Costs -- RENJ capitalizes the deposits made toward future combustion turbine deliveries as well as the direct costs associated with viable projects, including some third-party legal, accounting and consulting costs. These capitalized costs, once incurred, are amortized over the estimated life of the project on a straight-line basis, beginning when the project becomes operational. Other project development costs are expensed as incurred.

     (l) Income Taxes -- RENJ and its subsidiaries are limited liability companies that are not taxable for federal income tax purposes.

     (m) Market Risk and Other Uncertainties -- RENJ is subject to certain risks such as the supply and price of fuel, seasonal weather patterns, technological obsolescence and the regulatory environment within the United States.

     (n) Comprehensive Income -- RENJ had no items of comprehensive income for the financial statement period presented.

     (o) New Accounting Pronouncements -- Effective January 1, 2001, RENJ is required to adopt Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and

                    RELIANT ENERGY NEW JERSEY HOLDINGS, LLC
           (FORMERLY SITHE NEW JERSEY HOLDINGS, LLC) AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


Hedging Activities," as amended (SFAS No. 133), which establishes accounting and reporting standards for derivative instruments, including some specified hedging instruments embedded in other contracts and for hedging activities. This statement requires that derivatives be recognized at fair value in the balance sheet and that changes in fair value be recognized either currently in earnings or deferred as a component of other comprehensive income, depending on the intended use of the derivative, its resulting designation and its effectiveness. In addition, in June 2000, the Financial Accounting Standards Board issued an amendment that narrows the applicability of the pronouncement to some purchase and sales contracts and allows hedge accounting for some other specific hedging relationships. Adoption of SFAS No. 133 will result in no cumulative after-tax change to net income or other comprehensive income.



     Staff Accounting Bulletin No. 101, "Revenue Recognition" (SAB No. 101), was issued by the SEC on December 3, 1999. SAB No. 101 summarizes some of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. RENJ's consolidated financial statements reflect the accounting principles provided in SAB No. 101.


2. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following at December 31 (in thousands):


                                                          ESTIMATED USEFUL
                                                           LIVES (YEARS)          1999
                                                        --------------------   -----------
Land..................................................        --               $     5,280
Generation plant-in-service...........................     11 to 30                139,020
Machinery and equipment...............................        10                       211
                                                                               -----------
          Total.......................................                             144,511
Less -- accumulated depreciation......................                                (559)
                                                                               -----------
Property, plant and equipment -- net..................                         $   143,952
                                                                               ===========


3. DEMAND NOTES PAYABLE TO AFFILIATE

     In connection with Sithe's acquisition of its generating assets from GPU, RENJ executed or issued approximately $145 million of demand notes payable to Sithe Northeast Generating Company, Inc. (an indirect wholly owned subsidiary of Sithe) due August 20, 2001. The notes bear interest at a financing rate based on the London interbank offered rate (LIBOR) plus (a) 1.9% per annum through November 24, 2000 and (b) 2.4% per annum thereafter. The applicable interest rate was 7.644% at December 31, 1999. Borrowings outstanding under these unsecured notes payable approximate fair value, as the individual borrowings bear interest at current market rates. In connection with the acquisition of RENJ in May 2000, Sithe Northeast Generating Company, Inc. sold these notes to an indirect wholly owned subsidiary of REPG. See Note 7.

4. COMMITMENTS AND CONTINGENCIES


     (a) Environmental -- Under the agreement to acquire RENJ's generating assets from GPU, liabilities associated with ash disposal site closure and site contamination at the acquired facilities in New Jersey prior to closing were assumed. GPU retained liabilities associated with the disposal of hazardous substances to off-site locations prior to November 24, 1999. RENJ has recorded its estimate of these environmental liabilities in the amount of $11.9 million as of December 31, 1999.

                    RELIANT ENERGY NEW JERSEY HOLDINGS, LLC
           (FORMERLY SITHE NEW JERSEY HOLDINGS, LLC) AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (b) Operating Leases -- RENJ leases some equipment and vehicles under noncancelable operating leases extending through 2004. Future minimum rentals under lease agreements are as follows (in thousands):

2000........................................................   $22
2001........................................................    22
2002........................................................    22
2003........................................................    18
                                                               ---
          Total.............................................   $84
                                                               ===

     Rent expense incurred under operating leases aggregated approximately $4,000 in 1999.

     (c) Other -- RENJ is party to various legal proceedings that arise from time to time in the ordinary course of business. While RENJ cannot predict the outcome of these proceedings, RENJ does not expect these matters to have a material adverse effect on RENJ's financial position, operations or cash flows.

5. EMPLOYEE BENEFIT PLANS AND OTHER EMPLOYEE MATTERS

     Substantially all of RENJ's union employees participate in a noncontributory pension plan (the Hourly Plan). The Hourly Plan provides retirement benefits based on years of service and compensation. The funding policy of RENJ is to contribute amounts annually in accordance with applicable regulations in order to achieve adequate funding of projected benefit obligations. Sithe included RENJ's union employees in its pension plan effective on November 24, 1999, and all pension liabilities associated with employee service periods prior to that date were retained by GPU pursuant to the purchase agreement between Sithe and GPU. Pension expense for 1999 for RENJ employees was approximately $46,000.

     Effective November 24, 1999, RENJ participated in Sithe's savings plan (the Savings Plan), which covered substantially all of RENJ's employees. The Savings Plan limits non-union employees' pre-tax and/or after-tax contributions to 16% of covered compensation, not to exceed the annual contribution limits of the Internal Revenue Code of 1986, as amended (the Code). RENJ matches up to 100% of the first 3% of each non-union employee's contributions (based on the employee's service). RENJ matches between 55% and 65% (based upon the terms of the applicable collective bargaining agreement) of the first 4% of each union employee's pre-tax and/or after-tax contributions (up to the annual Code contribution limits) to the Savings Plan. Employer matching contributions for non-union employees are subject to a vesting schedule, which entitles the employee to a percentage of the employer matching contributions, depending on years of service, but union employees are fully vested in their employer matching contributions. Sithe's savings plan benefit expense for RENJ employees for 1999 was approximately $12,000.

     Effective November 24, 1999, Sithe provided various health care benefits to eligible RENJ employees. Health care expense for 1999 was approximately $35,000. These benefits were funded from the general assets of RENJ as they were incurred. All health care liabilities associated with employee service periods prior to November 24, 1999 were retained by GPU pursuant to the purchase agreement between Sithe and GPU. All retiree medical obligations for RENJ employees were retained by GPU pursuant to the purchase agreement between Sithe and GPU.

     Approximately 67% of RENJ's employees are the subject of a collective bargaining arrangement. All of these union employees are subject to arrangements that expire prior to December 31, 2000.

                    RELIANT ENERGY NEW JERSEY HOLDINGS, LLC
           (FORMERLY SITHE NEW JERSEY HOLDINGS, LLC) AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. RELATED PARTY TRANSACTIONS

     In 1999, RENJ sold all of the electric power generated by its facilities to the Sithe Affiliate. RENJ also purchased fuel for its generating plants from the Sithe Affiliate. In connection with the acquisition of RENJ in May 2000, RENJ now markets its power through and purchases fuel from Reliant Energy Services, Inc., an affiliate of REPG.

7. SUBSEQUENT EVENT

  (a) Acquisition by REPG

     In February 2000, REPG reached a definitive agreement to purchase the equity in and the pre-existing affiliate debt of RENJ, REMA and other affiliates from Sithe for an aggregate purchase price of $2.1 billion, subject to adjustments. Included within this purchase transaction were transition power purchase agreements, including the capacity transition contract with GPU described in Note 1(d). The transaction was completed in May 2000. The acquisition was accounted for as a purchase and the purchase price allocations were pushed down to RENJ.

  (b) Restructuring

     In July 2000, REMA acquired the equity ownership interests in RENJ as well as other affiliates. These affiliates were acquired from an indirect wholly owned subsidiary of REPG for an aggregate purchase price of $167 million, and REMA issued a note in this amount to the subsidiary. In addition, certain developmental subsidiaries, which had no assets as of December 31, 1999, were distributed to Reliant Energy Mid-Atlantic Development, Inc., a wholly owned subsidiary of REPG but not of RENJ.

  (c) Lease Financing

     In August 2000, REMA sold interests in three of its generating plants acquired in November 1999 and leased them back from owner lessors. The equity interests in RENJ are pledged as collateral for REMA's lease obligation. In addition, RENJ guarantees the lease obligations.


                                     * * *

            RELIANT ENERGY NEW JERSEY HOLDINGS, LLC AND SUBSIDIARIES

            INTERIM CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)


                                                                   FOR THE PERIODS FROM
                                                           ------------------------------------
                                                           JANUARY 1, 2000    MAY 12, 2000 TO
                                                           TO MAY 11, 2000   SEPTEMBER 30, 2000
                                                            (FORMER RENJ)      (CURRENT RENJ)
                                                           ---------------   ------------------
Revenues, including $19.4 million and $44.2 million from
  affiliate (for Former RENJ and Current RENJ,
  respectively)..........................................      $19,370            $83,863
Expenses:
  Fuel, including $3.8 million and $10.0 million from
     affiliate (for Former RENJ and Current RENJ,
     respectively).......................................        3,829             10,345
  Operation and maintenance..............................        5,219              4,629
  Administrative and general.............................          748              2,104
  Depreciation and amortization..........................        2,068              4,866
                                                               -------            -------
          Total Expenses.................................       11,864             21,944
                                                               -------            -------
Operating Income.........................................        7,506             61,919
Interest Expense to Affiliate, net.......................        4,243              3,837
                                                               -------            -------
Net Income Before Taxes..................................        3,263             58,082
                                                               -------            -------
Income Tax Expense.......................................           --             23,726
                                                               -------            -------
Net Income...............................................      $ 3,263            $34,356
                                                               =======            =======



     See Notes to the Interim Condensed Consolidated Financial Statements.

            RELIANT ENERGY NEW JERSEY HOLDINGS, LLC AND SUBSIDIARIES

                 INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)


                                                              DECEMBER 31, 1999   SEPTEMBER 30, 2000
                                                                (FORMER REMA)       (CURRENT REMA)
                                                              -----------------   ------------------
                                               ASSETS

  Current Assets:
     Cash and cash equivalents..............................      $     --             $      1
     Receivables from affiliates............................            --               30,110
     Inventories............................................        17,649               23,859
     Other current assets...................................           216                    3
                                                                  --------             --------
          Total current assets..............................        17,865               53,973
  Property, Plant and Equipment, net........................       143,952              313,468
  Other Noncurrent Assets:
     Goodwill, net..........................................        22,498                   --
     Air emissions regulatory allowances, net...............        11,000               11,513
     Deferred income taxes, net.............................            --                3,404
                                                                  --------             --------
          Total other noncurrent assets.....................        33,498               14,917
                                                                  --------             --------
          Total Assets......................................      $195,315             $382,358
                                                                  ========             ========

                                  LIABILITIES AND MEMBER'S EQUITY

  Current Liabilities:
     Payable to affiliates..................................      $ 15,513             $     --
     Accrued payroll........................................           385                  319
     Asset purchase consideration payable...................         1,015                   --
     Demand notes payable to affiliate......................       145,033                   --
     Other current liabilities..............................           872                3,670
                                                                  --------             --------
          Total current liabilities.........................       162,818                3,989
  Noncurrent Liabilities:
     Accrued environmental liabilities......................        11,903                9,278
     Other noncurrent liabilities...........................         2,156                   --
                                                                  --------             --------
          Total noncurrent liabilities......................        14,059                9,278
  Commitments and contingencies (Note 1)....................
  Member's Equity:
     Member's equity........................................        18,129              334,735
     Retained earnings......................................           309               34,356
                                                                  --------             --------
          Total member's equity.............................        18,438              369,091
                                                                  --------             --------
          Total Liabilities and Member's Equity.............      $195,315             $382,358
                                                                  ========             ========



     See Notes to the Interim Condensed Consolidated Financial Statements.

            RELIANT ENERGY NEW JERSEY HOLDINGS, LLC AND SUBSIDIARIES

            INTERIM CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)


                                                                      FOR THE PERIODS FROM
                                                              ------------------------------------
                                                              JANUARY 1, 2000    MAY 12, 2000 TO
                                                              TO MAY 11, 2000   SEPTEMBER 30, 2000
                                                               (FORMER RENJ)      (CURRENT RENJ)
                                                              ---------------   ------------------
Cash Flows from Operating Activities:
  Net income................................................      $ 3,263           $  34,356
  Adjustments to reconcile net income to net cash (used in)
     provided by operations:
     Depreciation and amortization expense..................        2,068               4,866
     Deferred income taxes..................................           --               2,759
     Changes in assets and liabilities:
       Inventories..........................................       (2,631)             (9,089)
       Other assets.........................................       (3,745)                 (3)
       Other current liabilities............................         (385)             (6,364)
                                                                  -------           ---------
          Net cash (used in) provided by operating
            activities......................................       (1,430)             26,525
                                                                  =======           =========
Cash Flows from Investing Activities:
  Business acquisition......................................           --            (191,450)
  Other.....................................................           --                  (2)
                                                                  -------           ---------
          Net cash flows used in investing activities.......           --            (191,452)
                                                                  -------           ---------
Cash Flows from Financing Activities:
  Decrease in subordinated note payable to affiliate........           --            (143,284)
  Contributions from parent.................................                          334,735
  Net change in payables to affiliates......................        1,430             (26,523)
                                                                  -------           ---------
          Net cash flows provided by financing activities...        1,430             164,928
                                                                  -------           ---------
Net Change in Cash and Cash Equivalents.....................           --                   1
Cash and Cash Equivalents, Beginning of Period..............           --                  --
                                                                  -------           ---------
Cash and Cash Equivalents, End of Period....................      $    --           $       1
                                                                  =======           =========
Supplemental Cash Flow Information:
  Interest paid to affiliate................................      $ 4,111           $      --
                                                                  =======           =========



     See Notes to the Interim Condensed Consolidated Financial Statements.

            RELIANT ENERGY NEW JERSEY HOLDINGS, LLC AND SUBSIDIARIES

          INTERIM CONDENSED STATEMENT OF CONSOLIDATED MEMBER'S EQUITY
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)


                                                                                     TOTAL
                                                              MEMBER'S   RETAINED   MEMBER'S
                                                               EQUITY    EARNINGS    EQUITY
                                                              --------   --------   --------
Former RENJ:
Balance at December 31, 1999................................  $ 18,129   $   309    $ 18,438
  Net income................................................        --     3,263       3,263
                                                              --------   -------    --------
Balance at May 11, 2000.....................................    18,129     3,572      21,701
                                                              --------   -------    --------
Adjustments due to Acquisition:
  Eliminate Former RENJ balances............................   (18,129)   (3,572)    (21,701)
Capital contribution from Parent............................   334,735        --     334,735
Net income..................................................        --    34,356      34,356
                                                              --------   -------    --------
Balance at September 30, 2000...............................  $334,735   $34,356    $369,091
                                                              ========   =======    ========



     See Notes to the Interim Condensed Consolidated Financial Statements.

            RELIANT ENERGY NEW JERSEY HOLDINGS, LLC AND SUBSIDIARIES

               NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     These interim condensed consolidated financial statements (Interim Financial Statements) include the accounts of Reliant Energy New Jersey Holdings, LLC and its subsidiaries (collectively, RENJ). These Interim Financial Statements are unaudited, omit certain information included in financial statements prepared in accordance with generally accepted accounting principles and should be read in combination with the Annual Financial Statements of RENJ for the period from November 24, 1999 to December 31, 1999 included in this prospectus.


     As described in Notes 1 and 7 to the Annual Financial Statements, RENJ (formerly Sithe New Jersey Holdings, LLC), together with its subsidiaries, were indirect wholly owned subsidiaries of Sithe Energies, Inc. (Sithe) as of December 31, 1999. RENJ acquired its generating stations and various related assets from the operating subsidiaries of GPU, Inc. (GPU), a utility holding company, on November 24, 1999. Reliant Energy Mid-Atlantic Power Holdings, LLC (formerly Sithe Pennsylvania Holdings, LLC) (REMA), an affiliate of RENJ, also acquired assets from GPU in Pennsylvania and, through another affiliate, in Maryland. The operations of RENJ, REMA and the other affiliate in Maryland have been managed together since November 24, 1999. In May 2000, Sithe, through an indirect wholly owned subsidiary, sold all of its equity interests in the Company and REMA to an indirect wholly owned subsidiary of Reliant Energy Power Generation, Inc. (REPG). Within these Interim Financial Statements, "Current RENJ" and "Former RENJ" refer to RENJ, its subsidiaries and affiliated entities that develop electric generating facilities after and before, respectively, the acquisition from Sithe Energies and one of its subsidiaries.


     There are no separate financial statements available with regard to the facilities of RENJ prior to the date that RENJ acquired the generation assets from GPU because their operations were fully integrated with, and their results of operations were consolidated into, the former owners of the facilities of RENJ. In addition, the electric output of the facilities was sold based on rates set by regulatory authorities. As a result and because electricity rates will now be set by the operation of market forces, the historical financial data with respect to the facilities of RENJ prior to November 24, 1999 is not meaningful or indicative of RENJ's future results. RENJ's results of operations in the future will depend primarily on revenues from the sale of energy, capacity and ancillary services, and the level of its operating expenses.

     Prior to the date REPG acquired RENJ, the acquisition of RENJ's generating assets was recorded under the purchase method of accounting with assets and liabilities of RENJ reflected at their estimated fair values as of the date of the purchase. On a preliminary basis, RENJ's fair value adjustments included increases in property, plant and equipment and air emissions regulatory allowances. The allocation of the purchase price is preliminary, since the valuation of property, plant and equipment and air emissions regulatory allowances as well as the valuation of materials and supplies inventories and environmental reserves have not been finalized.

     The Interim Financial Statements reflect all normal recurring adjustments that are, in the opinion of management, necessary to present fairly the financial position and results of operations. Amounts reported in the interim condensed statement of consolidated operations are not necessarily indicative of amounts expected for a full year period due to the effects of, among other things, seasonal variations in energy consumption and timing of maintenance and other expenditures.


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

            RELIANT ENERGY NEW JERSEY HOLDINGS, LLC AND SUBSIDIARIES

               NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     Note 1 to the Annual Financial Statements describes significant accounting policies of Former RENJ, which is updated for Current RENJ as follows:


     (a) Revenue Recognition -- Revenue includes energy, capacity and ancillary service sales. Current RENJ's power and services, excluding capacity, were sold at market-based prices through sales to a related party and indirect wholly owned subsidiary of Reliant Energy, Incorporated (the Affiliate) for resale. The Affiliate acted as agent on behalf of RENJ on most market-based sales. RENJ's capacity was also sold to the Affiliate at terms that mirror a transition power purchase agreement between Affiliate and GPU. The transition power purchase agreement extends through May 31, 2002. Sales not billed by month-end are accrued based upon estimated energy or services delivered.



     (b) Intangible Assets -- Air emissions regulatory allowances are being amortized on a units-of-production basis as utilized.


     (c) Inventories -- Inventories are comprised of materials, supplies and fuel stock held for consumption and are stated at the lower of weighted-average cost or market.


     (d) Income Taxes -- In connection with the acquisition, RENJ entered into a tax sharing agreement with Reliant Energy, whereby RENJ calculates its income tax provision on a separate return basis. RENJ's current federal and state income taxes are payable to and receivable from Reliant Energy.



     (e)Major Maintenance Expense -- RENJ expenses all repair and maintenance costs as incurred, including planned major maintenance.



     (f) New Accounting Pronouncements -- Effective January 1, 2001, RENJ is required to adopt Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133), which establishes accounting and reporting standards for derivative instruments, including some specified hedging instruments embedded in other contracts and for hedging activities. This statement requires that derivatives be recognized at fair value in the balance sheet and that changes in fair value be recognized either currently in earnings or deferred as a component of other comprehensive income, depending on the intended use of the derivative, its resulting designation and its effectiveness. In addition, in June 2000, the Financial Accounting Standards Board issued an amendment that narrows the applicability of the pronouncement to some purchase and sales contracts and allows hedge accounting for some other specific hedging relationships. Adoption of SFAS No. 133 will result in no cumulative after-tax charge to net income or other comprehensive income.



         Staff Accounting Bulletin No. 101, "Revenue Recognition" (SAB No. 101), was issued by the SEC on December 3, 1999. SAB No. 101 summarizes some of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. RENJ's consolidated financial statements reflect the accounting principles provided in SAB No. 101.


2. DEMAND NOTES PAYABLE TO AFFILIATE

     In connection with Sithe's acquisition of its generating assets from GPU, RENJ entered into approximately $145 million of demand notes payable to Sithe Northeast Generating Company, Inc. (an indirect wholly owned subsidiary of Sithe) due August 20, 2001. In connection with the acquisition of RENJ in May 2000, Sithe Northeast Generating Company, Inc. sold these notes to an indirect wholly owned subsidiary of REPG. See Note 3(a). The original notes were subsequently cancelled and new notes issued (New Notes), which are due January 1, 2029.

            RELIANT ENERGY NEW JERSEY HOLDINGS, LLC AND SUBSIDIARIES

               NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)


     Prior to May 2000, the notes bore interest at a financing rate based on the London interbank offered rate (LIBOR) plus 1.9% per annum. The New Notes accrue interest at a fixed rate of 9.4% per annum. There are no amounts outstanding on these notes as of September 30, 2000.


3. BUSINESS ACQUISITIONS

  (a) Acquisition by REPG


     In February 2000, REPG reached a definitive agreement to purchase the equity in and the pre-existing affiliate debt of RENJ, REMA and other affiliates from Sithe for an aggregate purchase price of $2.1 billion, subject to adjustments. Included within this purchase transaction were transition power purchase agreements, including the capacity transition contract with GPU described in Note 1(d) to RENJ's Annual Financial Statements. The transaction was completed in May 2000. REPG accounted for the acquisition as a purchase with assets and liabilities of RENJ reflected at their estimated fair values. On a preliminary basis, the fair value adjustments related to the acquisitions which have been pushed down to RENJ, primarily included adjustments in property, plant and equipment, air emissions regulatory allowances, materials and supplies inventory, environmental reserves and related deferred taxes. The air emissions regulatory allowances of $12 million are being amortized on a units-of-production basis as utilized. In addition, a valuation allowance for materials and supplies inventory of $8 million was established. Subsequent to the issuance of RENJ's financial statements for the period ended September 30, 2000, management determined that its preliminary purchase price allocation for the acquisition of RENJ should be reallocated. This reallocation resulted in the elimination of major maintenance reserves, and related reductions of goodwill and deferred tax assets, previously recorded in connection with the acquisition of RENJ. As a result, RENJ has revised its September 30, 2000 consolidated balance sheet to reduce major maintenance reserves, goodwill and deferred tax assets by $31 million, $7 million and $12 million, respectively. In addition, RENJ recognized an increase in deferred tax liabilities of $2 million resulting from book/tax basis differences of recorded air emissions regulatory allowances. Such deferred tax effects and the corresponding increase in goodwill had not been considered in connection with RENJ's previously recorded RENJ acquisition purchase price allocation. RENJ believes that the fair value allocated to property, plant and equipment acquired in connection with its acquisition of RENJ properly reflects planned major maintenance activities. As of September 30, 2000, RENJ has liabilities associated with four site investigations and environmental remediations. RENJ has recorded its estimate of these environmental liabilities in the amount of $9 million as of September 30, 2000, of which approximately $5 million will be paid over the next five years. RENJ expects to finalize the fair value adjustments based on valuation reports for property, plant and equipment and intangible assets that will be finalized by May 2001.


  (b) Restructuring

     In July 2000, REMA acquired the equity ownership interests in RENJ as well as other affiliates. These affiliates were acquired from an indirect wholly owned subsidiary of REPG for an aggregate purchase price of $167 million, which amounts were borrowed from an indirect wholly owned subsidiary of REPG.

4. LEASE FINANCING


     In August 2000 REMA sold interests in three of its generating plants acquired in May 2000 and leased them back from owner lessors. The equity interests in RENJ are pledged as collateral for REMA's lease obligation. In addition, RENJ guarantees the lease obligation.

            RELIANT ENERGY NEW JERSEY HOLDINGS, LLC AND SUBSIDIARIES

               NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)


5. COMMITMENTS AND CONTINGENCIES



     (a) Environmental -- Under the agreement to acquire RENJ's generating assets from GPU, liabilities associated with ash disposal site closure and site contamination at the acquired facilities in New Jersey prior to plant closing were assumed. GPU retained liabilities associated with the disposal of hazardous substances to off-site locations prior to November 24, 1999. RENJ has recorded its estimate of these environmental liabilities in the amount of $9 million as of September 30, 2000



     (b) Legal -- RENJ is a party to various legal proceedings that arise from time to time in the ordinary course of business. While RENJ cannot predict the outcome of these proceedings, RENJ does not expect these matters to have a material adverse effect on RENJ's financial position, operations or cash flows.



6. SUBSEQUENT EVENT



     Effective December 31, 2000, Reliant Energy, Incorporated consolidated all of its unregulated operations under its wholly owned subsidiary, Reliant Resources, Inc. (RRI). As a result of these transactions, REPG, RENJ's indirect parent, became a wholly owned subsidiary of RRI.



                                     * * *

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES
                 INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                 COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined and consolidated financial statements of REMA for the period from November 24, 1999 to December 31, 1999, and for the nine months ended September 30, 2000, have been prepared based upon our historical combined and consolidated financial statements. The pro forma financial statements have been prepared to describe the effects of the following:

     - the purchase from Sithe Energies and one of its subsidiaries by subsidiaries of REPG of (a) all of the equity interests in REMA and affiliated companies that collectively owned interests in and operated 21 electric generating facilities in Pennsylvania, New Jersey and Maryland and (b) demand promissory notes aggregating approximately $1.6 billion that we owed to the Sithe subsidiary (collectively, Mid-Atlantic Acquisition), and

     - the related sale and leaseback of REMA's interests in three electric generating facilities (Sale-Leaseback)


     The purchase price for the Mid-Atlantic Acquisition was approximately $2.1 billion, and the acquisition closed on May 12, 2000. The results of operations of the entities acquired in the Mid-Atlantic Acquisition have been included in REMA's historical results of operations subsequent to the acquisition date. The acquisition was accounted for using the purchase method. The unaudited pro forma condensed combined and consolidated statements of operations for the nine months ended September 30, 2000, and the period from November 24, 1999 to December 31, 1999, give effect to the Mid-Atlantic Acquisition as if this transaction had occurred on January 1, 2000 and November 24, 1999, respectively. Sithe acquired these facilities through REMA, which was then named Sithe Pennsylvania Holdings, LLC, and affiliated entities on November 24, 1999.



     On a preliminary basis, REMA's purchase price allocation related to the Mid-Atlantic Acquisition primarily included fair value adjustments in property, plant and equipment, air emissions regulatory allowances, material and supplies inventory, environmental reserves and related deferred taxes. REMA expects to finalize these fair value adjustments no later than May 2001, based on valuation reports of property, plant and equipment and intangible assets. REMA does not anticipate any additional material modifications to the preliminary adjustments.


     In August 2000, REMA completed the Sale-Leaseback, which was contemplated in connection with the Mid-Atlantic Acquisition. The unaudited pro forma condensed combined and consolidated statements of operations for the nine months ended September 30, 2000, and for the period from November 24, 1999 to December 31, 1999, give effect to the Sale-Leaseback as if this transaction had been completed on January 1, 2000, and November 24, 1999, respectively.

     The unaudited pro forma condensed combined and consolidated financial statements do not purport to present REMA's actual results of operations as if the transactions described above had occurred on January 1, 2000 and November 24, 1999, as applicable, nor are they necessarily indicative of REMA's financial position or results of operations that may be achieved in the future.

     The unaudited condensed pro forma financial statements should be read in conjunction with REMA's combined and consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
           FOR THE PERIOD FROM NOVEMBER 24, 1999 TO DECEMBER 31, 1999


                                                                                ACQUISITIONS
                                                               MID-ATLANTIC      AND SALE-
                                                              PRE-ACQUISITION    LEASEBACK       PRO FORMA
                                                                 ACTIVITY       ADJUSTMENTS       BALANCE
                                                              ---------------   ------------     ---------
                                                                         (THOUSANDS OF DOLLARS)
Revenues....................................................     $ 29,526                        $ 29,526
Expenses:
  Fuel and cost of gas sold.................................       10,754                          10,754
  Operation and maintenance.................................        7,830         $  6,105(a)      13,935
  Administrative and general................................        3,190                           3,190
  Depreciation and amortization.............................        4,842            2,273(b)       5,742
                                                                                    (1,923)(a)
                                                                                       550(c)
                                                                 --------         --------       --------
          Total Expenses....................................       26,616            7,005         33,621
                                                                 --------         --------       --------
Operating Income (Loss).....................................        2,910           (7,005)        (4,095)
                                                                 --------         --------       --------
  Interest expense to affiliate, net........................      (12,588)         (10,548)(d)    (13,370)
                                                                                     9,766(e)
                                                                 --------         --------       --------
Loss Before Income Taxes....................................       (9,678)          (7,787)       (17,465)
Income Tax Benefit..........................................           --           (7,300)(f)     (7,300)
                                                                 --------         --------       --------
Loss from Continuing Operations.............................     $ (9,678)        $   (487)      $(10,165)
                                                                 ========         ========       ========



 See Notes to Unaudited Pro Forma Condensed Combined and Consolidated Financial
                                  Statements.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

            UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000


                                                                                               MID-ATLANTIC
                                                       JANUARY 1, 2000    MAY 12, 2000 TO     ACQUISITION AND
                                                       TO MAY 11, 2000   SEPTEMBER 30, 2000   SALE-LEASEBACK    PRO FORMA
                                                        (FORMER REMA)      (CURRENT REMA)       ADJUSTMENTS      BALANCE
                                                       ---------------   ------------------   ---------------   ---------
                                                                             (THOUSANDS OF DOLLARS)
Revenues.............................................      $166,490           $365,322                          $531,812
Expenses:
  Fuel and cost of gas sold..........................        53,628             69,999                           123,627
  Operation and maintenance..........................        40,372             39,391           $ 38,220(a)     117,983
  Administrative and general.........................        13,101             12,137                            25,238
  Depreciation and amortization......................        19,538             25,627              8,022(b)      38,540
                                                                                                   16,558(a)
                                                                                                    1,911(c)
                                                           --------           --------           --------       --------
         Total Expenses..............................       126,639            147,154             31,595        305,388
                                                           --------           --------           --------       --------
Operating Income.....................................        39,851            218,168            (31,595)       226,424
                                                           --------           --------           --------       --------
Other Income (Expense):
  Interest expense to affiliate, net.................       (46,538)           (51,482)           (36,714)(d)    (73,634)
                                                                                                   61,100(e)
                                                           --------           --------           --------       --------
Income Before Income Taxes...........................        (6,687)           166,686             (7,209)       152,790
Income Tax Expense (Benefit).........................            --             68,828             (4,962)(f)     63,866
                                                           --------           --------           --------       --------
Income from Continuing Operations....................      $ (6,687)          $ 97,858           $ (2,247)      $ 88,924
                                                           ========           ========           ========       ========



 See Notes to Unaudited Pro Forma Condensed Combined and Consolidated Financial
                                  Statements.

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
       (FORMERLY SITHE PENNSYLVANIA HOLDINGS, LLC) AND RELATED COMPANIES

   NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL
                                   STATEMENTS

(a) Reflects the recognition of lease expense associated with the facilities involved in the Sale-Leaseback (see note (e) for related elimination of interest expense) and the elimination of depreciation expense on the interests in the three facilities involved in the Sale-Leaseback.

(b) Represents adjustments to depreciation expense based upon our preliminary allocation of the purchase price of the Mid-Atlantic Acquisition. The average economic life of the assets acquired is 35 years.


(c) Represents the incremental amortization expense resulting from identifiable intangible assets with a fair value of $153 million over a 30-year estimated life and of goodwill of $7 million over a 35-year estimated life. Both of these items were recorded in connection with the Mid-Atlantic Acquisition.



(d) Represents the additional interest expense on the $1.1 billion of intercompany debt issued to finance the Mid-Atlantic Acquisition. Funds for the acquisition were made available through loans from Reliant Energy and $1.0 billion of these loans were subsequently converted to equity. The annual interest rate of the intercompany debt was 9.4%.


(e) Reflects the elimination of interest expense associated with the repayment of indebtedness with proceeds received from the Sale-Leaseback.


(f) An adjustment has been made to include the effect of income tax benefit for the period prior to the Mid-Atlantic Acquisition and to tax effect all other pre-tax pro forma adjustments at the applicable 42% combined effective federal and state rate. REMA calculates its income tax provision on a separate return basis under a tax sharing agreement with Reliant Energy. Current federal and state income taxes are payable to or receivable from Reliant Energy.


                                     * * *

                          INDEPENDENT TECHNICAL REVIEW
                                  FOR FINANCING
                        RELIANT ENERGY MID-ATLANTIC POWER
                                  HOLDINGS, LLC






                                 AUGUST 4, 2000




[STONE & WEBSTER CONSULTANTS LOGO]

                                  LEGAL NOTICE

This document was prepared by S&W Consultants, a Division of Stone & Webster, Inc., hereafter referred to as Stone & Webster, expressly for PSEG Resources Inc., PSEGR Conemaugh Generation, LLC, Conemaugh Lessor Genco LLC, PSEGR Keystone Generation, LLC, Keystone Lessor Genco LLC, PSEGR Shawville Generation, LLC, and Shawville Lessor Genco LLC. Neither Stone & Webster nor PSEG Resources Inc., PSEGR Conemaugh Generation, LLC, Conemaugh Lessor Genco LLC, PSEGR Keystone Generation, LLC, Keystone Lessor Genco LLC, PSEGR Shawville Generation, LLC, and Shawville Lessor Genco LLC nor any person acting in their behalf: (a) makes any warranty, express or implied, with respect to the use of any information or methods disclosed in this report; or (b) assumes any liability with respect to the use of any information or methods disclosed in this report. Stone & Webster's review and modeling of information relating to Reliant Energy Mid-Atlantic Power Holdings, LLC in no way serves to transfer to Stone & Webster responsibility for the correctness and/or accuracy of such information or modeling results.

                             ELECTRONIC MAIL NOTICE

Electronic mail copies of this report are not official unless authenticated and signed by Stone & Webster and are not to be modified in any manner without Stone & Webster's expressed written consent.



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--------------------------------------------------------------------------------



                                TABLE OF CONTENTS

1.    EXECUTIVE SUMMARY.........................................................................................1-1

         1.1    General.........................................................................................1-1
         1.2    Scope of Services...............................................................................1-2
         1.3    Plant Description...............................................................................1-2
         1.4    Conclusions.....................................................................................1-5

2.    PLANT TECHNICAL DESCRIPTIONS SUMMARY......................................................................2-1

         2.1    Plant Description...............................................................................2-1
                  2.1.1    Conemaugh Station....................................................................2-1
                  2.1.2    Keystone Station.....................................................................2-2
                  2.1.3    Shawville Station....................................................................2-3
                  2.1.4    Portland Station.....................................................................2-5
                  2.1.5    Seward Station.......................................................................2-6
                  2.1.6    Titus Station........................................................................2-7
                  2.1.7    Sayreville Station...................................................................2-9
                  2.1.8    Warren Station......................................................................2-10
                  2.1.9    Gilbert Station.....................................................................2-12
                  2.1.10   Combustion Turbines.................................................................2-14
                  2.1.11   Piney Station.......................................................................2-21
                  2.1.12   Deep Creek Station..................................................................2-22

3.    PLANT PERFORMANCE.........................................................................................3-1

         3.1    Definitions.....................................................................................3-1
         3.2    Projected Performance...........................................................................3-2
                  3.2.1    Conemaugh Station....................................................................3-2
                  3.2.2    Keystone Station.....................................................................3-4
                  3.2.3    Shawville Station....................................................................3-5
                  3.2.4    Seward Station.......................................................................3-6
                  3.2.5    Sayreville Station...................................................................3-6
                  3.2.6    Portland Station.....................................................................3-8
                  3.2.7    Titus Station.......................................................................3-10
                  3.2.8    Warren Station......................................................................3-12
                  3.2.9    Gilbert Station.....................................................................3-14
         3.3    Combustion Turbines............................................................................3-15
                  3.3.1    Piney Station.......................................................................3-16
                  3.3.2    Deep Creek..........................................................................3-18

4.    Plant Condition Assessment................................................................................4-1

         4.1    Condition Assessment............................................................................4-1
                  4.1.1    Conemaugh Station....................................................................4-1
                  4.1.2    Keystone Station.....................................................................4-3
                  4.1.3    Shawville Station....................................................................4-5
                  4.1.4    Portland Station.....................................................................4-6
                  4.1.5    Seward Station.......................................................................4-8
                  4.1.6    Titus Station.......................................................................4-10


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--------------------------------------------------------------------------------


                  4.1.7    Sayreville Station..................................................................4-12
                  4.1.8    Warren Station......................................................................4-14
                  4.1.9    Gilbert Station.....................................................................4-15
                  4.1.10   Combustion Turbines.................................................................4-16
                  4.1.11   Piney Station.......................................................................4-17
                  4.1.12   Deep Creek Station..................................................................4-18
         4.2    Remaining Life.................................................................................4-18

5.    ENVIRONMENTAL ASSESSMENT..................................................................................5-1

         5.1    Air Quality.....................................................................................5-1
                  5.1.1    Air Permits and Emission Control Systems.............................................5-1
         5.2    System-Wide Air Emissions Compliance Programs...................................................5-3
                  5.2.1    SO(2) Compliance Plans...............................................................5-3
                  5.2.2    NO(x) Compliance Plans...............................................................5-5
                  5.2.3    SO(2) NAAQS Compliance Issues........................................................5-8
         5.3    Water/Wastewater...............................................................................5-10
                  5.3.1    Conemaugh...........................................................................5-10
                  5.3.2    Keystone............................................................................5-11
                  5.3.3    Shawville...........................................................................5-12
                  5.3.4    Portland............................................................................5-12
                  5.3.5    Seward..............................................................................5-13
                  5.3.6    Titus...............................................................................5-13
                  5.3.7    Sayreville..........................................................................5-14
                  5.3.8    Warren..............................................................................5-14
         5.4    Solid Wastes...................................................................................5-15
                  5.4.1    Conemaugh...........................................................................5-15
                  5.4.2    Keystone............................................................................5-15
                  5.4.3    Shawville...........................................................................5-16
                  5.4.4    Portland............................................................................5-16
                  5.4.5    Seward..............................................................................5-17
                  5.4.6    Titus...............................................................................5-17
                  5.4.7    Sayreville..........................................................................5-17
                  5.4.8    Warren..............................................................................5-17
         5.5    Site Contamination/Remediation.................................................................5-18
         5.6    Combustion Turbines............................................................................5-20
                  5.6.1    Air Quality.........................................................................5-20
                  5.6.2    Water/Wastewater....................................................................5-22
                  5.6.3    Site Contamination Remediation......................................................5-23
         5.7    Hydroelectric Stations.........................................................................5-24
                  5.7.1    Site Contamination/Remediation......................................................5-24
                  5.7.2    Operating Licenses..................................................................5-24

6.    OPERATION & MAINTENANCE...................................................................................6-1

         6.1    General.........................................................................................6-1
         6.2    Approach........................................................................................6-1
         6.3    Operation and Maintenance Review................................................................6-1
                  6.3.1    Conemaugh Station....................................................................6-1
                  6.3.2    Keystone Station.....................................................................6-3



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--------------------------------------------------------------------------------


                  6.3.3    Shawville Station....................................................................6-4
                  6.3.4    Portland Station.....................................................................6-6
                  6.3.5    Seward Station.......................................................................6-8
                  6.3.6    Titus Station........................................................................6-9
                  6.3.7    Sayreville Station..................................................................6-11
                  6.3.8    Warren Station......................................................................6-13
                  6.3.9    Gilbert Station.....................................................................6-15
                  6.3.10   Combustion Turbines.................................................................6-16
                  6.3.11   Piney Station.......................................................................6-17
                  6.3.12   Deep Creek..........................................................................6-18

7.    PROJECT Agreements........................................................................................7-1

         7.1    Purchase and Sale Agreement.....................................................................7-1
         7.2    Transition Power Purchase Agreements............................................................7-2

8.    ASSESSMENT OF FINANCIAL PROJECTIONS.......................................................................8-1

         8.1    Overview........................................................................................8-1
         8.2    Principal Considerations and Assumptions........................................................8-2
         8.3    Revenues........................................................................................8-3
         8.4    Operating Expenses..............................................................................8-3
                  8.4.1    Fixed and Variable O&M Expenses......................................................8-4
                  8.4.2    Capital Improvements.................................................................8-5
                  8.4.3    Emission Compliance Costs/Revenues...................................................8-5
                  8.4.4    Fuel Expense.........................................................................8-7
         8.5    Financing Assumptions...........................................................................8-8
         8.6    Financial Projections...........................................................................8-8
         8.7    Sensitivity Analyses............................................................................8-8
                  8.7.1    Project Sensitivities................................................................8-8
                  8.7.2    Hagler Bailly Sensitivities..........................................................8-9
                  8.7.3    Summary..............................................................................8-9


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--------------------------------------------------------------------------------



1. EXECUTIVE SUMMARY

1.1 GENERAL

S&W Consultants, a Division of Stone & Webster, Inc. has prepared this Independent Technical Review (the "Review") of the Reliant Energy Mid-Atlantic Power Holdings, LLC ("REMA") asset acquisition for PSEG Resources Inc., PSEGR Conemaugh Generation, LLC, Conemaugh Lessor Genco LLC, PSEGR Keystone Generation, LLC, Keystone Lessor Genco LLC, PSEGR Shawville Generation, LLC, and Shawville Lessor Genco LLC. This Report contains a description of the electric generating facilities acquired by REMA and the findings of an independent engineering assessment of these electric generating facilities (collectively the "Facilities"). The Facilities that REMA has acquired from Sithe Northeast Generating Company, Inc. and affiliates (collectively "Sithe") include the following:

     o    Conemaugh (16.45% ownership)

     o    Keystone (16.67% ownership)

     o    Shawville

     o    Portland

     o    Seward

     o    Titus

     o    Sayreville

     o    Warren

     o    Gilbert

     o    Combustion Turbines

     o    Piney

     o    Deep Creek

This report ("Report") includes Stone & Webster's independent technical assessment of the Facilities, based on a review of the available technical data, and presents our findings and conclusions regarding the following:

     o    Condition assessment of the plants

     o    Plant performance

     o    Operating and maintenance program and expenses

     o Environmental issues relating to the future operation and maintenance of the plants

     o The proforma financial projections of cash flows and fixed charge coverage ratios ("FCCRs") under base case and sensitivity assumptions (collectively the "Financial Projections")

Sithe has sold the Facilities, which it had recently acquired from General Public Utilities ("GPU"), to REMA. The Facilities include hydroelectric, oil, gas, and coal-fired facilities that generate electricity for sale into the Pennsylvania, New Jersey, Maryland Power Pool ("PJM"). The Facilities have an average combined generation capacity of 4,262 MW. REMA has 100% ownership in all the facilities with the exception of Keystone and Conemaugh. REMA owns 16.67% and 16.45% of Keystone and Conemaugh,


[STONE & WEBSTER CONSULTANTS LOGO]                                          1-1

REMA                                               INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------


respectively. REMA may continue to operate Keystone and Conemaugh under contracts with the joint owners ("Owners"), however, the Owners have announced their intentions to bid out the operation and maintenance ("O&M") contract.

1.2 SCOPE OF SERVICES

Stone & Webster was retained by REMA to do the following:

     o    Review the Asset's performance

     o    Review the Asset's technical condition

     o    Review the environmental site assessment documents

     o    Review the operation and maintenance programs

     o    Review the applicable transition power agreements

     o    Develop the financial model

1.3 PLANT DESCRIPTION

=======================================================================================================================
                                           SUMMARY OF ASSET CHARACTERISTICS
=======================================================================================================================
                                                            DATE                              NORMAL RATED CAPACITY
          STATION/UNIT               PRIME MOVER        COMMISSIONED            FUEL                   (MW)
-----------------------------------------------------------------------------------------------------------------------
                                                                                               SUMMER        WINTER
-----------------------------------------------------------------------------------------------------------------------
CONEMAUGH STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                         Steam Turbine           1970               Coal            140(1)        140(1)
-----------------------------------------------------------------------------------------------------------------------
     Unit 2                         Steam Turbine           1971               Coal            140(1)        140(1)
-----------------------------------------------------------------------------------------------------------------------
     Four Diesels                 Diesel Generator          1970             No. 2 Oil         1.8(1)        1.8(1)
-----------------------------------------------------------------------------------------------------------------------
KEYSTONE STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                         Steam Turbine           1968               Coal            142(1)        142(1)
-----------------------------------------------------------------------------------------------------------------------
     Unit 2                         Steam Turbine           1967               Coal            142(1)        142(1)
-----------------------------------------------------------------------------------------------------------------------
     Four Diesels                 Diesel Generator          1968             No. 2 Oil         1.8(1)        1.8(1)
-----------------------------------------------------------------------------------------------------------------------
SHAWVILLE STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                         Steam Turbine           1954               Coal            122           128
-----------------------------------------------------------------------------------------------------------------------
     Unit 2                         Steam Turbine           1955               Coal            125           130
-----------------------------------------------------------------------------------------------------------------------
     Unit 3                         Steam Turbine           1960               Coal            175           180
-----------------------------------------------------------------------------------------------------------------------
     Unit 4                         Steam Turbine           1960               Coal            175           180
-----------------------------------------------------------------------------------------------------------------------
     Unit 5                       Diesel Generator           N/A             No. 2 Oil           2             2
-----------------------------------------------------------------------------------------------------------------------
     Unit 6                       Diesel Generator           N/A             No. 2 Oil           2             2
-----------------------------------------------------------------------------------------------------------------------
     Unit 7                       Diesel Generator           N/A             No. 2 Oil           2             2
=======================================================================================================================

(1)  REMA ownership share.

[STONE & WEBSTER CONSULTANTS LOGO]                                          1-2

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--------------------------------------------------------------------------------


=======================================================================================================================
                                           SUMMARY OF ASSET CHARACTERISTICS
=======================================================================================================================
                                                            DATE                              NORMAL RATED CAPACITY
          STATION/UNIT               PRIME MOVER        COMMISSIONED            FUEL                   (MW)
-----------------------------------------------------------------------------------------------------------------------
                                                                                               SUMMER        WINTER
-----------------------------------------------------------------------------------------------------------------------
PORTLAND STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                         Steam Turbine           1958               Coal             156           158
-----------------------------------------------------------------------------------------------------------------------
     Unit 2                         Steam Turbine           1962               Coal             243           243
-----------------------------------------------------------------------------------------------------------------------
     Unit 3                      Combustion Turbine         1967             No. 2 Oil           15            19
-----------------------------------------------------------------------------------------------------------------------
     Unit 4                      Combustion Turbine         1971             No. 2 Oil           20            26
-----------------------------------------------------------------------------------------------------------------------
     Unit 5                      Combustion Turbine         1999             No. 2 Oil          134           156
-----------------------------------------------------------------------------------------------------------------------
SEWARD STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 4                         Steam Turbine           1950               Coal              60            60
-----------------------------------------------------------------------------------------------------------------------
     Unit 5                         Steam Turbine           1957               Coal             136           136
-----------------------------------------------------------------------------------------------------------------------
TITUS STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                         Steam Turbine           1951               Coal              81            83
-----------------------------------------------------------------------------------------------------------------------
     Unit 2                         Steam Turbine           1951               Coal              81            83
-----------------------------------------------------------------------------------------------------------------------
     Unit 3                         Steam Turbine           1953               Coal              81            83
-----------------------------------------------------------------------------------------------------------------------
     Unit 4                      Combustion Turbine         1967           Natural Gas /         15            19
                                                                             No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Unit 5                      Combustion Turbine         1970           Natural Gas /         16            20
                                                                             No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
SAYREVILLE STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 4                         Steam Turbine           1955           Natural Gas /         90            90
                                                                             No. 6 Oil
-----------------------------------------------------------------------------------------------------------------------
     Unit 5                         Steam Turbine           1958           Natural Gas /         95            95
                                                                             No. 6 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combustion Turbine 1        Combustion Turbine         1972           Natural Gas /         57            77
                                                                             No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combustion Turbine 2        Combustion Turbine         1972           Natural Gas /         53            77
                                                                             No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combustion Turbine 3        Combustion Turbine         1972           Natural Gas /         57            73
                                                                             No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combustion Turbine 4        Combustion Turbine         1973           Natural Gas /         57            77
                                                                             No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
WARREN STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                         Steam Turbine           1948               Coal              41            41
-----------------------------------------------------------------------------------------------------------------------
     Unit 2                         Steam Turbine           1949               Coal              41            41
-----------------------------------------------------------------------------------------------------------------------
     Unit 3                      Combustion Turbine         1972           Natural Gas /         57            79
                                                                             No. 2 Oil
=======================================================================================================================


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--------------------------------------------------------------------------------


=======================================================================================================================
                                           SUMMARY OF ASSET CHARACTERISTICS
=======================================================================================================================
                                                            DATE                              NORMAL RATED CAPACITY
          STATION/UNIT               PRIME MOVER        COMMISSIONED            FUEL                   (MW)
-----------------------------------------------------------------------------------------------------------------------
                                                                                               SUMMER        WINTER
-----------------------------------------------------------------------------------------------------------------------
GILBERT STATION
-----------------------------------------------------------------------------------------------------------------------
     Combustion Turbine 1            Combustion             1970           Natural Gas /         25            31
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combustion Turbine 2            Combustion             1970           Natural Gas /         25            31
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combustion Turbine 3            Combustion             1970           Natural Gas /         25            31
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combustion Turbine 4            Combustion             1970           Natural Gas /         23            31
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combustion Turbine 9            Combustion             1997           Natural Gas /        152           183
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combined Cycle 4                Combustion             1974           Natural Gas /         49            70
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combined Cycle 5                Combustion             1974           Natural Gas /         49            70
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combined Cycle 6                Combustion             1974           Natural Gas /         49            70
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combined Cycle 7                Combustion             1974           Natural Gas /         49            70
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Combined Cycle 8               Steam Turbine           1977                N/A              90           104
-----------------------------------------------------------------------------------------------------------------------
BLOSSBURG STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                          Combustion             1972            Natural Gas          23            26
                                       Turbine
-----------------------------------------------------------------------------------------------------------------------
HAMILTON COMBUSTION TURBINE
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                          Combustion             1971             No. 2 Oil           20            26
                                       Turbine
-----------------------------------------------------------------------------------------------------------------------
HUNTERSTOWN STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                          Combustion             1971           Natural Gas /         20            27
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Unit 2                          Combustion             1971           Natural Gas /         20            27
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Unit 3                          Combustion             1971           Natural Gas /         20            27
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
MOUNTAIN STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                          Combustion             1972           Natural Gas /         20            27
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     Unit 2                          Combustion             1972           Natural Gas /         20            27
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
ORRTANNA STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                          Combustion             1971             No. 2 Oil           20            26
                                       Turbine
-----------------------------------------------------------------------------------------------------------------------
SHAWNEE COMBUSTION TURBINE
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                          Combustion             1972             No. 2 Oil           20            26
                                       Turbine
-----------------------------------------------------------------------------------------------------------------------
TOLNA STATION
-----------------------------------------------------------------------------------------------------------------------
     Unit 1                          Combustion             1972             No. 2 Oil           20            27
                                       Turbine
-----------------------------------------------------------------------------------------------------------------------
     Unit 2                          Combustion             1972             No. 2 Oil           20            27
                                       Turbine
=======================================================================================================================


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--------------------------------------------------------------------------------


=======================================================================================================================
                                           SUMMARY OF ASSET CHARACTERISTICS
=======================================================================================================================
                                                            DATE                              NORMAL RATED CAPACITY
          STATION/UNIT               PRIME MOVER        COMMISSIONED            FUEL                   (MW)
-----------------------------------------------------------------------------------------------------------------------
                                                                                               SUMMER        WINTER
-----------------------------------------------------------------------------------------------------------------------
GLEN GARDNER STATION
-----------------------------------------------------------------------------------------------------------------------
     CT 1                            Combustion             1970           Natural Gas /         20            26
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     CT 2                            Combustion             1970           Natural Gas /         20            26
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     CT 3                            Combustion             1970           Natural Gas /         20            26
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     CT 4                            Combustion             1970           Natural Gas /         20            26
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     CT 5                            Combustion             1970           Natural Gas /         20            26
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     CT 6                            Combustion             1970           Natural Gas /         20            26
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     CT 7                            Combustion             1970           Natural Gas /         20            26
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
     CT 8                            Combustion             1970           Natural Gas /         20            26
                                       Turbine                               No. 2 Oil
-----------------------------------------------------------------------------------------------------------------------
WAYNE STATION
-----------------------------------------------------------------------------------------------------------------------
     CT 1                            Combustion             1972             No. 2 Oil           56            76
                                       Turbine
-----------------------------------------------------------------------------------------------------------------------
WERNER STATION
-----------------------------------------------------------------------------------------------------------------------
     CT 1                            Combustion             1972            No. 2 Oil            53            73
                                       Turbine
-----------------------------------------------------------------------------------------------------------------------
     CT 2                            Combustion             1972            No. 2 Oil            53            73
                                       Turbine
-----------------------------------------------------------------------------------------------------------------------
     CT 3                            Combustion             1972            No. 2 Oil            53            73
                                       Turbine
-----------------------------------------------------------------------------------------------------------------------
     CT 4                            Combustion             1972            No. 2 Oil            53            73
                                       Turbine
-----------------------------------------------------------------------------------------------------------------------
PINEY STATION
-----------------------------------------------------------------------------------------------------------------------
     Hydroelectric Unit 1, 2, 3     Hydroelectric       1924 - 1928            Hydro           28.8          28.8
                                       Turbine
-----------------------------------------------------------------------------------------------------------------------
DEEP CREEK STATION
-----------------------------------------------------------------------------------------------------------------------
     Hydroelectric Unit 1, 2        Hydroelectric           1925               Hydro             18            18
                                       Turbine
=======================================================================================================================

1.4 CONCLUSIONS

Set forth below are the principal findings and conclusions which Stone & Webster has reached regarding the Facilities. For a complete understanding of the assumptions upon which these findings and conclusions are based, the Report should be read in its entirety. On the basis of our review and the assumptions set forth in the Report, Stone & Webster is of the opinion that:

1. There are 21 plant sites with an average combined generation capacity of 4,262 MW provided by 19 steam units, five hydroelectric units, 11 diesel units, 39 simple cycle units, and four combustion turbines ("CTs") and one steam turbine ("ST") in combined cycle configuration. The Keystone and Conemaugh stations are in very good condition, Sayreville, Warren, and Seward stations are in fair to good condition and the remaining units are in good condition. The Facilities have been constructed, operated, and maintained according to good utility practice. They should operate as projected provided they are operated and maintained in accordance with good industry practice. We believe REMA and its affiliates have proven experience operating power plants.

2. The Facilities are fully permitted and appear to be in material compliance with their permits. REMA has developed a plan to address the impacts of environmental compliance for the implementation


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REMA                                               INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------


     of existing and for anticipated regulation. The compliance plan includes a combination of capital expenditures for unit modification and emission credit purchases.

3. REMA, and its subsidiaries owning facilities in New Jersey and Maryland, directly, or through its wholly-owned subsidiary Reliant Energy Northeast Management Company, will operate the Facilities (in the case of Conemaugh and Keystone, the operations agreements expire December 31, 2002 and future operations will be sent out for bid). The projected staffing levels are well suited for the competitive market.

4. The project agreements, including the Purchase and Sale Agreement ("PSA") and Transition Power Purchase Agreements ("TPPA") are technically reasonable.

5. The Facilities' operations and maintenance ("O&M") and major maintenance budgets appear reasonable and adequate to meet REMA's maintenance and performance objectives excluding any catastrophic failures.

6. The overhaul schedules developed by REMA are prudent and consistent with forecasted operations. The overhaul and capital expenses forecasted in the financial model are adequate to support the continued operation of the Facilities through the remaining life projected by REMA.

7. Based on Stone & Webster's review, there are no existing conditions that would preclude the operation of the Facilities through the projected remaining life assumed by REMA assuming the continuation of condition assessments, maintenance and capital improvement programs as shown in the Financial Projections.

8. Stone & Webster reviewed and provided input data that was used as inputs to the PHB Hagler Bailly's ("Hagler Bailly") market simulation model. The key input data, such as claimed capacity, scheduled and forced outage rates, and heat rate were reasonable and were consistent with recent historic experience.

9. The projected performance of the Facilities, as measured by the annual capacity factors projected by Hagler Bailly, is consistent with recent historical performance. The Facilities should be technically able to perform at the levels projected by Hagler Bailly until the expected retirement dates.

10. The technical assumptions assumed in the financial projections are reasonable and are consistent with the agreements. The financial model fairly presents, in our judgment, projected revenues and projected expenses under the base case assumptions. Therefore, the financial projections are a reasonable forecast of the financial results under the base case assumptions.

11. The projected revenues are sufficient to pay the annual operating and maintenance expenses (including provisions for major maintenance), other operating expenses and fixed charges (excluding payments that are subordinated to fixed charge obligations) based on Stone & Webster's studies and analyses and the assumptions set forth in this Review. The resulting Base Case average FCCR over the term of the certificates is 6.34. The minimum FCCR beginning with the first full year over the term of the certificates is 2.12, which occurs in the year 2001. The FCCR for the partial year 2000 is 1.78. The FCCR for the year 2000 reflects a reduction of the rental payment component of the fixed charges to reflect the required maintenance of $50 million of cash by REMA from the closing date to January 2, 2001.


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2. PLANT TECHNICAL DESCRIPTIONS SUMMARY

2.1 PLANT DESCRIPTION

2.1.1 CONEMAUGH STATION

Conemaugh Station ("Conemaugh") is near New Florence, Pennsylvania on a 2,539-acre site along the Conemaugh River. Conemaugh consists of two 850 MW
(net) coal-fired steam turbine generator units. Unit 1 was commissioned in 1970 and Unit 2 was commissioned in 1971. Conemaugh also includes four 2.75 MW diesel generators. REMA owns a 16.45% undivided ownership interest (281 MW) with the balance of interest in Conemaugh owned by eight other utilities.

Conemaugh has two 1.25 MW 480 V diesels for scrubber emergency power. Conemaugh produces approximately 1.2 million tons of ash and residual wastes annually that are disposed of in a licensed on-site 400-acre ash/residual waste disposal facility. This site is currently permitted to receive fly ash, bottom ash, impoundment sludges, scrubber sludge, coal refuse, asbestos wastes, and non-combustible construction debris. Seward Station ("Seward") also utilizes the Conemaugh site for similar disposal. The currently active landfill is expected to be exhausted by 2011.

Conemaugh has two Marley Class 600 cross flow natural draft cooling towers, which provide primary plant cooling. The towers each evaporate 7,000 to 8,000 gallons of water per minute depending on ambient conditions.

The Conemaugh/Keystone project office provides annually updated coal supply plans, which are developed and implemented by a committee of the plant's owners. Conemaugh receives its coal supply through the Norfolk Southern Railway ("NS") from mines in the Monogahela coal region ("MG"), which is located in Southwestern Pennsylvania, and by truck from mines in Central Pennsylvania. The rail handling system includes three sidings and a rotary car dumper with 100-ton capacity. Conemaugh maintains a coal storage pile of between 375,000 and 700,000 tons (a 45-day supply at maximum load). Conemaugh also has a separate rail spur for limestone receiving and gypsum loading for the flue gas desulfurization ("FGD") systems added to Units 1 and 2 in 1994 and 1995, respectively. Conemaugh has two 200,000 gallon No. 2 oil storage tanks on-site which provide fuel for the diesel generators. Natural gas is utilized for boiler startup and flame stabilization at low loads. Historically, natural gas has been supplied to the plant by the local distributor through a 12-inch pipeline currently operating at 250 psig.

Conemaugh is connected to the PJM and East Central Area Reliability ("ECAR") markets by the Keystone switchyard through a 500 kV tie line. Conemaugh and Keystone are connected to the Baltimore, Maryland area by a 500 kV Conemaugh-Conastone (Hunterstown) line. Conemaugh is also connected to the 500 kV Juniata line, which supplies eastern Pennsylvania.



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The following table summarizes the plant characteristics.

==============================================================================================================
                                      CONEMAUGH CHARACTERISTICS SUMMARY
==============================================================================================================
                                                                             2.75 MW            1.25 MW
              ITEM                      UNIT 1             UNIT 2         DIESEL UNITS        DIESEL UNITS
--------------------------------------------------------------------------------------------------------------
STEAM TURBINE
--------------------------------------------------------------------------------------------------------------

Type                              Tandem Cross        Tandem Cross      Emergency          Scrubber
                                  Compound            Compound                             Emergency Power
--------------------------------------------------------------------------------------------------------------
Manufacturer                      General Electric    General Electric
--------------------------------------------------------------------------------------------------------------
Commissioned (year)               1970                1971
--------------------------------------------------------------------------------------------------------------
Average Capacity (MW)             850                 850               2.75 each          1.25 each
--------------------------------------------------------------------------------------------------------------
BOILER
--------------------------------------------------------------------------------------------------------------
Manufacturer                      Combustion          Combustion
                                  Engineering         Engineering
--------------------------------------------------------------------------------------------------------------
Boiler (type)                     Supercritical       Supercritical
                                  Reheat              Reheat
--------------------------------------------------------------------------------------------------------------
Rated Main Steam Flow (kpph)      6,350               6,350
--------------------------------------------------------------------------------------------------------------
Temperature, degree F             1005/1005           1005/1005
--------------------------------------------------------------------------------------------------------------
Pressure, psig                    4000                4000
--------------------------------------------------------------------------------------------------------------
Primary Fuel                      Coal                Coal              No. 2 Oil          No. 2 Oil
--------------------------------------------------------------------------------------------------------------
Secondary Fuel                    Natural Gas         Natural Gas
                                  No. 2 Oil           No. 2 Oil
--------------------------------------------------------------------------------------------------------------
NO(x) Control Method              Low NO(x) Burners   Low NO(x) Burners
--------------------------------------------------------------------------------------------------------------
SO(2) Control Method              FGD                 FGD
--------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
--------------------------------------------------------------------------------------------------------------
Fuel Delivery                     Rail and truck delivered coal
                                  No. 2 oil by truck
                                  Natural gas by pipeline
--------------------------------------------------------------------------------------------------------------
Fuel Storage                      On-site coal cleaning equipment plus coal pile of 45 days
                                  Two 200,000 gallon No. 2 oil storage tanks
--------------------------------------------------------------------------------------------------------------
Cooling Water                     Natural draft cooling towers
==============================================================================================================

2.1.2 KEYSTONE STATION

Keystone Station ("Keystone") is located in Plumcreek Township, Armstrong County, Pennsylvania on a 1,459 acre site. The facility includes a 3,346-acre reservoir located near the site. The site consists of two 850 MW coal-fired steam turbine generator units and four 2.75 MW emergency diesel generators. Unit 1 began commercial operation in 1967 and Unit 2 began commercial operation in 1968. REMA owns a 16.67% undivided ownership interest (285 MW) with the balance of the interest in Keystone owned by six other utilities.

Keystones produces approximately 650,000 tons of ash and refuse annually, which are disposed of in a licensed on-site 254 acre ash/refuse disposal facility. This site is currently permitted to receive fly ash, bottom ash, impoundment sludges, coal refuse, asbestos wastes, and construction debris. The current east valley disposal area will reach capacity in 2001. A new west valley disposal site is in the permitting stage and will be developed during 2000 and 2001 for use in late 2001. The estimated life of this new facility is until year 2023.


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Four reinforced concrete hyperbolic cooling towers provide primary plant cooling. The towers evaporate 2,500 to 3,250 gallons of water per minute depending on ambient conditions.

The Conemaugh/Keystone project office provides annually updated coal supply plans, which are developed and implemented by a committee of plant's owners. Keystone receives its coal supply through NS from mines in MG and by truck from mines in central Pennsylvania. Keystone maintains a coal storage pile of between 375,000 and 600,000 tons (a 39-day supply at maximum load). Keystone uses No. 2 oil as a secondary fuel for boiler startup and as a primary fuel for the diesel generators. Keystone has 400,000 gallons of No. 2 fuel oil storage capacity.

Keystone is connected to several transmission lines: a 120 mile 500 kV line, a 25 mile 500 kV line, a 40 mile 500 kV line, a 27 mile 500 kV line, and a 13 mile 230 kV line. Units 1 and 2 are capable of providing frequency regulation and voltage control, if required. Keystone is connected to the PJM system by a 120 mile 500 kV line to Juniata. Keystone is connected to the Baltimore, Maryland market by the 25 mile 500 kV Conemaugh-Constone line. Keystone is connected to the Allegheny Power System by the 40 mile 500 kV Yukon line. Keystone is connected to the New York market by a 13 mile 230 kV line to Homer City Station.

The following table summarizes the plant characteristics.

======================================================================================================================
                                          KEYSTONE CHARACTERISTICS SUMMARY
======================================================================================================================
           ITEM                      UNIT 1                      UNIT 2              2.75 MW DIESEL UNITS
----------------------------------------------------------------------------------------------------------------------
STEAM TURBINE
----------------------------------------------------------------------------------------------------------------------
Type                            Cross Compound               Cross Compound               Emergency
----------------------------------------------------------------------------------------------------------------------
Manufacturer                    Westinghouse                 Westinghouse
----------------------------------------------------------------------------------------------------------------------
Commissioned (year)             1967                         1967
----------------------------------------------------------------------------------------------------------------------
Average Capacity (MW)           850                          850                          2.75 each
----------------------------------------------------------------------------------------------------------------------
BOILER
----------------------------------------------------------------------------------------------------------------------
Manufacturer                    Combustion Engineering       Combustion Engineering
----------------------------------------------------------------------------------------------------------------------
Boiler (type)                   Supercritical Reheat         Supercritical Reheat
----------------------------------------------------------------------------------------------------------------------
Rated Main Steam Flow (kpph)    6,350                        6,350
----------------------------------------------------------------------------------------------------------------------
Temperature, degree F           1005/1005                    1005/1005
----------------------------------------------------------------------------------------------------------------------
Pressure, psig                  4000                         4000
----------------------------------------------------------------------------------------------------------------------
Primary Fuel                    Coal                         Coal                         No. 2 Oil
----------------------------------------------------------------------------------------------------------------------
Secondary Fuel                  No. 2 Oil                    No. 2 Oil
----------------------------------------------------------------------------------------------------------------------
NO(x) Control Method            Low NO(x) Burners            Low NO(x) Burners
----------------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
----------------------------------------------------------------------------------------------------------------------
Fuel Delivery                   Rail and truck delivered coal
                                No. 2 oil by truck
----------------------------------------------------------------------------------------------------------------------
Fuel Storage                    On-site coal cleaning equipment plus coal pile of 39 days
                                400,000 gallon No. 2 oil storage
----------------------------------------------------------------------------------------------------------------------
Cooling Water                   Natural draft cooling towers
----------------------------------------------------------------------------------------------------------------------
Water Resources                 Site includes a reservoir and dams for makeup water control
======================================================================================================================

2.1.3 SHAWVILLE STATION

Shawville Station ("Shawville") is located in Bradford Township, Clearfield County, Pennsylvania along the Susquehanna River on a 947-acre site. Shawville consists of four coal-fired steam turbine generator



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--------------------------------------------------------------------------------

units and three diesel generators for an average station capacity of 613 MW. Shawville has two units, Units 1 and 2 that were installed in 1954 and 1955 with average capacities of 125 MW and 128 MW respectively, and Units 3 and 4, also duplicate units, were installed in 1960, each with an average capacity of 177 MW. The ash generated at the site is disposed of at an on-site landfill. The Susquehanna River provides process water to the plant.

Shawville also operates three-diesel generators, Units 5, 6, and 7. These units are General Motors Model 567D4 16-cylinder diesel generators rated at 2 MW each. The generators can supply the 4160 V auxiliary power system or the 34.5 kV distribution system.

Shawville receives central Pennsylvania coal by truck to the storage pile, which can accommodate 125,000 tons (20-day supply at maximum load). No. 2 oil for startup and flame stability of Units 1 and 2 is also delivered by truck. The on-site No. 2 oil storage capacity is 500,000 gallons. No. 2 oil for the diesel generators is also delivered by truck and stored in two separate 20,000 gallon tanks.

Units 1 and 2 are connected to the 115 kV and 230 kV grid and Units 3 and 4 are connected to the 230 kV grid. Diesels 5,6,and 7 can feed the 34.5 kV distribution system.

The following tables summarize the plant characteristics.


======================================================================================================================
                                          SHAWVILLE CHARACTERISTICS SUMMARY
======================================================================================================================
                 ITEM                         UNIT 1             UNIT 2              UNIT 3              UNIT 4
----------------------------------------------------------------------------------------------------------------------
STEAM TURBINE
----------------------------------------------------------------------------------------------------------------------
Type                                    Tandem Compound     Tandem Compound    Tandem Compound     Tandem Compound
----------------------------------------------------------------------------------------------------------------------
Manufacturer                            General Electric    General Electric   General Electric    General Electric
----------------------------------------------------------------------------------------------------------------------
Commissioned (year)                     1954                1954               1960                1960
----------------------------------------------------------------------------------------------------------------------
Average Capacity (MW)                   125                 128                177                 177
----------------------------------------------------------------------------------------------------------------------
BOILER
----------------------------------------------------------------------------------------------------------------------
Manufacturer                            Babcock & Wilcox    Babcock & Wilcox   Combustion          Combustion
                                                                               Engineering         Engineering
----------------------------------------------------------------------------------------------------------------------
Boiler (type)                           Drum Type           Drum Type          Drum Type           Drum Type
----------------------------------------------------------------------------------------------------------------------
Rated Main Steam Flow (kpph)            934                 934                1200                1200
----------------------------------------------------------------------------------------------------------------------
Temperature, degree F                   1860                1860               1055                1055
----------------------------------------------------------------------------------------------------------------------
Pressure, psig                          2250                2250               2500                2500
----------------------------------------------------------------------------------------------------------------------
Primary Fuel                            Coal                Coal               Coal                Coal
----------------------------------------------------------------------------------------------------------------------
Secondary Fuel                          No. 2 Oil           No. 2 Oil          No. 2 Oil           No. 2 Oil
----------------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
----------------------------------------------------------------------------------------------------------------------
Fuel Delivery                           Coal is delivered by truck
                                        No. 2 oil is delivered by truck
----------------------------------------------------------------------------------------------------------------------
Fuel Storage                            125,000 tons of storage on the coal pile
                                        One 500,000 gallon No. 2 oil tank and two 20,000 gallon No. 2 oil tanks
----------------------------------------------------------------------------------------------------------------------
Cooling Water                           Susquehanna River
======================================================================================================================


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--------------------------------------------------------------------------------


  ============================================================================================================
                                          SHAWVILLE CHARACTERISTICS SUMMARY
  ============================================================================================================
         ITEM                      UNIT 5                       UNIT 6                       UNIT 7
  ------------------------------------------------------------------------------------------------------------
  STEAM TURBINE
  ------------------------------------------------------------------------------------------------------------
  Type                        Diesel Generator              Diesel Generator             Diesel Generator
  ------------------------------------------------------------------------------------------------------------
  Manufacturer                General Motors                General Motors               General Motors
  ------------------------------------------------------------------------------------------------------------
  Commissioned (year)         1963                          1963                         1963
  ------------------------------------------------------------------------------------------------------------
  Primary Fuel                No. 2 Oil                     No. 2 Oil                    No. 2 Oil
  ------------------------------------------------------------------------------------------------------------
  Average Capacity (MW)       2                             2                            2
  ------------------------------------------------------------------------------------------------------------
  MISCELLANEOUS
  ------------------------------------------------------------------------------------------------------------
  Fuel Delivery               No. 2 oil is delivered by truck
  ------------------------------------------------------------------------------------------------------------
  Fuel Storage                One 500,000 gallon No. 2 oil tank and two 20,000 gallon No.2 oil tanks
  ------------------------------------------------------------------------------------------------------------
  Cooling Water               Susquehanna River
  ============================================================================================================

2.1.4 PORTLAND STATION

Portland Station ("Portland") is located in Portland, Pennsylvania on a 190-acre site along the Delaware River. Portland has an average capacity of 585 MW and consists of two coal-fired steam turbine generators and three CTs. Unit 1 has an average capacity of 157 MW and began operations in 1958; Unit 2 has an average capacity of 243 MW and began operations in 1962. The boilers for both of these units are tangentially-fired pulverized coal boilers with low NO(x) burners. Unit 3 is a General Electric ("GE") Frame 5L CT with an average capacity of 17 MW that began commercial operation in 1967. Unit 4 is a GE Frame 5N CT that began commercial operation in 1971 with an average capacity of 23 MW. Unit 5, which went through initial startup in 1994, is a Siemens V84.3 dual-fuel CT with an average capacity of 145 MW. Portland also owns and operates a 67-acre ash disposal site in Bangor, Pennsylvania.

Coal for Portland Units 1 and 2 is supplied under contract with CONSOL from mines in MG and is delivered by rail. This contract is scheduled to run through December 2002 and also includes coal for the Titus Station ("Titus"). Coal is delivered to Portland and Titus on a split train. Portland typically maintains a 30-day supply at maximum load of coal on-site. Units 1 and 2 utilize No. 2 oil for start-up and flame stability on an as required basis. Portland's three CTs, Units 3, 4, and 5, can also burn No. 2 oil. No. 2 oil is supplied to Portland under short-term contracts with local suppliers by way of tanker trucks. No. 2 oil is stored in three on-site storage tanks totaling 4.2 million gallons. Natural gas for the CTs is supplied to the site by pipeline. Historically, natural gas has been purchased directly from the local distributor at tariff rates.

All units provide voltage regulation and meet PJM spinning reserve requirements. Unit 5 has black start capability and provides frequency regulation to the grid.

Units 1 and 2 are connected to 115 kV and 230 kV transmission lines. Units 3 and 4 are connected to a 115 kV transmission line. Unit 5 is connected to a 230 kV transmission line.


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--------------------------------------------------------------------------------

The following tables summarize the plant characteristics.

======================================================================================================================
                                          PORTLAND CHARACTERISTICS SUMMARY
======================================================================================================================
                 ITEM                                   UNIT 1                                 UNIT 2
----------------------------------------------------------------------------------------------------------------------
STEAM TURBINE
----------------------------------------------------------------------------------------------------------------------
Type                                     Cross Compound                         Cross Compound
----------------------------------------------------------------------------------------------------------------------
Manufacturer                             General Electric                       General Electric
----------------------------------------------------------------------------------------------------------------------
Commissioned (year)                      1958                                   1962
----------------------------------------------------------------------------------------------------------------------
Average Capacity (MW)                    157                                    243
----------------------------------------------------------------------------------------------------------------------
BOILER
----------------------------------------------------------------------------------------------------------------------
Boiler (type)                            Once Through Reheat                    Drum Type Reheat
----------------------------------------------------------------------------------------------------------------------
Rated Main Steam Flow (kpph)             1150                                   1700
----------------------------------------------------------------------------------------------------------------------
Temperature, degree F                    1050                                   1060
----------------------------------------------------------------------------------------------------------------------
Pressure, psig                           2400                                   2610
----------------------------------------------------------------------------------------------------------------------
Primary Fuel                             Coal                                   Coal
----------------------------------------------------------------------------------------------------------------------
Secondary Fuel                           No. 2 Oil                              No. 2 Oil
----------------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
----------------------------------------------------------------------------------------------------------------------
Fuel Delivery                            Coal delivered by rail
                                         No. 2 oil by truck
----------------------------------------------------------------------------------------------------------------------
Fuel Storage                             30 day coal supply
                                         4.2 million gallons of fuel oil
----------------------------------------------------------------------------------------------------------------------
Cooling Water                            Delaware River
======================================================================================================================

======================================================================================================================
                                          PORTLAND CHARACTERISTICS SUMMARY
======================================================================================================================
             ITEM                         UNIT 3                       UNIT 4                       UNIT 5
----------------------------------------------------------------------------------------------------------------------
COMBUSTION TURBINE
----------------------------------------------------------------------------------------------------------------------
Type                            Simple Cycle                 Simple Cycle                 Simple Cycle
----------------------------------------------------------------------------------------------------------------------
Manufacturer                    General Electric             General Electric             Siemens
----------------------------------------------------------------------------------------------------------------------
Model                           Frame 5L                     Frame 5N                     V84.3
----------------------------------------------------------------------------------------------------------------------
Primary Fuel                    No. 2 oil                    No. 2 oil                    No. 2 oil
----------------------------------------------------------------------------------------------------------------------
Secondary Fuel                  Natural  gas                 Natural  gas                 Natural  gas
----------------------------------------------------------------------------------------------------------------------
Commissioned (year)             1967                         1971                         1994
----------------------------------------------------------------------------------------------------------------------
Average Capacity (MW)           17                           23                           145
----------------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
----------------------------------------------------------------------------------------------------------------------
Fuel Delivery                   No. 2 oil by truck
                                Natural gas by pipeline
----------------------------------------------------------------------------------------------------------------------
Fuel Storage                    4.2 million gallons of fuel oil
----------------------------------------------------------------------------------------------------------------------
Cooling Water                   Delaware River
======================================================================================================================


2.1.5 SEWARD STATION

Seward is located in Seward, Pennsylvania on a 298-acre site adjacent to the Conemaugh River. Seward has two operating coal-fired steam turbine generator units, Units 4 and 5, with an average capacity of 196 MW. Unit 4 is a pulverized coal unit that was built in 1950. The Westinghouse steam turbine generator has an average capacity of 60 MW. Unit 5 is a pulverized coal unit that was constructed in 1957. Unit 5 is a GE steam turbine generator, which has an average capacity of 136. Seward disposes its ash residue at


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--------------------------------------------------------------------------------


Conemaugh's ash disposal site. Seward also includes a 158-acre parcel of land within a mile of the station.

Coal is currently purchased through short-term contracts or the spot market from various local mines, and it is delivered by truck. Seward maintains a coal storage pile of up to 225,000 tons (a 97 day supply at maximum load). No. 2 oil is utilized in Units 4 and 5 for boiler startup and flame stabilization at low loads. The oil is delivered by truck into two 16,000 gallon storage tanks.

Seward is located adjacent to the 23 kV / 115 kV / 230 kV local distribution and transmission system. Four 23 kV, six 115 kV, and two 230 kV lines leave Seward. Seward is also tied to Conemaugh by a 115 kV line.

Units 4 and 5 are capable of frequency regulation and have load-following capability. Seward is capable of black start utilizing the diesel generators from Conemaugh and the direct interconnect with Conemaugh.

The following table summarizes the plant characteristics.

======================================================================================================================
                                           SEWARD CHARACTERISTICS SUMMARY
======================================================================================================================
                 ITEM                                 UNIT 4                                 UNIT 5
----------------------------------------------------------------------------------------------------------------------
STEAM TURBINE
----------------------------------------------------------------------------------------------------------------------
Type                                     Tandem Compound                        Tandem Compound
----------------------------------------------------------------------------------------------------------------------
Manufacturer                             Westinghouse                           General Electric
----------------------------------------------------------------------------------------------------------------------
Commissioned (year)                      1950                                   1957
----------------------------------------------------------------------------------------------------------------------
Summer Capacity (MW)                     60                                     136
----------------------------------------------------------------------------------------------------------------------
BOILER
----------------------------------------------------------------------------------------------------------------------
Manufacturer                             Babcock & Wilcox                       Combustion Engineering
----------------------------------------------------------------------------------------------------------------------
Boiler (type)                            Sterling                               Controlled Circulation
----------------------------------------------------------------------------------------------------------------------
Rated Main Steam Flow (kpph)             300                                    900
----------------------------------------------------------------------------------------------------------------------
Temperature, degree F                    835                                    1055
----------------------------------------------------------------------------------------------------------------------
Pressure, psig                           675                                    2200
----------------------------------------------------------------------------------------------------------------------
Primary Fuel                             Coal                                   Coal
----------------------------------------------------------------------------------------------------------------------
Secondary Fuel                           No. 2 Oil                              No. 2 Oil
----------------------------------------------------------------------------------------------------------------------
Miscellaneous
---------------------------------------- -----------------------------------------------------------------------------
Fuel Delivery                            Coal delivered by truck
                                         No. 2 oil by truck
----------------------------------------------------------------------------------------------------------------------
Fuel Storage                             225,000 ton coal supply
                                         Two 16,000 gallon storage tanks
----------------------------------------------------------------------------------------------------------------------
Cooling Water                            Conemaugh River
======================================================================================================================

2.1.6 TITUS STATION

Titus is located in Reading, Pennsylvania on a 33-acre site with 244 acres of adjoining property on the Schuylkill River. Titus consists of three duplicate coal-fired steam turbine generator units and two simple cycle CTs with an average station capacity of 281 MW. Units 1 and 2 were commissioned in 1951, and Unit 3 was commissioned in 1953. Units 4 and 5 are GE 5001 L units. Unit 4 was installed in 1967 and has an average capacity of 17 MW. Unit 5 was installed in 1970 and has an average capacity of 18 MW. CT 4 and CT 5 are dual-fuel units burning either natural gas or No. 2 oil. Ash disposal for Titus is at the Beagle Club landfill one mile from the plant site.


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--------------------------------------------------------------------------------


Coal for Units 1, 2, and 3 is supplied under a contract with CONSOL and is delivered to the plant by railroad on a "split train" with Portland. Titus maintains a coal storage pile up to 160,000 tons (a 65-day supply at maximum load). Units 1, 2, and 3 utilize No. 2 oil for start-up and flame control. No. 2 fuel oil is delivered by tank trucks to Titus, which has a tank capacity of 250,000 gallons. The CTs burn either No. 2 oil or natural gas. Historically, natural gas has been purchased from the local distributor at tariff rates and delivered to the site by pipeline.

Titus has access to a 69 kV transmission line and a 230 kV transmission line. The existing Titus transmission lines can handle up to 160 MW of additional capacity without transmission upgrades and up to 980 MW with transmission system upgrades.

The following tables summarize the plant characteristics.

======================================================================================================================
                                            TITUS CHARACTERISTICS SUMMARY
======================================================================================================================
        ITEM                          UNIT 1                      UNIT 2                       UNIT 3
----------------------------------------------------------------------------------------------------------------------
STEAM TURBINE
----------------------------------------------------------------------------------------------------------------------
Type                             Tandem Compound             Tandem Compound              Tandem Compound
----------------------------------------------------------------------------------------------------------------------
Manufacturer                     General Electric            General Electric             General Electric
----------------------------------------------------------------------------------------------------------------------
Commissioned (year)              1951                        1951                         1953
----------------------------------------------------------------------------------------------------------------------
Average Capacity (MW)            82                          82                           82
----------------------------------------------------------------------------------------------------------------------
BOILER
----------------------------------------------------------------------------------------------------------------------
Manufacturer                     Combustion Engineering      Combustion Engineering       Combustion Engineering
----------------------------------------------------------------------------------------------------------------------
Boiler (type)                    Drum Type                   Drum Type                    Drum Type
----------------------------------------------------------------------------------------------------------------------
Rated Main Steam Flow (kpph)     600                         600                          600
----------------------------------------------------------------------------------------------------------------------
Temperature, degree F            1005                        1005                         1005
----------------------------------------------------------------------------------------------------------------------
Pressure, psig                   1450                        1450                         1450
----------------------------------------------------------------------------------------------------------------------
Primary Fuel                     Coal                        Coal                         Coal
----------------------------------------------------------------------------------------------------------------------
Secondary Fuel                   No. 2 Oil                   No. 2 Oil                    No. 2 Oil
----------------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
----------------------------------------------------------------------------------------------------------------------
Fuel Delivery                    Coal delivered by rail
                                 No. 2 oil by truck
----------------------------------------------------------------------------------------------------------------------
Fuel Storage                     Up to 65 day coal supply
                                 250,000 gallons of fuel oil
----------------------------------------------------------------------------------------------------------------------
Cooling Water                    Cooling tower with makeup from Delaware River
======================================================================================================================


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--------------------------------------------------------------------------------


======================================================================================================================
                                            TITUS CHARACTERISTICS SUMMARY
======================================================================================================================
                 ITEM                                    CT 4                                   CT 5
----------------------------------------------------------------------------------------------------------------------
COMBUSTION TURBINE
----------------------------------------------------------------------------------------------------------------------
Type                                     Simple Cycle Combustion Turbine        Simple Cycle Combustion Turbine
----------------------------------------------------------------------------------------------------------------------
Manufacturer                             General Electric                       General Electric
----------------------------------------------------------------------------------------------------------------------
Model                                    5001 L                                 5001 L
----------------------------------------------------------------------------------------------------------------------
Commissioned (year)                      1967                                   1970
----------------------------------------------------------------------------------------------------------------------
Primary Fuel                             Natural gas                            Natural gas
                                         No. 2 oil                              No. 2 oil
----------------------------------------------------------------------------------------------------------------------
Average Capacity (MW)                    17                                     18
----------------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
----------------------------------------------------------------------------------------------------------------------
Fuel Delivery                            Natural gas by pipeline
                                         No. 2 oil by truck
----------------------------------------------------------------------------------------------------------------------
Fuel Storage                             250,000 gallons of fuel oil
----------------------------------------------------------------------------------------------------------------------
Cooling Water                            Cooling tower with makeup from Delaware River
======================================================================================================================

2.1.7    SAYREVILLE STATION

Sayreville Station ("Sayreville") is located in Sayreville, Middlesex County, New Jersey on a 67 acre site on the bank of the Raritan River. Sayreville consists of two dual-fuel fired steam turbine generator units, Units 4 and 5, and four simple cycle CTs. Sayreville has an average station capacity of 449 MW. Units 4 and 5 have average capacities of 90 MW and 95 MW, respectively. Unit 4 began commercial operation in 1955 and Unit 5 began commercial operation in 1958. These units initially burned coal; however, they were converted to oil in 1969. In 1982, a natural gas pipeline was installed, and henceforth the units have burned primarily natural gas.

The four CTs are Westinghouse 501AA's. C-1 and C-4 have an average capacity of 67 MW. Units C-2 and C-3 have an average capacity of 63 MW. The CTs were installed in 1972 and 1973. They initially burned only No. 2 fuel oil; however, they now have the capability to burn natural gas. In 1995, water injection was added for NO(x) control.

There are two 108,000 barrel No. 6 oil storage tanks on site, one 32,000 barrel and two 16,000 barrel No. 2 oil storage tanks on site. There is also one 995 gallon above ground gasoline tank and one 500 gallon above ground diesel tank on site. Short-term contracts with local suppliers provide No. 2 oil for the site by truck or barge. Historically, natural gas is purchased from the local distributor at tariff rates and delivered by pipeline.

Sayreville includes a key east PJM substation in addition to the station transformers of the existing units and retired Units 1, 2, and 3. Sayreville is capable of providing spinning reserve to the system.


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The following tables summarize the plant characteristics.

===========================================================================================================
                                   SAYREVILLE CHARACTERISTICS SUMMARY
===========================================================================================================
              ITEM                                UNIT 4                              UNIT 5
-----------------------------------------------------------------------------------------------------------
STEAM TURBINE
-----------------------------------------------------------------------------------------------------------
Type                               Tandem Compound                        Tandem Compound
-----------------------------------------------------------------------------------------------------------
Manufacturer                       General Electric                       Westinghouse
-----------------------------------------------------------------------------------------------------------
Commissioned (year)                1955                                   1955
-----------------------------------------------------------------------------------------------------------
Average Capacity (MW)              90                                     95
-----------------------------------------------------------------------------------------------------------
BOILER
-----------------------------------------------------------------------------------------------------------
Manufacturer                       Babcock & Wilcox                       Babcock & Wilcox
-----------------------------------------------------------------------------------------------------------
Boiler (type)                      Drum Type Cyclone                      Drum Type Cyclone
-----------------------------------------------------------------------------------------------------------
Rated Main Steam Flow (kpph)       900                                    900
-----------------------------------------------------------------------------------------------------------
Temperature, degree F              1055                                   1055
-----------------------------------------------------------------------------------------------------------
Pressure, psig                     2250                                   2250
-----------------------------------------------------------------------------------------------------------
Primary Fuel                       Natural Gas                            Natural Gas
-----------------------------------------------------------------------------------------------------------
Secondary Fuel                     No. 6 oil                              No. 6 oil
-----------------------------------------------------------------------------------------------------------
MISCELLANEOUS
-----------------------------------------------------------------------------------------------------------
Fuel Delivery                      Natural gas by pipeline
                                   Fuel oil by truck or barge
-----------------------------------------------------------------------------------------------------------
Fuel Storage                       280,000 barrels in No. 6 and No. 2 oil capacity
-----------------------------------------------------------------------------------------------------------
Cooling Water                      Raritan River
===========================================================================================================

===========================================================================================================
                                    SAYREVILLE CHARACTERISTICS SUMMARY
===========================================================================================================
               ITEM                        C-1                C-2               C-3              C-4
-----------------------------------------------------------------------------------------------------------
COMBUSTION TURBINE
-----------------------------------------------------------------------------------------------------------
Type                                Simple Cycle        Simple Cycle      Simple Cycle      Simple Cycle
-----------------------------------------------------------------------------------------------------------
Manufacturer                        Westinghouse        Westinghouse      Westinghouse      Westinghouse
-----------------------------------------------------------------------------------------------------------
Model                               501AA               501AA             501AA             501AA
-----------------------------------------------------------------------------------------------------------
Primary Fuel                        Natural gas or      Natural gas or    Natural gas or    Natural gas
                                    No. 2 oil           No. 2 oil         No. 2 oil         or No. 2 oil
-----------------------------------------------------------------------------------------------------------
Commissioned (year)                 1973                1972              1972              1972
-----------------------------------------------------------------------------------------------------------
Average Capacity (MW)               67                  65                65                67
-----------------------------------------------------------------------------------------------------------
MISCELLANEOUS
-----------------------------------------------------------------------------------------------------------
Fuel Delivery                       Natural gas by pipeline
                                    Fuel oil by truck or barge
-----------------------------------------------------------------------------------------------------------
Fuel Storage                        280,000 barrels in No. 6 and No. 2 oil capacity
-----------------------------------------------------------------------------------------------------------
Cooling Water                       Raritan River
===========================================================================================================


2.1.8 WARREN STATION

Warren Station ("Warren") is located on a 103-acre site one mile west of Warren, Pennsylvania. Warren also includes a 67-acre plot located three miles from the station. Warren consists of two duplicate coal-fired steam turbine generators and a dual-fuel CT. Units 1 and 2, the coal units, entered commercial operation in 1948 and 1949, respectively, and each has an average capacity of 41 MW. Unit 3 is a Westinghouse Model W-501AA CT has an average capacity of 65 MW. Unit 3 was installed in 1972 and


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--------------------------------------------------------------------------------


can burn either No. 2 oil or natural gas. It has an average station capacity of 150 MW. Ash generated at the station is disposed of at an on-site landfill.

Coal for Units 1 and 2 is purchased from local surface mines through short-term contracts. Coal is delivered to the plant by truck. The plant has a coal storage pile of up to 50,000 tons (a 39-day supply at maximum load). Units 1 and 2 also burn No. 2 oil for startup and flame stability. Unit 3 burns either No. 2 fuel oil or natural gas. No. 2 oil is delivered to the site by tank trucks. The plant has No. 2 oil storage, totaling 530,000 gallons. Historically, the local distributor has supplied natural gas through a pipeline.

Warren utilizes the 230 kV Glade-Erie South transmission line for large industrial loads and the 115 kV Warren South line.

The following tables summarize the plant characteristics.

  =================================================================================================================
                                           WARREN CHARACTERISTICS SUMMARY
  =================================================================================================================
               ITEM                                 UNIT 1                                UNIT 2
  -----------------------------------------------------------------------------------------------------------------
  STEAM TURBINE
  -----------------------------------------------------------------------------------------------------------------
  Type                                  Tandem Compound                        Tandem Compound
  -----------------------------------------------------------------------------------------------------------------
  Manufacturer                          Westinghouse                           Westinghouse
  -----------------------------------------------------------------------------------------------------------------
  Commissioned (year)                   1948                                   1949
  -----------------------------------------------------------------------------------------------------------------
  Average Capacity (MW)                 41                                     41
  -----------------------------------------------------------------------------------------------------------------
  BOILER
  -----------------------------------------------------------------------------------------------------------------
  Manufacturer                          Erie-City                              Erie-City
  -----------------------------------------------------------------------------------------------------------------
  Boiler (type)                         Drum Type                              Drum Type
  -----------------------------------------------------------------------------------------------------------------
  Rated Main Steam Flow (kpph)          185                                    185
  -----------------------------------------------------------------------------------------------------------------
  Temperature, degree F                 875                                    875
  -----------------------------------------------------------------------------------------------------------------
  Pressure, psig                        850                                    850
  -----------------------------------------------------------------------------------------------------------------
  Primary Fuel                          Coal                                   Coal
  -----------------------------------------------------------------------------------------------------------------
  Secondary Fuel                        No. 2 Oil                              No. 2 Oil
  -----------------------------------------------------------------------------------------------------------------
  Miscellaneous
  -----------------------------------------------------------------------------------------------------------------
  Fuel Delivery                         Coal by truck
                                        No. 2 oil by truck
  -----------------------------------------------------------------------------------------------------------------
  Fuel Storage                          39-day coal supply
                                        530,000 gallons of No. 2 oil
  -----------------------------------------------------------------------------------------------------------------
  Cooling Water                         Allegheny River
  =================================================================================================================


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--------------------------------------------------------------------------------


  =========================================================================================
                             WARREN CHARACTERISTICS SUMMARY
  =========================================================================================
               ITEM                                                     CT 3
  -----------------------------------------------------------------------------------------
  Combustion Turbine
  -----------------------------------------------------------------------------------------
  Type                                                   Simple Cycle Combustion Turbine
  -----------------------------------------------------------------------------------------
  Manufacturer                                           Westinghouse
  -----------------------------------------------------------------------------------------
  Model                                                  501 AA
  -----------------------------------------------------------------------------------------
  Primary Fuel                                           Natural gas or No. 2 oil
  -----------------------------------------------------------------------------------------
  Commissioned (year)                                    1972
  -----------------------------------------------------------------------------------------
  Average Capacity (MW)                                  65
  -----------------------------------------------------------------------------------------
  MISCELLANEOUS
  -----------------------------------------------------------------------------------------
  Fuel Delivery                                          Natural gas by pipeline
                                                         No. 2 oil by truck
  -----------------------------------------------------------------------------------------
  Fuel Storage                                           530,000 gallons of fuel oil
  -----------------------------------------------------------------------------------------
  Cooling Water                                          Allegheny River
  =========================================================================================

2.1.9 GILBERT STATION

Gilbert Station ("Gilbert") is located on a 232-acre site adjacent to the Delaware River in Holland Township, Hunterdon County, New Jersey. Gilbert has an average capacity of 614 MW in a four on one combined cycle train and five simple cycle CTs.

Gilbert has five simple cycle CTs, C-1, C-2, C-3, C-4, and CT9. The C-1, C-2, C-3, and C-4 units are dual-fuel simple cycle Westinghouse 251AA CTs that began operation in 1970. C-1, C-2 and C-3 have an average capacity of 28 MW and C-4 has an average capacity of 27 MW. They are equipped with water injection for NO(x) control when firing either oil or gas. Supplementary firing capability has been removed to comply with the Clean Air Act ("CAA"). CT9 is an advanced ABB GT24 that began operation in 1997. CT9 is a dual-fuel capable machine that utilizes water injection for NO(x) control on No. 2 oil and has an average capacity of 167 MW. This unit has gas compression facilities.

The combined cycle CTs, CC4, CC5, CC6, and CC7, are GE 7000C CTs each with heat recovery steam generators ("HRSGs"). The CT's were installed as simple cycle units in 1974, and the HRSGs were added in 1977. These units exhaust to CC8, a steam turbine generator, with an average capacity of 97 MW. It was derated from 120 MW upon the removal of the supplementary firing due to the CAA.

The Gilbert cooling towers are of wood type construction.

Gilbert also includes the Hellertown facility located on an 89-acre site in Hellertown, Pennsylvania, approximately 15 minutes from Gilbert. Hellertown includes oil storage for up to 16.8 million gallons of No. 2 oil, an oil proving facility, metering station, maintenance heaters, transfer pumps, a wastewater treatment plant, and a foam fire protection system. No. 2 oil is typically supplied to Hellertown under short-term contracts with local suppliers by a pipeline. The Hellertown facility meters and stores the No. 2 oil for use at Gilbert. An 8-inch pipeline transfers the No. 2 oil from Hellertown to Gilbert. Custody transfer takes place at Hellertown. A bypass around is also provided to receive No. 2 oil directly at Gilbert. Historically, the local distributor has supplied natural gas to the site through a pipeline.

Gilbert ties into the 230 kV system within the PJM area of control. All units feed the 230 kV grid. Existing plant capacity cannot be expanded without transmission reinforcements. C-1, C-2, C-3, C-4, CT9, CC4, CC5, CC6, CC7, and CC8 have reactive and voltage control capabilities. CC4, CC5, CC6, CC7, and CC8 have load-following capability. Supplemental reserve capability is also provided by C-1,


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--------------------------------------------------------------------------------


C-2, C-3, C-4, and CC4, CC5, CC6, and CC7 in simple-cycle operation. Spinning reserve can be provided by C-1, C-2, C-3, and C-4. Diesel CTs also have black start capability. CC 4, CC5, CC6, and CC7 can also provide frequency regulation.

The following tables summarize the plant characteristics.

 ===============================================================================================================
                                        GILBERT CHARACTERISTICS SUMMARY
 ===============================================================================================================
                 ITEM                        C-1                C-2                C-3               C-4
 ---------------------------------------------------------------------------------------------------------------
 Combustion Turbine
 ---------------------------------------------------------------------------------------------------------------
 Type                                  Simple Cycle      Simple Cycle       Simple Cycle       Simple Cycle
 ---------------------------------------------------------------------------------------------------------------
 Manufacturer                          Westinghouse      Westinghouse       Westinghouse       Westinghouse
 ---------------------------------------------------------------------------------------------------------------
 Model                                 251AA             251AA              251AA              251AA

 ---------------------------------------------------------------------------------------------------------------
 Primary Fuel                          Natural gas or    Natural gas or     Natural gas or     Natural gas or
                                       No. 2 oil         No. 2 oil          No. 2 oil          No. 2 oil
 ---------------------------------------------------------------------------------------------------------------
 Commissioned (year)                   1970              1970               1970               1970
 ---------------------------------------------------------------------------------------------------------------
 Average Capacity (MW)                 28                28                 28                 27
 ---------------------------------------------------------------------------------------------------------------
 MISCELLANEOUS
 ---------------------------------------------------------------------------------------------------------------
 Fuel Delivery                         Natural gas by pipeline
                                       Fuel oil by pipeline directly or through Hellertown
 ---------------------------------------------------------------------------------------------------------------
 Fuel Storage                          Limited at Gilbert
                                       16.8 million gallons at Hellertown
 ---------------------------------------------------------------------------------------------------------------
 Cooling Water                         Delaware River and cooling towers
 ===============================================================================================================

   ==============================================================================================================
                                          GILBERT CHARACTERISTICS SUMMARY
   ==============================================================================================================
                        ITEM                                                    CT9
   --------------------------------------------------------------------------------------------------------------
   Combustion Turbine
   --------------------------------------------------------------------------------------------------------------
   Type                                                  Simple Cycle
   --------------------------------------------------------------------------------------------------------------
   Manufacturer                                          ABB
   --------------------------------------------------------------------------------------------------------------
   Model                                                 GT24
   --------------------------------------------------------------------------------------------------------------
   Commissioned (year)                                   1997
   --------------------------------------------------------------------------------------------------------------
   Primary Fuel                                          Natural Gas
   --------------------------------------------------------------------------------------------------------------
   Secondary Fuel                                        No. 2 oil
   --------------------------------------------------------------------------------------------------------------
   NO(x) Control Method                                  Water Injection
   --------------------------------------------------------------------------------------------------------------
   Average Capacity (MW)                                 167
   --------------------------------------------------------------------------------------------------------------
   MISCELLANEOUS
   --------------------------------------------------------------------------------------------------------------
   Fuel Delivery                                         Natural gas by pipeline
                                                         No. 2 oil by pipeline directly or through Hellertown
   --------------------------------------------------------------------------------------------------------------
   Fuel Storage                                          Limited at Gilbert
                                                         16.8 million gallons at Hellertown
   --------------------------------------------------------------------------------------------------------------
   Cooling Water                                         Delaware River and cooling towers
   ==============================================================================================================


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--------------------------------------------------------------------------------


================================================================================================================
                                        GILBERT CHARACTERISTICS SUMMARY
================================================================================================================
                ITEM                          CC4               CC5                CC6               CC7
----------------------------------------------------------------------------------------------------------------
COMBUSTION TURBINE
----------------------------------------------------------------------------------------------------------------
Type                                   Combined Cycle     Combined Cycle    Combined Cycle     Combined Cycle
----------------------------------------------------------------------------------------------------------------
Manufacturer                           General Electric   General Electric  General Electric   General Electric
----------------------------------------------------------------------------------------------------------------
Model                                  7000C              7000C             7000C              7000C
----------------------------------------------------------------------------------------------------------------
Commissioned (year)                    1974               1974              1974               1974
----------------------------------------------------------------------------------------------------------------
Primary Fuel                           Natural gas        Natural gas       Natural gas        Natural gas
----------------------------------------------------------------------------------------------------------------
Secondary Fuel                         No. 2 oil          No. 2 oil         No. 2 oil          No. 2 oil
----------------------------------------------------------------------------------------------------------------
NO(x) Control Method                   Steam Injection    Steam Injection   Steam Injection    Steam Injection
----------------------------------------------------------------------------------------------------------------
Average Capacity (MW)                  59.5               59.5              59.5               59.5
----------------------------------------------------------------------------------------------------------------
HEAT RECOVERY BOILER
----------------------------------------------------------------------------------------------------------------
Manufacturer                           General Electric   General Electric  General Electric   General Electric
----------------------------------------------------------------------------------------------------------------
Boiler (type)                          HRSG               HRSG              HRSG               HRSG
----------------------------------------------------------------------------------------------------------------
Rated Main Steam Flow (kpph)           229                229               229                229
----------------------------------------------------------------------------------------------------------------
Temperature, degree F                  730                730               730                730
----------------------------------------------------------------------------------------------------------------
Pressure, psig                         420                420               420                420
----------------------------------------------------------------------------------------------------------------
STEAM TURBINE CC8
----------------------------------------------------------------------------------------------------------------
Manufacturer                           General Electric
----------------------------------------------------------------------------------------------------------------
Type                                   Tandem Compound
----------------------------------------------------------------------------------------------------------------
Commissioned (year)                    1977
----------------------------------------------------------------------------------------------------------------
Average Capacity (MW)                  97
----------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
----------------------------------------------------------------------------------------------------------------
Fuel Delivery                          Natural gas by pipeline
                                       No. 2 oil is supplied by pipeline directly or through Hellertown
----------------------------------------------------------------------------------------------------------------
Fuel Storage                           Limited at Gilbert
                                       16.8 million gallons at Hellertown
----------------------------------------------------------------------------------------------------------------
Cooling Water                          Delaware River and cooling towers
================================================================================================================


2.1.10 COMBUSTION TURBINES

HAMILTON STATION

Hamilton Station ("Hamilton") is located in Hamilton Township southwest of Harrisburg, Pennsylvania on a 40-acre site. The single unit has an average capacity of 23 MW. The CT is a GE MS 5001 N that began operation in 1971 and burns No. 2 oil. No. 2 oil is supplied to the site by truck. Site storage capacity includes a 211,000 gallon tank (70 hours of operation).

The CT is primarily utilized for peaking service and is remotely dispatched from Reading, Pennsylvania. The mobile maintenance crew based at Hunterstown maintains it. The CT is black start capable and can operate in one of three modes: spinning reserve, base, or peak.


[STONE & WEBSTER CONSULTANTS LOGO]                                         2-14

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--------------------------------------------------------------------------------


The following table summarizes the plant characteristics.

=================================================================================
                       HAMILTON CHARACTERISTICS SUMMARY
=================================================================================
         ITEM                                          CT1
---------------------------------------------------------------------------------
COMBUSTION TURBINE
---------------------------------------------------------------------------------
Type                                               Simple Cycle
---------------------------------------------------------------------------------
Manufacturer                                       General Electric
---------------------------------------------------------------------------------
Model                                              MS 5001N
---------------------------------------------------------------------------------
Commissioned (year)                                1971
---------------------------------------------------------------------------------
Primary Fuel                                       No. 2 oil
---------------------------------------------------------------------------------
Average Capacity (MW)                              23
---------------------------------------------------------------------------------
MISCELLANEOUS
---------------------------------------------------------------------------------
Fuel Delivery                                      No. 2 oil by truck
---------------------------------------------------------------------------------
Operation                                          Site is remote operated
=================================================================================

HUNTERSTOWN STATION

Hunterstown Station ("Hunterstown") is located in Straban Township, Pennsylvania on a 257-acre site. The station has three CTs and an average station capacity of 71 MW. The CTs are GE MS 5001 N machines that began operation in 1971 and burn No. 2 oil or natural gas.

No. 2 oil is delivered to the site by truck and stored in a tank with a capacity of 393,000 gallons (43 hours of operation). Historically, natural gas has been purchased from the local distributor and supplied by pipeline.

The station is primarily utilized for peaking service and is remotely dispatched. The mobile maintenance crew maintains Hunterstown. The units are black start capable and can operate in one of four modes: spinning reserve, load frequency control, base, or peak.

The following table summarizes the plant characteristics.

======================================================================================================================
                                         HUNTERSTOWN CHARACTERISTICS SUMMARY
======================================================================================================================
             ITEM                           CT1                          CT2                          CT3
----------------------------------------------------------------------------------------------------------------------
COMBUSTION TURBINE
----------------------------------------------------------------------------------------------------------------------
Type                            Simple Cycle                 Simple Cycle                 Simple Cycle
----------------------------------------------------------------------------------------------------------------------
Manufacturer                    General Electric             General Electric             General Electric
----------------------------------------------------------------------------------------------------------------------
Model                           MS 5001N                     MS 5001N                     MS 5001N
----------------------------------------------------------------------------------------------------------------------
Commissioned (year)             1971                         1971                         1971
----------------------------------------------------------------------------------------------------------------------
Primary Fuel                    Natural gas                  Natural gas                  Natural gas
                                No. 2 oil                    No. 2 oil                    No. 2 oil
----------------------------------------------------------------------------------------------------------------------
Average Capacity (MW)           23.5                         23.5                         23.5
----------------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
----------------------------------------------------------------------------------------------------------------------
Fuel Delivery                   Natural gas by pipeline
                                No. 2 oil by truck
----------------------------------------------------------------------------------------------------------------------
Fuel Storage                    393,000 gallon tank
----------------------------------------------------------------------------------------------------------------------
Operation                       Site is remote operated
======================================================================================================================


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--------------------------------------------------------------------------------


MOUNTAIN STATION

Mountain Station ("Mountain") is located in Middleton Township, Pennsylvania on an 88-acre site. The station includes two CTs with an average station capacity of 47 MW. The CTs are GE MS 5001 N machines that began operation in 1972. Mountain is a remotely operated peaking site maintained by the mobile maintenance crew based at Hunterstown.

The Mountain CTs are dual-fuel machines that burn either natural gas or No. 2 fuel oil. No. 2 fuel oil is purchased under short-term contracts, delivered to the site, and stored on site in one 308,000 gallon storage tank (48 hours of operation). Historically, natural gas has been purchased and delivered to the site by the local distributor.

The units are black start capable and can operate in one of four modes: spinning reserve, load frequency control, base, or peak.

The following table summarizes the plant characteristics.

  ====================================================================================================
                                   MOUNTAIN CHARACTERISTICS SUMMARY
  ====================================================================================================
                  ITEM                           CT1                                   CT2
  ----------------------------------------------------------------------------------------------------
  COMBUSTION TURBINE
  ----------------------------------------------------------------------------------------------------
  Type                                  Simple Cycle                          Simple Cycle
  ----------------------------------------------------------------------------------------------------
  Manufacturer                          General Electric                      General Electric
  ----------------------------------------------------------------------------------------------------
  Model                                 MS 5001N                              MS 5001N
  ----------------------------------------------------------------------------------------------------
  Commissioned (year)                   1972                                  1972
  ----------------------------------------------------------------------------------------------------
  Primary Fuel                          Natural gas                           Natural gas
                                        Natural 2 oil                         No. 2 oil
  ----------------------------------------------------------------------------------------------------
  Average Capacity (MW)                 23.5                                  23.5
  ----------------------------------------------------------------------------------------------------
  MISCELLANEOUS
  ----------------------------------------------------------------------------------------------------
  Fuel Delivery                         Natural gas by pipeline
                                        No. 2 oil by truck
  ----------------------------------------------------------------------------------------------------
  Fuel Storage                          308,000 gallon tank
  ----------------------------------------------------------------------------------------------------
  Operation                             Site is remote operated
  ====================================================================================================


ORRTANNA STATION

Orrtanna Station ("Orrtanna") is located in Highland Township southwest of Harrisburg, Pennsylvania on a 10-acre site. The site operates one CT with an average capacity of 23 MW. The CT is a GE Model MS 5000 N machine that began commercial operation in 1971. Orrtanna is considered a peak load station. Orrtanna is a remotely operated site and is maintained by the mobile maintenance crew based at Hunterstown.

The Orrtanna CT burns No. 2 oil. No. 2 oil is purchased under short-term contracts, delivered to site by truck, and is stored in a 211,000 gallon storage tank (72 hours of operation).

The unit is black start capable and can operate in one of four modes: spinning reserve, load frequency control, base, or peak.


[STONE & WEBSTER CONSULTANTS LOGO]                                         2-16

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--------------------------------------------------------------------------------


The following table summarizes the plant characteristics.

======================================================================================
                    ORRTANNA CHARACTERISTICS SUMMARY
======================================================================================
     ITEM                                                        CT1
--------------------------------------------------------------------------------------
COMBUSTION TURBINE
--------------------------------------------------------------------------------------
Type                                                         Simple Cycle
--------------------------------------------------------------------------------------
Manufacturer                                                 General Electric
--------------------------------------------------------------------------------------
Model                                                        MS 5001N
--------------------------------------------------------------------------------------
Commissioned (year)                                          1971
--------------------------------------------------------------------------------------
Primary Fuel                                                 No. 2 oil
--------------------------------------------------------------------------------------
Average Capacity (MW)                                        23
--------------------------------------------------------------------------------------
MISCELLANEOUS
--------------------------------------------------------------------------------------
Fuel Delivery                                                No. 2 oil by truck
--------------------------------------------------------------------------------------
Fuel Storage                                                 211,000 gallon tank
--------------------------------------------------------------------------------------
Operation                                                    Site is remote operated
======================================================================================

SHAWNEE COMBUSTION TURBINE

Shawnee Combustion Turbine ("Shawnee") is located in Shawnee, Pennsylvania on an 83-acre site. Shawnee consists of one CT with an average capacity of 23 MW. The Shawnee CT is a GE MS 5001 N simple-cycle CT that began commercial operation in 1972. Shawnee is operated as a peaking unit. Shawnee is a remotely operated station, which is maintained from Portland.

Shawnee burns No. 2 oil. Historically, No. 2 oil is purchased under short-term contracts, delivered to site by truck, and stored in 300,000 gallon storage tank.

The following table summarizes the plant characteristics.

======================================================================================
                           SHAWNEE CHARACTERISTICS SUMMARY
======================================================================================
        ITEM                                                      CT1
--------------------------------------------------------------------------------------
COMBUSTION TURBINE
--------------------------------------------------------------------------------------
Type                                                         Simple Cycle
--------------------------------------------------------------------------------------
Manufacturer                                                 General Electric
--------------------------------------------------------------------------------------
Model                                                        MS 5001N
--------------------------------------------------------------------------------------
Commissioned (year)                                          1972
--------------------------------------------------------------------------------------
Primary Fuel                                                 No. 2 oil
--------------------------------------------------------------------------------------
Average Capacity (MW)                                        23
--------------------------------------------------------------------------------------
MISCELLANEOUS
--------------------------------------------------------------------------------------
Fuel Delivery                                                No. 2 oil by truck
--------------------------------------------------------------------------------------
Fuel Storage                                                 300,000 gallon tank
--------------------------------------------------------------------------------------
Operation                                                    Site is remote operated
======================================================================================


[STONE & WEBSTER CONSULTANTS LOGO]                                         2-17

REMA                                               INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------


TOLNA STATION

Tolna Station ("Tolna") is located in Hopewell Township, south of Harrisburg, Pennsylvania on a 136 acre site. Tolna operates two simple cycle CTs with an average station capacity of 47 MW. The Tolna CTs are GE MS 5001 N machines firing No. 2 oil which have been in service since 1972. Tolna is remote operated. Tolna is normally operated as a peaking plant. The mobile maintenance crew based at Hunterstown carries out Tolna's maintenance.

Historically, fuel oil for the facility has been purchased under short-term contracts with local suppliers, delivered by truck, and stored in a 308,000 gallon tank (46 hours of operation).

The Tolna units are black start capable and can operate in one of the three modes: spinning reserve, base, or peak.

The following table summarizes the plant characteristics.

  =================================================================================================================
                                           TOLNA CHARACTERISTICS SUMMARY
  =================================================================================================================
                  ITEM                                   CT1                                   CT2
  -----------------------------------------------------------------------------------------------------------------
  COMBUSTION TURBINE
  -----------------------------------------------------------------------------------------------------------------
  Type                                  Simple Cycle                           Simple Cycle
  -----------------------------------------------------------------------------------------------------------------
  Manufacturer                          General Electric                       General Electric
  -----------------------------------------------------------------------------------------------------------------
  Model                                 MS 5001N                               MS 5001N
  -----------------------------------------------------------------------------------------------------------------
  Commissioned (year)                   1972                                   1972
  -----------------------------------------------------------------------------------------------------------------
  Primary                               No. 2 oil                              No. 2 oil
  -----------------------------------------------------------------------------------------------------------------
  Average Capacity (MW)                 23.5                                   23.5
  -----------------------------------------------------------------------------------------------------------------
  MISCELLANEOUS
  -----------------------------------------------------------------------------------------------------------------
  Fuel Delivery                         No. 2 oil by truck
  -----------------------------------------------------------------------------------------------------------------
  Fuel Storage                          308,000 gallon truck
  -----------------------------------------------------------------------------------------------------------------
  Operation                             Site is remotely operated
  =================================================================================================================

GLEN GARDNER

Glen Gardner Station ("Glen Gardner") is located in Glen Gardner, Lebanon Township, Huntertown County, New Jersey on a five acre site. Glen Gardner Units A1, A2, A3, A4, B1, B2, B3, and B4 are GE Frame 5 CTs installed in 1970. The units are dual-fired and burn either natural gas or No. 2 oil. The units are operated primarily as peakers from the Gilbert control room.

No. 2 oil has been purchased under short-term contracts with local suppliers, delivered by truck, and stored in a 1.1 million gallon tank (48 hours of operation). Historically, natural gas has been purchased under short-term contracts from the local distributor and received by pipeline.

Black start capability is provided for A and B blocks through diesel starting devices on unit A1 and B1. Reactive and voltage control is provided for all units by the GE static excitation systems. All units have spinning reserve capability.


[STONE & WEBSTER CONSULTANTS LOGO]                                         2-18

REMA                                               INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------


The following tables summarize the plant characteristics.

   =========================================================================================================
                                     GLEN GARDNER CHARACTERISTICS SUMMARY
   =========================================================================================================
                  ITEM                       A1                A2               A3                A4
   ---------------------------------------------------------------------------------------------------------
   COMBUSTION TURBINE
   ---------------------------------------------------------------------------------------------------------
   Type                                Simple Cycle     Simple Cycle      Simple Cycle     Simple Cycle
   ---------------------------------------------------------------------------------------------------------
   Manufacturer                        General          General           General          General
                                       Electric         Electric          Electric         Electric
   ---------------------------------------------------------------------------------------------------------
   Model                               Frame 5          Frame 5           Frame 5          Frame 5
   ---------------------------------------------------------------------------------------------------------
   Commissioned (year)                 1970             1970              1970             1970
   ---------------------------------------------------------------------------------------------------------
   Primary Fuel                        Natural gas or   Natural gas or    Natural gas or   Natural gas or
                                       No. 2 oil        No. 2 oil         No. 2 oil        No. 2 oil
   ---------------------------------------------------------------------------------------------------------
   Average Capacity (MW)               23               23                23               23
   ---------------------------------------------------------------------------------------------------------
   MISCELLANEOUS
   ---------------------------------------------------------------------------------------------------------
   Fuel Delivery                       Natural gas by pipeline
                                       No. 2 oil by truck
   ---------------------------------------------------------------------------------------------------------
   Fuel Storage                        1.1 million gallon tank
   ---------------------------------------------------------------------------------------------------------
   Operation                           Remotely operated from Gilbert
   =========================================================================================================

   =========================================================================================================
                                     GLEN GARDNER CHARACTERISTICS SUMMARY
   =========================================================================================================
                  ITEM                       B1                B2               B3                B4
   ---------------------------------------------------------------------------------------------------------
   COMBUSTION TURBINE
   ---------------------------------------------------------------------------------------------------------
   Type                                Simple Cycle     Simple Cycle      Simple Cycle     Simple Cycle
   ---------------------------------------------------------------------------------------------------------
   Manufacturer                        General          General           General          General
                                       Electric         Electric          Electric         Electric
   ---------------------------------------------------------------------------------------------------------
   Model                               Frame 5          Frame 5           Frame 5          Frame 5
   ---------------------------------------------------------------------------------------------------------
   Commissioned (year)                 1970             1970              1970             1970
   ---------------------------------------------------------------------------------------------------------
   Primary Fuel                        Natural gas or   Natural gas or    Natural gas or   Natural gas or
                                       No. 2 oil        No. 2 oil         No. 2 oil        No. 2 oil
   ---------------------------------------------------------------------------------------------------------
   Average Capacity (MW)               23               23                23               23
   ---------------------------------------------------------------------------------------------------------
   MISCELLANEOUS
   ---------------------------------------------------------------------------------------------------------
   Fuel Delivery                       Natural gas by pipeline
                                       No. 2 oil by truck
   ---------------------------------------------------------------------------------------------------------
   Fuel Storage                        1.1 million gallon tank
   ---------------------------------------------------------------------------------------------------------
   Operation                           Remotely operated from Gilbert
   =========================================================================================================

WERNER

Werner Station ("Werner") is located on a 28-acre site in South Amboy, Middlesex County, New Jersey on the south bank of the Raritan River. Werner consists of four simple cycle CTs with a total average capacity of 252 MW. Werner consists of four oil-fired simple cycle Westinghouse 501AA CTs labeled C1, C2, C3, and C4 each with an average capacity of 63 MW. These units have been in operation since 1972. The station is operated as a peaking unit. Werner is controlled remotely from the Sayreville control room.

No. 2 oil is supplied by various distributors and is delivered to the site by barge. No. 2 oil is purchased on the spot market at the current Platt's New York Harbor spot barge price plus mark-up and transportation. Werner has two oil storage tanks with 2,000,000 gallons of total storage.


[STONE & WEBSTER CONSULTANTS LOGO]                                         2-19

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The following table summarizes the plant characteristics.

   ===========================================================================================================
                                         WERNER CHARACTERISTICS SUMMARY
   ===========================================================================================================
                ITEM                       C1                 C2                 C3                C4
   -----------------------------------------------------------------------------------------------------------
   COMBUSTION TURBINE
   -----------------------------------------------------------------------------------------------------------
   Type                             Simple Cycle       Simple Cycle       Simple Cycle      Simple Cycle
   -----------------------------------------------------------------------------------------------------------
   Manufacturer                     Westinghouse       Westinghouse       Westinghouse      Westinghouse
   -----------------------------------------------------------------------------------------------------------
   Model                            501 AA             501 AA             501 AA            501 AA
   -----------------------------------------------------------------------------------------------------------
   Commissioned (year)              1972               1972               1972              1972
   -----------------------------------------------------------------------------------------------------------
   Primary Fuel                     No. 2 oil          No. 2 oil          No. 2 oil         No. 2 oil
   -----------------------------------------------------------------------------------------------------------
   Average Capacity (MW)            63                 63                 63                63
   -----------------------------------------------------------------------------------------------------------
   Miscellaneous
   -----------------------------------------------------------------------------------------------------------
   Fuel Delivery                    No. 2 oil by barge
   -----------------------------------------------------------------------------------------------------------
   Fuel Storage                     2,000,000 gallons of tanks
   -----------------------------------------------------------------------------------------------------------
   Operation                        Remotely operated from Sayreville
   ===========================================================================================================

BLOSSBURG STATION

Blossburg Station ("Blossburg") is located in Blossburg, Pennsylvania on a 2.85-acre site. Blossburg operates one simple cycle CT with an average capacity of 25 MW. The Blossburg CT is a GE MS 5001 machine firing natural gas. Blossburg is a remotely operated station, which operates as a peaker. Historically, the local distributor has delivered natural gas to the site through a pipeline. The Blossburg CT has black start capability utilizing a diesel-fueled engine. Blossburg is occasionally operated as spinning reserve.

The following table summarizes the plant characteristics.

========================================================================================
                      BLOSSBURG CHARACTERISTICS SUMMARY
========================================================================================
          ITEM                                                     CT1
----------------------------------------------------------------------------------------
COMBUSTION TURBINE
----------------------------------------------------------------------------------------
Type                                                         Simple Cycle
----------------------------------------------------------------------------------------
Manufacturer                                                 General Electric
----------------------------------------------------------------------------------------
Model                                                        MS 5001
----------------------------------------------------------------------------------------
Commissioned (year)                                          1972
----------------------------------------------------------------------------------------
Primary Fuel                                                 Natural gas
----------------------------------------------------------------------------------------
Average Capacity (MW)                                        25
----------------------------------------------------------------------------------------
MISCELLANEOUS
----------------------------------------------------------------------------------------
Fuel Delivery                                                Natural gas by pipeline
----------------------------------------------------------------------------------------
Operation                                                    Site is remote operated
========================================================================================


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WAYNE

Wayne Station ("Wayne") is located in Wayne Township, Pennsylvania on a 159-acre site. Wayne is a simple cycle CT with an average capacity of 66 MW. The Wayne CT is a Westinghouse 501AA machine firing No. 2 oil. Wayne is normally operated as a peaking plant. Wayne is remote operated. Fuel oil is purchased under short-term contract, delivered by truck, and stored in two 500,000 gallon storage tanks (72 hours of operation).

The following table summarizes the plant characteristics.

============================================================================================================
                                       WAYNE CHARACTERISTICS SUMMARY
============================================================================================================
                        ITEM                                                   CT1
------------------------------------------------------------------------------------------------------------
COMBUSTION TURBINE
------------------------------------------------------------------------------------------------------------
Type                                                  Simple Cycle
------------------------------------------------------------------------------------------------------------
Manufacturer                                          Westinghouse
------------------------------------------------------------------------------------------------------------
Model                                                 501 AA
------------------------------------------------------------------------------------------------------------
Commissioned (year)                                   1972
------------------------------------------------------------------------------------------------------------
Primary Fuel                                          No. 2 oil
------------------------------------------------------------------------------------------------------------
Average Capacity (MW)                                 66
------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
------------------------------------------------------------------------------------------------------------
Fuel Delivery                                         No. 2 oil by truck
------------------------------------------------------------------------------------------------------------
Fuel Storage                                          Two 500,000 gallon tanks
------------------------------------------------------------------------------------------------------------
Operation                                             Site is remote operated
============================================================================================================

2.1.11   PINEY STATION

Piney Hydroelectric Station ("Piney") is located in Piney Township, Pennsylvania on the Clarion River and includes a watershed area of 939 acres. The powerhouse includes three hydro turbine generators with an average capacity 29 MW. These generators were placed in service between 1924 and 1928.

Piney includes an arch-type dam, 700 feet long by 127 feet high, producing a lake 16 miles long covering 800 acres, and producing a 75-foot head for the powerhouse. The dam has three penstocks, which connect the intake structure at the dam to the turbines and a fourth penstock that is snubbed off.

All units can provide frequency regulation and automatic voltage regulation. The units can also be operated as synchronous condensers and have black-start capability.


[STONE & WEBSTER CONSULTANTS LOGO]                                         2-21

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The following table summarizes the plant characteristics.

======================================================================================================================
                                             PINEY CHARACTERISTICS SUMMARY
======================================================================================================================
           ITEM                    UNIT 1                       UNIT 2                       UNIT 3
----------------------------------------------------------------------------------------------------------------------
HYDROELECTRIC TURBINE
----------------------------------------------------------------------------------------------------------------------
Manufacturer                    IP Morris                    IP Morris                    IP Morris
----------------------------------------------------------------------------------------------------------------------
Type                            Francis-type                 Francis-type                 Francis-type
----------------------------------------------------------------------------------------------------------------------
Commissioned (year)             1924                         1924                         1927
----------------------------------------------------------------------------------------------------------------------
Capacity (MW)                   9                            9                            10
----------------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
----------------------------------------------------------------------------------------------------------------------
Penstocks                       Dam includes four penstocks
                                Three are used and the fourth is snubbed off
----------------------------------------------------------------------------------------------------------------------
Dam                             Concrete arch dam
----------------------------------------------------------------------------------------------------------------------
Water conduit                   Includes a power intake with slide gate, a Moody Cone type draft tube, and a draft tube exit with no gate slots
======================================================================================================================

2.1.12   DEEP CREEK STATION

Deep Creek Station ("Deep Creek") is located on Deep Creek Lake in Garrett County, Maryland on 467 acres. The powerhouse has two hydro turbine generators with an average capacity of 18 MW. These generators were placed in service in 1925.

Deep Creek has three major components: a dam and reservoir, a water conduit system and a powerhouse with two turbine-generator units and associated equipment. The reservoir has a normal water elevation of 2,461 ft and is impounded by an earthfill dam with a crest elevation of 2,475 ft. The dam contains a concrete core wall with a top elevation at 2,467 ft. A long overflow weir at the right abutment of the dam, oriented perpendicular to the dam axis serves as the flood discharge control structure. Water that flows over this weir passes over a secondary weir located downstream from the primary weir and then into the natural channel downstream.

The following table summarizes the plant characteristics.

  =================================================================================================================
                                         DEEP CREEK CHARACTERISTICS SUMMARY
  =================================================================================================================
                  ITEM                                 UNIT 1                                UNIT 2
  -----------------------------------------------------------------------------------------------------------------
  HYDROELECTRIC TURBINE
  -----------------------------------------------------------------------------------------------------------------
  Manufacturer                          Allis-Chalmers                         Allis-Chalmers
  -----------------------------------------------------------------------------------------------------------------
  Type                                  Francis-type                           Francis-type
  -----------------------------------------------------------------------------------------------------------------
  Commissioned (year)                   1925                                   1925
  -----------------------------------------------------------------------------------------------------------------
  Capacity (MW)                         9                                      9
  -----------------------------------------------------------------------------------------------------------------
  MISCELLANEOUS
  -----------------------------------------------------------------------------------------------------------------
  Penstocks                             Dam includes two penstocks
  -----------------------------------------------------------------------------------------------------------------
  Dam                                   Earth and rockfill dam
  -----------------------------------------------------------------------------------------------------------------
  Water conduit                         Includes a power intake with vertical slide gate, horseshoe tunnel, and surge tank, Johnson-type inlet valve, and a labyrinth overflow weir in the tailrace channel for aeration
  =================================================================================================================


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3. PLANT PERFORMANCE

This section provides details on the historical and projected performance of the electric generating stations owned by REMA. The major subsections are as follows:

     o    Definitions

     o    Projected Performance

The historical performance of the facilities is shown for the period 1995 through 1999. Where appropriate, we have compared each station's performance against historical availability statistics compiled by the North American Electric Reliability Council ("NERC"). The NERC data is organized by size of unit and type of fuel fired. The most recent NERC plant data available is from 1999.

The key performance parameters include capacity factors, equivalent availability, forced outage factors, and average heat rates.

3.1 DEFINITIONS

The following definitions were used for the performance factors in this report:

     o CAPACITY FACTOR ("CF") - The ratio of the actual net generation to the normal claimed capacity operating for 8760 hours/year.

     o HEAT RATE (Btu/kWh) - The ratio of the heat input (based on the higher heating value of fuel) and the net unit output (measured on the low voltage side of the main transformers).

     o EQUIVALENT AVAILABILITY FACTOR ("EAF") - The fraction of maximum generation that could be provided if limited only by outages, overhauls, and deratings. It is the ratio of available generation to maximum rated generation.

     o FORCED OUTAGE FACTOR ("FOF") - The ratio of forced outages hours to period hours.

A major difference between equivalent availability and forced outage factor is that availability includes outages and planned overhauls while forced outage factor is not affected by planned overhauls.

In reviewing the reasonableness of the projected performance, the key factors are the capacity factor and the heat rate. The capacity factor is an indication of the quantity of electricity generated by the unit. The projected capacity factors are compared against recent historical capacity factors, both for the unit and for the class of technology.

In reviewing the historical performance of electric generating units, the reliability of the units is generally evaluated by looking at the EAF and FOF values. The EAF is an indication of the ability of a unit to generate electricity regardless of whether it is dispatched. The FOF is an indication of the degree to which the unit was limited during operation by forced outages. The availability and forced outage data are inputs into Hagler Bailly's market forecast model.

The heat rate is also a key input to Hagler Bailly's market model and is important in determining how often the unit is dispatched. The "full load" heat rate is used in Hagler Bailly's market model. Electric generating units usually have the lowest heat rates at full load. If a unit is run at partial loads, then the heat rate can be expected to be higher. Hagler Bailly's model uses the partial and full load heat rates to develop a heat rate curve, which allows heat rates to be calculated at different loads.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-1

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Stone & Webster has reviewed the availability, forced outage, and heat rate data used by Hagler Bailly and conclude that they are reasonable.

The heat rate of simple cycle CTs is typically very high and is not ordinarily the basis for their dispatch. These low dispatch units are operated last to meet peak system demand, or for unique area demand requirements. In a competitive market, the bid price for peak power can be very high, and the profitability of peaking units is determined in large part by their availability to respond to peak demand dispatch requirements.

This section discusses the current capacity of the units and any existing capacity reratings in place or which may occur in the future.

3.2 PROJECTED PERFORMANCE

The historical performance data for the Facilities was obtained during our recent site visits. The historical data was updated based on information received from the operating staff at each station. The projected performance for the period 2000 to 2020 was obtained from the market forecast developed by Hagler Bailly. It was assumed that the projected performance for those units that operate after 2020 would be consistent with how they operated in the past. Therefore, the market forecast was extended by using the 2020 results through the projected retirement dates. REMA has included in the budget an adequate amount to keep the stations operating reliably through the projected retirement dates.

3.2.1 CONEMAUGH STATION

Units 1 and 2 were built with positive pressure boilers, which were converted to a balanced draft system to improve availability and housekeeping efforts. Availability was improved by the reduction of tube failures due to erosion, which caused tube leaks and resulted in forced outages. The following table summarizes the historical and projected performance data for Conemaugh. The projected performance is shown for the period 2000 through 2020 and is based on the output from the Hagler Bailly market analysis model. The market forecast was extended by using the 2020 results through the projected retirement date. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-2

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
================================================================================================================
                                CONEMAUGH HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                      HISTORICAL PERFORMANCE                      PROJECTED PERFORMANCE
                                          (1995 - 1999)(1)                            (2000 - 2020)
----------------------------------------------------------------------------------------------------------------
                           Unit         Unit         Unit        Class       Unit        Unit          Unit
                          Average      Maximum      Minimum     Average     Average     Maximum       Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                      85.4        94.3         71.2         71.3       84.28        84.82        82.12
----------------------------------------------------------------------------------------------------------------
Unit 2                      79.6        92.7         67.8         71.3       81.68        83.11        80.58
----------------------------------------------------------------------------------------------------------------
HEAT RATE (Btu/kWh)
----------------------------------------------------------------------------------------------------------------
Unit 1                     9,642       9,783        9,447
----------------------------------------------------------------------------------------------------------------
Unit 2                     9,425       9,491        9,322
----------------------------------------------------------------------------------------------------------------
EAF (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                      87.9        96.7         78.6         85.6        84.8
----------------------------------------------------------------------------------------------------------------
Unit 2                      84.4        95.6         73.4         85.6        84.8
----------------------------------------------------------------------------------------------------------------
FOF (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                       6.7        12.2          2.5          3.8         3.7
----------------------------------------------------------------------------------------------------------------
Unit 2                       6.0        10.7          2.0          3.8         3.7
================================================================================================================


(1) NERC GADS Classes are: 800-999 MW coal-fired units (25 units with an average age of 20 years)

A review of the performance data indicates that both units are performing well.

In 1998, Conemaugh achieved a record net generation of 13,167 GWH while operation and maintenance ("O&M") and capital expenditures were below budget. Both units are essentially base loaded, which tends to keep heat rate at its optimum condition. The heat rate has increased since the installation of an FGD system on both units in 1994 and 1995, respectively, which is typical. This system removes SO(2) from the flue gas exiting the boiler but increases the station service load, which adversely effects the heat rate. The increase in heat rate is typically found when an FGD is installed.

Both units have generally been operated and maintained in a manner reflective of good utility practices. The station personnel are a mature staff with many years of experience and appear motivated to improve the performance of their units. The problem of outages due to tube failures is being addressed by the use of chromized waterwall tubing.

The planned installation of a selective catalytic reducer ("SCR") on Units 1 and 2 will also slightly impact the heat rate because of the additional fan motor horsepower required to overcome the pressure drop through the SCR system and the addition of an electric vaporizer.

Personnel are evaluating a new performance system (Honeywell), which will directly connect to the existing boiler/turbine control system and will provide real-time heat rate information to the control system and the operators.

Based on a review of the in-house predictive and preventive maintenance programs and the emphasis given to improving efficiency and the economy of the plant, future goals are attainable.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-3

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--------------------------------------------------------------------------------


The future capacity factors are consistent with the historical capacity factors.

3.2.2 KEYSTONE STATION

The two coal burning units at Keystone were placed in service with positive pressure boilers, but were converted to a balanced draft system in the mid-eighties. The following table summarizes the historical and projected performance data for Keystone. The projected performance is shown for the period 2000 through 2020 based on the output from the Hagler Bailly market analysis model. The market forecast was extended by using the 2020 results through the projected retirement date. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.

================================================================================================================
                                 KEYSTONE HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                      HISTORICAL PERFORMANCE                   PROJECTED PERFORMANCE
                                         (1995 - 1999)(1)                           (2000 - 2020)
----------------------------------------------------------------------------------------------------------------
                           Unit         Unit        Unit         Class       Unit        Unit          Unit
                          Average      Maximum     Minimum      Average     Average     Maximum       Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                      84.7        96.2         69.7         71.3       82.06        83.76        79.20
----------------------------------------------------------------------------------------------------------------
Unit 2                      87.0        94.7         77.0         71.3       77.72        80.43        76.70
----------------------------------------------------------------------------------------------------------------
HEAT RATE (Btu/kWh)
----------------------------------------------------------------------------------------------------------------
Unit 1                     9,405       9,512        9,327
----------------------------------------------------------------------------------------------------------------
Unit 2                     9,536       9,702        9,461
----------------------------------------------------------------------------------------------------------------
EAF (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                      88.2        97.7         76.4         85.6        84.8
----------------------------------------------------------------------------------------------------------------
Unit 2                      90.8        97.0         81.9         85.6        84.8
----------------------------------------------------------------------------------------------------------------
FOF (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                       2.4         4.1          0.4          3.8         3.7
----------------------------------------------------------------------------------------------------------------
Unit 2                       3.3         4.9          2.2          3.8         3.7
================================================================================================================

(1) NERC GADS Classes are: 800-999 MW coal-fired units (25 units with an average age of 20 years)

A review of the performance data indicates that the performance of the units is consistent with their age. There has been a steady improvement in heat rate from 1992-1997. Both units have generally been operated and maintained in a manner reflective of good utility practices.

The station personnel are a mature staff with many years of experience and appear motivated to improve the performance of those units. The problem of outages due to tube failures is being addressed by the use of chromized waterwall tubing.

The planned addition of an SCR in 2003 will affect the heat rate due to the increased auxiliary power consumption. Increased fan load will be required to accommodate the pressure drop of this system. The electric vaporizer will also require load. The additional costs associated with the SCR in 2003 have been included in the financial projections.

The future capacity factors are slightly lower than the historical capacity factors and therefore they are readily achievable.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-4

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--------------------------------------------------------------------------------


3.2.3 SHAWVILLE STATION

Units 1 through 4 are coal-fired units designed for base load operation. The following table summarizes the historical and projected performance data for Shawville. The projected performance is shown for the period 2000 through 2020 based on the output from the Hagler Bailly market analysis model. The market forecast was extended by using the 2020 results through the projected retirement date. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.

================================================================================================================
                                SHAWVILLE HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                      HISTORICAL PERFORMANCE                      PROJECTED PERFORMANCE
                                         (1995 - 1999)(1)                              (2000 - 2020)
----------------------------------------------------------------------------------------------------------------
                           Unit         Unit         Unit        Class       Unit         Unit         Unit
                          Average      Maximum      Minimum     Average     Average      Maximum      Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                      68.0        78.8         58.2         57.6       56.03        60.79        53.13
----------------------------------------------------------------------------------------------------------------
Unit 2                      66.5        78.6         55.8         57.6       56.03        60.79        53.13
----------------------------------------------------------------------------------------------------------------
Unit 3                      72.1        77.5         65.2         57.6       75.48        80.06        70.33
----------------------------------------------------------------------------------------------------------------
Unit 4                      67.0        77.1         54.3         57.6       75.58        79.80        70.52
----------------------------------------------------------------------------------------------------------------
Unit 5                                                                        4.62         7.31         3.19
----------------------------------------------------------------------------------------------------------------
HEAT RATE (Btu/kWh)
----------------------------------------------------------------------------------------------------------------
Unit 1                    10,722      10,864       10,592
----------------------------------------------------------------------------------------------------------------
Unit 2                    10,753      10,917       10,635
----------------------------------------------------------------------------------------------------------------
Unit 3                    10,097      10,215       10,022
----------------------------------------------------------------------------------------------------------------
Unit 4                    10,129      10,456        9,911
----------------------------------------------------------------------------------------------------------------
EAF (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                      85.8        93.0         73.3         84.4        83.7
----------------------------------------------------------------------------------------------------------------
Unit 2                      87.1        96.4         72.3         84.4        83.7
----------------------------------------------------------------------------------------------------------------
Unit 3                      86.4        91.9         75.5         84.4        83.7
----------------------------------------------------------------------------------------------------------------
Unit 4                      81.2        91.0         66.8         84.4        83.7
----------------------------------------------------------------------------------------------------------------
FOF (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                       7.0        11.2          2.9          3.2         4.0
----------------------------------------------------------------------------------------------------------------
Unit 2                       2.6         3.9          0.4          3.2         4.0
----------------------------------------------------------------------------------------------------------------
Unit 3                       4.4        10.0          2.2          3.2         4.0
----------------------------------------------------------------------------------------------------------------
Unit 4                       7.0        10.1          4.6          3.2         4.0
================================================================================================================

(1) NERC GADS Classes are: 100-199 MW coal-fired units (70 units with an average age of 38 years)

A review of the performance data and discussion with plant personnel indicate that emphasis has been on improving availability and heat rate. Repairs and replacement of equipment have been performed on a regular basis. Continued replacement of waterwall sections with chromized tubing will reduce outages for repair and improve all performance factors. The proposed installation of a selective non-catalytic reducer ("SNCR") system would cause a slight increase in heat rate.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-5

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--------------------------------------------------------------------------------


The future capacity factors are similar to the historic capacity factors and should be achievable given the projected O&M expenses.

3.2.4 SEWARD STATION

The following table summarizes the historical and projected performance data for Seward. The projected performance is shown for the period 2000 through 2010 based on the output from the Hagler Bailly market analysis model. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.

================================================================================================================
                                  SEWARD HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                      HISTORICAL PERFORMANCE                      PROJECTED PERFORMANCE
                                          (1995 - 1999)(1)                            (2000 - 2010)
----------------------------------------------------------------------------------------------------------------
                           Unit         Unit         Unit        Class       Unit         Unit         Unit
                          Average      Maximum      Minimum     Average     Average      Maximum      Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Unit 4                      44.9        61.0         20.4         40.0       38.04        40.30        36.22
----------------------------------------------------------------------------------------------------------------
Unit 5                      67.4        79.2         50.3         57.6       66.50        70.41        64.22
----------------------------------------------------------------------------------------------------------------
HEAT RATE (Btu/kWh)
----------------------------------------------------------------------------------------------------------------
Unit 4                    14,332      15,088       13,790
----------------------------------------------------------------------------------------------------------------
Unit 5                    10,414      10,688       10,186
----------------------------------------------------------------------------------------------------------------
EAF (%)
----------------------------------------------------------------------------------------------------------------
Unit 4                      86.2        92.7         78.3         85.9        83.8
----------------------------------------------------------------------------------------------------------------
Unit 5                      79.9        90.1         71.2         84.8        84.5
----------------------------------------------------------------------------------------------------------------
FOF (%)
----------------------------------------------------------------------------------------------------------------
Unit 4                       1.1         3.3          0.0          3.1         3.1
----------------------------------------------------------------------------------------------------------------
Unit 5                      10.1        20.2          6.1          3.2         3.2
================================================================================================================

(1) NERC GADS Classes are: 1-99 MW coal-fired units (45 units with an average age of 39 years) for Unit 4 and 100-199 MW coal-fired units (70 units with an average age of 38 years) for Unit 5.

A review of the recent historical data shows a decline in the performance of the units. This is largely the result of the deferral of capital expenditures by the prior owner. REMA has budgeted over the next ten years $7.17 million and $10.8 million for Units 4 and 5, respectively for life extension of these units through 2010. These budgeted amounts are sufficient to keep these units operating with the performance characteristics as projected in the financial model.

The future capacity factors are slightly less than the historic values and can be achieved based on the projected O&M expenses.

3.2.5 SAYREVILLE STATION

A summary of the historical and projected performance for the steam units (Units 4 and 5) and for the combustion turbine units (Units C-1 through C-4) at Sayreville are shown in the following tables. The projected performance is shown for the period 2000 through 2010 for the steam units and 2000 through 2020 for the combustion turbine units based on the output from the Hagler Bailly market analysis model.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-6

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--------------------------------------------------------------------------------


The market forecast for the combustion turbine units was extended by using the 2020 results through the projected retirement date. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.

================================================================================================================
                                SAYREVILLE HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                     HISTORICAL PERFORMANCE                       PROJECTED PERFORMANCE
                                        (1995 - 1999)(1)                               (2000 - 2010)
----------------------------------------------------------------------------------------------------------------
                           Unit         Unit         Unit        Class       Unit         Unit         Unit
                          Average      Maximum      Minimum     Average     Average      Maximum      Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Unit 4                      3.4          6.8          1.8        25.4        8.42         9.58         7.36
----------------------------------------------------------------------------------------------------------------
Unit 5                      4.2          8.9          1.5        25.4        8.42         9.58         7.36
----------------------------------------------------------------------------------------------------------------
HEAT RATE (Btu/kWh)
----------------------------------------------------------------------------------------------------------------
Unit 4                   13,318       14,088       12,695
----------------------------------------------------------------------------------------------------------------
Unit 5                   14,156       17,229       12,624
----------------------------------------------------------------------------------------------------------------
EAF (%)
----------------------------------------------------------------------------------------------------------------
Unit 4                     84.6         96.2         72.1        83.9        83.3
----------------------------------------------------------------------------------------------------------------
Unit 5                     95.0         99.6         84.1        83.9        83.3
----------------------------------------------------------------------------------------------------------------
FOF (%)
----------------------------------------------------------------------------------------------------------------
Unit 4                     12.1         24.3          3.3         3.7         9.0
----------------------------------------------------------------------------------------------------------------
Unit 5                      2.8          6.2          0.0         3.7         9.0
================================================================================================================

(1) NERC GADS Classes are: 100-199 MW gas-fired units (57 units with an average age of 36 years).

The historical forced outage factor at Unit 4 is high because of an extensive delay in a decision to repair the boiler. The Unit 4 boiler required several lower furnace tubes to be repaired and replaced during January of 1999. Sithe delayed these repairs while deciding whether to make repairs or to discontinue operation of the unit. REMA has budgeted funds to account for future boiler repairs that are sufficient to meet the financial projections.

Due to the weakened condition of the boiler tubes, the main steam pressure and temperature operating conditions have been reduced. The pressure was reduced from 2250 psi to 1700 psi and the temperature was reduced from 1000 degrees F to 800 degrees F. The reduced steam condition has improved the reliability of the units, however the heat rate has increased.

The future capacity factors are higher than the historic capacity factors. These units will be in service about six weeks per year rather than three weeks per year. The plant staff will need to monitor the condition of these units to achieve the higher capacity factors.

The current operating plan calls for these units to be operated only during the peak load season, which is mostly during the hot weather and for transmission support.

The capacity rating at Units 4 and 5 have historically been 117 MW net. However, reductions in boiler pressure and operating temperatures have lowered the current output ratings to 90 and 95 MW (net) for Units 4 and 5, respectively. The historical output ratings could be restored if the boiler tubes were replaced including the furnace screen tubes with hydrogen embrittlement.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-7

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REMA                                               INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------


A summary of the historical and projected performance for the CTs at Sayreville is shown in the following table.

================================================================================================================
                              SAYREVILLE CTS HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                      HISTORICAL PERFORMANCE                     PROJECTED PERFORMANCE
                                          (1995 - 1999)                              (2000 - 2020)
----------------------------------------------------------------------------------------------------------------
                           1995      1996      1997      1998      1999      Unit         Unit          Unit
                                                                            Average      Maximum       Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                     1.09      0.81      1.42      1.94      1.33       7.51         9.77         5.75
----------------------------------------------------------------------------------------------------------------
Unit 2                     1.08      0.00      0.15      1.43      1.36       7.51         9.77         5.75
----------------------------------------------------------------------------------------------------------------
Unit 3                     1.22      0.17      1.02      1.29      1.50       7.51         9.77         5.75
----------------------------------------------------------------------------------------------------------------
Unit 4                     1.10      0.00      1.09      1.85      1.15       7.51         9.77         5.75
----------------------------------------------------------------------------------------------------------------
EQUIVALENT AVAILABILITY(%)
----------------------------------------------------------------------------------------------------------------
Unit 1                    35.35     86.83     96.04     99.24     99.82
----------------------------------------------------------------------------------------------------------------
Unit 2                    95.06     91.15     66.59     96.46     99.75
----------------------------------------------------------------------------------------------------------------
Unit 3                    80.63     91.88     94.95     97.92     99.93
----------------------------------------------------------------------------------------------------------------
Unit 4                    98.21     52.34     94.65     97.35     99.36
================================================================================================================

These future capacity factors are higher than the historic capacity factors. There is sufficient O&M expense budgeted to achieve this increase.

For C-1, C-2, C-3, and C-4 the cumulative starts and operating hours since 1988 are estimated to average less than 50 starts and 500 service hours per year. The historical operating availability has been variable over the life of the units and appears to be improving in recent years. The operating record is average for standby reserve peaking units.

3.2.6 PORTLAND STATION

A summary of the historical and projected performance for steam units at Portland is shown in the following table. The projected performance is shown for the period 2000 through 2020 and outputs from the Hagler Bailly market analysis model. The market forecast was extended by using the 2020 results through the projected retirement date. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-8

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--------------------------------------------------------------------------------


================================================================================================================
                                 PORTLAND HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                 HISTORICAL PERFORMANCE                         PROJECTED PERFORMANCE
                                    (1995 - 1999)(1)                                 (2000 - 2020)
----------------------------------------------------------------------------------------------------------------
                       Unit         Unit         Unit        Class         Unit         Unit          Unit
                      Average      Maximum      Minimum     Average      Average      Maximum        Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                 54.5         60.3         47.9         57.6        65.95        69.62         64.10
----------------------------------------------------------------------------------------------------------------
Unit 2                 48.2         56.4         32.8         63.2        67.43        72.89         64.66
----------------------------------------------------------------------------------------------------------------
HEAT RATE (Btu/kWh)
----------------------------------------------------------------------------------------------------------------
Unit 1               10,595       10,776       10,428
----------------------------------------------------------------------------------------------------------------
Unit 2               10,032       10,364        9,802
----------------------------------------------------------------------------------------------------------------
EAF (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                 89.6         97.8         80.7         84.8         83.5
----------------------------------------------------------------------------------------------------------------
Unit 2                 82.6         90.2         74.1         83.8         83.5
----------------------------------------------------------------------------------------------------------------
FOF (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                  4.7          9.5          1.7          3.2          4.0
----------------------------------------------------------------------------------------------------------------
Unit 2                  8.4         11.6          2.6          4.0          4.0
================================================================================================================

(1) NERC GADS Classes are: 100-199 MW coal-fired units (70 units with an average age of 38 years) for Unit 1 and 200-299 MW coal-fired units (50 units with an average age of 33 years) for Unit 2.

The future capacity factors are higher than the historic capacity factors but appear achievable.

A summary of the historical and projected performance for CTs at Portland is shown in the following table.

================================================================================================================
                                 PORTLAND HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                      HISTORICAL PERFORMANCE                      PROJECTED PERFORMANCE
                                          (1995 - 1999)                               (2000 - 2020)
----------------------------------------------------------------------------------------------------------------
                           1995      1996      1997      1998      1999      Unit         Unit         Unit
                                                                            Average      Maximum      Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Units 3                    1.35      0.67      0.84      0.92      1.21       4.97         5.00         4.70
----------------------------------------------------------------------------------------------------------------
Unit 4                     1.73      1.15      1.14      1.10      1.38       5.00         5.00         4.99
----------------------------------------------------------------------------------------------------------------
Unit 5                       NA        NA        NA      8.67      2.02      24.48        28.94        20.29
----------------------------------------------------------------------------------------------------------------
EQUIVALENT AVAILABILITY (%)
----------------------------------------------------------------------------------------------------------------
Units 3                   94.77     91.96     99.19     99.22     95.08
----------------------------------------------------------------------------------------------------------------
Unit 4                    99.19    100.00     97.59     97.43     99.96
----------------------------------------------------------------------------------------------------------------
Unit 5                       NA        NA        NA     65.99     39.46
================================================================================================================

NA - Not Applicable


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-9

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--------------------------------------------------------------------------------


These future capacity factors are higher than the historic capacity factors. There is sufficient O&M expense budgeted to achieve this increase.

The cumulative starts and operating hours since 1992 for Unit 3 are less than 300 starts and 1,000 hours, respectively. The Unit 3 operating record is average for standby reserve peaking units but has improved during 1998-1999.

The cumulative starts and operating hours since 1992 for Unit 4 are less than 250 starts and 1,000 hours, respectively. Recent starting reliability and unit availability have been an excellent 100%. The Unit 4 operating record is above average for standby reserve peaking units, and has been excellent during 1998-1999.

Unit 5 is very efficient in simple cycle operation. The unit records indicate 1,200 operating hours during 1998 and 1999 with an availability of only 53%. Due to the first of a kind advanced technology, the Unit 5 operating results are considered poor; however, improvements are to be expected. Stone & Webster did not identify any near term unresolved performance problems. Unit 5 has experienced 242 starts and 1,203 service hours during 1998-99. It also experienced 27 unplanned outages during this period, 22 of which were forced outages.

Based on past operating history and assuming continual predictive and preventive maintenance programs, future goals are attainable.

3.2.7 TITUS STATION

A summary of the historical and projected performance for generating units at Titus is shown in the following table. The projected performance is shown for the period 2000 through 2020 based on the output from the Hagler Bailly market analysis model. The market forecast was extended by using the 2020 results through the projected retirement date. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-10

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--------------------------------------------------------------------------------


================================================================================================================
                                  TITUS HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                    HISTORICAL PERFORMANCE                       PROJECTED PERFORMANCE
                                       (1995 - 1999)(1)                               (2000 - 2020)
----------------------------------------------------------------------------------------------------------------
                          Unit         Unit        Unit        Class        Unit         Unit          Unit
                         Average      Maximum     Minimum     Average      Average      Maximum       Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                     53.6        58.6         45.0        25.4        61.50        66.27         58.49
----------------------------------------------------------------------------------------------------------------
Unit 2                     54.4        57.3         48.1        25.4        62.33        66.92         59.93
----------------------------------------------------------------------------------------------------------------
Unit 3                     53.2        60.0         46.5        25.4        62.29        66.95         59.11
----------------------------------------------------------------------------------------------------------------
HEAT RATE (Btu/kWh)
----------------------------------------------------------------------------------------------------------------
Unit 1                   10,628      10,898       10,271
----------------------------------------------------------------------------------------------------------------
Unit 2                   10,650      10,863       10,402
----------------------------------------------------------------------------------------------------------------
Unit 3                   10,846      11,179       10,491
----------------------------------------------------------------------------------------------------------------
EAF (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                     92.4        98.8         79.4        83.9         83.6
----------------------------------------------------------------------------------------------------------------
Unit 2                     92.6        98.9         77.7        83.9         83.6
----------------------------------------------------------------------------------------------------------------
Unit 3                     90.6        99.6         81.7        83.9         83.6
----------------------------------------------------------------------------------------------------------------
FOF (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                      0.8         1.6          0.2         3.7          3.3
----------------------------------------------------------------------------------------------------------------
Unit 2                      0.7         1.6          0.0         3.7          3.3
----------------------------------------------------------------------------------------------------------------
Unit 3                      1.0         2.6          0.0         3.7          3.3
================================================================================================================

(1) NERC GADS Classes are: 100-199 MW gas-fired units (57 units with an average age of 36 years).

The future capacity factors are slightly higher than the historic capacity factors. There is sufficient O&M expense budgeted to achieve this increase.

The key technical inputs to the market model were reviewed and found to be reasonable by Stone & Webster. The Titus units have a significantly low forced outage factor due to the plant design and the operation and maintenance practices. This high reliability has been consistently achieved year after year. The plant staff was found to be well trained and highly motivated.

The Titus plant has a performance monitoring system that compares ten operating parameters with their optimum value. It converts the deviation in the parameter to an equivalent heat rate and fuel cost value to assist the operator in maintaining the lowest possible heat rate.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-11

REMA                                               INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------


A summary of the historical and projected performance for the CTs at Titus is shown in the following table.

================================================================================================================
                                TITUS CTS HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                      HISTORICAL PERFORMANCE                      PROJECTED PERFORMANCE
                                          (1995 - 1999)                               (2000 - 2020)
----------------------------------------------------------------------------------------------------------------
                                                                             Unit         Unit           Unit
                           1995      1996      1997      1998      1999     Average      Maximum       Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Unit 4                     1.05       0.5      0.85      1.3       2.1        3.75         5.04         2.61
----------------------------------------------------------------------------------------------------------------
Unit 5                     1.24      0.62      0.73      1.4       1.8        3.75         5.04         2.61
----------------------------------------------------------------------------------------------------------------
EQUIVALENT AVAILABILITY(%)
----------------------------------------------------------------------------------------------------------------
Unit 4                    99.28     94.81       100     99.8      99.3
----------------------------------------------------------------------------------------------------------------
Unit 5                    99.62     99.26     99.76      100      99.0
================================================================================================================

The Unit 4 and 5 cumulative starts and operating hours since 1992, are less than 300 starts and 2,000 hours and 300 starts and 3,500 hours, respectively. The Unit 4 and 5 operating availability has been excellent in recent years and starting reliability has been very good. The Units 4 and 5 operating record has been above average for standby reserve peaking units.

The future capacity factors are higher than the historic capacity factors. There is sufficient O&M expense budgeted to achieve this increase.

3.2.8 WARREN STATION

A summary of the historical and projected performance for the steam units (Units 1 and 2) and the combustion turbine unit (Unit 3) at Warren are shown in the following tables. The projected performance is shown for the period 2000 through 2010 for the steam units and 2000 through 2020 for the combustion turbine unit based on the output from the Hagler Bailly market analysis model. The market forecast for the combustion turbine unit was extended by using the 2020 results through the projected retirement date. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-12

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--------------------------------------------------------------------------------


================================================================================================================
                                  WARREN HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                 HISTORICAL PERFORMANCE                       PROJECTED PERFORMANCE
                                    (1996 - 1998)(1)                              (2000 - 2010)
----------------------------------------------------------------------------------------------------------------
                       Unit         Unit         Unit       Class         Unit         Unit          Unit
                      Average      Maximum      Minimum    Average       Average      Maximum       Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                 35.4         36.8         33.6         40.0        28.65        30.84         26.39
----------------------------------------------------------------------------------------------------------------
Unit 2                 43.5         46.4         38.5         40.0        28.65        30.84         26.39
----------------------------------------------------------------------------------------------------------------
HEAT RATE (Btu/kWh)v
----------------------------------------------------------------------------------------------------------------
Unit 1               14,903       15,168       14,472
----------------------------------------------------------------------------------------------------------------
Unit 2               14,485       14,524       14,446
----------------------------------------------------------------------------------------------------------------
EAF (%)
----------------------------------------------------------------------------------------------------------------
Unit 1                 72.9         76.6         70.7         85.9         80.4
----------------------------------------------------------------------------------------------------------------
Unit 2                 93.5         95.3         92.4         85.9         80.4
================================================================================================================


(1) NERC GADS Classes are: 1-99 MW coal-fired units (45 units with an average age of 39 years)

The future capacity factors are less than the historic capacity factors and are therefore readily achievable.

The Warren units were scheduled by GPU for retirement in 2002, therefore major maintenance had been deferred. However, REMA has budgeted funds sufficient to enable the plant to meet the financial projections through the retirement date.

A summary of the historical and projected performance for the CT at Warren is shown in the following table.

================================================================================================================
                               WARREN CT'S HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                      HISTORICAL PERFORMANCE                      PROJECTED PERFORMANCE
                                          (1995 - 1999)                               (2000 - 2020)
----------------------------------------------------------------------------------------------------------------
                            1995      1996      1997      1998      1999      Unit         Unit         Unit
                                                                             Average      Maximum      Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Unit 3                      0.96      2.72      1.6                            5.00         5.00         4.99
----------------------------------------------------------------------------------------------------------------
EQUIVALENT AVAILABILITY(%)
----------------------------------------------------------------------------------------------------------------
Unit 3                     97.31     93.46    96.18
================================================================================================================

The annual cumulative starts and operating hours for CT 3 since the last major inspection have been typical of other Westinghouse 501 peaking units. The history of operating availability and starting reliability has been generally good. The CT 3 operating record is average for standby reserve peaking units.

The future capacity factors are higher than the historic capacity factors. There is sufficient O&M expense budgeted to achieve this increase.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-13

REMA                                               INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------


3.2.9 GILBERT STATION

A summary of the historical and projected performance for the combined cycle units at Gilbert is shown in the following table. The projected performance is shown for the period 2000 through 2020 based on the output from the Hagler Bailly market analysis model. The market forecast was extended by using the 2020 results through the projected retirement date. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.

=====================================================================================================
                            GILBERT HISTORICAL AND PROJECTED PERFORMANCE
=====================================================================================================
                            HISTORICAL PERFORMANCE                PROJECTED PERFORMANCE
                                (1993 - 1997)                          (2000 - 2020)
-----------------------------------------------------------------------------------------------------
                        Unit         Unit         Unit         Unit         Unit            Unit
                       Average      Maximum      Minimum      Average      Maximum         Minimum
-----------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
-----------------------------------------------------------------------------------------------------
CC4                     13.46        15.28         7.54        8.78         11.09          6.29
-----------------------------------------------------------------------------------------------------
CC5                     13.69        16.92         7.96        8.78         11.09          6.29
-----------------------------------------------------------------------------------------------------
CC6                     14.15        16.77         7.89        8.78         11.09          6.29
-----------------------------------------------------------------------------------------------------
CC7                     14.11        17.73         8.14        8.78         11.09          6.29
-----------------------------------------------------------------------------------------------------
CC8                     11.99        16.16         5.94       17.89         21.05         15.50
-----------------------------------------------------------------------------------------------------
EQUIVALENT AVAILABILITY (%)
-----------------------------------------------------------------------------------------------------
CC4                     90.45        98.45        73.09
-----------------------------------------------------------------------------------------------------
CC5                     86.92        93.92        77.90
-----------------------------------------------------------------------------------------------------
CC6                     91.33        98.04        80.53
-----------------------------------------------------------------------------------------------------
CC7                     93.30        97.52        84.37
-----------------------------------------------------------------------------------------------------
CC8                     83.09        91.20        74.83
=====================================================================================================

The future capacity factors for the combined cycle units in aggregate are comparable to the historic capacity factors and should be readily achievable.

The operating availability history has been good over the life of the combined cycle units, CC4, CC5, CC6, and CC7, and was very good in 1999. The CC4, CC5, CC6, and CC7 unit availability was excellent in 1998 and 1999 with each unit exceeding 94% in both years. Similarly, starting reliability exceeded 93% for all units. CC4 and CC7 achieved 100% starting reliability in 1998. The water injection systems can affect availability if not managed properly, however, no water-related problems were noted and reliable operation is expected to continue. The operating record is good.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-14

REMA                                               INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------


A summary of the historical and projected performance for the simple cycle units at Gilbert is shown in the following table.

================================================================================================================
                               GILBERT CT'S HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                 HISTORICAL PERFORMANCE                         PROJECTED PERFORMANCE
                                      (1995 - 1998)                                 (2000 - 2020)
----------------------------------------------------------------------------------------------------------------
                                                                          Unit         Unit           Unit
                       1995         1996         1997         1998       Average      Maximum        Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
C-1                    0.72         0.23         0.43         0.58        7.47          9.68          5.57
----------------------------------------------------------------------------------------------------------------
C-2                    1.11         0.09         0.38         0.57        7.47          9.68          5.57
----------------------------------------------------------------------------------------------------------------
C-3                    1.31         0.50         0.54         0.77        7.47          9.68          5.57
----------------------------------------------------------------------------------------------------------------
C-4                    1.24         0.30         0.55         0.80        7.47          9.68          5.57
----------------------------------------------------------------------------------------------------------------
CT 9                     NA           NA         4.36         5.20        7.76         10.06          5.81
----------------------------------------------------------------------------------------------------------------
EQUIVALENT AVAILABILITY (%)
----------------------------------------------------------------------------------------------------------------
C-1                   77.94        96.19        97.15        99.98
----------------------------------------------------------------------------------------------------------------
C-2                   93.63        91.97        99.99        99.70
----------------------------------------------------------------------------------------------------------------
C-3                   96.53        98.48        99.97       100.00
----------------------------------------------------------------------------------------------------------------
C-4                   91.02        99.57       100.00       100.00
----------------------------------------------------------------------------------------------------------------
CT 9                     NA           NA        52.51        88.14
================================================================================================================

NA - Not Applicable

The future capacity factors are higher than the historic capacity factors. There is sufficient O&M expense budgeted to achieve this increase.

The cumulative effect of starts and operating hours since the simple cycle units', C-1, C-2, C-3, and C-4, most recent major inspection is measured in terms of equivalent operating hours ("EOH"). The EOH accumulated by C-1, C-2, C-3, and C-4 is 928, 1,880, 1,411, and 2,201, respectively. The historical operating availability has been variable over the life of the units and now appears to be improving significantly. Availability of all units was excellent in 1999 with each unit exceeding 99.5%. Similarly, starting reliability exceeded 95% for all units. C-3 achieved 100% starting reliability in 1999. The water injection systems can affect availability if not managed properly, however, no water-related problems were noted and reliable operation is expected to continue. The operating record is good for standby reserve peaking units.

3.3 COMBUSTION TURBINES

A summary of the historical and projected performance for the CTs is shown in the following table. The projected performance is shown for the period 2000 through 2020 based on the output from the Hagler Bailly market analysis model. The market forecast was extended by using the 2020 results through the projected retirement date. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-15

REMA                                               INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------

================================================================================================================
                           COMBUSTION TURBINES HISTORICAL AND PROJECTED PERFORMANCE
================================================================================================================
                                        HISTORICAL PERFORMANCE                    PROJECTED PERFORMANCE
                                           (1995 - 1999)(1)                           (2000 - 2020)
----------------------------------------------------------------------------------------------------------------
                                                                             Unit         Unit         Unit
                              1995     1996      1997      1998     1999    Average      Maximum      Minimum
----------------------------------------------------------------------------------------------------------------
CAPACITY FACTOR (%)
----------------------------------------------------------------------------------------------------------------
Blossburg Unit 1              <1.0     <1.0      <1.0      <1.0     <1.0      0.52         1.21         0.08
----------------------------------------------------------------------------------------------------------------
Glen Gardner Units 1-8        <1.0     <1.0      <1.0      <1.8     <1.7      7.00         9.97         3.56
----------------------------------------------------------------------------------------------------------------
Hamilton Unit 1               <1.0     <1.0      <1.0      <3.4     2.68      1.95         2.79         1.34
----------------------------------------------------------------------------------------------------------------
Hunterstown Unit 1-3          <1.0     <1.0      <1.0      <3.9     <2.9      5.41         8.01         4.33
----------------------------------------------------------------------------------------------------------------
Mountain Units 1-2            <1.0     <1.0      <1.0      <4.2     <3.9      5.57         8.74         3.31
----------------------------------------------------------------------------------------------------------------
Orrtanna Unit 1               <1.0     <1.0      <1.0       3.2      2.6      1.95         2.79         1.34
----------------------------------------------------------------------------------------------------------------
Shawnee Unit 1                <1.0     <1.0      <1.0      <1.5      1.1      0.00         0.01         0.00
----------------------------------------------------------------------------------------------------------------
Tolna Units 1-2               <1.0     <1.0      <1.0      <2.9     <1.9      1.69         2.79         1.01
----------------------------------------------------------------------------------------------------------------
Wayne Unit 1                  <1.0     <1.0      <1.0       2.0      1.1      2.35         4.19         1.47
----------------------------------------------------------------------------------------------------------------
Werner Unit 1-4               <1.0     <1.0      <1.0      <1.4     <1.0      2.35         4.19         1.47
----------------------------------------------------------------------------------------------------------------
EQUIVALENT AVAILABILITY (%)
----------------------------------------------------------------------------------------------------------------
Blossburg Unit 1                                          96.70    98.11
----------------------------------------------------------------------------------------------------------------
Glen Gardner Units 1-8       95.33    97.73     98.42     96.95    97.43
----------------------------------------------------------------------------------------------------------------
Hamilton Unit 1              78.19    98.32     98.83     99.30    99.88
----------------------------------------------------------------------------------------------------------------
Hunterstown Unit 1-3         96.14    83.89     99.11     96.37    95.13
----------------------------------------------------------------------------------------------------------------
Mountain Units 1-2           97.45    98.46     88.93     99.13    94.38
----------------------------------------------------------------------------------------------------------------
Orrtanna Unit 1              98.28    98.65     97.58     95.47    98.34
----------------------------------------------------------------------------------------------------------------
Shawnee Unit 1               97.89      100     99.69       100      100
----------------------------------------------------------------------------------------------------------------
Tolna Units 1-2              98.69    98.06      99.4     98.44    97.81
----------------------------------------------------------------------------------------------------------------
Wayne Unit 1                                              96.74    97.25
----------------------------------------------------------------------------------------------------------------
Werner Unit 1-4              45.45    74.05     99.46     99.09    71.64
================================================================================================================

These future capacity factors are higher than the historic capacity factors. There is sufficient O&M expense budgeted to achieve this increase.

Starting reliability and operating availability have been very good and have improved further during 1998-99. All units have demonstrated significant starting reliability improvement during 1998-1999. The operating record is above average for standby reserve peaking units. The units have accumulated fewer than 1,000 starts and less than 5,000 service hours since last major inspection (1990-1993).

3.3.1 PINEY STATION

Piney operates in a peaking mode whenever there is insufficient water for full time operation at full load. The historical and projected average annual energy outputs, representative capacities and indicated capacity factors are included in the following table. The projected performance is shown for the period 2000 through 2020 and is a combination of inputs and outputs from the Hagler Bailly market analysis model. The market forecast was extended by using the 2020 results through the projected retirement date. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.


[STONE & WEBSTER CONSULTANTS LOGO]                                          3-16

REMA                                               INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------

  ========================================================================================================
                                PINEY HISTORICAL AND PROJECTED PERFORMANCE
  ========================================================================================================
                                                                                PROJECTED UNIT AVERAGE
                                                       HISTORICAL                    (2000-2020)
  --------------------------------------------------------------------------------------------------------
  Average Annual Energy(1), (MWh)                        71,612                         70,737
  --------------------------------------------------------------------------------------------------------
  Capacity, (MW)                                           28.8                           28.8
  --------------------------------------------------------------------------------------------------------
  Capacity Factor, (%)                                       29                          28.04
  ========================================================================================================

     (1)  Since station start-up in the 1920's

Hydroelectric stations that operate in a peaking mode and have storage capacity typically have low capacity factors. The capacity factors given for Piney clearly illustrate the peaking nature of this station. The capacity factor for Piney is about 29% and is projected to be approximately 28% over the next 20 years.

The performance of a hydropower plant is a function of the plant availability, the unit efficiencies, and water availability. While the unit efficiency and the plant availability are factors that can be addressed by a review of as few as five years of recent plant records, a realistic assessment of the water availability can only be addressed by reviewing the long-term average generation of a plant. Typically, 15 to 20 years as a minimum, allowing a sufficient time frame to reflect wet, dry, and average rainfall years to be included. Piney has a long historical generation record of about 75 years upon which future average generation may be based.

The long-term historical average generation is given above as approximately 72,000 MWh per year. Hagler Bailly has projected a unit average over 20 years of approximately 70,737 MWh, in their market model, which is consistent with historical performance and achievable under the 100 cfs minimum flow requirement. Stone & Webster used the 2020 market forecast result of 70,762 MWh through the projected retirement date.

The present Federal Energy Regulatory Commission ("FERC") license, issued in 1979 provides for a minimum continuous flow release of 100 cfs from May 1 through October 31 of each year. This flow rate is well below the minimum acceptable flow for generation with one unit. Piney concentrates the available water into the peak hours.

Piney's FERC license expires in October 2002 and the project is currently in the process of applying for a new FERC license. The relicensing process includes consultation with all stakeholders interested in the plant operation and the effect of its operation on the environment. The interests of these stakeholders are taken into consideration by FERC as it reviews Piney's license application and sets license conditions for the term of the new license. These conditions may include the same conditions or different operational parameters than are included in the current license.

Piney's capacity, as indicated in the FERC license is 28.8 MW. Station personnel advised that the limiting factor for this output is the generator cooling capacity. It was also stated that the minimum load for each unit is about 1/3 of the capacity for that unit. The typical regulating range was given as 2 MW to 8 MW per unit. This is the range through which the unit is generally cycled in response to the changing needs of the system. Station personnel advised that, during non-flood periods, Piney typically operates in a peaking mode with two four-hour periods of operation with at least one unit each week-day. During periods of high river flow, Piney would operate continuously.


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Starting time, from standstill, was given as 10 minutes. The limitation here is that there is only one synchronizer. Loading time, from synchronous condensing, was given as 1 minute. Station personnel advised that there was no regulatory restriction on starting time but that there was a restriction on the shutdown rate. That restriction is intended to keep the fish from being left high-and-dry in the river downstream from the plant.

3.3.2 DEEP CREEK

Deep Creek operates in a peaking mode whenever there is insufficient water for full time operation at full load. Historical and projected average annual energy outputs, representative capacities, and indicated capacity factors are included in the following table. The projected performance is shown for the period 2000 through 2020 and is a combination of inputs and outputs from the Hagler Bailly market analysis model. The market forecast was extended by using the 2020 results through the projected retirement date. Stone & Webster has reviewed the key technical inputs from this model and found them to be reasonable.

  ========================================================================================================
                              DEEP CREEK HISTORICAL AND PROJECTED PERFORMANCE
  ========================================================================================================
                                                                                PROJECTED UNIT AVERAGE
                                                       HISTORICAL                    (2000-2020)
  --------------------------------------------------------------------------------------------------------
  Average Annual Energy(1), (MWh)                        28,507                         22,717
  --------------------------------------------------------------------------------------------------------
  Capacity, (MW)                                             19                             19
  --------------------------------------------------------------------------------------------------------
  Capacity Factor, (%)                                       17                          13.89
  ========================================================================================================

     (1)  Since station start-up in the 1920's

Stations that operate in a peaking mode and have storage capacity typically have low capacity factors. The capacity factors given for Deep Creek clearly illustrate the peaking nature of this station. The capacity factor for Deep Creek is 17% and is projected to be approximately 14% over the next 20 years.

Deep Creek has a long historical generation record of about 75 years upon which future average generation may be based. Maryland Department of Natural Resources ("DNR") has recently required a flow release as necessary to maintain a continuous flow of at least 40 cfs in the Youghiogheny River, downstream from the plant to maintain a 25 degrees C temperature in the river at that point during the months of June, July, and August. Deep Creek concentrates the available water into the peak hours.

The long-term historical average output is given above as about 28,507 MWh per year. A value of 22,720 MWh would be a reasonable estimate for the average annual output under the postulated conditions. Hagler Bailly has projected a unit average over 20 years of approximately 22,717 MWh per year, which is considered to be reasonable. Stone & Webster used the 2020 market forecast result of 22,720 MWh through the projected retirement date.

Deep Creek's DNR Permit expires on January 1, 2006 and the project must apply for a new permit. The repermitting process includes consultation with all stakeholders interested in the plant operation and the effect of its operation on the environment. The interests of these stakeholders are taken into consideration by the DNR as it reviews the permit application and sets conditions for the term of the new permit. These conditions may include the same conditions or different operational parameters than are included in the current license.

[STONE & WEBSTER CONSULTANTS LOGO]                                          3-18

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Station personnel advised that the wicket gate timing was 10 seconds but the actual loading was about 1 minute (from an on-line condition). The 1-minute loading is achieved in a sequence of pulses that provide for opening of the gates in 20-second increments. Station personnel advised that a faster opening would produce difficulties with the regulating valve that bypasses water around the turbine during the shutdown process.



[STONE & WEBSTER CONSULTANTS LOGO]                                          3-19



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4. PLANT CONDITION ASSESSMENT

4.1 CONDITION ASSESSMENT

Stone & Webster reviewed the Facilities condition and provided a general assessment through a combination of comprehensive plant walkdowns; interviews with plant operating and maintenance management; and a review of operation and maintenance records and inspection reports. The plant walkdowns were conducted in March 2000 to assess the overall operability, effectiveness of maintenance programs, apparent condition, and facility cleanliness and equipment configuration. The equipment was not dismantled and no special tools or equipment were employed. Boiler and turbine generator overhauls were not in progress, and internal inspections were not conducted except as noted.

4.1.1 CONEMAUGH STATION

Units 1 and 2 have been operated as base load units since their commissioning.

BOILER

At the time of our site visit, both Units 1 and 2 were operating near full load. A walkdown of both boilers indicated no external problems.

To reduce the NO(x) emissions, ABB's LNCFS III combustion modifications were installed on Units 1 and 2 in 1994 and 1993, respectively. It is expected that the burner nozzle tips will have to be replaced every four years and an amount is included in the budget to account for this expense. Units 1 and 2 include electrostatic precipitators ("ESP") which are well maintained and are in operational condition. In general, the FGD system operation, performance, and reliability appear to be excellent. In the FGD system, a gypsum byproduct is formed and sold to a major wallboard manufacturer. The FGD system and ESPs have operated well and have not caused unit major deratings or forced shutdowns.

A variety of routine inspections and repairs are made during each overhaul. Conemaugh is currently executing a phased pressure part replacement program of the critical boiler pressure parts. The overall condition of the boilers is good and they are operated and maintained in an acceptable manner consistent with good industry practice. It is anticipated that the Units 1 and 2 economizers may need to be redesigned and replaced, and an amount is included in the budget to account for this expense. The Units 1 and 2 high temperature superheaters are only in satisfactory condition and may need to be replaced to maintain a high availability. An amount is included in the budget to account for this expense.

The most significant problem on the Units 1 and 2 boilers is severe waterwall tube wastage from low NO(x) operation. A majority (approximately 80%) of the area with waterwall wastage is being overlaid to prevent fireside corrosion and some sections are being replaced with an upgraded design. This material upgrade has shown no evidence of short-term degradation and may represent an acceptable long-term solution to tube wastage. This replacement is being performed in a phased approached.

STEAM TURBINE

During the visual inspection of the steam turbine, it appeared to be in very good condition considering it is completing 30 years of service.


[STONE & WEBSTER CONSULTANTS LOGO]                                           4-1
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The most recent Unit 1 high pressure/intermediate pressure ("HP/IP") overhaul was in 1998 when the HP rotor was replaced along with diaphragms 2 through 7. The nozzle box was also replaced. It was recommended that the HP lower outer shell be subjected to inner surface non-destructive testing ("NDT") during the next scheduled outage. The most recent Unit 1 low pressure ("LP") turbine overhaul was in 1996.

The most recent Unit 2 HP/IP overhaul was in 1997 when the HP inner shell, rotor, nozzle and diaphragms 2 through 8 were replaced, and the rotor was reused. It was recommended that the HP outer shell and IP shell be scheduled for inner surface NDT along with some bucket cover repair and replacement of the IP rotor. The most recent Unit 2 LP turbine overhaul was in 1995. The next scheduled Unit 2 HP/IP outage is scheduled for 2003 and an amount is included in the budget to account for this expense.

The Units 1 and 2 turbine and generator rotor bores have been inspected throughout the life of the turbines. Nothing of significance was noted. As the industry is shifting to longer overhaul intervals, combining the HP and IP section overhauls and shifting to a six-year interval is acceptable. The LP turbines can continue with the existing six-year inspection interval. Future overhauls will need to address HP inner and outer shell cracking weld repairs. HP diaphragm dishing and distortion and replacement of the first three HP and IP inlet stage blades may be required at upcoming overhauls. REMA has provided an amount in the budget to account for this expense.

ELECTRICAL AND CONTROLS

The most recent generator inspection for Unit 1 was September 1998 and for Unit 2 was November 1997. The Unit 1 HP and LP generators were determined to be in satisfactory condition. The Unit 2 HP and LP generators were determined to be in good condition. There are four 2.75 MW, 4.16 kV diesel generators located in separate enclosures. They appear to be in reasonably good condition, test run once a week, and are overhauled every seven years by an outside contractor.

Visual inspection indicated that there are various degrees of oil leakage on the Units 1 and 2 generator step-up ("GSU"), step-up, auxiliary, and startup transformers. Records suggest that the switchgear and circuit breakers are maintained according to industry standards and are in good operating condition. It was reported that the batteries are approximately 15 years old and with proper maintenance can last approximately 20 years. The Units 1 and 2 125 VDC battery systems associated with the distributed control system ("DCS") are scheduled for replacement in the near future and an amount is included in the budget to account for this expense.

The turbine control system for both Units 1 and 2 is the original GE Mark I electrohydraulic ("EHC") type. The turbine EHC control is scheduled for replacement with a new Woodward Governor system in the near future and an amount is included in the budget to account for this expense. In general, the controls appear to be well maintained and in good operating condition.

BALANCE OF PLANT

Visual inspections were conducted to assess the apparent condition, overall operability of the major BOP equipment and piping.

The cooling towers and condensers are characterized as being in good condition. No problems were cited with the circulating water pumps. Several of the Units 1 and 2 feedwater heaters, but not all, have been replaced since the 1980s. The remaining feedwater heaters may need to be replaced and an amount is included in the budget to account for this expense. No significant problems have been found during


[STONE & WEBSTER CONSULTANTS LOGO]                                           4-2
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deaerator examinations. The boiler feed pumps are characterized as being in excellent condition. A well-documented In-Service Inspection ("ISI") program is in place to monitor the condition of high energy piping. No major defects have been found to date. The auxiliary boilers are characterized as being in good condition.

Approximately 80% of the station's coal requirements are currently delivered to the station by rail. The balance is delivered by truck (approximately 350 trucks per day). Conemaugh has approximately 700,000 tons of coal storage space available, which is equivalent to a 45-day supply load at full load. The coal handling system is characterized as being in good condition. The No. 2 fuel is delivered by truck and stored in a 200,000 gallon aboveground tank. Another 200,000 gallon tank has been taken out of service due to the low demand for fuel oil on site. The tanks are characterized as being in excellent condition. Bottom ash is removed to an onsite lined ash disposal area. No significant operating or maintenance problems were noted.

4.1.2 KEYSTONE STATION

Units 1 and 2 have operated as base loaded units since their commercial operation date.

BOILER

At the time of the site visit, Unit 2 was out of service for a scheduled outage and Unit 1 was operating near full load.

To reduce the NO(x) emissions on Units 1 and 2, ABB's LNCFS III combustion modifications have been installed. The coal nozzles tips may need to be replaced every four years and an amount is included in the budget to account for this expense. The Units 1 and 2 ESPs are well maintained and are in operational condition. The ESPs have operated well and have not caused unit major deratings or forced shutdowns.

A walkdown of both boilers indicated no external problems. A variety of routine inspections and repairs are made during each overhaul. Keystone is currently executing a phased pressure part replacement program of critical boiler pressure parts. The overall condition of the boilers is good and they are operated and maintained in an acceptable manner consistent with good industry practice. The Units 1 and 2 high temperature superheaters are in satisfactory condition and may need to be replaced to maintain a high availability. An amount is included in the budget to account for this expense.

The most significant problem on the Units 1 and 2 boilers is severe waterwall tube wastage resulting from low NO(x) operation. A majority of the areas of the waterwalls affected by the wastage are being replaced with an upgraded chromized surface design. Select areas have weld cladding applied to protect the tube surfaces with an alloy material. The replacement is being performed in a phased approach and the scheduled completion date is in year 2002.

STEAM TURBINE

During the visual inspection of Keystone, both turbines appeared to be in very good condition considering they have been in service for about 33 years. The plant staff reported no problems with carrying full load.

The most recent Unit 1 HP/LP overhaul was in 1997, and a spare HP rotor, a spare inner cylinder, and spare LP rotor with a new style integral shroud blading were installed. The LP "B" and "A" rotors were replaced with spares in 1991 and 1999, respectively. The next scheduled HP/LP inspection is in 2003. The most recent Unit 2 HP/LP overhaul was in 1996, and the HP spare rotor, inner cylinder with new nozzle blocks, No. 1 blade rings, and the LP spare rotor were installed. The LP "A" turbine rotor was


[STONE & WEBSTER CONSULTANTS LOGO]                                           4-3
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replaced in 1994. The next scheduled HP/LP inspection is in 2002. The spare Unit
2 LP "B" turbine rotor is scheduled to be replaced in 2000.

The Units 1 and 2 turbine and generator rotor bores and the spare elements have been inspected. A review of findings indicates that the HP rotors exhibited some magnetic particle and sonic indications. They received a recommendation to be reinspected either within 10 years or in two six-year runs. The industry is shifting to a longer overhaul interval as is the current practice of six years at Keystone. As the turbine components age, future overhauls will need to address potential HP inner and outer shell cracking repairs. HP diaphragm dishing and distortion and replacement of the first three HP and LP inlet stage blades may be required at upcoming overhauls.

On July 26, 2000 Keystone Unit 1 tripped due to a HP turbine rotor position trip. Eight turbine nozzle block bolts failed and went into the HP first stage row and severely damaged the first and second stage row and moderately damaged the third stage row. The root cause analysis has not been completed as of August 3, 2000 but the initial indication is that it was an isolated incident. The outage should only last four weeks since Keystone has a spare HP turbine rotor and blades, inner cylinder, and first row stationary blade ring. It is estimated that Keystone will return to service in late August. REMA has indicated that this event should not have a material impact on its financial position.

ELECTRICAL AND CONTROLS

The most recent generator inspection for Unit 1 was performed in May 1999 and Unit 2 was April 1998. The generators were determined to be in fair to good condition. There are four 2.75 MW diesel generators and associated 4.16 kV switchgear located in separate enclosures. It was reported that maintenance on these units is done on a routine schedule. Visual inspections indicate that there were no signs of oil leaks from the oil filled circuit breakers ("OCBs") and they appear to be in good condition. Visual inspection indicates there is evidence of oil leakage on the transformers. Records suggest that the switchgear and circuit breakers are maintained according to industry standards and are in good operating condition. It is reported that the batteries are approximately 10 to 12 years old and with proper maintenance can last approximately 20 years. The Units 1 and 2 125 VDC battery systems associated with the DCS are scheduled for replacement in the near future and an amount is included in the budget to account for this expense. In general, the original and upgraded control systems appear to be well maintained and in good operating condition.

BALANCE OF PLANT

Visual inspections were conducted to assess the apparent condition, overall operability of the major balance of plant ("BOP") equipment and piping.

The cooling towers are characterized as being in good condition. No problems with the circulating water pumps were cited. The condensers are characterized as being in good condition. The feedwater heaters are characterized as being in excellent condition. No significant problems have been found during the deaerator examinations. The boiler feed pumps are characterized as being in excellent condition. A well-documented ISI Program is in place to monitor the condition of high-energy piping. No major defects have been found to date. The auxiliary boilers are characterized as being in good condition.

Coal is delivered to the station by rail and by truck. The trains are limited to 70 cars due to the power needed to climb the existing grades. The equipment, including conveyors, feeders, and crushers, is duplicated downstream of the stacker/reclaimer, but it is not fully redundant. The coal handling system was characterized as being in good condition. Bottom ash is removed and trucked to an onsite lined disposal area. No significant operating or maintenance problems were noted.


[STONE & WEBSTER CONSULTANTS LOGO]                                           4-4
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No. 2 fuel oil is stored in one 200,000 gallon and one 150,000 gallon aboveground storage tanks. No. 2 fuel oil for the diesel generator peaking units is stored in an aboveground 50,000 gallon storage tank. The tanks are characterized as being in good condition.

4.1.3 SHAWVILLE STATION

Units 1, 2, 3, and 4 have operated as base load units since commercial operation. At the time of the site visit, Units 1 and 3 were out of service due to load dispatch. Units 2 and 4 were operating per system demand.

BOILER

To reduce the NO(x) emissions new low NO(x) "S" burners were installed on Units 1 and 2. To reduce the NO(x) emissions, ABB's LNCFS III combustion modifications were installed on Units 3 and 4 boilers.

A walkdown of the boilers indicated no external problems. A variety of routine inspections and repairs were made during each overhaul. The overall condition of the boilers is good and they are operated and maintained in an acceptable manner consistent with good industry practice. However, the most significant problem on the Units 3 and 4 boilers is severe waterwall wastage due to NO(x) firing. The areas of the waterwalls affected by the wastage are being replaced with an upgraded chromized surface design. The replacement is being performed in a phased approached.

STEAM TURBINE

The Units 1 and 2 turbines are reported to have cracks in the girth weld that attaches the integral steam chests to the upper and lower HP outer cylinders. The prior owner's philosophy was to monitor these areas and address any future crack propagation. Unit 1 has some rotor surface cracking in the N-3 packing area. These problems may be addressed with extensive repairs during the next scheduled major overhauls.

Cracking is reported to have occurred in both the Units 3 and 4 HP/IP inner and outer casings. Units 3 and 4 are reported to have exhibited some HP casing distortion and diaphragm dishing. Replacement of the first three Units 3 and 4 HP stage blades may be required.

The turbines were recently switched to a nine-year overhaul cycle. Predictive maintenance techniques including vibration analysis, lube oil analysis, and performance testing are utilized to plan major maintenance.

ELECTRICAL AND CONTROLS

The Unit 1 generator was last inspected in December 1993. The Unit 2 generator's last major inspection was performed in November 1992 when boresonic inspections were made of the generator rotors and electrical maintenance testing was performed with satisfactory results. In 1997, the Unit 3 generator's work was limited to only cleaning coolers and testing. An internal inspection and routine electrical tests were performed on the Unit 4 generator in 1999. The diesel generators appear to be in reasonably good condition and there were no reported problems. Visual inspection indicates that the OCBs and associated disconnect switches appear to be in good condition except for one OCB that shows signs of oil leakage. There was no evidence of oil leakage on the outdoor oil-filled transformers and they appear to be in reasonably good condition. The Units 3 and 4 battery cells are in need of immediate maintenance. The


[STONE & WEBSTER CONSULTANTS LOGO]                                           4-5
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uninterruptible power supply ("UPS") systems and voltage conditioners for all four units appear to be in good condition. In general, the controls appear to be well maintained and in good operating condition.

BALANCE OF PLANT

Visual inspections were conducted to assess the apparent condition, overall operability of the major BOP equipment and piping. The Units 1 and 2 and Units 3 and 4 screenwell intake structures' traveling water screens were characterized as being in fair condition. The circulating water pumps were characterized as being in good condition. The Units 1, 2, 3, and 4 condensers were characterized as being in fair to good condition. The Units 1 and 2 LP feedwater heaters were characterized as being in fair condition and the Units 1 and 2 HP feedwater heaters as being in good condition. The Unit 3 LP and HP feedwater heaters were characterized as being in fair condition. The Unit 4 LP and HP feedwater heaters were characterized as being in good condition. No significant problems have been found during the deaerator examination. All of the boiler feedwater pumps were characterized as being in good condition. A well-documented ISI Program is in place to monitor the condition of high-energy piping. No major defects were noted.

All coal is delivered by truck. There is a rail spur on site but it is not maintained nor is it useable. The coal pile is normally maintained between 80,000 and 120,000 tons. The coal handling system was characterized as being in fair condition. Bottom ash is transferred to an on-site lined landfill. No significant operating or maintenance problems were noted with the bottom ash transfer system. No. 2 fuel oil is delivered by truck and stored in a 500,000 gallon aboveground tank surrounded by an earthen dike. The tank was characterized as being in good condition.

4.1.4 PORTLAND STATION

Units 1 and 2 have operated as base load units since their commercial operation date.

BOILER

The Unit 1 and 2 boilers were found to be well maintained and in good overall condition.

The burners on Units 1 and 2 were upgraded by ABB to a low NO(x) LNCFS Level III firing system. Units 1 and 2 include ESPs, which are well maintained and are in operational condition.

A variety of routine inspections and repairs are made during each overhaul. The boilers are operated and maintained in an acceptable manner consistent with good industry practice. Unit 1 presently has a reliability problem due to reheater tube failures. The most significant problem on the Units 1 and 2 boilers was severe waterwall wastage resulting from high temperature ash. Since the low-NO(x) burner installation the waterwall panel wastage rate is now only 15-20 mills per year, which is considered reasonable.

STEAM TURBINE

Units 1 and 2 were originally base loaded but are now in intermediate service.

The most recent Unit 1 HP turbine overhaul was in 1997. GE recommended that the HP inner shell be replaced. This has been recommended previously and will be required to assure future reliable operation. It is anticipated that the packing casings will require machining to correct out-of-roundness, the reheat diaphragms distortion will require repair, the HP inner shell horizontal joint opening will require repair and machining, the stage 2, 3, and 4 buckets will require replacement, and several diaphragms will require repair. The most recent Unit 1 LP turbine overhaul was in 1994. Replacement of the Unit 1 LP turbine


[STONE & WEBSTER CONSULTANTS LOGO]                                           4-6
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diaphragm packing, welding and remachining of shell fit areas was recommended at the next outage. Amounts are included in the budget to account for this expense.

The most recent Unit 2 major overhaul was on the HP section in 1995. More complete HP shell inspection is recommended at the next outage. It is anticipated that the LP bucket erosion shields will require replacement at the next outage. An amount is included in the budget to account for these expenses.

ELECTRICAL AND CONTROLS

The Unit 1 generator was overhauled in 1992. The Unit 2 HP generator rotor was rewound in 1993. Future maintenance plans include a generator rotor rewind for Unit 1. All the transformers appear to be in good condition with no evidence of constant oil leakage observed. The OCBs and associated disconnect switches appear to be in good condition. The 4.16 kV and 480V switchgear and 480V motor control centers for Unit 1 appear to be in good condition. The Units 1 and 2 emergency diesels appear to be in good condition. In general, based on the plant walkdown, the areas around the electrical equipment appear to be well maintained.

The Siemens V84.3 electrical equipment associated with the CTs is relatively new and in good operating condition. The overall impression of the CT electrical equipment is that it appears to be in good condition, and according to the plant personnel preventive maintenance is ongoing.

BALANCE OF PLANT

Visual inspections were conducted to assess the apparent condition, plant cleanliness, and overall operability of the major BOP equipment and piping.

No significant problems were cited with the circulating water system or circulating water pumps. As of December 1999, approximately 10 to 15% of the Unit 1 condenser tubes were plugged. There are plans to retube the Unit 1 condenser in the spring of 2001, using the original Admiralty tube material. The Unit 2 condenser has less than 2% of the tubes plugged as of January 26, 2000. Plant personnel stated that the condition of the waterboxes for both condensers and the condensate pumps is good. No significant problems were cited with the feedwater heaters and boiler feedwater pumps. There is a formal program in place to inspect high-energy piping. There has been no history of pipe failures or pipe support problems. The demineralizer is in excellent condition. The auxiliary boiler was installed in 1998 and is in excellent condition.

Coal is delivered to the site by trains approximately every third day, with a portion of the original train separated at Titus. There are no reported problems with the coal handling system. The ash from Unit 1 is sent to an onsite landfill. The bottom ash from Unit 2, absent of any pyrites, is sold for road material. There are no major problems with the ash handling equipment, except for the frequent replacement of the piping from the pulverizers which handles pyrite rejects. No. 2 fuel oil is delivered to the station by truck; the site has storage capability for 4.2 million gallons of oil.

COMBUSTION TURBINES

Units 3 and 4 have been operating in peaking service since commercial operation and have operated successfully to date. The last major inspection and unit overhaul for Units 3 and 4 occurred in 1991 and 1992, respectively. Units 3 and 4 demonstrate the effectiveness of good condition monitoring and O&M practices in offsetting the effects of aging. No adverse conditions were observed or identified. No unusual performance problems or degradation were noted. Recommended upgrades, including improved


[STONE & WEBSTER CONSULTANTS LOGO]                                           4-7
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materials and controls, and replacement of degraded components continue as required. The physical appearance is satisfactory; functioning equipment is clean and orderly; however, there is a general need for cleanup and painting of structures. Corrosion does not appear to be a problem at this time. The overall condition of Units 3 and 4 is good.

Unit 5, Siemens V84.3, has not yet demonstrated the capacity for reliable long-term operation. This unit is a first of a kind advanced technology simple cycle unit that was in the test and development mode during 1998 and 1999. Siemens continues to conduct commercial in-service and start-up for Unit 5.

As with many developmental units, numerous operating problems have been experienced which require continuing adjustments, changes and modifications. Siemens has discontinued this model after delivering six units worldwide (four in U.S.). No adverse conditions were observed, but it is anticipated that problems may continue, albeit at a reduced level from the past. However, the unit is only projected to be dispatched in the same range as its historical capacity factor. Required upgrades, including improved materials and controls, and replacement of degraded components continued as needed during testing and development. The physical appearance is satisfactory; functioning equipment is clean and orderly.

4.1.5 SEWARD STATION

Units 4 and 5 were operated as base loaded units when they were commissioned. In recent years, the units have provided intermediate service. During our visit, Units 4 and 5 were not operating. It was reported that Unit 4 was not called upon to operate that day, and Unit 5 was undergoing maintenance for an economizer tube leak. The units have historically been operated and maintained in a manner consistent with good industry practice. However, the prior owner deferred some maintenance. REMA has included a sufficient budget for these units to operate through their projected retirement date of 2010.

BOILER

To reduce the NO(x) emissions low NO(x) burners were installed on the Unit 4 boilers. The Unit 5 burners are the original design and have not been replaced with low NO(x) burners. Units 4 and 5 have ESPs, are well maintained, and are presently in operational condition. Unit 5 has SNCR and SCR that were redesigned for increased NO(x) reduction.

A walkdown of the boilers indicated no external problems. A variety of routine inspections and repairs are made during each overhaul. The overall condition of the boilers appears to be fair. Particularly, Unit 5 waterwall tubes have cold side corrosion that results in tube leaks into the boiler building rather than into the furnace. This has posed a safety concern for personnel. The units are operated and maintained in an acceptable manner consistent with good industry practice.

The overall condition of the Unit 4 generating tubes is fair with approximately 5% of the existing tubes plugged. The Units 4 and 5 superheaters have experienced leaks. In particular, the Unit 4 finishing superheater is original and in fair to poor condition. The Unit 5 primary superheater is original and in poor condition.

The prior owner deferred capital expenditures; however, REMA has included a sufficient amount in the budget for these units to operate through their projected retirement date of 2010.


[STONE & WEBSTER CONSULTANTS LOGO]                                           4-8
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STEAM TURBINE

The Seward Unit 4 and 5 turbine generators are 50 and 43 years old, respectively and are currently utilized for intermediate service.

It was reported that the Unit 4 turbine was uprated from 40 to 60 MW in 1976 with two rows of HP blades removed. The unit was reported to have rotor bore crack indications. The turbine has two original design features, which would be undesirable by today's standards. These are last stage blade wheels shrunk on the LP turbine rotor and LP turbine water seals. Both features can result in turbine component damage that is difficult and costly to repair. The last major Unit 4 turbine overhaul was in 1993. An overhaul is scheduled again in 2001 to address various boiler maintenance concerns with no significant turbine work scheduled.

It was reported that the LP turbine rotor has been replaced and new retractable packing installed. Plant personnel advised that two new LP blade rows may be required. There is a serious crack in the steam chest, which has not been repaired but is being monitored. The last major Unit 5 overhaul was in 1995. An overhaul to address various boiler maintenance concerns is scheduled for 2000 with no specific turbine work scheduled. In addition to HP shell cracking, there is evidence of possible shell distortion. In order to operate until planned retirement in 2010, the steam chest crack must be inspected at the next overhaul to determine if it is necessary to replace any blades. An amount is included in the budget to account for these potential expenses.

ELECTRICAL AND CONTROLS

The most recent generator inspections on Units 4 and 5 were performed in April 1994 and June 1995, respectively. During the 1994 Unit 4 generator inspection routine, electrical maintenance tests were performed with satisfactory results. Since the 1995 Unit 5 generator inspection, when a vibration problem was corrected, the Unit 5 generator has operated successfully. Visual inspection indicated that there are no signs of oil leakage from the OCBs, and they appear to be in good condition. Visual inspection indicates there is oil leakage at the GSU transformers, which should be repaired in the near future, and they are in need of painting. A sufficient amount is included in the budget to account for these expenses.

The 2.4 kV switchgear appears to be in good condition. There are no reported problems with the 11 switchgear and circuit breakers, and visual inspection indicates that the equipment appears to be in reasonably good condition, especially given its age. The 125 VDC batteries and chargers appear to be well maintained and in good condition. The UPS systems and power conditioners associated with boiler controls appear to be in reasonably good condition. In general, the controls appear to be in good condition with no reported problems.

BALANCE OF PLANT

The screenwell intake structures' traveling water screens are characterized as being in good condition. The circulating water pumps are characterized as being in good condition. Station personnel indicated that there have been no problems with the piping or discharge tunnel. The Unit 4 condenser is characterized as being in excellent condition and that it is unlikely that the condenser will have to be retubed again. The Unit 5 condenser is characterized as being in good condition. The Unit 4 and 5 feedwater heaters are characterized as being in good condition. It is probable that the heaters will be maintained but not replaced prior to the retirement of the units (before 2011). No significant problems have been found during the deaerator examinations.


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All coal is delivered by truck. The units burn approximately 500,000 tons per year total. At the time of Stone & Webster's site visit, approximately 50,000 tons were stored on-site (a 35 day supply). The coal handling system is characterized as being in fair condition. Bottom ash is removed and trucked to Conemaugh. No significant operating or maintenance problems have been noted. No. 2 fuel oil is delivered by truck and stored in two 16,000 gallon above ground tanks. The tanks are characterized as being in good condition.

4.1.6 TITUS STATION

Units 1, 2 and 3 were operated as base load units after commercial operation and in recent years they have operated as intermediate units.

BOILER

The burners were upgraded by ABB to a low-NO(x) LNCFS Level III firing system in 1995. It is reported that the ESPs were augmented in 1975 with two additional parallel chambers. This added 56% to the collection area for each ESP. There is no flue gas conditioning required to maintain opacity within 10%, and dust loading levels are well within compliance levels. In the past, there were opacity violations that included 38% being experienced during steady state operation.

Major boiler outages are scheduled at intervals of three years. Mini-outages are usually planned annually to insure specific repairs are made to maintain high unit reliability. The coal mill and volumetric feeders are in good condition due to a strict repair and overhaul schedule. The air heaters are in good condition, and seals and baskets are replaced on a scheduled cycle. All fans are in good condition and receive routine maintenance. Piping, pipe hangers, support steel, thermal insulation, soot blowers, and metal casings are generally in good condition. The flue gas ductwork, fans, expansion joints, and air heaters are free of major gas leaks and are well insulated.

STEAM TURBINE

The three steam turbines were originally designed for baseload coal-fired operation, but now they operate in an intermediate load following mode. There are relatively few start/stop cycles on the units since they have operated at relatively high capacity factors compared to other similar vintage units.

The turbines are currently on a scheduled nine-year overhaul schedule. The most recent major Unit 1 overhaul was in 1993. The most significant concern on Unit 1 was the steam chest to HP shell attachment weld experienced cracking with the upper half being the most serious. The cracks were partially ground out and weld repaired. GE considered the repairs to be temporary with re-inspection recommended and replacement of the outer shells conducted at the next overhaul. Replacement of LP diaphragm packing was also recommended at the next overhaul. A sufficient amount is included in the budget to account for these expenses.

The most recent major Unit 2 overhaul was in 1995. The last stage bucket tenons were badly eroded and bucket replacement was recommended on both rows at the next inspection. The most recent major Unit 3 overhaul was in 1996. Replacement of the No. 1 water seal casing was recommended at the next overhaul. The Units 2 and 3 LP turbine rotors internal ultrasonic inspections have shown numerous indications. Re-inspections of the rotors should be performed during scheduled turbine overhauls.


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ELECTRICAL AND CONTROLS

The last major overhaul for the Unit 1 generator was in 1993 when the stator was rewound and boresonic testing was done. The last major overhaul for the Unit 2 generator was in 1988 and the last internal inspection was done in 1995. The last internal inspection for Unit 3 was done in 1996, which included a boresonic inspection of the rotor. The Units 2, 3 and 4 generator rotors internal ultrasonic inspections have shown numerous indications. Re-inspections of the rotors should be performed during scheduled generator overhauls.

The transformers appear to be in good condition and no evidence of constant oil leakage was observed. The OCBs and disconnect switches appear to be in good condition. The switchgear and motor control centers appear to be in good condition. The air blast type generator breakers may need to be replaced since parts for these breakers are becoming hard to find. All the batteries were load tested in 1999 and they appear to be well maintained and in good condition.

In general, the areas around the electrical equipment were well lit and the electrical equipment appeared to be well maintained.

BALANCE OF PLANT

The cooling tower is characterized as being in good condition. The Units 1 and 2 condensers were retubed in the 1980's. The Unit 3 condenser retains the original tubes, with some tubes being plugged. The plugged tubes have resulted in no performance deficiencies with Unit 3.

The LP feedwater heaters for all three units are original. The HP heaters for Units 1 and 2 are approximately 15 years old and Unit 3 has one original HP feedwater heater, with the remaining two having been replaced. No problems with the boiler feedwater pumps were cited. There is a formal ISI program for high-energy components scheduled and administered internally. There has been no history of pipe failures or problems with pipe supports.

Titus shares delivery of coal from a train with Portland, with approximately 50 cars being left at Titus. No significant deficiencies were observed in the condition of the coal handling equipment. The bottom ash is sent to the station owned landfill. Bottom ash is kept separate from the fly ash. The three No. 2 fuel oil storage tanks have a total capacity of 250,000 gallons. The oil is delivered by truck.

No significant deficiencies of the general appearance, corrosion, structural settlement, or overall housekeeping of Titus were observed during the walk-through.

COMBUSTION TURBINES

Units 4 and 5 have been in peaking service since commercial operation and have operated successfully to date. The last major inspection and overhaul for Units 4 and 5 was completed in 1992. Units 4 and 5 have demonstrated the effectiveness of good condition monitoring and O&M practices in offsetting the effects of aging. No adverse conditions were observed or identified. No unusual performance problems or degradation were noted. Recommended upgrades, including improved materials and controls and replacement of degraded components are undertaken as needed. The physical appearance is satisfactory; functioning equipment is clean and orderly. There is a general need for cleanup and painting of structures. Corrosion does not appear to be a problem at this time. The overall condition is very good.


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4.1.7 SAYREVILLE STATION

Units 4 and 5 were originally designed as baseload units and in recent years have operated as peaking units. The four simple cycle CTs are operated as peaking units.

BOILER

Units 4 and 5 have experienced boiler tube problems since the conversion from coal to oil firing in 1969. The maximum achievable generation rating is 90 MW on Unit 4 and 95 MW on Unit 5. The reduced generation is due to lower main steam and hot reheat steam temperatures resulting from changes in furnace performance due to switching fuels and reduced main steam pressure due to the poor physical condition of the boilers.

In a study performed by Babcock & Wilcox in 1990, boiler waterwall screen tube modifications were specified that would allow recovering steam temperatures and preventing tube failures in the waterwall screen region. The prior owner elected not to perform this major modification but instead replaced failed tubing with rifled tube panels in approximately 50% of this section. The prior owners deferred some maintenance. The overall condition of the Units 4 and 5 boilers is considered marginal for continued service unless significant capital expenditures are made. The budget includes sufficient funds to account for boiler repairs.

The operating pressure was reduced to limit extensive tube failures in the lower portion of the main furnace resulting from inadequate boiler water chemistry control or chemical cleaning. This condition began in the 1990s and is presently ongoing. The budget includes sufficient funds to prevent continuous recurrence of this problem.

The high temperature superheater and reheater tubes and headers on both units have not contributed to the forced outage rate, nor have they ever been replaced. This is likely the result of the low terminal steam temperatures during the last 25-30 years. The cyclone furnaces were reported to be in good condition with the available resources to perform repairs. The forced draft fans for both units were found to be in good condition and capable of maintaining the reduced load on both units.

STEAM TURBINE

The most recent major Unit 4 turbine overhaul was in 1990. All three LP end L-0 buckets were severely eroded behind the erosion shields and replacement of all three rows was recommended for the next outage. The budget includes sufficient funds to account for the steam turbine repairs.

The most recent major Unit 5 turbine overhaul was in 1987. Re-inspection was recommended if the unit was used for cycling or peaking. There were 23 reportable indications in the HP rotor bore, and re-inspection was recommended. Control stage erosion was severe and replacement was recommended. The L-0 buckets were eroded and re-inspection was recommended and replacement at the next overhaul.

ELECTRICAL AND CONTROLS

The last major inspection was performed in 1993 on the Unit 4 generator stator and field. Overall, the Unit 4 generator was in satisfactory condition. The last major inspection of the Unit 5 generator was performed in 1987. The Unit 5 generator was found to be in acceptable condition. Westinghouse recommended that the rotor bore be re-inspected after five years of baseload or load cycling operation and three years if the unit was used for intermediate or peaking operation. Units 4 and 5 are reported to have their original windings.


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All the transformers are original equipment and appear to be in good condition with no evidence of constant oil leakage observed. The circuit breakers and disconnect switches appear to be in good condition. The switchgear and MCCs are all original equipment and considering their age, appear to be in good condition. All the batteries appear to be in good condition.

Since these Sayreville units were being considered for retirement by the prior owner; equipment replacement and technology upgrades for the past several years were kept to a minimum. However, the budget includes sufficient funds to account for continual operation to the projected retirement dates.

BALANCE OF PLANT

Inspection of the intake canal walls in 1982 and 1985 indicated continued deterioration through corrosion. The three traveling screens were replaced between 1984 and 1985 for each of the two units. Although no problems with the circulating water pumps were cited, a 1992 evaluation indicated that the Unit 5 circulating water pumps may require major overhauls for extended operation. The condensers were characterized as being in good condition, with estimates of tube pluggage given by plant personnel as 15% for Unit 4 and 10% for Unit 5. A recent investigation recommended retubing the HP.

There is an ISI program in place for high energy piping systems. Presently, there are no known defects. The water treatment system was installed in 1985, and is in very good condition. Resins are original, and may require replacement in the future. There was noticeable corrosion in structural and duct steel observed during the walk-down. Additionally, some structural settlement and cracking was observed. The condition of piping insulation and supports, and ductwork insulation appears acceptable.

The original coal-fired units were converted to No. 6 fuel oil and natural gas-firing. The fuel oil is delivered to the station by barge (20,000 to 25,000 barrels per delivery), and stored in one 108,000 barrel storage tank. No. 2 fuel oil is used as an ignition fuel for the boilers. The No. 2 fuel oil is stored in three above ground tanks, including two of 16,000 gallons each, and one of 32,000 gallon capacity. The No. 2 fuel is primarily used for the CTs.

Make-up water to the boilers is obtained from two 6-inch municipal water lines. Boiler make-up is treated with a two-train anion, cation and mixed bed demineralizer. There is no condensate polisher. Each demineralizer train is sized for 100% of capacity. The system also includes regeneration equipment.

COMBUSTION TURBINES

The C-1, C-2, C-3, and C-4 units have been operated in peaking service since commercial operation. The most recent major inspections and unit overhauls were completed in 1988, 1994, 1992, and 1990 for C-1, C-2, C-3, and C-4,
respectively. Each unit was successfully modified in 1995-1996 to accommodate water injection for NO(x) abatement in compliance with CAA requirements. Water injection has been managed properly without serious incident to date. No major issues or adverse conditions were observed or identified. A recent major accident severely damaged the C-4 generator due to a switching error. The accident is considered to be an isolated case. The C-4 generator has since been repaired, and operating practices and procedures have been changed to avoid possible recurrence. No other unusual performance problems or degradation were noted. Recommended upgrades, including improved materials and controls, and replacement of degraded components have been undertaken as needed. The physical appearance is satisfactory; functioning equipment is clean and orderly; however, there is a general need for cleanup and painting of structures. Corrosion does not appear to be a problem at this time. The overall condition of the CTs is good.


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4.1.8 WARREN STATION

Units 1 and 2 were operated as baseload units at commercial operation but in recent years have operated as intermediate units.

BOILER

At the time of the site visit, all boilers were found to be operational. The prior owner deferred some maintenance on these units. REMA has budgeted a sufficient amount to support continual operation through the projected retirement date.

There have been no modifications made to the combustion system to lower NO(x) emission levels. The existing strategy is to bubble this plant with Portland and Seward to meet the NO(x) emission levels. An ESP was added in 1976 to augment the original ESP installed on each unit. In general, the ESPs are well maintained and are presently in operational condition.

Recently, there have been waterwall tube failures in the boilers of Unit 1 caused by underdeposit corrosion resulting from the poor condition of the condenser. The majority of the front and rear walls and about 20% of the sidewalls have been replaced, but tube leaks are continuing even in the newer tubing. Chemical cleaning is needed to remove the corrosion and additional waterwall tubing replacements may be required. REMA has budgeted sufficient funds to account for additional tube replacements. The coal mill and volumetric feeders are in good condition. The tubular air heaters are in good condition. All the fans are in good condition. Piping, pipe hangers, support steel, thermal insulation, soot blowers, and metal casings are generally in good condition. The flue gas ductwork, fans, expansion joints, and air heaters are free of major gas leaks and are well insulated.

STEAM TURBINE

The units were designed for baseload operation but have been used for cycling and local voltage support in recent years. A new 115 kV capacitor bank connection has been installed which has reduced the need for the Warren units to provide local voltage support. The plant was not operating during the inspection.

The most recent major turbine overhauls were in 1989 and 1990. The prior owner had deferred further turbine maintenance. The turbines did appear to be in very good condition considering the age and recent availability data. It is anticipated that the HP and LP turbine blades may need to be replaced, and the nozzle block may need refurbishment. Plant personnel advised that there had been no evidence of turbine shell distortion or flange leakage. There were no obvious recent oil leaks. There were no turbine support pedestal concrete cracks, although there were two condenser supports with some concrete cracking. Unit 1 boiler tube failures appear to be the major cause for most of the recent unit outages. REMA has budgeted a sufficient amount to support continual operation through the projected retirement date.

ELECTRICAL AND CONTROLS

The last major inspections for the Units 1 and 2 generators were in 1989 and 1990, respectively. An ultrasonic inspection of the Unit 1 generator rotor in 1984 found a cluster of indications in the body of the rotor. Another ultrasonic inspection at the next overhaul is recommended. The Unit 3 CT generator has not been overhauled since the in-service date.

The plant indicated that an inspection is needed on Unit 1 in 2001 and in 2002 for Unit 2. All the transformers appear to be in good condition with no reported problems. The 11.5 kV switchgear and circuit breakers appear to be in good condition. The 2.3 kV switchgear is original, appears to be well


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maintained, and in good operating condition. Units 1 and 2 have an emergency diesel generator that appears to be in good condition and is started on a weekly basis. The 125V DC batteries appear to be in good condition. Since Warren was being considered for retirement by the prior owner, equipment replacement and technology upgrades for the past several years were kept to a minimum. However, the budget includes sufficient funds to account for continual operation through the projected retirement dates.

BALANCE OF PLANT

No retubing of either Unit 1 or 2 condensers has been performed. There have been significant condenser tube leaks in recent years. There have also been recent problems with the feedwater heaters for Unit 2. The deaerator for Unit 1 is in acceptable condition; however, the Unit 2 deaerator has vent condenser problems, and may require retubing. The budget includes funds to cover these anticipated repairs.

The boiler feedwater pumps are rebuilt on an as-needed basis; one pump for Unit 1 was being rebuilt during our walkdown. All of the boiler feedwater pumps have been rebuilt within the last four years.

There is a program in place to inspect high-energy piping. Phase I of the inspection program (initial pass at all high-energy systems) was completed in 1996-97. No work has been started on a second pass through the systems. There were some deficiencies noted during the initial inspection of pipe saddles; these are currently being rechecked.

All coal deliveries are by truck. Typically, a 30-day supply of coal is maintained in the yard during winter, and 15 days supply in summer. The overall appearance of the coal handling system is acceptable, with no noticeable deterioration or corrosion of conveyor structural steel, transfer chutes, etc. There have been no significant problems reported by station personnel for the bottom ash system. No. 2 fuel oil is stored in two 15,000 gallon underground tanks, and one 500,000 gallon above ground tank.

Overall housekeeping appearance indicated more coal dust than is normally expected for a balanced draft unit. Visual observation indicated significant peeling of boiler and ductwork asbestos insulation and lagging. There was no significant settlement in structural foundations, or major leaks from deteriorated roofing.

COMBUSTION TURBINE

Unit 3 has operated in peaking service since commercial operation. The last major inspection and unit overhaul was completed in the early 1990's. The unit has operated successfully to date. The Unit was successfully modified in 1995-1996 to accommodate water injection for NO(x) abatement in compliance with CAA requirements. Water injection has been managed properly without serious incident to date. No adverse conditions were observed or identified. No unusual performance problems or degradation were noted. Upgrades, including improved materials and controls, and replacement of degraded components are undertaken as needed.

4.1.9 GILBERT STATION

Gilbert consists of five simple cycle units (C-1, C-2, C-3, C-4, and CT 9) and four combined cycle CTs (CC5, CC6, CC7, and CC8) with a single ST.

C-1, C-2, C-3, and C-4 have each operated successfully in peaking service since commercial operation. Each unit was successfully modified in 1995-1996 to accommodate water injection for NO(x) abatement in compliance with CAA requirements. Water injection has been managed properly without serious incident to date. No major issues or adverse conditions were observed or identified. No unusual performance


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problems or degradation were noted. Required upgrades, including improved materials and controls, and replacement of degraded components have been undertaken as needed. The physical appearance is satisfactory; functioning equipment is clean and orderly; however, there is a general need for cleanup and painting of structures. Corrosion does not appear to be a problem at this time.

CT 9, ABB GT-24, is a first of a kind advanced technology simple cycle unit that utilizes innovative technology. CT 9 appears to be in satisfactory condition at this time. The future operation of CT 9 is likely to meet expectations given continued proper condition monitoring and maintenance practices.

The combined cycle units, CC5, CC6, CC7, and CC8 have operated as intermediate and peaking units. They have operated successfully in peaking, spinning reserve, and load-following service since commercial operation. These units no longer operate in spinning reserve due to emissions limitations, but load frequency control is possible. The most recent major inspections and unit overhauls were completed in 1989 for CC5 and CC6, 1987 for CC7, and 1988 for CC8. Each unit was modified in 1995 to accommodate water injection for NO(x) abatement in compliance with CAA requirements. Water injection has been managed properly without serious incident to date. No major issues or adverse conditions were observed or identified. No unusual performance problems or degradation were observed. Required upgrades, including improved materials and controls, and replacement of degraded components have been undertaken as needed. The physical appearance is satisfactory; functioning equipment is clean and orderly. There is a general need for cleanup and painting of structures. Corrosion does not appear to be a problem at this time. The overall unit condition is good.

ELECTRICAL AND CONTROLS

C-1, C-2, C-3, and C-4 are capable of black start, and the other units require a back feed off the 230 kV switchyard. The station service transformer appears to have been well maintained. The 250 V batteries were replaced in 1994. The incoming feeds from the 13.8 kV switchyard as well as the medium voltage all appear to be in good condition.

The ABB generator CT 9 went into operation in 1997. The electrical equipment appears to be well maintained. The feed from the 230 kV yard to the 230 kV step-up transformer is in excellent condition.

The C-1, C-2, C-3, and C-4 switchgear, although 30 years old, appears to be in good condition. The circuit breakers were overhauled about two to three years ago and the relays were recalibrated around the same time. The C-1 generator was last megger tested in October 1995, C-2 in September 1996, C-3 in October 1993, and C-4 in September 1995.

According to station personnel, preventive maintenance has been performed on CCs 4 through 7 last year including oil testing on the oil circuit breakers and meggering the generators. There will be a CC6 generator outage in a few weeks at which time the rotor is schedule to be rewound. On the steam turbine generator, the rotor was rewound about four to six years ago. The generator received preventive maintenance in 1998 and 1999 and was megger tested. The control room is maintained in good condition. The three main step-up transformers, although 28 years old, all appear to be in good condition.

The general impression of this station is that it has received necessary preventive maintenance and the electrical/controls equipment is in good condition.

4.1.10 COMBUSTION TURBINES

The CTs include simple cycle units at the following locations: Blossburg, Hamilton, Hunterstown, Mountain, Orrtanna, Shawnee, Tolna, Wayne, Glen Gardner, and Werner.


[STONE & WEBSTER CONSULTANTS LOGO]                                          4-16
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All units have been in peaking service since their commercial operation date.
The most recent major inspection and overhaul of each of the units were in the 1990-1993 period. No significant adverse conditions were identified. No unusual performance problems or degradation were noted. Required upgrades, including improved materials and controls, and replacement of degraded components have continued as needed. The physical appearance is satisfactory; functioning equipment is clean and orderly; however, there is a general need for cleanup and painting of structures. Corrosion does not appear to be a problem at this time. The overall condition of the simple cycle CTs is good.

The generators appear to be in satisfactory condition and suitable for continuous peaking service. There have been some problems with the rotor top turn insulation at Mountain Unit 1 and Hunterstown Unit 1, which were repaired in 1997 and 1998, respectively. The Werner CT 4 generator was being overhauled during our visit. All of the outdoor electrical equipment appears to be in good condition but is weathered.

There is an inherent concern with the Frame 5 generators in that some rotors were manufactured with non-magnetic 18Mn-5Cr retaining rings, which have a history of possible failure while in service. Mountain Unit 1, Titus 5, and both Tolna Units 1 and 2 have 18Mn-5Cr retaining rings. GE has developed a suitable non-destructive, in place, ultrasonic test method to determine the condition of these suspect rings. The Mountain Unit 1 and Tolna Unit 1 generator rotors were inspected by GE using this method and were found to be in satisfactory condition. Current scheduling is to perform this test on each affected unit every five years.

The generator circuit breakers in each unit were modified during the major unit overhauls. The Glen Gardner generator circuit breakers were replaced between 1994 and 1996. The protective relays are satisfactory for continued use as long as they are maintained and calibrated on schedule. The DC batteries and chargers for all of the units were replaced during their major overhauls with the exception of the 60 cell batteries at Werner, which are 15 years old. A diesel driver is used to start each CT. These diesels appear to operate satisfactorily as indicated by the high percentage of successful combustion starts.

The overall impression of the CT electrical equipment is that it appears to be in good condition, and according to the plant personnel preventive maintenance is ongoing.

4.1.11 PINEY STATION

The Piney units can be operated in three modes of control: local-manual, local-auto, and remote. The units are capable of providing load regulation of 2 to 8 MW per unit, spinning reserve, and voltage support.

CIVIL STRUCTURES

Piney owns the dam, the lake, and the shoreline. The civil structures appear to be in good condition, with some surface deterioration on the face of the dam. Since 1997, a repair program has been addressing the surface condition of the dam. No dam repair work has been scheduled for the year 2000. About 40% of the total planned effort has been completed.

MECHANICAL EQUIPMENT

All three units were operating at the start of the site visit. All three units began shutting down, by remote dispatch, during the course of the visit. One turbine runner was available for inspection, on the powerhouse floor. This runner had been removed from Unit 1 and had been replaced by the spare runner


[STONE & WEBSTER CONSULTANTS LOGO]                                          4-17
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that had been supplied as part of the original equipment. The old runner exhibited the usual wear and tear but in addition it had pieces missing from the trailing edges of nine of the sixteen blades. The blades with the pieces broken off were not in sequence; there were intact blades between some of the broken blades. That condition would suggest that the blades were not broken by a piece of trapped metal. The condition might be related to pulsations often caused by draft tube vortexes.

It is possible that the runners can continue to be repaired. If, however, a runner replacement is considered, given current technology, a capacity increase on the order of 20% may be obtained. It is recommended that if the runners are replaced that it is determined whether the new runners are compatible with the existing draft tube.

ELECTRICAL AND CONTROLS

The generators are in satisfactory condition with the last major inspection and rebuilding of the stators (except Unit 2) and rotors completed in period between 1985 and 1987. The 12 kV station service switchgear was replaced in 1985. The 250 V DC lead calcium station battery appears to be in good condition, however, it is near the end of reliable service life.

4.1.12 DEEP CREEK STATION

CIVIL STRUCTURES

The structures at Deep Creek appear to be in very good condition, to the extent that these items were visible. Deep Creek has an earth fill dam with a long overflow weir at the right-bank. We understand that considerable remedial work was performed in the recent past and that the present condition requires only normal O&M. The dam and associated structures appear to be in excellent condition during the site visit. Station personnel advised that there had been only three minor incidents of spillage in the history of the plant. That statistic suggests that the turbine capacity is quite high relative to the potential for flood formation.

MECHANICAL EQUIPMENT

The equipment at Deep Creek appears to be in very good condition, to the extent that these items were visible. Station personnel advised that the turbine runners were replaced, in 1972 and 1973, with new runners made of steel with stainless steel overlay. A brief review of the parameters suggests that the available diameter would support a further capacity increase but the tail water level does not appear to provide cavitation protection for the existing capacity. A capacity increase would serve only to shift more energy from off-peak to on-peak. There would be no increase in total energy because of the almost complete absence of spillage.

ELECTRICAL AND CONTROLS

The electrical equipment is maintained in good condition and the generating units appeared to be operating satisfactorily.

4.2 REMAINING LIFE

Fossil power plants have been traditionally designed for an expected useful life of 25 years. However, industry experience has shown that fossil plants can be operated safely well beyond 40 years. The question becomes whether an additional service life can be achieved at a reasonable cost.


[STONE & WEBSTER CONSULTANTS LOGO]                                          4-18
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--------------------------------------------------------------------------------

There are only a few technical issues that can lead to an abrupt or unpredicted end of life of an electric generating station. These include the following:

     o    serious site flooding and other natural disasters

     o    geotechnical problems such as severe settling

     o catastrophic failure of a major component which causes substantial collateral damage

In addition, there are certain technical and environmental issues that affect the economic viability of electric generating stations such as the imposition of new restrictive environmental criteria such as additional limits on NO(x), SO(2), fine particulate (sub 2.5 microns) and air toxics emissions.

In most cases, decisions to retire generating units are made for economic reasons, which may be the result of technical or environmental issues. The cost of replacing major equipment components such as boiler drums, furnaces, superheaters, turbine rotor and casings, generator fields and stators, and step-up transformers is often the most limiting factor in extending station life. Therefore, life expectancy is evaluated in terms of the remaining life of the costly major components. Generally, it is economical to repair or replace the balance of plant equipment on an as-needed basis to sustain continued operation.

While there is limited experience with the operation of electric generating stations for 60 to 70 years, the technical factors, which may cause a unit to be retired, are known. The primary technical reasons that would cause units to be retired are likely to be fatigue and creep damage to major components such as the boiler and turbine-generator. Many of the Facilities have accumulated sufficient operating hours to begin to show wear. In order to operate the Facilities to the projected retirement dates, REMA will need to perform condition monitoring programs including nondestructive testing. REMA has prepared an extensive review of the condition at each of the facilities and included in the budget sufficient funds to extend the facilities life to the projected retirement date. With proper operation and maintenance and continual funding of required capital and overhaul expenses, all the units should be capable of operating to the retirement dates projected by REMA.


[STONE & WEBSTER CONSULTANTS LOGO]                                          4-19
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The following table summarizes the remaining life that REMA is projecting for each of the Facilities.

================================================================================================
                     REMAINING LIFE OF THE FACILITIES AS PROJECTED BY REMA
================================================================================================
                            AGE AS OF JANUARY 1,      ESTIMATED
          STATION                  2000            RETIREMENT DATE         REMAINING LIFE
------------------------------------------------------------------------------------------------
Conemaugh Station
------------------------------------------------------------------------------------------------
         Unit 1                      30                  2044          More than 30 years
------------------------------------------------------------------------------------------------
         Unit 2                      29                  2044          More than 30 years
------------------------------------------------------------------------------------------------
         Four Diesel                                     2044          More than 30 years
------------------------------------------------------------------------------------------------
Keystone Station
------------------------------------------------------------------------------------------------
         Unit 1                      33                  2044          More than 30 years
------------------------------------------------------------------------------------------------
         Unit 2                      33                  2044          More than 30 years
------------------------------------------------------------------------------------------------
         Four Diesel                                     2044          More than 30 years
------------------------------------------------------------------------------------------------
Shawville Station
------------------------------------------------------------------------------------------------
         Unit 1                      46                   2034          More than 30 years
------------------------------------------------------------------------------------------------
         Unit 2                      46                   2034          More than 30 years
------------------------------------------------------------------------------------------------
         Unit 3                      40                   2034          More than 30 years
------------------------------------------------------------------------------------------------
         Unit 4                      40                   2034          More than 30 years
------------------------------------------------------------------------------------------------
         Three Diesels               37                   2034          More than 30 years
------------------------------------------------------------------------------------------------
Portland Station
------------------------------------------------------------------------------------------------
         Unit 1                      42                  2024                  25 years
------------------------------------------------------------------------------------------------
         Unit 2                      38                  2024                  25 years
------------------------------------------------------------------------------------------------
         Three CTs                  6-33                 2029                  30 years
------------------------------------------------------------------------------------------------
Seward Station
------------------------------------------------------------------------------------------------
         Unit 4                      50                  2010                  11 years
------------------------------------------------------------------------------------------------
         Unit 5                      43                  2010                  11 years
------------------------------------------------------------------------------------------------
Titus Station
------------------------------------------------------------------------------------------------
         Unit 1                      49                  2024                  25 years
------------------------------------------------------------------------------------------------
         Unit 2                      49                  2024                  25 years
------------------------------------------------------------------------------------------------
         Unit 3                      47                  2024                  25 years
------------------------------------------------------------------------------------------------
         Two CTs                    30-33                2029                  30 years
------------------------------------------------------------------------------------------------
Sayreville Station
------------------------------------------------------------------------------------------------
         Unit 1                      45                  2010                  11 years
------------------------------------------------------------------------------------------------
         Unit 2                      42                  2010                  11 years
------------------------------------------------------------------------------------------------
         Four CTs                   27-28                2029                  11 years
------------------------------------------------------------------------------------------------
Warren Station
------------------------------------------------------------------------------------------------
         Unit 1                      52                  2010                  11 years
------------------------------------------------------------------------------------------------
         Unit 2                      51                  2010                  11 years
------------------------------------------------------------------------------------------------
         One CT                      28                  2029                  11 years
------------------------------------------------------------------------------------------------
Gilbert Station
------------------------------------------------------------------------------------------------
         Five CCs                   23-26                2029                  30 years
------------------------------------------------------------------------------------------------
         Five CTs                   3-30                 2029                  30 years
------------------------------------------------------------------------------------------------
Combustion Turbines
------------------------------------------------------------------------------------------------
         Blossburg                   28                  2029                  30 years
------------------------------------------------------------------------------------------------
         Glen Gardner                30                  2029                  30 years
------------------------------------------------------------------------------------------------
         Hamilton                    29                  2029                  30 years
------------------------------------------------------------------------------------------------
         Hunterstown                 29                  2029                  30 years
------------------------------------------------------------------------------------------------
         Mountain                    28                  2029                  30 years
------------------------------------------------------------------------------------------------
         Orrtanna                    29                  2029                  30 years
------------------------------------------------------------------------------------------------
         Shawnee                     28                  2029                  30 years
------------------------------------------------------------------------------------------------
         Tolna                       28                  2029                  30 years
------------------------------------------------------------------------------------------------
         Wayne                       28                  2029                  30 years
------------------------------------------------------------------------------------------------
         Werner                      28                  2029                  30 years
------------------------------------------------------------------------------------------------
Hydroelectric Stations
------------------------------------------------------------------------------------------------
         Piney                       76                  2029                  30 years
------------------------------------------------------------------------------------------------
         Deep Creek                  77                  2029                  30 years
================================================================================================

Conemaugh and Keystone were found to be in excellent condition considering their age and high capacity factor usage. The boilers at each station are identical supercritical units and were retrofitted with low

[STONE & WEBSTER CONSULTANTS LOGO]                                          4-20
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REMA                                                INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------

NO(x) burners and overfire air between 1993 and 1994. This change to the boilers resulted in severe tube wall wastage due to the reducing (low oxygen) atmosphere in the furnace and a solution has been implemented to correct the problem. An estimated 80% of the affected areas in the Conemaugh boilers have been overlaid and additional metal areas on the sidewalls are planned to be overlaid in the near future. This material upgrade has shown no evidence of short-term degradation and appears to represent an acceptable long-term solution to tube wastage. The tube wastage problem at the Keystone boilers have been treated in a different manner with the affected areas being replaced with chromized waterwall panels.

The replacement of the waterwall sections in the Keystone boilers is taking place in three phases with a target for completion in 2002. This material replacement has shown no evidence of short-term degradation and appears to represent an acceptable long-term solution to tube wastage.

The four Shawville units are 40 and 46 years old and have operated in baseload operation. Operation until the projected 2034 plant retirement will require ongoing NDE and component surveillance. Severe boiler waterwall wastage due to low NO(x) firing will require extensive tube inspection and possible replacement with corrosion resistant chromized tubes. Cracks in the Unit 1 and 2 steam chest attachment welds to the HP shells may require extensive repairs or a complete shell replacement may be preferred. Units 3 and 4 have experienced HP/IP inner and outer shell cracking and replacement may be required to meet the projected retirement date. HP casing distortion and diaphragm dishing are another indication of possible turbine repairs. The condensers and most of the feedwater heaters are reported to be in fair condition with condenser retubing and heater replacement probable to maintain an acceptable forced outage rate. Ongoing NDE and component inspections will be required to operate reliably for over 30 years.

The Portland Units 1 and 2 can be operated reliably until their projected retirement in 2024. Both units appear to be in good condition and have been properly maintained. The plant design was essentially comparable to current state of the art with only a few exceptions. The design main steam temperature of 1050 degrees F is 50 degrees F higher (approximately 5%) than most current boiler designs. Although this increases efficiency, it also tends to increase creep damage and may accelerate consumption of life. In order to operate for 24 additional years, the high temperature boiler, turbine, and piping components should continue to be NDE tested.

There appears to be a history of significant boiler waterwall ash corrosion at Portland, which will require extensive retubing over the next ten years. Unit 1 will also require a reheater replacement. The cracked Unit 1 HP inner shell replacement has been postponed and the crack has been monitored for further growth. The Unit 1 HP inner shell replacement may be considered for the next major overhaul after inspection.

Seward, when inspected, was found to be in fair and serviceable condition for the current service. Since the boilers were converted to residual oil and later to natural gas, lower furnace screen tube overheated and were replaced with rifled tubes leading to higher furnace heat absorption and reduced steam temperature to the turbines. This would tend to extend boiler and turbine life. The Seward units are capable of operating until the planned plant retirement in 2010. Routine maintenance is recommended to comply with insurance and safety requirements. Surveillance of known problem areas should continue with repairs and replacement to meet the projected retirement date of 2010.

The Sayreville Units 4 and 5 are 45 years old but should be capable of continued peaking service until the projected retirement date in 2010. The boilers were found to be in marginal condition due to continued lower furnace tube failures, which required a reduction in operating steam pressure. The integral steam chest turbine configuration may exhibit HP casing girth weld cracking due to cycling. Turbine inlet


[STONE & WEBSTER CONSULTANTS LOGO]                                          4-21
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--------------------------------------------------------------------------------

nozzle and LP bucket erosion is increasing primarily due to the impact of cycling. Inner shell cracking has been weld repaired but may reappear with use. Rotor bore indications were removed from the Unit 5 rotor by overboring. Additional indications were detected in 1987.

It is assumed that much of the existing electrical equipment and major balance of plant mechanical auxiliaries are original. The projected 10 years of additional peaking life can be expected to result in some component failures. Only routine maintenance to address these problems should be performed.

Titus was found to be in very good condition considering its age of 50 years. The Titus plant staff was found to be motivated, competent and well trained. The units have been operated in baseload and intermediate service minimizing cycling damage usually found on similar units. These turbines belong to a large class of duplicate units with well-defined component history and risks. The steam chest attachment weld cracking on Unit 1 does indicate that replacement of the HP turbine shells will be required to operate until the anticipated 2024 retirement. LP turbine bucket erosion damage will probably require eventual replacement. HP nozzle and blade replacements should also be planned. As in the case of other base loaded units of this vintage, it may ultimately be preferable to plan a turbine replacement rather than piecemeal component replacement. Previous NDE findings should be reviewed to focus future inspections and repairs.

Warren was found to be very clean and appeared to be in good condition for its age of 52 years. The boiler waterwall tubes are in poor condition, particularly on Unit 1. Although the turbines have not been overhauled in over 10 years, the plant is used for intermediate and peaking service. It should be capable of operating in this mode until the planned retirement in 2010. The only significant impediment to extended life is the extension of the ash disposal area or opening a new disposal area. Only routine equipment maintenance is recommended although funds have been budgeted to replace boiler waterwall tubes at each inspection outage. Leaking tubes are customarily replaced as identified through hydrostatic testing. There is no indication from plant interviews of turbine component cracking or distortion. This is attributed to the relatively low design steam pressures and temperatures at Warren resulting in reduced stress levels.

The simple cycle and combined cycle CTs were found to be in good condition. There are 37 simple cycle units, which were installed between 1967 and 1974 and operate in peaking service at average capacity factors less than 1% through 1997, and less than 3% in 1998 and 1999. These units are relatively low temperature, low efficiency units by modern standards that appear to have been properly maintained. They can continue to be operated in typical peaking service until, their projected retirement in 2029. The manufacturers recommended inspection intervals are based on a number of starts and hours of operation. These intervals must be followed to assure reliable starting and operation. Most are remotely operated and monitored at unmanned locations. A routine preventive maintenance program has effectively supported reliable starting and operation of these units in the past. The unit housings and enclosures must be painted and weather sealed to protect the equipment. Gaskets, seals and rubber belts that deteriorate with time must be replaced independently of operating hours. GE and Westinghouse can be expected to supply parts into the future since this represents a profitable business.

The ABB GT-24 unit at Gilbert was installed in 1995 and placed in commercial operation in December of 1997. The operating efficiency is much better than the older simple cycle units, and its design is favorable for future conversion to combined cycle. Because of its superior efficiency, CT 9 will be dispatched at a higher priority than the older units. Consequently it will see more frequent starts, and more operating hours than the older simple cycle units. At 183 MW, this unit is much larger than the above simple cycle units which are rated in the 20 to 70 MW range. The unit is a first of a kind advanced technology design; as such, it has received priority attention of the manufacturer and appears to be in good condition. Although its availability has been below average, it is expected to operate reliably


[STONE & WEBSTER CONSULTANTS LOGO]                                          4-22
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--------------------------------------------------------------------------------

through the projected 2029 retirement provided the manufacturer's maintenance recommendations are followed.

The Siemens V 84.3 CT at Portland is a very efficient unit rated at 156 MW, which was installed in 1997. The operating availability and reliability in 1998 and 1999 averaged 53%, which leads to an element of risk for this unit's reliable long-term service through 2029. However, the unit is not forecasted to perform above the historical levels. The Siemens V 84.3 unit is a first of a kind design advanced technology unit. The manufacturer has provided intensive support at Portland to resolve many of the developmental problems but a high level of continued monitoring and maintenance can be expected. The manufacturer has discontinued this specific model.

There are four duplicate combined cycle CT units at Gilbert that were installed in 1974. These are more efficient than peaking units when operated in combination with Heat Recovery Steam Generators ("HRSG") and a steam turbine generator. The units operate at higher capacity factors than the simple cycle units, averaging about 14% in recent years. The HRSGs were found to be in good condition but economizer and some tube replacements can be expected for continued operation through 2029. There have already been some economizer inlet header tube leaks that may require at least partial tube replacement. The four CTs will require the adherence to the manufacturer's inspection and maintenance intervals.

There is extensive CT industry experience in the U.S. with similar units, which have 30 years of service. These units will be approaching 60 years at retirement. This 60-year life is attainable through continued adherence to the manufacturer's recommendations and unit duty, which represents low annual usage. Industry experience has shown that major components will degrade with time and service. These components are rebuilt or replaced at scheduled outages, and the units are typically restored to new or better than new conditions when improved design and materials are used for replacement parts. Industry experience has shown that old units are not ordinarily retired because of age. They are retired because they are no longer needed, or because the economics of modern technology offer more attractive alternatives.

Hydroelectric stations typically have long lives because their major components are civil structures. With proper maintenance, the structures at Piney and Deep Creek should remain useable over the life projected by REMA. Individual equipment items may continue to need replacement from time to time as part of the ongoing maintenance effort.


[STONE & WEBSTER CONSULTANTS LOGO]                                          4-23
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REMA                                                INDEPENDENT TECHNICAL REVIEW
--------------------------------------------------------------------------------

5.       ENVIRONMENTAL ASSESSMENT

Stone & Webster's environmental review and assessment of the Facilities is focused on those environmental issues that have the potential to result in significant mitigation expenditures or operating constraints.

The environmental assessment provided in this report is based on the results of the following:

     o an inspection of each electric generating station and associated facilities such as fuel handling and storage and waste disposal facilities

     o    interviews with environmental personnel at each station

     o    review of available environmental documents and records

The environmental assessment addresses liabilities assumed by REMA and issues related to air quality, wastewater treatment and discharge, ash reuse/disposal, site contamination, and other environmental topics.

5.1      AIR QUALITY

The major air quality issues affecting the thermal units include the following:

     o Compliance with NO(x) emission limitations under the Clean Air Act Amendment of 1990 ("CAAA") Title I (ozone attainment)

     o    Federal Acid Rain Program (SO(2) and NO(x))

     o Demonstration of attainment with National Ambient Air Quality Standards ("NAAQS") for SO(2) at various stations

5.1.1    AIR PERMITS AND EMISSION CONTROL SYSTEMS

Title V Operating Permit applications have been submitted in a timely manner for each of the thermal units and each have been deemed administratively complete by the appropriate regulatory agency. Therefore, the units are currently operating under a permit shield pending issuance of a new five-year operating permit under Title V of the CAAA.

The thermal generating units are subject to NO(x) Reasonably Available Control Technology ("RACT") limitations, which became effective May 1995. Each of the coal-fired generating units is affected by the Title IV NO(x) rules of the CAAA. The unit-specific requirements for NO(x) RACT and Title IV NO(x) rules are summarized below along with actual NO(x) emissions from 1999.


[STONE & WEBSTER CONSULTANTS LOGO]                                           5-1

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--------------------------------------------------------------------------------

=========================================================================================================
                                     NO(x) RACT AND TITLE IV NO(x) RULES
=========================================================================================================
                                                                       1999 ANNUAL        1999 OZONE
                                NO(x) RACT        TITLE IV NO(x)      AVERAGE NO(x)      SEASON NO(x)
                                 LIMIT(1)          LIMIT(2), (3)      EMISSION RATE     EMISSION RATE
      GENERATING UNIT           (lb/mmBtu)          (lb/mmBtu)          (lb/mmBtu)        (lb/mmBtu)
---------------------------------------------------------------------------------------------------------
Conemaugh 1                        0.45               0.45                0.34               0.26
---------------------------------------------------------------------------------------------------------
Conemaugh 2                        0.45               0.45                0.32               0.25
---------------------------------------------------------------------------------------------------------
Keystone 1                         0.45               0.40                0.34               0.30
---------------------------------------------------------------------------------------------------------
Keystone 2                         0.45               0.40                0.34               0.30
---------------------------------------------------------------------------------------------------------
Shawville 1                       0.524               0.50                0.43               0.40
---------------------------------------------------------------------------------------------------------
Shawville 2                       0.542               0.50                0.46               0.46
---------------------------------------------------------------------------------------------------------
Shawville 3                        0.45               0.45                0.38               0.33
---------------------------------------------------------------------------------------------------------
Shawville 4                        0.45               0.45                0.38               0.33
---------------------------------------------------------------------------------------------------------
Portland 1                         0.37               0.45                0.24               0.21
---------------------------------------------------------------------------------------------------------
Portland 2                         0.58               0.45                0.28               0.23
---------------------------------------------------------------------------------------------------------
Seward 4 - Boiler 12               0.82               0.46                0.62               0.66
---------------------------------------------------------------------------------------------------------
Seward 4 - Boiler 14               0.50               0.46                0.44               0.45
---------------------------------------------------------------------------------------------------------
Seward 5                           0.51               0.40                0.45               0.44
---------------------------------------------------------------------------------------------------------
Titus 1                            0.45               0.45                0.33               0.27
---------------------------------------------------------------------------------------------------------
Titus 2                            0.45               0.45                0.34               0.25
---------------------------------------------------------------------------------------------------------
Titus 3                            0.45               0.45                0.31               0.25
---------------------------------------------------------------------------------------------------------
Sayreville 4                       0.43                N/A                0.26               0.27
---------------------------------------------------------------------------------------------------------
Sayreville 5                       0.43                N/A                0.29               0.29
---------------------------------------------------------------------------------------------------------
Warren 1                           0.62               0.46                0.52               0.49
---------------------------------------------------------------------------------------------------------
Warren 2                           0.62               0.46                0.52               0.49
=========================================================================================================

        (1) For PA units, limits based on 30-day rolling averages. For NJ units, limits based on daily averages for ozone season and 30-day rolling averages for the remaining period of the year.

        (2) Limits based on annual averages.

        (3) Sithe has submitted a Phase II NO(x) averaging plan to USEPA for the Portland, Seward and Warren affected units.

In addition to NO(x) RACT and Title IV NO(x) rules, there are NO(x) programs that are based on cap and trade systems, which allow system-wide NO(x) compliance strategies. This includes the New Jersey and Pennsylvania NO(x) Budget Rules, the NO(x) State Implementation Plan ("SIP") Call, and Section 126 Final Rulemaking. Additional discussion concerning these programs is provided in
Section 5.2.2.

SO(2) emissions at all of the thermal units, except Conemaugh Units 1 and 2, are limited by fuel sulfur content. Conemaugh Units 1 and 2 use a FGD system to reduce SO(2) emissions by approximately 97 to 98%. ESPs are installed on all of the coal-fired thermal units to control particulate matter emissions and opacity. Combustion NO(x) control is utilized on all of the thermal units, except Sayreville Units 4 and 5 and Seward Unit 5. Seward Unit 5 currently uses a hybrid NO(x) control system that uses SNCR in combination with SCR to reduce NO(x) emissions. Portland Unit 5 has dry low NO(x) combustors for operation on natural gas and water injection when firing oil.

Each of the thermal units is reported to be operating in general compliance with applicable air emission limits. They are reported to operate without any currently effective consent orders, stipulated emission limitations, or air quality compliance plan requirements. Although there are occasional exceedances in air emission limits, they do not indicate a consistent pattern of noncompliance. On occasion, good operating practices, such as temporary load reductions, are employed to avoid exceedances of air emission limits.


[STONE & WEBSTER CONSULTANTS LOGO]                                           5-2
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--------------------------------------------------------------------------------

The CTs at the thermal stations have restrictions on operating hours. Hagler Bailly has taken these operating restrictions into account. These operating restrictions are summarized below:

=================================================================================
                             OPERATING RESTRICTIONS
=================================================================================
           GENERATING UNIT(S)                           HOURS/YEAR
---------------------------------------------------------------------------------
Portland Units 3 and 4                    438
---------------------------------------------------------------------------------
Portland Unit 5                           3,600 on gas, 1,980 on fuel oil
---------------------------------------------------------------------------------
Titus Unit 4                              1,650 on gas, 150 on fuel oil
---------------------------------------------------------------------------------
Titus Unit 5                              925 on gas, 150 on fuel oil
---------------------------------------------------------------------------------
CTs                                       3,000 total, 1,000 on fuel oil
---------------------------------------------------------------------------------
Warren CT                                 438
=================================================================================

Corrective action for excess NO(x) emissions at Portland Unit 5 resulted in an operating output derate of approximately 15 MW to maintain NO(x) emissions below the permitted limit.

5.2      SYSTEM-WIDE AIR EMISSIONS COMPLIANCE PROGRAMS

The thermal stations primarily affect the system-wide compliance plans for SO(2) and NO(x). However, these programs also include selected CT sites. Therefore, the following discussions also include the CT sites where appropriate.

5.2.1    SO(2) COMPLIANCE PLANS

Title IV of the CAAA requires that nationwide SO(2) emissions be reduced by 10 million tons per year from 1980 levels by the year 2000. Title IV provides for a two-phase approach in meeting these reductions. Phase I began in 1995 and required the 263 affected utility units to reduce SO(2) emissions. Phase II starts in the year 2000 and restricts affected utility unit emissions to allowances based on an emission rate of 1.2 lbs/mmBtu and the 1985 to 1987 baseline fuel usage. These allowances are a marketable commodity. Units that emit less than their allocated allowances may save the unused allowances for future growth, transfer them to other plants, or sell them to other utilities that exceed their allowance allocations.

All of the thermal stations are affected by Title IV SO(2) requirements. The Phase II SO(2) allowance allocations for each of the thermal stations are listed on the following page.


[STONE & WEBSTER CONSULTANTS LOGO]                                           5-3

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--------------------------------------------------------------------------------

================================================================================
                           SO(2) ALLOWANCE ALLOCATIONS
================================================================================
                                 SO(2) ALLOWANCES          SO(2) ALLOWANCES
           STATION                 (2000-2009)                  (2010+)
--------------------------------------------------------------------------------
Conemaugh                              8,993                     9,011
--------------------------------------------------------------------------------
Keystone                               9,710                     9,730
--------------------------------------------------------------------------------
Shawville                             21,061                    21,103
--------------------------------------------------------------------------------
Portland                               6,971                     6,986
--------------------------------------------------------------------------------
Seward                                 7,192                     7,206
--------------------------------------------------------------------------------
Titus                                  6,614                     6,074
--------------------------------------------------------------------------------
Sayreville                             1,742                     1,744
--------------------------------------------------------------------------------
Warren                                 2,920                     2,924
--------------------------------------------------------------------------------
Werner                                   194                       195
--------------------------------------------------------------------------------
Williamsburg(1)                          935                       936
--------------------------------------------------------------------------------
Gilbert                                3,191                     3,196
--------------------------------------------------------------------------------
TOTAL                                 69,523                    69,105
================================================================================

     (1)  Allowances available from retired units

Listed below for each of the affected units are annual SO(2) emission rates for 1998 and 1999.

======================================================================================
                                 SO(2) EMISSION RATES
======================================================================================

                                       1998 SO(2) EMISSION     1999 SO(2) EMISSION
          GENERATING UNIT                RATE (lb/mmBtu)         RATE (lb/mmBtu)
--------------------------------------------------------------------------------------
Conemaugh Unit 1(1)                          0.12                     0.13
--------------------------------------------------------------------------------------
Conemaugh Unit 2(1)                          0.12                     0.12
--------------------------------------------------------------------------------------
Keystone Unit 1                              2.78                     2.61
--------------------------------------------------------------------------------------
Keystone Unit 2                              2.76                     2.69
--------------------------------------------------------------------------------------
Shawville Unit 1                             3.05                     2.99
--------------------------------------------------------------------------------------
Shawville Unit 2                             3.00                     2.98
--------------------------------------------------------------------------------------
Shawville Unit 3                             2.71                     2.75
--------------------------------------------------------------------------------------
Shawville Unit 4                             2.71                     2.75
--------------------------------------------------------------------------------------
Portland Unit 1                              2.28                     2.57
--------------------------------------------------------------------------------------
Portland Unit 2                              2.21                     2.47
--------------------------------------------------------------------------------------
Seward Unit 4                                2.51                     2.44
--------------------------------------------------------------------------------------
Seward Unit 5                                2.51                     2.44
--------------------------------------------------------------------------------------
Titus Unit 1                                 2.21                     2.16
--------------------------------------------------------------------------------------
Titus Unit 2                                 2.17                     2.12
--------------------------------------------------------------------------------------
Titus Unit 3                                 2.23                     2.07
--------------------------------------------------------------------------------------
Sayreville Unit 4                            0.03                     0.00
--------------------------------------------------------------------------------------
Sayreville Unit 5                            0.10                     0.00
--------------------------------------------------------------------------------------
Warren Unit 1                                2.75                     2.69
--------------------------------------------------------------------------------------
Warren Unit 2                                2.75                     2.69
======================================================================================

     (1) Conemaugh has an FGD system that treats the flue gas from Units 1 and 2.


[STONE & WEBSTER CONSULTANTS LOGO]                                           5-4
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--------------------------------------------------------------------------------

REMA has developed an SO(2) compliance plan that incorporates the following activities to lower the SO(2) emissions.

    ==========================================================================================================
                                               SO(2) COMPLIANCE PLAN
    ==========================================================================================================
                                                                                CONTROLLED SO(2) EMISSION
          GENERATING UNIT                 ACTIVITY           EFFECTIVE DATE           RATE (lb/mmBtu)
    ----------------------------------------------------------------------------------------------------------
    Keystone Unit 1                     FGD Retrofit              2024                      0.14
    ----------------------------------------------------------------------------------------------------------
    Keystone Unit 2                     FGD Retrofit              2025                      0.14
    ----------------------------------------------------------------------------------------------------------
    Shawville Units 1 and 3             FGD Retrofit              2026                      0.14
    ----------------------------------------------------------------------------------------------------------
    Shawville Units 2 and 4             FGD Retrofit              2026                      0.14
    ----------------------------------------------------------------------------------------------------------
    Seward Units 4 and 5                 Retirement               2011                      N/A
    ----------------------------------------------------------------------------------------------------------
    Sayreville Units 4 and 5             Retirement               2011                      N/A
    ----------------------------------------------------------------------------------------------------------
    Warren Units 1 and 2                 Retirement               2011                      N/A
    ==========================================================================================================

The addition of FGDs at Keystone and Shawville is based on REMA's assumption of New Source Review ("NSR") requirements affecting these facilities during the years 2021 to 2027. The near term strategy for SO(2) compliance is to purchase or transfer SO(2) allowances. Stone & Webster has estimated the annual SO(2) emissions and the required SO(2) allowances for the thermal units based on the proposed SO(2) compliance plans from REMA. The annual SO(2) emissions are based on the capacity factor projections developed by Hagler Bailly, existing SO(2) emission rates (1999), and the controlled SO(2) emission rates listed above. The SO(2) allocations are assumed to equal the Title IV allocations listed earlier. The estimated SO(2) allowance purchases are as follows:

==============================================================
                   SO(2) ALLOWANCE PURCHASES
--------------------------------------------------------------
                                 AVERAGE ALLOWANCE PURCHASE
        TIME PERIOD                     (TONS/YEAR)
--------------------------------------------------------------
        2000 to 2010                      97,000
--------------------------------------------------------------
        2011 to 2025                      72,000
--------------------------------------------------------------
        2021 to 2030                  (37,000) sales
==============================================================

The decrease in allowance requirements in the years 2011 to 2020 is primarily due to the retirement of the units at Sayreville, Seward, and Warren. The addition of FGDs at Keystone and Shawville in the post 2020 time frame as well as the retirement of the units at Portland and Titus further decreases the SO(2) allowance requirements.

5.2.2    NO(x) COMPLIANCE PLANS

The Pennsylvania and New Jersey Phase II NO(x) Budget programs establish specific NO(x) emission allowances and a trading program to limit NO(x) emissions during the ozone season (May through September) for the years 1999 through 2002.


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The NO(x) allowance allocations for each of the affected stations for Phase II are as follows:

          ========================================================
                         NO(x) ALLOWANCE ALLOCATIONS
          ========================================================
                                           NO(x) ALLOWANCES
                   STATION                    (1999-2002)
          --------------------------------------------------------
          Conemaugh                             1,232
          --------------------------------------------------------
          Keystone                              1,299
          --------------------------------------------------------
          Shawville                             3,473
          --------------------------------------------------------
          Portland                              1,121
          --------------------------------------------------------
          Seward                                  964
          --------------------------------------------------------
          Titus                                   593
          --------------------------------------------------------
          Warren                                  306
          --------------------------------------------------------
          Williamsburg(1)                          38
          --------------------------------------------------------
          PA CT Sites                              89
          --------------------------------------------------------
          Gilbert                                 262
          --------------------------------------------------------
          Glen Gardner                             34
          --------------------------------------------------------
          Sayreville                               89
          --------------------------------------------------------
          Werner                                   29
          --------------------------------------------------------
          General Account                         510
          --------------------------------------------------------
          TOTAL                                10,056
          ========================================================

     (1)  Allowances available from retired units

Stone & Webster compared projections of ozone season (May through September) NO(x) emissions to the Phase II NO(x) allocations for the affected units for the years 2000 through 2003. This comparison is shown below.

      ====================================================================================
                     NO(x) EMISSIONS TO PHASE II NO(x) ALLOCATIONS COMPARISON
      ====================================================================================

                                                                2001             2002
      ------------------------------------------------------------------------------------
      Total Ozone Season NO(x) Emissions (tons)                 9,463            9,341
      ------------------------------------------------------------------------------------
      Total NO(x) Allowances                                   10,056           10,056
      ------------------------------------------------------------------------------------
      Surplus Allowances                                          593              715
      ====================================================================================

The projected ozone season NO(x) emissions are based on the capacity factor projections provided by Hagler Bailly and the 1999-ozone season NO(x) emission rates. The preceding table indicates that there are adequate NO(x) allowances to cover the projected generation from the facilities during the Phase II period. The actual 1999-ozone season NO(x) emissions were reported to total 8,951 tons for the Facilities.


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FUTURE NO(x) REGULATORY PROGRAMS

On September 24, 1998, the U.S. Environmental Protection Agency ("EPA") finalized a rule requiring 22 states and the District of Columbia to submit SIPs to address the regional transport of ground-level ozone. The thermal generating facilities would be effected by the SIP revisions. The final EPA rule contains a state-by-state NO(x) emissions budget that applies to the ozone season (May through September). A compliance date of May 1, 2003 is required by the final SIP Call rules. On September 30, 1999, the U.S. Court of Appeals for the District of Columbia Circuit issued an order staying the portion of the NO(x) SIP Call which required states to submit rules by September 30, 1999.

On March 3, 2000, a three-judge panel of the same court largely upheld the NO(x) SIP Call rule allowing the EPA to move ahead with its plan. However, the panel did not specifically lift the stay on the SIP submittals by the affected states to the EPA, leaving the original schedule in doubt. It seems likely that the delays caused by litigation will ultimately push the May 2003 compliance date for the SIP Call out further.

Another set of statutory tools designed to remedy interstate pollution transport is found in Section 126 of the CAAA. Section 126(b) authorizes states or political subdivisions to petition the EPA for a finding that major stationary sources in upwind states contribute significantly to "non-attainment" problems in downwind states.

On December 17, 1999, the EPA decided to grant four of the eight petitions filed in August, 1997 for the one-hour ozone standard: Connecticut, Massachusetts, New York, and Pennsylvania. The EPA is planning on addressing the petitions from the other four states (Maryland, New Jersey, Delaware, and the District of Columbia) in the near future. The result of this action is to require reductions in annual NO(x) emissions from 392 named facilities in 12 states and the District of Columbia. These stations include the Facilities located in Pennsylvania and New Jersey. Each affected facility will participate in a federal NO(x) emissions cap-and-trade program administered by the EPA. Under this program the facilities are initially allocated annual NO(x) allowances by the EPA for the period 2003 through 2007 based on heat input and a NO(x) emission rate of 0.15 lb/mmBtu. Sources must implement controls or acquire emission allowances to achieve their budgets by May 1, 2003. Updated allocations will be based on output from electric generating units. These allowances may be bought, sold, or traded between affected sources and other private parties.

The State of Pennsylvania has issued draft final regulatory revisions establishing an Interstate Ozone Transport Reduction Program. The draft final regulation has been modified to be consistent with the emission limitations established by the EPA in response to petitions submitted by Pennsylvania and three other states under Section 126 of the CAAA. The draft final regulations describe the process to establish state NO(x) budgets and allocate those budgets to individual facilities. The budgets and allocations will be published at a later date.

Appendix A of the Final Section 126 Rule lists NO(x) allocations for electric generating units ("EGUs"). These allocations total 4,631 per year for REMA's Pennsylvania facilities (based on REMA's share of Conemaugh and Keystone) for the years 2003 through 2007. NO(x) allocations for subsequent control periods are not known at this time.

New Jersey has issued proposed amendments to its NO(x) budget program that addresses Phase III (2003 and beyond). The proposed amendments list an initial NO(x) allowance allocation for the year 2003 for EGUs, plus formulas to be used for future allocations. The initial NO(x) allowance allocations for the year 2003 for REMA's New Jersey assets total 341 allowances.


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REMA has developed a NO(x) compliance plan for meeting the requirements of the
Phase III NO(x) budgets.

=============================================================================================================
                                            NO(x) COMPLIANCE PLAN
-------------------------------------------------------------------------------------------------------------
                                                                                         CONTROLLED NO(x)
                                                                          EFFECTIVE       EMISSION RATE
       GENERATING UNIT                         ACTIVITY                     DATE            (lb/mmBtu)
-------------------------------------------------------------------------------------------------------------
Conemaugh Unit 1                SCR Retrofit                                2003               0.04
-------------------------------------------------------------------------------------------------------------
Keystone Unit 2                 LNB(1) Improvements/SCR Retrofit            2003               0.04
-------------------------------------------------------------------------------------------------------------
Keystone Unit 1                 SCR                                         2025                .04
-------------------------------------------------------------------------------------------------------------
Shawville Unit 1                SNCR                                        2003               0.28
-------------------------------------------------------------------------------------------------------------
Shawville Unit 2                SNCR                                        2003               0.32
-------------------------------------------------------------------------------------------------------------
Shawville Units 3 and 4         SCR Retrofit                                2003               0.04
-------------------------------------------------------------------------------------------------------------
Shawville Units 1 and 2         SCR                                         2003               0.04
-------------------------------------------------------------------------------------------------------------
Portland Unit 2                 SNCR Retrofit                               2003               0.16
-------------------------------------------------------------------------------------------------------------
Seward Unit 4                   Retirement                                  2011                N/A
-------------------------------------------------------------------------------------------------------------
Seward Unit 5                   LNB Retrofit/Replacement                    2003               0.21
                                SNCR/SCR
-------------------------------------------------------------------------------------------------------------
Sayreville Units 4 and 5        Retirement                                  2011                N/A
-------------------------------------------------------------------------------------------------------------
Warren Units 1 and 2            Retirement                                  2011                N/A
=============================================================================================================

     (1)  LNB - Low NO(x) Burner

Stone & Webster compared projections of ozone season NO(x) emissions to the initial NO(x) allowance allocations (2003-2007 for the Pennsylvania facilities and 2003 for the New Jersey facilities). The projected ozone season NO(x) emissions are based on the capacity factor projections provided by Hagler Bailly and the NO(x) compliance plan listed above. For the period 2003 to 2029, the NO(x) allowances per year ranged from a surplus of 1900 NO(x) allowances to 1000 NO(x) allowances that REMA would need to purchase.

5.2.3    SO(2) NAAQS COMPLIANCE ISSUES

Over the past several years, GPU had undertaken a number of dispersion modeling impact assessments for its coal fired thermal plants relative to compliance with the SO(2) NAAQS. These assessments have been prompted by a combination of factors including the existence of SO(2) non-attainment areas in the vicinity of the plants, their SO(2) emission rates, stack heights relative to Good Engineering Practice ("GEP"), and complex terrain. These modeling studies have resulted in some modifications of SO(2) emission rates below state standards and may cause some additional SO(2) emission reductions or controls depending on the outcome of regulatory reviews. The current status of the SO(2) NAAQS issues relative and potential impact to the thermal plants is summarized below.

LAUREL/CHESTNUT RIDGE SO(2) NAAQS COMPLIANCE DEMONSTRATION: GPU conducted extensive complex terrain (i.e., above stack top) dispersion modeling studies of the impact of the Keystone, Conemaugh, Homer City, and Seward on SO(2) concentrations in the Laurel/Chestnut Ridge area of Pennsylvania. An SO(2) compliance demonstration was submitted to the Pennsylvania Department Environmental Protection ("PaDEP") in December, 1998, which included modeling studies using the EPA guideline model


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"RTDM" for Conemaugh and the non-guideline model "LAPPES" for Keystone, Homer
City, and Seward. Model comparison and evaluation reports were submitted to demonstrate that "LAPPES" is the most appropriate model for this application, as required by the EPA for the use of non-guideline models. Sithe staff members are optimistic that the "LAPPES" model will be acceptable to the PaDEP and EPA Region III.

The compliance demonstration report allows SO(2) emission rates that are less than the SIP limits but higher than current actual emissions. These allowable limits are as follows:

=============================================================================================================
                                SO(2) EMISSION MODEL COMPLIANCE DEMONSTRATION
-------------------------------------------------------------------------------------------------------------
                                                            3-HR AVERAGE           ANNUAL/24-HR AVERAGE
          STATION                     SOURCE                 (lb/mmBtu)                 (lb/mmBtu)
-------------------------------------------------------------------------------------------------------------
Conemaugh                    Units 1 and 2                      0.20                       0.20
-------------------------------------------------------------------------------------------------------------
Keystone                     Units 1 and 2                      3.55                       3.45
-------------------------------------------------------------------------------------------------------------
Homer City                   Units 1 and 2                      3.10                       3.05
-------------------------------------------------------------------------------------------------------------
Homer City                   Units 3                            1.20                       1.20
-------------------------------------------------------------------------------------------------------------
Seward                       Units 4 and 5                      3.10                       2.75
=============================================================================================================

At the request of the PaDEP, another modeling analysis was prepared and submitted in July 1999. This analysis utilized the EPA AERMOD model, the next generation dispersion model designed to supplant the heavily used Industrial Source Complex ("ISC") model, that handles both simple and complex terrain. AERMOD has not yet officially received "guideline" status but is expected to do so at the next modeling conference. These modeling analyses were forwarded to EPA Region III in December 1999 with no further contact being made to date.

SHAWVILLE: The modeling that has been performed for Shawville includes the use of the actual stack height, which is greater than the GEP formula height. This is only allowed if a fluid modeling study (i.e., wind tunnel modeling) demonstrates that the actual height is justified as GEP due to terrain effects. GPU has indicated that the fluid modeling study was performed and demonstrates that the actual stack height meets the definition of GEP. The results of the modeling studies demonstrate that three- and 24-hour SO(2) emission limits of approximately 3.7 lb/mmBtu may be supportable. However, there is a possibility that BART or emissions balancing with ERCs to an emission rate of 1.2 lb/mmBtu could be imposed. Stone & Webster has estimated that, on average, approximately 19,000 ERCs would be required per year at Shawville Units 3 and 4 for the years 2000 to 2029 if the ratio is 1.2 lb/mmBtu. The likelihood of this outcome is unknown at this time. Even though REMA is confident that ERCs will not be imposed, an amount to cover their cost has been included in the financial model. The estimated annual cost is $3.6 million per year.

SEWARD: The stack at Seward is higher than GEP formula height. There is also a possibility that Best Available Retrofit Technology ("BART") or emissions balancing with emission reduction credits ("ERCs") to an emission rate of 1.2 lb/mmBtu could be imposed at Seward. Stone & Webster has estimated that, on average, approximately 7,000 ERCs would be required per year at Seward for the years 2000 to 2010. The likelihood of this outcome is unknown at this time. Even though REMA is confident that ERCs will not be imposed, an amount to cover their cost has been included in the financial model. The estimated annual cost is $1.3 million per year.


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TITUS: Titus modeling analyses are tied to the fact that the stacks serving
Units 1 through 3 are not of GEP formula height, resulting in building downwash effects causing higher ambient SO(2) impacts than would otherwise be the case. The Titus SO(2) impact report was submitted to the PaDEP in February 1998 for technical evaluation and not as a compliance report. The results of the modeling indicate the possibility of 24-hour SO(2) emission limits of approximately 2.1 lb/mmBtu being imposed on these units (with the use of GEP stack height). REMA has included capital costs for the addition of a new GEP stack at Titus.

Additional dispersion modeling was performed in 1999 using the AERMOD model, producing somewhat less restrictive results than the earlier modeling (~ 2.4 lb/mmBtu). The AERMOD report has not been released and no further contact has been made with the PaDEP.

PORTLAND: A dispersion modeling analysis has been performed for Portland to demonstrate that it does not significantly contribute to the Warren County, New Jersey SO(2) non-attainment area. The analysis was needed as a result of modeling conducted by PP&L for its Martins Creek Station. Through participation in a technical assessment group ("TAG") with EPA Regions II and III, PaDEP, New Jersey Department Environmental Protection ("NJDEP"), and Pennsylvania Power and Light ("PP&L"), GPU was able to provide a compliance demonstration, using the AERMOD model and on-site meteorological data, supporting the continued use of the existing SO(2) emission limits of 4.0 lb/mmBtu. The PaDEP submitted the modeling analysis to EPA and NJDEP in February 2000.

WARREN: Dispersion modeling for Warren was conducted for the purpose of addressing the SO(2) non-attainment area in Warren County, Pennsylvania. The modeling was submitted to the PaDEP in May 1996 and subsequently submitted to the EPA by PaDEP, referencing the station emission limits. Warren has been issued a special permit for SO(2) with a more restrictive limit than imposed by state regulations. These emission limits are 4.0 lb/mmBtu for a three-hour period and 3.53 lb/mmBtu for 24-hour and annual average periods. These limits have been incorporated into the draft Title V operating permit for the station.

5.3      WATER/WASTEWATER

5.3.1    CONEMAUGH

Conemaugh has a National Pollutant Discharge Elimination System ("NPDES") permit, which expired in late 1998. The permit renewal application was filed timely with the PaDEP on April 1, 1998, therefore the permit is on administrative extension. The permit regulates discharges to the Conemaugh River from multiple outfalls.

In February 1995, a Consent Order was signed which relates to acidity, temperature, and residual chlorine in Conemaugh's discharge. The Consent Order also provides for penalties for ongoing excesses of the permitted limits, and especially for the scrubber wastewater treatment system discharge (Outfall 207). For the years 1997 through 1999 a total of seventeen such exceedances were recorded. Most discharge exceedances from Outfall 207 are for high selenium concentrations.

PaDEP has established Water Quality Based Effluent Limitations ("WQBEL") to protect aquatic life. In order to approach these as operating goals, Conemaugh has agreed to perform a three year stream study, evaluate discharge toxics, and assess modifications to the existing wastewater treatment systems. The first year of the required three-year stream study was completed in early 1996, and is awaiting approval of PaDEP before recommencing. It is not clear that any equipment upgrades or replacement programs will


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be required within the next ten years as a result of these studies. However, the study is being included in the pending discussions on renewal of the NPDES permit.

NPDES sampling data for all other discharge points at Conemaugh were reported to indicate current compliance with permit requirements. There are no other outstanding water pollution control violations, enforcement issues or consent orders for Conemaugh with PaDEP or EPA, nor reported public complaints regarding water pollution from Conemaugh or its operational activities. There are no other reported or known issues preventing reissuance of the NPDES Permit.

5.3.2    KEYSTONE

Keystone has an NPDES permit, which expires in November 2000. The permit regulates two discharges to Crooked Creek and one to Plum Creek. The outfall to Plum Creek is intake screen backwash water from the same creek. One of the outfalls to Crooked Creek contains stormwater runoff from a vegetated area adjacent to the cooling towers. The other outfall to Crooked Creek is the main station outlet of the combined discharge lagoon, which includes:

     o    yard drainage from Unit 1

     o    bottom ash sump emergency overflow

     o    effluent from the sewage treatment plant

     o low volume wastes from the industrial and final wastewater treatment systems

     o    effluent from the ash ponds through the thermal pond

     o    yard drainage from Unit 2

     o    old ash disposal wetlands area discharge

     o    intake screen backwash

     o    transformer subyard drains

The thermal pond is concrete, polyethelene lined and was installed in 1995. Prior to the installation of the thermal pond there were violations of the thermal discharge limits at Keystone in the early 1990s. Since the installation of the thermal pond there have not been any thermal discharge violations at Keystone.

The existing permit calls for the application of WQBELs at the Keystone lagoon discharge in 1998. To eliminate the need for or lessen the impact of these potentially costly limits, Keystone has initiated a Toxic Reduction Evaluation ("TRE"), which is in progress.

Keystone monitors groundwater around the site and the ash disposal area. Data is reported in accordance with a plan approved by the PaDEP.

An amendment to the NPDES permit regulates discharges from the coal mine areas to the east of Keystone. This includes:

     o    runoff and acid mine drainage

     o    runoff from the R&P Coal Company property (transferred to Keystone)

     o runoff from closed portions and perimeter, and groundwater from the East Valley Ash disposal area

     o    runoff from ash disposal area


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NPDES sampling data for all discharge points discussed above are reported to generally indicate current compliance with permit requirements. Keystone's records indicate occasional incident notifications associated with excessive flow at the lagoon discharge.

There are no outstanding water pollution control violations, enforcement issues or consent orders for Keystone with PaDEP or EPA, nor reported public complaints regarding water pollution from Keystone or its operational activities. There are no reported or known compliance issues preventing reissuance of the NPDES permit. Other issues include continued surveillance of acid mine drainage at Outfall 004; maximum daily load on Crooked Creek; iron and manganese from the old ash site wetlands and external sources affecting the lagoon.

5.3.3    SHAWVILLE

Shawville has an NPDES permit, which expires September 28, 2000. The permit regulates discharges to the West Branch of the Susquehanna River from multiple outfalls.

Shawville could be affected by the outcome of a study to determine the applicability of Section 316(a) of the Federal Water Pollution Control Act. This could require future reductions in heat rejection to the West Branch of the Susquehanna River.

There have been notices of violations related to NPDES discharge limits related to sampling problems, which have been resolved. A consent order in the early 1990s required the installation of an effluent holding tank for the sewage treatment system. There are no outstanding water pollution control violations, enforcement issues or consent orders for Shawville with PaDEP or EPA, nor reported public complaints regarding water pollution from Shawville or its operational activities. There are no reported or known compliance issues preventing reissuance of the NPDES permit.

5.3.4    PORTLAND

Portland is authorized to withdraw and use water from the Delaware River by a Certificate of Entitlement issued by the Delaware River Basin Commission ("DRBC"). Rights to this entitlement have been purchased by REMA as owners for future operation. Adequate flow for Portland is regulated by the Merrill Creek Reservoir where water is released during low flow periods under agreement with downstream users.

A circulating water system provides condenser cooling water and plant service water from the Delaware River. Potable water is provided from onsite wells and treated in accordance with drinking water regulations.

The circulating water system intake includes a traveling fish screen and return system. Water is pumped from the circulating water system for condenser cooling and for plant service including boiler water makeup. Boiler makeup is treated in a prefilter and a modular demineralizer after which boiler chemicals are added. Boiler water chemistry is reported to be satisfactory.

Portland operates under a NPDES permit, No. PA-0012475, which is effective through February 15, 2002. The permit does not contain conditions for studies (316A or B).

The permit regulates discharges from three outfalls to the Delaware River; the circulating water system including cooling water, intake screen backwash, water tank drains and storm water, the sewage treatment


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plant, and the industrial wastewater treatment plant including coal pile runoff, ash sluice water, low volume waste (including boiler blowdown and non-chemical metal cleaning wastes).

In addition, Portland has an NPDES Permit, No. 0063606, which expires July 29, 2002 for two discharges from the Bangor Ash Disposal Site to the Brushy Meadow Creek.

Four Noncompliance Reports have been submitted to the PaDEP within the last three years. The noncompliance reports were due to inadvertent sample probe placement, low flow conditions in the river, or required adjustment to the cooling system. No notices of violation of NPDES permit requirements, consent orders or legal actions have been made against Portland within the past three years.

5.3.5    SEWARD

Seward has an NPDES permit, which expired September 30, 1999. The permit renewal application was filed timely with PaDEP on March 25, 1999 therefore the permit is on administrative extension. The permit regulates discharges to the Conemaugh River from multiple outfalls.

An appeal of the five-year NPDES permit issued in 1994 resulted in a negotiated Consent Order and Adjudication ("COA"). Two key areas covered in the COA are: 1) thermal limits at the Seward's main condenser cooling water discharges; and 2) the current management and future disposition of the abandoned 1.5 million-ton refuse pile on Seward property, including surface water runoff permit limits for metals.

Seward performed and submitted to PaDEP a 316(a) thermal variance study indicating that Seward is not significantly impacting the aquatic life in the Conemaugh River. PaDEP issued a 316(a) variance from the thermal discharge requirements, but imposed a rate of temperature change limit (5 degrees F change per hour) in the Conemaugh River at a location downstream of Seward. This limit became effective September 1998. Station personnel indicated that under certain river flow conditions, the rate of load change at Seward Unit 4 could impact the ability to meet the rate of temperature change limit forcing a possible derating of the unit.

Remediation plans for the refuse pile have been submitted to PaDEP. These plans include mixing the refuse with ash from fluidized bed combustion ("FBC") boilers and covering the mixed material with an ash cap. Comments on the remediation plan have been received from PaDEP. Final remediation plans are still being evaluated and have not been forwarded to PaDEP.

5.3.6    TITUS

Titus is authorized to withdraw and use water from the Schulykill River by a Certificate of Entitlement issued by the DRBC. Rights to this entitlement have been purchased by REMA as owners for future operation. Adequate flow for Titus is regulated by the Merrill Creek Reservoir where water is released during low flow periods under agreement with downstream users.

The river water system provides non-contact cooling water to the cooling tower and plant service water from the Schulykill River. It includes an intake fish screen and backwash system. Drinking and production water is provided from four on-site wells. The drinking water is treated in accordance with drinking water regulations.

Boiler makeup is well water treated by reverse osmosis and a demineralizer after which boiler chemicals are added. Boiler water chemistry is reported to be satisfactory.


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Titus operates under NPDES permit No. 0010782, which is effective through
September 12, 2000. The permit does not contain conditions for studies (316A or B). It regulates discharges from four primary outfalls to the Schuylkill River; the river water system including non-contact cooling water, intake screen backwash, and water tank drains, the industrial wastewater treatment plant including coal pile runoff, ash sluice water, and low volume waste (including boiler blowdown, the sewage treatment plant, and the storm water and leachate collection system).

In the past three years, there have been non-compliance reports submitted to PaDEP for lesser concerns such as total suspended solids ("TSS") in storm water. Discharge temperature and pollutant levels are reported to run well within limits. In the same period no penalties, notices of violation of NPDES permit requirements, consent orders or legal actions have been made against Titus.

5.3.7    SAYREVILLE

For Sayreville, water withdrawal from the Raritan River is not regulated nor does its require any permits. Although other plants are located on tidal stretches of river and need regulation and approval, salt water intrusion upstream is not an issue at Sayreville. There are no other reported issues associated with use of the river.

The circulating water system provides condenser cooling, intake wash and boiler seal water from the Raritan River. Low pressure cooling, potable and boiler makeup water is provided from the Sayreville municipal water supply. Boiler makeup water is demineralized after which boiler chemicals are added.

Sayreville operates under NPDES permit No. NJ0002747 issued by the NJDEP, which expires June 30, 2003. The permit currently regulates discharges from two outfalls for stormwater and wastewater. Outfall 002 includes groundwater infiltration from the boiler building, condensate and floor drains. Outfall 001 includes all other wastewater streams. Stormwater discharges are permitted separately under NJPDES No. NJ008315.

Although thermal discharge compliance is generally not a problem, tidal fluctuations can occasionally result in discharge recirculation and brief insignificant output derates.

Sanitary wastewater is discharged under TWA Permit No. 91-6102-41 to the Middlesex County Utilities Authority sewer system.

In the past three years, there have been two non-compliance reports submitted to PaDEP for oil discharges. In the same period no penalties, notices of violation of NPDES permit requirements, consent orders or legal actions have been made against Sayreville.

5.3.8    WARREN

Warren withdraws non-contact cooling water and makeup water from the Allegheny River. No permit is required to use this supply of water. Flow is regulated upstream at 500 cfs minimum flow by the Kinzua Dam which is operated by the US Corps of Engineers. There are no other reported issues associated with use of the river. Potable water is taken from the municipal water supply system.

Warren operates under NPDES permit No. PA 0005053, which is effective through May 14, 2001. It regulates discharges from four primary outfalls to the Allegheny River; the condenser cooling water system including storm water, coal, and ash pile runoff including low volume wastewater, coal pile surge pond overflow, and stormwater.


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In the past three years, there have been no non-compliance reports submitted to
PaDEP. Discharge temperature and pollutant levels are reported to run well within limits. In the same period no penalties, notices of violation of NPDES permit requirements, consent orders or legal actions have been reported against Warren.

5.4      SOLID WASTES

5.4.1    CONEMAUGH

Conemaugh owns and utilizes an ash fill approximately 6,000 feet north of the plant property. It is permitted under PaDEP Solid Waste and Coal Refuse Disposal permits effective through November 4, 2008 to dispose of the following materials from Conemaugh and nearby Seward:

     o    Fly and bottom ash

     o    Pyrites from coal pulverizers

     o    FGD by-product gypsum

     o Miscellaneous wastes including pond sediments, dredgings, demolition wastes, refractory lining and waste lime and sand blasting residues

     o    Asbestos containing materials

     o    Coal refuse (nearby coal plant closed in 1993)

The ash fill site has three stages. Stage I was opened in 1970 and closed in 1987. It is approximately 160 acres, is unlined and covered with soil. Stage II has been active since 1985 and covers approximately 120 acres. It has a 50 mil PVC liner and a leachate collection system with a combination leak detection/subgrade drainage system.

A 1996 Groundwater Assessment Report including the results of ground water monitoring finds that the existing liner system performs well for this site. Application has been made to the PaDEP to continue this liner design for the remainder of the site.

Conemaugh personnel reported that the remaining life of the currently operating Phase II disposal area is approximately 20 years, assuming the FGD gypsum byproduct continues to be sold. A Phase III ash disposal area is permitted. The expected life of Phase III is approximately 30 years with gypsum disposal and 60 years without gypsum disposal.

5.4.2    KEYSTONE

Keystone utilizes an ash landfill, which is on a 254-acre parcel and is operated by R&L Development. It is permitted under Coal Refuse Disposal Permit No. 03820701 and regulated by the Office of Solid Waste. Engineering and permitting is being performed for a new West Valley disposal site as discussed in a subsequent paragraph. The following materials from Keystone are disposed in the ashfill:

     o    Fly and bottom ash

     o    Pyrites from coal pulverizers

     o    Noncombustible demolition wastes


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     o    Miscellaneous wastes including sludges, pond sediments, dredgings and intake debris

     o    Asbestos containing materials

     o    Mine refuse from nearby mines

The existing disposal site, the East Valley disposal site, is located approximately 4,000 feet north of Keystone, and has been in operation since 1984. Since that time all waste has been placed on a single 50 mil PVC synthetic liner with a leachate collection system and a combination leak detection/subgrade drainage system. The current East Valley disposal area (125 acres) will reach capacity in 2001.

Engineering and permitting is being performed for a new West Valley disposal site, which should be available for use in late 2001. The proposed facility will include the remaining currently permitted East Valley site and a contiguous lateral expansion of 108 acres to the west. The estimated life of the expansion facility is until year 2023.

The results of groundwater monitoring have shown the existing liner to be protecting groundwater. The existing design will be improved for the West Valley Disposal Site by adding another PVC liner and modifying the leachate collection system.

5.4.3    SHAWVILLE

Bottom and fly ash from Shawville Units 1 through 4 are currently disposed of on-site at a permitted ash disposal area. The solid waste disposal permit was issued June 5, 1997 and expires June 5, 2007. The existing landfill is located on top of a previous unlined ash disposal area and includes a liner with leachate collection and treatment. It was reported that the existing ash site is expected to reach capacity by the end of 2003. Shawville is in the process of preparing preliminary engineering and permitting for the expansion of the ash disposal area. Shawville personnel reported that the expected life of the disposal area expansion is approximately 27 years.

5.4.4 PORTLAND

Portland utilizes the Bangor Ash Site, which is approximately 17 acres on a 67-acre parcel and is now owned by REMA. It is permitted under PaDEP Solid Waste Disposal Permit No. 300002 and effective through December 3, 2008.

The Bangor Ash Site is being upgraded as part of requirements of the permit renewal. To date, work on a new compliance liner and drain system is reported to be 90% complete. Installation of the cap is ongoing as filling progresses. With the upgrades, the life of the Bangor Ash Site is projected to extended through 2018. Fly and bottom ash reuse programs at Portland may further extend this life.

Groundwater monitoring is reported quarterly to the PaDEP as required by the permit. Samples are reported to indicate that levels of potential leachate contaminants are not significant.


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5.4.5    SEWARD

Bottom and fly ash from Seward are disposed of at the Conemaugh solid waste disposal area. The co-owners of Conemaugh have indicated that the contract to dispose of Seward's coal ash will not be extended past the end of the year 2000. A partial list of options for future ash disposal that are being considered include:

     o    Renegotiating the Conemaugh ash disposal contract

     o    Negotiating a contract for disposing of ash at Homer City or Keystone

     o    Use as structural fill on-site for possible CFB repowering project

     o    Disposal at the Shawville solid waste disposal site

Amendments to existing permits would be required if Seward's ash were disposed of off-site.

5.4.6    TITUS

Titus utilizes the Beagle Club Ash Site, which is located approximately one mile from Titus. It is permitted under PaDEP Solid Waste Disposal Permit No. 300668 issued as a repermit on October 18, 1999. The following Titus materials are allowable for disposal:

     o    Coal-derived bottom ash

     o    Coal-derived fly ash

     o    Industrial wastewater treatment sludge

If the Beagle Club Ash Site continues to operate in accordance with its permitted plan, it will have capacity for Titus through 2008. Fly and bottom ash reuse programs at Titus might extend this life, but are limited due to the composition of the Titus fly ash. During the last life extension study in 1987 an additional site was evaluated nearby.

Approval of a waiver of PaDEP requirements for liner upgrades is contingent on the satisfactory completion of a groundwater assessment. Groundwater monitoring is reported quarterly to the PaDEP as required by the permit. Samples are reported to indicate that levels of potential leachate contaminants are not significant. A final closure plan will be submitted for approval to the PaDEP one year before closure.

5.4.7    SAYREVILLE

Units fired with natural gas and oil, have very little bottom or fly ash generated or retained in either the CTs or the boilers. There is no need for a supporting ashfill for disposal of ash. Any small quantities of ash recovered from maintenance activities are removed for disposal by contractors.

5.4.8    WARREN

Warren utilizes an on-site ash disposal facility of approximately 16 acres for disposal of fly and bottom ash from Units 1 and 2. The ash site is permitted under a PaDEP Permit for Solid Waste Disposal and/or Processing Facility (No. 300858) which is effective through 2002. An extension of closure of the ash facility through 2003 has been requested.

Although a recent plan has not been advanced for life extension, past studies have explored options including ash backhauling to the mine, fill over one of the existing ash ponds, and use of the 67 acre borrow area.


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Groundwater monitoring at 14 monitoring wells is reported quarterly to the PaDEP as required by the permit. Samples are reported to indicate that levels of potential leachate contaminants are not significant.

5.5      SITE CONTAMINATION/REMEDIATION

REMA is assuming the liabilities for existing environmental conditions of the Facilities with the exception of off-site liabilities associated with the disposal of hazardous materials and certain other environmental liabilities.

Woodward-Clyde prepared Phase I and Phase II Environmental Site Assessments ("ESA") for each of the thermal stations for GPU during 1998 in preparation for the sale of the Facilities. The objective of the Phase I ESAs was to recognize environmental conditions and other potential or known environmental liabilities at the properties related to site contamination issues, asbestos issues, and impacts to the properties from historical site uses. The Phase II ESAs included sampling activities to investigate areas of concern identified in the Phase I ESAs. Gilbert and Sayreville were required to comply with the Industrial Site Recovery Act ("ISRA") which is implemented by the NJDEP. Remediation Agreements were signed with NJDEP on November 24, 1999 for Gilbert and Sayreville.

Black & Veatch ("B&V") prepared an "Environmental Evaluation of GPU Generating Assets" for Sithe Energies dated April 6, 1999. B&V reviewed the Phase I and Phase II ESAs, conducted site visits, interviewed GPU corporate and facility personnel, and estimated costs to address environmental liabilities. The B&V report also addressed other environmental liabilities not covered in the Phase I and Phase II ESAs (e.g. thermal issues and NPDES discharge issues). The potential areas of concern as reported by B&V for each of the facilities are summarized below.


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
===========================================================================================================
                                SUMMARY OF SITE CONTAMINATION ISSUES
-----------------------------------------------------------------------------------------------------------
    STATION/UNIT                                   POTENTIAL AREAS OF CONCERN
-----------------------------------------------------------------------------------------------------------
Conemaugh             o        Ash disposal landfill
                      o        Four ash settling ponds
                      o        Florence mine
-----------------------------------------------------------------------------------------------------------
Keystone              o        Former ash pond
                      o        Surface impoundments
                      o        Fuel oil above ground storage tanks, truck unloading area and underground fuel piping for peaking generators
                      o        Electrical substation
                      o        Former Stage I ash landfill
                      o        The 3,346 acre reservoir
-----------------------------------------------------------------------------------------------------------
Shawville             o        Aboveground storage tank ("AST") testing and potential upgrades
                      o        Miscellaneous petroleum contaminated areas
                      o        Asbestos removal
                      o        Area-wide groundwater contamination from unlined coal pile, ash pond areas, and unlined ash landfill (including landfill capping)
                      o        Lining of surface impoundments
-----------------------------------------------------------------------------------------------------------
Portland              o        Oil tank and handling improvements
                      o        Replace liners for industrial wastewater treatment ("IWT") retention ponds
                      o        Replace liners for coal pile runoff pond
                      o        Asbestos abatement and replacement
                      o        Soil/groundwater contamination at former ash ponds
                      o        Sediment contamination in river
-----------------------------------------------------------------------------------------------------------
Seward                o        Area-wide groundwater contamination
                      o        Remediation of coal refuse pile
                      o        Vacant 158 acre parcel
                      o        Abandoned underground storage tanks ("USTs") at former gas station property
                      o        Miscellaneous petroleum contaminated soil areas
                      o        Asbestos removal
-----------------------------------------------------------------------------------------------------------
Titus                 o        Oil tank improvements
                      o        Spill at fuel unloading area
                      o        Uncontrolled drain at CT containment area
                      o        Liner installation at Beagle Club Ash Disposal Site
                      o        Liner replacement for IWT settling ponds
                      o        Asbestos abatement and removal
                      o        Soil/groundwater contamination from coal pile area, closed ash disposal sites, salvage yard, Beagle ash site runoff and leachate
-----------------------------------------------------------------------------------------------------------
Sayreville            o        Petroleum bulk storage tank improvements
                      o        Chemical storage tank improvements
                      o        Separate/treat site drainage prior to discharge
                      o        Asbestos abatement and control
                      o        Soil, groundwater, and sediment contamination related to former disposal area, former AST sites, former ash ponds, and former coal pile
                      o        Sediment contamination in the Raritan River
-----------------------------------------------------------------------------------------------------------
Warren                o        Oil tank improvements
                      o        Underground storage tank removal/replacement
                      o        SPDES Permit renewal
                      o        Replace liner for ash ponds
                      o        Landfill expansion
                      o        Landfill leachate treatment
                      o        Asbestos abatement and removal
                      o        Soil/groundwater contamination from coal pile, current ash disposal site, former ash disposal site and former coal storage site
===========================================================================================================


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B&V estimated the expected cost for environmental liabilities at the thermal stations. Using an expected value approach, B&V calculated the expected value of the present worth for each environmental issue. Stone & Webster reviewed the B&V values at each station and adjusted the estimates to remove environmental issues not considered to be site contamination issues (e.g. thermal discharge, intake structure modifications, etc.). Stone & Webster reviewed the REMA environmental estimates to verify that the expected cost for the environmental liabilities (including site contamination) are included in the financial model.

Oil handling at Warren is a potential operating and environmental compliance liability for use of the CT, Unit 3. With continued operation planned for Warren, priority should be given to oil handling and storage upgrades and safeguards. B&V has indicated:

     o Reported spills in the past from the 500,000 gallon aboveground distillate oil tank

     o    Unlined containment area at the AST

     o    Petroleum hydrocarbons in the surrounding soil

     o Two 15,000 gallon underground distillate oil tanks not meeting spill prevention requirements

Although these items do not constitute major upgrade costs, ruptures, spills or leaks can result in significant compliance and mitigation expenses as well as possible disruption of operation of Unit 3. Inspection indicates that the AST and truck unloading connections are on higher ground to the north of Warren and serve Unit 3 by steel oil pipes of approximately 1500 ft crossing under a service road and under the through rail line.

5.6      COMBUSTION TURBINES

5.6.1    AIR QUALITY

The Blossburg, Hamilton, Hunterstown, Mountain, Orrtanna, Shawnee, Tolna, and Wayne units in Pennsylvania contain only simple cycle gas and oil-fired peaking CTs. The CT generating units in New Jersey include Gilbert, Glen Gardner, and Werner, which are a combination of gas and oil-fired simple cycle and combined cycle CTs. The distribution of CTs at these sites is summarized below:

The CTs began operation in either 1971 or 1972 and are controlled remotely by dispatchers in other locations with the exception of Gilbert and Werner. Presently, there are no emission controls on the simple cycle CTs. Three of the units in combined cycle operation at Gilbert have water injection and one unit has dry low NO(x) combustors and water injection for NO(x) control.

Relative to permitting status, the Blossburg, Hamilton, Hunterstown, Mountain, Orrtanna, Shawnee, and Tolna stations have applied for "synthetic minor" status, which avoids the Title V operating permit requirements, but places restrictions on operating hours to remain below the "major source" threshold. Gilbert and Glen Gardner have timely submitted Title V operating permit applications, which received administrative completeness determinations in April 1996. Therefore, these units are operating under the application shield of the Title V program. Wayne and Werner received their Title V operating permits on June 11, 1998 and August 17, 1999, respectively. These permits expire five years from the date of issuance.


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As mentioned earlier, a number of the CTs have "synthetic minor" permits which restrict hours of operation and/or annual fuel usage. The other stations either have Title V permits or complete applications also have some permit restrictions. These restrictions are summarized as follows:

        ===================================================================================
                        COMBUSTION TURBINE STATIONS OPERATING RESTRICTIONS
        ===================================================================================
                   SITE                   HOURS PER YEAR               mmBtu/year
        -----------------------------------------------------------------------------------
        Blossburg                             1,038                        N/A
        -----------------------------------------------------------------------------------
        Hamilton                              1,100                   336,000 - oil
        -----------------------------------------------------------------------------------
        Hunterstown                        1,700 - gas                554,000 - gas
                                             210 - oil                 64,000 - oil
        -----------------------------------------------------------------------------------
        Mountain                           1,700 - gas                554,000 - gas
                                             210 - oil                 64,000 - oil
        -----------------------------------------------------------------------------------
        Orrtanna                              1,100                   336,000 - oil
        -----------------------------------------------------------------------------------
        Shawnee                               1,100                        N/A
        -----------------------------------------------------------------------------------
        Tolna                                 1,100                   336,000 - oil
        -----------------------------------------------------------------------------------
        Wayne                           5% capacity factor                 N/A
        -----------------------------------------------------------------------------------
        Gilbert Westinghouse               1,942 - gas                     N/A
        Turbines (simple cycle)            1,077 - oil                     N/A
        Gilbert ABB Turbine                1,037 - gas                     N/A
        (simple cycle)                     1,453 - oil                     N/A
        -----------------------------------------------------------------------------------
        Gilbert GE Turbines                4,172 - gas                     N/A
        (combined cycle)                   2,977 - oil                     N/A
        -----------------------------------------------------------------------------------
        Glen Gardner                       1,941 - gas                     N/A
                                           1,453 - oil                     N/A
        -----------------------------------------------------------------------------------
        Werner                             1,453 - oil                     N/A
        ===================================================================================

These restrictions should not have a negative effect on the station operations as peaking units.

Gilbert is required to comply with Phase I of NO(x) RACT by May, 1995 with emission limits of 0.26 and 0.17 lb/mmBtu firing oil and gas, respectively for all turbines except the ABB turbine, CT 9. The RACT limits for Gilbert CT 9 are emission limits of 0.165 and 0.019 lb/mmBtu firing oil and gas, respectively. The statutory RACT emission limits for Glen Gardner and Werner are 0.4 and 0.2 lb/mmBtu firing oil and gas, respectively. RACT does not apply to the Pennsylvania stations other than Wayne as they are not "major" sources of NO(x).

Emissions data for 1998 indicates that these CTs are running comfortably below their NO(x) RACT limits where applicable. As discussed earlier for the thermal stations, Phase II of NO(x) RACT, also known as the "NO(x) Budget Program", in Pennsylvania and New Jersey imposed further restrictions on NO(x) emissions by May, 1999 in terms of ozone season NO(x) allowances (tons). The "NO(x) Budget Rule" applies to fossil fuel-fired indirect heat exchange combustion units with a maximum rated heat input capacity of 250 mmBtu/hour and all fossil fuel fired electric generating facilities rated at 15 MW or greater.


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The initial allowance allocations for the CT units are as follows:

=================================================================
           COMBUSTION TURBINE STATIONS NO(x) ALLOWANCES
=================================================================
               SITE                       NO(x) ALLOWANCES
-----------------------------------------------------------------
Blossburg                                      N/A
-----------------------------------------------------------------
Hamilton                                         4
-----------------------------------------------------------------
Hunterstown                                     37
-----------------------------------------------------------------
Mountain                                        20
-----------------------------------------------------------------
Orrtanna                                         3
-----------------------------------------------------------------
Shawnee                                          3
-----------------------------------------------------------------
Tolna                                            8
-----------------------------------------------------------------
Wayne                                           11
-----------------------------------------------------------------
Gilbert                                        N/A
-----------------------------------------------------------------
Glen Gardner                                   N/A
-----------------------------------------------------------------
Werner                                         N/A
=================================================================

Of the CTs, only Gilbert and Werner in New Jersey have been allocated Phase II SO(2) allowances starting in the year 2000. Gilbert and Werner have been allocated a total of 3,191 and 194 SO(2) allowances, respectively.

There are no outstanding air pollution control violations, enforcement issues or consent orders for the simple-cycle stations with PaDEP or the NJDEP, or reported public complaints regarding air pollution from the stations or their operational activities. There are no reported or known issues preventing issuance of the Title V operating permits for those stations that applied for but have not yet received their permits.

5.6.2    WATER/WASTEWATER

The Pennsylvania CTs are not required to hold NPDES permits at this time. However, industrial stormwater discharges are required to be permitted by August 7, 2001 under a 1995 amendment to the Clean Water Act ("CWA"). A general permit application will need to be submitted to the PaDEP indicating compliance with these Phase II stormwater regulations. A monitoring program must also be prepared and implemented. The New Jersey stations currently hold NPDES permits issued by the NJDEP. Gilbert permit No. NJ0005517 expires on October 31, 2001 and covers industrial and stormwater discharges. A Groundwater Discharge Permit and Protection Plan is currently under review. The Glen Gardner NPDES permit No. NJ00084034 expires on May 31, 2001 and also covers industrial and stormwater discharges. The permit for Werner No. NJ0002755 covers industrial and thermal discharges and expires on September 30, 2001. No significant problems concerning compliance with discharge permit requirements have been noted.

According to an evaluation study of these stations conducted by B&V in April 1999, the total estimated costs of complying with the Phase II stormwater regulations are summarized in the following table. REMA has included an amount in the budget for potential Phase II stormwater compliance.


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
        ===================================================================================
                           PHASE II STORMWATER COMPLIANCE COST ESTIMATES
        ===================================================================================
                                          BEST CASE                    WORST CASE
                 SITE                   TOTAL COST ($)               TOTAL COST ($)
        -----------------------------------------------------------------------------------
        Blossburg                          210,000                       420,000
        -----------------------------------------------------------------------------------
        Hamilton                           420,000                       860,000
        -----------------------------------------------------------------------------------
        Hunterstown                        420,000                       860,000
        -----------------------------------------------------------------------------------
        Mountain                           420,000                       860,000
        -----------------------------------------------------------------------------------
        Orrtanna                           420,000                       860,000
        -----------------------------------------------------------------------------------
        Shawnee                            420,000                       860,000
        -----------------------------------------------------------------------------------
        Tolna                              420,000                       860,000
        -----------------------------------------------------------------------------------
        Wayne                              420,000                       860,000
        ===================================================================================

5.6.3    SITE CONTAMINATION REMEDIATION

The B&V report mentioned earlier also provides an understanding of environmental liabilities associated with soil and groundwater contamination as well as ranges of remediation cost estimates associated with best and worst case probabilities. These estimated costs are summarized in the following table. REMA has included an appropriate amount in the budget for potential site contamination issues.

==============================================================================================================
                                    SUMMARY OF SITE CONTAMINATION ISSUES
==============================================================================================================
                                                                BEST CASE                  WORST CASE
        STATION                       ISSUE                   TOTAL COST ($)             TOTAL COST ($)
--------------------------------------------------------------------------------------------------------------
Blossburg                 Contingency for unknowns                 10,000                    100,000
--------------------------------------------------------------------------------------------------------------
Hamilton                  Contingency for unknowns                 10,000                    100,000
--------------------------------------------------------------------------------------------------------------
Hunterstown               Down-gradient Drainage Areas             25,000                    225,000
                          Groundwater Remediation                 175,000                    500,000
                          Contingency for unknowns                 10,000                    100,000
--------------------------------------------------------------------------------------------------------------
Mountain                  Open Remediation Issue                   20,000                    260,000
                          Contingency for unknowns                 10,000                    100,000
--------------------------------------------------------------------------------------------------------------
Orrtanna                  Contingency for unknowns                 10,000                    100,000
--------------------------------------------------------------------------------------------------------------
Shawnee                   Contingency for unknowns                 10,000                    100,000
--------------------------------------------------------------------------------------------------------------
Tolna                     Contingency for unknowns                 10,000                    100,000
--------------------------------------------------------------------------------------------------------------
Wayne                     Contingency for unknowns                 10,000                    100,000
--------------------------------------------------------------------------------------------------------------
Glen Gardner              Groundwater Remediation               1,725,000                  3,450,000
                          Site Investigation                       12,000                    322,000
                          Remedial Investigation                        0                    345,000
                          Remedial Action                               0                     86,000
                          Contingency for unknowns                 10,000                    100,000
--------------------------------------------------------------------------------------------------------------
Werner                    Remedial Investigation &
                          Work Plan                             1,150,000                  1,150,000
                          Remedial Action                       1,012,000                 12,935,000
==============================================================================================================


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5.7      HYDROELECTRIC STATIONS

5.7.1    SITE CONTAMINATION/REMEDIATION

The only environmental issues associated with Piney and Deep Creek include secondary containment for the lube oil tanks and emergency batteries and petroleum hydrocarbon contaminated soil at Piney. The extent of the contamination has not yet been determined. There are no sources of air pollution at either station as there are no combustion sources.

The following table provides a summary of estimated costs associated with soil remediation activities for best and worst case probability scenarios.

=============================================================================================================

                                    SUMMARY OF SITE CONTAMINATION ISSUES
=============================================================================================================
                                                            BEST CASE                    WORST CASE
       STATION                    ISSUE                   TOTAL COST ($)               TOTAL COST ($)
-------------------------------------------------------------------------------------------------------------
        Piney               Contaminated Soil                    0                          147,000
-------------------------------------------------------------------------------------------------------------
      Deep Creek                   N/A                          N/A                           N/A
=============================================================================================================

5.7.2    OPERATING LICENSES

PINEY

Piney is licensed by FERC as Licensed Project No. P-309 issued in June 29, 1979 and expiring on October 12, 2002. As of the FERC Operation Report dated August 1997, the Project had no noted violations and appeared to be in compliance with its license. Stone & Webster has reviewed the Project's compliance record with the FERC requirements for 1996 through 1999 based upon the titles of all correspondence and filings posted on the FERC Records Information Management System. FERC has identified no outstanding license compliance issues related to the Project.

DEEP CREEK

Although Deep Creek was originally licensed by FERC, FERC notified the Maryland Water Resources Administration by letter dated January 11, 1994 that the project was no longer under FERC jurisdiction. Deep Creek presently operates under a State of Maryland DNR Water Appropriations Permit Number GA92S009 (02). This permit was issued on October 1, 1999 and expires on January 1, 2006. Deep Creek personnel advised that the DNR plans to transfer this permit to REMA without change to the conditions or the expiration date. At the expiration, the operating conditions stipulated by the permit would be subject to revision.



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6. OPERATION & MAINTENANCE

6.1 GENERAL

Stone & Webster reviewed the projected station staffing plans, O&M budgets, overhaul schedules, and capital and overhaul expenses provided by REMA. In addition, we reviewed the station maintenance management practices and spare parts inventories for effectiveness and adequacy.

The projections provided by REMA were reviewed in relation to the projected operation of the stations and, where appropriate, were compared to station historical experience and industry data.

6.2 APPROACH

Stone & Webster interviewed management personnel and reviewed station records during our recent site visits. The review focused on REMA's O&M program, overhaul, and capital expenditure forecasts. Stone & Webster reviewed historic O&M performance and cost data contained in various documents that were made available.

6.3 OPERATION AND MAINTENANCE REVIEW

6.3.1 CONEMAUGH STATION

STAFFING

The present staffing level is 198 personnel, 144 union personnel and 54 management employees. This number includes personnel assigned to the scrubber and has been reduced from 268 in 1993. The long-term forecast according to the current station staff is to run with 197 employees through 2009. Mobile maintenance crew supplements the existing staff during outages and overhauls. Janitorial services and specialized machine work are outsourced. Due to the 25% staffing reduction conducted prior to acquisition and their comfort with the competitiveness of current staffing levels, REMA and the owners are not currently planning any additional workforce reductions. The staffing level is adequate for the current mode of operation.

OPERATION AND MAINTENANCE EXPENSES

The historical labor and other O&M expenses and REMA's and the other owners' projected labor and other O&M expenses are shown in the following table. The projected expenses are an annual average of the projected expenses from 2000 through 2029. The O&M expenses do not include the cost of any SO(2) and NO(x) credits that may be purchased by REMA, which are estimated and included as a separate expense item. These costs are discussed in detail in the Assessment of Financial Projections section of the report.




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


          HISTORICAL AND PROJECTED O&M EXPENSES(1)
===========================================================
                                        EXPENSE(2)
            YEAR                      ($, MILLION)
-----------------------------------------------------------
            1995                           9.4
-----------------------------------------------------------
            1996                          11.2
-----------------------------------------------------------
            1997                           9.7
-----------------------------------------------------------
            1998                           9.8
-----------------------------------------------------------
            1999                           9.3
-----------------------------------------------------------
         2000-2029                        10.8
===========================================================

(1) Historical expenses reported in current year dollars and projected expenses in 2000 dollars

(2) REMA's share

The total O&M expenses, excluding cost of fuel for 1999 were 3.8% under budget. Labor costs have declined since the mid-nineties due to the reduction in labor by a voluntary early retirement program ("VERP"). The reduction in payroll has helped to offset the increased maintenance cost and resulted in levelizing the total expenses. Both the labor and O&M expenses appear to be adequate based on the performance of the plant.

OVERHAUL SCHEDULE

Stone & Webster reviewed REMA's and the other owners' planned overhaul and maintenance schedule. A nine-week overhaul is scheduled in 2000 on Unit 1 to inspect the LP turbine internals, IP turbine internals, replace the turbine EHC controls and boiler intermediate reheater. The units currently are in a two-year outage cycle and management is evaluating shifting to a three-year cycle once more experience is gained with waterwall corrosion protection methods and erosion resistant designs for turbine nozzle blocks and blades.

MAINTENANCE MANAGEMENT

Conemaugh uses a computerized mainframe planning system. Job tickets are handwritten and entered into the system by maintenance planners. Tickets are assigned priorities and scheduled. This system is also used to initiate scheduled preventive maintenance assignments. Predictive maintenance work is also tracked by this system. Investigation of a PC based system was delayed by retirement of one of the planners. The present system appears adequate to support the daily requirements of the station.

The spare parts inventory has been reduced from $30 million in the early nineties to $17 million in 1999. Conemaugh was able to reduce the inventory by purchasing a spare complement of major turbine components for inventory, which is used to replace damaged elements. The elements are then refurbished and returned to inventory. Station personnel are comfortable with the current parts inventory, and it should be sufficient for normal replacement of equipment.

CAPITAL AND OVERHAUL EXPENSES

The capital expenses planned by REMA and the other owners were reviewed. In Stone & Webster's opinion, the assumed level of capital and overhaul expenses included in the detailed forecast is adequate to keep the station operating reliably through the projected retirement date.


[STONE & WEBSTER CONSULTANTS LOGO]                                           6-2
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6.3.2 KEYSTONE STATION

STAFFING

The present staff consists of 167 personnel, 44 management and 123 union employees. The figure is down from a total of 229 positions in 1993. Reductions have been accomplished through the VERP. This 27% reduction did not have any adverse effect on the performance of the units. This can be attributed to the new style of management, which was introduced and accepted by all. Both management and union leadership work together to adopt new concepts in easing work restrictions. The staffing level is adequate for the current mode of operation.

OPERATION AND MAINTENANCE EXPENSES

The historical labor and other O&M expenses and REMA's and the other owners' projected labor and other O&M expenses are shown in the following table. The projected expenses are an annual average of the projected expenses from 2000 through 2029. The O&M expenses do not include the cost of any SO(2) and NO(x) credits that may be purchased by REMA, which are estimated and included as a separate expense item. These costs are discussed in detail in the Assessment of Financial Projections section of the report.


===========================================================
          HISTORICAL AND PROJECTED O&M EXPENSES(1)
-----------------------------------------------------------
                                        EXPENSE(2)
            YEAR                      ($, MILLION)
-----------------------------------------------------------
            1995                           7.9
-----------------------------------------------------------
            1996                           8.0
-----------------------------------------------------------
            1997                           6.8
-----------------------------------------------------------
            1998                           6.4
-----------------------------------------------------------
            1999                           6.8
-----------------------------------------------------------
         2000-2029                         6.2
===========================================================

(1) Historical expenses reported in current year dollars and projected expenses in 2000 dollars

(2) REMA's share

Total O&M expense (excluding fuel) in 1999 was under budget by 5.3%. Monies have been included in the budget to support availability improvement and continued emphasis on thermal performances. There is an anticipated increase in the O&M budget of $940,000/year starting in 2003. This will result from the operation of an SCR for NO(x) control after it is installed. Both labor and O&M expenses appear to be adequate based on the performance of the plant.

OVERHAUL SCHEDULE

Stone & Webster reviewed REMA's and the other owners' planned overhaul and maintenance schedule. Keystone is currently on a scheduled five to six week outage every other year for boiler and partial turbine/generator work. During the plant visit, Unit 2 was in a six-week scheduled outage with a capital appropriations budget of $22.3 million to replace the boiler waterwall panels and air heater baskets. A bulldozer will be replaced with a wheel loader for coal handling. There is also an environmentally

[STONE & WEBSTER CONSULTANTS LOGO]                                           6-3
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mandated project for ash disposal and residual waste in process costing $11.7 million over 2000 and 2001.

MAINTENANCE MANAGEMENT

The maintenance management system utilized by Keystone is similar to that at Conemaugh. Predictive maintenance work is also tracked by this system. The present system appears adequate to support the daily requirements of the station.

The spare parts inventory has been reduced from $31 million to $17 million in recent years. Major spare parts (turbine rotors and stationary components, fan blading, etc.) are on-site in case of a failure. Keystone has purchased a spare complement of major turbine components for inventory, which is used to replace damaged elements. The elements are then refurbished and returned to inventory.

CAPITAL AND OVERHAUL EXPENSES

The capital expenses planned by REMA and the other owners were reviewed. In Stone & Webster's opinion, the assumed level of capital and overhaul expenses included in the detailed forecast are adequate to keep the station operating reliably through the projected retirement date.

6.3.3 SHAWVILLE STATION

STAFFING

The approved personnel for the year 2000 is 98, 20 management and 78 union employees, down from 132 in 1994. Reductions were accomplished through VERP. As of March, Shawville was below the approved complement by nine positions, two management and seven union. The work force is supplemented during outages and overhauls by the mobile maintenance crew, which also services the other stations. Currently, the mobile maintenance crew includes 178 members, 19 management, and 159 union. There is a unique agreement with this group that allows temporary layoffs based on workload. The staffing level is adequate for the current mode of operation.

OPERATION AND MAINTENANCE EXPENSES

The historical labor and other O&M expenses and REMA's projected labor and other O&M expenses are shown in the following table. The projected expenses are an annual average of the projected expenses from 2000 through 2029. The O&M expenses do not include the cost of any SO(2) and NO(x) credits that may be purchased by REMA, which are estimated and included as a separate expense item. These costs are discussed in detail in the Assessment of Financial Projections section of the report.


[STONE & WEBSTER CONSULTANTS LOGO]                                           6-4
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

===========================================================
          HISTORICAL AND PROJECTED O&M EXPENSES(1)
-----------------------------------------------------------
                                         EXPENSE
            YEAR                      ($, MILLION)
-----------------------------------------------------------
            1995                          24.1
-----------------------------------------------------------
            1996                          24.2
-----------------------------------------------------------
            1997                          21.2
-----------------------------------------------------------
            1998                          20.6
-----------------------------------------------------------
            1999                          19.5
-----------------------------------------------------------
         2000-2029                        21.6
===========================================================

(1) Historical expenses reported in current year dollars and projected expenses in 2000 dollars

In 1999, the total authorized budget was $21.2 million, while actual expenditures were $19.5 million. The station was under budget by $1.8 million or 8.3%. In 1998, the station was also under budget by $1.1 million or 5.5%. A review of the O&M expenses and discussions with plant personnel indicate that Shawville is being maintained and operated consistent with good utility practices.

OVERHAUL SCHEDULE

Stone & Webster reviewed REMA's planned overhaul and maintenance schedule. Shawville has successfully converted to a three-year boiler maintenance schedule (four weeks) and a nine-year turbine/generator major maintenance cycle (six-seven weeks).

Unit 3 is scheduled for waterwall replacement with chromized tubing and pumps and feedwater heater work in 2000. In 2001, both Units 1 and 2 are scheduled for overhauls. Unit 1 is scheduled for a generator rewind, partial condenser retube and feedwater heater replacement. Unit 2 is scheduled for a generator rewind, electrical refurbishment, and other work. In 2003 Unit 4 is scheduled for a superheater replacement, a generator rewind, feedwater heater replacement, and balance of plant work.

MAINTENANCE MANAGEMENT

Shawville has a GMS maintenance management system similar to many of the other units. Manual written work orders are submitted to a clerk, who inputs the information into the computer. A maintenance planner coordinates the priority and issuing of the work order on major jobs. The clerk sends orders to the group responsible. The tagging procedure is computerized and tags issued with final work order. Predictive maintenance jobs are also computerized. This system appears adequate and has not created any problems.

REMA will convert the maintenance management to the SAP America system that it currently uses at its utility and merchant plants. REMA plans to integrate this with human resource features for time keeping as well as ordering materials. This system should be fully implemented by the end of this year. The SAP America system is a system that stores a significant amount of information including financial as well as maintenance tracking. It is considered to be an acceptable maintenance tracking system in the industry.

There is an inventory of approximately $10 million in spare parts on site. Inventory levels have been reduced by establishing alliances with Babcock & Wilcox and ABB, which allows ready, access to parts needed and the old motors are saved to use for emergency repair in case of failures.


[STONE & WEBSTER CONSULTANTS LOGO]                                           6-5
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CAPITAL AND OVERHAUL EXPENSES

The capital expenses planned by REMA were reviewed. In Stone & Webster's opinion, the assumed level of capital and overhaul expenses included in the detailed forecast are adequate to keep the station operating reliably through the projected retirement date.

6.3.4 PORTLAND STATION

STAFFING

The staffing level at Portland is currently 82. REMA plans to increase the level to 92, and has budgeted for this number. The full complement will include 54 assigned to operation, 33 assigned to maintenance and five assigned to administration. The hiring of the new employees will reduce the large amount of overtime currently worked by operators due to previous staffing reductions. The staffing level was 108 positions two years ago.

The Portland staff operates and maintains two GE frame 5 units and the advanced technology Siemens V-84.3 at Portland and two GE frame 5 simple cycle units at Shawnee. The Shawnee units are started remotely. They are normally unattended except when alarm signal is received at Portland. In this case a maintenance technician or an operator is sent from Portland to attend the alarmed unit.

The bargaining unit agreement now allows assignment flexibility between the operations and maintenance positions. Each of these groups will help each other if needed. The previous union work rules restricted employees to their respective assigned job descriptions. This flexible staffing arrangement allows a lower staffing level to be sufficient. The new staffing level is adequate for the current mode of operation. The numbers are typical of those found in similarly configured plants that Stone & Webster has reviewed.

OPERATION AND MAINTENANCE EXPENSES

The historical labor and other O&M expenses and REMA's projected labor and other O&M expenses are shown in the following table. The projected expenses are an annual average of the projected expenses from 2000 through 2024. The O&M expenses do not include the cost of any SO(2) and NO(x) credits that may be purchased by REMA, which are estimated and included as a separate expense item. These costs are discussed in detail in the Assessment of Financial Projections section of the report.


===================================================================
            HISTORICAL AND PROJECTED O&M EXPENSES(1)
-------------------------------------------------------------------
                                          PROJECTED EXPENSE
            YEAR                             ($, MILLION)
-------------------------------------------------------------------
            1995                                 19.6
-------------------------------------------------------------------
            1996                                 16.2
-------------------------------------------------------------------
            1997                                 16.8
-------------------------------------------------------------------
            1998                                 15.9
-------------------------------------------------------------------
            1999                                 10.5
-------------------------------------------------------------------
         2000-2024(2)                            14.2
===================================================================

(1) Historical expenses reported in current year dollars and projected expenses in 2000 dollars

(2) Includes $1,876,000 in levelized Portland CTs projected expenses

[STONE & WEBSTER CONSULTANTS LOGO]                                           6-6
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As can be seen by the data in the table, the O&M cost has significantly declined over the past five years, which is due to decreased staffing and expenditures at the plant. The O&M expenses appear to be adequate based on the staffing level, projected operating level, and historical experience.

The Shawnee CT is operated and maintained from Portland. The Shawnee CT O&M is budgeted at a levelized $128,600 per year, which is intended to cover any major maintenance, repairs, and parts replacement.

OVERHAUL SCHEDULE

Stone & Webster reviewed REMA's planned overhaul and maintenance schedule. Units 1 and 2 turbines were last overhauled in 1994 and 1997, respectively. Both units are scheduled to have a major turbine overhaul every seven to eight years. Portland has been doing boiler overhauls at two and a half year intervals. While this is a longer time between boiler overhauls than is usually seen, the Portland plant has been successfully accomplishing this extended schedule.

There are no scheduled CT major maintenance overhauls due to the CTs' infrequent operation in peaking service.

MAINTENANCE MANAGEMENT

The functionality of the current maintenance information system and the knowledge and skills of the employees who will use the system were observed and found to be satisfactory to support maintenance control and reporting requirements.

A REMA power plant maintenance information system will be used to control maintenance information. The current system used is on the GPU central computer mainframe. REMA will convert the maintenance management to the SAP America system as discussed in section 6.3.3. It is considered to be an acceptable maintenance tracking system in the industry.

The spare parts inventory at the station appears to be sufficient and adequate to support operations. The reported dollar value of parts and material inventory was $8,843,359.

CAPITAL AND OVERHAUL EXPENSES

The capital expenses planned by REMA were reviewed. In Stone & Webster's opinion, the assumed level of capital and overhaul expenses included in the detailed forecast are adequate to keep the station operating reliably through the projected retirement date.

Funds have been allocated in 2021 and 2022, in the amount of $11.4 million and $3.4 million, respectively for the major maintenance/overhaul of the Portland CTs. The infrequent operation of the equipment and recent improvements in condition monitoring and preventive maintenance practices are expected to control the risk of premature unforeseen equipment maintenance and repair expense. REMA has also included $2 million in 2000 for major maintenance to account for any unforeseen expenditures.

An additional $1.5 million is allocated in 2022 for a major inspection and overhaul of the Shawnee CT.

[STONE & WEBSTER CONSULTANTS LOGO]                                           6-7
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6.3.5 SEWARD STATION

STAFFING

The current approved personnel at Seward is 60, 13 non-union, 47 union employees. As of March 1, there were two union vacancies. Over the past five years, the station complement has been reduced from 104 positions through VERP. Some services have been contracted out, as a result of this reduction, such as janitorial services. The adoption of flexible work rules by union and management teams working together has helped during this transition. The projected staffing level for the future is 50 employees each year through 2009. This is expected to be achieved through natural attrition. The projected staffing level is adequate for the current mode of operation.

OPERATION AND MAINTENANCE EXPENSES

The historical labor and other O&M expenses and REMA's projected labor and other O&M expenses are shown in the following table. The projected expenses are an annual average of the projected expenses from 2000 through 2010. The O&M expenses do not include the cost of any SO(2) and NO(x) credits that may be purchased by REMA, which are estimated and included as a separate expense item. These costs are discussed in detail in the Assessment of Financial Projections section of the report.


============================================================
          HISTORICAL AND PROJECTED O&M EXPENSES(1)
------------------------------------------------------------
                                         EXPENSE
            YEAR                      ($, MILLION)
------------------------------------------------------------
            1995                          14.7
------------------------------------------------------------
            1996                          10.0
------------------------------------------------------------
            1997                          10.2
------------------------------------------------------------
            1998                          12.7
------------------------------------------------------------
            1999                          13.1
------------------------------------------------------------
         2000-2010                        10.1
============================================================

(1) Historical expenses reported in current year dollars and projected expenses in 2000 dollars

The actual 1999 expenditure was $1.2 million over budget due to an unusual event occurring in July 1999, that cost approximately $1.7 million. Unit 5 experienced a furnace explosion causing damage not covered by insurance.

Projected O&M expenses include planned repairs or replacements, since no capital additions are planned. In the present year, according to REMA projections, $4.6 million will be allocated for O&M. Major items are for a scheduled outage on Unit 5, which will include the turbine and auxiliary equipment and electrical controls. The O&M budget appears adequate to alleviate any maintenance deferrals by the prior owner.

OVERHAUL SCHEDULE

Stone & Webster reviewed REMA's planned overhaul and maintenance schedule. Outages are scheduled for each unit every two years.


[STONE & WEBSTER CONSULTANTS LOGO]                                           6-8
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MAINTENANCE MANAGEMENT

Seward uses a computerized maintenance management system for tracking of work orders. A work ticket is written and forwarded to maintenance. The maintenance supervisor enters the information into the computer. The tagging procedure will be printed out with the work assignment for the operator to secure the equipment. REMA will convert the maintenance management to the SAP America system as discussed in section 6.3.3. It is considered to be an acceptable maintenance tracking system in the industry.

The spare parts inventory at the station appears to be sufficient and adequate to support operations. The reported dollar value of parts and material inventory was $4.3 million.

CAPITAL AND OVERHAUL EXPENSES

The capital expenses planned by REMA were reviewed. In Stone & Webster's opinion, the assumed level of capital and overhaul expenses included in the detailed forecast are adequate to keep the station operating reliably through the projected retirement date.

6.3.6 TITUS STATION

STAFFING

The staffing level at Titus is currently 68. REMA plans to increase the level to 77, 61 union and 16 nonunion and has budgeted for this number. The hiring of these additional people is in process. The full complement will include 42 assigned to operation, 29 assigned to maintenance, three assigned to administration, and three instrument technicians. The staffing level had been 102 positions in 1994. The staffing level is adequate for the current mode of operation.

Titus has historically been operated as an intermediate load plant, which is on-line most of the time during the year with the load level usually varying from full load to minimum load on a typical day.

The Titus staff appeared to have a cooperative attitude toward sharing responsibility between maintenance and operations. This flexible staffing arrangement is enhanced by an apparent lack of adversarial relationship with the union.

Titus operates and maintains two GE frame 5 CTs. These units are remotely operated from the Titus control room.

OPERATION AND MAINTENANCE EXPENSES

The historical labor and other O&M expenses and REMA's projected labor and other O&M expenses are shown in the following table. The projected expenses are an annual average of the projected expenses from 2000 through 2024. The O&M expenses do not include the cost of any SO(2) and NO(x) credits that may be purchased by REMA, which are estimated and included as a separate expense item. These costs are discussed in detail in the Assessment of Financial Projections section of the report.


[STONE & WEBSTER CONSULTANTS LOGO]                                           6-9
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
========================================================================
              HISTORICAL AND PROJECTED O&M EXPENSES(1)
========================================================================
                                            EXPENSES
         YEAR                             ($, MILLION)
------------------------------------------------------------------------
         1995                                 17.7
------------------------------------------------------------------------
         1996                                 14.6
------------------------------------------------------------------------
         1997                                 13.2
------------------------------------------------------------------------
         1998                                 11.4
------------------------------------------------------------------------
         1999                                  9.9
------------------------------------------------------------------------
      2000-2024(2)                            11.9
========================================================================

(1) Historical expenses reported in current year dollars and projected expenses in 2000 dollars

(2) Includes $203,000 in levelized Titus CT projected expenses

As can be seen by the data in the table, the O&M cost has declined over the past five years, which is due to decreased staffing and expenditures at the plant. The plant has been reducing costs to stay competitive in an increasingly aggressive market. The annual CT O&M expenses are levelized at $203,000, total for both units, per year. This amount is reasonable based on past experience. The O&M expenses appear to be adequate based on the staffing level, projected operating level, and historical experience.

OVERHAUL SCHEDULE

Stone & Webster reviewed REMA's planned overhaul and maintenance schedule. Major turbine overhauls were performed on Units 1, 2, and 3 in 1993, 1995, and 1996, respectively. The units are scheduled to have major overhauls every nine years starting in 2002 for Unit 1, 2004 for Unit 2, and 2008 for Unit 3. REMA is planning boiler overhauls at three-year intervals with a three-day outage each year before the summer peak load season to assure reliability.

The boiler condition and reliability is good for a plant of this vintage. A three-year interval between boiler overhauls is longer than usual for this type of plant; however, since there are very few boiler tube leaks this interval is achievable. This boiler condition is also improved by low starts (12 per year).

The two CTs are scheduled for major maintenance overhaul in 2021 and 2022 because of their infrequent operation in peaking service.

MAINTENANCE MANAGEMENT

The functionality of the current maintenance information system and the knowledge and skills of the employees who will use the system was observed and found to be satisfactory to support maintenance control and reporting requirements.

A REMA power plant maintenance information system will be used to control maintenance information. The current system is used on the GPU central computer mainframe. REMA will convert the maintenance management to the SAP America system as discussed in section 6.3.3. It is considered to be an acceptable maintenance tracking system in the industry.

The spare parts inventory at Titus appears to be sufficient and adequate to support operations. The reported dollar value of parts and material inventory was $5,209,317.


[STONE & WEBSTER CONSULTANTS LOGO]                                          6-10
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CAPITAL AND OVERHAUL EXPENSES

The capital expenses planned by REMA were reviewed. In Stone & Webster's opinion, the assumed level of capital and overhaul expenses included in the detailed forecast are adequate to keep the station operating reliably through the projected retirement date.

Funds have been allocated in 2021 and 2022, in the amount of $1.5 million each year for the major maintenance/overhaul of the Titus CTs. The infrequent operation of the equipment and recent improvements in condition monitoring and preventive maintenance practices are expected to control the risk of premature unforeseen equipment maintenance and repair expense.

6.3.7 SAYREVILLE STATION

STAFFING

The staffing level at Sayreville is currently 21. REMA plans to increase the level to 26, and has budgeted for this number. There are currently a few people who took the VERP but returned to work at Sayreville on a part-time, contract basis. Sayreville has historically been operated only during periods of peak power demand. The units generally do not operate during the off-season for economic reasons but are available to start with 48 hours notice.

The staffing level two years ago was 80 positions. This large decrease in staff has made it difficult to maintain the cleanliness of the plant. Throughout the plant there is accumulation of debris, as well as, signs of neglect such as bent gratings and rusted components. The maintenance activities have been concentrated on operating reliability issues.

Scheduled maintenance on the units is performed during the off-season with the operations staff being used for maintenance activities. This flexible staffing arrangement enables the low staffing level for this type of limited operation. The flexibility was accomplished with close cooperation between management and the union. The staffing level is adequate for the current mode of operation including limited operation during the summer peak season.

The Sayreville plant staff operates and maintains four Westinghouse 501AA units at Sayreville and four identical units at Werner. The units are started and operated from the Sayreville control room. The Sayreville staff performs routine maintenance, normal preventive maintenance, and operating functions for Werner. Historically, temporary workers have been contracted to support major maintenance.

OPERATION AND MAINTENANCE EXPENSES

The historical labor and other O&M expenses and REMA's projected labor and other O&M expenses are shown in the following table. The projected expenses are an annual average of the projected expenses from 2000 through 2010. The O&M expenses do not include the cost of any SO(2) and NO(x) credits that may be purchased by REMA, which are estimated and included as a separate expense item. These costs are discussed in detail in the Assessment of Financial Projections section of the report.


[STONE & WEBSTER CONSULTANTS LOGO]                                          6-11
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
==============================================================
          HISTORICAL AND PROJECTED O&M EXPENSES(1)
--------------------------------------------------------------
                                              EXPENSES
         YEAR                               ($, MILLION)
--------------------------------------------------------------
         1995                                   8.2
--------------------------------------------------------------
         1996                                  10.1
--------------------------------------------------------------
         1997                                   7.4
--------------------------------------------------------------
         1998                                   5.7
--------------------------------------------------------------
         1999                                   4.4
--------------------------------------------------------------
      2000-2010(2)                              7.1
--------------------------------------------------------------
      2011-2029(2)                             1.88
==============================================================

(1) Historical expenses reported in current year dollars and projected expenses in 2000 dollars

(2) Includes $1,880,000 in levelized Sayreville and Werner CT (each $940,000) projected expenses continuing after the steam units retire in 2010.

The Werner CT is operated and maintained from Sayreville. The Werner CT budget includes a levelized $940,000 per year between 2000 and 2029. The Sayreville CT levelized budget includes $940,000 per year. The Sayreville and Werner CT budget will continue after the steam units retire at the end of 2010. The O&M cost for the steam plant has declined over the past four years, which is due to decreased staffing and expenditures at the plant. The plant has changed from a traditional utility operation to a more competitive business organization. The overall O&M expenses appear to be adequate based on the staffing level, projected operating level, and historical experience.

OVERHAUL SCHEDULE

Stone & Webster reviewed REMA's planned overhaul and maintenance schedule. The Units 4 and 5 steam turbines were last overhauled in 1990 and 1986, respectively. The units are scheduled to have a major turbine overhauls in 2004 for Unit 4 and 2005 for Unit 5. These units have significantly reduced the number of operating hours per year. Even though the turbines are beyond the normal interval between inspections this increased time is warranted based on the limited operation, providing they are maintained properly during extended shutdown periods. Regular boiler overhauls are no longer scheduled since this type of major work can be accomplished while the units are out of service. During our visit boiler tube replacement was ongoing and the unit was still available on 48-hour notice.

There are no major maintenance inspections scheduled until 2020 for the CT units because of their infrequent operation.

Given the low capacity factors, a deferred overhaul cycle is adequate and reasonable assuming that the unit down time is used effectively. While a nine-year major turbine overhaul cycle may be reasonable, the deferring of the next major overhaul for Unit 5 may be optimistic as it will be 18 years since the last major overhaul for this unit.

MAINTENANCE MANAGEMENT

The functionality of the current maintenance information system and the knowledge and skills of the employees who will use the system was observed and found to be satisfactory to support maintenance control and reporting requirements.


[STONE & WEBSTER CONSULTANTS LOGO]                                          6-12
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A REMA power plant maintenance information system will be used to control maintenance information work orders, record maintenance history, and manage parts inventory. The current system is used on the GPU central computer mainframe. Reliant Mid-Atlanitc will convert the maintenance management to the SAP America system as discussed in section 6.3.3. It is considered to be an acceptable maintenance tracking system in the industry.

Stone & Webster reviewed REMA's summary O&M and capital budgets for Sayreville. Stone & Webster visited the warehouse and observed that the inventory stock was well organized and appeared well maintained. The spare parts inventory at Sayreville appears to be sufficient and adequate to support operations. The reported dollar value of parts and material inventory was $6,893,243.

CAPITAL AND OVERHAUL EXPENSES

The capital expenses planned by REMA were reviewed. In Stone & Webster's opinion, the assumed level of capital and overhaul expenses included in the detailed forecast for the steam units is adequate to keep the station operating reliably through the projected retirement date.

In addition, $4.94 million has been budgeted for the major maintenance/overhaul of the four CTs at Sayreville between 2020 and 2023. Similarly, $4.94 million has been budgeted for the major maintenance/overhaul of the four CTs at Werner between 2022 and 2025. In Stone & Webster's opinion, the assumed overhaul expenses for the CTs are adequate to keep them operating reliably through 2029.

6.3.8 WARREN STATION

STAFFING

The staffing level at Warren is currently 29. REMA plans to increase the level to 30, and has budgeted for this number. The staffing level has been reduced significantly in recent years.

Since the units do not operate during periods of low demand, the operating personnel are mostly all reassigned to help with maintenance tasks. This flexibility makes the reduced staffing level possible. There is also some use of contractors for major maintenance work. The staffing level is adequate for the current mode of operation including economy outages in the spring and fall seasons.

OPERATION AND MAINTENANCE EXPENSES

The historical labor and other O&M expenses are shown in the following table along with REMA's projected O&M expenses. The projected expenses are an annual average of the projected expenses from 2000 through the projected retirement date. The O&M expenses do not include the cost of any SO(2) and NO(x) credits that may be purchased by REMA, which are estimated and included as a separate expense item. These costs are discussed in detail in the Assessment of the Financial Projections section of the report.


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
============================================================================
                  HISTORICAL AND PROJECTED O&M EXPENSES(1)
----------------------------------------------------------------------------
                                                        EXPENSES
              YEAR                                    ($, MILLION)
----------------------------------------------------------------------------
              1995                                       $  7.2
----------------------------------------------------------------------------
              1996                                       $  5.9
----------------------------------------------------------------------------
              1997                                       $  6.4
----------------------------------------------------------------------------
              1998                                       $  5.3
----------------------------------------------------------------------------
              1999                                       $  4.2
----------------------------------------------------------------------------
           2000-2010(2)                                  $  4.1
----------------------------------------------------------------------------
           2011-2029(2)                                  $0.467
============================================================================

(1) Historical expenses reported in current year dollars and projected expenses in $2000

(2) Includes $467,330 in levelized projected expenses for the Warren CT and the Wayne CT (each $233,665) continuing after the steam units retire in 2010

The Warren budget includes a levelized $233,665 per year between 2000 and 2029. The Warren CT budget will continue after the steam units retire in 2010. The Warren staff also provides O&M services to the Wayne CT. The Wayne budget includes a levelized $233,665 per year between 2000 and 2029. Warren has changed from a traditional utility operation to a more competitive business organization. The O&M expenses appear to be adequate based on the staffing level, projected operating level, and historical experience.

OVERHAUL SCHEDULE

Stone & Webster reviewed REMA's planned overhaul and maintenance schedule. Major turbine overhauls on Units 1 and 2 are scheduled every ten years. Turbine overhauls are usually more frequent than every ten years, however, since the amount of operating hours in each year is low due to the low dispatch of the units then the ten year interval is adequate. REMA is planning boiler overhauls at three-year intervals. This schedule is adequate since these units are out of service during periods of low demand and many routine maintenance activities can be done at those times.

MAINTENANCE MANAGEMENT

A REMA power plant maintenance information system will be used to control maintenance information. REMA will convert the maintenance management to the SAP America system as discussed in section 6.3.3. It is considered to be an acceptable maintenance tracking system in the industry.

Stone & Webster reviewed REMA's summary O&M and capital budgets for Warren. The spare parts inventory at Warren appears to be sufficient and adequate to support operations. The reported dollar value of parts and material inventory was $1.9 million.

CAPITAL AND OVERHAUL EXPENSES

The capital expenses planned by REMA were reviewed. In Stone & Webster's opinion, the assumed level of capital and overhaul expenses included in the detailed forecast are adequate to keep the station operating reliably through the retirement date.

In addition, $4.0 million has been budgeted for major maintenance/overhaul for the CT at Wayne in 2021. Similarly, $4.0 million has been budgeted for major maintenance/overhaul for the CT at Warren in 2021.

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In Stone & Webster's opinion, the assumed overhaul expenses for the CTs are adequate to keep them operating reliably through the projected retirement date.

6.3.9 GILBERT STATION

STAFFING

The current approved staffing level at Gilbert is 49 including, 12 management and 37 bargaining unit employees. The employees are organized to provide the maximum coverage during the week, recognizing that the units are usually in stand-by reserve and infrequently operated. The operators are assigned to one of the three rotating shifts on a five days per week basis. Weekends do not normally require supervised coverage by a full shift. The present arrangement for shift coverage appears to provide greater coverage than is actually required and REMA is examining the current staffing levels. The staffing level is more than adequate for the current mode of operation.

The bargaining unit contract allows flexibility for work assignments. Operators can do light maintenance on shift and can support heavy maintenance work off shift. The worker attitude and work ethic appears to be quite positive. The workers and their union appear to understand the demands of the competitive market and the need for competitive performance. The station maintenance staff has the skill, craftsmen, and shop equipment necessary to perform almost all maintenance with in-house resources. However, if staffing is reduced outside support for some outages may become necessary.

OPERATION AND MAINTENANCE EXPENSES

A levelized amount equal to approximately $6 million covers the cost of labor, materials, consumables, all routine O&M and minor inspections, maintenance and repair for four simple cycle CTs, four combined cycle units with four HRSGs and a single steam turbine generator, and one advanced technology ABB GT-24 simple cycle unit. The O&M expenses do not include the cost of any SO(2) and NO(x) credits that may be purchased by REMA, which are estimated and included as a separate expense item. These costs are discussed in detail in the Assessment of Financial Projections section of the report. The actual distribution will vary from year to year, as will the actual total expenditure for any given year. In conclusion, the levelized $6 million budget is achievable.

OVERHAUL SCHEDULE

Major inspection and overhauls for the generating units are not scheduled for 2020; however, this is reasonable due to the peaking operation of the facility.

MAINTENANCE MANAGEMENT

A REMA power plant maintenance information system will be used to control maintenance information. REMA will convert the maintenance management to the SAP America system as discussed in section 6.3.3. It is considered to be an acceptable maintenance tracking system in the industry.


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CAPITAL AND OVERHEAD EXPENSES

A total of $40 million is allocated for major inspection and overhaul of all the generation equipment between 2021 and 2024. A total of $6 million in the first year and $4 million in each of the years two through 4 has been allocated to cover unforeseen major maintenance. Stone & Webster believes that this is a reasonable conservative allocation that provides adequate allowance for uncertainty.

6.3.10 COMBUSTION TURBINES

STAFFING

The remote location CTs at Hunterstown, Orrtanna, Hamilton, Mountain, and Tolna are maintained by a four-person group based at Hunterstown. They are monitored and serviced for routine preventive maintenance and condition monitoring by three technicians and a supervisor. The important operating data and alarms are available to the technicians at Hunterstown through a computer network. The units are started remotely from the GPU / PJM dispatch center. The staffing level is adequate for the current mode of operation.

Glen Gardner was modified so that it can be operated remotely from Gilbert.

OPERATION AND MAINTENANCE EXPENSES

The REMA's projected labor and other O&M expenses are shown in the following table. The projected expenses are levelized over the period from 2000 through 2020. The O&M expenses do not include the cost of any SO(2) and NO(x) credits that may be purchased by REMA, which are estimated and included as a separate expense item. These costs are discussed in detail in the Assessment of Financial Projections section of the report.


===========================================================
                  PROJECTED O&M EXPENSES
----------------------------------------------------------
                                       EXPENSES
           YEAR                      ($, MILLION)
----------------------------------------------------------
       Hunterstown                       0.39
----------------------------------------------------------
         Orrtanna                        0.13
----------------------------------------------------------
         Hamilton                        0.13
----------------------------------------------------------
         Mountain                        0.26
----------------------------------------------------------
          Tolna                          0.26
----------------------------------------------------------
        Blossburg                        0.13
----------------------------------------------------------
       Glen Gardner                      1.05
==========================================================

REMA has allocated a levelized O&M budget per year for each unit, which is intended to cover the cost of routine maintenance and periodic minor inspections. Because of the infrequent operation, and low accumulation of starts and operating hours, the need for a costly major inspection is not expected to materialize before 2020. The capital expenditure budget is minimal but adequate, and is dedicated to environmental requirements.

OVERHAUL SCHEDULE

Each of the units will have a major inspection and overhaul between 2020 and 2024; however, this is reasonable due to the peaking operation of the facilities.


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MAINTENANCE MANAGEMENT

REMA will convert the maintenance management to the SAP America system that it currently uses at its utility and merchant plants. REMA will convert the maintenance management to the SAP America system as discussed in section 6.3.3. It is considered to be an acceptable maintenance tracking system in the industry.

CAPITAL AND OVERHAUL EXPENSES

Each of the units is allocated $1.5 million for a major inspection and overhaul that will occur between 2020 and 2024. In Stone & Webster's opinion, the assumed level of capital and overhaul expenses included in the detailed forecast are adequate to keep the stations operating reliably through the projected retirement dates.

6.3.11 PINEY STATION

STAFFING

Piney has a permanent staff of six people - five union and one non-union. There is at least one person at the site at all times. Personnel from Warren also provide support to Piney, as needed. This support amounts to the equivalent of about one full-time person. Piney personnel also provide operational support to Warren. This support consists of routine attention to the CT. The staffing level is adequate for the current mode of operation.

OPERATION AND MAINTENANCE AND CAPITAL EXPENDITURES

Information provided by station personnel indicates that all three units are provided with an annual inspection that includes routine maintenance. The level of annual maintenance appears to have increased after 1983, when a fire caused replacement of the control system and required further inspections and cleanup of the generators.

Repairs to the spillway were recommended by an independent consultant as result of the five-year safety inspection on a prioritized basis with six spillway bays to be completed within five years of the inspection and the remainder of the spillway to be completed within ten years of the inspection. Repairs were begun in 1997 under GPU ownership. Total budget for this work was $4.6 million. Station personnel have advised that the repairs on the spillway toe and five of the six highest priority bays are complete. About 60% of the recommended spillway repairs, including one higher priority bay, remain to be performed. The remaining 2000 budget for this activity is $0.9 million.

We understand that the annual O&M costs for the 10-year period through 1999 were about $1,330,000. REMA's projected labor, other O&M, and capital expenses are shown in the following table.



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

=====================================================================================
                                PROJECTED O&M EXPENSES
=====================================================================================
         YEAR                   O&M                 CAPITAL               TOTAL
-------------------------------------------------------------------------------------
         2000                 $906,000            $  700,000            $ 1,606,000
-------------------------------------------------------------------------------------
         2001                 $912,000            $  725,000            $ 1,637,000
-------------------------------------------------------------------------------------
         2002                 $902,000            $1,149,000            $ 2,051,000
-------------------------------------------------------------------------------------
         2003                 $902,000            $  816,000            $ 1,718,000
-------------------------------------------------------------------------------------
         2004                 $902,000            $  150,000            $ 1,052,000
=====================================================================================

These budgets appear be reasonable for typical use. Currently, the turbine runner has been replaced with the spare turbine runner that had been provided in the initial installation. In Stone & Webster's opinion, the assumed level of capital and overhaul expenses included in the detailed forecast are adequate to keep the station operating reliably through the projected retirement date.

OVERHAUL SCHEDULE

Information provided indicates that all three units are provided with an annual inspection that includes routine maintenance. Piney appears to be maintained in a good operational condition, based on the observations made during the site visit of March 14, 2000. This schedule is adequate given the projected operation.

MAINTENANCE MANAGEMENT

REMA will convert the maintenance management to the SAP America system as discussed in section 6.3.3. It is considered to be an acceptable maintenance tracking system in the industry.

6.3.12 DEEP CREEK

STAFFING

Deep Creek has a staff of two full-time people, with an off-site superintendent at Seward. This staffing level represents a reduction from three full-time people in 1997 and from four full-time people in 1995. Supplementary staffing has been provided by temporary employees.

OPERATION AND MAINTENANCE AND CAPITAL EXPENSES

Deep Creek personnel provided the following data on historical expenditures for O&M.


===============================================
           HISTORICAL O&M EXPENSES
-----------------------------------------------
       YEAR                  EXPENSES
-----------------------------------------------
       1997                  $506,000
-----------------------------------------------
       1998                  $501,000
-----------------------------------------------
       1999                  $351,000
===============================================

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REMA's projected labor, other O&M, and capital expenses are shown in the following table.


=======================================================================================
                                   PROJECTED O&M EXPENSES
---------------------------------------------------------------------------------------
             YEAR               O&M                 CAPITAL                TOTAL
---------------------------------------------------------------------------------------
             2000           $  450,000           $   95,000           $  545,000
---------------------------------------------------------------------------------------
             2001           $  450,000           $  600,000           $1,050,000
---------------------------------------------------------------------------------------
             2002           $  450,000           $        0           $  450,000
---------------------------------------------------------------------------------------
             2003           $  450,000           $  600,000           $1,050,000
---------------------------------------------------------------------------------------
             2004           $  450,000           $  450,000           $  900,000
=======================================================================================

The O&M costs for the year 2000 include $250,000 for OCB replacement that has already been completed. The O&M costs for 2001 include $150,000 for voltage regulator upgrade. The budget provided appears to be reasonable. In Stone & Webster's opinion, the assumed level of capital and overhaul expenses included in the detailed forecast are adequate to keep the station operating reliably through the projected retirement date.

OVERHAUL SCHEDULE

Deep Creek appears to be maintained in very good operational condition based on the observations made during our site visit. The following maintenance activities are scheduled for the next five years:

         2001     Two week clean-up inspection
         2002     Two week clean-up inspection
         2003     Three week internal inspection/unit
         2004     Two week clean-up inspection
         2005     Two week clean-up inspection

MAINTENANCE MANAGEMENT

REMA will convert the maintenance management to the SAP America system as discussed in section 6.3.3. It is considered to be an acceptable maintenance tracking system in the industry.

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7. PROJECT AGREEMENTS

Stone & Webster reviewed the primary contracts and agreements associated with the Facilities. These included the Purchase and Sale Agreement and Transition Power Purchase Agreements.

Stone & Webster reviewed the agreements from a technical and economic standpoint to assess the adequacy and reasonableness of their terms and conditions. Legal, financial, and other important aspects of the agreements associated with the Facilities were not considered under this review. This Report describes only portions of the Project Agreements needed for the discussion issues related to the Facilities. A complete description or legal evaluation of the contracts and documents related to the Facilities is beyond the scope of this report, and Stone & Webster is not providing legal counsel opinions regarding the legal interpretation of any contract language. Adherence to industry standards and good engineering practice was assessed where appropriate. Provided below is a summary of our findings for each of the reviewed agreements.

7.1 PURCHASE AND SALE AGREEMENT

Stone & Webster reviewed the executed PSA between Reliant Energy Power Generation, Inc. ("REPG"), Reliant Energy, Incorporated, and Sithe dated February 19, 2000. In general, the text of the PSA appears to be reasonable and contains the typical requirements included in documents of this kind. It should be noted that Stone & Webster is not a qualified legal counsel and so directs the reader to obtain comfort concerning the legal warranties and representations made in the agreement from legal counsel.

The PSA provides for the transfer of ownership of (a) all of the issued and outstanding stock of Sithe Mid-Atlantic, (b) all of the limited liability company interests, and (c) all the intercompany notes held by Sithe for a fixed purchase price plus an adjustment, either positive or negative, at closing. In addition, REPG is required to provide Letters of Credit ("LOC") or performance bonds totaling approximately $23.9 million, which will be used to replace the existing Sithe LOCs.

The schedules attached to the PSA include, but are not limited to: identification of the contracts and agreements entered into by Sithe and its affiliates, including the limited liability companies, which describe the properties acquired from GPU; a list of other material contracts including environmental agreements; development assets (primarily referencing letters and Memorandums of Understanding); lists of real estate related documents; titles to real property; financial information; a list of contracts which will not be amended; and an Interim Services Agreement between Sithe and REPG.

If Sithe requests, REPG will use reasonable efforts to cause all third parties to release Sithe and its affiliates from all GPU liabilities. REPG will assume those liabilities. Under the PSA, REPG will assume all obligations and liabilities of Sithe in connection with (a) six specified development projects,
(b) certain obligations arising from Sithe's acquisition of the Facilities from GPU, and (c) the intercompany notes.

Sithe has an agreement with the NJDEP to perform remediation of the Glen Gardner, Sayreville, Werner, and Gilbert generating facilities. REPG agrees that, upon closing, Sithe and their affiliates shall have no responsibility for compliance with the New Jersey Industrial Site Recovery Act ("ISRA"). REPG will assume all of Sithe's ISRA obligations and liabilities related to the GPU assets, and shall indemnify and hold harmless Sithe and its affiliates (except the limited liability companies and their subsidiaries) and its shareholders for any costs or liabilities addressed in the existing Remediation Agreements between Sithe New Jersey Holding LLC and NJDEP. Remediation under ISRA for the New Jersey facilities is estimated at $5 million. Schedule 3.17 of the PSA includes information on other environmental matters.


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Seward is subject to a Consent Order and Agreement that includes remediation of a coal ash site, the cost of which has been estimated to cost between $5 million and $20 million.

URS Greiner Woodward-Clyde Consultants prepared a number of reports for the GPU stations including Phase I Environmental Site Assessment Reports, Preliminary Assessment Reports, Reports on Surrounding Properties, Final Reports of Review of Database Records, and Phase II Investigation Reports and a December 1999 Update. Stone & Webster has reviewed these reports to determine, based on our site visit in March 2000, if there are any material differences between the latest December 1999 Update and our site visits.

This agreement may be assigned to a subsidiary of REPG or Reliant Energy, Incorporated. Either party may assign this agreement to a third party upon the written agreement of the non-assigning party. The Buyer may not assign its rights, interests, and obligations if such assignment could be expected to delay the closing.

7.2 TRANSITION POWER PURCHASE AGREEMENTS

Stone & Webster reviewed three executed Amended and Restated TPPAs between Sithe and in the case of each TPPA either Metropolitan Edison Company, Pennsylvania Electric Company, or Jersey Central Power & Light Company (collectively known as "GPU"); all dated November 24, 1999. In connection with the acquisition of the Facilities, REMA will acquire the rights and obligations of Sithe under the TPPAs. Stone & Webster reviewed the TPPAs and concludes that they are reasonable and adequate.

The TPPAs establish that REMA and GPU have option agreements for the purchase and sale of electric generating capacity, but not energy or ancillary services. REMA has "put options" whereby GPU is obligated to accept and purchase capacity from REMA up to the maximum put capacity. GPU has "call options" whereby REMA is required to provide and sell capacity to GPU up to the maximum call capacity. REMA must notify GPU of its decision whether or not to exercise its put option before GPU can exercise its call option.

The maximum put capacity for each contract year equals GPU's forecast of the amount of installed capacity that it will need to satisfy its installed capacity obligations during that contract year minus the installed capacity available to GPU from specified other sources. The maximum call capacity for each contract year equals the maximum put capacity minus the amount of installed capacity for which REMA exercises its put option for that contract year.

The term of the TPPAs began November 24, 1999 and will end on May 31, 2002 (or, if the PJM planning year changes, the last day of the PJM planning year ending in 2002). There is no provision included for unilateral extension or early termination.

Each TPPA includes a schedule that lists the electric generating facilities owned by REMA specific to each TPPA. The summer installed capacity ("ICF") for each of these facilities is listed in Schedule B of each TPPA.


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A schedule of put and call prices is included and is common to all three agreements. The prices, in $/MW-day, are:

======================================================================================================
                                     PUT AND CALL PRICE SCHEDULE
======================================================================================================
                                                  CALL PRICE                       PUT PRICE
            TIME PERIOD                           ($/MW-DAY)                      ($/MW-DAY)
------------------------------------------------------------------------------------------------------
November 24, 1999 to May 31, 2000                    85.20                           65.80
------------------------------------------------------------------------------------------------------
June 1, 2000 to May 31, 2001                        110.90                           85.10
------------------------------------------------------------------------------------------------------
June 1, 2001 to May 31, 2002                        120.40                           93.00
======================================================================================================

The monthly payments are calculated as:

      MP = Payment Amount times Days in the month times Forced Outage Adjustment

The payment amount is the (call price times call capacity) plus (put price times put capacity). The forced outage adjustment is the ratio of the unforced capacity/purchased capacity, but limited to a maximum of 0.91.

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8. ASSESSMENT OF FINANCIAL PROJECTIONS

8.1 OVERVIEW

The Financial Projections consist of a financial model for REMA (the "Base Case") and the sensitivity cases. Stone & Webster developed the financial model for REMA based on a model developed by REMA. Key inputs into the financial model were obtained from Hagler Bailly and REMA. Babcock & Brown, LP ("Babcock & Brown") and Chase Securities Inc. provided the financing assumptions including the schedule of fixed charge payments.

The Financial Projections show the cash available for the fixed charges from 2000 (partial year beginning on July 1, 2000) through the maturity of the certificates, 2026 (partial year ending on July 1, 2026), and include the revenues and expenses for all of the plants. The first and last years, 2000 and 2026, consist of two quarters of operation each. The Financial Projections are calculated in nominal dollars based on an assumed inflation rate of 2.5% per annum. The sensitivity cases address the impact of changes in key variables on the coverage of fixed charges.

Stone & Webster integrated the market cases prepared by Hagler Bailly for the period 2000 through 2020. The information obtained from Hagler Bailly included the following:

     o    Energy generation by unit

     o    Market revenues by unit

     o    Average market prices by unit

     o    Fuel expenses by unit

     o    SO(2) and NO(x) emission credit unit prices

The integration of Hagler Bailly's forecasts into the financial model required certain adjustments to be made to the market revenues to reflect contract energy sales for the remaining portion of 2000 and the first two months of 2001. These adjustments were made using Hagler Bailly's regional energy prices. In addition, as the Financial Projections are for the years 2000 through 2026, the market forecast was extended from 2020 through 2026 by escalating the 2020 market prices by the assumed inflation rate used for the Financial Projections (2.5% per year).

For the first and last year of the Financial Projections, the annual projections were adjusted to address the partial years. Fixed costs were reduced by approximately 50%, as were the electric generation, market revenues, and fuel expenses. The Financial Projections show cash available for fixed charges for the partial years 2000 and 2026. Currently, REMA makes interest payments on intercompany notes at the end of each quarter. The third quarter payment is due on September 30th, 2000. At closing, the fixed charges will become senior in right of payment to the interest on intercompany notes (including for the third quarter) and therefore the projection for cash available for fixed charges begins on July 1, 2000.

Stone & Webster has reviewed the assumptions and the data necessary to support the projections of cash flow available for the fixed charge payments. Stone & Webster has verified that the underlying model assumptions are consistent with the Hagler Bailly projected generation and pricing. Stone & Webster has not reviewed the tax, depreciation, and financing assumptions, including the fixed charge payment, which was provided by Chase Securities Inc. and Babcock & Brown. Lastly, Stone & Webster performed several sensitivities to determine the impact of certain variables on the FCCRs.


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8.2 PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS

In preparing this Report and the conclusions contained herein, Stone & Webster has made certain assumptions with respect to the conditions, which may exist, or events, which may occur in the future. While Stone & Webster believes these assumptions to be reasonable for the purpose of this Report, they are dependent on future events, and actual conditions may differ from those assumed. In addition, Stone & Webster has used and relied on information provided to us by sources that we believe to be reliable. Stone & Webster believes that the use of this information and assumptions is reasonable for the purposes of our Report. However, some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions may differ from those assumed in this Report, or provided to us by others, the actual results will vary from those forecast. This Report summarizes our work up to the date of the Report and changes in conditions occurring or that became known after such date could affect the Financial Projections.

The principal considerations and assumptions related to the Financial Projections are listed below:

1. Stone & Webster has made no determination as to the validity and enforceability of any contract, agreement, rule, or regulation as applicable to the Facilities and their operations. For the purposes of this Report, Stone & Webster has assumed that all contracts, agreements, rules, or regulations will be valid and fully enforceable in accordance with the terms and that all parties will comply with the provisions of their respective agreements.

2. The electricity market price projections were prepared by Hagler Bailly for REMA, using a market simulation model. Stone & Webster reviewed the technical inputs to the Hagler Bailly model and found them to be reasonable. Stone & Webster did not independently verify the methodology used by Hagler Bailly to develop the energy price forecasts nor verify the accuracy of the forecasts.

3. Stone & Webster has reviewed the capital and O&M budgets for the Facilities. We have assumed that the Facilities will be operated and maintained in accordance with the O&M, major maintenance, and capital budgets, standard industry practice, and in a safe and environmentally responsible manner.

4. Stone & Webster has assumed that the maintenance will be performed by REMA in accordance with standard industry practice.

5. The coal, natural gas, and fuel oil prices are inputs to the Hagler Bailly model. Stone & Webster has not reviewed the fuel price forecasts provided by Hagler Bailly. It is assumed that fuel will be available in sufficient quantities and at the prices forecasted for the period covered in the Financial Projections.

6. Stone & Webster has assumed that all licenses, permits, and approvals required to operate the Facilities which need to be renewed during the period covered by the Financial Projections will be obtained on a timely basis.

7. Stone & Webster has assumed that REMA will be able to purchase SO(2) and NO(x) emission credits in order to comply with its emission limits for these pollutants. We have assumed that emission offsets will be available for purchase by REMA and that sufficient demand exists for the sale of certain emission credits by REMA at the projected prices or at higher prices. REMA can either purchase the credits (if they are available) or implement other methods of reducing emissions including using alternate fuels and/or installing additional air pollution control equipment.

8. Stone & Webster has not evaluated the non-operating expenses projected by REMA including property taxes, insurance, and general and administrative expenses. We have assumed that these expenses are as projected by REMA.


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9.   Stone & Webster has reviewed the staffing plans prepared by REMA. We assume that REMA will operate the Facilities in accordance with the staffing plans.

10. The projected overhaul schedule and major maintenance and capital expenditure forecasts prepared by REMA were reviewed by Stone & Webster. We are assuming that REMA will be overhauling the Facilities and incurring overhaul and capital expenses in accordance with the forecasts shown in the Financial Projections.

11. Stone & Webster has assumed for purposes of the Financial Projections that all the Facilities operate to the retirement dates forecasted by REMA. The Financial Projections assume no additional generation assets are acquired or constructed by REMA.

8.3 REVENUES

The revenues forecasted in the Financial Projections include market revenues and contract revenues. The market revenues are the sum of the market revenues and a market valuation. The market revenues were provided by Hagler Bailly based on the projected dispatch of each plant and the relevant market prices. Hagler Bailly has developed a proprietary market valuation process ("MVP") to estimate the value of electric generation units based on the level of prices and their volatility. MVP captures the value of price volatility.

REMA will assume the TPPAs that Sithe had negotiated with GPU for the years 2000 through 2002. In addition to the TPPAs, REMA negotiated market energy contracts for the period from transfer of ownership through February 2001. The resulting change in revenue includes an additional $5.139 million and $0.46 million over the projected market prices for years 2000 and 2001, respectively. The contract payment price under the TPPA and the total contract revenues including the REMA negotiated market energy contracts are summarized in the following table.

================================================================================
                                CONTRACT REVENUES
================================================================================
                              CONTRACT PURCHASE PRICE    TOTAL CONTRACT REVENUES
          YEAR                      ($/kW-YR)                   ($ ,000)
--------------------------------------------------------------------------------
          2000                        28.00                     43,546(1)
--------------------------------------------------------------------------------
          2001                        32.00                     88,012
--------------------------------------------------------------------------------
          2002                        21.12                     57,782(2)
================================================================================

(1) Revenue for the period from July 1 through the end of the year

(2) Revenue for the period through May 31, 2002

The total operating revenue for the first full operating year (Year 2001) including the market revenue and the contract revenues is $747 million.

8.4 OPERATING EXPENSES

The major expenses estimated in the Financial Projections include the following:

     o    Fixed O&M costs

     o    Variable O&M costs

     o    Administrative costs

     o    Insurance and property taxes


[STONE & WEBSTER CONSULTANTS LOGO]                                           8-3
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     o    Major maintenance and capitalized maintenance

     o    Environmental expenditures

     o    Direct and indirect plant labor expenses

     o    Fuel supply and transportation costs

8.4.1 FIXED AND VARIABLE O&M EXPENSES

In the financial model, the estimated O&M expenses are in nominal dollars reflecting an assumed 2.5% inflation per year. The first full calendar year (Year 2001) non-fuel O&M expenses, which total $151.4 million, are detailed in the following table.

================================================================================
                         ESTIMATED NON-FUEL O&M EXPENSES
                                  (2001 $ ,000)
================================================================================
   Plant O&M                                                            114,954
--------------------------------------------------------------------------------
   Taxes                                                                  4,273
--------------------------------------------------------------------------------
   General and Administration                                          $ 12,902
--------------------------------------------------------------------------------
   Insurance                                                                815
--------------------------------------------------------------------------------
   Emission Costs                                                        18,423
--------------------------------------------------------------------------------
TOTAL NON-FUEL O&M EXPENSES                                            $151,367
================================================================================

The plant O&M includes labor, routine non-labor O&M, remaining life extension budget, inspection and outage, auxiliary power, and environmental costs. Stone & Webster reviewed the O&M assumptions utilized in the Financial Projections. The information reviewed included assumptions and forecasts for unit performance; staffing functions and levels; annual O&M budget summary; and unit overhaul plans and schedules. Stone & Webster compared the information with its experience for similarly configured plants and cost and staffing information for similar plants. Stone & Webster considers these assumptions to be reasonable and comparable to other facilities of similar design.

The other O&M costs include general and administrative expenses, taxes, and insurance. In 2001, the other expenses are projected to be approximately $18 million. The general and administration costs include the costs associated with administrating the Facilities, the fuel supply and power marketing fees, and corporate services. The corporate services and fuel supply and power marketing fees are subordinated to the fixed charges, which for year 2001 are approximately $11.8 million.

Stone & Webster reviewed the non-fuel fixed, variable, and major maintenance expenses in the Financial Projections. Stone & Webster believes that the O&M budget is sufficient to support the planned staffing level, the maintenance and overhaul schedule, and the project's performance and business objectives.


[STONE & WEBSTER CONSULTANTS LOGO]                                           8-4
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8.4.2 CAPITAL IMPROVEMENTS

The Financial Projections reflect the capital improvement budget shown in the following table.

================================================================================
                              ANNUAL CAPITAL BUDGET
                                    ($ ,000)
================================================================================
         YEAR                                   CAPITAL EXPENDITURES
--------------------------------------------------------------------------------
         2000                                           8,599
--------------------------------------------------------------------------------
         2001                                          28,843
--------------------------------------------------------------------------------
         2002                                          67,803
--------------------------------------------------------------------------------
         2003                                          38,362
--------------------------------------------------------------------------------
         2004                                          21,104
--------------------------------------------------------------------------------
         2005                                           6,091
--------------------------------------------------------------------------------
         2006                                          27,206
--------------------------------------------------------------------------------
         2007                                          24,693
--------------------------------------------------------------------------------
         2008                                          15,911
--------------------------------------------------------------------------------
         2009                                          14,644
--------------------------------------------------------------------------------
         2010                                           5,164
--------------------------------------------------------------------------------
         2011                                           4,382
--------------------------------------------------------------------------------
         2012                                           1,268
--------------------------------------------------------------------------------
         2013                                           1,710
--------------------------------------------------------------------------------
         2014                                           4,939
--------------------------------------------------------------------------------
         2015                                          16,932
--------------------------------------------------------------------------------
         2016                                           1,009
--------------------------------------------------------------------------------
         2017                                          12,095
--------------------------------------------------------------------------------
         2018                                             488
--------------------------------------------------------------------------------
         2019                                           3,973
--------------------------------------------------------------------------------
         2020                                          15,946
--------------------------------------------------------------------------------
         2021                                           1,558
--------------------------------------------------------------------------------
         2022                                           5,907
--------------------------------------------------------------------------------
         2023                                          32,000
--------------------------------------------------------------------------------
         2024                                          51,642
--------------------------------------------------------------------------------
         2025                                         132,999
--------------------------------------------------------------------------------
         2026                                         112,727
--------------------------------------------------------------------------------
         2027                                          50,222
--------------------------------------------------------------------------------
         2028                                           4,245
--------------------------------------------------------------------------------
         2029                                          14,917
================================================================================

The capital budget includes projected environmental capital expenditures. All major maintenance items are included in the remaining life extension budget.

8.4.3 EMISSION COMPLIANCE COSTS/REVENUES

The emission compliance costs/revenues consist of the cost/revenues associated with the purchase/sale of NO(x) and SO(2) emission credits. REMA is currently planning on complying with NO(x) and SO(2) emission limits through the purchase of emission credits and the installation of environmental controls. The required NO(x) emission credits are calculated from the emission rate and the heat input for each facility.


[STONE & WEBSTER CONSULTANTS LOGO]                                           8-5
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The required SO(2) emission credits are calculated from the fuel usage and the fuel sulfur content. The unit prices for the emission credits were obtained from Hagler Bailly.

The unit pricing for NO(x) emission credits (in 1999$'s) is projected to average approximately $4,200 per ton. The projections indicate that credits will cost $3,400 per ton for three years and rise to $4,700 per ton in 2003. After 2003, the unit price for the NO(x) emission credits ranges from $4,200 to $4,300 per ton (all in 1999$'s).

The unit pricing for SO(2) emission credits (in 1999$'s) is projected to average $341 per ton. The projections start at $187 per ton and increase to $404 per ton in 2010. After 2010, the unit price for SO(2) emission credits remains at $404 per ton (in 1999$'s).

The SO(2) and NO(x) allowances allocated to the Facilities and used in the Financial Projections are shown in the following table along with the emission reduction credits that are to be purchased or sold. The allowances and credits are shown as average values for 2000 through 2004, 2005 through 2009, and from 2010 through 2029. The SO(2) allowances and the Phase II NO(x) allowances were obtained from independent engineer's report performed for Sithe, Appendix A of the Final Section 126 Rule for the Pennsylvania facilities, and from proposed amendments to the New Jersey NO(x) budget program for the New Jersey facilities. The NO(x) allowances for Phase III (starting in the 2003 ozone season) are calculated based on the New York, Connecticut and Massachusetts SIP Call draft allocation proposals.

================================================================================
                    SO(2) AND NO(X) EMISSIONS AND ALLOWANCES
                                 (TONS PER YEAR)
================================================================================
                               SO(2) ALLOCATED                  NO(X) ALLOCATED
      YEAR     SO(2) EMISSION     ALLOWANCE     NO(X) EMISSION     ALLOWANCE
--------------------------------------------------------------------------------
      2000         166,031         166,031           9,418           9,418
--------------------------------------------------------------------------------
      2001         166,018          69,523           9,463          10,056
--------------------------------------------------------------------------------
      2002         165,400          69,523           9,341          10,056
--------------------------------------------------------------------------------
      2003         169,726          69,523           6,042           4,972
--------------------------------------------------------------------------------
      2004         171,030          69,523           6,026           4,972
--------------------------------------------------------------------------------
      2005         168,812          69,523           5,933           4,972
--------------------------------------------------------------------------------
      2006         167,430          69,523           5,784           4,972
--------------------------------------------------------------------------------
      2007         164,743          69,523           5,736           4,972
--------------------------------------------------------------------------------
      2008         165,530          69,523           5,700           4,972
--------------------------------------------------------------------------------
      2009         166,214          69,523           5,761           4,972
--------------------------------------------------------------------------------
      2010         164,283          69,105           5,671           4,972
--------------------------------------------------------------------------------
      2011         140,850          69,105           4,602           4,972
--------------------------------------------------------------------------------
      2012         141,251          69,105           4,581           4,972
--------------------------------------------------------------------------------
      2013         141,448          69,105           4,625           4,972
--------------------------------------------------------------------------------
      2014         142,011          69,105           4,644           4,926
--------------------------------------------------------------------------------
      2015         142,374          69,105           4,690           4,926
--------------------------------------------------------------------------------
      2016         145,063          69,105           4,796           4,926
--------------------------------------------------------------------------------
      2017         147,083          69,105           4,766           4,926
--------------------------------------------------------------------------------
      2018         148,856          69,105           4,867           4,420
--------------------------------------------------------------------------------
      2019         149,843          69,105           4,803           4,420
--------------------------------------------------------------------------------
      2020         151,809          69,105           4,814           4,420
--------------------------------------------------------------------------------
      2021         151,809          69,105           4,814           4,420
--------------------------------------------------------------------------------
      2022         151,809          69,105           4,814           4,420
--------------------------------------------------------------------------------
      2023         151,809          69,105           4,814           4,420
--------------------------------------------------------------------------------
      2024         139,601          69,105           4,276           4,420
--------------------------------------------------------------------------------
      2025          79,188          69,105           2,469           2,834
--------------------------------------------------------------------------------
      2026          52,200          69,105           2,469           2,834
--------------------------------------------------------------------------------
      2027          25,140          69,105           2,469           2,834
--------------------------------------------------------------------------------
      2028          25,140          69,105           2,469           2,466
--------------------------------------------------------------------------------
      2029          25,140          69,105           2,469           2,466
================================================================================


[STONE & WEBSTER CONSULTANTS LOGO]                                           8-6
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8.4.4 FUEL EXPENSE

Hagler Bailly developed the fuel expense forecast for the Facilities. Stone & Webster has not reviewed the fuel price forecasts used by Hagler Bailly. The Facilities are fueled by natural gas, No. 2 fuel oil, and/or coal. It is assumed that the fuel for the Facilities is purchased from the spot market and through short-term contracts.

Hagler Bailly's model representation of coal costs included the following:

     o    The total tonnage of coal

     o    The coal tonnage taken under each railroad and producer contract

     o    The contract pricing, including escalation formulas in some cases

     o The pricing of non-contract coal and rail freight for the period after the expiration of the current contracts

The delivered natural gas cost forecast for the gas-fired plants is based on Hagler Bailly's projection of gas market prices.

================================================================================
          HAGLER BAILLY'S TOTAL DELIVERED NATURAL GAS COST PROJECTIONS
                                  (1999$ ,000S)
================================================================================
STATION                   2000        2005        2010        2015       2020(1)
--------------------------------------------------------------------------------
Blossburg                 2.77        2.83        2.95        3.03        3.23
--------------------------------------------------------------------------------
Gilbert                   2.79        2.85        2.97        3.06        3.31
--------------------------------------------------------------------------------
Glen Gardner              2.77        2.83        2.95        3.03        3.23
--------------------------------------------------------------------------------
Hunterstown               2.77        2.83        2.95        3.03        3.23
--------------------------------------------------------------------------------
Mountain                  2.77        2.83        2.95        3.03        3.23
--------------------------------------------------------------------------------
Portland                  2.77        2.83        2.95        3.02        3.22
--------------------------------------------------------------------------------
Sayreville ST             2.94        3.02        3.18          NA         NA
--------------------------------------------------------------------------------
Sayreville C GT           2.77        2.83        2.95        3.03        3.28
--------------------------------------------------------------------------------
Titus                     2.77        2.83        2.95        3.03        3.23
--------------------------------------------------------------------------------
Warren                    2.71        2.75        2.94        2.95        3.14
================================================================================

     NA - Not Applicable

     (1) Fuel after 2020 was escalated at inflation for those facilities remaining in operation

The delivered fuel oil cost forecast for the oil-fired plants is based on Hagler Bailly's projection of fuel oil market prices. The following table summarizes expected fuel oil prices.

================================================================================
          HAGLER BAILLY'S AVERAGE DELIVERED FUEL OIL PRICE PROJECTIONS
                                  (1999$/mmBtu)
================================================================================
                        2000        2005         2010        2015        2020(1)
--------------------------------------------------------------------------------
All Oil Stations        3.82        4.24         4.53        4.70         4.89
================================================================================

     (1) Fuel after 2020 was escalated at inflation

The fuel expense for the first full calendar year of operation (2001) is $213.4 million.


[STONE & WEBSTER CONSULTANTS LOGO]                                           8-7
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8.5 FINANCING ASSUMPTIONS

Chase Securities Inc. and Babcock & Brown provided the financing assumptions for the pass through certificates.

8.6 FINANCIAL PROJECTIONS

On the basis of our studies and analyses of the Facilities and the assumptions set forth in this Report, the projected revenues from the sale of capacity and energy are more than adequate to pay the annual O&M expenses (including provisions for major maintenance), other operating expenses, and fixed charge payments. The resulting Base Case average FCCR over the term of the certificates is 6.34. The minimum FCCR beginning with the first full year over the term of the certificates is 2.12, which occurs in the year 2001. The FCCR for the partial year 2000 is 1.78. The FCCR for the year 2000 reflects a reduction of the rental payment component of the fixed charges to reflect the required maintenance of $50 million of cash by REMA from the closing date to January 2, 2001. The Base Case Financial Projections are included in Exhibit I.

8.7 SENSITIVITY ANALYSES

Due to uncertainties necessarily inherent in relying on assumptions and projections, it should be anticipated that actual operating results may differ, perhaps, materially, from those assumed and described herein. In order to demonstrate the impact of changes in certain circumstances on the Financial Projections, certain sensitivity analyses have been developed by Stone & Webster. It should be noted that other examples could have been considered, and those presented are not intended to reflect the full extent of possible impacts on the Project.

8.7.1 PROJECT SENSITIVITIES

Stone & Webster performed several sensitivity analyses using the pro-forma financial model by increasing the heat rates, increasing the O&M expenditures, increasing the capital expenditures, and lowering the capacity factors. The four sensitivities are as follows:

INCREASED HEAT RATES - The heat rate for each of the units was increased by 10%, which increased fuel expenses. The market model was not rerun to develop new electricity generation and market prices based on the 10% higher heat rates. The resulting average FCCR over the term of the certificates is 5.92 and the minimum FCCR beginning with the first full year over the term of the certificates is 1.99, which occurs in the year 2001. (The FCCR for the partial year 2000 is 1.67).

INCREASED O&M EXPENDITURES - The annual labor, fixed O&M, variable O&M, overhaul, and other O&M expenses were increased by 10%. The resulting average FCCR over the term of the certificates is 6.06 and the minimum FCCR beginning with the first full year over the term of the certificates is 2.05, which occurs in the year 2001. (The FCCR for the partial year 2000 is 1.73).

INCREASED CAPITAL EXPENDITURES - The annual capital expenditures for each of the units were increased by 10%. The resulting average FCCR over the term of the certificates is 6.25 and the minimum FCCR beginning with the first full year over the term of the certificates is 2.10, which occurs in the year 2001. (The FCCR for the partial year 2000 is 1.77).

LOWER CAPACITY FACTORS - The annual electricity generation and fuel expenses for each of the units were decreased by 10%. The market model was not rerun to develop new energy prices based on the 10% lower generation. The 10% lower capacity factors resulted in an average FCCR over the term of the


[STONE & WEBSTER CONSULTANTS LOGO]                                           8-8
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certificates of 5.24 and the minimum FCCR beginning with the first full year over the term of the certificates is 1.80, which occurs in the year 2001. (The FCCR for the partial year 2000 is 1.53).

8.7.2 HAGLER BAILLY SENSITIVITIES

In addition, the sensitivity of the Facilities to macroeconomic changes was assessed. These scenarios incorporated Hagler Bailly sensitivity cases.

ASSET OVERBUILD CASE - Hagler Bailly prepared new projections with additional electric generation capacity coming on-line, over that which was assumed in the Base Case projections, as well as continued operation of all nuclear plants. In this scenario, 12,447 MW of merchant capacity comes online by 2003 in PJM and NPCC in addition to the 8,147 MW of confirmed new merchant capacity that is reflected in the Base Case. Using these projections in the financial model results in an average FCCR over the term of the certificates of 5.62. The minimum FCCR beginning with the first full year over the term of the certificates is 1.78, which occurs in the year 2001. (The FCCR for the partial year 2000 is 1.72).

LOWER FUEL PRICES - Hagler Bailly prepared new projections based on lower fuel prices than those used in the Base Case projections. The 1999 gas and oil prices used in the Base Case are reduced by $0.50/mmBtu with escalation remaining unchanged (coal prices are not changed). Using these projections in the Financial Projections results in an average FCCR over the term of the certificates of 4.15. The minimum FCCR beginning with the first full year over the term of the certificates is 1.82, which occurs in the year 2001. (The FCCR for the partial year 2000 is 1.55).

8.7.3 SUMMARY

Below is a summary of the Base Case and sensitivities:

================================================================================
                      BASE CASE AND SENSITIVITY SUMMARY
================================================================================
                                        MINIMUM FCCR          AVERAGE FCCR
                                         (2001-2026)           (2000-2026)
--------------------------------------------------------------------------------
Base Case                                    2.12                 6.34
--------------------------------------------------------------------------------
Increased Heat Rates                         1.99                 5.92
--------------------------------------------------------------------------------
Increased O&M Expenditures                   2.05                 6.06
--------------------------------------------------------------------------------
Increased Capital Expenditures               2.10                 6.25
--------------------------------------------------------------------------------
Lower Capacity Factors                       1.80                 5.24
--------------------------------------------------------------------------------
Asset Overbuild Case                         1.78                 5.62
--------------------------------------------------------------------------------
Lower Fuel Prices                            1.82                 4.15
================================================================================


[STONE & WEBSTER CONSULTANTS LOGO]                                           8-9
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--------------------------------------------------------------------------------




                                    EXHIBIT I















[STONE & WEBSTER CONSULTANTS LOGO]                                          8-10

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                                   BASE CASE

                                                 2000        2001        2002        2003        2004        2005        2006
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                     50%        100%        100%        100%        100%        100%        100%
    Year of Operation                                0.5         1.5         2.5         3.5         4.5         5.5         6.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                         7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                      7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                    7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                    43,546      88,012      57,782          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     312,238     659,122     659,292     691,778     710,976     686,408     669,281
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   355,784     747,135     717,074     691,778     710,976     686,408     669,281
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  107,299     217,557     214,791     223,570     224,152     219,853     213,610
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       107,299     217,557     214,791     223,570     224,152     219,853     213,610

Non-Fuel O&M
    Plant O&M                                     50,316     114,954     109,439     120,357     119,208     115,340     123,866
    Ad Valorem Taxes                               2,090       4,273       4,380       4,489       4,601       4,716       4,834
    G&A                                            5,025      12,902      13,225      13,555      13,894      14,242      14,598
    Emissions Costs                                   --      18,423      20,021      31,793      34,820      36,780      38,868
    Insurance                                        399         815         836         856         878         900         922
Total, Non-Fuel O&M                               57,830     151,367     147,900     171,051     173,401     171,979     183,088
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   165,129     368,924     362,691     394,621     397,553     391,832     396,698
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       190,655     378,211     354,383     297,157     313,423     294,576     272,582
Capital Expenditures                               8,599      28,843      67,803      38,362      21,104       6,091      27,206
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  182,056     349,368     286,580     258,795     292,319     288,486     245,377
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Annual Fixed Charge
    Lease Payment                                151,832     163,405     108,369      75,525      83,021      73,636      62,976
    Working Capital and Letter of Credit Fees        607       1,210       1,210         610         610         610         610
    Cash at REMA                                  50,000
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                              102,438     164,615     109,579      76,135      83,631      74,246      63,586
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
FIXED CHARGE COVERAGE RATIO                         1.78        2.12        2.62        3.40        3.50        3.89        3.86


                                                  2007        2008        2009        2010        2011        2012        2013
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                     100%        100%        100%        100%        100%        100%        100%
    Year of Operation                                 7.5         8.5         9.5        10.5        11.5        12.5        13.5
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                         13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                      13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
    Contract Sales                                     --          --          --          --          --          --          --
    Purchases to supply Sales Contract                 --          --          --          --          --          --          --
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                    13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                         --          --          --          --          --          --          --
    Contract Energy Revenues                           --          --          --          --          --          --          --
    Merchant Energy Revenues                      686,064     698,861     725,132     736,935     664,979     682,194     698,144
    Commercial Values                                  --          --          --          --          --          --          --
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                    686,064     698,861     725,132     736,935     664,979     682,194     698,144
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                   217,364     215,987     224,114     221,140     200,926     203,763     207,085
    Lost Fuel Expense                                  --          --          --          --          --          --          --
Total Fuel                                        217,364     215,987     224,114     221,140     200,926     203,763     207,085

Non-Fuel O&M
    Plant O&M                                     127,536     132,649     143,707     184,578     101,048     150,367     124,529
    Ad Valorem Taxes                                4,955       5,079       5,206       5,336       5,166       5,295       5,427
    G&A                                            14,963      15,337      15,720      14,608      10,658      10,925      11,198
    Emissions Costs                                41,362      45,539      50,671      54,349      36,925      37,910      39,236
    Insurance                                         945         969         993       1,018         881         903         925
Total, Non-Fuel O&M                               189,762     199,573     216,298     259,888     154,678     205,399     181,317
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                    407,125     415,560     440,412     481,028     355,604     409,162     388,402
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                        278,939     283,301     284,720     255,907     309,375     273,032     309,742
Capital Expenditures                               24,693      15,911      14,644       5,164       4,382       1,268       1,710
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                   254,246     267,390     270,076     250,743     304,993     271,763     308,032
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
Annual Fixed Charge
    Lease Payment                                  63,756      61,227      61,869      51,940      62,360      55,552      63,036
    Working Capital and Letter of Credit Fees         610         610         610         610         610         610         610
    Cash at REMA
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                                64,366      61,837      62,479      52,550      62,970      56,162      63,646
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
FIXED CHARGE COVERAGE RATIO                          3.95        4.32        4.32        4.77        4.84        4.84        4.84

                                       -----------
Average Fixed Charge Coverage Ratio           6.34
                                       -----------

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                                   BASE CASE


                                                 2014        2015        2016        2017        2018        2019        2020
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                               14.5        15.5        16.5        17.5        18.5        19.5        20.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                        12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     720,152     774,066     807,478     827,926     866,437     883,293     906,447
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   720,152     774,066     807,478     827,926     866,437     883,293     906,447
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  211,770     217,660     226,630     223,698     235,855     233,141     234,338
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       211,770     217,660     226,630     223,698     235,855     233,141     234,338

Non-Fuel O&M
    Plant O&M                                    110,791     157,475     166,049     130,032     144,002     159,079     153,709
    Ad Valorem Taxes                               5,563       5,702       5,845       5,991       6,140       6,294       6,451
    G&A                                           11,478      11,765      12,059      12,361      12,670      12,986      13,311
    Emissions Costs                               40,947      42,482      45,890      48,108      54,611      56,179      59,003
    Insurance                                        949         972         997       1,022       1,047       1,073       1,100
Total, Non-Fuel O&M                              169,728     218,396     230,839     197,513     218,470     235,611     233,575
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   381,497     436,056     457,470     421,210     454,325     468,752     467,912
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       338,655     338,011     350,009     406,716     412,113     414,540     438,534
Capital Expenditures                               4,939      16,932       1,009      12,095         488       3,973      15,946
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  333,716     321,078     348,999     394,620     411,625     410,568     422,588
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Annual Fixed Charge
    Lease Payment                                 62,014      54,685      59,723      62,289      53,219      63,400      57,967
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash at REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               62,624      55,295      60,333      62,899      53,829      64,010      58,577
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
FIXED CHARGE COVERAGE RATIO                         5.33        5.81        5.78        6.27        7.65        6.41        7.21


                                                 2021        2022        2023        2024        2025         2026
                                              ----------  ----------  ----------  ----------  ----------   ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%          50%
    Year of Operation                               21.5        22.5        23.5        24.5        25.5         26.0
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Generation (MWh)                        12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
                                              ----------  ----------  ----------  ----------  ----------   ----------

Power Sales (MWh)
    Merchant Energy Sales                     12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
    Contract Sales                                    --          --          --          --          --           --
    Purchases to supply Sales Contract                --          --          --          --          --           --
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Sales                                   12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
                                              ----------  ----------  ----------  ----------  ----------   ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --           --
    Contract Energy Revenues                          --          --          --          --          --           --
    Merchant Energy Revenues                     920,463     943,475     967,062     991,238     725,557      371,848
    Commercial Values                                 --          --          --          --          --           --
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Revenues                                   920,463     943,475     967,062     991,238     725,557      371,848
                                              ----------  ----------  ----------  ----------  ----------   ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  240,196     246,201     252,356     258,665     173,701       89,022
    Lost Fuel Expense                                 --          --          --          --          --           --
Total Fuel                                       240,196     246,201     252,356     258,665     173,701       89,022

Non-Fuel O&M
    Plant O&M                                    198,837     201,396     168,949     206,509     133,425       55,114
    Ad Valorem Taxes                               6,613       6,778       6,947       7,121       1,275          653
    G&A                                           13,644      13,985      14,334      14,693       5,605        2,872
    Emissions Costs                               60,478      61,990      63,540      51,706      (8,118)     (14,788)
    Insurance                                      1,128       1,156       1,185       1,214         924          474
Total, Non-Fuel O&M                              280,699     285,305     254,955     281,243     133,111       44,325
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Expenses                                   520,895     531,506     507,311     539,908     306,812      133,347
                                              ----------  ----------  ----------  ----------  ----------   ----------

Operating Cash Flow ($000)                       399,568     411,969     459,750     451,330     418,745      238,501
Capital Expenditures                               1,558       5,907      32,000      51,642     132,999       84,545
                                              ----------  ----------  ----------  ----------  ----------   ----------
Cash Available for Fixed Charge                  398,010     406,062     427,751     399,688     285,745      153,956
                                              ----------  ----------  ----------  ----------  ----------   ----------
Annual Fixed Charge
    Lease Payment                                 45,187      45,471      39,514      24,170      25,204        7,863
    Working Capital and Letter of Credit Fees        610         610         610         610         610          610
    Cash at REMA
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Fixed Charges                               45,797      46,081      40,124      24,780      25,814        8,473
                                              ----------  ----------  ----------  ----------  ----------   ----------
FIXED CHARGE COVERAGE RATIO                         8.69        8.81       10.66       16.13       11.07        18.17

                                       -----------
Average Fixed Charge Coverage Ratio           6.34
                                       -----------

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                              INCREASED HEAT RATE


                                                 2000        2001        2002        2003        2004        2005        2006
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                     50%        100%        100%        100%        100%        100%        100%
    Year of Operation                                0.5         1.5         2.5         3.5         4.5         5.5         6.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation  (MWh)                        7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                      7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                    7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                    43,546      88,012      57,782          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     312,238     659,122     659,292     691,778     710,976     686,408     669,281
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   355,784     747,135     717,074     691,778     710,976     686,408     669,281
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  118,029     239,313     236,270     245,927     246,567     241,839     234,971
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       118,029     239,313     236,270     245,927     246,567     241,839     234,971

Non-Fuel O&M
    Plant O&M                                     50,316     114,954     109,439     120,357     119,208     115,340     123,866
    Ad Valorem Taxes                               2,090       4,273       4,380       4,489       4,601       4,716       4,834
    G&A                                            5,025      12,902      13,225      13,555      13,894      14,242      14,598
    Emissions Costs                                   --      18,423      20,021      31,793      34,820      36,780      38,868
    Insurance                                        399         815         836         856         878         900         922
Total, Non-Fuel O&M                               57,830     151,367     147,900     171,051     173,401     171,979     183,088
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   175,859     390,680     384,170     416,978     419,968     413,817     418,060
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       179,925     356,455     332,904     274,800     291,007     272,591     251,221
Capital Expenditures                               8,599      28,843      67,803      38,362      21,104       6,091      27,206
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  171,326     327,612     265,100     236,438     269,904     266,500     224,016
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                151,832     163,405     108,369      75,525      83,021      73,636      62,976
    Working Capital and Letter of Credit Fees        607       1,210       1,210         610         610         610         610
    Cash at REMA                                  50,000
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                              102,438     164,615     109,579      76,135      83,631      74,246      63,586
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         1.67        1.99        2.42        3.11        3.23        3.59        3.52


                                                 2007        2008        2009        2010        2011        2012        2013
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                                7.5         8.5         9.5        10.5        11.5        12.5        13.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation  (MWh)                       13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     686,064     698,861     725,132     736,935     664,979     682,194     698,144
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   686,064     698,861     725,132     736,935     664,979     682,194     698,144
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  239,100     237,585     246,525     243,254     221,018     224,139     227,794
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       239,100     237,585     246,525     243,254     221,018     224,139     227,794

Non-Fuel O&M
    Plant O&M                                    127,536     132,649     143,707     184,578     101,048     150,367     124,529
    Ad Valorem Taxes                               4,955       5,079       5,206       5,336       5,166       5,295       5,427
    G&A                                           14,963      15,337      15,720      14,608      10,658      10,925      11,198
    Emissions Costs                               41,362      45,539      50,671      54,349      36,925      37,910      39,236
    Insurance                                        945         969         993       1,018         881         903         925
Total, Non-Fuel O&M                              189,762     199,573     216,298     259,888     154,678     205,399     181,317
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   428,862     437,159     462,823     503,142     375,696     429,538     409,110
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       257,202     261,702     262,309     233,793     289,282     252,655     289,034
Capital Expenditures                              24,693      15,911      14,644       5,164       4,382       1,268       1,710
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  232,509     245,791     247,665     228,629     284,900     251,387     287,324
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                 63,756      61,227      61,869      51,940      62,360      55,552      63,036
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash at REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               64,366      61,837      62,479      52,550      62,970      56,162      63,646
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         3.61        3.97        3.96        4.35        4.52        4.48        4.51

                                       -----------
Average Fixed Charge Coverage Ratio           5.92
                                       -----------

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                              INCREASED HEAT RATE


                                                 2014        2015        2016        2017        2018        2019        2020
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                               14.5        15.5        16.5        17.5        18.5        19.5        20.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation  (MWh)                       12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     720,152     774,066     807,478     827,926     866,437     883,293     906,447
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   720,152     774,066     807,478     827,926     866,437     883,293     906,447
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  232,947     239,426     249,293     246,067     259,441     256,455     257,772
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       232,947     239,426     249,293     246,067     259,441     256,455     257,772

Non-Fuel O&M
    Plant O&M                                    110,791     157,475     166,049     130,032     144,002     159,079     153,709
    Ad Valorem Taxes                               5,563       5,702       5,845       5,991       6,140       6,294       6,451
    G&A                                           11,478      11,765      12,059      12,361      12,670      12,986      13,311
    Emissions Costs                               40,947      42,482      45,890      48,108      54,611      56,179      59,003
    Insurance                                        949         972         997       1,022       1,047       1,073       1,100
Total, Non-Fuel O&M                              169,728     218,396     230,839     197,513     218,470     235,611     233,575
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   402,674     457,822     480,133     443,580     477,910     492,067     491,346
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       317,478     316,245     327,346     384,346     388,527     391,226     415,101
Capital Expenditures                               4,939      16,932       1,009      12,095         488       3,973      15,946
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  312,540     299,312     326,336     372,251     388,039     387,254     399,154
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                 62,014      54,685      59,723      62,289      53,219      63,400      57,967
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash at REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               62,624      55,295      60,333      62,899      53,829      64,010      58,577
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         4.99        5.41        5.41        5.92        7.21        6.05        6.81


                                                  2021        2022        2023        2024        2025         2026
                                               ----------  ----------  ----------  ----------  ----------   ----------
    Percent Of Year of Operations                     100%        100%        100%        100%        100%          50%
    Year of Operation                                21.5        22.5        23.5        24.5        25.5         26.0
                                               ----------  ----------  ----------  ----------  ----------   ----------
Total Generation  (MWh)                        12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
                                               ----------  ----------  ----------  ----------  ----------   ----------

Power Sales (MWh)
    Merchant Energy Sales                      12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
    Contract Sales                                     --          --          --          --          --           --
    Purchases to supply Sales Contract                 --          --          --          --          --           --
                                               ----------  ----------  ----------  ----------  ----------   ----------
Total Sales                                    12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
                                               ----------  ----------  ----------  ----------  ----------   ----------

Revenues ($000)
    Contract Capacity Revenues                         --          --          --          --          --           --
    Contract Energy Revenues                           --          --          --          --          --           --
    Merchant Energy Revenues                      920,463     943,475     967,062     991,238     725,557      371,848
    Commercial Values                                  --          --          --          --          --           --
                                               ----------  ----------  ----------  ----------  ----------   ----------
Total Revenues                                    920,463     943,475     967,062     991,238     725,557      371,848
                                               ----------  ----------  ----------  ----------  ----------   ----------

Expenses ($000)
Fuel
    Fossil Fuel                                   264,216     270,821     277,592     284,532     191,071       97,924
    Lost Fuel Expense                                  --          --          --          --          --           --
Total Fuel                                        264,216     270,821     277,592     284,532     191,071       97,924

Non-Fuel O&M
    Plant O&M                                     198,837     201,396     168,949     206,509     133,425       55,114
    Ad Valorem Taxes                                6,613       6,778       6,947       7,121       1,275          653
    G&A                                            13,644      13,985      14,334      14,693       5,605        2,872
    Emissions Costs                                60,478      61,990      63,540      51,706      (8,118)     (14,788)
    Insurance                                       1,128       1,156       1,185       1,214         924          474
Total, Non-Fuel O&M                               280,699     285,305     254,955     281,243     133,111       44,325
                                               ----------  ----------  ----------  ----------  ----------   ----------
Total Expenses                                    544,915     556,126     532,547     565,775     324,182      142,249
                                               ----------  ----------  ----------  ----------  ----------   ----------

Operating Cash Flow ($000)                        375,549     387,349     434,515     425,464     401,375      229,599
Capital Expenditures                                1,558       5,907      32,000      51,642     132,999       84,545
                                               ----------  ----------  ----------  ----------  ----------   ----------
Cash Available for Fixed Charge                   373,991     381,442     402,515     373,822     268,375      145,054
                                               ----------  ----------  ----------  ----------  ----------   ----------

Annual Fixed Charge
    Lease Payment                                  45,187      45,471      39,514      24,170      25,204        7,863
    Working Capital and Letter of Credit Fees         610         610         610         610         610          610
    Cash at REMA
                                               ----------  ----------  ----------  ----------  ----------   ----------
Total Fixed Charges                                45,797      46,081      40,124      24,780      25,814        8,473
                                               ----------  ----------  ----------  ----------  ----------   ----------

FIXED CHARGE COVERAGE RATIO                          8.17        8.28       10.03       15.09       10.40        17.12

                                       -----------
Average Fixed Charge Coverage Ratio           5.92
                                       -----------

                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                         INCREASED CAPITAL EXPENDITURES

                                                 2000        2001        2002        2003        2004        2005        2006
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                     50%        100%        100%        100%        100%        100%        100%
    Year of Operation                                0.5         1.5         2.5         3.5         4.5         5.5         6.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                         7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                      7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                    7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                    43,546      88,012      57,782          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     312,238     659,122     659,292     691,778     710,976     686,408     669,281
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   355,784     747,135     717,074     691,778     710,976     686,408     669,281
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  107,299     217,557     214,791     223,570     224,152     219,853     213,610
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       107,299     217,557     214,791     223,570     224,152     219,853     213,610

Non-Fuel O&M
    Plant O&M                                     50,316     114,954     109,439     120,357     119,208     115,340     123,866
    Ad Valorem Taxes                               2,090       4,273       4,380       4,489       4,601       4,716       4,834
    G&A                                            5,025      12,902      13,225      13,555      13,894      14,242      14,598
    Emissions Costs                                   --      18,423      20,021      31,793      34,820      36,780      38,868
    Insurance                                        399         815         836         856         878         900         922
Total, Non-Fuel O&M                               57,830     151,367     147,900     171,051     173,401     171,979     183,088
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   165,129     368,924     362,691     394,621     397,553     391,832     396,698
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       190,655     378,211     354,383     297,157     313,423     294,576     272,582
Capital Expenditures                               9,459      31,727      74,583      42,198      23,214       6,700      29,926
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  181,196     346,483     279,799     254,959     290,208     287,877     242,656
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                151,832     163,405     108,369      75,525      83,021      73,636      62,976
    Working Capital and Letter of Credit Fees        607       1,210       1,210         610         610         610         610
    Cash at REMA                                  50,000
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                              102,438     164,615     109,579      76,135      83,631      74,246      63,586
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         1.77        2.10        2.55        3.35        3.47        3.88        3.82


                                                 2007        2008        2009        2010        2011        2012        2013
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                                7.5         8.5         9.5        10.5        11.5        12.5        13.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                        13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     686,064     698,861     725,132     736,935     664,979     682,194     698,144
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   686,064     698,861     725,132     736,935     664,979     682,194     698,144
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  217,364     215,987     224,114     221,140     200,926     203,763     207,085
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       217,364     215,987     224,114     221,140     200,926     203,763     207,085

Non-Fuel O&M
    Plant O&M                                    127,536     132,649     143,707     184,578     101,048     150,367     124,529
    Ad Valorem Taxes                               4,955       5,079       5,206       5,336       5,166       5,295       5,427
    G&A                                           14,963      15,337      15,720      14,608      10,658      10,925      11,198
    Emissions Costs                               41,362      45,539      50,671      54,349      36,925      37,910      39,236
    Insurance                                        945         969         993       1,018         881         903         925
Total, Non-Fuel O&M                              189,762     199,573     216,298     259,888     154,678     205,399     181,317
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   407,125     415,560     440,412     481,028     355,604     409,162     388,402
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       278,939     283,301     284,720     255,907     309,375     273,032     309,742
Capital Expenditures                              27,162      17,502      16,108       5,681       4,820       1,395       1,881
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  251,777     265,799     268,612     250,226     304,555     271,637     307,861
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                 63,756      61,227      61,869      51,940      62,360      55,552      63,036
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash at REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               64,366      61,837      62,479      52,550      62,970      56,162      63,646
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         3.91        4.30        4.30        4.76        4.84        4.84        4.84

                                       -----------
Average Fixed Charge Coverage Ratio           6.25
                                       -----------

                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                         INCREASED CAPITAL EXPENDITURES

                                                 2014        2015        2016        2017        2018        2019        2020
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                               14.5        15.5        16.5        17.5        18.5        19.5        20.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                        12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     720,152     774,066     807,478     827,926     866,437     883,293     906,447
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   720,152     774,066     807,478     827,926     866,437     883,293     906,447
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  211,770     217,660     226,630     223,698     235,855     233,141     234,338
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       211,770     217,660     226,630     223,698     235,855     233,141     234,338

Non-Fuel O&M
    Plant O&M                                    110,791     157,475     166,049     130,032     144,002     159,079     153,709
    Ad Valorem Taxes                               5,563       5,702       5,845       5,991       6,140       6,294       6,451
    G&A                                           11,478      11,765      12,059      12,361      12,670      12,986      13,311
    Emissions Costs                               40,947      42,482      45,890      48,108      54,611      56,179      59,003
    Insurance                                        949         972         997       1,022       1,047       1,073       1,100
Total, Non-Fuel O&M                              169,728     218,396     230,839     197,513     218,470     235,611     233,575
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   381,497     436,056     457,470     421,210     454,325     468,752     467,912
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       338,655     338,011     350,009     406,716     412,113     414,540     438,534
Capital Expenditures                               5,433      18,625       1,110      13,305         536       4,370      17,541
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  333,223     319,385     348,899     393,411     411,576     410,171     420,993
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                 62,014      54,685      59,723      62,289      53,219      63,400      57,967
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash at REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               62,624      55,295      60,333      62,899      53,829      64,010      58,577
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         5.32        5.78        5.78        6.25        7.65        6.41        7.19


                                                  2021        2022        2023        2024        2025         2026
                                               ----------  ----------  ----------  ----------  ----------   ----------
    Percent Of Year of Operations                     100%        100%        100%        100%        100%          50%
    Year of Operation                                21.5        22.5        23.5        24.5        25.5         26.0
                                               ----------  ----------  ----------  ----------  ----------   ----------
Total Generation (MWh)                         12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
                                               ----------  ----------  ----------  ----------  ----------   ----------

Power Sales (MWh)
    Merchant Energy Sales                      12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
    Contract Sales                                     --          --          --          --          --           --
    Purchases to supply Sales Contract                 --          --          --          --          --           --
                                               ----------  ----------  ----------  ----------  ----------   ----------
Total Sales                                    12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
                                               ----------  ----------  ----------  ----------  ----------   ----------

Revenues ($000)
    Contract Capacity Revenues                         --          --          --          --          --           --
    Contract Energy Revenues                           --          --          --          --          --           --
    Merchant Energy Revenues                      920,463     943,475     967,062     991,238     725,557      371,848
    Commercial Values                                  --          --          --          --          --           --
                                               ----------  ----------  ----------  ----------  ----------   ----------
Total Revenues                                    920,463     943,475     967,062     991,238     725,557      371,848
                                               ----------  ----------  ----------  ----------  ----------   ----------

Expenses ($000)
Fuel
    Fossil Fuel                                   240,196     246,201     252,356     258,665     173,701       89,022
    Lost Fuel Expense                                  --          --          --          --          --           --
Total Fuel                                        240,196     246,201     252,356     258,665     173,701       89,022

Non-Fuel O&M
    Plant O&M                                     198,837     201,396     168,949     206,509     133,425       55,114
    Ad Valorem Taxes                                6,613       6,778       6,947       7,121       1,275          653
    G&A                                            13,644      13,985      14,334      14,693       5,605        2,872
    Emissions Costs                                60,478      61,990      63,540      51,706      (8,118)     (14,788)
    Insurance                                       1,128       1,156       1,185       1,214         924          474
Total, Non-Fuel O&M                               280,699     285,305     254,955     281,243     133,111       44,325
                                               ----------  ----------  ----------  ----------  ----------   ----------
Total Expenses                                    520,895     531,506     507,311     539,908     306,812      133,347
                                               ----------  ----------  ----------  ----------  ----------   ----------

Operating Cash Flow ($000)                        399,568     411,969     459,750     451,330     418,745      238,501
Capital Expenditures                                1,714       6,497      35,200      56,806     146,299       93,000
                                               ----------  ----------  ----------  ----------  ----------   ----------
Cash Available for Fixed Charge                   397,855     405,472     424,551     394,524     272,445      145,501
                                               ----------  ----------  ----------  ----------  ----------   ----------

Annual Fixed Charge
    Lease Payment                                  45,187      45,471      39,514      24,170      25,204        7,863
    Working Capital and Letter of Credit Fees         610         610         610         610         610          610
    Cash at REMA
                                               ----------  ----------  ----------  ----------  ----------   ----------
Total Fixed Charges                                45,797      46,081      40,124      24,780      25,814        8,473
                                               ----------  ----------  ----------  ----------  ----------   ----------

FIXED CHARGE COVERAGE RATIO                          8.69        8.80       10.58       15.92       10.55        17.17

                                       -----------
Average Fixed Charge Coverage Ratio           6.25
                                       -----------

                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                             LOWER CAPACITY FACTOR


                                                 2000        2001        2002        2003        2004        2005        2006
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                     50%        100%        100%        100%        100%        100%        100%
    Year of Operation                                0.5         1.5         2.5         3.5         4.5         5.5         6.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                         6,383,283  12,753,892  12,587,116  12,832,930  12,855,688  12,703,983  12,484,977
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                      6,383,283  12,753,892  12,587,116  12,832,930  12,855,688  12,703,983  12,484,977
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                    6,383,283  12,753,892  12,587,116  12,832,930  12,855,688  12,703,983  12,484,977
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                    39,192      79,211      52,004          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     281,014     593,210     593,363     622,600     639,878     617,767     602,353
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   320,206     672,421     645,367     622,600     639,878     617,767     602,353
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                   96,569     195,801     193,312     201,213     201,736     197,868     192,249
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                        96,569     195,801     193,312     201,213     201,736     197,868     192,249

Non-Fuel O&M
    Plant O&M                                     50,316     114,954     109,439     120,357     119,208     115,340     123,866
    Ad Valorem Taxes                               2,090       4,273       4,380       4,489       4,601       4,716       4,834
    G&A                                            5,025      12,902      13,225      13,555      13,894      14,242      14,598
    Emissions Costs                                   --      18,423      20,021      31,793      34,820      36,780      38,868
    Insurance                                        399         815         836         856         878         900         922
Total, Non-Fuel O&M                               57,830     151,367     147,900     171,051     173,401     171,979     183,088
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   154,399     347,168     341,212     372,264     375,138     369,847     375,337
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       165,807     325,253     304,154     250,336     264,740     247,921     227,015
Capital Expenditures                               8,599      28,843      67,803      38,362      21,104       6,091      27,206
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  157,207     296,410     236,351     211,974     243,636     241,830     199,810
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                151,832     163,405     108,369      75,525      83,021      73,636      62,976
    Working Capital and Letter of Credit Fees        607       1,210       1,210         610         610         610         610
    Cash in REMA                                  50,000
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                              102,438     164,615     109,579      76,135      83,631      74,246      63,586
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         1.53        1.80        2.16        2.78        2.91        3.26        3.14


                                                 2007        2008        2009        2010        2011        2012        2013
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                                7.5         8.5         9.5        10.5        11.5        12.5        13.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                        12,375,396  12,330,318  12,471,078  12,295,508  11,110,111  11,145,033  11,164,821
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     12,375,396  12,330,318  12,471,078  12,295,508  11,110,111  11,145,033  11,164,821
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   12,375,396  12,330,318  12,471,078  12,295,508  11,110,111  11,145,033  11,164,821
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     617,458     628,975     652,618     663,242     598,481     613,974     628,329
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   617,458     628,975     652,618     663,242     598,481     613,974     628,329
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  195,627     194,388     201,703     199,026     180,833     183,387     186,377
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       195,627     194,388     201,703     199,026     180,833     183,387     186,377

Non-Fuel O&M
    Plant O&M                                    127,536     132,649     143,707     184,578     101,048     150,367     124,529
    Ad Valorem Taxes                               4,955       5,079       5,206       5,336       5,166       5,295       5,427
    G&A                                           14,963      15,337      15,720      14,608      10,658      10,925      11,198
    Emissions Costs                               41,362      45,539      50,671      54,349      36,925      37,910      39,236
    Insurance                                        945         969         993       1,018         881         903         925
Total, Non-Fuel O&M                              189,762     199,573     216,298     259,888     154,678     205,399     181,317
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   385,389     393,961     418,000     458,914     335,511     388,786     367,693
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       232,069     235,013     234,618     204,327     262,970     225,189     260,636
Capital Expenditures                              24,693      15,911      14,644       5,164       4,382       1,268       1,710
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  207,376     219,102     219,974     199,163     258,588     223,920     258,927
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                 63,756      61,227      61,869      51,940      62,360      55,552      63,036
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash in REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               64,366      61,837      62,479      52,550      62,970      56,162      63,646
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         3.22        3.54        3.52        3.79        4.11        3.99        4.07

                                       -----------
Average Fixed Charge Coverage Ratio           5.24
                                       -----------

                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                             LOWER CAPACITY FACTOR


                                                 2014        2015        2016        2017        2018        2019        2020
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                               14.5        15.5        16.5        17.5        18.5        19.5        20.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                        11,192,206  11,264,173  11,446,124  11,460,279  11,653,467  11,593,332  11,679,215
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     11,192,206  11,264,173  11,446,124  11,460,279  11,653,467  11,593,332  11,679,215
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   11,192,206  11,264,173  11,446,124  11,460,279  11,653,467  11,593,332  11,679,215
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     648,137     696,660     726,731     745,133     779,794     794,964     815,802
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   648,137     696,660     726,731     745,133     779,794     794,964     815,802
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  190,593     195,894     203,967     201,328     212,270     209,827     210,904
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       190,593     195,894     203,967     201,328     212,270     209,827     210,904

Non-Fuel O&M
    Plant O&M                                    110,791     157,475     166,049     130,032     144,002     159,079     153,709
    Ad Valorem Taxes                               5,563       5,702       5,845       5,991       6,140       6,294       6,451
    G&A                                           11,478      11,765      12,059      12,361      12,670      12,986      13,311
    Emissions Costs                               40,947      42,482      45,890      48,108      54,611      56,179      59,003
    Insurance                                        949         972         997       1,022       1,047       1,073       1,100
Total, Non-Fuel O&M                              169,728     218,396     230,839     197,513     218,470     235,611     233,575
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   360,320     414,290     434,807     398,841     430,739     445,438     444,479
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       287,817     282,370     291,924     346,293     349,054     349,525     371,323
Capital Expenditures                               4,939      16,932       1,009      12,095         488       3,973      15,946
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  282,878     265,438     290,915     334,198     348,567     345,553     355,377
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                 62,014      54,685      59,723      62,289      53,219      63,400      57,967
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash in REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               62,624      55,295      60,333      62,899      53,829      64,010      58,577
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         4.52        4.80        4.82        5.31        6.48        5.40        6.07


                                                 2021        2022        2023        2024        2025         2026
                                              ----------  ----------  ----------  ----------  ----------   ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%          50%
    Year of Operation                               21.5        22.5        23.5        24.5        25.5         26.0
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Generation (MWh)                        11,679,207  11,679,207  11,679,207  11,679,207   8,105,908    4,052,954
                                              ----------  ----------  ----------  ----------  ----------   ----------

Power Sales (MWh)
    Merchant Energy Sales                     11,679,207  11,679,207  11,679,207  11,679,207   8,105,908    4,052,954
    Contract Sales                                    --          --          --          --          --           --
    Purchases to supply Sales Contract                --          --          --          --          --           --
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Sales                                   11,679,207  11,679,207  11,679,207  11,679,207   8,105,908    4,052,954
                                              ----------  ----------  ----------  ----------  ----------   ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --           --
    Contract Energy Revenues                          --          --          --          --          --           --
    Merchant Energy Revenues                     828,417     849,127     870,355     892,114     653,001      334,663
    Commercial Values                                 --          --          --          --          --           --
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Revenues                                   828,417     849,127     870,355     892,114     653,001      334,663
                                              ----------  ----------  ----------  ----------  ----------   ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  216,177     221,581     227,121     232,799     156,331       80,119
    Lost Fuel Expense                                 --          --          --          --          --           --
Total Fuel                                       216,177     221,581     227,121     232,799     156,331       80,119

Non-Fuel O&M
    Plant O&M                                    198,837     201,396     168,949     206,509     133,425       55,114
    Ad Valorem Taxes                               6,613       6,778       6,947       7,121       1,275          653
    G&A                                           13,644      13,985      14,334      14,693       5,605        2,872
    Emissions Costs                               60,478      61,990      63,540      51,706      (8,118)     (14,788)
    Insurance                                      1,128       1,156       1,185       1,214         924          474
Total, Non-Fuel O&M                              280,699     285,305     254,955     281,243     133,111       44,325
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Expenses                                   496,875     506,886     482,075     514,042     289,442      124,444
                                              ----------  ----------  ----------  ----------  ----------   ----------

Operating Cash Flow ($000)                       331,541     342,241     388,280     378,073     363,559      210,219
Capital Expenditures                               1,558       5,907      32,000      51,642     132,999       84,545
                                              ----------  ----------  ----------  ----------  ----------   ----------
Cash Available for Fixed Charge                  329,984     336,335     356,280     326,431     230,560      125,673
                                              ----------  ----------  ----------  ----------  ----------   ----------

Annual Fixed Charge
    Lease Payment                                 45,187      45,471      39,514      24,170      25,204        7,863
    Working Capital and Letter of Credit Fees        610         610         610         610         610          610
    Cash in REMA
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Fixed Charges                               45,797      46,081      40,124      24,780      25,814        8,473
                                              ----------  ----------  ----------  ----------  ----------   ----------

FIXED CHARGE COVERAGE RATIO                         7.21        7.30        8.88       13.17        8.93        14.83

                                       -----------
Average Fixed Charge Coverage Ratio           5.24
                                       -----------

                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                              ASSET OVERBUILD CASE


                                                 2000        2001        2002        2003        2004        2005        2006
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                     50%        100%        100%        100%        100%        100%        100%
    Year of Operation                                0.5         1.5         2.5         3.5         4.5         5.5         6.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                         7,078,559  13,884,384  13,275,162  12,677,721  12,905,455  13,071,187  13,204,667
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                      7,078,559  13,884,384  13,275,162  12,677,721  12,905,455  13,071,187  13,204,667
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                    7,078,559  13,884,384  13,275,162  12,677,721  12,905,455  13,071,187  13,204,667
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                    43,546      88,012      57,782          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     305,685     589,217     562,801     557,066     581,978     580,382     584,657
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   349,231     677,229     620,583     557,066     581,978     580,382     584,657
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  106,807     206,557     197,827     189,096     192,891     197,188     200,440
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       106,807     206,557     197,827     189,096     192,891     197,188     200,440

Non-Fuel O&M
    Plant O&M                                     50,187     113,109     107,729     116,746     116,891     113,292     122,621
    Ad Valorem Taxes                               2,090       4,273       4,380       4,489       4,601       4,716       4,834
    G&A                                            5,025      12,902      13,225      13,555      13,894      14,242      14,598
    Emissions Costs                                   --      17,553      16,565      22,686      26,680      30,346      34,528
    Insurance                                        399         815         836         856         878         900         922
Total, Non-Fuel O&M                               57,701     148,653     142,734     158,333     162,945     163,496     177,504

                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   164,508     355,210     340,560     347,429     355,836     360,684     377,944
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       184,723     322,019     280,023     209,637     226,142     219,698     206,714
Capital Expenditures                               8,599      28,843      67,803      38,362      21,104       6,091      27,206

                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  176,124     293,177     212,220     171,275     205,038     213,608     179,508
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                151,832     163,405     108,369      75,525      83,021      73,636      62,976
    Working Capital and Letter of Credit Fees        607       1,210       1,210         610         610         610         610
    Cash in REMA                                  50,000
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                              102,438     164,615     109,579      76,135      83,631      74,246      63,586
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         1.72        1.78        1.94        2.25        2.45        2.88        2.82


                                                 2007        2008        2009        2010        2011        2012        2013
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                                7.5         8.5         9.5        10.5        11.5        12.5        13.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                        13,313,206  13,712,331  13,526,993  13,504,386  12,261,205  12,282,616  12,329,349
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     13,313,206  13,712,331  13,526,993  13,504,386  12,261,205  12,282,616  12,329,349
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   13,313,206  13,712,331  13,526,993  13,504,386  12,261,205  12,282,616  12,329,349
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     604,088     707,347     678,879     688,692     624,199     639,939     657,348
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   604,088     707,347     678,879     688,692     624,199     639,939     657,348
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  206,413     222,644     216,562     215,967     200,297     203,588     206,463
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       206,413     222,644     216,562     215,967     200,297     203,588     206,463

Non-Fuel O&M
    Plant O&M                                    126,323     133,100     142,648     183,683     100,854     150,363     124,221
    Ad Valorem Taxes                               4,955       5,079       5,206       5,336       5,166       5,295       5,427
    G&A                                           14,963      15,337      15,720      14,608      10,658      10,925      11,198
    Emissions Costs                               38,417      45,183      48,521      53,555      36,428      37,260      39,009
    Insurance                                        945         969         993       1,018         881         903         925
Total, Non-Fuel O&M                              185,603     199,668     213,088     258,200     153,987     204,745     180,781

                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   392,016     422,312     429,650     474,167     354,284     408,333     387,243
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       212,072     285,035     249,229     214,526     269,916     231,607     270,104
Capital Expenditures                              24,693      15,911      14,644       5,164       4,382       1,268       1,710

                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  187,379     269,124     234,585     209,361     265,533     230,338     268,395
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                 63,756      61,227      61,869      51,940      62,360      55,552      63,036
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash in REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               64,366      61,837      62,479      52,550      62,970      56,162      63,646
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         2.91        4.35        3.75        3.98        4.22        4.10        4.22

                                       -----------
Average Fixed Charge Coverage Ratio           5.62
                                       -----------

                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                              ASSET OVERBUILD CASE


                                                 2014        2015        2016        2017        2018        2019        2020
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                               14.5        15.5        16.5        17.5        18.5        19.5        20.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                        12,369,232  12,482,087  12,718,101  12,722,257  12,976,984  12,898,418  12,991,356
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     12,369,232  12,482,087  12,718,101  12,722,257  12,976,984  12,898,418  12,991,356
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   12,369,232  12,482,087  12,718,101  12,722,257  12,976,984  12,898,418  12,991,356
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     717,895     737,909     773,116     795,533     842,299     847,640     875,419
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   717,895     737,909     773,116     795,533     842,299     847,640     875,419
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  209,555     216,491     226,205     223,480     237,598     235,066     236,426
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       209,555     216,491     226,205     223,480     237,598     235,066     236,426

Non-Fuel O&M
    Plant O&M                                    110,505     157,105     165,780     129,849     144,068     159,093     153,762
    Ad Valorem Taxes                               5,563       5,702       5,845       5,991       6,140       6,294       6,451
    G&A                                           11,478      11,765      12,059      12,361      12,670      12,986      13,311
    Emissions Costs                               40,852      42,563      46,237      48,304      55,151      56,252      59,236
    Insurance                                        949         972         997       1,022       1,047       1,073       1,100
Total, Non-Fuel O&M                              169,347     218,107     230,917     197,526     219,077     235,698     233,861

                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   378,901     434,598     457,122     421,006     456,675     470,764     470,287
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       338,994     303,311     315,994     374,528     385,624     376,876     405,132
Capital Expenditures                               4,939      16,932       1,009      12,095         488       3,973      15,946

                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  334,055     286,378     314,985     362,433     385,136     372,904     389,185
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                 62,014      54,685      59,723      62,289      53,219      63,400      57,967
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash in REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               62,624      55,295      60,333      62,899      53,829      64,010      58,577
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         5.33        5.18        5.22        5.76        7.15        5.83        6.64


                                                 2021        2022        2023        2024        2025         2026
                                              ----------  ----------  ----------  ----------  ----------   ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%          50%
    Year of Operation                               21.5        22.5        23.5        24.5        25.5         26.0
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Generation (MWh)                        12,991,356  12,991,356  12,991,356  12,991,356   9,028,373    4,514,186
                                              ----------  ----------  ----------  ----------  ----------   ----------

Power Sales (MWh)
    Merchant Energy Sales                     12,991,356  12,991,356  12,991,356  12,991,356   9,028,373    4,514,186
    Contract Sales                                    --          --          --          --          --           --
    Purchases to supply Sales Contract                --          --          --          --          --           --
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Sales                                   12,991,356  12,991,356  12,991,356  12,991,356   9,028,373    4,514,186
                                              ----------  ----------  ----------  ----------  ----------   ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --           --
    Contract Energy Revenues                          --          --          --          --          --           --
    Merchant Energy Revenues                     891,959     914,258     937,114     960,542     710,952      364,363
    Commercial Values                                 --          --          --          --          --           --
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Revenues                                   891,959     914,258     937,114     960,542     710,952      364,363
                                              ----------  ----------  ----------  ----------  ----------   ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  242,337     248,395     254,605     260,970     185,644       95,143
    Lost Fuel Expense                                 --          --          --          --          --           --
Total Fuel                                       242,337     248,395     254,605     260,970     185,644       95,143

Non-Fuel O&M
    Plant O&M                                    198,787     201,144     168,869     206,428     133,502       55,162
    Ad Valorem Taxes                               6,613       6,778       6,947       7,121       1,275          653
    G&A                                           13,644      13,985      14,334      14,693       5,605        2,872
    Emissions Costs                               60,717      62,235      63,791      52,516      (7,515)     (14,569)
    Insurance                                      1,128       1,156       1,185       1,214         924          474
Total, Non-Fuel O&M                              280,888     285,297     255,126     281,972     133,791       44,593

                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Expenses                                   523,225     533,693     509,731     542,942     319,435      139,735
                                              ----------  ----------  ----------  ----------  ----------   ----------

Operating Cash Flow ($000)                       368,734     380,565     427,383     417,600     391,517      224,628
Capital Expenditures                               1,558       5,907      32,000      51,642     132,999       84,545

                                              ----------  ----------  ----------  ----------  ----------   ----------
Cash Available for Fixed Charge                  367,177     374,659     395,383     365,958     258,518      140,083
                                              ----------  ----------  ----------  ----------  ----------   ----------

Annual Fixed Charge
    Lease Payment                                 45,187      45,471      39,514      24,170      25,204        7,863
    Working Capital and Letter of Credit Fees        610         610         610         610         610          610
    Cash in REMA
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Fixed Charges                               45,797      46,081      40,124      24,780      25,814        8,473
                                              ----------  ----------  ----------  ----------  ----------   ----------

FIXED CHARGE COVERAGE RATIO                         8.02        8.13        9.85       14.77       10.01        16.53

                                       -----------
Average Fixed Charge Coverage Ratio           5.62
                                       -----------

                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                               LOWER FUEL PRICES


                                                 2000        2001        2002        2003        2004        2005        2006
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                     50%        100%        100%        100%        100%        100%        100%
    Year of Operation                                0.5         1.5         2.5         3.5         4.5         5.5         6.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                         6,773,647  13,538,850  13,208,756  13,541,192  13,469,867  13,156,226  13,000,416
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                      6,773,647  13,538,850  13,208,756  13,541,192  13,469,867  13,156,226  13,000,416
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                    6,773,647  13,538,850  13,208,756  13,541,192  13,469,867  13,156,226  13,000,416
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                    43,546      88,012      57,782          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     283,813     594,314     584,084     611,758     616,935     581,980     571,177
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   327,360     682,326     641,867     611,758     616,935     581,980     571,177
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  102,027     206,336     201,169     209,259     208,207     204,864     201,828
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       102,027     206,336     201,169     209,259     208,207     204,864     201,828

Non-Fuel O&M
    Plant O&M                                     50,456     115,139     109,609     120,584     118,984     114,811     123,503
    Ad Valorem Taxes                               2,090       4,273       4,380       4,489       4,601       4,716       4,834
    G&A                                            5,025      12,902      13,225      13,555      13,894      14,242      14,598
    Emissions Costs                                   --      13,954      14,324      26,122      28,388      29,234      31,160
    Insurance                                        399         815         836         856         878         900         922
Total, Non-Fuel O&M                               57,970     147,083     142,373     165,606     166,745     163,903     175,017
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   159,997     353,418     343,542     374,865     374,952     368,767     376,846
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       167,363     328,908     298,325     236,892     241,983     213,213     194,331
Capital Expenditures                               8,599      28,843      67,803      38,362      21,104       6,091      27,206
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  158,763     300,065     230,522     198,530     220,879     207,123     167,125
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Annual Fixed Charge
    Lease Payment                                151,832     163,405     108,369      75,525      83,021      73,636      62,976
    Working Capital and Letter of Credit Fees        607       1,210       1,210         610         610         610         610
    Cash in REMA                                  50,000
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                              102,438     164,615     109,579      76,135      83,631      74,246      63,586
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         1.55        1.82        2.10        2.61        2.64        2.79        2.63


                                                 2007        2008        2009        2010        2011        2012        2013
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                                7.5         8.5         9.5        10.5        11.5        12.5        13.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                        12,827,938  12,741,825  12,791,059  12,537,443  11,468,514  11,431,227  11,486,903
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     12,827,938  12,741,825  12,791,059  12,537,443  11,468,514  11,431,227  11,486,903
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   12,827,938  12,741,825  12,791,059  12,537,443  11,468,514  11,431,227  11,486,903
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     578,577     591,451     600,295     604,359     554,526     562,529     579,771
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   578,577     591,451     600,295     604,359     554,526     562,529     579,771
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  203,621     202,573     207,510     204,032     188,586     189,867     193,825
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       203,621     202,573     207,510     204,032     188,586     189,867     193,825

Non-Fuel O&M
    Plant O&M                                    126,916     131,693     142,384     182,850      99,706     148,893     123,025
    Ad Valorem Taxes                               4,955       5,079       5,206       5,336       5,166       5,295       5,427
    G&A                                           14,963      15,337      15,720      14,608      10,658      10,925      11,198
    Emissions Costs                               32,873      35,830      39,512      41,806      27,853      27,930      29,323
    Insurance                                        945         969         993       1,018         881         903         925
Total, Non-Fuel O&M                              180,652     188,908     203,816     245,618     144,265     193,946     169,899
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   384,273     391,480     411,325     449,650     332,851     383,813     363,724
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       194,304     199,970     188,969     154,709     221,676     178,716     216,047
Capital Expenditures                              24,693      15,911      14,644       5,164       4,382       1,268       1,710
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  169,612     184,059     174,325     149,544     217,293     177,448     214,338
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Annual Fixed Charge
    Lease Payment                                 63,756      61,227      61,869      51,940      62,360      55,552      63,036
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash in REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               64,366      61,837      62,479      52,550      62,970      56,162      63,646
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         2.64        2.98        2.79        2.85        3.45        3.16        3.37

                                       -----------
Average Fixed Charge Coverage Ratio           4.15
                                       -----------

                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                                LOWER FUEL PRICES


                                                 2014        2015        2016        2017        2018        2019        2020
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                               14.5        15.5        16.5        17.5        18.5        19.5        20.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Generation (MWh)                        11,477,891  11,531,814  11,805,251  11,873,161  12,086,250  12,001,458  12,170,420
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     11,477,891  11,531,814  11,805,251  11,873,161  12,086,250  12,001,458  12,170,420
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   11,477,891  11,531,814  11,805,251  11,873,161  12,086,250  12,001,458  12,170,420
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     595,479     639,799     667,620     685,345     717,005     727,309     749,288
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   595,479     639,799     667,620     685,345     717,005     727,309     749,288
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  197,378     202,560     212,003     211,378     222,629     219,570     223,378
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       197,378     202,560     212,003     211,378     222,629     219,570     223,378

Non-Fuel O&M
    Plant O&M                                    109,352     155,763     164,514     128,560     142,515     157,369     152,157
    Ad Valorem Taxes                               5,563       5,702       5,845       5,991       6,140       6,294       6,451
    G&A                                           11,478      11,765      12,059      12,361      12,670      12,986      13,311
    Emissions Costs                               30,234      31,352      35,205      37,856      43,772      45,277      48,650
    Insurance                                        949         972         997       1,022       1,047       1,073       1,100
Total, Non-Fuel O&M                              157,575     205,554     218,620     185,789     206,143     223,000     221,670
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   354,953     408,113     430,623     397,167     428,772     442,571     445,048
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       240,526     231,686     236,998     288,177     288,233     284,739     304,240
Capital Expenditures                               4,939      16,932       1,009      12,095         488       3,973      15,946
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash Available for Fixed Charge                  235,587     214,753     235,988     276,082     287,746     280,766     288,294
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Annual Fixed Charge
    Lease Payment                                 62,014      54,685      59,723      62,289      53,219      63,400      57,967
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash in REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               62,624      55,295      60,333      62,899      53,829      64,010      58,577
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         3.76        3.88        3.91        4.39        5.35        4.39        4.92


                                                 2021        2022        2023        2024        2025         2026
                                              ----------  ----------  ----------  ----------  ----------   ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%          50%
    Year of Operation                               21.5        22.5        23.5        24.5        25.5         26.0
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Generation (MWh)                        11,975,907  11,975,907  11,975,907  11,975,907   8,401,155    4,200,577
                                              ----------  ----------  ----------  ----------  ----------   ----------

Power Sales (MWh)
    Merchant Energy Sales                     11,975,907  11,975,907  11,975,907  11,975,907   8,401,155    4,200,577
    Contract Sales                                    --          --          --          --          --           --
    Purchases to supply Sales Contract                --          --          --          --          --           --
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Sales                                   11,975,907  11,975,907  11,975,907  11,975,907   8,401,155    4,200,577
                                              ----------  ----------  ----------  ----------  ----------   ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --           --
    Contract Energy Revenues                          --          --          --          --          --           --
    Merchant Energy Revenues                     749,512     768,250     787,456     807,142     599,044      307,010
    Commercial Values                                 --          --          --          --          --           --
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Revenues                                   749,512     768,250     787,456     807,142     599,044      307,010
                                              ----------  ----------  ----------  ----------  ----------   ----------

Expenses ($000)
Fuel
    Fossil Fuel                                  228,962     234,686     240,553     246,567     182,516       93,539
    Lost Fuel Expense                                 --          --          --          --          --           --
Total Fuel                                       228,962     234,686     240,553     246,567     182,516       93,539

Non-Fuel O&M
    Plant O&M                                    197,157     199,800     167,184     204,668     131,965       54,285
    Ad Valorem Taxes                               6,613       6,778       6,947       7,121       1,275          653
    G&A                                           13,644      13,985      14,334      14,693       5,605        2,872
    Emissions Costs                               48,944      50,168      51,422      39,800     (14,965)     (17,493)
    Insurance                                      1,128       1,156       1,185       1,214         924          474
Total, Non-Fuel O&M                              267,485     271,886     241,072     267,497     124,804       40,791
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Expenses                                   496,447     506,573     481,626     514,064     307,320      134,330
                                              ----------  ----------  ----------  ----------  ----------   ----------

Operating Cash Flow ($000)                       253,065     261,677     305,830     293,078     291,725      172,680
Capital Expenditures                               1,558       5,907      32,000      51,642     132,999       84,545
                                              ----------  ----------  ----------  ----------  ----------   ----------
Cash Available for Fixed Charge                  251,507     255,770     273,830     241,436     158,725       88,135
                                              ----------  ----------  ----------  ----------  ----------   ----------
Annual Fixed Charge
    Lease Payment                                 45,187      45,471      39,514      24,170      25,204        7,863
    Working Capital and Letter of Credit Fees        610         610         610         610         610          610
    Cash in REMA
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Fixed Charges                               45,797      46,081      40,124      24,780      25,814        8,473
                                              ----------  ----------  ----------  ----------  ----------   ----------

FIXED CHARGE COVERAGE RATIO                         5.49        5.55        6.82        9.74        6.15        10.40

                                       -----------
Average Fixed Charge Coverage Ratio           4.15
                                       -----------

                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                           INCREASED O&M EXPENDITURES


                                                 2000        2001        2002        2003        2004        2005        2006
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                     50%        100%        100%        100%        100%        100%        100%
    Year of Operation                                0.5         1.5         2.5         3.5         4.5         5.5         6.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Total Generation (MWh)                         7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                      7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to Supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                    7,092,537  14,170,992  13,985,684  14,258,811  14,284,098  14,115,537  13,872,197
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                    43,546      88,012      57,782          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     312,238     659,122     659,292     691,778     710,976     686,408     669,281
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   355,784     747,135     717,074     691,778     710,976     686,408     669,281
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Expenses ($000)
Fuel
    Fossil Fuel                                  107,299     217,557     214,791     223,570     224,152     219,853     213,610
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       107,299     217,557     214,791     223,570     224,152     219,853     213,610

Non-Fuel O&M
    Plant O&M                                     55,348     126,449     120,383     132,393     131,129     126,874     136,252
    Ad Valorem Taxes                               2,090       4,273       4,380       4,489       4,601       4,716       4,834
    G&A                                            5,025      12,902      13,225      13,555      13,894      14,242      14,598
    Emissions Costs                                   --      18,423      20,021      31,793      34,820      36,780      38,868
    Insurance                                        399         815         836         856         878         900         922
Total, Non-Fuel O&M                               62,861     162,863     158,844     183,087     185,322     183,513     195,475
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   170,161     380,420     373,635     406,657     409,474     403,366     409,085
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       185,624     366,715     343,439     285,122     301,502     283,042     260,196
Capital Expenditures                               8,599      28,843      67,803      38,362      21,104       6,091      27,206
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Cash Available for Fixed Charge                  177,024     337,872     275,636     246,759     280,398     276,952     232,990
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                151,832     163,405     108,369      75,525      83,021      73,636      62,976
    Working Capital and Letter of Credit Fees        607       1,210       1,210         610         610         610         610
    Cash at REMA                                  50,000
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                              102,438     164,615     109,579      76,135      83,631      74,246      63,586
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         1.73        2.05        2.52        3.24        3.35        3.73        3.66


                                                 2007        2008        2009        2010        2011        2012        2013
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                                7.5         8.5         9.5        10.5        11.5        12.5        13.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Total Generation (MWh)                        13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to Supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   13,750,440  13,700,354  13,856,753  13,661,675  12,344,567  12,383,370  12,405,357
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     686,064     698,861     725,132     736,935     664,979     682,194     698,144
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   686,064     698,861     725,132     736,935     664,979     682,194     698,144
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Expenses ($000)
Fuel
    Fossil Fuel                                  217,364     215,987     224,114     221,140     200,926     203,763     207,085
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       217,364     215,987     224,114     221,140     200,926     203,763     207,085

Non-Fuel O&M
    Plant O&M                                    140,290     145,914     158,078     203,035     111,153     165,403     136,982
    Ad Valorem Taxes                               4,955       5,079       5,206       5,336       5,166       5,295       5,427
    G&A                                           14,963      15,337      15,720      14,608      10,658      10,925      11,198
    Emissions Costs                               41,362      45,539      50,671      54,349      36,925      37,910      39,236
    Insurance                                        945         969         993       1,018         881         903         925
Total, Non-Fuel O&M                              202,515     212,838     230,668     278,346     164,783     220,436     193,770
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   419,879     428,825     454,782     499,486     365,709     424,199     400,855
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       266,185     270,036     270,349     237,449     299,270     257,995     297,289
Capital Expenditures                              24,693      15,911      14,644       5,164       4,382       1,268       1,710
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Cash Available for Fixed Charge                  241,492     254,125     255,705     232,285     294,888     256,727     295,579
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                 63,756      61,227      61,869      51,940      62,360      55,552      63,036
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash at REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               64,366      61,837      62,479      52,550      62,970      56,162      63,646
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         3.75        4.11        4.09        4.42        4.68        4.57        4.64

                                       -----------
Average Fixed Charge Coverage Ratio           6.06
                                       -----------

                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
                           INCREASED O&M EXPENDITURES


                                                 2014        2015        2016        2017        2018        2019        2020
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%        100%        100%
    Year of Operation                                           15.5        16.5        17.5        18.5        19.5        20.5
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Total Generation (MWh)                        12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Power Sales (MWh)
    Merchant Energy Sales                     12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
    Contract Sales                                    --          --          --          --          --          --          --
    Purchases to Supply Sales Contract                --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Sales                                   12,435,785  12,515,748  12,717,916  12,733,643  12,948,297  12,881,480  12,976,905
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --          --          --
    Contract Energy Revenues                          --          --          --          --          --          --          --
    Merchant Energy Revenues                     720,152     774,066     807,478     827,926     866,437     883,293     906,447
    Commercial Values                                 --          --          --          --          --          --          --
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Revenues                                   720,152     774,066     807,478     827,926     866,437     883,293     906,447
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Expenses ($000)
Fuel
    Fossil Fuel                                  211,770     217,660     226,630     223,698     235,855     233,141     234,338
    Lost Fuel Expense                                 --          --          --          --          --          --          --
Total Fuel                                       211,770     217,660     226,630     223,698     235,855     233,141     234,338

Non-Fuel O&M
    Plant O&M                                    121,870     173,223     182,654     143,035     158,402     174,987     169,080
    Ad Valorem Taxes                               5,563       5,702       5,845       5,991       6,140       6,294       6,451
    G&A                                           11,478      11,765      12,059      12,361      12,670      12,986      13,311
    Emissions Costs                               40,947      42,482      45,890      48,108      54,611      56,179      59,003
    Insurance                                        949         972         997       1,022       1,047       1,073       1,100
Total, Non-Fuel O&M                              180,807     234,144     247,444     210,516     232,870     251,519     248,946
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses                                   392,576     451,803     474,074     434,214     468,725     484,660     483,283
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating Cash Flow ($000)                       327,576     322,263     333,404     393,712     397,712     398,633     423,163
Capital Expenditures                               4,939      16,932       1,009      12,095         488       3,973      15,946
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Cash Available for Fixed Charge                  322,637     305,331     332,395     381,617     397,225     394,660     407,217
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

Annual Fixed Charge
    Lease Payment                                 62,014      54,685      59,723      62,289      53,219      63,400      57,967
    Working Capital and Letter of Credit Fees        610         610         610         610         610         610         610
    Cash at REMA
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Fixed Charges                               62,624      55,295      60,333      62,899      53,829      64,010      58,577
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

FIXED CHARGE COVERAGE RATIO                         5.15        5.52        5.51        6.07        7.38        6.17        6.95


                                                 2021        2022        2023        2024        2025         2026
                                              ----------  ----------  ----------  ----------  ----------   ----------
    Percent Of Year of Operations                    100%        100%        100%        100%        100%          50%
    Year of Operation                               21.5        22.5        23.5        24.5        25.5         26.0
                                              ----------  ----------  ----------  ----------  ----------   ----------

Total Generation (MWh)                        12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
                                              ----------  ----------  ----------  ----------  ----------   ----------

Power Sales (MWh)
    Merchant Energy Sales                     12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
    Contract Sales                                    --          --          --          --          --           --
    Purchases to Supply Sales Contract                --          --          --          --          --           --
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Sales                                   12,976,897  12,976,897  12,976,897  12,976,897   9,006,565    4,503,282
                                              ----------  ----------  ----------  ----------  ----------   ----------

Revenues ($000)
    Contract Capacity Revenues                        --          --          --          --          --           --
    Contract Energy Revenues                          --          --          --          --          --           --
    Merchant Energy Revenues                     920,463     943,475     967,062     991,238     725,557      371,848
    Commercial Values                                 --          --          --          --          --           --
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Revenues                                   920,463     943,475     967,062     991,238     725,557      371,848
                                              ----------  ----------  ----------  ----------  ----------   ----------
Expenses ($000)
Fuel
    Fossil Fuel                                  240,196     246,201     252,356     258,665     173,701       89,022
    Lost Fuel Expense                                 --          --          --          --          --           --
Total Fuel                                       240,196     246,201     252,356     258,665     173,701       89,022

Non-Fuel O&M
    Plant O&M                                    218,720     221,536     185,843     227,160     146,767       60,625
    Ad Valorem Taxes                               6,613       6,778       6,947       7,121       1,275          653
    G&A                                           13,644      13,985      14,334      14,693       5,605        2,872
    Emissions Costs                               60,478      61,990      63,540      51,706      (8,118)     (14,788)
    Insurance                                      1,128       1,156       1,185       1,214         924          474
Total, Non-Fuel O&M                              300,582     305,444     271,850     301,894     146,454       49,836
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Expenses                                   540,779     551,645     524,206     560,559     320,154      138,858
                                              ----------  ----------  ----------  ----------  ----------   ----------

Operating Cash Flow ($000)                       379,684     391,829     442,856     430,679     405,402      232,990
Capital Expenditures                               1,558       5,907      32,000      51,642     132,999       84,545
                                              ----------  ----------  ----------  ----------  ----------   ----------

Cash Available for Fixed Charge                  378,127     385,923     410,856     379,037     272,403      148,445
                                              ----------  ----------  ----------  ----------  ----------   ----------

Annual Fixed Charge
    Lease Payment                                 45,187      45,471      39,514      24,170      25,204        7,863
    Working Capital and Letter of Credit Fees        610         610         610         610         610          610
    Cash at REMA
                                              ----------  ----------  ----------  ----------  ----------   ----------
Total Fixed Charges                               45,797      46,081      40,124      24,780      25,814        8,473
                                              ----------  ----------  ----------  ----------  ----------   ----------

FIXED CHARGE COVERAGE RATIO                         8.26        8.37       10.24       15.30       10.55        17.52

                                       -----------
Average Fixed Charge Coverage Ratio           6.06
                                       -----------

                        INDEPENDENT MARKET EXPERT REPORT

                      FOR THE RELIANT ENERGY MID-ATLANTIC

                     POWER HOLDINGS, LLC ASSETS IN THE PJM

                                     REGION



                                  Final Report





                                 Prepared for:


                             Chase Securities Inc.



                                  Prepared by:


                            PHB Hagler Bailly, Inc.
                          1881 Ninth Street, Suite 302
                            Boulder, Colorado 80302
                                  303-449-5515




                                    Contact:


                                 Todd Filsinger









                                  May 5, 2000

--------------------------------------------------------------------------------

                                   DISCLAIMER


This report presents PHB Hagler Bailly, Inc.'s (PHB Hagler Bailly) analysis of the Pennsylvania-New Jersey-Maryland (PJM) power markets.

(i) some information in the report is necessarily based on predictions and estimates of future events and behaviors,

(ii) such predictions or estimates may differ from that which other experts specializing in the electricity industry might present,

(iii)     Actual results may differ, perhaps materially, from those projected,

(iv) the provision of a report by PHB Hagler Bailly does not obviate the need for potential investors to make further appropriate inquiries as to the accuracy of the information included herein, or to undertake an analysis of their own,

(v) this report is not intended to be a complete and exhaustive analysis of the subject issues and therefore will not consider some factors that are important to a potential investor's decision making, and

(vi) PHB Hagler Bailly and its employees cannot accept liability for loss, whether direct or consequential, suffered in consequence of reliance on the report. Nothing in PHB Hagler Bailly's report should be taken as a promise or guarantee as to the occurrence of any future events.


------------------------------ PHB Hagler Bailly -------------------------------
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                                    CONTENTS

EXECUTIVE SUMMARY ...........................................................S-1

CHAPTER 1      INTRODUCTION

      1.1      Background ...................................................1-1
      1.2      Facilities Description .......................................1-1
      1.3      Structure of the Report ......................................1-1

CHAPTER 2      PJM MARKET STRUCTURES

      2.1      Introduction .................................................2-1
      2.2      The PJM Market ...............................................2-2
               2.2.1  The Spot Energy Market ................................2-2
               2.2.2  The Energy Imbalance and Operating Reserves Market ....2-3
               2.2.3  Fixed Transmission Rights .............................2-4
               2.2.4  The Capacity Credit Market ............................2-5

CHAPTER 3      APPROACH TO MARKET PRICE FORECASTING

      3.1      Introduction .................................................3-1
      3.2      Issues in Forecasting Market Prices ..........................3-1
      3.3      Relationship between Energy Markets and Compensation for
               Capacity .....................................................3-2
      3.4      Approach to Market Price Forecasting .........................3-3
               3.4.1  Market Characteristics ................................3-4
               3.4.2  Predicting Energy Prices and Dispatch .................3-5
               3.4.3  Predicting Prices Related to Capacity:
                      The Capacity Market Simulation Model ..................3-5
               3.4.4  Market Entry and Exit .................................3-7
               3.4.5  Volatility Analysis ...................................3-8

CHAPTER 4      ASSUMPTIONS

      4.1      Introduction .................................................4-1
      4.2      General Assumptions ..........................................4-1
      4.3      Pricing Areas ................................................4-1
      4.4      Fuel Prices ..................................................4-2
               4.4.1  Natural Gas ...........................................4-2
               4.4.2  Fuel Oil ..............................................4-4
               4.4.3  Coal ..................................................4-7




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      4.5      Demand and Energy Forecasts ..................................4-8
      4.6      Electricity Imports ..........................................4-9
      4.7      Existing Generation Units ...................................4-10
               4.7.1  Fossil Units .........................................4-10
               4.1.2  Hydroelectric Units ..................................4-15
               4.1.3  Nuclear Units ........................................4-15
      4.8      Capacity Market Simulation Model Input Assumptions ..........4-18
               4.8.1  Existing Units Going-Forward Costs ...................4-18
               4.8.2  Capacity Additions through 2002 ......................4-18
               4.8.3  Capacity Additions Post 2002 .........................4-20

CHAPTER 5      MARKET PRICE FORECASTS

      5.1      Introduction .................................................5-1
      5.2      PJM Market Conditions ........................................5-2
      5.3      Base Case Analysis ...........................................5-4
      5.4      Sensitivity Cases ............................................5-8

APPENDICES

A     METHODOLOGY FOR COAL PRICE FORECASTING
B     TRANSFER CAPABILITY
C     DISPATCH CURVES

GLOSSARY




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                               EXECUTIVE SUMMARY

S.1  INTRODUCTION

PHB Hagler Bailly, Inc. (PHB Hagler Bailly) was retained by Chase Securities Inc. to provide an Independent Market Expert Report to assess future prices for electric energy and capacity in the Pennsylvania, New Jersey, and Maryland (PJM) market in support of the financing of Reliant Energy Mid-Atlantic Power Holdings LLC's (REMA) generating assets based on the assumptions agreed upon herein. This document presents the results of PHB Hagler Bailly's analysis.

S.2  MARKET CHARACTERISTICS

The United States is currently experimenting with a variety of regional market structures. Some regions currently have fixed reserve margin requirements coupled with capacity markets, while others implicitly price capacity through on-peak energy prices, ancillary service prices, and bilateral option contracts. In addition, some regions have developed bid-based markets for the provision of energy, ancillary services, and/or capacity, while others continue to rely on bilateral contracts. It is not clear which model will eventually become more widespread. Nevertheless, in both types of markets, new generating capacity will be developed based on the revenue streams determined through competition. While the type of market in place in a given region will determine the composition of the revenue streams and will affect the mix and timing of new generating units, the financial return on new assets is likely to be similar in both types of markets, as generators seek to cover their total going-forward costs. The PJM market has developed as a bid-based market.

The Northeast power markets are undergoing profound change. Many of the vertically integrated utilities are divesting their generation assets, and tight power pools (such as the PJM Power Pool, the New York Power Pool, and the New England Power Pool) are changing as well. Historically, these pools were formed to obtain the benefits of economic efficiency and reliability through coordinated planning and operation. Independent system operators (ISOs) with both system operations and market operations functions are replacing the tight pools. Through the creation of the new market institutions, the market participants intend to create an open and competitive market where a large number of buyers and sellers of generation services will be able to transact business.







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--------------------------------------------------------------------------------

S.3  FORECASTING METHODOLOGY

PHD Hagler Bailly employs its proprietary market valuation process, MVP(SM), to estimate the value of electric generation units based upon the level of energy prices and their volatility. As shown in Figure S-1, MVP(SM) is a three-step process. The first step is to conduct the "fundamental analysis" to examine how the level of prices responds to changes in the fundamental drivers of supply and demand. The next step uses the results of the first step, but puts a real market price shape on the price levels and characterizes the volatility in prices. The third step examines how the generation unit responds to those prices and derives value from operational decisions.

                                   FIGURE S-1
                            MARKET VALUATION PROCESS

                                [PROCESS CHART]

Note that MVP(SM) does not replace the fundamental analysis of market drivers of supply and demand through a production cost model. The production-cost model provides insights into the fundamental drivers (such as fuel prices, demand, entry, and exit) that a volatility analysis cannot address. MVP(SM) integrates the two approaches to create a better estimate of the value of a generating unit by accounting for volatility effects and changes in the fundamental drivers of electricity prices.

-------------------------------PHB HAGLER BAILLY--------------------------------
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                            EXECUTIVE SUMMARY -- S-3
--------------------------------------------------------------------------------


As shown in Figure S-2, volatility analysis takes into account the annual trend of prices (from a fundamental approach), and the patterns and fluctuations exhibited in the marketplace.

                                   FIGURE S-2
                        COMPONENTS OF A PRICE TRAJECTORY



                                [ANALYSIS CHART]



MVP(SM) uses a real options approach to value electric generating capacity, and thereby captures the value of price volatility. An electric generating unit can be viewed as a strip of European call options on the spread between electricity prices and the variable cost of production (which is largely fuel). Unlike most option analyses, however, a generation unit does not have perfect flexibility to adjust to the price-cost spread. A generation unit may have costs that must be incurred to start up, as well as constraints on its operation that may limit its ability to capture margins when the spread is positive (price is greater than variable cost) or avoid losses when the spread is negative (variable cost is greater than price). Hence, the second step of MVP(SM) focuses on the ability of a generation unit to capture margins, given its cost structure and constraints on operation.

PHB Hagler Bailly's fundamental model, which is a driver of the volatility model, forecasts two price streams:



--------------------------------PHB HAGLER BAILLY-------------------------------
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                            EXECUTIVE SUMMARY -- S-4
------------------------------------------------------------------------------

-- energy based upon a production-cost model with price set to marginal cost in each hour

-- compensation for capacity, which represents the additional margin necessary to keep an economic amount of capacity in the market.

PHB Hagler Bailly uses a detailed chronological production-costing model to simulate energy price formation in the market area of interest. From the energy price analysis, PHB Hagler Bailly determines the energy margin (price minus variable cost) attributable to each generating unit in the market. These margins, along with estimates of "going-forward costs" (fixed costs, such as fixed operation and maintenance (O&M), property taxes, employee benefits, and incremental capital expenditures), are used in PHB Hagler Bailly's Capacity Market Simulation Model to predict the additional margins related to the provision of capacity.

Compensation for capacity may take many forms. Payments could be in the form of a capacity price arising from a capacity market, a regulated payment fee, bilateral contracts, payments by the ISO for ancillary services, or in the form of prices above the marginal cost of the price-setting plant. Regardless of the form, compensation for capacity will be set to retain an amount of generation capability available in the market. Ultimately, the sum of the compensation for capacity and the market price for energy will reflect what customers are willing to pay for reliability.

S.4  KEY ASSUMPTIONS

The key assumptions in this analysis include demand growth, fuel prices, and capacity additions.

DEMAND. PJM peak demand is forecasted to grow at an average annual growth rate of approximately 1.6% from 2000 from 2020.(1)

FUEL PRICES. Forecasts for natural gas and oil use a consensus fuel price forecast derived from published fuel price forecasts. Table S-1 summarizes the fuel price forecasts used in the Base Case for the PJM-East, West and Central regions where REMA's assets are located.

-----------
(1) 1999 MAAC Annual Electric Control and Planning Area Report.


------------------------------ PHB Hagler Bailly--------------------------------
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
                            EXECUTIVE SUMMARY -- S-5
-------------------------------------------------------------------------------

                                   TABLE S-1
                   DELIVERED FUEL PRICES IN PJM(1999 $/MMBtu)

        FUEL                  2000      2005      2010      2015      2020
--------------------------    ----      ----      ----      ----      ----
Natural Gas-PJM East          2.81      2.87      2.99      3.06      3.31
Natural Gas-PJM West          2.72      2.79      2.91      3.00      3.25
Natural Gas-PJM Central       2.77      2.83      2.95      3.03      3.28
Fuel Oil No. 2-PJM East       3.87      4.28      4.57      4.74      4.98
Fuel Oil No. 2-PJM West       3.84      4.25      4.54      4.72      4.95
Fuel Oil No. 2-PJM Central    3.82      4.24      4.53      4.70      4.93
Fuel Oil No. 6 PJM East       2.52      2.73      2.86      2.91      2.99
Fuel Oil No. 6 PJM West       2.43      2.64      2.77      2.82      2.90
Fuel Oil No. 6 PJM Central    2.41      2.62      2.75      2.80      2.88

Capacity additions.      Based on assessments of the status of announced
plants, PHB Hagler Bailly has estimated operational capacity additions of 8,147 MW in PJM and NPCC by 2003. Thereafter, capacity additions are based on the results of modeling and simulation of developer's decisions. In the Base Case presented in this report, 22,855 MW of new capacity is added in PJM from 2003 through 2020, and 7,529 MW is retired.

     RESULTS AND CONCLUSIONS

Using the assumptions presented in Chapter 4, PHB Hagler Bailly developed a "Base Case" for each region that reflects our best assessment of future market conditions. It should be recognized that this Base Case will vary to the extent the input assumptions change, and such assumptions should be reviewed with the same rigor as the resulting forecast. In addition to the Base Case, PHB Hagler Bailly developed four sensitivities as outlined below:

--   "Low Fuel Price Case" which tests the sensitivity of the market price forecasts to lower gas and oil prices represented as a $0.50/MMBtu reduction in the 1999 gas and oil prices with escalation remaining unchanged (coal prices are not changed).

--   "Overbuild Case" which tests the sensitivity of the market price forecasts to an exuberance of merchant plant development as well as continued operation of all nuclear plants. In this scenario, an additional 12,447 MW of merchant capacity comes online by 2003, in addition, to the 8,147 MW of confirmed new merchant capacity that is reflected in the Base Case.


------------------------------ PHB Hagler Bailly ------------------------------
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--------------------------------------------------------------------------------


The all-in market price combines the energy price with the price received by generators for other relevant generation services and energy products in the market. The all-in price reflects PHB Hagler Bailly's estimate of the total market price that generators will recover in PJM-East, PJM West and PJM Central. The all-in price results of the study are summarized in Figures S-3, S-4, and S-5.


                                   FIGURE S-3
                    PJM-EAST ESTIMATED ALL-IN PRICE FORECAST


                              [PERFORMANCE CHART]


------------------------------ PHB Hagler Bailly -------------------------------
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--------------------------------------------------------------------------------



                                   FIGURE S-4
                  PJM-CENTRAL ESTIMATED ALL-IN PRICE FORECAST

                              [PERFORMANCE CHART]




                                   FIGURE S-5
                    PJM-WEST ESTIMATED ALL-IN PRICE FORECAST

                              [PERFORMANCE CHART]












-------------------------------PHB Hagler Bailly--------------------------------
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                            EXECUTIVE SUMMARY -- S-8
-------------------------------------------------------------------------------
S.5  CONCLUSIONS

Power markets throughout the United States are presently undergoing fundamental change. Market structures are changing to support the introduction of a more competitive environment in the power generation industry. Power pools are being replaced by independent system operators (ISOs) with both system operations and market operations functions. Through the creation of the new market institutions, participants intend to create efficient power markets where buyers and sellers of generation services will be able to transact business with greater speed.

In this new environment the nature of electricity pricing, and consequently revenue generation, is shifting away from administered regulation and toward market mechanisms driven by competition. The expected increase in price volatility and related risks associated with these new markets presents both tremendous upside and downside potential for certain generators. In response to these changes, many vertically integrated utilities are re-examining their business model and adjusting their generation asset portfolios. A select group of these utilities have adopted a diverse approach in assembling generation asset portfolios that take advantage of market opportunities. These portfolios are being assembled through utility mergers, new construction, and through the acquisition of assets divested from producers partially or completely exiting the generation business. These portfolios, like the REMA portfolio, offer decreased risk, as they portray fuel and unit diversity.




------------------------------ PHB Hagler Bailly-------------------------------
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                                   CHAPTER 1
                                  INTRODUCTION

1.1  BACKGROUND

PHB Hagler Bailly, Inc. (PHB Hagler Bailly) was retained by Chase Securities Inc. to provide an Independent Market Expert Report to assess future prices for electric energy and capacity in the Pennsylvania, New Jersey, and Maryland (PJM) market in support of the financing of Reliant Energy Mid-Atlantic Power Holdings, LLC's (REMA) generating facilities. This document presents the results of PHB Hagler Bailly's analysis.

1.2  FACILITIES DESCRIPTION

The generating facilities total over 4,200 MW (average annual rating) of generation in the PJM-East, PJM-Central, and PJM-West transmission areas. This generation includes approximately 2,400 MW of steam energy (88% of the steam generation is coal-powered, the remaining 12% has dual fuel capability), 1,580 MW of combustion turbines (73% of the generation have dual fuel capabilities, i.e., No. 2 fuel oil and natural gas, while the remaining 23% are powered by distillate fuel, i.e., No. 2 fuel oil), 23 MW of diesels, and 47 MW of hydro generation.

1.3  STRUCTURE OF THE REPORT

This document describes the anticipated market structures as well as our approach to constructing forward-price forecasts for generation services. The document is organized as follows:

- Chapter 2 describes the structure of the markets in PJM

- Chapter 3 presents our approach to developing forward-price forecasts for generation services

- Chapter 4 discusses the development of assumptions and data to describe the PJM marketplace

- Chapter 5 presents market price forecasts for the Base Case and two sensitivity cases

- Appendix A supplements the fuel forecast presentation in Chapter 4 with further details concerning regional coal pricing trends


------------------------------ PHB Hagler Bailly -------------------------------
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                               INTRODUCTION -- 1-2
--------------------------------------------------------------------------------


-    Appendix B details regional energy transfer capabilities

- Appendix C illustrates the projected position of the REMA portfolio in the regional market dispatch curve












































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                                   CHAPTER 2

                             PJM MARKET STRUCTURES


2.1  INTRODUCTION

The PJM power pool was the first centrally dispatched power pool in the United States and is one of the largest power pools in the world, with over 220 million MWh of annual electricity sales. PJM operates the largest centrally dispatched control area in the United States, which covers all or part of the states of Pennsylvania, New Jersey, Maryland, Delaware, Virginia and the District of Columbia.

The Federal Energy Regulatory Commission (FERC) in its Open Access Rule(1) ordered public utilities that are members of tight power pools(2) such as PJM to file an open access transmission tariff and to open membership in the pool on a non-discriminatory basis. In response to FERC Order 888, the members of the PJM power pool developed a restructuring proposal and a pool-wide open-access tariff. This restructuring proposal created an Independent System Operator (ISO) to operate the regional bulk power system, maintain system reliability, administer specified electricity markets, and facilitate open access to the regional transmission system under the PJM tariff. The PJM electricity market uses market pricing for various generation services, thereby facilitating the development of a competitive bid price wholesale electricity market.

PJM Interconnection, LLC (PJM-ISO) was certified as an ISO by FERC on November 25, 1997, and the ISO began operations on April 1, 1998. The PJM-ISO's stated objectives are to ensure reliability of the bulk power transmission system and to facilitate an open, competitive wholesale electricity market. To achieve these objectives, the PJM-ISO manages the PJM open access transmission tariff (the first power pool open access tariff approved by FERC).

The PJM-ISO also operates the PJM interchange energy market, which is the region's spot market (power exchange, or PX) for wholesale electricity. The PJM-ISO also provides ancillary services for its transmission customers and performs transmission planning for the region. The energy market was initiated on April 1, 1997, and locational marginal pricing (LMP) took effect on April 1, 1998. The PJM-ISO's capacity credit market was launched on October 15, 1998, and in 1999 the PJM-ISO introduced market-based prices for energy and certain ancillary services and established a market for fixed transmission rights
(FTRs).

----------------

(1)  Order No. 888, FERC Stats. & Regs. 31,036 at 31,726-27.

(2) A "tight power pool" is formed by a group of utilities who dedicate their generating and transmission resources for economic dispatch. Usually in tight power pools costs and revenues are divided among the members after the fact and no one pool member is responsible for the procurement of individual power supply.


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2.2       THE PJM MARKET

The PJM-ISO wholesale market structure includes the following markets for the services of generators:

--   spot energy market

--   energy imbalance and operating reserves market

--   FTR auction

--   capacity credit market

Load-serving entities (LSEs) have obligations to provide or acquire installed capacity, regulation, and operating reserves. In addition to spot market purchases, bilateral transactions are also allowed in PJM. While bilateral transactions are not subject to the market-clearing prices, they are subject to the same charges for transmission congestion included in the market-clearing prices.

Generators are compensated for providing energy and ancillary services through the PJM PX as follows:

--   LMPs are determined based on the applicable energy bids

-- generators providing regulation services receive a payment that is computed based on a formula intended to reflect the opportunity costs of being available for regulation service rather than energy supply

-- energy imbalance and operating reserves are compensated according to bids submitted to the PX

--   other ancillary services are compensated based on cost

-- any shortfall payments continue to be determined based on the difference between total revenue and total revenue requirement (as reflected in the three-part bid)

2.2.1     THE SPOT ENERGY MARKET

The PJM-ISO manages the regional spot energy market. The closing time for submitting bids to the PJM-ISO energy markets is noon for the following day (for example, noon on Tuesday for bids on energy to be generated on Wednesday). A bid to supply generation consists of an incremental energy bid curve composed of three parts: start-up costs, no load costs and operating costs. For each generation level, the bid curve represents the minimum price a bidder is willing to accept to be dispatched at that generation level. The bid curve is specified by up to 10 price-quantity pairs. The same curve is used for all 24 hours of dispatch. As of October 1, 1999, the PJM-ISO now publishes historical bids for the PJM market six months after-the-fact for steam, combustion turbine, and hydro generators.

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In the past, bids into the market were capped at cost. Thus, generators bidding into the spot market were forced to cap their energy bid at the marginal operating cost of producing energy, which would generally consist of fuel costs plus variable operation and maintenance costs. The start-up cost bid was capped at the costs, mostly fuel costs, incurred to bring a generator on-line. The no load cost bid, also mostly fuel costs, was capped at the costs incurred to maintain a generator at minimum load after it has been started and synchronized with the system. Any shortfall between the revenue requirement of the generator and the revenue received through the market was compensated through a make whole payment.

On April 1, 1999 the spot market replaced its cost-based pricing system with a market-based pricing approach. Generators continue to provide 3-part bids, but these bids are not necessarily capped at cost. While bids are no longer capped at cost, they are subject to a $1000/MWh ceiling cap. The PJM PX bidding rules allow generators to submit different energy bids for each hour, and generators can submit a new set of bids daily. However, a generator's start-up and no-load bids, once submitted, remain in effect for six months at a time. The PJM-ISO uses these bids and technical plant data to determine on a day-ahead basis which generators it will schedule, and for each of those generators, the amount, if any, of energy, and ancillary services, each will supply at various times during the next day.

The PJM-ISO also uses the energy bids to determine in real time the LMPs for each point of energy injection/withdrawal on the system for each hour. LMPs reflect the costs associated with the out-of-order dispatch due to transmission congestion. Congestion occurs when the transmission system becomes constrained, and some generating capacity is dispatched while other generating capacity with lower bids is not dispatched. The result is that the market-clearing prices may differ from location to location. LMPs are quoted in dollars per megawatt-hour ($/MWh) and are based on bids for generation, actual loads, scheduled bilateral transactions, and transmission congestion. The PJM-ISO constructs a commitment schedule based upon day-ahead bids. Real-time dispatch is conducted by the PJM-ISO by sending price signals to those generators on the margin. These marginal generators then respond by ramping up or ramping down. The PJM-ISO can also command units to change their output. Settlement prices are calculated after the fact, based on the actual dispatch data.

2.2.2  THE ENERGY IMBALANCE AND OPERATING RESERVES MARKET

In addition to energy, generators can bid to supply certain ancillary services. These services include energy imbalance and operating reserves. The energy imbalance market supplies energy to compensate for any mismatch between scheduled delivery and actual loads that have occurred over an hour. The operating reserves market provides capacity scheduled to be available for specified periods of an operating day to ensure the reliable system operation. The PJM-ISO defines three categories of operating reserves: spinning reserves, primary (or ten-minute reserves), and thirty-minute reserves. Spinning reserves are provided from the unloaded capacity of generating units, which are currently on-line and synchronized with the grid. The PJM-ISO currently requires approximately 1,100 MW of spinning reserves; an amount that provides for


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the sudden contingency loss of the largest generating unit operating on the system. Primary and thirty-minute reserves are provided by units on-line and synchronized, but these reserves may also be provided by quick start units. The PJM-ISO requirement for primary reserves is approximately 1,700 MW (including 1,100 MW of spinning reserves), and the requirement for thirty-minute reserves is approximated based on an amount equal to 10% of the forecasted daily peak load.

2.2.3  FIXED TRANSMISSION RIGHTS

Fixed transmission rights (FTRs) allow generators, LSEs, and others to hedge the costs associated with transmission congestion. An FTR has a financial analogue (transmission congestion credit) which is a financial right entitling holders of FTRs to a share of the congestion charges associated with the difference in prices from a point of power injection to a point of delivery. When one obtains an FTR, one also acquires a transmission congestion credit, which may be used to offset the costs of transmission congestion. FTRs are obtained through two means: by subscription to network service, where FTRs are assigned to the load based upon the location of the capacity resource and the load, or through the purchase of firm point-to-point transmission service. The PJM-ISO began facilitating the auction of FTRs on April 15, 1999.

FTRs are available to all PJM firm transmission service customers (network integration service or firm point-to-point service), since these customers pay through embedded costs for the PJM transmission system. The purpose of FTRs is to protect firm transmission service customers from increased cost due to transmission congestion when their energy deliveries are consistent with their firm reservations. Essentially, FTRs are financial instruments that entitle firm transaction customers to rebates of congestion charges paid by the firm transmission service customers. They do not represent a right for physical delivery of power. The holder of the FTR is not required to deliver energy in order to receive a congestion credit. If a constraint exists on the transmission system, the holders of FTRs receive a credit based on the FTR MW reservation and the LMP difference between point of delivery and point of receipt. This credit is paid to the holder regardless of who delivered energy or the amount delivered across the path designated in the FTR.

FTRs can be acquired in four ways:

-- NETWORK INTEGRATION SERVICE. Network service FTRs are designated along paths from specific generation resource(s) to the customer's aggregated load. The network service customer has the option to request FTRs for all or any portion of its generation resources. A network service customer's total FTR designation to a zone cannot exceed the customer's total network load in that zone. Network service customers make FTR requests and modifications through an Internet computer application called eCapacity.

-- FIRM POINT-TO-POINT SERVICE. The PJM Office of the Interconnection (OI) allocates FTRs to firm point-to-point service customers for approved service requests. The point of


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      receipt is either a generation resource within the PJM control area or the interconnection point with the sending control area. The point of delivery is the set of load buses designated in Open Access Same-time Information System (OASIS) or the point of interconnection with the receiving control area. The duration of the FTR is the same as for the associated service request. Point-to-point FTRs may be requested with the transmission reservation, as an option

-- FTR AUCTION. The PJM-ISO conducts a monthly process of selling and buying FTRs through an auction. The FTR auction offers for sale any residual transmission entitlement that is available after network and long-term point-to-point transmission service FTRs are awarded. The auction also allows market participants an opportunity to sell FTRs that they are currently holding. Market participants offer to sell or request to buy FTRs through an Internet computer application called eFTR. In addition, when an existing FTR is sold in the auction, it is actually surrendered to the PJM-ISO which issues it to the third party buyer. The PJM-ISO conducts separate auctions for on-peak and off-peak periods (class) each month. FTRs awarded in the on-peak auction are valid for hours ending 0800 to 2300 on weekdays. FTRs awarded in the off-peak auction are valid for hours ending 2400 to 0700 on weekdays and for all hours on weekends and PJM holidays

-- SECONDARY MARKET. The FTR secondary market is a bilateral trading system that facilitates trading of existing FTRs directly between PJM Members through an eFTR transaction

The hourly dollar value of an FTR is based on the FTR MW reservation and the difference between LMPs at the point of delivery and the point of receipt designated in the FTR. Therefore, it is important to note that an FTR can provide financial benefit, but it can also be a financial liability resulting in additional charges to the holder.

-- It is a benefit when the path designated in the FTR is in the same direction as the congested flow. (The LMP at the point of delivery is higher than the LMP at the point of receipt)

-- An FTR can be a liability when the designated path is in the direction opposite to the congested flow. (The LMP at the point of receipt is higher than the LMP at the point of delivery.) However, if the holder were to actually deliver energy along the designated path, he would receive a congestion credit that would offset the FTR charge

2.2.4 THE CAPACITY CREDIT MARKET

To ensure that sufficient capacity is available in the market to meet reliability standards, the PJM-ISO requires LSEs to own or contract with the owner of generation capacity to cover both their peak demand and reserve margin.

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An LSE's installed capacity obligation is determined two years in advance by the PJM-ISO based on forecast conditions. This obligation remains in place and is known as the "planned-for" obligation. The "planned-for" obligation is then adjusted for actual conditions. This adjusted obligation is known as the "accounted-for" obligation. Capacity acquired in the capacity credit market also satisfies the "accounted-for" obligation.

The amount of capacity each generator can supply is determined by a twelve-month rolling average availability, calculated two months in advance of the period for which the capacity is supplied. Availability statistics are kept by the PJM-ISO. These statistics are averaged over the past twelve months and applied to the "planned-for" obligation two months hence.

External resources may be designed as resources to meet the capacity requirement. These resources, however, must: (1) be rated upon the extent to which they improve the ability of the PJM pool to obtain emergency assistance from other control areas and (2) be made available to the PJM-ISO for scheduling and dispatch. Should the resource not be made available to the PJM-ISO, it adversely affects the resource's availability rating.

If an LSE fails to meet its capacity requirement, a penalty is assessed.

The PJM capacity credit market allows market participants to buy and sell capacity credits through a process that establishes a market-clearing price. The PJM capacity credit market consists of both the daily and monthly market. Each installed capacity market has a single market-clearing price for each day the market is in operation.

     DAILY MARKET OPERATION

The daily market is a day-ahead market. Currently, a mandatory aspect to the day-ahead market is in effect. If a participant does not submit enough buy bids or sell offers to cover his projected deficient or excess position, the PJM-ISO will submit a mandatory buy bid or sell offer to cover the projected deficient or excess amount. Mandatory buy bids will be submitted at a price equal to the prevailing capacity deficiency rate.

Buy bids or sell offers are accepted between 7:00 a.m. and 10:00 a.m. on the day the market is run. The PJM-ISO strives to clear the market and post market results by 12:00 p.m. on the day the market is run.

The daily market is conducted based on the estimated position of a participant for the market day at 10:05 a.m. on the day the market is run. If a participant has a deficient position, the PJM-ISO will only accept buy bids up to the deficiency amount. If a participant has an excess position, the PJM-ISO will only accept sell offers up to the excess amount. Buy bids or sell offers are accepted into the daily market in order of time submitted.


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     MONTHLY MARKET OPERATION

The capacity credit market currently operates both monthly and multi-monthly markets. These monthly markets are voluntary, and participants may submit buy bids and sell offers in the same market. There are currently two multi-monthly markets, a seven-month and a twelve-month.

Similar to the daily market, buy bids and sell offers are accepted between 7:00 a.m. and 10:00 a.m. on the day the market accepts bids. The PMJ-ISO strives to clear the market and post market results by 12:00 p.m. on the same day. On three scheduled days each month, monthly market bids are accepted for the three respective succeeding months. Multi-monthly market bids are accepted on a scheduled day approximately four months prior to the beginning of the multi-monthly period.


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                                   CHAPTER 3
                      APPROACH TO MARKET PRICE FORECASTING

3.1  INTRODUCTION

This chapter discusses PHB Hagler Bailly's approach to forecasting forward prices for the services of generation units. The first section discusses the issues faced while forming these forecasts, namely the distinction between capacity and energy markets and the evolution of market structures. The second section describes the relationship between energy markets and compensation for capacity and the implications for forecasting forward prices. The third section summarizes the methodology used for estimating market prices for electricity in this analysis.

3.2  ISSUES IN FORECASTING MARKET PRICES

For price forecasts to be relevant, one must consider the institutions that define the market. Some electricity markets, such as England and Wales, allow a separate pricing mechanism to encourage and compensate generating capacity in the market. Other markets, such as Australia and New Zealand, are energy-only markets in which the market does not separately pay generators for their installed capacity.(1) Theoretically, an energy-only market will lead to economically efficient capacity levels in the long run, as long as spot prices are allowed to rise to levels that clear the market, no matter how high those prices must be. Thus, the average energy price should rise to a level sufficient to cover the costs of new capacity in an energy-only market, even if there is not a separate capacity adder administered by the market operator.

The structure of all U.S. electric power markets is in a state of flux. New forms of market organization have been adopted in areas such as California and the Northeast and are proposed for the Midwest. These structures continue to evolve as the electric power markets develop and move through the transition period from regulated monopolies to fully functioning competitive markets. Indeed, competitive market structures may continue to change even after a market is considered mature, as is occurring in England and Wales.

Some of the basic economic principles concerning price forecasts are independent of the market structure. Regardless of the pricing mechanisms that are adopted for ensuring sufficient capacity reserves (e.g., capacity market, energy-only market), the markets will reflect, through one

-------------------
(1) Forms of energy-only pricing systems also may include payments for spinning and operating reserves. However, payments for ancillary services are differentiated from capacity reserve payments for purposes of this discussion.



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mechanism or another, the need for price signals to induce the construction of new generating capacity.

Current market structures and new designs can best be judged against a sense of what the market structure eventually will look like. Although no region in the United States has a fully mature market today, there is an emerging consensus on what a competitively restructured electricity industry should look like. Principle facets of the market include:

-- formation of an entity to operate transmission and coordinate schedules that is independent of any generation owner or market participant, either through an ISO or a TRANSCO

-- formation of a power exchange with, at a minimum, an hourly spot market

-- some form of "congestion pricing" for transmission constrained areas

In addition, a competitive market would allow effective competition among generators, resulting in efficient outcomes unhindered by the exercise of market power. Most production-cost models are consistent with these facets of a competitive market, or can be modified from a traditional structure to consider the "end-state" of competition.

For purposes of this study, the markets under examination have been modeled based on two separate end-state markets. However, the latest information available concerning the rules and procedures, both in place and announced by the governing market institutions, has been considered in the analysis.

3.3  RELATIONSHIP BETWEEN ENERGY MARKETS AND COMPENSATION FOR CAPACITY

The United States is currently experimenting with markets that have fixed reserve margin requirements coupled with capacity markets and those that implicitly price capacity through high on-peak energy prices, ancillary service prices, and bilateral option contracts. It is not clear which model will eventually become more widespread. Nevertheless, in both types of markets, new generating capacity will be developed based on the revenue streams determined through competition. While the type of market in place in a given region will determine the composition of the revenue streams and will affect the mix and timing of new generating units, the financial return on new facilities is likely to be similar in both types of markets as generators seek to cover their total going-forward costs.

In power markets, such as PJM, New York, or New England, where load-serving entities are required to maintain a minimum generating capacity reserve level, the capacity obligation creates a market between those that are short on their capacity obligation and those that have surplus capacity. In a competitive market, potential suppliers compete to provide this capacity. Markets

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have been developed to support the provision of this capacity, typically in the form of monthly or annual payments to generators, to compensate them for being available to produce when required. The capacity price essentially is the payment needed to keep the marginal capacity required for reliability purposes in the market. In such markets, generators cover their total going-forward costs through a combination of revenue from the energy, capacity, and ancillary service markets.

Recent development of market structures devoid of capacity payments (e.g., the California-ISO) have forced generators to recover all of their going-forward costs, both fixed and variable, from the energy and ancillary services markets and through reliability payments [e.g., reliability must run (RMR) contracts in California]. Competition will continue to produce energy prices approaching the short-run marginal cost in those periods where there is ample capacity available (such as off-peak periods). However, as markets tighten (i.e., as capacity surpluses diminish), particularly in peak demand periods, the hourly price of energy may reflect a scarcity value that is in excess of the short-run marginal costs of even the most expensive peaking units. This scarcity value is necessary to allow marginal units to recover their going-forward costs in a market without capacity payments.

The terms "compensation for capacity" and "energy price" as used in this report reflect the prices needed by the marginal units to recover their fixed and variable costs. These prices together form the all-in price. Compensation for capacity and energy prices are somewhat inversely related; as one rises the other falls, so that the all-in price remains relatively in balance.

PHB Hagler Bailly forecasts two price streams:

1. energy based on a production-cost model with price set to marginal cost in each hour

2. compensation for capacity, which represents the additional margin necessary to keep an economic amount of capacity in the market

Compensation for capacity may take many forms. Payments could be in the form of a capacity price arising from a capacity market, a regulated payment fee, bilateral contracts, payments by the ISO for ancillary services, or in the form of energy prices above the marginal cost of the price-setting plant. Regardless of the form, compensation for capacity will be set to retain an amount of generation capability available in the market. Ultimately, the sum of the compensation for capacity and the market price for energy will reflect what customers are willing to pay for reliability.

3.4  APPROACH TO MARKET PRICE FORECASTING

Projecting forward prices (and generation product sales) requires PHB Hagler Bailly to consider not only price formation in the market, but also the issues of market entry and exit. Figure 3-1 provides a graphical view of PHB Hagler Bailly's process for producing forward-price forecasts.


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                                   FIGURE 3.1
       APPROACH TO DEVELOPING COMPENSATION FOR CAPACITY AND ENERGY PRICES

                                  [FLOW CHART]



The process begins with a definition of the characteristics of the market, including the electric generating units currently in operation, their production efficiencies (including heat rate curves), a projection of plant additions (based, in part, on announcements and, in part, on an equilibrium evaluation of market price signals and new investments), consumer demand and load, and generation fuel prices.

Thus, this process develops prices based on a dynamic examination of market entry and exit (including retirement) decisions made by the supply-side players in the market. The following sections will briefly discuss PHB Hagler Bailly's approach to each of these steps.

3.4.1     MARKET CHARACTERISTICS

The first step includes a detailed examination of the nature and parameters of the market and the generation assets that participate in that market. PHB Hagler Bailly uses a variety of data sources and methods to characterize the market. These include:

-- Published data identifying the generating units, consumer demand and load, and production capacities of existing plants

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--   Fuel price forecasts

-- Planned additions, which are developed based on announced plans of developers (tracked in the PHB Hagler Bailly IPP Database) and utilities (contained in planning council reports), weighted by PHB Hagler Bailly's assessment of how much capacity will actually be built in the early stages of the analysis time horizon. Capacity additions subsequent to 2002 are tested in the entry and exit logic as discussed below

-- Retirements of nuclear plants. PHB Hagler Bailly reviews the experience of nuclear power plant operators (tracked in the PHB Hagler Bailly Operating Plant Experience Code Database) to identify the plants most likely to be retired before the end of their operating licenses (and to estimate potential retirement dates)

3.4.2     PREDICTING ENERGY PRICES AND DISPATCH

PHB Hagler Bailly uses a detailed chronological production-cost model to simulate energy price formation in the market area of interest. The results of the dispatch analysis for the REMA facilities are shown in Appendix C.

From the energy price analysis, PHB Hagler Bailly determines the energy margin (price minus variable cost) attributable to each generating unit in the market. These margins, along with estimates of "going-forward costs" (fixed costs, such as fixed operation and maintenance (FO&M), property taxes, employee benefits, and incremental capital expenditures), are used in the Capacity Market Simulation Model to predict the additional margins related to the provision of capacity.

3.4.3     PREDICTING PRICES RELATED TO CAPACITY: THE CAPACITY MARKET SIMULATION
          MODEL

Compensation for capacity is a mechanism for supporting an appropriate amount of generating capability in the system. There are two reasons for including a measure of the compensation for capacity or shortage payment in a forward-price analysis. First, if generators bid their short-run marginal costs into an energy market, only inframarginal plants (those below the marginal price) earn a contribution toward their going-forward costs. Secondly, some of the baseload and cycling plants that are not at the top of the supply curve but have high going-forward costs may not earn a sufficient operating margin from the energy market alone to cover all of those costs.

PHB Hagler Bailly predicts a value for compensation of capacity using the Capacity Market Simulation Model. This model presumes that the market will retain a sufficient amount of capacity to meet economic reliability targets. In other words, PHB Hagler Bailly simulates a capacity market consisting of a supply curve and a demand curve for reliability (or capacity) services. PHB Hagler Bailly assumes that the organized capacity market is a competitive market, and that the market-clearing price for capacity is determined by the intersection of the supply and

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demand curves. The supply and demand curves are derived for each year in the simulation time horizon.

The supply curve is calculated from the going-forward cost of each generating unit. The net of going-forward costs and energy market margins, expressed on a per-kilowatt basis, represent the minimum amount a generating unit needs to go forward. Ranking these net costs in ascending order produces a supply curve for capacity.

Next, the demand curve is estimated. The demand curve is estimated by representing the capacity associated with a target reliability level. The demand curve is a vertical line derived using a target reserve margin or target level of installed capacity.

Finally, the intersection of the demand curve and the supply curve represents the capacity payment that the market would support in that year. The capacity price forecast is the capacity payment derived for each year of the study period. An example supply and demand curve for a hypothetical year is shown in Figure 3-2.


                                   FIGURE 3-2
                        EXAMPLE SUPPLY AND DEMAND CURVE
                                  [LINE GRAPH]

                             [Plot points to come]


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3.4.4     MARKET ENTRY AND EXIT

In accessing the feasibility and timing of new capacity additions, as well as the exit of uneconomic existing capacity, PHB Hagler Bailly's proprietary modeling approach serves two purposes:

-- First, it identifies generating units that are not able to recover their going-forward costs in the energy and capacity market and are, therefore, at risk of abandoning the market

-- Second, it provides a rational method for ascertaining the amount, timing, and type of capacity additions

Capacity additions through 2002 are based on known, planned additions. Thereafter, PHB Hagler Bailly's approach uses a financial model to assess the decision to add new capacity and to retire existing capacity. The approach to plant additions is based on a set of generic plant characteristics, financing assumptions, and economic parameters. This "add/retire" analysis is an iterative process performed simultaneously with the development of the energy price forecast and the projected compensation for capacity.

The methodology assesses the feasibility of annual capacity additions based on a Discounted Cash Flow (DCF) model using net energy revenues determined in the production-cost simulations and compensation for capacity determined from the Capacity Market Simulation approach. For each increment of new capacity, a "Go" or a "No Go" decision is made based on whether the entrant would experience sufficient returns (developed in the DCF model) to merit entry. In addition, economic retirement decisions are made at each step in the iterative process based on the scientific financial and operating characteristics of the existing plant.

The iterative process begins with the addition of new capacity when needed. A production-cost run is executed to determine energy prices, dispatch, and operating costs. The Capacity Market Simulation is then performed. Financial results for the energy and capacity markets are combined in the DCF model to determine whether the new unit is a "Go" or a "No Go." If the new unit is a "Go," another new unit is added in that year, and the process repeated. This occurs until the next new unit returns a "No Go." Should the analysis show a "No Go," the unit is removed (e.g., not added).

Annual retirements are determined after new units are added for that year. A financial analysis of each unit is performed beginning in 2002, based on the results of the energy and capacity markets. If the operating profit for an existing unit is negative for any five-year consecutive period, it is retired at the end of the third year of consecutive operating losses. Thus, if a unit loses money for two years, is profitable over the third year, and then loses money for two more years, the unit is maintained online.

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If units are retired, the iterative process begins again with the addition of new capacity. In this way, the introduction of new units influences the retirement of existing units, and the retirement of existing units enable the introduction of new units. The iteration generally stops with new generators earning a small increment above their cost of debt and equity. The addition of one or more new unit(s) then pushes many of the previous additions into losses. This process is repeated chronologically through the end of the analysis for each year continuing to show a financial deficiency after the most recent new unit addition. This approach reflects a game theoretic concept of market equilibrium.

3.4.5  VOLATILITY ANALYSIS

The standard method for valuing specific electric generating units uses discounted cash flows constructed from production-cost models. Simulating regional electricity operations, production-cost models weigh the fundamental drivers of market supply and demand, with detailed attention to supply. By aiming at cost, production-cost models can potentially miss the true target, price. Production-cost models may underestimate the volatility of electricity prices. This is illustrated by a comparison of historical prices from the spot market (Figure 3-3) with forecast prices from a production-cost model (Figure 3-4). Note that both the means and the variations of prices from the production-cost model are lower than the actual market for the same time period.

                                   FIGURE 3-3
                     PJM HOURLY ENERGY PRICES, SUMMER 1999



                          [GRAPH PLOT POINTS TO COME]




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                                   FIGURE 3-4
          PJM HOURLY ENERGY PRICES, PRODUCTION-COST MODEL, SUMMER 1999



                          [GRAPH PLOT POINTS TO COME]



Electric generating units can respond to volatility in electricity prices by increasing output (and revenues) when market conditions are favorable and decreasing output (and costs) when market conditions are unfavorable. The consequence is that valuation methods based on production-cost modeling tend to underestimate the value of cycling (i.e., midmerit) and peaking electric generating units.

     A SIMPLE ONE-HOUR EXAMPLE

To demonstrate why analyses based on conventional production-cost model simulations may not capture the effects of price volatility, PHB Hagler Bailly presents the following simplified example of a power system dispatched for a single hour.

In a competitive electricity market, a number of key variables determine the price of electricity, all of which involve varying degrees of uncertainty, including:

--  electricity demand
--  fuel prices
--  generating unit forced outages
--  transmission forced outages
--  water availability (in systems with hydropower)
--  suboptimal dispatch decisions by the system operator
-- bidding behavior (i.e., the generator submits a bid which departs from marginal cost)

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However, analyses done with conventional production-cost models only represent generator-forced outages as random variables. Among the other random variables, hourly demand has one of the largest impacts on price uncertainty and hour-to-hour volatility. Conventional production-cost models typically represent hourly demand as a certain, known quantity, as illustrated in Figure 3-5a. A more realistic representation is that demand is a random variable drawn from a continuous probability distribution. To make the calculations transparent in this example, PHB Hagler Bailly will approximate the continuous distribution of demand with the discrete distribution shown in Figure 3-5b.

PRODUCTION-COST MODEL SIMULATION RESULTS. Based on the representation of expected demand, shown in Figure 3-5a, and the target generator's cost curves, a conventional production-cost model will simulate the system hourly dispatch as shown in Figure 3-6.

                                   FIGURE 3-5
               TWO DIFFERENT APPROACHES TO MODELING HOURLY DEMAND

       [Bar Chart Figure 3-5a]                   [Bar Chart Figure 3-5b]



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                                   FIGURE 3-6
       DISPATCH RESULTS SIMULATED BY A CONVENTIONAL PRODUCTION-COST MODEL


     Production cost model assumes demand is certain


                                  [FLOW CHART]



                               ----------------------------------------------
                               *Assumes target unit production cost = $20/MWh


In this example, the Hourly System Marginal Price is $20.50/MWh, at which price the target generating unit runs at full output because its marginal cost at that output is only $20.00/MWh. Thus, the unit is projected to earn an operating profit of $100 in that hour. Because the inputs to the model are expected values, the outputs, including the candidate unit's revenues, are assumed to also be expected values. This is not necessarily true, as is discussed below.

REAL WORLD RESULTS. Now, consider what actually happens in the real world when demand uncertainty manifests itself. Recall that Figure 3-5b reflects the distribution of probable demand. When this is combined with the target generating unit's cost characteristics, yields the results shown in Table 3-1. Because the operator has the flexibility to adjust the output of the plant to avoid losses and capture margins, the expected value of the margin is greater than the result captured in the production-cost model.


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                                   TABLE 3-1
                 POSSIBLE TARGET GENERATING UNIT PROFIT LEVELS

                          System                  Target Generating Unit
                         Marginal   -------------------------------------------
                Demand    Price      Sales  Average Cost  Profit Margin  Profit
  Likelihood     (MW)   ($ per MWh)  (MWh)  ($ per MWh)    ($ per MWh)    ($)
-------------------------------------------------------------------------------
     10%        28,000    $19.50        0      $20.00        ($0.25)        $0
-------------------------------------------------------------------------------
     20%        29,000    $20.00      200      $20.00         $0.00         $0
-------------------------------------------------------------------------------
     40%        30,000    $20.50      200      $20.00         $0.50       $100
-------------------------------------------------------------------------------
     20%        31,000    $21.00      200      $20.00         $1.00       $200
-------------------------------------------------------------------------------
     10%        32,000    $21.50      200      $20.00         $1.50       $300
-------------------------------------------------------------------------------
Expected Value  30,000    $20.50                                          $110
-------------------------------------------------------------------------------
Production-
Cost Result     30,000    $20.50      200      $20.00         $0.50       $100
-------------------------------------------------------------------------------

Examining Table 3-1 provides insight into the volatility analysis. If load in the area is 28,000 MW, the resulting market-clearing price is $19.50 per MWh. The margin for the plant at that load level is negative (the costs are greater than the revenue), so the plant operator would not operate the plant if that were the result. At 29,000 MW of load, the price is $20.00 per MWh. At this load level, the price is established by the bid submitted by this plant, and the plant is dispatched to its full load. However, it makes no money -- its revenues are exactly equal to its costs. But at higher load levels, the generation unit makes money, and will be started and ramped to full load.

The conventional production-cost model assumes that the load is certain and, hence, the resulting prices are certain. Since prices are, in reality, uncertain, the production-cost model misses the flexibility the generation unit may have to respond to prices as they are revealed. This flexibility provides tangible value that is in excess of the value calculated by the production-cost model. In this simple example, the value of the plant is 10% greater than that estimated by the production-cost model.

Note that this increase in value depends on two conditions. First, the plant must have the ability to respond to prices. The greater the flexibility, the greater the potential value the plant can extract by adjusting its operating strategy to take advantage of favorable prices while minimizing the losses from unfavorable prices. Second, the plant must be subject to price volatility that actually causes it to alter its operating strategy. A plant that is either so low-cost or so high-cost that it never would adjust its operating strategy has no option value, or may have a negative option value (as compared to the fundamental model). It is only by adjusting its operating strategy that a plant will accrue value from price volatility. Hence, a plant that sets the price


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(is "at the money") will have higher volatility value than a plant with similar flexibility, but which has lower or higher operating costs.

A key feature of electricity markets, currently and in the future, is volatility in prices. This volatility stems most directly from the fact that electricity has to be produced in real time with few storage opportunities. In fact, electricity is among the most volatile commodities traded in the world. To ignore price volatility is to ignore one of the most important aspects of the wholesale electricity markets.

     ESTIMATING THE VOLATILITY COMPONENT

PHB Hagler Bailly has developed a proprietary market valuation process, MVP(SM), to estimate the value of electric generation units based on the level of prices and their volatility. As shown in Figure 3-7, MVP(SM) is a two-step process. The first step is to characterize the volatility in prices, while the second step examines how the generation unit responds to those prices and derives value from operational decisions.

                                   FIGURE 3-7
             PHB HAGLER BAILLY'S MARKET VALUATION PROCESS (MVP(SM))

                                  [FLOW CHART]

          Characterize              Examine How             MVP
       Electric and Fuel    +    Generator Responds   =     Value
       Price Volatility           to Price Outcomes


                                      Simulate
          Assumptions                Market with            DCF
          and Market        +        Production       =   - Value
        Characteristics              Cost Model           ---------


                                                          MVP Value
                                                        Incremental to
                                                         DCF Analysis


Note that MVP(SM) does not replace the use of a production-cost model. The production-cost model provides insights into the fundamental drivers (such as fuel prices, demand, entry, and exit) that a volatility analysis cannot address. MVP(SM) integrates the two approaches to create a better estimate of the value of a generating unit by accounting for both volatility effects and changes in the fundamental drivers of electricity prices.

MVP(SM) uses a real option approach to value electric generating capacity, and thereby captures the value of price volatility. An electric generating unit can be viewed as a strip of European call


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options on the spread between electricity prices and the variable cost of production (which is largely fuel). Unlike most option analyses, however, a generation unit does not have perfect flexibility to adjust to the price-cost spread. A generation unit may have costs that must be incurred to start up, as well as constraints on its operation that may limit its ability to capture margins when the spread is positive (price is greater than variable cost) or avoid losses when the spread is negative (variable cost is greater than price). Hence, the second step of MVP(SM) focuses on the ability of a generation unit to capture margins, given its cost structure and constraints on operation.

The steps to the approach are as follows:

-- The volatility in electric and fuel prices is first characterized. PHB Hagler Bailly characterizes volatility by estimating a stochastic process that describes not only the uncertainty in price, but also likely sequences (evolution) of prices. Stochastic processes are estimated from historical data on wholesale spot electricity and fuel markets. Observed volatilities from forward-price data, or estimated volatilities from option price data, are used when available

-- Annual average price levels of the stochastic processes are indexed to fuel price assumptions and production-cost price projections for energy and capacity

-- The natural gas and electricity price processes are simulated for the time horizon of interest. The generating units of interest are dispatched against these fuel and electricity price processes. The result is a calculation of annual net revenues

Different generating units have different capabilities of responding to electricity and fuel price volatility. Thus, the same price patterns for electricity and fuel may yield different option values for different generating units, depending on the operating costs and characteristics of the generating units. Those generating units with the greatest flexibility to respond to different market prices and that often set energy prices will have the highest option values, while those plants that never set energy prices have little or no ability to respond and will have virtually no option value.


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                                   CHAPTER 4

                                  ASSUMPTIONS


4.1  INTRODUCTION

This chapter describes the key assumptions used in the development of the annual energy and capacity market price forecasts for the NPCC/MAAC markets. Based on the assumptions below, PHB Hagler Bailly simulates the hourly market-clearing price of energy using MULTISYM(1), a production-costing framework that allows the characterization of multiple pricing areas within larger transmission regions. Each major generating unit within a transmission area is represented individually in the MULTISYM production-costing model using unit-specific cost and operating characteristics. The MULTISYM model is used to perform an hour-by-hour chronological simulation of the commitment and dispatch of generation resources. As discussed in Chapter 3, the output of this model is then used in PHB Hagler Bailly's Capacity Market Simulation Model to develop the annual capacity contribution.

4.2  GENERAL ASSUMPTIONS

Below are the general assumptions utilized in this study:

-- the hourly market clearing price of energy was developed using MULTISYM, a production-cost model that allows the characterization of multiple transmission areas

--  the analysis has been prepared in real 1999 dollars

--  a study period 2000 through 2020 was used

4.3  PRICING AREAS

Transmission areas for the NPCC and MAAC regions are defined as follows:

--  NYPP-East

--  NYPP-West

--  NYPP-In-City

--  NYPP-Long Island

--  PJM-East


---------
(1)  MULTISYM is a product developed by Henwood Energy Services, Inc. (HESI).


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--  PJM-Central
--  PJM-West
--  NEPOOL-South East
--  NEPOOL-Maine
--  NEPOOL-West
--  Ontario Hydro
--  Hydro Quebec
--  New Brunswick/Nova Scotia

4.4  FUEL PRICES

All fuel types were analyzed on either a regional (natural gas and oil) or plant location (coal) basis in order to capture pricing variations among major delivery points. The forecast prices for each fuel include the cost of transportation to the power plant site. The fuel issues are further discussed in a separate report, under separate cover. The nuclear fuel price is estimated as $5.70 per MWh.(2)

4.4.1     NATURAL GAS

The primary inputs into the analysis were forecasts from the Energy Information Administration (EIA), the Gas Research Institute (GRI), The WEFA Group (WEFA), and Standard and Poor's (S&P)(3.) These widely used sources present a broad perspective on the potential changes in commodity fuel markets. Each forecast was equally weighted in an effort to arrive at an unbiased consensus projection of fuel prices (see Table 4-1). This forecast is currently being updated as of the date of this report. The updated forecast will likely result in higher short-term gas prices than these set-forth herein. This updated forecast would provide upside for the REMA facilities.




------------------
(2) Nuclear power plants are relatively inflexible in terms of ramping, thus they are typically operated as "must-run" units. These units almost never set the market price of electricity (i.e., they are rarely the marginal unit) and, if they do set the market price, it is in those few hours where there is surplus energy available at times of minimum load. In those hours when there is surplus energy, prices are effectively depressed to zero to allow the inflexible plants to stay on-line.

(3) The source forecast are as follows: 1999 Annual Energy Outlook, EIA; 1999 Baseline Projection; GRI; 1998 Natural Gas Outlook, WEFA; Standard & Poor's World Energy Service U.S. Outlook, Fall-Winter 1998-1999.



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                                   TABLE 4-1
             HENRY HUB NATURAL GAS PROJECTION (REAL 1999 $/MMBtu)


                    2000      2005      2010      2015      2020
EIA                 2.46      2.76      2.95      3.07      3.14
GRI                 1.99      1.90      2.06      2.23      N/A
WEFA                2.20      2.21      2.33      2.46      2.59
S&P                 2.11      2.28      2.46      2.61      2.81
Consensus           2.19      2.28      2.45      2.59      2.85

The Henry Hub forecast is used as a basis for projecting regional market center prices. The Henry Hub forecast plus the basis differential to a particular region equals the commodity component of each region's natural gas forecast.
The Henry Hub forecast was adjusted based on historical (1994-1998) spot price differentials and projected changes in these differentials for some regions. Projections of changes in basis differentials are based on increased deliverability in some areas resulting from new pipeline construction.
Table 4-2 presents the NPCC/MAAC reference hub assignments used in the analysis.

                                   TABLE 4-2
              REFERENCE HUB ASSIGNMENTS FOR DIFFERENTIAL ANALYSIS


    REGION                      REFERENCE HUB                   GRI REGION
PJM East              NY Citygate                             Middle Atlantic
PJM West              Pittsburgh Citygate                     Middle Atlantic
PJM Central           Average of PJM East and PJM West        Middle Atlantic
New York-East(1)      NY Citygate                             Middle Atlantic
New York-West         Average of Waddington and Buffalo, NY   Middle Atlantic
NEPOOL(2)             Boston Citygate                         New England
Canada                Niagara Spot                            New England


(1)  Includes In-City and Long Island transmission areas.
(2)  Comprised on Maine, Southeast, and West transmission areas.

The transportation cost associated with each forecast is equal to the regional average distribution costs paid by electricity generators. These costs, provided by GRI, are expected to decline slightly, in real terms, over the forecast horizon.

Some merchants baseload combined cycle plants will be located on the interstate pipeline system and will not be subject to Local Distribution Company (LDC) charges. In a deregulated industry,



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most new capacity will be sited so as to minimize costs. As a result, it is likely that gas-fired generation will seek to avoid these charges in order to increase price competitiveness in the market. Therefore, it is assumed that new plants will be sited to take advantage of direct connections to interstate pipeline systems.

Some baseload gas-fired plants, however, may incur fixed costs in the range of $8-$10/kW-year to ensure firm natural gas supplies. The EIA projects that as industry restructuring increasingly puts pressure on generators to reduce costs, generating stations will rely on interruptible deliveries and will ensure fuel supplies by using oil as a backup fuel.(4) The total delivered price for natural gas in each of the market regions is presented in Table 4-3.

                                   TABLE 4-3
            NPCC/MAAC DELIVERED NATURAL GAS PRICE (1999 $/MMBtu)(1)

                                                                                    AVERAGE ANNUAL
PRICING AREA                     2000        2005      2010      2015      2020       GROWTH RATE
---------------------------------------------------------------------------------------------------
PJM East                          2.81        2.87      2.99      3.06      3.31         0.82%
PJM West                          2.72        2.79      2.91      3.00      3.25         0.89%
PJM Central                       2.77        2.83      2.95      3.03      3.28         0.85%
New York-East(2)                  2.81        2.87      2.99      3.06      3.31         0.82%
New York-West                     2.65        2.73      2.86      2.95      3.20         0.94%
NEPOOL(3)                         2.90        2.98      3.07      3.03      3.28         0.62%
Canada                            2.51        2.63      2.77      2.82      3.07         1.02%

(1) New units will not incur the LDC charges. Based on the prices set forth in Table 4-1.

(2) Includes In-City and Long Island transmission areas.

(3) Comprised of Maine, Southeast, and West transmission areas.

4.4.2 FUEL OIL

The fuel oil forecast methodology is described below for No. 2 Fuel Oil and No. 6 Fuel Oil. Prices are developed based on a consensus of crude oil by major forecasters as presented in Table 4-4.(5) These widely used sources present a broad perspective on the potential changes in commodity fuel markets. Each forecast was equally weighted in an effort to arrive at an unbiased consensus projection of fuel prices.

-----------------------

(4) EIA, Challenges of Electric Power Industry Restructuring for Fuel Suppliers, September 1998, p. 65.

(5) The source forecasts are as follows: EIA 1999 Annual Energy Outlook; Standard & Poor's World Energy Service U.S. Outlook, Fall-Winter 1998-1999; 1999 Baseline Projection, GRI; 1998 Natural Gas Outlook, WEFA.

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                                   TABLE 4-4
                  CRUDE OIL PRICE PROJECTION (REAL 1999 $/BBL)
--------------------------------------------------------------------------------
                                                                 AVERAGE
                                                                 ANNUAL
               2000      2005      2010      2015      2020    GROWTH RATE
--------------------------------------------------------------------------------
EIA            14.37     19.81     21.92     22.54     23.38      2.46%
GRI            17.90     17.90     17.90     17.90      NA        0.00%
WEFA           18.80     19.59     20.32     21.11     20.14      0.34%
S&P            14.02     16.92     19.32     20.99     23.50      2.62%
CONSENSUS      16.27     18.55     19.87     20.64     22.34      1.60%
--------------------------------------------------------------------------------


     NO. 2 FUEL OIL

Prices for No. 2 Fuel Oil were derived from EIA data on historical delivered-to-utility prices for the period 1995 through 1998, on a regional basis. Each region in the analysis was assigned to a reference terminal. Table 4-5 details the terminal assignment for each of the regions in this analysis.


                                   TABLE 4-5
                       REFERENCE TERMINAL ASSIGNMENTS FOR
                            NO. 2 FUEL OIL ANALYSIS
                ------------------------------------------------
                    REGION           REFERENCE TERMINAL
                ------------------------------------------------
                 PJM East                 Baltimore
                 PJM West                 Pittsburgh
                 PJM Central    Average of PJM East and PJM West
                 New York-East(1)          New York
                 New York-West             New York
                 NEPOOL(2)                 New York
                 Canada                    New York
                ------------------------------------------------
                 (1) Includes In-City and Long Island transmission areas.

                 (2)  Comprised of Maine, Southeast, and West
                      transmission areas.



This methodology captures both the commodity and transportation components of delivered costs. Differentials between the delivered cost of No. 2 Fuel Oil and historical crude oil costs for each month during the historical period were developed. Projections were developed using the





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consensus crude oil price forecast and the average differential for each North
American Electric Reliability Council (NERC) region or part of a region showing different patterns of historical price relationships. The final delivered price for No. 2 fuel oil in each of the market regions is listed in Table 4-6.


                                   TABLE 4-6
          NPCC/MAAC DELIVERED NO. 2 FUEL OIL PRICE (REAL 1999 $/MMBtu)
--------------------------------------------------------------------------------------
                                                                       AVERAGE ANNUAL
PRICING AREA        2000      2005      2010      2015      2020        GROWTH RATE
--------------------------------------------------------------------------------------
PJM East            3.87      4.28      4.57      4.74      4.98           1.27%
PJM West            3.84      4.25      4.54      4.72      4.95           1.30%
PJM Central         3.82      4.24      4.53      4.70      4.93           1.28%
New York-East(1)    4.52      4.96      5.26      5.43      5.68           1.15%
New York-West       4.52      4.96      5.26      5.43      5.68           1.15%
NEPOOL(2)           3.88      4.31      4.61      4.79      5.03           1.31%
Canada              3.88      4.31      4.61      4.79      5.03           1.31%
(1)  Includes In-City and Long Island transmission areas.
(2)  Comprised of Maine, Southeast, and West transmission areas.


     NO. 6 FUEL OIL

Prices for No. 6 Fuel Oil were derived using a similar methodology that was employed for No. 2 Fuel Oil prices. Because residual oil is so thinly traded, it is difficult to identify significant regional price premiums. As a result, commodity prices for all regions were based on 1% sulfur residual oil at New York Harbor.

The transportation costs for each region are based on an analysis of historic New York Harbor prices and delivered residual oil at electric generating stations. Average historical differentials for the period 1995 through 1998 were used with consensus crude oil projections to develop delivered No. 6 Fuel Oil price projections. The final delivered price for No. 6 Fuel Oil in each of the market regions is listed in Table 4-7.

Over time, the demand for No. 6 Fuel Oil is projected to decrease, putting downward pressure on the price of No. 6 Fuel Oil, as compared to the price of crude oil. The price differential between crude oil and No. 6 Fuel Oil is, therefore, projected to decline during the forecast period. The ratio between the price of No. 6 Fuel Oil and the price of crude oil is projected to decline at a rate of 0.4% per year.

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                                   TABLE 4-7
NPCC/MAAC DELIVERED NO. 6 FUEL OIL PRICE (real 1999 $/MMBtu)

                                                                  Average Annual
Pricing Area       2000      2005      2010      2015      2020     Growth Rate
--------------------------------------------------------------------------------

PJM East           2.52      2.73      2.86      2.91      2.99       0.86%
PJM West           2.43      2.64      2.77      2.82      2.90       0.89%
PJM Central        2.41      2.62      2.75      2.80      2.88       0.89%
New York-East(1)   2.97      3.18      3.31      3.36      3.44       1.10%
New York-West      2.97      3.18      3.31      3.36      3.44       1.10%
NEPOOL(2)          2.45      2.66      2.79      2.84      2.92       0.88%
Canada             2.38      2.59      2.72      2.77      2.85       0.91%
--------------------------------------------------------------------------------
(1) Includes In-City and Long Island transmission areas.
(2) Comprised of Maine, Southeast, and West transmission areas.


4.4.3  COAL

Forecasts for marginal delivered coal prices, Nox and SO(2) allowance prices were prepared by PHB Hagler Bailly. PHB Hagler Bailly developed a base case forecast of annual average marginal delivered coal prices for the period 2000 through 2020 on a unit-by-unit basis for electric generators in each region.

In cost-based electric dispatch modeling, the marginal variable cost of production is expected to determine dispatch order and the wholesale market price of electricity. For this reason, PHB Hagler Bailly has provided marginal delivered coal costs. These costs reflect PHB Hagler Bailly's projection of a particular unit's marginal coal selection and market pricing for that coal, as well as the cost of transportation for such marginal purchases. If a particular unit purchases some higher-cost coal under long-term contracts, the unit's average cost of coal acquisition will be different from its marginal coal acquisition cost. It is expected that the cost of higher-priced, contract coal will not be reflected in dispatch pricing or in market prices for electricity.

Delivered coal prices were projected in two components: (1) coal costs at the mine (on a FOB(6) basis) and (2) transportation costs. Because individual units within a plant sometimes burn different coals, coal selection and delivered pricing were developed on a unit-by-unit basis.

Coal selection for individual units reflects differing requirements for compliance with emissions regulations over time, as well as economics. The use of scrubbers, requirements to comply with ______________________________

(6) "Free on Board," indicating that the price includes the costs of loading coal onto a train, truck, or barge.


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Phase I and/or Phase II of the Clean Air Act Amendments of 1990 (CAAA), and
requirements for compliance with New Source Performance Standards (NSPS) and State Implementation Plan (SIP) limits were considered, along with the variable costs of different methods of CAAA compliance. While a unit's historical coal selection was an important factor in the projections, substitutions of coal types were projected for several units over time as delivered price economics (including allowance prices) are expected to change.

FOB mine costs were projected with consideration of productivity increases and supply and demand economics for different coal types in an integrated market analysis. The coal price forecast is conservative in that only approximately one-half of total historical factor productivity improvements are reflected in projected price decreases. Projected productivity gains and competition in supply drove projections of real price decreases for some coals. For other coals, supply limitations were projected to offset productivity gains and to keep prices flat or minimize price decreases over time. Various quality coals are expected to be related to other coals in the same supply region based on energy content and sulfur content (through projected allowance prices).

Projected transportation costs are based on available delivery options at each plant for the coal types selected for each unit. Transportation modes included rail, barge, truck, and mine-mouth plant transportation. The cost of rail transportation in different regions of the country was projected to change differently over time, and the costs of different transportation modes were projected separately. Particular units' projected total transportation costs were calculated as the sum of these separately escalated components.

In addition, potential future changes in transportation options were considered. In some cases, for example, PHB Hagler Bailly projected the addition of rail or vessel receiving capability. Potential future rail regulatory relief was also projected for some plants without access to competitive transportation options.

Regional specific coal discussion are provided in greater detail in Appendix A.

4.5  DEMAND AND ENERGY FORECASTS

Annual demand and energy forecast values are based on the following sources:

-    NPCC - April 1, 1999 NPCC Load, Capacity, Energy, Fuels, and Transmission
     Report

- New York Power Pool - Report of the Member Electric Systems of the New York Power Pool Load and Capacity Data, 1999

-    PJM/MAAC - 1999 MAAC Regional Reliability Council, EIA-411
              - MAAC Annual Electric Control and Planning Area Report, 1999



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                               ASSUMPTIONS -- 4-9
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A synthetic hourly load shape based on five years of actual hourly data (1992 through 1996) was developed by HESI to represent the native load requirements for each of the pricing areas. The annual demand and energy forecast values were applied to the native hourly load requirements to develop the forecasted hourly loads for each year of the analysis.

For New York and PJM, peak load and energy forecasts were taken from the sources cited above for each member utility. These forecasts were extended to 2020 based on a five-year compound average growth rate from 2003 to 2008.

For New England, the peak load and energy forecasts from the sources cited above were used to produce forecasts for the utilities in the three New England transmission areas. The proportion of total New England load was determined for each utility using utility-specific weather normalized 1997 load data from the synthetic load shapes supplied by HESI, with a coincidence factor calculated to allow for variation in the timings of the utility peak loads. Utility specific forecasts were then produced by applying these proportions of the EIA-411 forecast for New England out to 2008. Beyond 2008, a five-year compound average growth rate was used to grow each of the utilities' peak loads and energies based on the last six years of EIA-411 data.

The annual coincident peak demand and energy growth rates for NPCC/MAAC and the regional pricing areas for select years from 2000 and 2020 are displayed in Table 4-8.

                                   TABLE 4-8
                     REGIONAL PEAK DEMAND AND ENERGY GROWTH

                                                                                     AVERAGE
                                                                                     ANNUAL
                                                                                     GROWTH
REGION              CATEGORY        2000       2005      2010      2015      2020     RATE

PJM            Peak Demand (MW)     49,503     53,618    57,997    62,831    68,130    1.61%
               Energy (GWh)        258,859    280,506   303,392   328,324   355,305    1.60%
--------------------------------------------------------------------------------------------
New York       Peak Demand          28,185     29,710    30,962    32,298    33,706    0.90%
               Energy              155,960    165,260   173,248   181,990   191,174    1.02%
--------------------------------------------------------------------------------------------
New England    Peak Demand (MW)     22,855     25,180    27,720    30,513    33,585    1.94%
               Energy (GWh)        120,570    134,996   150,038   166,624   185,045    2.16%
--------------------------------------------------------------------------------------------

4.6       ELECTRICITY IMPORTS

Imports and exports between transmission areas are determined by the model using inputs for transfer capabilities, wheeling rates, and line losses. The wheeling rates between pricing areas in NPCC/MAAC are assumed to be $3/MWh. Wheeling rates within the territories of the PJM-ISO,

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                              ASSUMPTIONS -- 4-10
--------------------------------------------------------------------------------


the NY-ISO, and the NE-ISO are set to $0/MWh. Line losses between all pricing areas are assumed to be 2%. The inputs for transfer capability are shown in Appendix B.

4.7    EXISTING GENERATION UNITS

4.7.1  FOSSIL UNITS

The characteristics for the REMA facilities were provided by Stone & Webster Management Consultants, Inc. (S&W). Each of the remaining existing fossil generating units in the model is characterized using the following parameters:

--  summer and winter net capability
--  average heat-rate curve
--  operating characteristics
    -  minimum capacity
    -  ramp rate
    -  minimum uptime
    -  minimum downtime
--  forced outage rate
--  scheduled maintenance rate
--  variable operation maintenance (VO&M) cost
--  emission costs
--  start fuel

     SUMMER AND WINTER CAPABILITIES

Summer and winter capability values were obtained from the following sources.

--  PJM/MAAC -- 1999 MAAC Regional Reliability Council, EIA-411 Report

-- NPCC -- April 1, 1999 NPCC Load, Capacity, Energy, Fuels, and Transmission Report

-- New York Power Pool -- Report of the Member Electric Systems of the New York Power Pool, Load and Capacity Data, 1999

     HEAT-RATE CURVES FOR FOSSIL UNITS

Full load heat-rate values are based on those reported in the EIA Form EIA-860. This form contains data, including full-load heat-rates, for existing electric generating plants and for new plants scheduled for initial commercial operation within ten years of the filing of the report. Full


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                              ASSUMPTIONS -- 4-11
--------------------------------------------------------------------------------

load heat-rate values were established according to the 1995 Form EIA-860.(7) This is the most recent year the report was published. PHB Hagler Bailly then made adjustments to the heat-rate curves reported in Form EIA-860 based on generic assumptions by unit type.

     OPERATING CHARACTERISTICS

Generating unit operating characteristics (i.e., minimum capacity, ramp rate, minimum uptime, and minimum downtime) were estimated by PHB Hagler Bailly based on typical characteristics by unit type.

     SCHEDULED AND FORCED OUTAGE RATES

The scheduled maintenance outage rates and equivalent forced outage rates for all fossil units were estimated by PHB Hagler Bailly based on historical data for comparable units contained in the GADS database.(8)

     VARIABLE OPERATION AND MAINTENANCE COSTS

Each generating unit's variable operation and maintenance cost is represented by PHB Hagler Bailly's default values. The values used are as follows: $4/MWh for scrubbed steam-coal units, $3/MWh for other steam-coal units, $2/MWh for steam-gas and oil units, $2/MWh for combined cycle units, and $5MWh for peaking units (includes combustion turbine units, internal combustion units, and jet engines).

     SULFUR DIOXIDE EMISSION COSTS

Title IV of the Clean Air Act awarded tradable sulfur dioxide (SO(2)) emission allowances to certain "grandfathered" plants in existence. Each allowance gives the plant owner the right to emit one ton of SO(2) for one year. Congress' intent was to reduce the total number of tons of SO(2) emissions by awarding emission allowances for less SO(2) than a plant had emitted in previous years. These allowances were awarded in two phases: one beginning in 1995, the other in 2000.

In this study, PHB Hagler Bailly assumes that the SO(2) emission costs a generating unit incurs in any future year are determined by the number of tons of SO(2) it emits, after installation of cost-effective control technologies, multiplied by the price of allowances in that year. This resulting cost was added to the variable cost of each generating unit and included in the development of the energy price forecast. Any capital expenditures incurred for abatement

------------------------------
(7) EIA Form EIA-860, 1995.

(8) North American Electricity Reliability Counsel, Generating Availability Data System (GADS), Equipment Availability Report (1994-1998).

------------------------------ PHB Hagler Bailly -------------------------------
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                              ASSUMPTIONS -- 4-12
-------------------------------------------------------------------------------

equipment were included in the generating unit's fixed costs and were included in the capacity market simulation.

PHB Hagler Bailly developed a price forecast for SO(2) allowances, as shown in Table 4-9. Starting with a 1999 value of $200 per ton, PHB Hagler Bailly projects the price of SO(2) emission allowances to increase at a real rate of 6.65% per year between 2000 and 2010, reflecting a market discount consistent with the expected rate of return required to justify holding "banked" SO(2) allowances. By 2010 the real cost of allowances is projected to plateau at $406 per ton (in 1999 dollars), a level determined by the equivalent cost of releasing allowances by installing flue gas desulfurization equipment at existing plants.(9)


                                   TABLE 4-9
                      SO(2) Cost Curves (real 1999 $/ton)

        YEAR                  SO(2)
     -----------              ----
        1999                  $200
        2000                  $213
        2001                  $227
        2002                  $243
        2003                  $259
        2004                  $276
        2005                  $294
        2006                  $314
        2007                  $335
        2008                  $357
        2009                  $381
        2010                  $406
        2011                  $406
     2012 - 2018              $406

DEVELOPMENT OF NOx CONTROL COSTS AND EMISSION RATES

The development of NOx control costs and the creation of a NOx forward-price forecast for this report was conducted by Stratus Consulting. This NOx forward-price forecast is the determination of emission control costs to derive baseline boiler emission rates for NOx emissions accounted for both market effects and the costs to control emissions. The market component was integrated into this analysis by first calculating an expected value of NOx allowances from the NOx forward curve. This value was $4,000/ton. The next step was to apply Stratus' NOx control cost database(10)

-----------

(9) This assumes a continuation of current regulations under the 1990 Clean Air Act Amendments. Proposals are under consideration by the Environmental Protection Agency (EPA) (e.g., controls on fine particulates) that could change these regulations.

(10) The costs of NOx controls are calculated using algorithms adapted from the EPA's Integrated Air Pollution Control System (IAPCS), data from other EPA publications, reports published by the Electric Power Research Institute (EPRI), conference proceedings, and published magazine articles. The NOx control technologies considered are Low Excess Air (LEA), Overfire Air (OFA), Low-NOx Burners (LNB), Low-NOx Burners with Overfire Air/Tangential (LNB/OFA-T), Selective Non-catalytic Reduction (SNCR), and Selective Catalytic Reduction
(SCR). Most of the combustion modification technologies (OFA, LNB, LNB/OFA-T) can be combined with the post-combustion technologies (SNCR, SCR) to provide greater NOx reductions at lower overall cost. In addition, OFA and LNB (LNB+OFA) can be combined. Capital and O&M costs for each control technology are calculated separately and are added together for the combined technologies.


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
                              ASSUMPTIONS -- 4-13
-------------------------------------------------------------------------------

to determine the extent to which NOx controls are installed and the emissions rate. This part of the analysis followed a two-step process:

1. calculate the capital costs and incremental variable costs which have an impact of less than $4,000/ton

2. determine the boiler emission rate associated with the level of technology selected in step 1

Application of this logic assumes that plants will purchase allowances when their marginal cost (not their average cost) of abatement exceeds the expected price of emission allowances. PHB Hagler Bailly assumed that NOx emission costs were equal to the tons of NOx emitted after installation of applicable control technologies, multiplied by the price of allowances represented by the NOx forward-price forecast. This resulting cost was added to the variable cost of each generating unit and included in the development of the energy price forecast. Any capital expenditures incurred were included in the generating unit's fixed costs and in the capacity market simulation.

The price forecast for NOx allowances has been developed through a simulation of NOx market dynamics using existing market data applied to the Regional Economic Model for Air Quality (REMAQ). The regulatory backdrop to development of the NOx forward forecast is air quality regulations on tropospheric ozone. In 1973, EPA promulgated a one-hour standard of 0.125 ppm. Since the one-hour standard has been instituted, most of the eastern seaboard from Washington, DC, to Boston has been in non-attainment. In 1997, EPA instituted a new eight-hour standard of 0.85 ppm. This is significantly more stringent than the 1973 one-hour standard and encompasses non-attainment over a broader landmass -- approximately 75% of the area east of the Mississippi River. The implications of the new standard on NOx emissions from power plants are significant.

NOx emissions have been recognized as the primary contributor to ozone formation. This represents a significant change from the previous twenty-five years of regulatory policy, which focused on the reductions of volatile organic compounds (VOCs) produced primarily by vehicles and industrial processes. Thus, attainment of the ozone standard will primarily be met by reductions in NOx emissions and the utility sector will be a major source of these reductions. Because of the persistence of the ozone non-attainment problem and the recognition of NOx emissions as the primary precursor pollutant, the EPA has recently proposed the State Implementation Plan (SIP) Call. The SIP Call seeks a 70% reduction in NOx emissions from large NOx point sources (i.e., power plants and industrial boilers) over twenty-two states starting in 2003. Despite these large proposed reductions in NOx emissions, modeling of ozone concentrations suggests that approximately 30% of the area east of the Mississippi River will be in non-attainment of the eight-hour ozone standard. In order to avoid strict federal penalties for ozone non-attainment, states will need to obtain further reductions in NOx emissions. This will result in a continuous reduction in the number of allowances that are available, which will maintain price pressure on the cost of NOx allowances beyond 2018.


------------------------------ PHB Hagler Bailly ------------------------------
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
                              ASSUMPTIONS -- 4-14
-------------------------------------------------------------------------------

The forecast for NOx emissions begins at the 1999 market price for summer(11) NOx allowances, which was approximately $3,400/ton (see Table 4-10). The price remains constant through 2002. From 2003 to 2018, Stratus forecast the price of NOx allowances by applying its proprietary general equilibrium model of the NOx market, REMAQ. This model has most recently been applied by the EPA to evaluate the costs of the SIP Call. In addition, the model has been applied for numerous analyses by states, industry groups, and utilities and has been used to develop many peer-reviewed publications. Application of REMAQ provides a price of $4,700/ton for the first summer of SIP Call regulations (2003). The price of NOx allowances drops to $4,475/ton in 2004 and remains below this level through 2018. The SO(2) and NOx price curves for the study period 2000-2018 are illustrated in Figure 4-1.

                                   TABLE 4-10
                       NOx COST CURVES (REAL 1999 $/TON)

                                YEAR          NO(x)
                                ----         ------
                                1999         $3,400
                                2000         $3,400
                                2001         $3,400
                                2002         $3,400
                                2003         $4,700
                                2004         $4,475
                                2005         $4,300
                                2006         $4,160
                                2007         $4,200
                                2008         $4,200
                                2009         $4,200
                                2010         $4,200
                                2011         $4,200
                             2012-2018       $4,280

----------
(11) The summer NO(x) market is defined as May 1 through September 30.


-------------------------------PHB Hagler Bailly-----------------------------
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
                               ASSUMPTIONS -- 4-15
--------------------------------------------------------------------------------


                                   FIGURE 4-1
                          SO(2) AND NO(X) COST CURVES

                              [PERFORMANCE GRAPH]


4.7.2     HYDROELECTRIC UNITS

The hydroelectric plants are consolidated by utility and categorized as peaking or baseload. Similar to the thermal units, the maximum capacity for each unit was taken from the sources cited above for summer and winter capabilities. Monthly energy patterns were developed from the 1993-1998 EIA Forms 759, which contain monthly generation and (for pumped storage units) net in flows.


4.7.3     NUCLEAR UNITS

PHB Hagler Bailly evaluated the operation of nuclear plants in the regions covered by this study on the basis of operating experience and going-forward costs to determine which plants would remain in service.

To conduct the operating experience assessment, PHB Hagler Bailly utilized two proprietary PHB Hagler Bailly databases of nuclear power information: the Nuclear Power Experience (NPE), and the Operating Plant Evaluation Code (OPEC). NPE is a database of all safety-related events that have occurred in the United States. OPEC is a database that tracks the performance of


-------------------------------PHB Hagler Bailly--------------------------------
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
                              ASSUMPTIONS -- 4-16
--------------------------------------------------------------------------------


all United States nuclear units (400 MW or larger), containing approximately 130,000 event records that document over 1,500 unit-years of experience. The operating experience assessment was used to then evaluate the probable shutdown dates of the nuclear units in question.

To evaluate shutdown dates, several major issues were considered. The most important issue was plant competitiveness. Many nuclear stations are viewed as expensive because of the high capital costs for original construction, however, these costs are treated as sunk costs and are not considered in determination of the competitiveness of a station. Sunk capital costs for original construction will not determine a unit's competitive position in the future.

The competitiveness of each unit can be evaluated with two essential variables, level of production and costs. Because nuclear units are typically base loaded and reserve shutdown hours are very low, PHB Hagler Bailly uses capacity factor to measure production. Going-forward costs include three components: operations and maintenance (O&M), capital addition costs, and fuel costs. The capital addition costs do not include the original investment in the plant and only include modifications made to the plant each year. These costs are very difficult to track due to the reporting methods. In recent years, the number of modifications to nuclear power stations has decreased and these costs are relatively low compared to O&M costs. Thus, PHB Hagler Bailly did not consider capital costs in this analysis. Fuel costs are also relatively low and have been predictable and stable over the past decade. Given the greater importance of many of the other major variables, PHB Hagler Bailly did not consider fuel costs as an important factor and did not evaluate them in the analysis.

In addition to the competitiveness of the station, there are a number of other issues that might affect a shutdown date. Politics of the region plays an important part in the premature shutdown of units. Equipment failures and poor overall performance can also cause a utility to shut down a unit before its license expires. As the units age, the amount of investment required to continue operating the unit becomes an important factor. Issues such as locations that assist in voltage regulation, restrictions due to transmission, and restrictions due to environmental regulation must also be considered. PHB Hagler Bailly specifically addressed each of the following for each of the units analyzed:

-- SIZE OF UNIT. Larger units provide more benefit to the utility when the unit is operating and represent a larger investment loss by the utility if the unit is shut down.

-- AGE OF UNIT. Nuclear power plants are licensed for forty years. PHB Hagler
   Bailly has conducted studies showing that generating power stations begin to require life extension costs between thirty and forty years. Thus, the older a station gets, the more it is expected to spend and the less competitive it becomes.

-- NUMBER OF UNITS OPERATED BY UTILITY. If a utility has more than one unit, it has more corporate overhead costs associated with the nuclear power generation allocated to more than one station. In addition, the utility is more likely to be committed to operating its nuclear power generation.


------------------------------ PHB Hagler Bailly ------------------------------
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
                              ASSUMPTIONS -- 4-17
--------------------------------------------------------------------------------


-- PERFORMANCE. Typically the poorer performing units (units that are shut down for extended periods of time or have many forced outages) are viewed as noncompetitive. Even if the unit is able to overcome the existing difficulty causing the shutdown, the perception that the unit is uneconomic is difficult to overcome.

Historical performance as well as recent trends in forced outage rates at each unit were reviewed. Future forced outage rates were forecast for each year, and each unit's scheduled outages during the year were also considered. From this information, and noting that outages are becoming shorter as the industry improves outage planning, the duration of outages for each unit was forecast. For refueling outages, sources included refueling outage schedules, published every six months in Nuclear News for all UNITED STATES. units.

In addition to the operating experience assessment, PHB Hagler Bailly estimated the annual going-forward costs (fixed O&M, property taxes, and annualized incremental capital costs) associated with each unit. For this assessment, Table 4-11 summarizes the nuclear units projected to retire before their forty-year operating lives are completed:

                                   TABLE 4-11
                       NPCC/MAAC NUCLEAR UNIT RETIREMENTS


     UNIT                CAPACITY           RETIREMENT DATE
-----------------------------------------------------------
NEPOOL
Millstone 2                871                 12/31/06
Millstone 3              1,140                 12/31/17
Pilgrim 1                  670                 12/31/07
Vermont Yankee 1           500                 12/31/07

NYPP
Indian Point 2             931                 12/31/04
Indian Point 3             970                 12/31/04
GINNA                      485                 12/31/04
Nine Mile 1                619                 12/31/06
J A Fitzpatrick            820                 12/31/07

PJM
Oyster Creek               619                 12/31/06
Three Mile                 786                 12/31/10



------------------------------ PHB Hagler Bailly ------------------------------
                            Final Report 05/05/2000

                              ASSUMPTIONS -- 4-18
-------------------------------------------------------------------------------

4.8       CAPACITY MARKET SIMULATION MODEL INPUT ASSUMPTIONS

4.8.1     EXISTING UNITS GOING-FORWARD COSTS

PHB Hagler Bailly developed projections of Fixed Operation & Maintenance (FO&M) costs for steam generating units. FO&M costs are intended to include all forward (non-sunk) costs of operating and maintaining plants, except those variable costs, such as fuel costs, which are included in the dispatch cost. Total O&M expenses, excluding fuel expenses, rents, and allowances were obtained from the OPRI(12) Database of FERC Form 1 data. Internal estimates of Variable Operation & Maintenance (VO&M) costs (see Section 4.7.1) were used in conjunction with the data to net the variable portion out of total O&M expenses, generating a value for FO&M for each plant.

Estimates of pension and benefit expenses, based on the number of full-time employees at each station, were also obtained from FERC Form 1 data and added to the FO&M estimate for each plant.

FO&M estimates were developed for broad prime mover, fuel type, and size categories. For example, coal steam plants were grouped together, as were all oil and gas-fired steam plants. Plants in each of these groups were further grouped by size categories. Plants in each resulting grouping were then ranked according to FO&M value.

To account for an expected reduction in FO&M costs over time in a deregulated environment, the cost for the plant at the 25th percentile in each grouping (lower percentiles indicating lower costs) was taken as an appropriate value for the 50th percentile of plants in the same grouping for 2005. Estimates of annual incremental capital expenditures were based on a ten-year national average of capital additions to utility steam generating plants. These estimates were added to the FO&M cost figures to develop a total annual going-forward cost. After 2005, FO&M costs were assumed to decrease at a constant real rate of 3% per year, equivalent to the average rate of worker productivity improvement in the UNITED STATES industrial sector over the past several decades.

Property tax data for each unit was derived by applying an estimated mill levy rate to an assumed market value.

4.8.2     CAPACITY ADDITIONS THROUGH 2002

A critical step in simulating the regional capacity market is to ascertain the number and timing of capacity additions for the near term (2000 to 2002). To this end, PHB Hagler Bailly worked toward the following goals: determining the number and status of greenfield power plants that are currently under development in the regions, determining the average length of time required

----------
(12) OPRI is a division of Resource Data International, Inc.


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
                               ASSUMPTIONS -- 4-19
-------------------------------------------------------------------------------

to construct and operate a new power plant in the regions, and determining the costs associated with constructing and operating a power plant in the regions.

In order to collect and analyze sufficient data to meet these goals, PHB Hagler Bailly completed a number of separate tasks. PHB Hagler Bailly performed a literature search in an effort to identify articles referring to planned power plant development in the regions. Also, PHB Hagler Bailly's experts analyzed PHB Hagler Bailly's IPP Database to determine the number of plants currently under development and/or construction in the regions and also the average length of time required to bring a plant on-line following the announcement of a new project.

As a result of PHB Hagler Bailly's analysis and investigation, a baseline on-line scenario was developed which reflects PHB Hagler Bailly's estimate of the plants that realistically will be constructed in the target region through the year 2002. These are summarized in Table 4-12.

                                   TABLE 4-12
                     NPCC/MAAC BASE CASE CAPACITY ADDITIONS
--------------------------------------------------------------------------------
                                             CAPACITY   UNIT   FUEL
DEVELOPER                                      (MW)     TYPE   TYPE    BASE CASE
--------------------------------------------------------------------------------
NEPOOL
Berkshire Power (Agawam)                     270        CC     NG      4/1/2000
Polsky (Androscoggin)                        150        CT     NG      1/1/2000
EMI/Calpine (Tiverton)                       265        CC     NG      4/1/2000
EMI/Calpine (Rumford)                        265        CC     NG      1/1/2000
Duke Energy (Maine Independence)             520        CC     NG      4/1/2000
PG&E Generating (Millennium)                 360        CC     NG      6/1/2000
Power Dev. Corp/El Paso Energy (Milford)     544        CC     NG      1/1/2001
Calpine (Westbrook)                          540        CC     NG      4/1/2001
PG&E Generating (Lake Road)                  792        CC     NG      4/1/2001
American National Power (Blackstone)         550        CC     NG      6/1/2001
PJM
AES (Red Oak)                                816        CC     NG      6/1/2002
Columbia (Liberty)                           520        CC     NG      1/1/2002
Southern Union (Archbald expansion)           47        CC     NG     12/1/2000
Williams (Hazelton expansion)                190        CC     NG      6/1/2001
PG&E (Mantua Creek)                          800        CC     NG      6/1/2002
AES (Warrior Run)                            180        Coal   Coal    3/1/2000
AES (Ironwood)                               705        CC     NG      6/1/2001

------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                              ASSUMPTIONS -- 4-20
--------------------------------------------------------------------------------

4.8.3     CAPACITY ADDITIONS POST 2002

The validity of capacity additions post 2002 is assessed based on a discounted cash flow (DCF) approach that provides a "Go" or a "No Go" decision for each increment of generic new capacity.

The DCF framework captures the net present value of the various cash flow streams: revenues, including compensation for capacity and energy; and expenses, including fixed and variable O&M, fuel, property taxes, and principal and interest expenses for the new capacity additions. The analysis merges assumptions concerning the general economy, capital markets, tax structures, fixed costs, and depreciation with the operating projections for the potential new capacity in order to capture the gross cash flow from the unit's projected operation.

     GENERIC PLANT CHARACTERISTICS

The starting point for the DCF calculation is the generic unit-specific operating parameters for new combined cycle and combustion turbine units. The generic parameters and assumptions assumed in the model are displayed in Table 4-13. Capital costs are assumed to decrease at 1% per annum (real 1999 $). Table 4-14 indicates the assumed schedule and effect of technology improvement on new unit heat-rates.

--------------------------------------------------------------------------------
                                   TABLE 4-13
             NEW CC AND CT GENERATING CHARACTERISTICS (REAL 1999 $)

--------------------------------------------------------------------------------
                                  NEW YORK
                           (IN CITY AND LONG ISLAND)    NEPOOL, NY, AND MAAC
--------------------------------------------------------------------------------
                           COMBUSTION    COMBINED     COMBUSTION     COMBINED
                             TURBINE       CYCLE        TURBINE        CYCLE
--------------------------------------------------------------------------------
Capital Cost ($/kW)......   $ 390         $  700       $ 345          $  575
Fixed O&M ($/kW-year)....   $7.15         $13.65       $6.00          $11.50
Variable O&M ($/MWh).....   $5.00         $ 2.00       $5.00          $ 2.00
Size (MW)................     345            520         345             520
--------------------------------------------------------------------------------

                                   TABLE 4-14
                   FULL LOAD HEAT-RATE IMPROVEMENT (BTU/KWH)


--------------------------------------------------------------------------------
                 1999-2003     2004-2008     2009-2013    2014-2018     2019+
--------------------------------------------------------------------------------
Combined Cycle..   6,700          6,566        6,435         6,306      6,180
--------------------------------------------------------------------------------
Combustion.....   10,400(W)      10,192(W)     9,988(W)      9,788(W)   9,593(W)
Turbine........   10,700(S)      10,487(S)    10,427(S)     10,070(S)    9871(S)
--------------------------------------------------------------------------------

-------------------------------PHB Hagler Bailly--------------------------------
                             Final Report 05/05/2000

                              ASSUMPTIONS -- 4-21
--------------------------------------------------------------------------------

     OTHER EXPENSES

Information on fixed costs, depreciation and taxes is also developed and incorporated within the DCF analysis to determine the economic viability of the new unit additions. Environmental costs and overhaul expenses are not included, due to expectations that such expenses would be minimal in early years of operation.

-- Property taxes are assumed to be 1% to 2% of the initial capital costs

-- Depreciation of the initial all-in cost of the new additions is based on a standard twenty-year Modified Accelerated Cost Recovery System (MACRS) (150 DB) with mid-year convention

   ECONOMIC AND FINANCIAL ASSUMPTIONS

-- Minimum internal rate of return (IRR) is assumed to be 13.5%

-- Financing assumptions are assumed to be 60% debt, 40% equity for combined cycle units, and 50% debt, 50% equity for combustion turbine units

-- Debt interest rate is assumed to be 9.1%. Debt terms and project lives are twenty years with mortgage-style amortization for combined cycle units and fifteen years for combustion turbine units


------------------------------ PHB Hagler Bailly -----------------------------
                            Final Report 05/05/2000

-----------------------------------------------------------------------------

                                   CHAPTER 5
                             MARKET PRICE FORECASTS

5.1  INTRODUCTION

Using the assumptions presented in Chapter 4, PHB Hagler Bailly developed a "Base Case." This Base Case reflects the results of the MVP(SM) analysis outlined in Chapter 3. It should be recognized that this Base Case will vary to the extent the input assumptions change, and such assumptions should be reviewed with the same rigor as the resulting forecast.

The market price forecast is composed of two price streams: those associated with the system marginal cost of producing in the energy market, and the additional compensation for capacity that must be present in the market (above and beyond the system marginal cost) to ensure that adequate generation capacity is available.(1) This capacity compensation is developed on an average across the region and will apply to each individual unit depending on its unit characteristics. The REMA facilities also have potential additional revenues available through transitional capacity contracts. These revenues are not included in this analysis.

The energy price forecast presents the marginal cost of generating electricity in the PJM electricity market. The additional compensation for capacity needed to maintain a minimum amount of capacity in the market is factored into the all-in market price forecast. Thus, the all-in price is a good representation of the average price needed in the marketplace to maintain equilibrium. It should be noted that the amount of compensation for capacity needed in the market is directly related to the energy price level and the ability of the marginal unit to recover its fixed costs. As energy prices rise and fall, compensation for capacity will also adjust to ensure that the total going-forward costs of the marginal unit are met. As a result of this dynamic equilibrium, the revenues, which form the all-in market price, should be sufficient to support the minimum amount of capacity needed by the system.

Compensation for capacity may take many forms. Payments could be in the form of a capacity price arising from a capacity market, a regulated payment fee, bilateral contracts, payments by the ISO for ancillary services, or in the form of prices above the marginal cost of the price-setting plant. Ultimately, the compensation for capacity will reflect what customers are willing to pay for reliability.

--------------

(1) If additional compensation for capacity were not present in the market, then a substantial portion of the generating capacity necessary to meet peak demand, let alone necessary to maintain an economic level of reserves, would exit the market as these plants would not be able to meet their going-forward costs. Such a forecast is nonsensical; therefore the energy price generated by the model should not be considered without factoring in the value of the assets needed to maintain reliability in the market.


------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                          MARKET PRICE FORECASTS -- 5-2
--------------------------------------------------------------------------------


The PJM wholesale electric market requires Load Serving Entities (LSEs) to directly contract for capacity through the Capacity Credit Market. Similarly, the New York market is developing an installed capacity market. While these mechanisms provide a revenue stream to generators for installed capacity; generators can earn additional revenues by offering services to the ancillary service markets or through bilateral contracts with wholesale customers. Additional revenues can also be extracted from the energy market in the form of prices above the marginal cost of the price-setting plant. The ability of generators to capture such additional payments will depend largely on the flexibility of their operating characteristics, their location within the system, and the continued development and modification of these market mechanisms.

In each year the value of the additional compensation for capacity captured through these market mechanisms' is assumed to be capped at the annual carrying cost of a new combustion turbine. If the additional compensation for capacity were higher than the carrying cost of a new unit, then the new unit would be constructed to displace other higher cost units in the system.

In addition to the Base Case, PHB Hagler Bailly developed two sensitivities to the portfolio as outlined below:

- "Low Fuel Price Case" which tests the sensitivity of the market price forecasts to lower gas and oil prices represented as a $0.50/MMBtu reduction in the 1999 gas and oil forecast with escalation remaining unchanged (coal prices are not changed)

- "Overbuild Case" which tests the sensitivity of the market price forecasts to an exuberance of merchant plant development as well as continued operation of all nuclear plants. In this scenario, an additional 12,447 MW of merchant capacity comes online by 2003 in PJM and NPCC in addition to the 8,147 MW of confirmed new merchant capacity that is reflected in the Base Case

These sensitivities have been developed to portray the impact of changes in critical assumptions, and do not necessarily present a "worst" case scenario.

Section 5.2 describes the current market conditions in PJM. Sections 5.3 and 5.4 present analyses of the market price forecasts for the Base Case and sensitivity cases, respectively. Energy price forecasts were derived for the PJM East, Central, and West markets and an all-in market price forecast is provided utilizing the methodology outlined in Chapter 3 (assuming 100% load factor).

5.2  PJM MARKET CONDITIONS

The REMA facilities, located in the PJM-East, PJM-Central, and PJM-West pricing areas, participate in the PJM wholesale electricity market, which covers the entire MAAC transmission region.


------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                          MARKET PRICE FORECASTS -- 5-3

--------------------------------------------------------------------------------

Figure 5-1 illustrates the load and resource balance for PJM through the end of the study period. Peak demand growth in the PJM market is forecast to grow at an average of approximately 1.6% per year from 2000 through the end of the study period. A required system-wide reserve margin of 18% is assumed through 2001. Subsequent to 2001, the system-wide reserve margin is assumed to be 15% as PHB Hagler Bailly believes the market will mature and the required reserve margins will be lowered.

The existing capacity in PJM is initially sufficient to meet the system reserve requirement.

                                   FIGURE 5-1
                         PJM LOAD AND RESOURCE BALANCE

                              [PERFORMANCE GRAPH]

Source: MAAC EIA 411, 1999 and 1999 MAAC Annual Electric Control and Planning Area Report.

(1) The system reserve margin is assumed to be 18% through 2001. From 2002 through the end of the study period the reserve margin is lowered to 15%.


------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                          MARKET PRICE FORECASTS -- 5-4
-------------------------------------------------------------------------------
The transmission transfer capability between PJM and the surrounding transmission areas is defined in Appendix B. While PJM shares numerous interconnections with surrounding regional markets, transfer capability can be limited under certain operating conditions, reducing total import capabilities into the PJM system.

The relative mix of installed capacity and energy generation between gas/oil, coal, hydro, and nuclear assets in PJM is illustrated in Figures 5-2 and 5-3. As illustrated, the PJM market relies primarily on coal-fired and nuclear baseload generating facilities for the bulk of the electricity produced in the system. This mix results in coal units setting the marginal price in a significant number of hours.

                        [PJM CAPACITY AND ENERGY PIE CHARTS]

                  Figure 5-2                Figure 5-3
                 PJM Capacity               PJM Energy

                Other      5%            Other      1%
                Nuclear   22%            Nuclear   38%
                Hydro      4%            Hydro      2%
                Coal      32%            Coal      45%
                Gas/Oil   37%            Gas/Oil   14%

Source: MAAC EIA 411, 1999.

5.3       BASE CASE ANALYSIS

The market price forecast is developed based on the marginal energy costs and the going-forward costs of the marginal unit on the supply curve, as outlined in Chapter 3.

The marginal energy price forecast presents the marginal cost of generating electricity in the competitive market. The additional compensation for capacity, or implied capacity price, needed to maintain a minimum amount of capacity in the market is factored in to the all-in market price forecast. The all-in price includes revenues needed by the "average" market participants, above the system marginal cost of operating the last unit called on the dispatch curve. Therefore, it represents a price that generators will expect to receive for combined electricity and energy products in the PJM market in the long run. To the extent there are boom and bust cycles, these

------------------------------ PHB Hagler Bailly -----------------------------
                            Final Report 05/05/2000

                          MARKET PRICE FORECASTS -- 5-5
--------------------------------------------------------------------------------

revenues will vary, as demonstrated in the Overbuild Case. It should be noted that the amount of compensation for capacity needed in the market is directly related to the energy price level and the ability of the marginal unit to recover its fixed costs. As energy prices rise and fall, compensation for capacity will also adjust in an opposite direction, based on our methodology, to ensure that the total going-forward costs of the marginal unit are met.

The Base Case implied capacity price for the entire PJM market is represented in Table 5-1. The energy and all-in price forecasts for the PJM-East, PJM-Central, and PJM-West pricing areas for the period 2000 through 2020 are presented in Tables 5-2, 5-3, and 5-4 and graphically represented in Figures 5-4, 5-5, and 5-6.


                                   TABLE 5-1
                PJM BASE CASE IMPLIED CAPACITY PRICE FORECAST(1)


                   IMPLIED CAPACITY PRICE FORECAST ($/KW-yr)
           2000      60.00      2007      47.60      2014      50.40
           2001      59.60      2008      46.70      2015      50.40
           2002      52.60      2009      45.40      2016      49.60
           2003      52.60      2010      46.20      2017      49.50
           2004      52.70      2011      48.20      2018      49.70
           2005      44.80      2012      50.00      2019      49.80
           2006      45.40      2013      49.30      2020      49.80

-----------
(1) Results are expressed in real 1999 dollars.


                                   TABLE 5-2
             PJM-EAST BASE CASE ENERGY AND ALL-IN PRICE FORECAST(1)

         ENERGY PRICE FORECAST ($/MWh)                       ALL-IN PRICE FORECAST ($/MWh)
2000    24.30    2007    24.50    2014    24.50     2000    31.20    2007    29.90    2014    30.30
2001    24.80    2008    24.60    2015    24.50     2001    31.60    2008    30.00    2015    30.30
2002    24.50    2009    25.00    2016    25.00     2002    30.50    2009    30.20    2016    30.60
2003    25.00    2010    25.00    2017    25.40     2003    31.00    2010    30.30    2017    31.10
2004    25.00    2011    24.80    2018    25.80     2004    31.00    2011    30.30    2018    31.40
2005    24.90    2012    24.60    2019    26.00     2005    30.00    2012    30.30    2019    31.60
2006    24.70    2013    24.60    2020    26.10     2006    29.90    2013    30.20    2020    31.80

-----------
(1) Results are expressed in real 1999 dollars.


------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                          MARKET PRICE FORECASTS -- 5-6
--------------------------------------------------------------------------------


                                   TABLE 5-3
           PJM-CENTRAL BASE CASE ENERGY AND ALL-IN PRICE FORECAST(1)

ENERGY PRICE FORECAST ($/MWh)     ALL-IN PRICE FORECAST ($/MWh)
2000      23.90                    2000      30.70
2001      24.30                    2001      31.10
2002      24.10                    2002      30.10
2003      24.60                    2003      30.60
2004      24.60                    2004      30.70
2005      24.50                    2005      29.60
2006      24.40                    2006      29.50
2007      24.20                    2007      29.60
2008      24.50                    2008      29.80
2009      24.80                    2009      30.00
2010      24.80                    2010      30.10
2011      24.80                    2011      30.30
2012      24.50                    2012      30.20
2013      24.50                    2013      30.20
2014      24.50                    2014      30.30
2015      24.50                    2015      30.20
2016      24.90                    2016      30.50
2017      25.20                    2017      30.80
2018      25.50                    2018      31.10
2019      25.70                    2019      31.40
2020      25.90                    2020      31.60

-------
(1) Results are expressed in real 1999 dollars.




                                   TABLE 5-4
             PJM-WEST BASE CASE ENERGY AND ALL-IN PRICE FORECAST(1)

ENERGY PRICE FORECAST ($/MWh)     ALL-IN PRICE FORECAST ($/MWh)
2000      23.41                    2000      30.27
2001      23.88                    2001      30.68
2002      23.62                    2002      29.62
2003      24.15                    2003      30.16
2004      24.22                    2004      30.24
2005      24.08                    2005      29.19
2006      23.93                    2006      29.11
2007      23.74                    2007      29.18
2008      24.01                    2008      29.34
2009      24.39                    2009      29.58
2010      24.41                    2010      29.68
2011      24.33                    2011      29.84
2012      24.10                    2012      29.81
2013      24.14                    2013      29.76
2014      24.10                    2014      29.86
2015      24.04                    2015      29.79
2016      24.44                    2016      30.10
2017      24.76                    2017      30.41
2018      25.08                    2018      30.75
2019      25.28                    2019      30.97
2020      25.49                    2020      31.17

-------
(1) Results are expressed in real 1999 dollars.


A significant drop in the implied capacity price occurs in 2005 due to the assumed retirement of some nuclear units. New combined cycle plants (CCs) assumed to enter into the market in this period have net going-forward costs that are significantly lower than those of the retiring units. Capacity prices also decline overall during this period due to the assumption that generating technology and management will become more efficient, decreasing overall going-forward costs. The new CCs assumed to enter the market beginning in 2000 contribute to a fairly stable energy price and in turn, all-in price.

Appendix C presents a dispatch curve for the REMA facilities.

--------------------------------PHB Hagler Bailly-------------------------------
                            Final Report 05/05/2000

                          MARKET PRICE FORECASTS -- 5-7
-------------------------------------------------------------------------------


                                   FIGURE 5-4
                PJM-EAST ENERGY AND ALL-IN PRICES (REAL 1999 $)



                          [PERFORMANCE GRAPH TO COME]
                             [PLOT POINTS TO COME]














                                   FIGURE 5-5

               PJM-CENTRAL ENERGY AND ALL-IN PRICES (REAL 1999 $)



                          [PERFORMANCE GRAPH TO COME]
                             [PLOT POINTS TO COME]










------------------------------ PHB Hagler Bailly ------------------------------
                            Final Report 05/05/2000

                          MARKET PRICE FORECASTS -- 5-7
-------------------------------------------------------------------------------

                                   FIGURE 5-6
                PJM-WEST ENERGY AND ALL-IN PRICES (REAL 1999 $)



                          [PERFORMANCE GRAPH TO COME]
                             [PLOT POINTS TO COME]





5.4  SENSITIVITY CASES

Two sensitivity cases were developed to assess the impact of major assumption changes on the Base Case market price forecast. The first sensitivity case examined the effect of lower natural gas and oil prices. Since fuel oil and natural gas are the marginal fuels in several of the transmission or pricing areas, the energy price forecast is driven in large part by the forecast price of these fuels. In order to test the sensitivity of the Base Case energy price forecast to changes in the natural gas and fuel oil forecasts the Low Fuel Price Case was developed. This case assumed that natural gas and fuel oil prices would start at a level $0.50/MMBtu lower than the Base Case, but that they would escalate at the same rate as projected for the Base Case. No change was made to the forecast prices of coal.

The second sensitivity case, the Overbuild Case, examined the effect of exuberance in merchant plant development. This case assumed that in addition to the merchant plants identified for the Base case (see Section 4.8.2) several additional merchant plants would come on-line in the near term (2001-2003). Nuclear plant retirements were pushed out to license expiration, and it was assumed that no economic retirements would occur until after 2007. This assumption could be interpreted as the ability of all generators to seek recovery of out-of-the-market costs from other sources (e.g., stranded cost recovery). Table 5-5 displays the incremental merchant plant development assumed for the Overbuild Case.


------------------------------ PHB Hagler Bailly ------------------------------
                            Final Report 05/05/2000

                         MARKET PRICE FORECASTS -- 5-9
--------------------------------------------------------------------------------

                                   TABLE 5-5
             OVERBUILD CASE INCREMENTAL MERCHANT PLANT ASSUMPTIONS
           ------------------------------------------------------------
                                        CAPACITY (MW) ADDITIONS
                                    -----------------------------------
           TRANSMISSION AREA        2001      2002      2003      TOTAL
           ------------------------------------------------------------
           NEPOOL                    0        3,050      665      3,715
           NYPOOL                    0        1,117    2,420      3,537
           PJM                       0        2,095    3,100      5,195
           TOTAL                     0        6,262    6,185     12,447



Table 5-6 presents the implied capacity price forecasts for the Low Fuel Price and Overbuild Cases. Tables 5-7, 5-8, and 5-9 display the estimated energy and all-in price forecasts for the sensitivities for the PJM-East, PJM-Central, and PJM-West pricing areas. Figures 5-7, 5-8, and 5-9 graphically compare the all-in results for the sensitivities to the Base Case.

                                   TABLE 5-6
            PJM SENSITIVITY CASES IMPLIED CAPACITY PRICE FORECASTS(1)
--------------------------------------------------------------------------------
         LOW FUEL ($/kW-yr)                        OVERBUILD ($/kW-yr)
--------------------------------------------------------------------------------
2000  60.00  2007  45.30  2014  50.60      2000  59.00  2007  41.40  2014  49.60
2001  59.60  2008  45.80  2015  49.90      2001  59.10  2008  44.90  2015  49.60
2002  52.60  2009  44.90  2016  48.60      2002  47.20  2009  44.90  2016  49.70
2003  52.70  2010  44.60  2017  48.60      2003  47.00  2010  43.70  2017  49.80
2004  52.70  2011  45.70  2018  47.80      2004  46.70  2011  45.30  2018  49.80
2005  44.90  2012  48.40  2019  48.70      2005  40.10  2012  50.00  2019  49.90
2006  45.00  2013  48.50  2020  49.00      2006  41.40  2013  49.60  2020  49.80

----------
(1) Results are expressed in real 1999 dollars.



The implied capacity price in the Low Fuel Price Case is slightly higher than in the Base Case in the initial years. However, as gas units become the marginal unit in more hours in the model, the implied capacity price becomes less than the Base Case.

The implied capacity price in the Overbuild Case reaches equilibrium in 2012 (approaches the Base Case). This is based on the overbuild shown in Table 5-5. A more dramatic or prolonged overbuild would have a bigger impact on prices and the time it takes to reach equilibrium.




------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                         MARKET PRICE FORECASTS -- 5-10
--------------------------------------------------------------------------------

                                   TABLE 5-7
           PJM-EAST AVERAGE ANNUAL ENERGY & ALL-IN-PRICE FORECASTS(1)


                    LOW FUEL                      OVERBUILD
              ----------------------       -----------------------
               ENERGY         ALL-IN         ENERGY         ALL-IN
               PRICE          PRICE          PRICE          PRICE
              FORECAST       FORECAST       FORECAST       FORECAST
YEAR           ($/MWh)        ($/MWh)        ($/MWh)        ($/MWh)

2000           22.50          29.30          24.30          31.10
2001           22.70          29.50          24.80          31.60
2002           22.30          28.30          23.60          29.00
2003           22.60          28.60          22.30          27.70
2004           22.30          28.30          22.70          28.00
2005           22.00          27.10          23.10          27.60
2006           21.80          27.00          23.50          28.20
2007           21.60          26.80          23.80          28.50
2008           21.80          27.00          24.40          29.50
2009           21.80          26.90          24.70          29.80
2010           21.80          26.90          25.00          30.00
2011           21.70          26.90          24.90          30.00
2012           21.20          26.70          24.50          30.20
2013           21.30          26.80          24.60          30.20
2014           21.00          26.80          24.90          30.50
2015           21.10          26.80          24.70          30.40
2016           21.40          26.90          25.30          30.90
2017           21.70          27.30          25.60          31.30
2018           22.10          27.50          26.00          31.70
2019           22.10          27.70          26.10          31.80
2020           22.10          27.70          26.40          32.10

---------
(1)   Results are expressed in real 1999 dollars.


------------------------------PHB Hagler Bailly --------------------------------
                            Final Report 05/05/2000

                         MARKET PRICE FORECASTS -- 5-11
-------------------------------------------------------------------------------
                                   TABLE 5-8
          PJM-CENTRAL AVERAGE ANNUAL ENERGY & ALL-IN PRICE FORECASTS(1)

                              LOW FUEL                      OVERBUILD
                 -------------------------      ------------------------
                   ENERGY          ALL-IN         ENERGY         ALL-IN
                   PRICE           PRICE          PRICE          PRICE
                  FORECAST        FORECAST       FORECAST       FORECAST
YEAR              ($/MWh)         ($/MWh)         ($/MWh)        ($/MWh)
2000              22.00           28.90           23.90         30.60
2001              22.30           29.10           24.30         31.10
2002              21.90           27.90           23.10         28.50
2003              22.30           28.30           21.90         27.30
2004              22.00           28.00           22.30         27.60
2005              21.70           26.90           22.70         27.20
2006              21.60           26.80           23.10         27.80
2007              21.50           26.70           23.40         28.10
2008              21.70           27.00           24.00         29.10
2009              21.70           26.90           24.30         29.40
2010              21.80           26.90           24.60         29.60
2011              21.70           27.00           24.50         29.60
2012              21.30           26.80           24.10         29.80
2013              21.30           26.90           24.20         29.90
2014              21.10           26.90           24.40         30.10
2015              21.10           26.80           24.40         30.00
2016              21.40           27.00           24.90         30.50
2017              21.60           27.10           25.10         30.80
2018              21.90           27.30           25.60         31.20
2019              22.00           27.50           25.60         31.30
2020              22.00           27.60           26.00         31.70

(1) Results are expressed in real 1999 dollars.


------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                         MARKET PRICE FORECASTS -- 5-12
-----------------------------------------------------------------------------

                                   TABLE 5-9
           PJM-WEST AVERAGE ANNUAL ENERGY & ALL-IN PRICE FORECASTS(1)

                    LOW FUEL            OVERBUILD
               ------------------  ------------------
                ENERGY    ALL-IN    ENERGY    ALL-IN
                PRICE     PRICE     PRICE     PRICE
               FORECAST  FORECAST  FORECAST  FORECAST
YEAR           ($/MWh)   ($/MWh)   ($/MWh)   ($/MWh)
----           --------  --------  --------  --------
2000           21.70     28.50     23.40     30.20
2001           21.90     28.70     23.90     30.60
2002           21.50     27.50     22.70     28.10
2003           21.90     27.90     21.40     26.80
2004           21.60     27.70     21.80     27.10
2005           21.40     26.50     22.20     26.70
2006           21.30     26.40     22.60     27.30
2007           21.20     26.30     22.80     27.50
2008           21.40     26.60     23.40     28.50
2009           21.40     26.50     23.70     28.80
2010           21.50     26.60     24.00     29.00
2011           21.40     26.60     24.00     29.10
2012           21.00     26.50     23.60     29.30
2013           21.00     26.60     23.80     29.40
2014           20.80     26.60     24.00     29.60
2015           20.80     26.50     23.90     29.50
2016           21.10     26.70     24.40     30.00
2017           21.30     26.90     24.60     30.30
2018           21.60     27.10     25.10     30.70
2019           21.70     27.20     25.10     30.70
2020           21.70     27.30     25.40     31.10

------------
(1) Results are expressed in real 1999 dollars.


------------------------------ PHB Hagler Bailly ----------------------------
                            Final Report 05/05/2000

                         MARKET PRICE FORECASTS -- 5-13
--------------------------------------------------------------------------------

                                   FIGURE 5-7
                    PJM-EAST ESTIMATED ALL-IN PRICE FORECAST


                              [PERFORMANCE GRAPH]



                                   FIGURE 5-8
                  PJM-CENTRAL ESTIMATED ALL-IN PRICE FORECAST

                              [PERFORMANCE GRAPH]


------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                         MARKET PRICE FORECASTS -- 5-14
--------------------------------------------------------------------------------

                                   FIGURE 5-9
                    PJM-WEST ESTIMATED ALL-IN PRICE FORECAST


                              [PERFORMANCE GRAPH]


As the figures above demonstrate, the Low Fuel Price Case causes a significant decline in the all-in price throughout the study period. However, this decline is mitigated in part by the fact that coal is the marginal fuel in many hours. The Overbuild Case causes the all-in price to fall in the initial years of the study period and then approaches the Base Case as the model reaches equilibrium. The unit specific revenues reported in the pro forma include the effects of the volatility analysis as outlined in Chapter 3.


------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

--------------------------------------------------------------------------------

                                   APPENDIX A
                     METHODOLOGY FOR COAL PRICE FORECASTING


The following details the methodology used for projecting pricing for Central Appalachian, Northern Appalachian and Pittsburgh seam, and other coals used in the NPCC/MAAC region.

     Central Appalachia. Fieldston Hagler Bailly (Fieldston)(1) projects the use of 1.2-pound and 1.5-pound Central Appalachian coals(2) in MAAC and NPCC-United States, during the forecast period. Both coal types are associated with energy contents of 12,500 Btu per pound, and are both priced on a FOB railcar basis.

Fieldston projects the real price of 1.2-pound coal from this region to remain flat through 2005, and then decline steadily in real terms at a low rate through 2014. The flat price projection in the near- to mid-term is the result of depletion effects offsetting expected productivity gains. However, productivity gains are projected eventually to dominate, leading to a mild downward trend in real prices (less than 1% per year) after 2005.

Similarly, the price of 1.5-pound Central Appalachian coal is projected to remain flat through 2005 and to decline slightly thereafter. The rate of decline from 2005 to 2010 is projected to be somewhat greater than the rate for the 1.2-pound coal (somewhat less than 2% per year in real terms), reflecting the increasing value of sulfur allowances. After 2010, Fieldston projects that these two coals will remain linked through the sulfur allowance price, which is projected to remain flat at 2010 levels (in real terms). This linkage results in a projected real rate of price decline that is slightly larger than the rate for the 1.2-pound coal, but still less than 1% per year.

     Northern Appalachia and Pittsburgh Seam. Fieldston projects the use of mid-sulfur and higher-sulfur coals in MAAC and NPCC-U.S. during the forecast period. For modeling purposes, 2.4-pound, 3.2-pound, and 6-pound coal types of different energy contents were identified. These coal types are priced on a FOB basis, as delivered to trucks or railcars, depending upon the particular type. Relative prices were determined based on sulfur levels, and prices were adjusted to reflect differences in energy content.

--------
(1) Fieldston Hagler Bailly is a wholly owned subsidiary of PHB Hagler Bailly, Inc.

(2) The terms "1.2 pound" and "1.5 pound" coal refer to a particular coal's sulfur content. For example, a coal with a sulfur content corresponding to 1.2 pounds of sulfur dioxide for each MMBtu of energy content is called a "1.2-pound" coal.


------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                  METHODOLOGY FOR COAL PRICE FORECASTING -- A-2
--------------------------------------------------------------------------------

Fieldston expects that productivity gains will drive down prices in mid-sulfur coals, overwhelming any depletion effects. Prices for these coals are projected to decline at a rate of 2% per year in real terms.

Very high sulfur coals primarily serve generating units that are equipped with scrubbers that remove SO(2) from emission streams. These units obtain very little benefit from lower sulfur coals and typically seek to minimize cost with the use of cheap, very high sulfur coals. The analysis projects the price of 6-pound coals to decline at slightly more than 2% per year in real terms, maintaining a relatively fixed differential to 2.5-pound Northern Appalachian coals.

The prices for higher-sulfur coals, identified for modeling purposes as those with a sulfur content of 3.2 pounds per MMBtu, are projected to decline at a faster rate than those for mid-sulfur coals. As CAAA Phase II takes effect in 2000, and afterward, it is expected that prices for higher-sulfur coals will trend downward toward those for very high sulfur, 6-pound coals. Increasingly, three- to four-pound coals are expected to serve the scrubber market as well, causing their sulfur-related price premium to decline in value, approximately equilibrating the price of these coals with the price of 6-pound coals by 2010. The projected result is a relatively steep average price decline for 3.2-pound coals through 2010 -- greater than 3% per year in real terms. Higher production cost sources of these coals may cease production due to this relatively large rate of decline.

     Other. Several other coal types are projected in the NPCC/MAAC region. These include coal from the Powder River Basin (PRB), imports from Colombia, waste coals (both bituminous and anthracite), and petroleum coke (a non-coal solid fuel).

The FOB mine price of PRB coal is projected to increase slightly in real terms to 2000, and then to decline gradually throughout the forecast period. A near-term price increase is expected due to increasing demand as new, lower-cost reserves begin to be exploited. Productivity gains are projected to more than counterbalance growing demand after 2000, resulting in a real price decrease trend of approximately 1% per year.

The prices for imported coal, waste coals, and petroleum coke are expected to remain flat in real terms during the forecast period. This projection reflects the view that inflation-related costs will cause nominal pricing to rise, but underlying productivity gains will not generate real price decreases like the ones projected for other coals.

Transportation costs. All transportation costs were estimated using several publicly available data sources that provide information on electric utility delivered fuel costs and commercial publications providing spot coal market pricing. Transportation cost estimates were developed for plant locations for particular coal types, based on spot coal purchases, to reflect marginal delivered pricing. Transportation costs for coal types not historically used at a particular location were based on industry experience and economic analysis. Projected escalation rates for coal transportation rates are provided below.


------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                 METHODOLOGY FOR COAL PRICE FORECASTING -- A-3
--------------------------------------------------------------------------------


Rail. Rail escalation rates were projected in real dollar terms and differentiated according to origin region.

Coal movements originating in Central Appalachia are projected to remain flat in real terms during to forecast period, as inflation-related cost increases are passed on to shippers. General improvements in productivity are not projected to result in lower rail rates in this region because low-density utilization results in higher railroad costs. Rail lines used to gather coal from various mines are used by carriers at a very low rate, as measured by the number of tons of coal shipped over a mile of track during the course of a year. Operating costs for low-density gathering lines are therefore spread over a small number of shipments, eliminating the possibility that productivity gains could drive reductions in rail rates.


Some coal movements originating in Northern Appalachia are projected to remain flat in real terms, and some are projected to decrease as a result of regulatory activity during the forecast period. For generating units receiving coal over low-density rail routes, no rate decreases are likely for the same reason cited for Central Appalachian gathering lines. Some generating units, however, receive coal shipped over relatively high-density lines, and currently pay rates far in excess of variable costs. It is expected that several such plants will experience greater access to the rate regulatory process than has been the case in the past, and will see substantial cost reductions as rates are lowered, by 2005. After achieving a lower rate level, rates for these units are projected to remain flat in real terms for the remainder of the forecast period, reflecting a return to inflation-related cost increases at the new level.

PRB coal is projected to reach a small number of plants in New York by rail and vessel, via the Great Lakes. Western rail rates are expected to decline in real terms. With continued competition between the Burlington Northern Santa Fe and the Union Pacific, and the construction of the proposed Dakota, Minnesota, and Eastern, rates are projected to decline at 2.5% per year in real terms through 2010. Thereafter, Fieldston projects decreases to continue at a slower rate of 1% per year.

     Vessel and barge. Vessel and barge rates are projected to decline during the forecast period, and average, at a rate of 1% per year in real terms, reflecting improved productivity in competitive markets.

     Truck. Truck rates are projected to decline slowly during the forecast period, at a rate of 0.1% per year in real terms, to reflect small capital improvements in an industry that is already very competitive.



------------------------------PHB Hagler Bailly------------------------------
                            Final Report 05/05/2000

--------------------------------------------------------------------------------
                                   APPENDIX B
                              TRANSFER CAPABILITY

The transmission system is the transportation mechanism that moves power from where it is generated to where it is to be used. There are a number of technical factors that limit the amount of power between utilities, control areas or large regions. While facility ratings are one key element, voltage levels or instability are other considerations that need to be considered in establishing transfer capabilities. In addition, transfers that involve two utilities or control areas will have an impact on the transfer capabilities of neighboring utilities because a portion of that transfer will flow on neighboring utilities' lines. In order to quantify transmission capabilities between NERC regions and major subregions, seasonal analyses are performed that include current operating parameters, load patterns and scheduled transfers to determine regional import and export capabilities.

The transfer capabilities that are shown are non-simultaneous, meaning that for any given transfer at an identified limit, the other transfer limitations shown in the tables are unlikely to be attainable at the same time. Concurrent exports or imports for any particular region may not be technically feasible at the total of the capabilities listed. These values represent the ability of the transmission networks to accommodate the transfer electricity from one area to another area for a single load and generation pattern. Therefore, the actual patterns of demands and generation can result in changes in transfer capabilities on both an hourly and daily basis. These transfer capabilities have been considered as representative of the level of interchange that could occur between the various transmission areas.


-------------------------------PHB Hagler Bailly--------------------------------
                            Final Report 05/05/2000

                           TRANSFER CAPABILITY -- B-2
--------------------------------------------------------------------------------

                                   TABLE B-1
                              TRANSFER CAPABILITY

                                                                  WINTER         SUMMER
                                                                CAPABILITY     CAPABILITY
            FROM                             TO                    (MW)           (MW)
            ----                             --                 ----------     ----------
ECAR                            Ontario Hydro                     2,230          1,680
ECAR                            PJM-Central                         494            494
ECAR                            PJM-West                          2,000          2,000
Hydro Quebec                    NEPOOL-SE                           525          1,800
Hydro Quebec                    Nova Scotia -- New Brunswick      1,050          1,050
Hydro Quebec                    NYPP-West                         1,200          1,200
Hydro Quebec                    Ontario Hydro                     1,391          1,391
NEPOOL-Maine                    NEPOOL-West                       1,200          1,200
NEPOOL-Maine                    Nova Scotia -- New Brunswick         55             55
NEPOOL-SE                       Hydro Quebec                      1,670          1,370
NEPOOL-SE                       NEPOOL-West                       3,600          3,600
NEPOOL-SE                       NYPP-East                           122            191
NEPOOL-West                     NEPOOL-Maine                      1,450          1,450
NEPOOL-West                     NEPOOL-SE                         3,600          3,600
NEPOOL-West                     NYPP-East                           510            802
NEPOOL-West                     NYPP-In-City                        334            525
NEPOOL-West                     NYPP-Long Island                     84            132
Nova Scotia -- New Brunswick    Hydro Quebec                        400            400
Nova Scotia -- New Brunswick    NEPOOL-Maine                        700            700
NYPP-East                       NYPP-In-City                      4,441          4,441
NYPP-East                       NEPOOL-SE                           200            154
NYPP-East                       NEPOOL-West                         925            811
NYPP-East                       NYPP-Long Island                  1,390          1,390
NYPP-East                       NYPP-West                         5,339          5,339
NYPP-East                       PJM-East                          1,784          1,784
NYPP-In-City                    NEPOOL-West                         575            443

------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                           TRANSFER CAPABILITY -- B-3
--------------------------------------------------------------------------------


                               TABLE B-1 (CONT.)
                              TRANSFER CAPABILITY
--------------------------------------------------------------------------------

                                               WINTER                   SUMMER
                                             CAPABILITY               CAPABILITY
FROM                     TO                     (MW)                     (MW)
--------------------------------------------------------------------------------
NYPP-In-City             NYPP-East           4,441                    4,441
NYPP-In-City             PJM-East            2,750                    2,750
NYPP-Long Island         NEPOOL-West           150                      116
NYPP-Long Island         NYPP-East           1,306                    1,306
NYPP-West                Hydro Quebec        1,500                    1,500
NYPP-West                NYPP-East           5,261                    5,261
NYPP-West                Ontario Hydro       1,850                    1,850
NYPP-West                PJM-West              725                      725
Ontario Hydro            ECAR                2,370                    1,830
Ontario Hydro            Hydro Quebec          309                      309
Ontario Hydro            NYPP-West           1,850                    1,850
PJM-Central              ECAR                  400                      400
PJM-Central              PJM-East            8,673                    8,673
PJM-Central              PJM-West            5,254                    5,254
PJM-Central              SERC                1,700                    1,700
PJM-East                 NYPP-East             735                      735
PJM-East                 NYPP-In-City          766                      766
PJM-East                 PJM-Central         6,971                    6,971
PJM-West                 ECAR                2,600                    2,600
PJM-West                 NYPP-West             725                      725
PJM-West                 PJM-Central         5,146                    5,146
SERC                     PJM-Central         1,700                    1,700
--------------------------------------------------------------------------------

-------------------------------PHB Hagler Bailly--------------------------------
                            Final Report 05/05/2000

                                   APPENDIX C
                                DISPATCH CURVES


The dispatch curves below represent our projections of the annual average marginal dispatch cost of the REMA assets for the years 2000 and 2010 as compared to the other generators in the market. These curves portray the diversity of the REMA portfolio.


                       PJM BASE CASE DISPATCH CURVE 2000


                              [PERFORMANCE GRAPH]



--------------------------------PHB Hagler Bailly-------------------------------
                            Final Report 05/05/2000

                             DISPATCH CURVES -- C-2
--------------------------------------------------------------------------------


                       PJM BASE CASE DISPATCH CURVE 2010


                              [PERFORMANCE GRAPH]





--------------------------------PHB Hagler Bailly-------------------------------
                            Final Report 05/05/2000

--------------------------------------------------------------------------------

                                    GLOSSARY

RELEVANT TERMS DEFINITIONS

ANCILLARY SERVICES. Those services that are necessary to support the transmission of capacity and energy from resources to loads, while maintaining the reliable operation of the transmission provider's transmission system in accordance with good utility practice.

AVAILABLE TRANSFER CAPABILITY. The amount of energy above "base case" conditions that can be transferred reliably from one area to another over all transmission facilities without violating any pre- or post-contingency criteria for the facilities in a Control Area under specified system conditions.

DIVESTITURE. Occurs when a corporation separates a portion of its business and assets, such as power plants, transmission facilities, or distribution system, from the existing company. This can occur through a sale, spin-off, or other transfer line of business. Divestiture can occur voluntarily as a business decision driven by the market or by government mandate that a utility sell certain assets to diminish perceived market power.

BILATERAL TRANSACTION. An agreement between two entities (one or both being members of the ISO) for the sale and delivery of a service.

BUS. The point at which transmission lines connect to a substation.

ENERGY IMBALANCE SERVICE. Used to supply energy for mismatch between scheduled delivery and actual loads that have occurred over an hour.

FIRM POINT-TO-POINT TRANSMISSION SERVICE. Transmission service that is reserved and/or scheduled between specified points of receipt and delivery.

FORCED OUTAGE. The failure of equipment (transmission lines or generators) due to unplanned events.

INDEPENDENT SYSTEM OPERATOR (ISO). Generally, an ISO is a voluntarily formed entity that ensures comparable and non-discriminatory access by power suppliers to regional electric transmission systems. As currently envisioned, ISOs would be governed in a manner that renders them "independent" of the commercial interests of power suppliers who also may be owners of transmission facilities in the region. The ISO assumes operational control of the use of transmission facilities, administers a system wide transmission tariff applicable to all market participants, and maintains short-term system reliability.

------------------------------ PHB Hagler Bailly ------------------------------
                            Final Report 05/05/2000

                                 GLOSSARY -- 2
--------------------------------------------------------------------------------


LOAD. Energy demand.

LOAD SERVING ENTITY (LSE). An entity, including a load aggregator or power marketer, serving end-users within a Control Area, that has been granted the authority or has an obligation pursuant to state or local law, regulation or franchise to sell electric energy to end-users located within the Control Area or the duly designated agent of such an entity.

LOCATIONAL MARGINAL PRICE (LMP). The marginal cost of supplying the next increment of electric energy at a specific location bus on the electric power network taking into account both generation marginal cost and the physical aspects of the transmission system (PJM).

LOCATIONAL-BASED MARGINAL PRICE (LBMP). The marginal cost of supplying the next increment of electric energy at a specific location bus on the electric power network taking into account both generation marginal cost and the physical aspects of the transmission system (NY-ISO).

MULTISYM. A product developed by Henwood Energy Services, Inc.

NETWORK INTEGRATION TRANSMISSION SERVICE. Allows a transmission customer to integrate, plan, economically dispatch and regulate its network resources to serve its network load in a manner comparable to that in which the transmission provider utilizes its transmission system to serve its native load customers. Network integration transmission service also may be used by the transmission customer to deliver non-firm energy purchases to its network load without additional charge.

NEW YORK IN-CITY. Generators located in the City of New York.

OPEN ACCESS SAME-TIME INFORMATION SYSTEM. (1) The computer system that is used by transmission providers to exchange transmission service and ancillary service information with transmission customers. The OASIS requirements and standard of conduct were initially defined in FERC Order 889. (2) A computerized information system, developed as an Internet application, that allows LDCs to provide and obtain information needed to schedule transmission services.

OPEN TRANSMISSION ACCESS (OPEN ACCESS). Enables all participants in the wholesale market equal access to transmission service, as long as capacity is available, with the objective of creating a more competitive wholesale power market. The Energy Policy Act of 1992 gave FERC the authority to order utilities to provide transmission access to third parties in the wholesale electricity market.

PANCAKING TRANSMISSION RATES. These result when power crosses more than one transmission system and is subject to two or more tariffs.

POINT-TO-POINT TRANSMISSION SERVICE. The reservation and transmission of capacity and energy on either firm or non-firm basis from the point(s) of receipt to the point(s) of delivery.


------------------------------ PHB Hagler Bailly -------------------------------
                            Final Report 05/05/2000

                                 GLOSSARY -- 3
-------------------------------------------------------------------------------

POWER POOL.    Two or more interconnected electric systems planned and operated to supply power in the most reliable and economical manner for their combined load requirements and maintenance programs.

REGULATION.   The capability of a specific generating unit with appropriate telecommunications, control and response capability to increase or decrease its output in response to a regulating control signal.

RELIABILITY.   The degree to which electric power is made available to those who need it in sufficient quantity and quality to be dependable and safe. The degree of reliability may be measured by the frequency, duration, and magnitude of adverse effects on consumer services.

TEN-MINUTE SPINNING RESERVE. Refers to the kWs of generating capacity of an electric generator that is synchronized to the system, unloaded during all or part of the hour, and capable of providing contingency protection by loading to supply energy immediately on demand, increasing the energy over no more than 10 minutes to the full amount of generating capacity designated.

TEN-MINUTE NON-SPINNING RESERVE. Refers to the kWs of generating capacity that are not synchronized to the system and capable of providing contingency protection by loading to supply energy within ten minutes to the full amount of generating capacity designated.

THIRTY-MINUTE OPERATING RESERVE.   Refers to the kWs of generating capacity
that are capable of providing contingency protection by loading to supply energy within 30 minutes of demand at an output equal to the full amount of generating capacity designated.

TIGHT POWER POOL.   A centrally dispatched power pool formed by a group of
utilities that dedicate their generating and transmission resources for economic dispatch. Usually in tight power pools costs and revenues are divided among the members after the fact and no one pool member is responsible for the procurement of individual power supply.

------------------------------- PHB Hagler Bailly ------------------------------
                            Final Report 05/05/2000

                                 GLOSSARY -- 4
-------------------------------------------------------------------------------

ACRONYMS DEFINITIONS

AEP       American Electric Power Company

AGC       Automatic Generation Control

APS       Allegheny Power System

ATC       Available Transfer Capability

Btu       British Thermal Units

CAAA      Clean Air Act Amendments of 1990

CA-ISO    California Independent System Operator

CC        Combined Cycle Combustion Turbine

CT        Simple Cycle Combustion Turbine

CTC       Competitive Transition Charges

DCF       Discounted Cash Flow

ECAR      East Central Area Reliability Coordination Agreement

EIA       Energy Information Administration

EMO       East Missouri Subregion

EPA       Environmental Protection Agency

EPRI      Electric Power Research Institute

FCITC     First Contingency Incremental Transfer Capabilities

FERC      Federal Energy Regulatory Commission

FOB       Free on Board

FO&M      Fixed Operation & Maintenance

FRCC      Florida Reliability Coordinating Council

FTRs      Fixed Transmission Rights

------------------------------ PHB Hagler Bailly ------------------------------
                            Final Report 05/05/2000

                                 GLOSSARY -- 5
--------------------------------------------------------------------------------

GADS       Generating Availability Data System

GRI        Gas Research Institute

HESI       Henwood Energy Services, Inc.

IAPCS      Integrated Air Pollution Control System

IRR        Internal Rate of Return

ISO        Independent System Operator

kW         Kilowatts

kWh        Kilowatt Hours

LAN        Local Area Network

LBMP       Locational-Based Marginal Pricing

LDC        Local Distribution Company

LEA        Low Excess Air

LMP        Locational Marginal Price

LNB        Low-NOx Burners

LNB/OFA-T  Low-NOx Burners with Overfire Air/Tangential

LOLP       Loss of Load Probability

LSE        Load Serving Entity

MAAC       Mid-Atlantic Area Council

MACRS      Modified Accelerated Cost Recovery System

MISO       Midwest Independent System Operator

MMBtu      Million British Thermal Units

MW         Megawatts

MWh        Megawatt Hours


-------------------------------PHB Hagler Bailly--------------------------------
                            Final Report 05/05/2000

                                 GLOSSARY -- 6
--------------------------------------------------------------------------------

MVP            Market Valuation Process

NEPOOL         New England Power Pool

NERC           North American Electric Reliability Council

NO(x)          Nitrogen Oxide

NPCC           Northeast Power Coordinating Council

NPE            Nuclear Power Experience

NSPS           New Source Performance Standards

NY-ISO         New York Independent System Operator

NYMEX          New York Mercantile Exchange

NYPP           New York Power Pool

OASIS          Open Access Same-Time Information System

OFA            Overfire Air

O&M            Operation and Maintenance

OPEC           Operating Plant Evaluation Code

PJM            Pennsylvania-New Jersey-Maryland Interconnection LLC

PPA            Power Purchase Agreement

PUC            Public Utility Commission

PRB            Powder River Basin

REMAQ          Regional Economic Model for Air Quality

RMR CONTRACTS  Reliability Must-Run contracts

RTO            Regional Transmission Organization

SCIL           South Central Illinois Subregion

SCR            Selective Catalytic Reduction


-------------------------------PHB Hagler Bailly--------------------------------
                            Final Report 05/05/2000

                                  GLOSSARY -- 7
-----------------------------------------------------------------------------

SERC      Southeastern Electric Reliability Council
SIC       Synchronous Interconnect Committee
SIGE      Southern Indiana Gas & Electric
SIP       State Implementation Plan
SNCR      Selective Non-Catalytic Reduction
SO(2)     Sulfur Dioxide
SPP       Southwest Power Pool
S&P       Standard and Poor's
TCC       Transmission Congestion Contracts
TRA       Tennessee Regulatory Authority
TRANSCO   Transmission Company
TVA       Tennessee Valley Authority
TWh       Terrawatt Hours
VACAR     Virginia - Carolinas Region
VOCs      Volatile Organic Compounds
VO&M      Variable Operation & Maintenance
WEFA      The WEFA Group

------------------------------ PHB Hagler Bailly ----------------------------
                            Final Report 05/05/2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $727,850,000

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC

                               OFFER TO EXCHANGE

               $210,000,000                    $297,850,000                    $220,000,000
      8.554% SERIES A EXCHANGE PASS   9.237% SERIES B EXCHANGE PASS   9.681% SERIES C EXCHANGE PASS
      THROUGH CERTIFICATES DUE 2005   THROUGH CERTIFICATES DUE 2017   THROUGH CERTIFICATES DUE 2026
           FOR ALL OUTSTANDING             FOR ALL OUTSTANDING             FOR ALL OUTSTANDING
           8.554% SERIES A PASS            9.237% SERIES B PASS            9.681% SERIES A PASS
      THROUGH CERTIFICATES DUE 2005   THROUGH CERTIFICATES DUE 2017   THROUGH CERTIFICATES DUE 2026

                             ---------------------

                                   PROSPECTUS

                             ---------------------


     Until March   , 2001, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus.



                               February   , 2001


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

I. RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC, RELIANT ENERGY MARYLAND HOLDINGS, LLC AND RELIANT ENERGY NEW JERSEY HOLDINGS, LLC

     Each of Reliant Energy Mid-Atlantic Power Holdings, LLC, Reliant Energy Maryland Holdings, LLC and Reliant Energy New Jersey Holdings, LLC, or the LLCs, is a Delaware limited liability company. The LLCs are empowered by Section 18-108 of the Limited Liability Company Act of the State of Delaware, or the Delaware LLC Act, subject to the procedures and limitations therein, to indemnify and hold harmless any member or manager from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in each of the LLCs' limited liability company agreements.

     Section 11 of each of the LLCs' respective Limited Liability Company Agreements provides that the respective LLC shall indemnify its respective members, officers, directors or other persons to the full extent permitted by the Delaware LLC Act and that each LLC may enter into agreements with any person that provide for indemnification that is greater or different than that provided in Section 11. The indemnification right provided in Section 11 of each of these agreements includes the right to be paid by each LLC for any expenses incurred in defending or otherwise participating in any proceeding before such proceeding's final disposition.

II. RELIANT ENERGY MID-ATLANTIC POWER SERVICES, INC.

     Reliant Energy Mid-Atlantic Power Services, Inc. is a Delaware corporation. Its Bylaws provide that the corporation shall indemnify to the fullest extent provided by law each person that such law grants the corporation the power to indemnify. The Bylaws also provide that no director of the corporation shall be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to:

     - a breach of the director's duty of loyalty to the corporation or its stockholders

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

     - liability which may be specifically defined by law, or

     - a transaction from which the director derived an improper personal benefit

     Section 145(a) of the Delaware General Corporation Law of the State of Delaware, or DGCL, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities described above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under the standards described above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.


     Section 145 of the DGCL further provides that, to the extent a director or officer of a corporation has been successful in the defense of an action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145. Reliant Energy Mid-Atlantic Power Services, Inc. currently is covered under the directors' and officers' liability insurance policy of Reliant Energy, Incorporated, its indirect parent.


III. RELIANT ENERGY NORTHEAST MANAGEMENT COMPANY

     Reliant Energy Northeast Management Company is a Pennsylvania corporation. Its Bylaws provide that a director shall not be personally liable for monetary damages for any action taken or not taken unless that director has breached or failed to perform the duties of his office under the Pennsylvania Business Corporation Law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The Bylaws further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was a director, officer or employee of the corporation or an agent of the corporation, to the fullest extent permitted by law unless the act or failure to act of such person is determined by the court to have constituted willful misconduct or recklessness. The indemnification rights granted by the Bylaws shall not be deemed exclusive of any other rights granted by statute, agreement or otherwise to any party seeking indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          3.1*           -- Certificate of Formation of Reliant Energy Mid-Atlantic
                            Power Holdings, LLC
          3.2*           -- Limited Liability Company Agreement of Reliant Energy
                            Mid-Atlantic Power Holdings, LLC as of August 1, 2000
          3.3*           -- Certificate of Formation of Reliant Energy Maryland
                            Holdings, LLC
          3.4*           -- Limited Liability Company Agreement of Reliant Energy
                            Maryland Holdings, LLC as of August 22, 2000
          3.5*           -- Articles of Incorporation of Reliant Energy Northeast
                            Management Company
          3.6*           -- Bylaws of Reliant Energy Northeast Management Company as
                            of October 1, 1999
          3.7*           -- Articles of Incorporation of Reliant Energy Mid-Atlantic
                            Power Services, Inc.
          3.8*           -- Bylaws of Reliant Energy Mid-Atlantic Power Services,
                            Inc.
          3.9*           -- Certificate of Formation of Reliant Energy New Jersey
                            Holdings, LLC

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          3.10*          -- Limited Liability Company Agreement of Reliant Energy New
                            Jersey Holdings, LLC as of August 22, 2000
          4.1*           -- Form of 8.554% Series A Exchange Pass Through Certificate
          4.2*           -- Form of 9.237% Series B Exchange Pass Through Certificate
          4.3*           -- Form of 9.681% Series C Exchange Pass Through Certificate
          4.4a*          -- Series A Pass Through Trust Agreement dated as of August
                            24, 2000 between Reliant Energy Mid-Atlantic Power
                            Holding, LLC and Bankers Trust Company, made with respect
                            to the formation of the Series A Pass Through Trust and
                            the issuance of Series A Pass Through Certificates
          4.4b*          -- Schedule identifying substantially identical agreements to Pass Through Trust Agreement constituting Exhibit 4.4a
                            hereto
          4.5a*          -- Participation Agreement dated as of August 24, 2000 among
                            Conemaugh Lessor Genco LLC, as Owner Lessor, Reliant
                            Energy Mid-Atlantic Power Holding, LLC, as Facility
                            Lessee, Wilmington Trust Company, as Lessor Manager,
                            PSEGR Conemaugh Generation, LLC, as Owner Participant,
                            Bankers Trust Company, as Lease Indenture Trustee, and
                            Bankers Trust Company, as Pass Through Trustee
          4.5b*          -- Schedule identifying substantially identical agreements to Participation Agreement constituting Exhibits 4.5a
                            hereto
          4.6a*          -- Facility Lease Agreement dated as of August 24, 2000
                            between Conemaugh Lessor Genco LLC and Reliant Energy
                            Mid-Atlantic Power Holding, LLC
          4.6b*          -- Schedule identifying substantially identical agreements to Facility Lease Agreement constituting Exhibit 4.6a
                            hereto
          4.7a*          -- Pledge and Security Agreement dated as of August 24, 2000 from Reliant Energy Mid-Atlantic Power Holdings, LLC,
                            Reliant Energy Northeast Management Company, Reliant
                            Energy Maryland Holdings, LLC, Reliant Energy New Jersey
                            Holdings, LLC and Reliant Energy Mid-Atlantic Power
                            Services, Inc., as pledgors, to Conemaugh Lessor Genco
                            LLC, assigned from Conemaugh Lessor Genco LLC to Bankers
                            Trust Company
          4.7b*          -- Schedule identifying substantially identical agreements to Pledge and Security Agreement constituting Exhibit
                            4.7a hereto
          4.8a*          -- Lease Indenture of Trust, Mortgage and Security Agreement
                            dated as of August 24, 2000 between Conemaugh Lessor
                            Genco LLC and Bankers Trust Company
          4.8b*          -- Schedule identifying substantially identical agreements to Lease Indenture of Trust constituting Exhibit 4.8a
                            hereto
          4.9*           -- Exchange and Registration Rights Agreement dated as of
                            August 24, 2000 among Reliant Energy Mid-Atlantic Power
                            Holdings, LLC, Reliant Energy Maryland Holdings, LLC,
                            Reliant Energy New Jersey Holdings, LLC, Reliant Energy
                            Northeast Management Company, Reliant Energy Mid-Atlantic
                            Power Services, Inc. and Chase Securities Inc.
          5.1            -- Opinion of Baker Botts L.L.P. as to the legality of the
                            Pass Through Certificates being registered hereby
          8.1            -- Opinion of Baker Botts L.L.P. regarding tax matters
         10.1*           -- Purchase Agreement between REPG, Reliant Energy, Inc.,
                            Sithe Energies, Inc. and Sithe Northeast Generating
                            Company, Inc. dated as of February 19, 2000

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.2a*          -- Keystone Generating Station Operating Agreement dated as of December 1, 1965, amended as of May 8, 1973, February
                            27, 1978, December 1, 1978, June 30, 1983, March 25, 1998
                            and April 3, 1998
         10.2b*          -- Conemaugh Generating Station Operating Agreement dated as of December 1, 1967, amended as of June 4, 1969, May 8,
                            1973, February 27, 1978, December 1, 1978, June 30, 1983,
                            March 25, 1998, April 3, 1998 and November 24, 1999
         10.3a*          -- Keystone Generating Station Memorandum of Owners'
                            Agreement dated as of December 7, 1964
         10.3b*          -- Conemaugh Generating Station Memorandum of Owners'
                            Agreement dated as of August, 1966
         10.3c*          -- Assignment and Reassignment of Owners' Agreements dated as of August 24, 2000 between Reliant Energy Mid-Atlantic
                            Power Holdings, LLC, as assignor, and Conemaugh Lessor
                            Genco, LLC, as assignee
         10.4a*          -- Amended and Restated Interconnection Agreement between
                            Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings
                            LLC and Pennsylvania Electric Company dated as of
                            November 24, 1999
         10.4b*          -- Interconnection Agreement by and among The Conemaugh
                            Station Owners and The Conemaugh Switching Station Owners
                            dated November 19, 1999 for the Conemaugh Generating
                            Station
         10.4c*          -- Schedule identifying substantially identical agreements to Interconnection Agreement constituting Exhibit 10.4b
                            hereto
         10.5a*          -- Amended and Restated Transition Power Purchase Agreement
                            by and between Sithe Energies, Inc., Sithe Pennsylvania
                            Holdings LLC, Sithe Power Marketing, L.P. and
                            Metropolitan Edison Company dated as of November 24, 1999
         10.5b*          -- Schedule identifying substantially identical agreements to Transition Power Purchase Agreement constituting
                            Exhibit 10.5a hereto
         10.6*           -- Support Services Agreement dated as of August 24, 2000
                            among Reliant Energy Power Generation, Inc., Reliant
                            Energy Mid-Atlantic Power Holdings, LLC, Reliant Energy
                            Northeast Management Company, Reliant Energy Maryland
                            Holdings, LLC, Reliant Energy New Jersey Holdings, LLC
                            and Reliant Energy Mid-Atlantic Power Services, Inc.
         10.7*           -- Procurement and Marketing Agreement dated as of August
                            24, 2000 among Reliant Energy Services, Inc., Reliant
                            Energy Mid-Atlantic Power Holdings, LLC, Reliant Energy
                            Maryland Holdings, LLC and Reliant Energy New Jersey
                            Holdings, LLC
         10.8*           -- Amended and Restated Promissory Note by Reliant Energy
                            Mid-Atlantic Power Holdings, LLC to Reliant Energy
                            Northeast Holdings, Inc. in the original principal amount
                            of $961,550,000
         10.9*           -- Revolving Promissory Note dated as of May 12, 2000 by
                            Reliant Energy Mid-Atlantic Power Holdings, LLC to
                            Reliant Energy Northeast Holdings, Inc. in the original
                            principal amount of $30,000,000
         10.10*          -- Revolving Promissory Note dated as of May 12, 2000 by
                            Reliant Energy Northeast Holdings, Inc. to Reliant Energy
                            Power Generation, Inc. in the original principal amount
                            of $30,000,000
         10.11*          -- Funding Agreement dated as of August 24, 2000 between
                            Reliant Energy Resources Corp. and Reliant Energy
                            Northeast Holdings, Inc.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.12*          -- Subordinated Working Capital Facility and Revolving
                            Promissory Note dated as of August 24, 2000 by Reliant
                            Energy Mid-Atlantic Power Holdings, LLC to Reliant Energy
                            Northeast Holdings, Inc. in the original principal amount
                            of $120,000,000
         10.13*          -- Intercreditor Agreement dated as of August 24, 2000 among
                            Conemaugh Lessor Genco, LLC, Keystone Lessor Genco, LLC
                            and Shawville Lessor Genco, LLC
         10.14a*         -- Letter of Credit and Reimbursement Agreement (Conemaugh)
                            dated as of August 24, 2000 among Reliant Energy
                            Mid-Atlantic Power Holdings, LLC, as borrower, Bayerische
                            Hypo-Und Vereinsbank Ag New York Branch, as letter of
                            credit issuer, Banks named therein, as banks, and
                            Bayerische Hypo-Und Vereinsbank Ag New York Branch, as
                            agent
         10.14b*         -- Schedule identifying substantially identical agreements to Letter of Credit and Reimbursement Agreement
                            constituting Exhibit 10.14a hereto
         10.15a*         -- Conemaugh Facility Subsidiary Guaranty dated as of August
                            24, 2000 by Reliant Energy Northeast Management Company,
                            Reliant Energy Maryland Holdings, LLC, Reliant Energy New
                            Jersey Holdings, LLC and Reliant Energy Mid-Atlantic
                            Power Services, Inc.
         10.15b*         -- Schedule identifying substantially identical agreements to Subsidiary Guaranty constituting Exhibit 10.15a hereto
         10.16a*         -- Tax Indemnity Agreement dated as of August 24, 2000
                            between Reliant Energy Mid-Atlantic Power Holdings, LLC
                            and PSEG Conemaugh Generation, LLC
         10.16b*         -- Schedule identifying substantially identical agreements to Tax Indemnity Agreement constituting Exhibit 10.16a
                            hereto
         10.17a*         -- Owner Participant Guarantee dated as of August 24, 2000 by PSEG Resources Inc. (Conemaugh Facility)
         10.17b*         -- Schedule identifying substantially identical agreements to Owner Participant Guarantee constituting Exhibit
                            10.17a hereto
         12.1            -- Statement regarding computation of ratio of earnings to fixed charges
         21.1*           -- Schedule of Subsidiaries
         23.1*           -- Consent of S&W Consultants
         23.2*           -- Consent of PHB Hagler Bailly, Inc.
         23.3            -- Independent Auditors' Consent of Deloitte & Touche LLP
         23.4*           -- Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1 to this registration statement)
         24.1            -- Powers of Attorney
         25.1*           -- Statement of Eligibility of Bankers Trust Company for the
                            Series A, Series B and Series C Pass Through Trust
                            Certificates, on Form T-1
         27.1*           -- Financial Data Schedule -- November 24, 1999 - December
                            31, 1999
         27.2*           -- Financial Data Schedule -- January 1, 2000 - May 11, 2000
         27.3*           -- Financial Data Schedule -- May 12, 2000 - September 30,
                            2000
         99.1            -- Form of Letter of Transmittal
         99.2            -- Form of Notice of Guaranteed Delivery
         99.3            -- Form of Letter to Depository Trust Company Participants
         99.4            -- Form of Letter to Clients


---------------

* Previously filed.

ITEM 22. UNDERTAKINGS

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)

          (1) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The registrants undertake that every prospectus (i) that is filed pursuant to paragraph (b)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on February 9, 2001.


                                            RELIANT ENERGY MID-ATLANTIC POWER
                                            HOLDINGS, LLC


                                            By           JOHN H. STOUT*

                                             -----------------------------------
                                                        John H. Stout
                                             Vice President and General Manager


                                            By    /s/ JAMES E. HAMMELMAN

                                             -----------------------------------

                                                     James E. Hammelman


                                                      Attorney in Fact



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                   JOHN H. STOUT*                      Vice President and General     February 9, 2001
-----------------------------------------------------    Manager (principal
                    John H. Stout                        executive officer)

               /s/ JAMES E. HAMMELMAN                  Treasurer (principal           February 9, 2001
-----------------------------------------------------    financial officer and
                 James E. Hammelman                      principal accounting
                                                         officer)

                  JOE BOB PERKINS*                     Member of Management           February 9, 2001
-----------------------------------------------------    Committee
                   Joe Bob Perkins

                   DAVID G. TEES*                      Member of Management           February 9, 2001
-----------------------------------------------------    Committee
                    David G. Tees

               /s/ JAMES E. HAMMELMAN
-----------------------------------------------------
                 James E. Hammelman
                  Attorney in Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on February 9, 2001.


                                            RELIANT ENERGY MARYLAND
                                            HOLDINGS, LLC


                                            By           JOHN H. STOUT*

                                             -----------------------------------
                                                        John H. Stout
                                             Vice President and General Manager


                                               By  /s/ JAMES E. HAMMELMAN

                                               ---------------------------------

                                                      James E. Hammelman


                                                       Attorney in Fact



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                    TITLE                    DATE
-----------------------------------------------------  -----------------------------  -----------------

                   JOHN H. STOUT*                      Vice President and General     February 9, 2001
-----------------------------------------------------    Manager (principal
                    John H. Stout                        executive officer)

               /s/ JAMES E. HAMMELMAN                  Treasurer (principal           February 9, 2001
-----------------------------------------------------    financial officer and
                 James E. Hammelman                      principal accounting
                                                         officer)

                  JOE BOB PERKINS*                     Member of Management           February 9, 2001
-----------------------------------------------------    Committee
                   Joe Bob Perkins

                   DAVID G. TEES*                      Member of Management           February 9, 2001
-----------------------------------------------------    Committee
                    David G. Tees

               /s/ JAMES E. HAMMELMAN
-----------------------------------------------------
                 James E. Hammelman
                  Attorney in Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on February 9, 2001.


                                            RELIANT ENERGY NORTHEAST
                                            MANAGEMENT COMPANY


                                            By           JOHN H. STOUT*

                                             -----------------------------------
                                                        John H. Stout
                                             Vice President and General Manager


                                               By  /s/ JAMES E. HAMMELMAN

                                               ---------------------------------

                                                      James E. Hammelman


                                                       Attorney in Fact



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                   JOHN H. STOUT*                      Vice President and General     February 9, 2001
-----------------------------------------------------    Manager (principal
                    John H. Stout                        executive officer)

               /s/ JAMES E. HAMMELMAN                  Treasurer (principal           February 9, 2001
-----------------------------------------------------    financial officer and
                 James E. Hammelman                      principal accounting
                                                         officer)

                  JOE BOB PERKINS*                     Director                       February 9, 2001
-----------------------------------------------------
                   Joe Bob Perkins

                   DAVID G. TEES*                      Director                       February 9, 2001
-----------------------------------------------------
                    David G. Tees

               /s/ JAMES E. HAMMELMAN
-----------------------------------------------------
                 James E. Hammelman
                  Attorney in Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on February 9, 2001.


                                            RELIANT ENERGY MID-ATLANTIC POWER
                                            SERVICES, INC.


                                            By           JOHN H. STOUT*

                                             -----------------------------------
                                                        John H. Stout
                                             Vice President and General Manager


                                               By  /s/ JAMES E. HAMMELMAN

                                               ---------------------------------

                                                      James E. Hammelman


                                                       Attorney in Fact



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                   JOHN H. STOUT*                      Vice President and General     February 9, 2001
-----------------------------------------------------    Manager (principal
                    John H. Stout                        executive officer)

               /s/ JAMES E. HAMMELMAN                  Treasurer (principal           February 9, 2001
-----------------------------------------------------    financial officer and
                 James E. Hammelman                      principal accounting
                                                         officer)

                  JOE BOB PERKINS*                     Director                       February 9, 2001
-----------------------------------------------------
                   Joe Bob Perkins

                    DAVID G. TEES                      Director                       February 9, 2001
-----------------------------------------------------
                    David G. Tees

               /s/ JAMES E. HAMMELMAN
-----------------------------------------------------
                 James E. Hammelman
                  Attorney in Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on February 9, 2001.


                                            RELIANT ENERGY NEW JERSEY HOLDINGS,
                                            LLC


                                            By           JOHN H. STOUT*

                                             -----------------------------------
                                                       John H. Stout
                                             Vice President and General Manager


                                            By    /s/ JAMES E. HAMMELMAN

                                             -----------------------------------

                                                     James E. Hammelman


                                                      Attorney in Fact



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                   JOHN H. STOUT*                      Vice President and General     February 9, 2001
-----------------------------------------------------    Manager (principal
                    John H. Stout                        executive officer)

               /s/ JAMES E. HAMMELMAN                  Treasurer (principal           February 9, 2001
-----------------------------------------------------    financial officer and
                 James E. Hammelman                      principal accounting
                                                         officer)

                  JOE BOB PERKINS*                     Member of Management           February 9, 2001
-----------------------------------------------------    Committee
                   Joe Bob Perkins

                   DAVID G. TEES*                      Member of Management           February 9, 2001
-----------------------------------------------------    Committee
                    David G. Tees

               /s/ JAMES E. HAMMELMAN
-----------------------------------------------------
                 James E. Hammelman
                  Attorney in Fact

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          3.1            -- Certificate of Formation of Reliant Energy Mid-Atlantic
                            Power Holdings, LLC
          3.2            -- Limited Liability Company Agreement of Reliant Energy
                            Mid-Atlantic Power Holdings, LLC as of August 1, 2000
          3.3            -- Certificate of Formation of Reliant Energy Maryland
                            Holdings, LLC
          3.4            -- Limited Liability Company Agreement of Reliant Energy
                            Maryland Holdings, LLC as of August 22, 2000
          3.5            -- Articles of Incorporation of Reliant Energy Northeast
                            Management Company
          3.6            -- Bylaws of Reliant Energy Northeast Management Company as
                            of October 1, 1999
          3.7            -- Articles of Incorporation of Reliant Energy Mid-Atlantic
                            Power Services, Inc.
          3.8            -- Bylaws of Reliant Energy Mid-Atlantic Power Services,
                            Inc.
          3.9            -- Certificate of Formation of Reliant Energy New Jersey
                            Holdings, LLC
          3.10           -- Limited Liability Company Agreement of Reliant Energy New
                            Jersey Holdings, LLC as of August 22, 2000
          4.1            -- Form of 8.554% Series A Exchange Pass Through Certificate
          4.2            -- Form of 9.237% Series B Exchange Pass Through Certificate
          4.3            -- Form of 9.681% Series C Exchange Pass Through Certificate
          4.4a           -- Series A Pass Through Trust Agreement dated as of August
                            24, 2000 between Reliant Energy Mid-Atlantic Power
                            Holding, LLC and Bankers Trust Company, made with respect
                            to the formation of the Series A Pass Through Trust and
                            the issuance of Series A Pass Through Certificates
          4.4b           -- Schedule identifying substantially identical agreements to Pass Through Trust Agreement constituting Exhibit 4.4a
                            hereto
          4.5a           -- Participation Agreement dated as of August 24, 2000 among
                            Conemaugh Lessor Genco LLC, as Owner Lessor, Reliant
                            Energy Mid-Atlantic Power Holding, LLC, as Facility
                            Lessee, Wilmington Trust Company, as Lessor Manager,
                            PSEGR Conemaugh Generation, LLC, as Owner Participant,
                            Bankers Trust Company, as Lease Indenture Trustee, and
                            Bankers Trust Company, as Pass Through Trustee
          4.5b           -- Schedule identifying substantially identical agreements to Participation Agreement constituting Exhibits 4.5a
                            hereto
          4.6a           -- Facility Lease Agreement dated as of August 24, 2000
                            between Conemaugh Lessor Genco LLC and Reliant Energy
                            Mid-Atlantic Power Holding, LLC
          4.6b           -- Schedule identifying substantially identical agreements to Facility Lease Agreement constituting Exhibit 4.6a
                            hereto
          4.7a           -- Pledge and Security Agreement dated as of August 24, 2000 from Reliant Energy Mid-Atlantic Power Holdings, LLC,
                            Reliant Energy Northeast Management Company, Reliant
                            Energy Maryland Holdings, LLC, Reliant Energy New Jersey
                            Holdings, LLC and Reliant Energy Mid-Atlantic Power
                            Services, Inc., as pledgors, to Conemaugh Lessor Genco
                            LLC, assigned from Conemaugh Lessor Genco LLC to Bankers
                            Trust Company
          4.7b           -- Schedule identifying substantially identical agreements to Pledge and Security Agreement constituting Exhibit
                            4.7a hereto
          4.8a           -- Lease Indenture of Trust, Mortgage and Security Agreement
                            dated as of August 24, 2000 between Conemaugh Lessor
                            Genco LLC and Bankers Trust Company
          4.8b           -- Schedule identifying substantially identical agreements to Lease Indenture of Trust constituting Exhibit 4.8a
                            hereto

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          4.9            -- Exchange and Registration Rights Agreement dated as of
                            August 24, 2000 among Reliant Energy Mid-Atlantic Power
                            Holdings, LLC, Reliant Energy Maryland Holdings, LLC,
                            Reliant Energy New Jersey Holdings, LLC, Reliant Energy
                            Northeast Management Company, Reliant Energy Mid-Atlantic
                            Power Services, Inc. and Chase Securities Inc.
          5.1            -- Form of opinion of Baker Botts L.L.P. as to the legality of the Pass Through Certificates being registered hereby
          8.1            -- Form of opinion of Baker Botts L.L.P. regarding tax
                            matters
         10.1            -- Purchase Agreement between REPG, Reliant Energy, Inc.,
                            Sithe Energies, Inc. and Sithe Northeast Generating
                            Company, Inc. dated as of February 19, 2000
         10.2a           -- Keystone Generating Station Operating Agreement dated as of December 1, 1965, amended as of May 8, 1973, February
                            27, 1978, December 1, 1978, June 30, 1983, March 25, 1998
                            and April 3, 1998
         10.2b           -- Conemaugh Generating Station Operating Agreement dated as of December 1, 1967, amended as of June 4, 1969, May 8,
                            1973, February 27, 1978, December 1, 1978, June 30, 1983,
                            March 25, 1998, April 3, 1998 and November 24, 1999
         10.3a           -- Keystone Generating Station Memorandum of Owners'
                            Agreement dated as of December 7, 1964
         10.3b           -- Conemaugh Generating Station Memorandum of Owners'
                            Agreement dated as of August, 1966
         10.3c           -- Assignment and Reassignment of Owners' Agreements dated as of August 24, 2000 between Reliant Energy Mid-Atlantic
                            Power Holdings, LLC, as assignor, and Conemaugh Lessor
                            Genco, LLC, as assignee
         10.4a           -- Amended and Restated Interconnection Agreement between
                            Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings
                            LLC and Pennsylvania Electric Company dated as of
                            November 24, 1999
         10.4b           -- Interconnection Agreement by and among The Conemaugh
                            Station Owners and The Conemaugh Switching Station Owners
                            dated November 19, 1999 for the Conemaugh Generating
                            Station
         10.4c           -- Schedule identifying substantially identical agreements to Interconnection Agreement constituting Exhibit 10.4b
                            hereto
         10.5a           -- Amended and Restated Transition Power Purchase Agreement
                            by and between Sithe Energies, Inc., Sithe Pennsylvania
                            Holdings LLC, Sithe Power Marketing, L.P. and
                            Metropolitan Edison Company dated as of November 24, 1999
         10.5b           -- Schedule identifying substantially identical agreements to Transition Power Purchase Agreement constituting
                            Exhibit 10.5a hereto
         10.6            -- Support Services Agreement dated as of August 24, 2000
                            among Reliant Energy Power Generation, Inc., Reliant
                            Energy Mid-Atlantic Power Holdings, LLC, Reliant Energy
                            Northeast Management Company, Reliant Energy Maryland
                            Holdings, LLC, Reliant Energy New Jersey Holdings, LLC
                            and Reliant Energy Mid-Atlantic Power Services, Inc.
         10.7            -- Procurement and Marketing Agreement dated as of August
                            24, 2000 among Reliant Energy Services, Inc., Reliant
                            Energy Mid-Atlantic Power Holdings, LLC, Reliant Energy
                            Maryland Holdings, LLC and Reliant Energy New Jersey
                            Holdings, LLC
         10.8            -- Amended and Restated Promissory Note by Reliant Energy
                            Mid-Atlantic Power Holdings, LLC to Reliant Energy
                            Northeast Holdings, Inc. in the original principal amount
                            of $961,550,000
         10.9            -- Revolving Promissory Note dated as of May 12, 2000 by
                            Reliant Energy Mid-Atlantic Power Holdings, LLC to
                            Reliant Energy Northeast Holdings, Inc. in the original
                            principal amount of $30,000,000

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.10*          -- Revolving Promissory Note dated as of May 12, 2000 by
                            Reliant Energy Northeast Holdings, Inc. to Reliant Energy
                            Power Generation, Inc. in the original principal amount
                            of $30,000,000
         10.11*          -- Funding Agreement dated as of August 24, 2000 between
                            Reliant Energy Resources Corp. and Reliant Energy
                            Northeast Holdings, Inc.
         10.12*          -- Subordinated Working Capital Facility and Revolving
                            Promissory Note dated as of August 24, 2000 by Reliant
                            Energy Mid-Atlantic Power Holdings, LLC to Reliant Energy
                            Northeast Holdings, Inc. in the original principal amount
                            of $120,000,000
         10.13*          -- Intercreditor Agreement dated as of August 24, 2000 among
                            Conemaugh Lessor Genco, LLC, Keystone Lessor Genco, LLC
                            and Shawville Lessor Genco, LLC
         10.14a*         -- Letter of Credit and Reimbursement Agreement (Conemaugh)
                            dated as of August 24, 2000 among Reliant Energy
                            Mid-Atlantic Power Holdings, LLC, as borrower, Bayerische
                            Hypo-Und Vereinsbank Ag New York Branch, as letter of
                            credit issuer, Banks named therein, as banks, and
                            Bayerische Hypo-Und Vereinsbank Ag New York Branch, as
                            agent
         10.14b*         -- Schedule identifying substantially identical agreements to Letter of Credit and Reimbursement Agreement
                            constituting Exhibit 10.14a hereto
         10.15a*         -- Conemaugh Facility Subsidiary Guaranty (LOC Reimbursement
                            Agreement) dated as of August 24, 2000 by Reliant Energy
                            Northeast Management Company, Reliant Energy Maryland
                            Holdings, LLC, Reliant Energy New Jersey Holdings, LLC
                            and Reliant Energy Mid-Atlantic Power Services, Inc.
         10.15b*         -- Schedule identifying substantially identical agreements to Subsidiary Guaranty constituting Exhibit 10.15a hereto
         10.16a*         -- Tax Indemnity Agreement dated as of August 24, 2000
                            between Reliant Energy Mid-Atlantic Power Holdings, LLC
                            and PSEG Conemaugh Generation, LLC
         10.16b*         -- Schedule identifying substantially identical agreements to Tax Indemnity Agreement constituting Exhibit 10.16a
                            hereto
         10.17a*         -- Owner Participant Guarantee dated as of August 24, 2000 by PSEG Resources Inc. (Conemaugh Facility)
         10.17b*         -- Schedule identifying substantially identical agreements to Owner Participant Guarantee constituting Exhibit
                            10.17a hereto
         12.1            -- Statement regarding computation of ratio of earnings to fixed charges
         21.1*           -- Schedule of Subsidiaries
         23.1*           -- Consent of S&W Consultants
         23.2*           -- Consent of PHB Hagler Bailly, Inc.
         23.3            -- Independent Auditors' Consent of Deloitte & Touche LLP
         23.4*           -- Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1 to this registration statement)
         24.1            -- Powers of Attorney
         25.1*           -- Statement of Eligibility of Bankers Trust Company for the
                            Series A, Series B and Series C Pass Through Trust
                            Certificates, on Form T-1
         27.1*           -- Financial Data Schedule -- November 24, 1999 - December
                            31, 1999
         27.2*           -- Financial Data Schedule -- January 1, 2000 - May 11, 2000
         27.3*           -- Financial Data Schedule -- May 12, 2000 - September 30,
                            2000
         99.1            -- Form of Letter of Transmittal
         99.2            -- Form of Notice of Guaranteed Delivery

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         99.4*           -- Form of Letter to Clients

---------------
* To be filed by amendment.